As filed with the Securities and Exchange Commission on November 3, 2023.
Registration No. 333-273553

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Psyence Biomedical Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
121 Richmond Street West
Penthouse Suite 1300
Toronto, Ontario M5H 2K1
+1 (416) 346-7764
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ari Edelman McDermott Will & Emery LLP One Vanderbilt Avenue New York, New York 10017 (212) 547-5400	Douglas S. Ellenoff Stuart Neuhauser Benjamin S. Reichel Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the share offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
PRELIMINARY PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF NEWCOURT ACQUISITION CORP AND PROSPECTUS FOR ORDINARY SHARES AND WARRANTS OF PSYENCE BIOMEDICAL LTD.
SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2023
Newcourt Acquisition Corp
2201 Broadway
Suite 705
Oakland, California 94612
Dear Newcourt Acquisition Corp Shareholders:
You are cordially invited to attend the extraordinary general meeting of Newcourt Acquisition Corp, which we refer to as “we,” “us,” “our,” or “NCAC,” on          2023 at         Eastern time, at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. You may attend the extraordinary general meeting and vote your shares electronically during the extraordinary general meeting via live webcast by visiting          . At the extraordinary general meeting, our shareholders will be asked to consider and vote upon a proposal, which we refer to as the “Business Combination Proposal,” to approve and adopt the Amended and Restated Business Combination Agreement, dated July 31, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among NCAC, Newcourt SPAC Sponsor LLC, a Delaware limited liability company (“Sponsor”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (“Parent”), Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Pubco”), Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of Pubco (“Merger Sub”), Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada, and Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada (“Psyence”), and the Business Combination (defined below) contemplated thereby. The Business Combination Agreement supersedes a business combination agreement, entered into on January 9, 2023 by and among, NCAC, the Sponsor, Parent and Psyence Biomed Corp.
Pursuant to the Business Combination Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which, among other things, (i) Parent will contribute Psyence to Pubco in a share for share exchange (the “Company Exchange”) and (ii) immediately following the Company Exchange, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger (the “Merger”) and each outstanding ordinary share of NCAC will convert into the right to receive one common share of Pubco (“Pubco Common Share”).
NCAC’s Class A ordinary shares, units and warrants are currently listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “NCAC,” “NCACU” and “NCACW,” respectively. Pubco intends to apply to list the Pubco Common Shares and Pubco’s public warrants (the “Pubco Public Warrants”) on Nasdaq in connection with the Closing. We cannot assure you that the Pubco Common Shares or the Pubco Public Warrants will be approved for listing on Nasdaq. If Pubco fails to meet the initial listing requirements and Nasdaq does not list the Pubco Common Shares, the related closing condition may be waived by the parties in order to consummate the Business Combination. As such, you will lack certainty concerning Pubco’s listing when deciding how to vote your shares and whether or not you will elect to redeem your shares.
We are providing this proxy statement/prospectus and accompanying proxy cards to our shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting of shareholders and at any adjournments or postponements of the extraordinary general meeting of shareholders. Whether or not you plan to attend the extraordinary general meeting, we urge you to read this proxy statement/prospectus (and any documents incorporated into this proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors,” beginning on page 42.
Our board of directors has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that our shareholders vote FOR all of the proposals presented to our shareholders. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that certain of our directors and our officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination — Interests of NCAC’s Directors and Officers in the Business Combination.”
On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
Marc Balkin Chief Executive Officer and Director
, 2023
This proxy statement/prospectus is dated            , 2023 and is first being mailed to the shareholders of NCAC on or about that date.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Newcourt Acquisition Corp
2201 Broadway
Suite 705
Oakland, California 94612
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON                 , 2023
To the Shareholders of Newcourt Acquisition Corp:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “special meeting”) of Newcourt Acquisition Corp, a Cayman Islands exempted company (“NCAC”), will be held on                 , 2023, at                 , Eastern time, at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. You may attend the special meeting and vote your shares electronically during the special meeting via live webcast by visiting        . You are cordially invited to attend the special meeting for the following purposes:

(1)
The Business Combination Proposal: to consider and vote upon a proposal, by ordinary resolution, to approve and adopt the Amended and Restated Business Combination Agreement, dated as of July 31, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among NCAC, Newcourt SPAC Sponsor LLC, a Delaware limited liability company (“Sponsor”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (“Parent”), Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Pubco”), Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of Pubco (“Merger Sub”), Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada, and Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada (“Psyence”), pursuant to which each of the following transactions will occur in the following order:

•
Parent will contribute Psyence to Pubco in a share for share exchange (the “Company Exchange”); and

•
immediately following the Company Exchange, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger (the “Merger”) and each outstanding ordinary share of NCAC (“NCAC Ordinary Shares”) will convert into the right to receive one common share of Pubco (“Pubco Common Share”).

(2)
The Merger Proposal: to approve, by special resolution:

a.
NCAC be authorized to merge with Merger Sub, so that NCAC be the surviving company and all undertaking, property and liabilities of Merger Sub vest in NCAC by virtue of the Merger in accordance with the Business Combination Agreement and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”);

b.
the Plan of Merger in the form attached to the accompanying proxy statement/prospectus as Annex D (the “Plan of Merger”), pursuant to which NCAC will merge with Merger Sub, with NCAC being the surviving company; and

c.
NCAC be authorized to enter into the Plan of Merger;

(3)
The Organizational Documents Proposal: to consider and vote upon a proposal to approve, by special resolution under Cayman Islands law, assuming the Business Combination Proposal and Merger Proposal are approved and adopted, the approval of the articles of incorporation and amended and restated by-laws (together, the “Proposed Articles”) of Pubco, which, if approved, would take effect at the time of the Closing (we refer to this proposal as the “Organizational Documents Proposal”);

(4)
The Advisory Articles Proposals: to consider and vote, on an advisory and non-binding basis, on three separate sub-proposals to approve certain governance provisions in the Proposed Articles.

These separate votes are not otherwise required by under Cayman Islands law, separate and apart from the Organizational Documents Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions (we refer to these proposals as the “Advisory Articles Proposals”)
a.
Advisory Articles Proposal 4A: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish the authorized capital of Pubco to consist of an unlimited number of common shares.

b.
Advisory Articles Proposal 4B: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish Pubco’s corporate name as “Psyence Biomedical Ltd.”

c.
Advisory Articles Proposal 4C: To approve, on an advisory and non-binding basis, the exclusion from the Proposed Articles of certain provisions related to NCAC’s status as a blank check company that will not apply to Pubco upon consummation of the Business Combination.

(5)
The Incentive Plan Proposal: to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, the Pubco 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex E (we refer to this proposal as the “Incentive Plan Proposal”);

(6)
The Director Proposal: to consider and vote upon, by ordinary resolution, the appointment of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the Pubco Board (we refer to this proposal as the “Director Proposal”); and

(7)
The Shareholder Adjournment Proposal: to consider and vote upon a proposal, by ordinary resolution, to adjourn the special meeting to a later date or dates, if necessary or appropriate, as determined by the NCAC Board (the “Shareholder Adjournment Proposal”).

Only holders of record of NCAC Ordinary Shares at the close of business on                 , 2023 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.
Pursuant to NCAC’s amended and restated memorandum and articles of association (the “Amended and Restated Articles”), we are providing the holders (the “NCAC Public Shareholders”) of NCAC’s Class A ordinary shares issued as part of the units sold in NCAC’s initial public offering (the “NCAC Public Shares”) with the opportunity to redeem their NCAC Public Shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of NCAC’s initial public offering (the “IPO”) calculated as of two business days prior to the consummation of the business combination contemplated by the Business Combination Agreement (the “Business Combination”), including interest earned on the funds held in the trust account (such interest shall be net of taxes payable) and not previously released to us to pay our taxes, divided by the number of then issued and outstanding NCAC Public Shares. For illustrative purposes, based on funds in the trust account of approximately $      on      , 2023, the record date, the estimated per share redemption price would have been approximately $      (net of taxes payable). The NCAC Public Shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal and any of the other proposals presented. A NCAC Public Shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the NCAC Public Shares. Holders of our outstanding warrants to purchase NCAC Public Shares (the “Public Warrants”) do not have redemption rights with respect to such warrants in connection with the Business Combination. NCAC’s Class B ordinary shares (which were converted into Class A ordinary shares of NCAC on a one-for-one basis and which we refer to as the “NCAC Class B Ordinary Shares”) will be excluded from the pro rata calculation used to determine the per-share redemption price.
Currently, Newcourt SPAC Sponsor LLC (the “Sponsor”) owns approximately 84.8% of the issued and outstanding NCAC Ordinary Shares, consisting of 100% of the NCAC Class B Ordinary Shares. Carl

Linde is the ultimate controlling person of Tabula Rasa, the sole manager of the Sponsor. NCAC’s officers and directors are also members of the Sponsor, and accordingly have an indirect, economic interest in the Sponsor.
The Sponsor has agreed to waive its redemption rights with respect to its NCAC Class A Ordinary Shares for no consideration. The Sponsor and NCAC’s officers and directors have agreed to vote their NCAC Ordinary Shares, which represent approximately 84.8% of the issued and outstanding NCAC Ordinary Shares as of the date hereof, in favor of the Business Combination Proposal. As a result, the Sponsor owns a sufficient number of shares to approve all of the proposals, even if no other shares are voted in favor of such proposals.
The Merger Proposal will be consummated only if approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the NCAC Ordinary Shares who, being present and entitled to vote at the special meeting, vote in favor of the Merger Proposal at the special meeting.
Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the special meeting. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. You may also submit a proxy by telephone or via the internet by following the instructions printed on your proxy card. If you are a holder of record of NCAC Public Shares, you may also cast your vote in person at the special meeting.
If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. A failure to vote your shares will have no effect on the approval the proposals.
If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have no effect on the outcome of the proposals.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement/prospectus carefully. The special meeting will be held in person at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017. You may attend the special meeting and vote your shares electronically during the special meeting via live webcast by visiting        . If you have any questions or need assistance voting your shares, please call our proxy solicitor, Advantage Proxy, at (877) 870-8565 or (206) 870-8565.
By Order of the Board of Directors,

Marc Balkin
Chief Executive Officer and Director
    , 2023

i

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Pubco, constitutes a prospectus of Pubco under Section 5 of the Securities Act, with respect to the Pubco Common Shares to be issued to the NCAC shareholders, the Pubco Public Warrants to be issued to NCAC warrant holders and the Pubco Common Shares underlying such Pubco Public Warrants, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the special meeting at which NCAC shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.
This document does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it would be unlawful to make such offer.
This proxy statement/prospectus includes trademarks, tradenames and service marks, certain of which belong to NCAC or Psyence and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this proxy statement/prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we or Psyence will not assert our or their rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
MARKET AND INDUSTRY DATA
In this proxy statement/prospectus, we present industry data, information and statistics regarding Psyence’s industry, business and the markets in which Psyence competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with Psyence’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Psyence’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Psyence Biomed Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information About Psyence” and other sections of this proxy statement/prospectus.
Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted and reproduced industry data from these sources, we have not independently verified the data. Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS
Key Business and Business Combination Related Terms
Unless otherwise stated or unless the context otherwise requires in this document:
“Amended and Restated Articles” means NCAC’s amended and restated memorandum and articles of association, as amended.
“Ancillary Agreements” means the Lock-up Agreements, the Sponsor Support Agreement, the Parent Support Agreement and each other agreement, instrument and certificate required by, necessary or appropriate to, or contemplated in connection with, the Business Combination Agreement to be executed by any of the parties or their affiliates.
“Backstop Shares” means the up to 3,000,000 NCAC Class B Ordinary Shares that the Sponsor may transfer for reduction of any deferred underwriting fees, or to transfer to non-affiliated investors providing backstop financing, non-redemption agreements or other financial support in connection with the Business Combination. Any Backstop Shares not utilized as envisaged above will be subject to forfeiture by the Sponsor and cancelled.
“Business Combination” means the business combination transaction pursuant to which, among other things, (i) Parent will contribute Psyence to Pubco in a share for share exchange and (ii) immediately thereafter, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger and each outstanding NCAC Ordinary Share will convert into the right to receive one Pubco Common Share.
“Business Combination Agreement” means the Amended and Restated Business Combination Agreement, dated as of July 31, 2023, as amended, supplemented, or otherwise modified from time to time, by and among NCAC, Sponsor, Parent, Pubco, Merger Sub, Psyence Biomed Corp. and Psyence.
“Business Combination Proposal” means the proposal to approve the adoption of the Business Combination Agreement and the Business Combination.
“Cantor” means Cantor Fitzgerald & Co., the underwriter of the IPO.
“CCM” means Cohen & Company Capital Markets, a division of J.V.B. Financial Group LLC, an affiliate of a passive member of the Sponsor.
“Closing” means the consummation of the Business Combination.
“Closing Date” means the date upon which the Closing is to occur.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Exchange” means the exchange in which Parent will contribute Psyence to Pubco in a share for share exchange.
“Continental” means Continental Stock Transfer & Trust Company, NCAC’s transfer agent and warrant agent.
“Effective Time” means the effective time of the Merger.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Extension” means the six-month extension to July 22, 2023 for NCAC to complete an initial business combination.
“First Extension Note” means the non-interest bearing, unsecured promissory note payable upon consummation of the Business Combination by NCAC of up to $495,000 (representing a deposit of $0.055 per NCAC Public Share to the Trust Account) for the First Extension.
“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board.
“IPO” means NCAC’s initial public offering of NCAC Public Units, consummated on October 22, 2021.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Lock-Up Agreements” means the agreements by which the Sponsor will agree that all NCAC Class B Ordinary Shares (and all shares of Pubco acquired in respect thereof) are locked-up until the earlier of (i) the date that is six (6) months after the Closing and (ii) subsequent to the Closing, the date on which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in Pubco’s public shareholders having the right to exchange their Pubco Common Shares for cash, securities or other property.
“Merger” means the merger in which Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger and each outstanding NCAC Ordinary Share will convert into the right to receive one Pubco Common Share.
“Merger Sub” means Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of Pubco.
“Nasdaq” means The Nasdaq Stock Market LLC.
“NCAC” means Newcourt Acquisition Corp, a Cayman Islands exempted company.
“NCAC Class A Ordinary Shares” means NCAC’s Class A ordinary shares, par value $0.0001 per share.
“NCAC Class B Ordinary Shares” means NCAC’s Class B Ordinary Shares, par value $0.0001 per share, which were converted into NCAC Class A Ordinary Shares on a one-for-one-basis on October 20, 2023.
“NCAC Ordinary Shares” means the NCAC Public Shares and the NCAC Class B Ordinary Shares, collectively.
“NCAC Private Placement Shares” means the NCAC Class A Ordinary Shares underlying the NCAC Private Placement Units.
“NCAC Private Placement Units” means the units, each unit consisting of one NCAC Private Placement Share and one-half of one NCAC Private Placement Warrant, purchased in a private placement in connection with the IPO.
“NCAC Private Placement Warrants” means the warrants to purchase NCAC Public Shares underlying the NCAC Private Placement Units.
“NCAC Public Shareholders” means the holders of NCAC Public Shares.
“NCAC Public Shares” means NCAC Class A Ordinary Shares issued as part of the NCAC Public Units sold in the IPO.
“NCAC Public Units” means the 25,000,000 units issued in connection with the IPO, each of which consists of one NCAC Class A Ordinary Share and one-half of one NCAC Public Warrant.
“NCAC Public Warrants” means the warrants included in the NCAC Public Units sold in the IPO, each of which is exercisable for one NCAC Class A Ordinary Share, in accordance with its terms.
“NCAC Shareholder Redemption” means the opportunity of NCAC Public Shareholders to redeem NCAC Public Shares by tendering such shares for redemption in accordance with NCAC’s organizational documents.
“NCAC Units” means the NCAC Public Units, the NCAC Private Placement Units and, if issued, the NCAC Working Capital Units.

“NCAC Warrants” means the NCAC Public Warrants, the NCAC Private Placement Warrants and, if issued, the NCAC Working Capital Warrants.
“NCAC Working Capital Shares” means the NCAC Class A Ordinary Shares underlying the NCAC Working Capital Units.
“NCAC Working Capital Units” means the units issuable upon conversion of the Promissory Note at a price of $10.00 per unit, with such units being identical to the NCAC Private Placement Units.
“NCAC Working Capital Warrants” means the warrants underlying the NCAC Working Capital Units, with such warrants being identical to the NCAC Private Placement Warrants.
“OBCA” means the Business Corporations Act (Ontario).
“Original Business Combination Agreement” means that certain Business Combination Agreement entered into on January 9, 2023 by and among, NCAC, the Sponsor, Parent and Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada.
“Parent” means Psyence Group Inc., a corporation organized under the laws of Ontario, Canada.
“Parent Support Agreement” means the agreement pursuant to which such shareholders of the Parent will agree to, among other things, vote in favor of the Business Combination and the transactions contemplated by the Business Combination Agreement.
“PCAOB” means the Public Company Accounting Oversight Board.
“Promissory Note” means the promissory note issued by NCAC to the Sponsor on January 17, 2023, pursuant to which NCAC may borrow up to an aggregate principal amount of $1,000,000.
“Psyence” means Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada.
“Psyence Common Shares” means the shares of common stock of Psyence.
“Pubco” means Psyence Biomedical, Ltd., a corporation organized under the laws of Ontario, Canada.
“Pubco Common Shares” means the shares of common stock of Pubco.
“Pubco Public Warrants” means the former NCAC Warrants converted at the Effective Time into a right to acquire one Pubco Common Share on substantially the same terms as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement.
“Pubco Securities” means Pubco Common Shares and Pubco Public Warrants, collectively.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Extension” means the six-month extension to January 24, 2024 for NCAC to complete an initial business combination.
“Second Extension Note” means the non-interest bearing, unsecured promissory note payable upon consummation of the Business Combination by NCAC of up to $750,000 for the Second Extension and operating costs.
“Securities Act” means the Securities Act of 1933, as amended.
“Shareholder Adjournment Proposal” means a proposal to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, as determined by the NCAC Board.
“Sponsor” means Newcourt SPAC Sponsor LLC, a Delaware limited liability company.
“Sponsor Support Agreement” means the support agreement to be entered into by the Sponsor, and the officers and directors of NCAC, in their capacities as shareholders of NCAC, NCAC and Psyence,

pursuant to which such shareholders of NCAC will agree to, among other things, vote in favor of the Business Combination and other related matters.
“Treasury Regulations” means the regulations, including proposed and temporary regulations, promulgated under the Code.
“Trust Account” means the trust account that holds the net proceeds of the sale of the NCAC Public Units in the IPO and the sale of the NCAC Private Placement Units.
“Underwriting Agreement” means the Underwriting Agreement, dated October 19, 2021, entered into at the time of the IPO by and between NCAC and Cantor.
“Warrant Agreement” means the warrant agreement, dated October 19, 2021, by and between NCAC and Continental Stock Transfer & Trust Company, as warrant agent, governing NCAC’s outstanding warrants.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to NCAC’s shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the financial statements and annexes attached hereto and the other documents referred to herein.
Questions and Answers About the Special Meeting of NCAC’s Shareholders and the Related Proposals
Q.
Why am I receiving this proxy statement/prospectus?

A.
NCAC has entered into the Business Combination Agreement with NCAC, Sponsor, Parent, Pubco, Merger Sub and Psyence, which provides for the Business Combination in which, among other transactions, Psyence will become a direct wholly-owned subsidiary of Pubco, and NCAC will become a direct wholly-owned subsidiary of Pubco. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

The consideration to be paid to the Parent will be equal to an aggregate of 5,000,000 Pubco Common Shares. In addition, at the Effective Time, each NCAC Ordinary Share will be cancelled and automatically deemed for all purposes to represent the right to receive one Pubco Common Share. At the Effective Time, each of NCAC’s warrants that are outstanding immediately prior to the Effective Time will, pursuant to and in accordance with the Warrant Agreement, automatically and irrevocably be modified to provide that such warrant will no longer entitle the holder thereof to purchase the number of NCAC Ordinary Shares set forth therein and in substitution thereof such warrant will entitle the holder thereof to acquire the same number of Pubco Common Shares per warrant on the same terms. Please see “The Business Combination Agreement” for further information.
NCAC shareholders are being asked to consider and vote upon the Business Combination Proposal to approve the adoption of the Business Combination Agreement, the Business Combination, the Merger Proposal to approve the Merger and the Plan of Merger, among other proposals at the special meeting. You are receiving this proxy statement/prospectus because you hold NCAC Ordinary Shares as of the record date for the special meeting.
The NCAC Public Shares, NCAC Public Warrants and NCAC Public Units are currently listed on Nasdaq under the symbols “NCAC,” “NCACW” and “NCACU,” respectively. Pubco intends to apply to list its Pubco Common Shares and Pubco Public Warrants on Nasdaq in connection with the Closing. All outstanding NCAC Public Units will be separated into their underlying securities immediately prior to the Closing. Accordingly, Pubco will not have units outstanding following consummation of the Business Combination.
This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the proposals to be acted upon at the special meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety. This document also constitutes a prospectus of Pubco with respect to the Pubco Common Shares issuable in connection with the Business Combination.
Q.
When and where is the special meeting?

A.
The special meeting will be held in person at                 , Eastern time, on                 , 2023, at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017. You may attend the special meeting and vote your shares electronically during the special meeting via live webcast by visiting           .

Q.
What matters will shareholders consider at the special meeting?

A.
At the NCAC special meeting, NCAC will ask its shareholders to vote in favor of the following proposals:

•
The Business Combination Proposal: a proposal, to adopt and approve, by ordinary resolution, the Business Combination Agreement and the Business Combination.

•
The Merger Proposal: a proposal to approve, by special resolution: (i) NCAC be authorized to merge with Merger Sub, so that NCAC be the surviving company and all undertaking, property and liabilities of Merger Sub vest in NCAC by virtue of the Merger in accordance with the Business Combination Agreement and the Companies Act (As Revised) of the Cayman Islands; (ii) the Plan of Merger in the form attached as Annex D, pursuant to which NCAC will merge with Merger Sub, with NCAC being the surviving company; and (iii) entry into the Plan of Merger.

•
The Organizational Documents Proposal: to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the approval of the articles of incorporation and amended and restated by-laws (together, the “Proposed Articles”) of Pubco, which, if approved, would take effect at the time of the Closing (we refer to this proposal as the “Organizational Documents Proposal”)

•
The Advisory Articles Proposals: to consider and vote, on an advisory and non-binding basis, on three separate sub-proposals to approve certain governance provisions in the Proposed Articles. These separate votes are not otherwise required by under Cayman Islands law, separate and apart from the Organizational Documents Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions (we refer to these proposals as the “Advisory Articles Proposals”)

a.
Advisory Articles Proposal 4A: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish the authorized capital of Pubco to consist of an unlimited number of common shares.

b.
Advisory Articles Proposal 4B: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish Pubco’s corporate name as “Psyence Biomedical Ltd.”

c.
Advisory Articles Proposal 4C: To approve, on an advisory and non-binding basis, the exclusion from the Proposed Articles of certain provisions related to NCAC’s status as a blank check company that will not apply to Pubco upon consummation of the Business Combination.

•
The Incentive Plan Proposal: to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, the Pubco 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex E (we refer to this proposal as the “Incentive Plan Proposal”);

•
The Director Proposal: to consider and vote upon the appointment of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of Pubco (we refer to this proposal as the “Director Proposal”); and

•
The Shareholder Adjournment Proposal: to consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the special meeting to a later date or dates, if necessary or appropriate, as determined by the NCAC Board (the “Shareholder Adjournment Proposal”).

Q.
Are any of the proposals conditioned on one another?

A.
The Business Combination is conditioned upon the approval of the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposal, the Incentive Plan Proposal and the Director Proposal, subject to the terms of the Business Combination Agreement. The Business Combination is not conditioned on the approval of the Advisory Articles Proposals or the Shareholder Adjournment Proposal. The Business Combination Proposal is conditioned upon the approval of the Merger Proposal, and the Merger Proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal and Merger Proposal are not approved, the other proposals (except the Shareholder Adjournment Proposal, if applicable) will not be presented to the shareholders for a vote.

Q.
What will happen in the Business Combination?

A.
In connection with the Business Combination:

•
Parent will contribute Psyence to Pubco in a share for share exchange pursuant to the Company Exchange;

•
immediately thereafter, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the Merger and each outstanding NCAC Ordinary Share will convert into the right to receive one Pubco Common Share;

•
each outstanding NCAC Ordinary Share will be exchanged for one Pubco Common Share;

•
each issued and outstanding NCAC Warrant will cease to represent a right to acquire NCAC Ordinary Shares and will instead represent the right to acquire the same number of Pubco Common Shares, at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination; and

•
as a result of the Business Combination, each of NCAC and Psyence will become direct wholly-owned subsidiaries of Pubco.

Q.
Why is NCAC proposing the Business Combination Proposal?

A.
NCAC was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses.

Under NCAC’s Amended and Restated Articles, NCAC must provide all NCAC Public Shareholders with the opportunity to have their NCAC Public Shares redeemed upon the consummation of NCAC’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote.
Q.
Who is Psyence?

A.
Psyence is the therapeutic division of Parent, a life science biotechnology company listed on the Canadian Securities Exchange (CSE:PSYG) and quoted on the OTCQB (OTCQB: PSYGF), with a focus on natural psychedelics. Psyence develops natural psilocybin products for the healing of psychological trauma and its mental health consequences in the context of palliative care. Psyence has commenced the clinical trial process to evaluate the safety and efficacy of its product candidates.

Psyence’s lead product candidate is PEX010, a capsule containing 25mg naturally sourced psilocybin and which is being used in Psyence’s Phase IIb Study. Psyence has entered into two IP licensing agreements (the “Filament Licensing Agreements”) with Filament Health Corp., a Canadian company that produces natural psilocybin capsules and the proprietary owner of PEX010 (“Filament”), for the licensing of PEX010 with respect to Psyence’s designated fields of use: anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care.
In April 2022, Psyence entered into a license agreement with Filament for the licensing of PEX010 and its associated intellectual property, as well as for the supply of PEX010 for the specific intention of the clinical development of the product, and ultimately, for the marketing authorization for PEX010’s use in palliative care patients (the “Research IP Agreement”). Pursuant to the Research IP Agreement, Filament grants to Psyence an irrevocable, royalty free, worldwide license (with the right to sublicense, subject to certain restrictions) to use and distribute PEX010 and certain related intellectual property (such as delivery mechanism, preparation methods and know-how) solely for use in connection with pre-clinical and clinical studies and trials to be conducted in Canada, the UK and world-wide in the treatment of anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care (the “designated fields of use”). This license is granted in respect of the clinical trial phase of Psyence’s activities, specifically phase II clinical trials. The license is granted on an exclusive basis solely within the territory of the UK with respect to the designated fields of use, and Psyence has a right of first refusal to extend its exclusive license beyond the territory of the UK. Psyence does not have any rights to use PEX010 for any profit-making or commercial purposes under the Research IP Agreement. Any results of testing, research, conduct of and any information derived from the clinical studies and trials using PEX010 shall be the sole property of Psyence. Under the Research IP Agreement, Filament is entitled to receive milestone payments of up to CAD$250,000 in aggregate based on four distinct phase II clinical trial milestones to be achieved by Psyence. Should Psyence pursue a second or multiple indications, such aggregate milestone payments will increase accordingly. For the year ended March 31, 2023, Psyence incurred costs of $170,072 for the formulation and licensing of PEX010 that was accounted for as research and development costs.
In addition to the licensing rights described above, per the terms of the Research IP Agreement, Filament has undertaken to support Psyence’s clinical trial efforts through the supply of the required quantities of PEX010 to Psyence, for no additional charge, based on Psyence’s good faith forecasts of its needs. Filament will also create and provide such information, assistance and support for the execution of the dossiers, IMBP and other documents required to conduct Psyence’s clinical trials in accordance with the trial schedules. The license term is 5 years, expiring in April 2027, however the license may be terminated early (a) by either party upon notice to the other party, where Psyence notifies Filament in writing that all of its clinical trials have been completed or abandoned; (b) by a party upon notice to the other party, if the other party becomes subject to bankruptcy proceedings; (c) by a party if the other party commits a breach of a material term of the Research IP Agreement and fails to remedy such breach; or (d) by a party upon notice to the other party, if the other party has a licence, permit or approval revoked by competent authorities which compromises its ability to grant the licenses contemplated in the Research IP Agreement or its ability to perform under the Research IP Agreement.
In December 2022, Psyence entered into a royalty-bearing, binding term sheet for the commercial licensing of intellectual property (with the right to sub-license) from Filament, which is subject to the terms of a definitive license agreement, and grants Psyence the worldwide right to commercialize PEX010 within the designated fields of use, being anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care (the “Commercial IP Term Sheet”). The license is granted on an exclusive basis within the UK, the European Union and the United States, and Psyence has a right of first refusal to extend its exclusive license beyond such territories, including Australia. Such commercial licensing rights apply in respect of phase III clinical trials, as well as the commercialization phase of the development of PEX010. Upon the entry of a generic product for sale in a country, the parties shall, in good faith, re-negotiate (on a country-by-country basis) the royalty rate or determine a termination date for the definitive license agreement and the royalty payments.
Under the Commercial IP Term Sheet, Filament is entitled to receive milestone payments of up to CAD$3 million over the course of Psyence’s clinical development and marketing authorizations achieved by Psyence, however should Psyence pursue a second or multiple indications, such aggregate milestone payments will increase accordingly. The second of these milestone payments is based on the size of each jurisdiction in which marketing authorization is obtained and is subject to an overall cap. Filament will also receive a royalty of 10% of future net sales, as well as an annual exclusivity fee of CDN$250,000 per year (commencing on the date of Psyence’s Phase II clinical trial study report), which will be creditable against these future royalty fees.
In addition to the licensing rights described above, Filament has undertaken to support Psyence’s clinical trial efforts through the exclusive supply of the required quantities of PEX010 to Psyence based on Psyence’s good faith forecasts of its needs. Pursuant to the Commercial IP Term Sheet, Filament agrees to be the exclusive supplier to Psyence of any and all drug candidates within the designated fields of use and agrees not to supply PEX010 to any other clients pursuing a target indication within the designated fields of use in the territories in which Psyence has licensing exclusivity, subject to certain conditions. Filament will supply PEX010 to Psyence for no additional charge, subject to certain shared costs agreed upon on a case-by-case basis between the parties. Psyence agrees not to conduct research, development or analysis activities and agrees not to develop any products other than PEX010 within the designated fields of use, and Psyence and its representatives shall not solicit or engage in discussions with another supplier for the supply of drug candidates within the designated fields of use. Psyence has agreed to make clinical trial safety and efficacy data available to Filament for internal business use (among other things). Should Filament wish to use such data to pursue the commercialization of

PEX010 outside of Psyence’s exclusive territories, Filament shall pay Psyence a percentage of future net sales in the low double digits, for a period no more than 8 (eight) years.
The term of Commercial IP Term Sheet expires on a country-by-country basis, based on the entry of a generic product into the affected market. The license may be terminated early (a) by a party if the other party commits a breach of a material term of or warranty in this agreement and fails to remedy such breach; (b) by a party upon notice to the other party, if the other party becomes subject to bankruptcy proceedings; or (c) by Psyence upon 60 days’ notice to Filament.
Psyence has not performed any pre-clinical or clinical trials on PEX010. PEX010 is owned and has undergone clinical trials directed by Filament and its licensees. PEX010 has received regulatory approval to proceed into Phase I and II clinical trials in several jurisdictions worldwide. The FDA, Health Canada, MHRA, and the EMA have reviewed the chemistry, manufacturing, and controls and quality information of PEX010 through its associated filed DMFs/ IMPDs. The DMF for PEX010 is also on file with the Therapeutic Goods Administration (the “TGA”) in Australia. In addition to clinical trials, PEX010 is also already being administered to real-world patients via the Health Canada Special Access Program (“SAP”). Through the SAP, PEX010 is being prescribed for end-of-life distress as well as Major Depressive Disorder. As of June 23, 2023, 79 doses of PEX010 have been administered to 67 patients. Despite the serious condition of many of these patients, no serious adverse events or unexpected adverse events have been reported in any SAP administration.
Q.
What happens if a substantial number of NCAC Public Shareholders vote in favor of the Business Combination and exercise their redemption rights?

A.
NCAC Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of NCAC Public Shareholders are substantially reduced as a result of redemptions by NCAC Public Shareholders.

If a NCAC Public Shareholder exercises his, her or its redemption rights, such exercise will not result in the loss of any warrants that such NCAC Public Shareholder may hold. As a result, any non-redeeming NCAC Public Shareholders would experience dilution to the extent such NCAC Public Warrants are exercised and additional Pubco Common Shares are issued. In addition, to the extent of any redemptions, fewer funds from the Trust Account would be available to Pubco to be used in its business following the consummation of the Business Combination.
Pubco projects that it will require an estimated $13.4 million for the first 12 months following the closing of the Business Combination. In the event that the proceeds of the Business Combination are lower than anticipated due to excessive redemptions, or Pubco is otherwise unable to obtain PIPE financing or alternative financing sources to meet its working capital and capital expenditure requirements, and the parties elect to waive the Minimum Cash Condition and consummate the Business Combination, Pubco’s liquidity position would be materially impaired and Pubco’s growth plans will be materially and adversely affected.
The Maximum Redemptions (40% Redemptions) scenario assumes that NCAC shareholders exercise their redemption rights with respect to 445,302 NCAC Public Shares upon consummation of the Business Combination (at a redemption price of approximately $11.07 per share based on cash and marketable securities held in the trust account as of March 31, 2023 and adjusted for the redemptions that occurred on July 7, 2023). If NCAC is unable to consummate the Business Combination because it does not have sufficient funds available after the NCAC Shareholder Redemption, NCAC will be forced to cease operations and liquidate the Trust Account if it does not complete an initial business combination prior to its expiration.
Each scenario below assumes that the parties secure $20 million of PIPE financing in order to ensure that there is sufficient funding to meet the $20 million Minimum Cash Condition. At this time, the parties do not have a firm commitment of such funding. NCAC’s Sponsor, officers and directors own 84.8% of the outstanding NCAC Ordinary Shares and therefore hold the votes needed to approve or reject the

Business Combination. NCAC’s Sponsor, officers and directors would allow the Business Combination to close absent sufficient funding to meet the Minimum Cash Condition.
The sensitivity table below shows the potential impact of redemptions on (i) the ownership of current NCAC shareholders and Psyence shareholders and (ii) the pro forma book value per share of the shares owned by NCAC Public Shareholders under different redemption scenarios, taking into account certain potential sources of dilution as detailed below. The sensitivity table below does not include shares underlying NCAC Working Capital Warrants as potential sources of dilution as such warrants may never be issued upon consummation of the Business Combination given that the Sponsor (or its designees) is under no obligation to convert the principal balance of the Promissory Note into units.
	No Redemptions			25% Redemptions			50% Redemptions			75% Redemptions			Maximum Redemptions
Pro Forma Ownership	Shares	%	Fully Diluted	Shares	%	Fully Diluted	Shares	%	Fully Diluted	Shares	%	Fully Diluted	Shares	%	Fully Diluted
SPAC public shareholders	1,113,021	8.5%	4.2%	1,001,696	7.7%	3.8%	890,370	6.8%	3.4%	779,045	6.1%	3.0%	667,719	5.30%	2.6%
SPAC Founder Shares	3,535,000	26.8%	13.5%	3,535,000	27.0%	13.5%	3,535,000	27.3%	13.6%	3,535,000	27.5%	13.6%	3,535,000	27.74%	13.7%
Sponsor Private Placement shareholders	1,140,000	8.6%	4.3%	1,140,000	8.7%	4.4%	1,140,000	8.8%	4.4%	1,140,000	8.9%	4.4%	1,140,000	8.90%	4.4%
Third party advisors	402,500	3.1%	1.5%	402,500	3.1%	1.5%	402,500	3.1%	1.5%	402,500	3.1%	1.6%	402,500	3.20%	1.6%
PIPE Investors	2,000,000	15.2%	7.6%	2,000,000	15.3%	7.6%	2,000,000	15.4%	7.7%	2,000,000	15.6%	7.7%	2,000,000	15.69%	7.7%
Rollover equity shares of Target Group shareholders	5,000,000	37.9%	19.0%	5,000,000	38.2%	19.1%	5,000,000	38.6%	19.2%	5,000,000	38.9%	19.3%	5,000,000	39.20%	19.4%
Total Shares Outstanding, not reflecting potential sources of dilution	13,190,521	100.0%		13,079,196	100.0%		12,967,870	100.0%		12,856,545	100.0%		12,745,219	100.0%
Furthermore, $6,550,000 of the underwriting fee was deferred and conditioned upon completion of a business combination (after giving effect to the waiver of 50% of the original $13,100,000 deferred underwriting fee). The underwriter has agreed to accept 50% of the deferred underwriting fee in cash and 50% in Pubco Common Shares. The following table illustrates the effective cash deferred underwriting fee on a percentage basis for public shares in the no redemption, 25% redemption, 50% redemption, 75% redemption and maximum redemption scenarios and is based on the following assumptions: (i) there are no other issuances of equity interests of NCAC or Psyence, (ii) neither the Sponsor nor any of Psyence’s current shareholders purchase NCAC Public Shares in the open market and (iii) no NCAC warrants are exercised.
	No Redemptions	25% Redemptions	50% Redemptions	75% Redemptions	Maximum Redemptions
Unredeemed public shares	12,316,813	11,084,878	9,852,933	8,620,987	7,389,041
Underwriting cash fee	$3,275,000	$3,275,000	$3,275,000	$3,275,000	$3,275,000
Effective underwriter cash fee (%)	27%	30%	33%	38%	44%

Q.
Who will be the officers and directors of Pubco if the Business Combination is consummated?

A.
At the consummation of the Business Combination, the directors of Pubco will be Jody Aufrichtig, Dr. Neil Maresky, Marc Balkin, Chris Bull and Dr. Seth Feuerstein. Dr. Neil Maresky is expected to serve as Chief Executive Officer, Warwick Corden-Lloyd is expected to serve as Chief Financial Officer, and Jody Aufrichtig is expected to serve as Director and Strategic Business Development Officer of Pubco. See the section entitled “Management of Pubco Following the Business Combination.”

Q.
What conditions must be satisfied to complete the Business Combination?

A.
There are a number of closing conditions in the Business Combination Agreement, including that NCAC’s shareholders have approved and adopted the Business Combination Agreement and approved the Merger Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “The Business Combination Agreement.”

Q.
What happens if I sell my NCAC Ordinary Shares before the special meeting?

A.
The record date for the special meeting will be earlier than the date that the Business Combination is expected to be completed. If you transfer your NCAC Ordinary Shares after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be entitled to receive any Pubco Common Shares following the Closing because only NCAC’s shareholders on the date of the Closing will be entitled to receive Pubco Common Shares in connection with the Closing.

Q.
What vote is required to approve the proposals presented at the special meeting?

A.
The Business Combination Proposal:

The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting, or an abstention from voting, will have no effect on the outcome of any vote on the Business Combination Proposal. The Business Combination Proposal is conditioned on the approval of the Merger Proposal. Therefore, if the Merger Proposal is not approved, the Business Combination Proposal will have no effect, even if approved by NCAC’s shareholders.
The Merger Proposal
The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting. The Merger Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Merger Proposal will have no effect, even if approved by NCAC’s shareholders.
The Organization Documents Proposal:
The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the NCAC Ordinary Shares who, being present in person (including virtually) or represented by proxy and entitled to vote at the special meeting, vote at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting, or an abstention from voting, will have no effect on the outcome of any vote on the Shareholder Adjournment Proposal. The Organizational Documents Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Organizational Documents Proposal will have no effect, even if approved by NCAC’s shareholders.
The Advisory Articles Proposals:
The approval of any of the Advisory Articles Proposals require an ordinary resolution under Cayman Islands law but is not required by Cayman Islands law or Ontario law separate and apart from the Organizational Documents Proposal, but pursuant to SEC guidance, NCAC is required to submit these provisions to its shareholders separately for approval as an ordinary resolution. However, the shareholder votes regarding these proposals are advisory votes, and are not binding on NCAC or the NCAC Board (separate and apart from the approval of the Organizational Documents Proposal). The

Advisory Articles Proposals are conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Advisory Articles Proposals will have no effect, even if approved by NCAC’s shareholders.
The Incentive Plan Proposal:
The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person (including virtually) or represented by proxy and entitled to vote at the special meeting, vote at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting, or an abstention from voting, will have no effect on the outcome of any vote on the Incentive Plan Proposal. The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Incentive Plan Proposal will have no effect, even if approved by NCAC’s shareholders.
The Director Proposal:
The approval of the Director Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person (including virtually) or represented by proxy and entitled to vote at the special meeting, vote at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting, or an abstention from voting, will have no effect on the outcome of any vote on the Director Proposal. The Director Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Director Proposal will have no effect, even if approved by NCAC’s shareholders.
The Shareholder Adjournment Proposal:
The approval of the Shareholder Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person (including virtually) or represented by proxy and entitled to vote at the special meeting, vote at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting of shareholders, or an abstention from voting, will have no effect on the outcome of any vote on the Shareholder Adjournment Proposal.
Q.
Do Psyence’s shareholders need to approve the Business Combination?

A.
Psyence’s sole shareholder, Pubco, has executed a shareholder resolution approving of the Business Combination, and therefore no further approval of the Business Combination by Psyence shareholders is required.

Q.
Will NCAC, Psyence or Pubco issue additional equity securities in connection with the consummation of the Business Combination?

A.
Pubco or NCAC may enter into equity financings in connection with the proposed Business Combination with their respective affiliates or any third parties if NCAC determines that the issuance of additional equity is necessary or desirable in connection with the consummation of the Business Combination. Any equity issuances could result in dilution of the relative ownership interest of the non-redeeming NCAC Public Shareholders or the former equity holders of Psyence.

Q.
How many votes do I have at the special meeting?

A.
NCAC’s shareholders are entitled to one vote at the special meeting for each NCAC Ordinary Share held of record as of the record date. As of the close of business on the record date, there were 8,788,021 outstanding NCAC Ordinary Shares.

Q.
How will the Sponsor, directors and officers vote?

A.
In connection with NCAC’s IPO, NCAC entered into agreements with NCAC’s Sponsor, officers and directors, pursuant to which each agreed to vote their NCAC Ordinary Shares in favor of the Business

Combination Proposal. Currently, the Sponsor holds approximately 84.8% of the issued and outstanding NCAC Ordinary Shares.
Q.
What interests do NCAC’s Sponsor, current officers and directors have in the Business Combination?

A.
NCAC’s Sponsor, directors and executive officers may have interests in the Business Combination that are different from, in addition to, or in conflict with, yours. These interests include, among other things, the interests listed below:

•
The NCAC Class B Ordinary Shares were acquired in March 2021 for an aggregate purchase price of $25,000, and such shares would become worthless if NCAC does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares for no consideration. Following the closing of the Business Combination, members of the Sponsor will beneficially own an aggregate of up to 4,455,000 Pubco Common Shares upon conversion of their NCAC Class B Ordinary Shares and NCAC Private Placement Shares (assuming all Backstop Shares have been transferred or forfeited). Such shares have an aggregate market value of approximately $      , respectively, based on the closing price of NCAC Public Shares on Nasdaq of $      on           , the record date for the special meeting;

•
Members of the Sponsor will own 460,000 Pubco Public Warrants following the closing of the Business Combination, which will expire worthless if NCAC does not complete a business combination. Based on the closing price of NCAC Public Warrants of $      on Nasdaq on        , 2023, the record date for the special meeting, the Pubco Public Warrants to be held by the Sponsor would be valued at approximately $      ;

•
NCAC’s Sponsor, affiliates of the Sponsor, officers and directors may make loans from time to time to NCAC to fund certain capital requirements. On January 17, 2023, NCAC issued the Promissory Note to the Sponsor, pursuant to which NCAC may borrow up to an aggregate principal amount of $1,000,000. The Promissory Note is non-interest bearing and payable upon the consummation of a business combination. Upon consummation of a business combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the Promissory Note into NCAC Working Capital Units at a price of $10.00 per NCAC Working Capital Unit. Additional loans may be made after the date of this proxy statement/prospectus. The Sponsor previously extended the period of time to consummate the Business Combination by six months (for a total of up to 21 months to complete a Business Combination, from January 22, 2023 to July 22, 2023) by contributing an aggregate of $495,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.055 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded the entire $495,000 amount of the First Extension Note as of the date hereof. The Sponsor has extended the period of time to consummate the Business Combination by an additional six months (for a total of up to 27 months to complete a Business Combination, from July 22, 2023 to January 22, 2024) by contributing an aggregate of approximately $200,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.03 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded approximately $133,562.52 of the Second Extension Note as of the date hereof. If the Business Combination is not consummated, any outstanding loans, including the Promissory Note, the First Extension Note and the Second Extension Note, will not be repaid and will be forgiven except to the extent there are funds available to NCAC outside of the Trust Account;

•
NCAC’s Sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them on NCAC’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of the record date, the Sponsor and NCAC’s officers and directors and their affiliates had incurred no unpaid reimbursable expenses;

•
The appointment of Mr. Marc Balkin as a director of Pubco. As a director, in the future, Mr. Balkin may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors;

•
The continued indemnification of current directors and officers of NCAC and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•
The Sponsor and its affiliates will lose their entire investment in NCAC with respect to the NCAC Class B Ordinary Shares and NCAC Private Placement Units they own if an initial business combination is not completed, which were collectively purchased by such parties for an aggregate purchase price of $25,000 and $9,200,000, respectively. Such capital contributions would be lost if an initial business combination is not completed;

•
If NCAC is unable to complete a business combination within the required time period, the Sponsor and its affiliates stand to lose up to $      , reflecting the market value (as of the record date) of the NCAC Class B Ordinary Shares detailed above, the market value (as of the record date) of the NCAC Private Placement Warrants detailed above and the amount loaned pursuant to the Promissory Note, the First Extension Note and the Second Extension Note; and

•
CCM, an affiliate of the Sponsor, is acting as financial advisor to NCAC. In connection therewith, CCM will be paid (i) an advisory fee in an amount equal to $1,000,000 paid in full simultaneously with the closing of NCAC’s initial business combination transaction or an equivalent dollar amount of common stock or equivalent equity of the publicly listed post-business combination company which shares shall be delivered between sixty (60) and ninety (90) calendar days following the closing of the transaction as determined by NCAC (the “Advisory Fee”); and (ii) 5.0% of gross proceeds raised from investors or other third parties and received by NCAC or the target company simultaneously with or before the closing of the transaction, including but not limited to, proceeds released from the Trust Account with respect to any NCAC shareholder that (x) entered into a non-redemption or other similar agreement or (y) did not redeem NCAC Class A Ordinary Shares, in each instance to the extent such shareholder was identified to NCAC by CCM (the “Offering Fee”, and, together with the Advisory Fee, the “Transaction Fee”) which shall be payable by NCAC and due to CCM simultaneously with the closing of the business combination transaction; provided, however, that NCAC may apply up to 50% of the Offering Fee (but no more than $500,000) as a reduction to the Advisory Fee.

These financial interests may mean that the Sponsor (and accordingly NCAC’s officers and directors who are members of the Sponsor) may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow NCAC to wind up having failed to consummate a business combination and lose their entire investment. For example, if the share price of Pubco Common Shares declined to $5.00 per share after the close of the Business Combination, NCAC Public Shareholders that purchased NCAC Public Shares in the IPO, would have a loss of $5.00 per share, while the Sponsor would have a gain because the Sponsor acquired its NCAC Class B Ordinary Shares for a nominal amount. In other words, the Sponsor can earn a positive rate of return on its investment even if NCAC Public Shareholders experience a negative rate of return in Pubco.
These interests may influence NCAC’s directors in making their recommendation to vote in favor of the approval of the Business Combination Proposal. Please read the section entitled “The Business Combination — Interests of NCAC’s Directors and Officers in the Business Combination.”
Q.
Will NCAC pay its Sponsor, officers or directors, or any entities with which they are affiliated, any finder’s fee, consulting fee or other compensation prior to, or for any services they rendered in order to effectuate, the consummation of our initial business combination?

A.
NCAC will not pay its Sponsor, officers or directors, or any entities with which they are affiliated, any finder’s fee, consulting fee or other compensation prior to, or for any services they rendered in order to effectuate, the consummation of our initial business combination, other than as described in NCAC’s final IPO prospectus, except that NCAC intends to pay CCM, an affiliate of the Sponsor, the Transaction Fee, which will be payable to CCM simultaneously with the closing of the business combination transaction. NCAC intends to pay the Transaction Fee despite disclosure to the contrary in NCAC’s final IPO prospectus in consideration for services rendered by CCM in connection with the Business

Combination. See “What interests do NCAC’s Sponsor, current officers and directors have in the Business Combination?” and “Risk Factors — Risks Related to NCAC and the Business Combination — There may be legal proceedings relating to payment of the Transaction Fee to CCM.”
Q.
What happens if the Business Combination Proposal is not approved?

A.
If the Business Combination Proposal is not approved, NCAC will have until January 24, 2024 to consummate an initial business combination following the extension detailed above.

Q.
Do I have redemption rights?

A.
If you are a holder of NCAC Public Shares, you may redeem your NCAC Public Shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of NCAC’s IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (such interest shall be net of taxes payable) and not previously released to NCAC to pay its taxes, divided by the number of then issued and outstanding NCAC Public Shares. Holders of the outstanding NCAC Public Warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. The Sponsor has agreed to waive its redemption right with respect to the NCAC Ordinary Shares in connection with the completion of NCAC’s initial business combination for no consideration. The NCAC Class B Ordinary Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the trust account of approximately $      on                 , the record date, the estimated per share redemption price would have been approximately $      . Additionally, NCAC Public Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account in connection with the liquidation of the Trust Account.

Q.
Is there a limit on the number of shares I may redeem?

A.
A Public Shareholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the NCAC Public Shares. Accordingly, all shares in excess of 15% of the NCAC Public Shares owned by a holder will not be redeemed. On the other hand, a Public Shareholder who holds less than 15% of the NCAC Public Shares may redeem all of the NCAC Public Shares held by him or her for cash.

Q.
Will how I vote affect my ability to exercise redemption rights?

A.
No. You may exercise your redemption rights whether you vote your NCAC Public Shares for or against the Business Combination Proposal or any other proposal described in this proxy statement/prospectus, or do not vote your shares. As a result, the Business Combination Proposal can be approved by shareholders who will redeem their NCAC Public Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their NCAC Public Shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q.
How do I exercise my redemption rights?

A.
In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on       , 2023 (two business days before the special meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, NCAC’s transfer agent, that NCAC redeem your NCAC Public Shares for cash, and (ii) deliver your shares to NCAC’s transfer agent physically or electronically through the Depository Trust Company (“DTC”). The address of NCAC’s transfer agent is listed under the question “Who can help answer my questions?” below. NCAC requests that any requests for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your shares generally will be faster than delivery of physical share certificates.

A physical share certificate will not be needed if your shares are delivered to NCAC’s transfer agent electronically. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and NCAC’s transfer agent will need to act to facilitate the request. It is NCAC’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because NCAC does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with NCAC’s consent. If you delivered your shares for redemption to NCAC’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that NCAC’s transfer agent return the shares (physically or electronically). Such requests may be made by contacting NCAC’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?”
Q.
What are the U.S. federal income tax consequences of exercising my redemption rights?

A.
U.S. holders (as defined below in “Material U.S. Federal Income Tax Considerations”) of NCAC Ordinary Shares who exercise their redemption rights to receive cash from the Trust Account in exchange for their NCAC Public Shares generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Ordinary Shares redeemed. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes, or as integrated with the Business Combination. Please see the section entitled “Material U.S. Federal Income Tax Considerations — Redemption of NCAC Class A Ordinary Shares Pursuant to the NCAC Shareholder Redemption” for a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights.

Q:
If I hold NCAC Public Warrants, can I exercise redemption rights with respect to my warrants?

A:
No. There are no redemption rights with respect to the NCAC Public Warrants.

Q.
If I hold NCAC Public Warrants, what are the U.S. federal income tax consequences of my NCAC Public Warrants converting into Pubco Public Warrants?

A.
In connection with the Business Combination, each issued and outstanding NCAC Public Warrant will cease to represent a right to acquire NCAC Public Shares and will instead represent the right to acquire the same number of Pubco Common Shares, at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination.

Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Considerations”, including the passive foreign investment company (or “PFIC”) rules discussed therein, the surrender by NCAC Public Shareholders of NCAC Public Shares (and, if such NCAC Public Shareholders also hold NCAC Public Warrants, the conversion of such NCAC Public Warrants into Pubco Public Warrants pursuant to the terms of the NCAC Public Warrants) and the acquisition of Pubco Common Shares by holders of NCAC Class A Ordinary Shares in exchange therefor resulting from the Merger, taken together with the Company Exchange, is expected to qualify as a transfer of property to a corporation in exchange for shares qualifying for non-recognition of gain or loss under Section 351(a) of the Code (a “Section 351 Exchange”).
If the Company Exchange and the Merger, taken together, qualify as a Section 351 Exchange, a U.S. holder of NCAC Public Warrants could be treated as transferring its NCAC Public Warrants to Pubco in exchange for Pubco Public Warrants in an exchange governed only by Section 351 of the Code. If so treated, a U.S. holder could be required to recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder (generally, the excess of (x) the sum of the fair market values of the Pubco Public Warrants treated as received by such holder and the Pubco Common Shares received by such holder, if any, over (y) such holder’s aggregate adjusted tax basis in the NCAC Public Warrants and NCAC Ordinary Shares, if any, exchanged therefor) and (ii) the fair market value of the Pubco Public Warrants received by such holder in such exchange. Alternatively, it is possible that a U.S. holder of NCAC Public Warrants could be treated as exchanging such NCAC Public Warrants for “new” warrants. If so treated, a U.S. holder could be required to recognize gain or loss in such deemed exchange in an amount equal to the difference between the fair market value of the Pubco Public Warrants held by such holder immediately following the Merger and the adjusted tax basis of the NCAC Public Warrants held by such holder immediately prior to the Merger. See the section entitled “Material U.S. Federal Income Tax Considerations” below for a more detailed discussion of the tax consequences to holders of NCAC Public Warrants.
Notwithstanding such tax consequences, because of the legal and factual uncertainties described above, and the absence of guidance on certain aspects of the proposed transactions, the applicable tax treatment is not free from doubt, and the IRS or a court could take a different position.
Q:
Do I have appraisal rights or dissenters’ rights if I object to the proposed Business Combination?

A:
No. There are no appraisal or dissenters’ rights available to holders of NCAC Ordinary Shares in connection with the Business Combination.

In relation to the Merger and the holders of NCAC Ordinary Shares, the Companies Act prescribes when shareholder appraisal or dissent rights are available and sets limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the holders of the NCAC Ordinary Shares are entitled to exercise the rights of redemption as set out herein, and the NCAC Board has determined that the redemption proceeds payable to the holders of the NCAC Ordinary Shares who exercise such redemption rights represent the fair value of those shares. Summaries of the relevant sections of the Companies Act follow:
Section 238. (1) provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
Section 239. (1) provides that no rights under section 238 of the Companies Act shall be available in respect of the shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Companies Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).
Q:
What happens if the Business Combination is not consummated?

A:
There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “The Business Combination Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, NCAC is unable to complete a business combination by January 24, 2024, or extend/amend such date in accordance with the Amended and Restated Articles, NCAC will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the NCAC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding NCAC Public Shares, which redemption will completely extinguish NCAC Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of NCAC’s remaining shareholders and NCAC’s board of directors, liquidate and dissolve, subject in each case to NCAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Holders of NCAC Class B Ordinary Shares have waived any right to any liquidation distribution with respect to those shares for no consideration.
In the event of liquidation, there will be no distribution with respect to outstanding NCAC Warrants. Accordingly, the NCAC Warrants will expire worthless.
Q:
Did the NCAC Board obtain a fairness opinion in determining whether or not to proceed with the Business Combination?

A:
Yes. Pursuant to the NCAC Amended and Restated Articles, and as provided in the NCAC IPO prospectus, NCAC is only required to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions that such an initial business combination is fair to NCAC from a financial point of view, if NCAC would seek to complete an initial business combination with a business combination target that is affiliated with the Sponsor, or NCAC’s directors or officers. No prior conflicts or affiliate relationship existed between members of the NCAC Board and management, on the one hand, and Psyence, on the other hand. As such, an opinion was not required under the NCAC Amended and Restated Articles. However, the NCAC Board obtained a fairness opinion from RNA Advisors, LLC (“RNA” or the “Fairness Advisor”), dated March 18, 2023, which provided that, as of that date and based on and subject to the assumptions, limitations, qualifications and other conditions set forth therein, Psyence’s implied valuation in the Business Combination of US$50,000,000 was fair, from a financial point of view, to NCAC. NCAC obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “Proposal No. 1: The Business Combination Proposal — Opinion of RNA, the NCAC Board’s Financial Advisor” for additional information.

Q:
When is the Business Combination expected to be completed?

A:
It is currently anticipated that the Business Combination will be consummated promptly following the special meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Agreement.”
Q:
What do I need to do now?

A:
You are urged to carefully read and consider the information contained in this proxy statement/prospectus, including the financial statements and annexes attached hereto, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of NCAC Ordinary Shares on           , 2023, the record date for the special meeting, you may vote with respect to the applicable proposals in person at the special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. If applicable, simply complete, sign and date your voting instruction card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. If you wish to attend the special meeting and vote in person, you must obtain a proxy from your broker, bank or nominee. Holders of NCAC Ordinary Shares are encouraged to vote in advance of the special meeting.
If you have any questions or need assistance voting your shares, please call our proxy solicitor,      at       or email at      .
Q:
What will happen if I abstain from voting or fail to vote at the special meeting?

A:
At the special meeting, NCAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote, under Cayman Islands law will not constitute votes cast at the special meeting and therefore will have no effect on the approval of the proposals.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by NCAC without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each proposal presented to the shareholders.

Q.
Do I need to attend the special meeting to vote my shares?

A.
No. You are invited to attend the special meeting to vote on the proposals described in this proxy statement/prospectus. However, you do not need to attend the special meeting to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed postage-paid envelope. Your vote is important. NCAC encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q.
If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.
Yes. After carefully reading and considering the information contained in (and incorporated by reference into) this proxy statement/prospectus, please submit your proxy, as applicable, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the proposals.

Q.
May I change my vote after I have mailed my signed proxy card?

A.
Yes. If you are a shareholder of record, you may change your vote by sending a later-dated, signed proxy card to        at        prior to the vote at the special meeting, or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to       ,        , provided such revocation is received prior to the vote at the special meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.

Q.
What should I do if I receive more than one set of voting materials?

A.
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.
What is the quorum requirement for the special meeting?

A.
A quorum will be present at the special meeting if a majority of the NCAC Ordinary Shares outstanding and entitled to vote at the meeting is represented in person or by proxy. In the absence of a quorum, a majority of NCAC’s shareholders, present in person or represented by proxy, and voting thereon will have the power to adjourn the special meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you vote in person at the special meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the shares represented by shareholders present at the special meeting or by proxy may authorize adjournment of the special meeting to another date.
Q.
What happens to NCAC Warrants I hold if I vote my NCAC Class A Ordinary Shares against approval of the Business Combination Proposal and validly exercise my redemption rights?

A.
Properly exercising your redemption rights as a NCAC shareholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal or any of the other proposals described in this proxy statement/prospectus. If the Business Combination is completed, all of your NCAC Warrants will automatically convert into warrants to purchase Pubco Common Shares as described in this proxy statement/prospectus. If the Business Combination is not completed, you will continue to hold your NCAC Warrants, and if NCAC does not otherwise consummate an initial business combination by January 22, 2024, or extend/amend such date in accordance with the Amended and Restated Articles, NCAC will be required to liquidate and dissolve, and your warrants will expire worthless.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
NCAC will pay the cost of soliciting proxies for the special meeting. NCAC has engaged         to assist in the solicitation of proxies for the special meeting. NCAC has agreed to pay        a fee of $      . NCAC will reimburse        for reasonable out-of-pocket expenses and will indemnify           and its affiliates against certain claims, liabilities, losses, damages and expenses. NCAC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of NCAC Ordinary Shares and in obtaining voting instructions from those owners. NCAC’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
Who can help answer my questions?

A.
If you have questions about the shareholder proposals, or if you need additional copies of this proxy statement/prospectus, or the proxy cards you should contact NCAC’s proxy solicitor:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
You may also contact NCAC at:
Newcourt Acquisition Corp
2201 Broadway
Suite 705
Oakland, California 94612
To obtain timely delivery, NCAC’s shareholders and warrant holders must request the materials no later than five business days prior to the special meeting.
You may also obtain additional information about NCAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
The accompanying proxy statement/prospectus incorporates important business and financial information about NCAC and Psyence from documents that are not included in or delivered with the accompanying proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain documents incorporated by reference into the accompanying proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from the appropriate company. Requests made to NCAC should be directed to the addresses and telephone numbers listed above. Requests made to Psyence should be directed to the address and telephone number noted below:
121 Richmond Street West
Penthouse Suite 1300
Toronto, Ontario M5H 2K1
+1 (416) 346-7764
If you intend to seek redemption of your NCAC Public Shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to NCAC’s transfer agent prior to 5:00 p.m., New York time, on the second business day prior to the special meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Mark Zimkind
Email: Mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information.” Certain figures included in this section have been rounded for ease of presentation and, as a result, percentages may not sum to 100%.
Parties to the Business Combination
Newcourt Acquisition Corp
NCAC is a blank check company incorporated in the Cayman Islands on February 25, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, without limitation as to business, industry or sector.
On October 22, 2021, NCAC completed its initial public offering of 25,000,000 units (including 3,000,000 units offered in connection with the full exercise of the underwriters’ over-allotment option), with each unit consisting of one Class A ordinary share and one-half of one warrant to purchase one Class A ordinary share at a price of $11.50 per share. Simultaneously with the closing of the IPO and the over-allotment option, NCAC consummated the private placement of an aggregate of 1,140,000 NCAC Private Placement Units to the Sponsor, Cantor and CCM at a purchase price of $10.00 per unit. A total of $255,000,000 of the net proceeds of the sale of the units in the initial public offering, over-allotment, and the sale of the NCAC Private Placement Units in the private placement, was initially placed in a trust account for the benefit of the purchasers of the units in the IPO.
Since the completion of the IPO, NCAC’s activity has been limited to the evaluation of business combination candidates.
On January 6, 2023, NCAC’s shareholders approved the First Extension, extending the date by which NCAC must consummate its initial business combination from January 22, 2023 to July 22, 2023 (or such earlier date as determined by the NCAC Board). In connection with the First Extension, NCAC shareholders holding 23,497,468 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $247 million (approximately $10.35 per public share redeemed) was removed from the Trust Account to pay such holders. On July 11, 2023, NCAC shareholders approved the Second Extension. In connection with the Second Extension, NCAC shareholders holding 389,511 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $4.3 million (approximately $11.07 per public share) have be removed from the Trust Account to pay such holders and approximately $12.3 million remained in the Trust Account as of July 31, 2023.
NCAC’s Amended and Restated Articles provide for the return of the proceeds of the IPO held in the Trust Account to the holders of public shares if there is no qualifying business combination(s) consummated on or before a certain date (in NAC’s case, January 22, 2024 or such later date as may be approved by NCAC’s shareholders). NCAC intends to consummate the Business Combination as soon as practicable and does not intend to use the full amount of time through January 22, 2024, or such later date as may be approved by NCAC’s shareholders, to consummate the Business Combination unless necessary.
The NCAC Public Units, NCAC Public Shares and NCAC Public Warrants trade on Nasdaq under the symbols “NCACU,” “NCAC” and “NCACW,” respectively. At the Closing, the outstanding NCAC Class A Ordinary Shares will be converted into Pubco Common Shares.
The mailing address of NCAC’s principal executive office is 2201 Broadway, Suite 705, Oakland, California 94612, and its telephone number is (657) 271-4617.
Psyence
Psyence is a private company organized under the laws of Ontario, Canada. The mailing address of Psyence’s registered office is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario M5H 2K1.

Psyence’s corporate website address is www.psyence.com. The information contained on, or that can be accessed through, Psyence’s website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus. After the consummation of the Business Combination, Psyence will become a wholly-owned subsidiary of Pubco.
Pubco
Immediately following the Business Combination, Pubco is expected to qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act. Pubco is a corporation incorporated in Ontario, Canada. Pubco was formed solely in contemplation of the Business Combination, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than in connection with the Business Combination. At the Effective Time, the number of directors of Pubco will be increased to five, three of whom shall be independent directors. After the consummation of the Business Combination, the mailing address of Pubco will be 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario M5H 2K1. After the consummation of the Business Combination, Pubco will become the continuing public company.
Merger Sub
Merger Sub is a Cayman Islands exempted company and a direct and wholly owned subsidiary of Pubco. Merger Sub was incorporated solely in contemplation of the Business Combination, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than in connection with the Business Combination.
The mailing address of Merger Sub’s principal executive office is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario M5H 2K1.

The Business Combination
The Business Combination Agreement
On July 31, 2023, NCAC entered into the Amended and Restated Business Combination Agreement, by and among NCAC, the Sponsor, Parent, Pubco, Merger Sub and Psyence. The Business Combination Agreement supersedes the Original Business Combination Agreement, entered into on January 9, 2023 by and among, NCAC, the Sponsor, Parent and Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada.
Pursuant to the Business Combination Agreement, among other things, (i) Parent will contribute all of its equity interest in Psyence to Pubco in a share for share exchange (the “Company Exchange”) and (ii) immediately following the Company Exchange, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger (the “Merger”) and each outstanding ordinary share of NCAC will convert into the right to receive one common share of Pubco (“Pubco Common Share”).
Merger Consideration
As consideration for all of the issued and outstanding Psyence Common Shares that Pubco shall receive in the Company Exchange, Pubco shall issue to Parent, 5,000,000 Pubco Common Shares.
Representations and Warranties
The Business Combination Agreement contains representations and warranties of the parties thereto relating to, among other things, (i) corporate organization, authority and enforceability of the Business Combination Agreement and Ancillary Agreements, (ii) absence of dissolution, bankruptcy or insolvency of the Psyence and its subsidiaries, Merger Sub and Pubco (collectively, the “Target Companies”), (iii) corporate books and registers, (iv) non-contravention, (v) capitalization, (vi) financial statements and absence of undisclosed liabilities, (vii) absence of material adverse effect, (viii) absence of certain developments, (ix) real property, (x) tax matters, (xi) contracts, (xii) intellectual property, (xiii) data security and data privacy, (xiv) information supplied, (xv) litigation, (xvi) brokerage, (xvii) labor matters, (xviii) employee benefit plans, (xix) insurance, (xx) compliance with laws and permits, (xxi) title to and sufficiency of assets, (xxii) anti-corruption law compliance, (xxiii) anti-money laundering compliance, (xxiv) affiliate transactions, (xxv) environmental matters, (xxvi) healthcare laws and (xxvii) inspections.
None of the representations, warranties or covenants, including any rights upon breach of such representations, warranties or covenants will survive the Closing except for such covenants and agreements that by their terms expressly apply post-Closing.
Covenants
The Business Combination Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) NCAC and Psyence’s efforts to satisfy conditions to consummation of the Business Combination, (iii) NCAC and Psyence to cease discussions regarding competing transactions (such as acquisition transactions or business combination proposals), (iv) the protection of, and access to, confidential information of the parties (v) the parties’ efforts to obtain necessary approvals from governmental agencies, to the extent applicable, (vi) NCAC using commercially reasonable efforts to ensure NCAC remains listed as a public company on Nasdaq and apply for the listing of Pubco Common Shares and Pubco Public Warrants; and (vii) NCAC taking certain actions so that amounts will be released from the Trust Account pursuant to the terms and subject to the terms and conditions of the trust agreement; and (viii) the parties’ cooperation in the preparation of this proxy statement/prospectus.
Closing Conditions
The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, including, among others: (i) approval of the Proposals at the Meeting by NCAC’s shareholders, (ii) receipt of required regulatory approvals, to the extent applicable, (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the transactions being in force, (iv) the Form F-4 having become effective, (v) the Pubco Ordinary Shares having been approved for listing on Nasdaq, and (vi) customary bring down conditions. Additionally, the obligations of Psyence to consummate the Business Combination are also conditioned upon, among others, available closing date cash of at least $20,000,000 (net of transaction expenses and recognized liabilities).
Termination
The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned:
by the mutual written resolution of Parent and NCAC;
•
by NCAC, if there is a material breach in any of the representations or warranties of Parent set forth in the Business Combination Agreement, or if Parent has failed to perform any covenant or agreement on the part of the Parent set forth in the Business Combination Agreement (including an obligation to consummate the Closing), in each case such that the conditions to NCAC’s obligations to consummate the Business Combination with respect to the accuracy of Parent’s and the Target Companies’ representations and warranties or compliance with its covenants and agreements, in each as set forth in the Business Combination Agreement, would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by NCAC) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided, however, that NCAC shall not have the right to terminate the Business Combination Agreement if NCAC is then in material breach of any representation, warranty, covenant, or obligation under the Business Combination Agreement, which breach has not been cured;

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by Parent, if there is a material breach in any of the representations or warranties of NCAC set forth in the Business Combination Agreement, or if NCAC has failed to perform any covenant or agreement on its part set forth in the Business Combination Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Parent’s and the Target Companies’ obligations to consummate the Business Combination with respect to the accuracy of NCAC’s representations and warranties or compliance with their covenants and agreements, in each case, as set forth in the Business Combination Agreement, would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to NCAC; provided, however, that Parent shall not have the right to terminate the Business Combination Agreement pursuant to this provision if Parent is then in material breach of any representation, warranty, covenant, or obligation under the Business Combination Agreement, which breach has not been cured;

by either Parent or NCAC:
•
on or after the Outside Date, if the Business Combination shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate will not be available to any party that has breached the Business Combination Agreement and such breach was the primary cause or has resulted in the failure of the transactions contemplated in the Business Combination Agreement; or

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if any applicable law is in effect making the consummation of the transactions contemplated by the Business Combination Agreement illegal or any final any order prohibiting the consummation of the Business Combination is in effect and shall have become final and non-appealable; provided, however, that this right to terminate will not be available to any party whose breach of any representation, warranty and covenant in the Business Combination Agreement resulted in or caused such final, non-appealable order or action;

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by Parent if the requisite approval of NCAC’s public shareholders at the Meeting is not obtained (unless the Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

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by written notice of NCAC to Parent if the adoption of the Business Combination Agreement by Psyence shareholders is not obtained;

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by Parent if subscription agreements evidencing indicative PIPE or non-redemption commitments for of $20 million or more in the aggregate have not been received by closing; or

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by Parent if the SPAC’s transaction expenses exceed $7,000,000.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement and any related agreements. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been included as an annex to this proxy statement/prospectus to provide investors with information regarding its terms. It is not intended to provide any other factual information about NCAC, Psyence, Pubco or any other party to the Business Combination Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in NCAC’s public disclosures.
A copy of the Business Combination Agreement is filed with this proxy statement/prospectus as Annex A and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto.
Other Agreements Related to the Business Combination Agreement
The parties intend to enter into certain Ancillary Agreements in connection with the Business Combination, including the Lock-up Agreements, the Sponsor Support Agreement, the Parent Support Agreement.
Lock-Up Agreements
In connection with the Closing, Pubco will enter into lock-up agreements with the Sponsor, Cantor and CCM (each, a “Lock-Up Party”), pursuant to which each Lock-Up Party will agree, from the Closing Date until six months after the Closing Date, not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (iii) publicly disclose the intention to do any of the foregoing. Approximately 3,535,000 Pubco Common Shares are anticipated to be subject to the Lock-Up Agreements.
For more information about the Lock-Up Agreements, see the section entitled “Certain Agreements Related to the Business Combination — Lock-Up Agreements.”

Sponsor Support Agreement
Prior to the special meeting, NCAC will enter into a support agreement with the Sponsor (the “Sponsor Support Agreement”), pursuant to which the Sponsor will agree to vote at the special meeting and any other meeting of the shareholders of NCAC, and in any action by written consent of the shareholders of NCAC related to any matters contemplated by the Business Combination Agreement and the Ancillary Agreements, all of the Shares in favor of proposals to approve (a) as an ordinary resolution, the adoption of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, (b) as a special resolution, the approval of the Proposed Articles in replacement of Amended and Restated Articles, (c) as an ordinary resolution, the changes to the authorized share capital of NCAC, (d) as an ordinary resolution, the adoption of the LTIP, the issuance of NCAC Class A Ordinary Shares, pursuant to the Business Combination Agreement, including any approval which may be reasonably required by the Nasdaq, (e) as an ordinary resolution, the appointment of the directors constituting the post-Closing board of directors of Pubco, (f) as an ordinary resolution, the adjournment of special meeting if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the shareholder proposals, (g) as a special resolution, the adoption of the Plan of Merger, (h) as a special resolution, the approval of the Merger, (i) as an ordinary resolution, the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to this proxy statement/prospectus or correspondence related thereto, and (j) as an ordinary resolution (or, if required by applicable law or the Amended and Restated Articles, as a special resolution), any other proposals that are submitted to, and require the vote of, NCAC shareholders in this proxy statement/prospectus.
In addition, the Sponsor agreed that the Sponsor may transfer up to 3,000,000 NCAC Class B Ordinary Shares held by the Sponsor for reduction of any deferred underwriting fees, or to transfer to non-affiliate third party investors providing backstop financing, non-redemption agreements or other financial support in connection with the transactions contemplated by the Business Combination Agreement, as determined by NCAC in consultation with the Parent (the “Backstop Shares”). Any of the 3,000,000 Backstop Shares not utilized as envisaged above will be subject to forfeiture by the Sponsor and cancelled.
For more information about the Sponsor Support Agreement, see the section entitled “Certain Agreements Related to the Business Combination — Sponsor Support Agreement.”
Interests of Certain Persons in the Business Combination
In considering the recommendation of NCAC’s board of directors to vote in favor of the Business Combination, NCAC’s shareholders should be aware that, aside from their interests as shareholders, the Sponsor, NCAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders and warrantholders generally. NCAC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
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The NCAC Class B Ordinary Shares were acquired in March 2021 for an aggregate purchase price of $25,000, and such shares would become worthless if NCAC does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares for no consideration. Following the closing of the Business Combination, members of the Sponsor will beneficially own an aggregate of 4,455,000 Pubco Common Shares upon conversion of their NCAC Class B Ordinary Shares and NCAC Private Placement Shares (assuming all Backstop Shares have been transferred or forfeited). Such shares have an aggregate market value of approximately $      and $      , respectively, based on the closing price of the NCAC Class A Ordinary Shares of $      on Nasdaq on            , the record date for the special meeting;

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Members of the Sponsor will own 460,000 Pubco Public Warrants following the closing of the Business Combination and the conversion of NCAC Private Placement Warrants, which will expire worthless if NCAC does not complete a business combination. Based on the closing price of NCAC Public Warrants of $      on Nasdaq on           , 2023, the record date for the special meeting, the Pubco Public Warrants held by the Sponsor would be valued at approximately $      ;

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NCAC’s Sponsor, affiliates of the Sponsor, officers and directors may make loans from time to time to NCAC to fund certain capital requirements. On January 17, 2023, NCAC issued the Promissory Note to the Sponsor, pursuant to which NCAC may borrow up to an aggregate principal amount of $1,000,000. The Promissory Note is non-interest bearing and payable upon the consummation of a business combination. Upon consummation of a business combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the Promissory Note into NCAC Working Capital Units at a price of $10.00 per NCAC Working Capital Unit. Additional loans may be made after the date of this proxy statement/prospectus. The Sponsor previously extended the period of time to consummate the Business Combination by six months (for a total of up to 21 months to complete a Business Combination, from January 22, 2023 to July 22, 2023) by contributing an aggregate of $495,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.055 per NCAC Public Share for each additional month)), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination (the “First Extension Note”). The Sponsor has funded the entire $495,000 amount of the First Extension Note as of the date hereof. The Sponsor (or its designees) has extended the period of time to consummate the Business Combination by an additional six months (for a total of up to 27 months to complete a Business Combination, from July 22, 2023 to January 22, 2024) by contributing an aggregate of approximately $200,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.03 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination (the “Second Extension Note”). The Sponsor has funded $133,562.52 of the Second Extension Note as of the date hereof. If the Business Combination is not consummated, any outstanding loans, including the Promissory Note, the First Extension Note and the Second Extension Note, will not be repaid and will be forgiven except to the extent there are funds available to NCAC outside of the Trust Account;

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NCAC’s Sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them on NCAC’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of the record date, the Sponsor and NCAC’s officers and directors and their affiliates had incurred no unpaid reimbursable expenses;

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The appointment of Mr. Marc Balkin as a director of Pubco. As a director, in the future, Mr. Balkin may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors;

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The continued indemnification of current directors and officers of NCAC and the continuation of directors’ and officers’ liability insurance after the Business Combination;

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The Sponsor and its affiliates will lose their entire investment in NCAC with respect to the NCAC Class B Ordinary Shares and NCAC Private Placement Units they own if an initial business combination is not completed, which were collectively purchased by such parties for an aggregate purchase price of $25,000 and $9,200,000, respectively. Such capital contributions would be lost if an initial business combination is not completed;

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If NCAC is unable to complete a business combination within the required time period, the Sponsor and its affiliates stand to lose up to $      , reflecting the market value (as of the record date) of the Class B Ordinary Shares detailed above, the market value (as of the record date) of the NCAC Private Placement Units detailed above and the amount loaned pursuant to the Promissory Note, the First Extension Note and the Second Extension Note;

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CCM, an affiliate of the Sponsor, is acting as financial advisor to NCAC. In connection therewith, CCM will be paid (i) an advisory fee in an amount equal to $1,000,000 paid in full simultaneously with the closing of NCAC’s initial business combination transaction or an equivalent dollar amount of common stock or equivalent equity of the publicly listed post-business combination company which shares shall be delivered between sixty (60) and ninety (90) calendar days following the closing of the transaction as determined by NCAC (the “Advisory Fee”); and (ii) 5.0% of gross proceeds raised from investors or other third parties and received by NCAC or the target company simultaneously with or before the closing of the transaction, including but not limited to, proceeds released from the Trust Account with respect to any NCAC shareholder that (x) entered into a non-redemption or other similar agreement or (y) did not redeem NCAC Class A Ordinary Shares, in each instance to the extent such shareholder was identified to NCAC by CCM (the “Offering Fee”, and, together with the Advisory Fee, the “Transaction Fee”) which shall be payable by NCAC and due to CCM simultaneously with the closing of the business combination transaction; provided, however, that NCAC may apply up to 50% of the Offering Fee (but no more than $500,000) as a reduction to the Advisory Fee.
These financial interests may mean that the Sponsor (and accordingly NCAC’s officers and directors who are members of the Sponsor) may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow NCAC to wind up having failed to consummate a business combination and lose their entire investment. For example, if the share price of Pubco Common Shares declined to $5.00 per share after the close of the Business Combination, NCAC’s public shareholders that purchased shares in the IPO, would have a loss of $5.00 per share, while the Sponsor would have a gain because the Sponsor acquired its NCAC Class B Ordinary Shares for a nominal amount. In other words, the Sponsor can earn a positive rate of return on its investment even if public shareholders experience a negative rate of return in the post-combination company.
Reasons for the Approval of the Business Combination
After careful consideration, NCAC’s board of directors recommends that NCAC’s shareholders vote “FOR” each proposal being submitted to a vote of the NCAC shareholders at the special meeting. For a description of NCAC’s reasons for the approval of the Business Combination and the recommendation of NCAC’s board of directors, see the section entitled “The Business Combination — NCAC’s Board of Directors’ Reasons for the Approval of the Business Combination.”
Redemption Rights
Pursuant to NCAC’s Amended and Restated Articles, any holders of NCAC Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any). If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of NCAC’s IPO as of two business days prior to the consummation of the Business Combination, less taxes payable, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $      on                 , 2023, the record date, the estimated per share redemption price would have been approximately $      .
If you exercise your redemption rights, your NCAC Class A Ordinary Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption. See the section entitled “The Special Meeting — Redemption Rights.”
Impact of the Business Combination on Pubco’s Public Float
NCAC Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of NCAC Public Shareholders are substantially reduced as a result of redemptions by NCAC Public Shareholders.

If a NCAC Public Shareholder exercises his, her or its redemption rights, such exercise will not result in the loss of any warrants that such NCAC Public Shareholder may hold. As a result, any non-redeeming NCAC Public Shareholders would experience dilution to the extent such NCAC Public Warrants are exercised and additional Pubco Common Shares are issued. In addition, to the extent of any redemptions, fewer funds from the Trust Account would be available to Pubco to be used in its business following the consummation of the Business Combination.
In the event that the proceeds of the Business Combination are lower than anticipated due to excessive redemptions, or Pubco is otherwise unable to obtain alternative financing sources to meet its working capital and capital expenditure requirements, Pubco’s growth plans will be materially and adversely affected.
The Maximum Redemptions (100% Redemptions) scenario assumes that NCAC shareholders exercise their redemption rights with respect to all 1,113,021 NCAC Public Shares subject to redemption upon consummation of the Business Combination (at a redemption price of approximately $11.07 per share based on cash and marketable securities held in the trust account as of July 7, 2023). If NCAC is unable to consummate the Business Combination because it does not have sufficient funds available after the NCAC Shareholder Redemption, NCAC will be forced to cease operations and liquidate the Trust Account if it does not complete an initial business combination prior to its expiration.
Each scenario below assumes that the parties secure $20 million of PIPE financing in order to ensure that there is sufficient funding to meet the $20 million Minimum Cash Condition. At this time, the parties do not have a firm commitment of such funding.
The sensitivity table below shows the potential impact of redemptions on the ownership of current NCAC shareholders and Psyence shareholders, and the pro forma book value per share of the shares owned by NCAC Public Shareholders under different redemption scenarios, taking into account certain potential sources of dilution as detailed below. The sensitivity table below does not include shares underlying NCAC Working Capital Units as potential sources of dilution as such warrants may never be issued upon consummation of the Business Combination given that the Sponsor (or its designees) is under no obligation to convert the principal balance of the Promissory Note into units.
	No Redemptions			25% Redemptions			50% Redemptions			75% Redemptions			Maximum Redemptions
Pro Forma Ownership	Shares	%	Fully Diluted	Shares	%	Fully Diluted	Shares	%	Fully Diluted	Shares	%	Fully Diluted	Shares	%	Fully Diluted
SPAC public shareholders	1,113,021	8.5%	4.2%	1,001,696	7.7%	3.8%	890,370	6.8%	3.4%	779,045	6.1%	3.0%	667,719	5.30%	2.6%
SPAC Founder Shares	3,535,000	26.8%	13.5%	3,535,000	27.0%	13.5%	3,535,000	27.3%	13.6%	3,535,000	27.5%	13.6%	3,535,000	27.74%	13.7%
Sponsor Private Placement shareholders	1,140,000	8.6%	4.3%	1,140,000	8.7%	4.4%	1,140,000	8.8%	4.4%	1,140,000	8.9%	4.4%	1,140,000	8.90%	4.4%
Third party advisors	402,500	3.1%	1.5%	402,500	3.1%	1.5%	402,500	3.1%	1.5%	402,500	3.1%	1.6%	402,500	3.20%	1.6%
PIPE Investors	2,000,000	15.2%	7.6%	2,000,000	15.3%	7.6%	2,000,000	15.4%	7.7%	2,000,000	15.6%	7.7%	2,000,000	15.69%	7.7%
Rollover equity shares of Target Group shareholders	5,000,000	37.9%	19.0%	5,000,000	38.2%	19.1%	5,000,000	38.6%	19.2%	5,000,000	38.9%	19.3%	5,000,000	39.20%	19.4%
Total Shares Outstanding, not reflecting potential sources of dilution	13,190,521	100.0%		13,079,196	100.0%		12,967,870	100.0%		12,856,545	100.0%		12,745,219	100.0%
For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Board of Directors of Pubco Following the Business Combination
The board of directors of Pubco will initially consist of five directors immediately after the consummation of the Business Combination and will include at least three independent directors or such higher number of independent directors as may be required by the rules of the Nasdaq corporate governance rules to the extent applicable to Pubco from time to time.
Material Tax Consequences
For a detailed discussion of certain U.S. federal income tax consequences and Cayman Islands tax consequences of the Business Combination, see the sections titled “Material U.S. Federal Income Tax Considerations” and “Material Cayman Islands Tax Considerations” in this proxy statement/prospectus.

Accounting Treatment
The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, NCAC will be treated as the “acquired” company for financial reporting purposes, and Psyence Biomed Corp. will be the accounting “acquirer.” This determination was primarily based on the assumption that Psyence shareholders will hold the largest minority of the voting power of Pubco, Psyence’s operations will substantially comprise the ongoing operations of Pubco, Psyence’s designees are expected to comprise a majority of the governing body of Pubco, and Psyence Biomed Corp.’s senior management will comprise the senior management of Pubco. However, NCAC does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization. The net assets of NCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The deemed costs of the shares issued by Psyence Biomed Corp., which represents the fair value of the shares that Psyence Biomed Corp. would have had to issue for the ratio of ownership interest in Pubco to be the same as if the Business Combination had taken the legal form of Psyence Biomed Corp. acquiring shares of NCAC, in excess of the net assets of NCAC will be accounted for as stock-based compensation under IFRS 2 Share-Based Payment.
The carve-out consolidated financial statements presented are those of Psyence Biomed Corp., the business that will, as a consequence of the Canadian Reorganization and the Share Exchange, the business that will be contributed to Psyence Biomed II Corp., that will become a direct wholly-owned subsidiary of Pubco. Accordingly, for accounting purposes, the financial statements of Psyence Biomed Corp. will represent a continuation of the financial statements of Pubco with the Business Combination treated as the equivalent of Psyence Biomed Corp. issuing shares for the net assets of NCAC, accompanied by a recapitalization, which is accounted for within the scope of IFRS 2, Share-based payment. The net assets of NCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Psyence in future reports of Pubco.
Other Shareholder Proposals
In addition to the Business Combination Proposal, NCAC shareholders will be asked to vote on:
The Merger Proposal: to consider and vote upon a proposal to approve, by special resolution: (i) NCAC be authorized to merge with Merger Sub, so that NCAC be the surviving company and all undertaking, property and liabilities of Merger Sub vest in NCAC by virtue of the Merger in accordance with the Business Combination Agreement and the Companies Act (As Revised) of the Cayman Islands; (ii) the Plan of Merger in the form attached as Annex D, pursuant to which NCAC will merge with Merger Sub, with NCAC being the surviving company; and (iii) entry into the Plan of Merger.
The Organizational Documents Proposal: to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the approval of the Proposed Articles of Pubco, which, if approved, would take effect at the time of the Closing (we refer to this proposal as the “Organizational Documents Proposal”);
The Advisory Articles Proposals: to consider and vote, on an advisory and non-binding basis, on three separate sub-proposals to approve certain governance provisions in the Proposed Articles. These separate votes are not otherwise required by under Cayman Islands law, separate and apart from the Organizational Documents Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions (we refer to these proposals as the “Advisory Articles Proposals”)
a.
Advisory Articles Proposal 4A: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish the authorized capital of Pubco to consist of an unlimited number of common shares.

b.
Advisory Articles Proposal 4B: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish Pubco’s corporate name as “Psyence Biomedical Ltd.”

c.
Advisory Articles Proposal 4C: To approve, on an advisory and non-binding basis, the exclusion from the Proposed Articles of certain provisions related to NCAC’s status as a blank check company that will not apply to Pubco upon consummation of the Business Combination.
The Incentive Plan Proposal: to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, the Pubco 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex E (we refer to this proposal as the “Incentive Plan Proposal”);
The Director Proposal: to consider and vote upon the appointment of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of Pubco (we refer to this proposal as the “Director Proposal”);
The Shareholder Adjournment Proposal: to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate as determined by the NCAC Board (the “Shareholder Adjournment Proposal”).
Appraisal or Dissenters’ Rights
No appraisal or dissenters’ rights are available to holders of NCAC Ordinary Shares or NCAC Warrants in connection with the Business Combination.
In relation to the Merger and the holders of NCAC Ordinary Shares, the Companies Act prescribes when shareholder appraisal or dissent rights are available and sets limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the holders of the NCAC Ordinary Shares are entitled to exercise the rights of redemption as set out herein, and the NCAC Board has determined that the redemption proceeds payable to the holders of the NCAC Ordinary Shares who exercise such redemption rights represent the fair value of those shares. Summaries of the relevant sections of the Companies Act follow:
Section 238. (1) provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
Section 239. (1) provides that no rights under section 238 of the Companies Act shall be available in respect of the shares of any class for which an open market exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Companies Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).
Date, Time and Place of Special Meeting
The special meeting will be held in person at            a.m., Eastern time, on            , 2023, at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017, or such other date, time and place to which such meetings may be adjourned or postponed, for the purpose of considering and voting upon the proposals. You may attend the special meeting and vote your shares electronically during the special meeting via live webcast by visiting        .
Record Date and Voting
You will be entitled to vote or direct votes to be cast at the special meeting if you owned NCAC Ordinary Shares at the close of business on                 , 2023, which is the record date for the special

meeting. You are entitled to one vote for each NCAC Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 8,788,021 NCAC Ordinary Shares outstanding, of which 2,253,021 are NCAC Class A Ordinary Shares and 6,535,000 NCAC are Class B Ordinary Shares.
NCAC’s Sponsor, officers and directors have agreed to vote all of their NCAC Ordinary Shares in favor of the Business Combination. NCAC’s issued and outstanding warrants do not have voting rights at the special meeting.
Proxy Solicitation
Proxies may be solicited by mail. NCAC has engaged Advantage Proxy to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “The Special Meeting — Revocability of Proxies.”
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of NCAC’s shareholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the NCAC Ordinary Shares outstanding and entitled to vote at the special meeting is represented in person or by proxy.
The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting.
The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting.
The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being requires the affirmative vote of the holders of a majority of at least two-thirds of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting.
The approval of each of the Advisory Articles Proposals, the Incentive Plan Proposal, the Director Proposal and the Shareholder Adjournment Proposal, if presented, requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting.
Recommendation to NCAC Shareholders
NCAC’s board of directors believes that each of the proposals is in the best interests of NCAC and its shareholders and recommends that its shareholders vote “FOR” each of the proposals to be presented at the special meeting.
Risk Factors Summary
In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to NCAC and Psyence are summarized below:
NCAC
•
NCAC may not be able to complete its initial business combination within the prescribed time frame, in which case NCAC would cease all operations except for the purpose of winding up and would redeem its NCAC Public Shares and liquidate, in which case its public shareholders would receive their pro rata portion of the Trust Account and our warrants will expire worthless.
•
If a shareholder fails to receive notice of NCAC’s offer to redeem its NCAC Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•
You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your NCAC Public Shares or warrants, potentially at a loss.

•
The Sponsor and NCAC’s directors, officers, advisors or their affiliates may elect to purchase shares from Public Shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of NCAC Public Shares.

•
If a shareholder or a “group” of shareholders are deemed to hold in excess of 15% of NCAC Public Shares, such shareholder or group will lose the ability to redeem all such shares in excess of 15% of NCAC Public Shares.

•
NCAC’s shareholders cannot be sure of the market value of the Pubco Common Shares to be issued upon completion of the Business Combination.

•
The Pubco Common Shares to be received by NCAC’s shareholders as a result of the Business Combination will have different rights from NCAC Ordinary Shares.

•
NCAC’s Sponsor, officers and directors have agreed to vote in favor of the Business Combination, regardless of how the NCAC Public Shareholders vote.

•
The Sponsor and NCAC’s executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in the Registration Statement of which this proxy statement/prospectus is a part.

•
Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Pubco’s financial condition, results of operations and Pubco’s stock price, which could cause you to lose some or all of your investment.

•
NCAC’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.

Psyence
•
We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We anticipate that we will incur significant losses for the foreseeable future.

•
Psyence has a limited operating history and expects a number of factors to cause its operating results to fluctuate on an annual basis, which may make it difficult to predict the future performance of Psyence.

•
Psyence has never generated revenue and may never be profitable.

•
Even if the Business Combination is consummated, Pubco will require substantial additional funding to achieve its business goals, and if it is unable to obtain this funding when needed and on acceptable terms, it could be forced to delay, limit or terminate its product development efforts.

•
We depend on our current key personnel and our ability to attract and retain employees.

•
The psychedelic therapy and biotechnology industries are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm Psyence in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing Psyence to expend greater resources to meet new or additional competitive threats, all of which could harm Psyence’s operating results.

•
Current and future preclinical and clinical studies will be conducted outside the United States, and the FDA may not accept data from such studies to support any NDAs submitted after completing the applicable developmental and regulatory prerequisites (absent an IND).

•
There is a high rate of failure for product candidates proceeding through clinical trials.

•
Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, Psyence may not have favorable results in its planned and future clinical trials.

•
Negative results from clinical trials or studies of others and adverse safety events involving Psyence’s psychedelic analogs could have a material adverse effect on Psyence’s business.

•
Costs associated with compliance with numerous laws and regulations could impact our financial results. In addition, we could become subject to increased enforcement and/or litigation risks associated with the psychedelic therapeutics industry.

•
We are dependent on licensed intellectual property. If we were to lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing our product candidates, if approved. If we breach any of the agreements under which we license the use, development and commercialization rights to our product candidates or technology from third parties or, in certain cases, we fail to meet certain development deadlines, we could lose license rights that are important to our business.

•
If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

•
Our prospective products will be subject to the various federal and state laws and regulations relating to health and safety and failure to comply with, or changes in, these laws or regulations could have an adverse impact on our business.

•
Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

•
Psyence may be subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect Psyence’s business and results of operations.

•
Psyence may voluntarily suspend or terminate a clinical trial if at any time its believes that any of its product candidates presents an unacceptable risk to participants, if preliminary data demonstrates that the product candidate is unlikely to receive regulatory approval or unlikely to be successfully commercialized, or if sufficient funds to proceed to the next phases of clinical trials are not raised.

•
The psychedelic therapy industry and market are relatively new, and this industry and market may not continue to exist or grow as anticipated.

•
Negative public opinion and perception of the psychedelic industry could adversely impact Psyence’s ability to operate and Psyence’s growth strategy.

•
The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies.

•
The psychedelic therapy industry is difficult to quantify and investors will be reliant on their own estimates of the accuracy of market data.

•
Psyence may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

•
If third parties claim that intellectual property owned or used by Psyence infringes upon their intellectual property, Psyence’s operating profits could be adversely affected.

•
If Psyence is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its products could be significantly diminished.

SELECTED HISTORICAL FINANCIAL DATA OF NCAC
The following tables summarize the relevant financial data for NCAC’s business and should be read in conjunction with the section entitled “NCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and NCAC’s audited financial statements, and the notes related thereto, which are included elsewhere in this proxy statement/prospectus and NCAC’s periodic reports filed with the SEC.
The following tables present NCAC’s selected historical financial information derived from NCAC’s audited financial statements included elsewhere in this proxy statement/prospectus as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021 and the unaudited financial information as of March 31, 2023 and for the three months ended March 31, 2023.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with NCAC’s financial statements and related notes and the section entitled “NCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus.
	Three Months Ended March 31, 2023	Year Ended December 31, 2022	For the Period From February 25, 2021 (Inception) Through December 31, 2021
Income Statement Data:
Total operating expenses	$(771,493)	$(1,293,977)	$(334,288)
Net income (loss)	(24,489)	$8,014,314	$8,230,440
Weighted average shares outstanding, redeemable Class A ordinary shares	4,896,611	26,140,000	6,146,343
Basic and diluted net loss per share, redeemable Class A ordinary shares	$0.15	$0.38	$6.72
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	6,535,000	6,535,000	6,594,170
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.00)	$0.25	$0.65
	March 31, 2023	December 31, 2022	December 31, 2021
Balance Sheet Data:
Investments held in the Trust Account	$16,115,127	$257,725,405	$255,002,424
Total assets	$16,403,725	$258,931,117	$256,224,293
Total liabilities	$14,879,603	$14,271,212	$19,578,702
Class A ordinary shares subject to possible redemption	$16,176,025	$258,554,215	$255,000,000
Total shareholders’ deficit	$(14,651,903)	$(13,894,310)	$(18,354,409)

SELECTED HISTORICAL FINANCIAL DATA OF PSYENCE BIOMED CORP.
The following tables present Target’s selected historical financial information derived from Psyence Biomed Corp.’s audited carve-out consolidated financial statements included elsewhere in this proxy statement/prospectus as of March 31, 2023, 2022 and 2021 and for the years ended March 31, 2023 and 2022.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Psyence Biomed Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the carve-out consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Psyence Biomed Corp.’s carve-out consolidated financial statements are prepared and presented in Canadian Dollars and in accordance with IFRS.
Carve-Out Consolidated Balance Sheets
	As of March 31, 2023	As of March 31, 2022	As of March 31, 2021
ASSETS
Cash and cash equivalents	$1,805,766	$2,191,095	$6,006,436
Restricted cash	40,000	40,000	—
Prepaids and other current assets	306,426	56,101	181,172
TOTAL ASSETS	$2,152,192	$2,287,196	$6,187,608
LIABILITIES
Accounts payable and accrued liabilities	$2,423,467	$164,500	$127,590
TOTAL LIABILITIES	$2,423,467	$164,500	$127,590
EQUITY
Net parent investment	$(271,275)	$2,122,696	$6,060,018
TOTAL LIABILITIES AND NET PARENT INVESTMENT	$2,152,192	$2,287,196	$6,187,608
Carve-Out Consolidated Statement of Operations and Comprehensive Loss
	Fiscal Year Ended March 31, 2023	Fiscal Year Ended March 31, 2022
Revenue	$—	—
Expenses
General and administrative	484,382	482,305
Research and development	2,126,762	171,335
Sales and marketing	9,292	21,862
Professional fees and consulting fees	$1,655,663	1,641,574
Total operating expenses	$4,276,099	2,317,076
Other Income
Interest income	$(2,054)	—
Net loss before other comprehensive loss	$4,274,045	2,317,076
Foreign currency translation (gain)/loss	$(35,574)	2,856
Total comprehensive loss	$4,238,471	2,319,932

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
NCAC is providing the following summary unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.
The following selected unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of NCAC as of March 31, 2023 with the historical carve-out consolidated balance sheet of Psyence Biomed Corp. as of March 31, 2023, giving pro forma effect to the Business Combination, as if it had occurred as of March 31, 2023.
The following selected unaudited pro forma condensed combined statement of operations for the year ended March 31, 2023 combines the historical statement of operations of NCAC for the year ended December 31, 2022, and the historical carve-out consolidated statement of net loss and comprehensive loss of Psyence Biomed Corp. for year ended March 31, 2023, giving pro forma effect to the Business Combination as if it had occurred on April 1, 2022, the beginning of the period presented.
The selected unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of the Public Shares into cash:
•
No Additional Redemption Scenario:   This scenario assumes that none of NCAC’s existing Public Shareholders exercise their redemption rights in connection with the approval of the Business Combination with respect to their Public Shares; and

•
Maximum Redemption Scenario:   This scenario assumes that 445,302 Public Shares (representing approximately 40.01% of the total Public Shares outstanding) are redeemed in connection with the Business Combination for an aggregate redemption payments of $4.9 million based on an assumed redemption price of $11.07 per share. If NCAC’s Public Shareholders redeem more than 445,302 Public Shares and no additional funds are raised by NCAC or Pubco through other permitted financing, then we expect that the Minimum Cash Condition will not be satisfied and the Business Combination will not be consummated unless the Minimum Cash Condition is waived.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions and are factually supportable. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco upon consummation of the transactions.
The historical financial carve-out consolidated statements of Psyence Biomed Corp. have been prepared in accordance with IFRS as issued by the IASB and in its presentation currency of the Canadian Dollar (“CDN” or “CDN$”). The historical financial statements of NCAC have been prepared in accordance with U.S. GAAP in its presentation currency of the U.S. dollar (“USD” or “$”). The condensed combined pro forma financial information reflects IFRS and in USD, the basis of accounting used by the registrant, Pubco, and other than the reclassification and presentation of redeemable NCAC Public Shares as other liabilities under IFRS, disclosed in the pro formas notes, no material accounting policy difference is identified in converting NCAC’s historical financial statements from U.S. GAAP to IFRS or Psyence Biomed Corp. from CDN to USD. The adjustments presented in the pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco after giving effect to the Business Combination. NCAC and Psyence Biomed Corp. did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
This information should be read together with financial statements of NCAC and the carve-out consolidated financial statements of Psyence Biomed Corp and related notes, “NCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Psyence Biomed Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.
The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the summary unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Pubco will experience.
Statement of Operations
	Pro Forma Combined
In USD	Psyence Biomed Corp. (Historical for the year ended March 31, 2023)	NCAC (Historical for the year ended December 31, 2022)	Scenario 1 – Assuming no redemptions	Scenario 2 – Assuming maximum redemptions
Operating expenses
Sales and marketing	$(7,024)	$—	$(7,024)	$(7,024)
Research and development	(1,607,565)	—	(1,607,565)	(1,607,565)
General and administrative	(366,132)	(869,379)	(56,986,943)	(57,461,680)
Professional fees and consulting fees	(1,251,474)	(424,598)	(1,676,072)	(1,676,072)
Foreign exchange gain (loss)	26,890	—	26,890	26,890
Interest income	1,553	3,551,791	1,553	1,553
Total operating expense	(3,203,752)	(1,293,977)	(60,249,161)	(60,723,898)
Other income and (expense)
Change in fair value of warrants	—	5,756,500	5,756,500	5,756,500
Profit (loss) before income tax	(3,203,752)	8,014,314	(54,492,661)	(54,967,398)
Income tax (expense) benefit	—	—	—	—
Net income (loss)	$(3,203,752)	$8,014,314	$(54,492,661)	$(54,967,398)
Basic and diluted net loss per share, redeemable Class A ordinary shares		$0.38
Basic and diluted net loss per share Class B ordinary shares		$0.25
Pro forma weighted average number of shares outstanding – basic and diluted			13,190,521	12,745,219
Pro forma loss per share – basic and diluted			$(4.13)	$(4.31)
Balance Sheet Data
	Pro Forma Combined
In USD	Target (Historical As of March 31, 2023)	NCAC (Historical As of March 31, 2023)	Scenario 1 – Assuming no redemptions	Scenario 2 – Assuming maximum redemptions
Total current assets	$1,590,329	$288,598	$23,258,537	$20,499,070
Total non-current assets	—	16,115,127	—	—
Total assets	$1,590,329	$16,403,725	$23,258,537	$20,499,070
Total current liabilities	$1,790,783	$14,879,603	$1,789,332	$3,957,632
Temporary equity	—	16,176,025	—	—
Total equity	(200,454)	(14,651,903)	21,469,205	16,541,438
Total equity and liabilities	$1,590,329	$16,403,725	$23,258,537	$20,499,070

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking statements within the meaning of U.S. federal securities laws with respect to the Business Combination between Psyence, NCAC and Pubco, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the anticipated growth in the industry in which Psyence operates and anticipated growth in demand for Psyence’s products, projections of Psyence’s future financial results and possible growth opportunities for Psyence. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “budget,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of NCAC’s securities, (ii) the risk that the Business Combination may not be completed by NCAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by NCAC, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Business Combination Agreement by the shareholders of NCAC, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vi) the effect of the announcement or pendency of the Business Combination on Psyence’s business relationships, performance, and business generally, (vii) risks that the proposed Business Combination disrupts current plans of Psyence or diverts management’s attention from Psyence’s ongoing business operations and potential difficulties in Psyence’s employee retention as a result of the proposed Business Combination, (viii) the outcome of any legal proceedings that may be instituted against Psyence, Pubco, NCAC or their respective directors or officers related to the proposed Business Combination, (ix) the ability of Pubco, NCAC or a successor thereto to maintain the listing of its securities on The Nasdaq Stock Market LLC, (x) volatility in the price of the securities of Pubco, NCAC or a successor thereto due to a variety of factors, including changes in the competitive and highly regulated industries in which Psyence plans to operate, variations in performance across competitors, changes in laws and regulations affecting Psyence’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities, (xii) the risk that Psyence has a limited operating history, has not yet released a commercially available product and does not have experience manufacturing or selling a commercial product at scale and (xiii) the risk that Psyence may not be able to effectively manage its growth, including its design, research, development and maintenance capabilities.
The foregoing list of factors is not exhaustive. Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in NCAC’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed by Pubco, NCAC or a successor thereto from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements in this document represent the views of Pubco and NCAC and Psyence as of the date of this document. Subsequent events and developments may cause that view to change. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this document are qualified by these cautionary statements. Psyence, Pubco and NCAC assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of Psyence, Pubco nor NCAC gives any assurance that Psyence, Pubco or NCAC will achieve its expectations. The inclusion of any statement in this document does not constitute an admission by Psyence, Pubco or NCAC or any other person that the events or circumstances described in such statement are material.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of Psyence and will also apply to the business and operations of Pubco following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of Pubco following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by Pubco, NCAC and Psyence, which later may prove to be incorrect or incomplete. Pubco, NCAC and Psyence may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party.
Risks Related to Psyence’s Business and Industry
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Psyence and its subsidiaries prior to the consummation of the Business Combination, which will be the business of Pubco and its subsidiaries following the consummation of the Business Combination.
We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We anticipate that we will incur significant losses for the foreseeable future.
Investment in biotechnology product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate effectiveness or an acceptable safety profile, gain regulatory approval and become commercially viable. All of Psyence’s product candidates will require substantial additional capital expenditures and development time, including extensive clinical research and resources, before it would be able to apply for and then receive marketing authorization and begin generating revenue from product sales.
Since its inception, Psyence has invested most of its resources in establishing strategic partnerships, securing intellectual property licensing rights, building its own intellectual property portfolio, raising capital, building its management team and providing general and administrative support for these operations. Psyence has incurred losses in each year since its inception and expects to incur significant losses for the foreseeable future. Psyence’s net loss for the years ended March 31, 2022 and March 31, 2023 was USD$1.85 million and USD$3.15 million, respectively. To date, no products have been approved for commercial sale and Psyence has not generated any revenue. Psyence has financed operations solely through the sale of equity securities and convertible debt financings. Psyence continues to incur significant research and development and other expenses related to ongoing operations and expects to incur losses for the foreseeable future, including following the completion of the Business Combination.
Due to the numerous risks and uncertainties associated with the development of its product candidates, Psyence is unable to predict the timing or amount of its expenses, or when it will be able to generate any meaningful revenue or achieve or maintain profitability, if ever. In addition, its expenses could increase beyond current expectations if Psyence is required by the Therapeutic Goods Administration in Australia (“TGA”), the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), Medicines and Healthcare products Regulatory Agency in the UK (“MHRA”), or other comparable foreign regulatory authorities, to perform preclinical studies or clinical trials in addition to those that Psyence currently anticipates, or if there are any delays in any of Psyence’s or its future collaborators’ clinical trials or the development of the existing product candidates and any other product candidates that Psyence may identify. Even if Psyence’s existing product candidates or any future product candidates that Psyence may identify are approved for commercial sale, Psyence anticipates incurring significant costs associated with commercializing any approved product and ongoing compliance efforts.

Psyence has a limited operating history and expects a number of factors to cause its operating results to fluctuate on an annual basis, which may make it difficult to predict the future performance of Psyence.
Psyence is a clinical stage biotechnology development company with a limited operating history. Consequently, any predictions made about Psyence’s future success or viability may not be as accurate as they could be if Psyence had a longer operating history and additional definitive partnership agreements in place. Psyence’s operating results are expected to significantly fluctuate from quarter-to-quarter or year-to-year due to a variety of factors, many of which are beyond its control. Factors relating to Psyence’s business that may contribute to these fluctuations include, but are not limited to:
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any delays or issues in finding, and establishing successful business arrangements with, pharmaceutical and product development partners to assist in moving its product candidates through the development and commercialization processes;

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delays in the commencement, enrolment and timing of clinical trials;

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the success of its preclinical trials;

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potential side effects of its product candidates that could delay or prevent approval or license-out agreements or cause an approved product candidate to be eliminated;

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its ability to obtain additional funding to develop its product candidates;

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its ability to attract and retain talented and experienced personnel to manage its business effectively;

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competition from existing psychedelic analogs companies or new psychedelic analogs companies that continue to emerge;

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assuming market authorization has been obtained for our product candidates, the ability of patients or healthcare providers to obtain coverage or sufficient reimbursement for such products;

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its ability to adhere to clinical study requirements directly or with third parties such as clinical research organizations (“CROs”);

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its dependency on third-party manufacturers to manufacture products and key ingredients;

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its ability to establish or maintain collaborations, licensing or other transactions;

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its ability to defend against any challenges to its intellectual property, including claims of patent infringement;

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its ability to enforce its intellectual property rights against potential competitors;

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its ability to secure additional intellectual property protection for its product candidates and associated manufacturing methods currently under development;

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a biological or chemical effect that Psyence does not predict;

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adverse economic circumstances;

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potential liability claims; and

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the duration and effects of COVID-19 on Psyence’s personnel, business, operations and financial condition.

Accordingly, the results of any historical financial periods should not be relied upon as indications of future operating performance.
Psyence has never generated revenue and may never be profitable.
Psyence may never be able to develop or commercialize marketable products or achieve profitability. Revenue from the sale of any product candidate for which regulatory approval is obtained will be dependent, in part, upon the size of the markets in the territories for which Psyence gains regulatory approval, the accepted price for the product, the acceptance of the product by physicians and patients, the ability to obtain reimbursement at any price and whether Psyence owns the commercial rights for that territory. Psyence’s growth strategy depends on its ability to generate revenue. In addition, if the number of addressable patients is not as anticipated, the indication or intended use approved by regulatory authorities is narrower than expected, or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, Psyence may not generate significant revenue from sales of such products, even if approved. Even if Psyence is able to generate revenue from the sale of any approved products, Psyence may not become profitable and may need to obtain additional funding to continue operations. Even if Psyence were to achieve profitability in the future, it may not be able to sustain profitability in subsequent periods.
Psyence’s failure to achieve sustained profitability would depress the value of Pubco following the Business Combination and could impair its ability to raise capital, expand the business, diversify its research and development pipeline, market its product candidates, if approved, and pursue or continue operations. Psyence’s prior losses, combined with expected future losses, have had and will continue to have an adverse effect on shareholders’ equity and working capital.
Even if the Business Combination is consummated, Pubco will require substantial additional funding to achieve its business goals, and if it is unable to obtain this funding when needed and on acceptable terms, it could be forced to delay, limit or terminate its product development efforts.
Psyence’s clinical trial and product development pipeline currently consists of one active preclinical study in Canada, and one Phase IIb study currently under review in Australia. We have also obtained approval from the MHRA to conduct a Phase IIa study in the UK, which was not initiated due to certain cost-effective incentives provided by Australia. Once the Phase IIb study in Australia is completed, a Phase III pivotal study program will begin, of which the size and number of trials will depend on the results of the Phase IIb study, the advice given to Psyence from the regulatory authorities and whether the FDA will assess the program as being fast-tracked or eligible as a breakthrough therapy. If the assessment is the latter, the Phase III program could be smaller than anticipated and less than the usual required two pivotal studies to support market authorization.
Psyence intends to submit the NDA requesting assessment via the 505(b)(2) pathway. A 505(b)(2) application is an NDA that contains full reports of investigations of safety and effectiveness, where at least some of the information required for approval comes from studies not conducted by or for the applicant, and for which the applicant has not obtained a right of reference or use, including, for example, the agency’s finding of safety and/or effectiveness for a listed drug or published literature. This could potentially allow for a shorter development program along with less data that is developed by Psyence, as compared to a regular NDA submission. Despite the usage of psilocybin for decades, there have been relatively few studies pertaining to psilocybin products due to the ban on the research into psychedelics. However, recently, academic institutions have been allowed to conduct such studies.
Conducting clinical trials and developing biopharmaceutical products is expensive and time consuming, and we expect to require substantial additional capital to conduct research, preclinical studies and clinical trials for the current and future trials, seek regulatory approvals for our product candidates and launch and commercialize any products for which Psyence may receive regulatory approval, including building our own commercial sales, marketing and distribution organization. Our management and strategic decision makers have not made decisions regarding the future allocation of certain resources among Psyence’s pipeline of trials, but continue to evaluate the needs and opportunities with respect to each of these trials routinely and on a case-by-case basis. Because the outcome of any preclinical or clinical development and regulatory approval process is highly uncertain (including the size and quantum of the Phase III registrational program), Psyence cannot reasonably estimate the actual amounts necessary to successfully complete the development, regulatory approval process and potential commercialization of its product candidates and any future product candidates it may identify.
Psyence expects that the cash provided in the Business Combination, together with Psyence’s existing cash, will be sufficient to fund operations through 18 months following the Closing. However, Psyence’s operating plan may change as a result of many factors currently unknown, and Psyence may need to seek additional funds sooner than planned, through public or private equity or debt financings, sales of assets or programs, other sources, such as strategic collaborations or license and development agreements, or a combination of these approaches. Even if Psyence believes that its funds are sufficient for its current or future operating plans, it may opportunistically seek additional capital if market conditions are favorable or for specific strategic considerations. Psyence’s spending will vary based on new and ongoing product development and business development activities. Any such additional fundraising efforts for Psyence may divert management from their day-to-day activities, which may adversely affect Psyence’s ability to develop and commercialize product candidates that Psyence may identify and pursue. Moreover, such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may affect Psyence’s business. Changing circumstances, some of which may be beyond Psyence’s control, could cause Psyence to consume capital significantly faster than currently anticipated, and Psyence may need to seek additional funds sooner than planned. Psyence’s future funding requirements, both short-term and long-term, will depend on many factors, including, but not limited to:
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the time and cost necessary to complete ongoing and planned clinical trials;

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the outcome, timing and cost of meeting regulatory requirements established by the TGA, FDA, the EMA, the MHRA and other comparable foreign regulatory authorities;

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the progress, timing, scope and costs of preclinical studies, clinical trials and other related activities for ongoing and planned clinical trials, and potential future clinical trials;

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the costs of obtaining clinical and commercial supplies of raw materials and drug products for Psyence’s product candidates, as applicable, and any other product candidates Psyence may identify and develop;

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Psyence’s ability to successfully identify and negotiate acceptable terms for third-party supply and contract manufacturing agreements with contract manufacturing organizations (“CMOs”);

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the costs of commercialization activities for any of Psyence’s product candidates that receive marketing approval, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities, or entering into strategic collaborations with third parties to leverage or access these capabilities;

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the amount and timing of sales and other revenues from Psyence’s product candidates, if approved, including the sales price and the availability of coverage and adequate third-party reimbursement;

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the cash requirements of developing Psyence’s programs and Psyence’s ability and willingness to finance their continued development;

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the cash requirements of any future acquisitions or discovery of product candidates;

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the time and cost necessary to respond to technological and market developments, including other products that may compete with one or more of Psyence’s product candidates;

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the costs of acquiring, licensing or investing in intellectual property rights, products, product candidates and businesses;

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the costs of maintaining, expanding and protecting Psyence’s intellectual property portfolio;

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its ability to attract, hire and retain qualified personnel as Psyence expands research and development and establishes a commercial infrastructure; and

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the costs of operating as a public company in the United States and maintaining a listing on Nasdaq.

Psyence cannot be certain that additional funding will be available on acceptable terms, or at all. Market volatility resulting from the COVID-19 pandemic and the related U.S. and global economic impact or other factors could also adversely impact the ability to access funds as and when needed. If adequate funds are not available to Psyence on a timely basis, Psyence may be required to delay, limit or terminate one or more research or development programs or trials or the potential commercialization of any approved products or be unable to expand operations or otherwise capitalize on business opportunities, as desired, which could materially affect Psyence’s business, prospects, financial condition and results of operations.
We depend on our current key personnel and our ability to attract and retain employees.
Our future growth and success depends on our ability to recruit, retain, manage and motivate our employees. We are highly dependent on our current management and scientific personnel, including Dr. Neil Maresky (Chief Executive Officer), Jody Aufrichtig (Executive Chairman), Warwick Corden-Lloyd

(Chief Financial Officer), Dr. Clive Ward-Able (Medical Director) and Taryn Vos (General Counsel). The inability to hire or retain experienced management personnel could adversely affect our ability to execute our business plan and harm our operating results. Due to the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense and we may be unable to continue to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.
The pro forma financial statements are presented for illustrative purposes only and may not be an indication of Pubco’s financial condition or results of operations following the completion of the Business Combination.
The pro forma financial statements contained in this proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of Pubco’s financial condition or results of operations following the completion of the Business Combination for several reasons. The pro forma financial statements have been derived from the historical financial statements of NCAC and Psyence and adjustments and assumptions have been made regarding Pubco after giving effect to the Business Combination. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by Pubco in connection with the Business Combination. For example, the impact of any incremental costs incurred in integrating NCAC and Psyence are not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of Pubco following the completion of the Business Combination may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Pubco’s financial condition or results of operations following the Business Combination. Any decline or potential decline in Pubco’s financial condition or results of operations may cause significant variations in the market price of Pubco’s securities.
Our historical financial results and our unaudited pro forma combined financial statements may not be representative of our results as a separate, stand-alone company.
The historical financial information we have included in this proxy statement/prospectus has been derived from the financial statements and accounting records of Psyence Group Inc. and does not necessarily reflect what our financial position, results of operations or cash flows would have been had we been a separate, stand-alone company during the periods presented. The historical information does not necessarily indicate what our results of operations, financial position, cash flows or costs and expenses will be in the future. Our pro forma financial information set forth under “Unaudited Pro Forma Combined Financial Information” reflects changes to our operations as a result of the separation. However, there can be no assurances that this unaudited pro forma combined financial information will appropriately reflect our financial position or results of operations as a separate, stand-alone company.
The psychedelic therapy and biotechnology industries are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm Psyence in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing Psyence to expend greater resources to meet new or additional competitive threats, all of which could harm Psyence’s operating results.
The psychedelic therapy and biotechnology industries are intensely competitive and subject to rapid and significant technological change. Psyence has competitors in Canada, the United States, Europe and other jurisdictions, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical and generic drug companies and universities and other research institutions. Many of its competitors have greater financial and other resources, such as larger research and development staff and more experienced marketing and manufacturing organizations than it does. Large pharmaceutical companies, in particular, have extensive experience in, and substantial capital resources for, conducting research, molecular derivative development, obtaining regulatory approvals, obtaining intellectual property protection and establishing key relationships. These companies also have significantly greater sales and marketing capabilities and experience in completing collaborative transactions in Psyence’s target markets with leading companies and research institutions.
Psyence’s competitors may introduce new psychedelic analogs or develop technological advances that compete with Psyence. Psyence cannot predict the timing or impact of competitors introducing new psychedelic analogs or technological advances. Such competing psychedelic analogs may be safer, more effective, more effectively marketed, licensed or sold or have lower prices or superior performance features than Psyence’s psychedelic analogs, and this could negatively impact Psyence’s business and results of operations. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the psychedelic analogs that Psyence develops obsolete. As a result of any of these factors, Psyence’s competitors may succeed in obtaining patent protection or discovering, developing and commercializing psychedelic analogs before Psyence does or may develop psychedelic analogs that are deemed to be more effective or gain greater market acceptance than those of Psyence.
Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative transactions with large, established companies. In addition, many universities and private and public research institutions may become active in the development of novel compounds. Psyence’s competitors may succeed in developing, acquiring or licensing on an exclusive basis, technologies and psychedelic analogs that are more effective or less costly than any of the psychedelic analogs that Psyence is currently developing or that it may develop, which could render its psychedelic analogs obsolete or non-competitive. If Psyence’s competitors market psychedelic analogs that are more effective, safer or less expensive or that reach the market sooner than Psyence’s psychedelic analogs, if any, Psyence may not achieve commercial success. In addition, because of its limited resources, it may be difficult for Psyence to stay abreast of the rapid changes in each technology. If Psyence fails to stay at the forefront of technological change, it may be unable to compete effectively. Technological advances or products developed by its competitors may render its technologies or psychedelic analogs obsolete, less competitive or not economical.
Current and future preclinical and clinical studies will be conducted outside the United States, and the FDA may not accept data from such studies to support any NDAs submitted after completing the applicable developmental and regulatory prerequisites (absent an IND).
Psyence is conducting a preclinical and a clinical study outside the United States. Psyence has received full approval of a study in the UK from the MHRA, which was not initiated due to certain cost-effective incentives provided by Australia. Psyence has also made a submission to the Australian Human Research Ethics Committees (HRECs) for the review of research proposals involving human participants to ensure that they are ethically acceptable. The protocol under review in Australia will be reviewed as part of a Pre-IND (Investigational New Drug) application by the FDA. To the extent Psyence does not conduct these clinical trials under an IND, the FDA may not accept data from such trials. Although the FDA may accept data from clinical trials conducted outside the United States that are not conducted under an IND, the FDA’s acceptance of these data is subject to certain conditions. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles and all applicable FDA regulations. The trial population must also adequately represent the intended U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. There can be no guarantee that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from such clinical trials, this would likely result in the need for additional trials and the completion of additional regulatory steps, which would be costly and time-consuming and could delay or permanently halt the development of Psyence’s product candidates.
There is a high rate of failure for product candidates proceeding through clinical trials.
Psyence has no registered products on the market, and its new potential psilocybin-based product candidates are currently either in the preclinical or clinical development phase. Psyence’s ability to achieve and sustain profitability with respect to its product candidates in which psilocybin is featured as the active pharmaceutical ingredient depends on obtaining regulatory approvals for and, if approved, successfully commercializing, its product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of its current or future product candidates, Psyence or an existing or future collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety, purity and potency of its product candidates.
Generally, there is a high rate of failure for product candidates proceeding through clinical trials. Psyence may suffer significant setbacks in its clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. Further, even if Psyence views the results of a clinical trial to be positive, applicable international regulatory authorities may disagree with Psyence’s interpretation of the data. In the event that Psyence obtains negative results from clinical trials for product candidates or other problems related to potential chemistry, manufacturing and control issues or other hurdles occur and its current or future product candidates are not approved, Psyence may not be able to generate sufficient revenue or obtain financing to continue its operations, its ability to execute on its current business plan may be materially impaired and its reputation in the industry and in the investment community might be significantly damaged. In addition, Psyence’s inability to properly design, commence and complete clinical trials may negatively impact the timing and results of its clinical trials and ability to seek approvals for its product candidates.
The testing, marketing and manufacturing of any new drug product for use in the U.S. will require approval from the FDA. Psyence cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more product candidates are ineffective or unsafe, in which event further development of such product candidates could be seriously delayed or terminated. Moreover, obtaining approval for certain product candidates may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on Psyence’s business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, Psyence may be required to withdraw such proposed drug from the market. To the extent that its success will depend on any regulatory approvals from government authorities outside of the U.S. that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.
Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, Psyence may not have favorable results in its planned and future clinical trials.
Successful development of therapeutic products is highly uncertain and is dependent on numerous factors, many of which are beyond Psyence’s control. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including, but not limited to:
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preclinical or clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet Psyence’s primary objectives) or to have harmful or problematic side effects;

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failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or regulatory requests for additional preclinical or clinical data or unexpected safety or manufacturing issues;

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manufacturing costs, pricing, or reimbursement issues or other factors that make the product not economical; and

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the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Any positive results from preclinical testing of Psyence’s prospective product candidates may not necessarily be predictive of the results from planned or future clinical trials for such product candidates. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical and early clinical development, and Psyence cannot be certain that it will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings while clinical trials were underway or safety or efficacy observations in clinical trials, including adverse events. If Psyence fails to produce positive results in its planned clinical trials for its product candidates as described in the section titled “Information about Psyence”, or its future clinical trials, the development timeline and regulatory approval and commercialization prospects for such product candidates, and, correspondingly, Psyence’s business and financial prospects, would be materially adversely affected.
Negative results from clinical trials or studies of others and adverse safety events involving Psyence’s psychedelic analogs could have a material adverse effect on Psyence’s business.
From time to time, studies or clinical trials on medical-grade psilocybin mushroom products may be conducted or sponsored by academics, research institutions or others, including government agencies. The publication of negative results of studies or clinical trials related to Psyence’s proposed products or the therapeutic areas in which Psyence’s proposed products will compete could have a material adverse effect on Psyence’s business, prospects, financial condition and results of operations.
Supply chain interruptions could delay Psyence in the process of developing its product candidates.
There are few licensed suppliers of input materials for the manufacture of Psyence’s product candidates. Any loss of stored materials or facilities through fire, theft or other causes could have an adverse effect on Psyence’s ability to procure the product candidate materials and continue product development activities. Furthermore, Psyence is largely dependent on Filament, for the supply of PEX010 (a capsule containing 25mg naturally sourced psilocybin and product being used in Psyence’s Phase IIb Study), and despite Psyence’s rights to manufacture the product candidate itself or through a third-party CMO in the event that Filament is unable to meet an order or demand for product, any interruption in Filament’s supply chain will lead to delays in Psyence’s drug development timelines. Furthermore, Filament will be required to continue to meet regulatory requirements applicable to the PEX010 product candidate and maintain GMP compliant standards which dictate the minimum requirements for the methods, facilities and controls used in manufacturing, processing and packing of a drug product. There can be no assurances that Filament or any CMOs will be able to meet Psyence’s timetable and requirements or carry out their contractual obligations in accordance with the applicable regulations. In addition, the drug product supplied to Psyence may not meet its specifications and quality policies and procedures nor may they be able to supply the drug product in commercial quantities when the time comes. If Psyence is unable to arrange for alternative third-party supply sources on commercially reasonable terms or in a timely manner, it may delay the development of its product candidates and could have a material adverse effect on Psyence’s business operations and financial condition.
Further, the failure of CMOs to operate in compliance with GMP or other applicable quality related regulations could result in, among other things, certain product liability claims in the event such failure to comply results in defective products that caused injury or harm. In general, Psyence’s dependence upon third parties for the supply of Psyence’s drug product may adversely affect profit margins and Psyence’s ability to develop and deliver viable end products on a timely and competitive basis.
Psyence’s proprietary information, or that of its strategic business partners, may be lost or Psyence may suffer security breaches.
In the ordinary course of business, Psyence collects and stores sensitive data, including valuable and commercially sensitive intellectual property, clinical trial data, proprietary business information and that of Psyence’s strategic business partners, as well as the personally identifiable information of clinical trial subjects, employees and patients, in and on Psyence’s networks. Despite security measures, information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise Psyence’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption of operations, damage to Psyence’s reputation, and cause a loss of confidence in Psyence’s ability to conduct clinical trials, which could adversely affect Psyence’s business, prospects, financial condition and results of operations.

Costs associated with compliance with numerous laws and regulations could impact our financial results. In addition, we could become subject to increased enforcement and/or litigation risks associated with the psychedelic therapeutics industry.
The manufacture, labeling and distribution of products containing psilocybin or other psychedelic analogs is governed by various federal, state and local agencies. To the extent we are able to successfully commercialize any of our currently contemplated product candidates via the FDA’s NDA approval pathway, the presence of psychedelic analogs as active or inactive ingredients, as applicable, may give rise to heightened regulatory scrutiny and greater risk of consumer litigation, either of which could further restrict the permissible scope of our marketing claims about such products or our ability to sell them in the United States at all. The shifting compliance environment and the need to build and maintain robust systems to comply with different psychedelic-related regulations in jurisdictions may increase costs and/or the risk that we may violate one or more applicable regulatory requirements. If our operations, or any of our activities or prospective products, are found to be in violation of any such laws or any other governmental regulations that apply to the manufacture, distribution, or sale of prescription drug products, generally, and to products containing psychedelic analogs, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business or our financial results.
Failure to comply with any applicable regulatory requirements, relating to psilocybin or otherwise, may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Additionally, advertising and labeling laws are often enforced by governmental officials, and any action based on potentially misleading or deceptive advertising is often followed by costly class-action complaints under consumer-protection laws.
Psyence may acquire businesses or products, or form additional strategic alliances, in the future, and may not realize the benefits of such acquisitions.
Psyence may acquire additional businesses or products, form additional strategic alliances, or create joint ventures with third parties that it believes will complement or augment its existing business. Any of these relationships may require Psyence to incur non-recurring and other charges, increase Psyence’s near and long-term expenditures, issue securities that dilute Psyence’s existing shareholders or disrupt Psyence’s management and business. In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. If Psyence acquires businesses with promising markets or technologies, it may not be able to realize the benefit of acquiring such businesses if it is unable to successfully integrate them with its existing operations and company culture. Psyence may encounter numerous difficulties in developing, manufacturing, and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent it from realizing their expected benefits or enhancing its business. There is no assurance that, following any such acquisition, Psyence will achieve the synergies expected in order to justify the transaction, which could result in a material adverse effect on its business and prospects.
We will need substantial additional financing to develop our product candidates and implement our operating plans. If we fail to obtain additional financing, we may be unable to complete the development and commercialization of our product candidates.
We expect to spend a substantial amount of capital in the development and manufacturing of our product candidates, and we will need substantial additional financing to do so. In particular, we will require substantial additional financing to enable commercial production of our product candidates and initiate and complete registrational trials for multiple products in multiple regions. Further, if approved, we will require significant additional capital in order to launch and commercialize our product candidates.
As of March 31, 2023, we had $1,363,900 in cash and cash equivalents. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. We may also need to raise additional capital sooner than we currently anticipate if we choose to expand more rapidly than we presently plan. In any event, we will require additional capital for the further development and commercialization of our product candidates.

We cannot be certain that additional funding will be available on acceptable terms, or at all. We have no committed source of additional capital. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our product candidates or other research and development initiatives. We could be required to seek collaborators for our product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves.
Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.
In addition, future changes in regulations, changes in legal status of psilocybin-containing products, more vigorous enforcement thereof or other unanticipated events could require extensive changes to Psyence’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of Psyence.
We rely on third parties to conduct our clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of, or commercialize, our product candidates.
Psyence relies on iNGENū Pty Ltd (“iNGENū”) to conduct clinical development activities with Psyence’s product candidates, which activities involve trial design, regulatory submissions, clinical patient recruitment, clinical trial monitoring, clinical data management and analysis, safety monitoring and project management.
Additionally, we expect to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, CDMOs and strategic partners to conduct our preclinical studies under agreements with us and in connection with our clinical trials. We expect to have to negotiate budgets and contracts with CROs, trial sites and CDMOs, which may result in delays to our development timelines and increase costs. We will rely heavily on these third parties over the course of our clinical trials, and we control only certain aspects of their activities. As a result, we have less direct control over the conduct, timing and completion of these clinical trials and the management of data developed through clinical trials than would be the case if we were relying entirely upon our own staff. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with applicable protocol, legal and regulatory requirements and scientific standards and our reliance on third parties does not relieve us of our regulatory responsibilities. We and these third parties are required to comply with good clinical practices (“GCPs”), which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that, upon inspection, such regulatory authorities will determine that any of our clinical trials comply with the GCP regulations. Our failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.
Any third parties conducting our clinical trials are not and will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether or not they devote sufficient time and resources to our product candidates. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.
Switching or adding third parties to conduct our clinical trials involves substantial cost and requires extensive management time and focus. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that we conduct bridging studies between our prior clinical supply used in our clinical trials and that of any new manufacturer. We may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials. Additionally, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines.
We are dependent on licensed intellectual property. If we were to lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing our product candidates, if approved. If we breach any of the agreements under which we license the use, development and commercialization rights to our product candidates or technology from third parties or, in certain cases, we fail to meet certain development deadlines, we could lose license rights that are important to our business.
We do not currently own any patents, and we are heavily reliant upon a number of license agreements under which we are granted rights to intellectual property that are important to our business and we may need or choose to enter into additional license agreements in the future.
Specifically, our business and active Phase IIb clinical trial are highly dependent on Research IP Agreement with Filament, which expires in April 2027. Until we develop our own product candidates, the termination, non-renewal or hinderance of use of the license granted under the Research IP Agreement would have a material adverse effect on our ability to develop its product candidates as it currently does.
Our existing license agreements impose, and we expect that future license agreements will impose on us, various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If we fail to comply with our obligations under these agreements, the licensor may have the right to terminate the license, in which event we would not be able to market products covered by the license. Our business could suffer, for example, if any current or future licenses terminate, if the licensors fail to abide by the terms of the license, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms.
Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:
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the scope of rights granted under the license agreement and other interpretation-related issues;

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whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

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our right to sublicense patent and other rights to third parties;

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our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product candidates, and what activities satisfy those diligence obligations;

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our obligation to pursue, or license others to pursue, development of indications we are not currently pursuing;

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the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners;

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our right to transfer or assign the license; and

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the effects of termination.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

We may enter into additional licenses to third-party intellectual property that are necessary or useful to our business. Our current licenses and any future licenses that we may enter into may impose various royalty payment, milestone, and other obligations on us. Under some license agreements, we may not control prosecution of the licensed intellectual property, or may not have the first right to enforce the intellectual property. In those cases, we may not be able to adequately influence patent prosecution or enforcement, or prevent inadvertent lapses of coverage due to failure to pay maintenance fees. If we fail to comply with any of our obligations under a current or future license agreement, the licensor may allege that we have breached our license agreement, and may accordingly seek to terminate our license. Termination of any of our current or future licenses could result in our loss of the right to use the licensed intellectual property, which could materially adversely affect our ability to develop and commercialize a product candidate or product, if approved, as well as harm our competitive business position and our business prospects. Under some license agreements, termination may also result in the transfer of or granting in rights under certain of our intellectual property and information related to the product candidate being developed under the license, such as regulatory information.
The agreements under which we license intellectual property or technology to or from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.
In addition, if our licensors fail to abide by the terms of the license, if the licensors fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms, our business could suffer. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing, misappropriating or otherwise violating the licensor’s rights.
Similarly, if we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to seek alternative options, such as developing new product candidates with design-around technologies, which may require more time and investment, or abandon development of the relevant research programs or product candidates and our business, financial condition, results of operations and prospects could suffer.
We (or iNGENū in conducting our clinical trials) will depend on enrollment of patients in our clinical trials for our product candidates. If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.
Identifying and qualifying patients to participate in clinical trials of our product candidates will be critical to our success. We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons. The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. The enrollment of patients depends on many factors, including:
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the patient eligibility criteria defined in the protocol;

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the number of patients with the disease or condition being studied;

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the perceived risks and benefits of the product candidate in the trial;

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clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating or drugs that may be used off-label for these indications;

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the size and nature of the patient population required for analysis of the trial’s primary and secondary endpoints;

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the proximity of patients to study sites;

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the design of the clinical trial;

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our ability to recruit clinical trial investigators with the appropriate competencies and experience;

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competing clinical trials for similar therapies or other new therapeutics not involving psychedelic therapies;

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our ability to obtain and maintain patient consents;

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disruptions to health care systems caused by the coronavirus pandemic or outbreaks of other infections;

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the risk that patients enrolled in clinical trials will drop out of the clinical trials before completion of their treatment; and

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other public health factors, including the coronavirus pandemic or outbreaks of other infections.

Moreover, because our product candidates represent a departure from more commonly used methods for AjD treatment, potential study participants and their doctors may be inclined to use conventional therapies, such as pure psychotherapy, rather than participate in our clinical trials.
Delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these clinical trials and adversely affect our ability to advance the development of our product candidates. In addition, many of the factors that may lead to a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.
Psyence’s insurance coverage may be inadequate or expensive.
Psyence’s business is subject to a number of risks and hazards generally, including adverse clinical trial results, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.
Psyence’s insurance may not cover all the potential risks associated with its operations. Psyence may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not be available (or generally available on acceptable terms) or may not be adequate to cover any resulting liability. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large retention, or deductible, or co-insurance requirements, could have an adverse effect on our business, financial condition and results of operations.
Certain significant personnel may allocate their time to other businesses, which may cause conflicts of interest in their determination as to how much time to devote to our affairs and potentially competitive fiduciary and pecuniary interests that conflict with our interests.
Certain of Psyence’s directors and officers do not devote their full time to the affairs of Psyence and certain of Psyence’s directors and officers are also directors, officers and shareholders of other biotechnology and research and development companies or other public companies in general, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to Psyence. Although Psyence has policies which address such potential conflicts and the Business Corporations Act (Ontario) has provisions governing directors in the event of such a conflict, there is no assurance that any such conflicts will be resolved in favor of Psyence. If any such conflicts are not resolved in favor of Psyence, Psyence may be adversely affected.
Risks Related to Regulatory Matters
If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.
The research and development, studying, manufacturing, packaging, labeling, advertising and distribution of Psyence’s planned product candidates are subject to regulation by one or more governmental authorities, and various agencies of the federal, provincial, state and localities in which Psyence intends to commercialize its products. These governmental authorities may attempt to regulate any of its products that fall within their jurisdiction. Such governmental authorities may not accept the evidence of safety for any ingredients that Psyence may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk and may determine that a particular statement of nutritional support that Psyence wants to use is an unacceptable claim. Such a determination would prevent Psyence from marketing particular products or using certain statements of nutritional support on its products. Psyence also may be unable to disseminate third-party literature that supports its products if the third-party literature fails to satisfy certain requirements. In addition, governmental authorities could require Psyence to remove a particular product from the market. Any recall or removal would result in additional costs to Psyence, including lost revenues from any products that it is required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects, all of which could be material.
Our prospective products will be subject to the various federal and state laws and regulations relating to health and safety and failure to comply with, or changes in, these laws or regulations could have an adverse impact on our business.
We are in the process of developing an investigational new drug for which we intend to pursue FDA approval via the New Drug Application (“NDA”) process.
In connection with our development and future commercialization (if applicable) of the above-described prospective products, we and each contemplated product candidate are subject to the Federal Food Drug and Cosmetic Act (FDCA). The FDCA is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FDCA and FDA regulations define the term “drug,” in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. Drugs must generally either receive premarket approval by FDA through the NDA process or conform to a “monograph” for a particular drug category, as established by FDA’s Over-the-Counter (OTC) Drug Review. If the FDA does not award premarket approval for our product candidates through the NDA process, this could have a material adverse effect on our business, financial condition and results of operations.
The FDA will accept data from studies performed in other countries, as long as the study complies with GCP and ICH guidelines. FDA will review the Phase IIb protocol prior to the start of the study to provide advice on what and how aspects of the trial will be captured. Advice from a pre-IND meeting with the FDA has been requested, with an expected response by late June 2023, which will inform not only the Phase IIb study but also any phase 3 program we plan to do.
Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.
Clinical testing is expensive, time consuming, and uncertain as to outcome and may be more costly than anticipated due various factors including, but not limited to, regulatory environment, legal compliance, supply and demand of services and inflationary costs. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, or at all. Failures in connection with one or more clinical trials can occur at any stage of testing.
Regulatory agencies may analyze or interpret the results of clinical trials differently than Psyence. Even if the results of the clinical trials are favorable, the clinical trials for the product candidates are expected to continue for several years and may take significantly longer to complete. Events that may prevent successful or timely completion of clinical development include:
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delays in reaching a consensus with regulatory authorities on trial design and other trial related matters;

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delays in reaching agreement on acceptable terms with prospective third party service providers assisting the CROs in the conduct of the trial;

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actual or perceived lack of effectiveness of the product candidate during clinical trials;

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discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues, such as drug interactions;

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slower than expected rates of subject recruitment and enrollment rates in clinical trials;

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difficulty in retaining subjects for the entire duration of applicable clinical studies (as study subjects may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process, death or for any other reason;

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delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

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inadequacy of or changes in manufacturing process or product candidate formulation;

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delays in obtaining and maintaining regulatory authorizations, including “clinical holds” or delays requiring suspension or termination of a trial by a regulatory agency, such as the TGA, before or after a trial is commenced;

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changes in applicable regulatory policies and regulation, including changes to requirements imposed on the extent, nature or timing of studies;

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uncertainty regarding proper dosing;

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delay or failure to supply product for use in clinical trials which conforms to regulatory specification;

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unfavorable results from ongoing pre-clinical studies and clinical trials;

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failure of the CRO, or other third-party contractors to comply with all contractual requirements or to perform their services in a timely or acceptable manner;

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failure by Psyence, its employees, the CRO or its employees to comply with all applicable regulatory requirements relating to the conduct of clinical trials;

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scheduling conflicts with participating clinicians and clinical institutions;

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failure to design appropriate clinical trial protocols;

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regulatory concerns with administering a psychoactive product, generally, and the potential for abuse;

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insufficient data to support regulatory approval;

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inability or unwillingness of medical investigators to follow our clinical protocols; or difficulty in maintaining contact with patients during or after treatment, which may result in incomplete data.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.
Psyence may be subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect Psyence’s business and results of operations.
If Psyence successfully completes the requisite preclinical and clinical testing, makes the required regulatory submissions and obtains any corresponding authorizations or licenses (as applicable), fulfills all other applicable development-related regulatory obligations, and, eventually, obtains FDA approval to market one or more of its current or future product candidates in the United States, Psyence will be subject to certain healthcare laws and regulations. In Australia, the U.S. and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact Psyence’s ability to commercialize Psyence’s product candidates. If Psyence were found to be in violation of any of these laws or any other federal, state or foreign regulations, Psyence may be subject to administrative, civil and/or criminal penalties, damages, fines, individual imprisonment, exclusion from federal health care programs and the restructuring of its operations. Any of these could have a material adverse effect on its business and financial results. Since many of these laws have not been fully interpreted by the courts, there is an increased risk that Psyence may be found in violation of one or more of their provisions. Any action against Psyence for violation of these laws, even if Psyence is ultimately successful in its defense, will cause Psyence to incur significant legal expenses and divert management’s attention away from the operation of the business. In addition, in many foreign countries, particularly the countries of the European Union, the pricing of prescription drugs is subject to government control.
Serious adverse events or other safety risks could require Psyence to abandon development and preclude, delay or limit approval of its current or future product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.
If any of Psyence’s current or future product candidates, prior to or after any approval for commercial sale, cause serious or unexpected side effects, or are associated with other safety risks such as misuse, abuse or diversion, a number of potentially significant negative consequences could result, including:
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regulatory authorities may interrupt, delay or halt clinical trials;

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regulatory authorities may deny regulatory approval of future product candidates;

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regulatory authorities may require certain labeling statements, such as warnings or contraindications or limitations on the indications for use, and/or impose restrictions on distribution;

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regulatory authorities may withdraw their approval, require more onerous labeling statements, or require Psyence to recall any product that is approved;

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Psyence may be required to change the way the product is administered or conduct additional clinical trials;

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Psyence’s relationships with its collaboration partners may suffer;

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Psyence could be sued and held liable for harm caused to patients; or

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Psyence’s reputation could suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of our product candidates, if approved, and could significantly harm our business, financial condition, results of operations and prospects.
Psyence may voluntarily suspend or terminate a clinical trial if at any time its believes that any of its product candidates presents an unacceptable risk to participants, if preliminary data demonstrates that the product candidate is unlikely to receive regulatory approval or unlikely to be successfully commercialized, or if sufficient funds to proceed to the next phases of clinical trials are not raised.
After obtaining the requisite regulatory authorizations to commence or advance clinical trials, Psyence may voluntarily suspend or terminate any of its clinical trials for any number of reasons, including if it believes that a product candidate’s use, or a person’s exposure to such product candidate, may cause adverse health consequences or death. In addition, regulatory agencies may at any time recommend the temporary or permanent discontinuation of a clinical trial or request that Psyence cease using investigators in the clinical trials if the agency believes that a clinical trial is not being conducted in accordance with applicable regulatory requirements, or that it presents an unacceptable safety risk to participants. If Psyence elects or is forced to suspend or terminate a clinical trial of any of its product candidates, the commercial prospects for that product will be harmed and its ability to generate product revenue from such product candidate may be delayed or eliminated. Furthermore, any of these events may result in labeling statements such as warnings or contraindications. In addition, such events or labeling could prevent Psyence or its partners from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing its future product candidates and impair its ability to generate revenue from the commercialization of these product candidates either by Psyence or by its collaboration partners.
The clinical trial is divided into stages and progression of each stage is dependent on governmental approval to proceed to the next stage being furnished by Psyence. Accordingly, if Psyence believes that it does not have sufficient funds to progress with the next phases of the clinical trials, or for any other reason, Psyence is entitled to exercise this discretion in accordance with applicable laws and regulatory compliance and approvals, taking patient risk and safety into account.
The success of Psyence’s product candidates and future approved products, if any, is subject to a number of constantly-evolving state and federal laws, regulations, and enforcement policies pertaining to psilocybin containing products.
Local, state, federal, and international psilocybin laws and regulations remain highly restrictive and subject to evolving interpretations, which could require Psyence to incur substantial costs associated with compliance requirements. Psyence seeks independent local legal opinions confirming the lawfulness of Psyence’s existing and proposed activities as well as its compliance with legal, regulatory and governmental developments as they pertain to and affect Psyence’s operations. In addition, violations of these laws, or allegations of such violations, could disrupt Psyence’s business and result in a material adverse effect on Psyence’s operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to Psyence’s proposed business regarding the administration of psilocybin or psilocybin-assisted psychotherapy. Psyence cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its activities in the psychedelics industry.
There can be no assurance that Psyence’s product candidates containing psilocybin (as the active pharmaceutical ingredient) will be approved for commercialization in Australia, the U.S. or any other target jurisdiction at any time in the near or distant future. Any regulations the FDA issues relating to the sale, marketing, and/or other activities involving administration of psilocybin or psilocybin-assisted psychotherapy could have a material adverse effect on Psyence’s business, financial condition and results of operations.
We may seek fast track and breakthrough therapy designations or priority review for one or more of our product candidates, but we might not receive such designation or priority review, and even if we do, such designation or priority review may not lead to a faster development or regulatory review or approval process, and does not assure FDA approval of our product candidates. Even if a product qualifies for such designation or priority review, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.
We may seek fast track, breakthrough therapy, and/or regenerative medicine advanced therapy designations or priority review for one or more of our product candidates.
The FDA may issue a fast track designation to a product candidate if it is intended, whether alone or in combination with one or more other products, for the treatment of a serious or life-threatening disease or condition, and it demonstrates the potential to address unmet medical needs for such a disease or condition. Fast track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a new biologic may request that the FDA designate the biologic as a fast track product at any time during the clinical development of the product. For fast track products, sponsors may have greater interactions with the FDA during product development. A fast track product may also be eligible for rolling review, where the FDA may consider for review sections of the BLA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the BLA, the FDA agrees to accept sections of the BLA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the BLA. However, the FDA’s goal for reviewing a BLA fast track application under the Prescription Drug User Fee Act (“PDUFA”) does not begin until the last section of the application is submitted. Fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.
A breakthrough therapy is defined as a product candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Product candidates designated as breakthrough therapies by the FDA are also eligible for priority review if supported by clinical data at the time of the submission of the BLA.
Fast track designation, priority review, and breakthrough therapy designation are within the discretion of the FDA. Accordingly, even if we believe that one of our product candidates meets the criteria for any such designation, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of such designation may expedite the development or approval process, but do not change the standards for approval. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.
We may seek approval of our product candidates, where applicable, under the FDA’s accelerated approval pathway. This pathway may not lead to a faster development, regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval.
A product may be eligible for accelerated approval if it is designed to treat a serious or life-threatening disease or condition and generally provides a meaningful advantage over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, (“IMM”) that is reasonably likely to predict an effect on IMM or other clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as IMM. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verity and describe the drug’s clinical benefit. Under the Food and Drug Omnibus Reform Act of 2022 (“FDORA”), the FDA is permitted to require, as appropriate, that a post-approval confirmatory study or studies be underway prior to approval or within a specified time period after the date of accelerated approval was granted. FDORA also requires sponsors to send updates to the FDA every 180 days on the status of such studies, including progress toward enrollment targets, and the FDA must promptly post this information publicly. FDORA also gives the FDA increased authority to withdraw approval of a drug or biologic granted accelerated approval on an expedited basis if the sponsor fails to conduct such studies in a timely manner, send the necessary updates to the FDA, or if such post-approval studies fail to verify the drug’s predicted clinical benefit. Under FDORA, the FDA is empowered to take action, such as issuing fines, against companies that fail to conduct with due diligence any post-approval confirmatory study or submit timely reports to the agency on their progress. In addition, the FDA currently requires, unless otherwise informed by the agency, pre-approval of promotional materials for products receiving accelerated approval, which could adversely impact the timing of the commercial launch of the product. Thus, even if we seek to utilize the accelerated approval pathway, we may not be able to obtain accelerated approval and, even if we do, we may not experience a faster development, regulatory review or approval process for that product. There can be no assurance that the FDA would allow any of the product candidates we may develop to proceed on an accelerated approval pathway, and even if the FDA did allow such pathway, there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. Moreover, even if we received accelerated approval, any post-approval studies required to confirm and verify clinical benefit may not show such benefit, which could lead to withdrawal of any approvals we have obtained. Receiving accelerated approval does not assure that the product’s accelerated approval will eventually be converted to a traditional approval.

Risks Relating to the Psychedelic Therapy Market and Biotechnology Industry
The psychedelic therapy industry and market are relatively new, and this industry and market may not continue to exist or grow as anticipated.
Psyence operates its business in a relatively new industry and market. In addition to being subject to general business risks, Psyence must continue to build brand awareness in this industry and market through significant investments in its strategy, operational capacity, quality assurance and compliance with regulations. In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in a manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects the psychedelic therapy industry and market could have a material adverse effect on Psyence’s business, financial conditions and results of operations.
Psilocybin is considered scientifically to be the safest of the psychedelics and/or drugs of abuse potential. In fact, psilocybin has been described as being anti-addictive and has been studied for the use in substance addictive disorders, such as alcohol use disorder, smoking cessation and opioid addiction. Notwithstanding the foregoing, the psychedelic therapy market will face specific marketing challenges given the products’ status as a controlled substance, which has resulted in past and current public perception that the products have negative health and lifestyle effects and have the potential to cause physical and social harm due to psychoactive and potentially addictive effects. Any marketing efforts by Psyence would need to overcome this perception to build consumer confidence, brand recognition and goodwill.
Negative public opinion and perception of the psychedelic industry could adversely impact Psyence’s ability to operate and Psyence’s growth strategy.
Consumer perception of Psyence’s products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of naturally derived, medicinal-grade psilocybin mushroom products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the naturally derived medicinal-grade psilocybin mushroom market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for Psyence’s envisaged products and Psyence’s business, results of operations, financial condition and cash flows. Psyence’s dependence upon consumer perception means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on Psyence, the demand for Psyence’s products, and Psyence’s business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of naturally derived medicinal-grade psilocybin mushroom in general, or Psyence’s products specifically, or associating the consumption of naturally derived medicinal-grade psilocybin mushroom’s negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.
The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies.
Research in the UK, Canada, Australia and internationally regarding the medical benefits, viability, safety, efficacy, addictiveness, dosing and social acceptance of psychedelic and psychoactive products remains in early stages. There have been relatively few clinical trials on the benefits of such products. Although Psyence believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of psychedelic and psychoactive products, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, psychedelic and psychoactive products. Future research studies and clinical trials may draw opposing conclusions to those stated in this proxy statement/prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to psychedelic and psychoactive products, which could have a material adverse effect on the demand for Psyence’s product candidate and psychedelic therapies and a material adverse effect on Psyence’s business, financial condition and results of operations.
The psychedelic therapy industry is difficult to quantify and investors will be reliant on their own estimates of the accuracy of market data.
Because the psychedelic therapy industry is in a nascent stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to analyze in deciding whether to invest in Psyence and, few, if any, established companies whose business model Psyence can follow or upon whose success Psyence can build. Accordingly, investors will have to rely on their own estimates in deciding whether to invest in Psyence. There can be no assurance that Psyence’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results.
Risks Related to Intellectual Property
Psyence may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.
Psyence relies upon a combination of patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements, know-how of the scientific team, and other methods, to protect its proprietary technologies and processes. The strengths of patents in the pharmaceutical field involve complex legal and scientific questions and can be uncertain. Where appropriate, Psyence will seek patent protection for certain aspects of its products and technology. Filing, prosecuting and defending patents in a wide range of countries can be prohibitively expensive. If Psyence fails to adequately protect its intellectual property, it may face competition from companies who attempt to create a generic product to compete with its future product candidates. Psyence may also face competition from companies who develop a substantially similar product to its future product candidates that are not covered by any patents.
While Psyence will apply for a number of patents, there can be no assurances that any patents will be issued. Specifically, naturally occurring substances arising from botanical sources, e.g Psilocybin, cannot be patented. As such, we will be required to rely on other processes such as extraction, purification, or formulation in order to establish patents and such processes are not guaranteed to receive issued patents. Even if patents are issued, the claims allowed may not be sufficiently broad to protect all of Psyence’s intellectual property. In addition, any future patents issued to Psyence may be challenged, invalidated or circumvented. As such, any rights granted under these patents may not provide Psyence with meaningful protection. If Psyence’s patents do not adequately protect its intellectual property, competitors may be able to offer products similar to Psyence’s products.
Psyence will be further dependent, to an extent, on Filament’s wholly-owned subsidiary, Psilo Scientific LTD. (“Psilo”), to maintain and defend the intellectual property currently being licensed to Psyence under the Filament Licensing Agreements, and which is relevant for use in Psyence’s proposed Australian palliative care clinical trial. Any failure on the part of Psilo or Filament, as applicable, to adequately maintain or defend its intellectual property will have a direct effect on the viability of Psyence’s Australian palliative care clinical trial initiatives.
Psyence’s strategy is to patent technologies with commercial potential in jurisdictions with significant commercial opportunities. However, patent protection may not be available for some of the products or technologies Psyence is developing, such as in the areas of methods of treatment (which are not patentable in most jurisdictions).
The patent positions of pharmaceutical products are complex and uncertain. The scope and extent of patent protection for future product candidates are particularly uncertain. Protection of Psyence’s future product candidates will be sought in respect of, among other things, composition-of-matter for specific formulations, methods of use, and delivery mechanisms, bearing in mind that patent protection is not available for naturally derived psilocybin alone. If any of Psyence’s products are approved and marketed for an indication for which it does not have an issued or licensed patent, Psyence’s ability to use a patent to prevent a competitor from commercializing a non-branded version of its commercial products for that non-patented indication could be significantly impaired or even eliminated.
Many companies have encountered significant problems in protecting, defending and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for Psyence to stop the infringement of patents or marketing of competing products in violation of its proprietary rights generally. Proceedings to enforce patent rights in foreign jurisdictions may not be successful, could result in substantial cost and divert Psyence’s efforts and attention from other aspects of its business.
If third parties claim that intellectual property owned or used by Psyence infringes upon their intellectual property, Psyence’s operating profits could be adversely affected.
There is a substantial amount of litigation, both within and outside the U.S., involving patent and other intellectual property rights in the pharmaceutical industry. Psyence may, from time to time, be notified of claims that Psyence is infringing upon patents, trademarks, copyrights or other intellectual property rights owned by third parties, and Psyence cannot provide assurances that other companies will not, in the future, pursue such infringement claims against it, its commercial partners or any third-party proprietary technologies it has licensed. If Psyence were found to infringe upon a patent or other intellectual property right, or if Psyence failed to obtain or renew a license under a patent or other intellectual property right from a third party, or if a third party that Psyence were licensing technologies from was found to infringe upon a patent or other intellectual property rights of another third party, Psyence may be required to pay damages, suspend the manufacture of certain products or reengineer or rebrand its products, if feasible, or it may be unable to enter certain new product markets. Any such claims could also be expensive and time-consuming to defend and divert management’s attention and resources. Psyence’s competitive position could suffer as a result. In addition, if Psyence has declined or failed to enter into a valid non-disclosure or assignment agreement for any reason, Psyence may not own the intellectual property, and its products may not be adequately protected. Thus, Psyence cannot guarantee that any of its future product candidates, or its commercialization thereof, does not and will not infringe any third party’s intellectual property.
We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product candidates.
Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. We are not aware of any third-party proprietary rights that our planned products will infringe or misappropriate, but we have not conducted any freedom to operate study as we are in the earliest stages of development. We thus cannot guarantee that our product candidates, or manufacture or use of our product candidates, will not infringe third-party patents. Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and scientific personnel. Some of these third parties may be better capitalized and have more resources than us. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In that event, we may not have a viable way around the patent and may need to halt commercialization of our product candidates. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. In addition, we may be obligated to indemnify our licensors and collaborators against certain intellectual property infringement claims brought by third parties, which could require us to expend additional resources. The pharmaceutical and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform.
If we are sued for patent infringement, we would need to demonstrate that our product candidates or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity is difficult. For example, in the US, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and diversion of management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, which may not be available, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing our product candidates to market and be precluded from manufacturing or selling our product candidates.
Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than us or the third parties from whom we license intellectual property because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.
If Psyence is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its products could be significantly diminished.
Psyence relies, to an extent, on trade secrets to protect its proprietary licensed intellectual property, especially where it does not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Psyence relies in part on confidentiality agreements and restraints of trade with its current and former employees, consultants, outside scientific collaborators, sponsored researchers, contract manufacturers, vendors and other advisors, as well as similar confidentiality protections benefiting its strategic partners and licensors to protect Psyence’s owned and licensed trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, Psyence cannot guarantee that it, nor its strategic and business partners, have executed these agreements with each party that may have or have had access to owned and licensed trade secrets. Any party with whom Psyence or strategic and business partners have executed such an agreement may breach that agreement and disclose proprietary information, including owned and licensed trade secrets, and adequate remedies for such breaches may not be available.
Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets. If any of Psyence’s owned or licensed trade secrets were to be lawfully obtained or independently developed by a competitor, Psyence would have no right to prevent them, or those to whom they disclose such trade secrets, from using that technology or information to compete with it. If any of Psyence’s owned and licensed trade secrets were to be disclosed to or independently developed by a competitor or other third-party, Psyence’s competitive position would be harmed.
Risks Related to Ownership of Pubco Securities
Nasdaq may not list the Pubco Common Shares, which could limit investors’ ability to transact in Pubco Common Shares and could subject Pubco to additional trading restrictions.
Pubco intends to apply to have the Pubco Common Shares listed on Nasdaq upon consummation of the Business Combination. Pubco will be required to meet the initial listing requirements to be listed. Pubco may not be able to meet those initial listing requirements. Even if the Pubco Common Shares are so listed, it may be unable to maintain the listing of such securities in the future.
If Pubco fails to meet the initial listing requirements and Nasdaq does not list the Pubco Common Shares, and if the related closing condition is waived by the parties in order to consummate the Business Combination, thereafter Pubco could face significant material adverse consequences, including a limited availability of market quotations for the Pubco Common Shares, a limited amount of news and analyst coverage on the company, and a decreased ability to issue additional Pubco Common Shares or obtain additional financing in the future.

Our continued listing on the Nasdaq depends on having at least 300 round lot holders. Shares locked up pursuant to any lock-up agreements will not be counted for purposes of the listing requirement. NCAC expects to be able to meet the required number of round lot holders as of the closing date. Nasdaq may delist our common shares or warrants from trading on its exchange for failure to meet the continued listing standards, including the round lot holders requirement. On October 9, 2023, we received a written notice from the Nasdaq Listing Qualifications Department indicating that, based on the number of beneficial holders and holders of record of the our ordinary shares (the “Total Holders”), we no longer meet Listing Rule 5450(a)(2), which requires listed companies to maintain a minimum of 400 Total Holders. NCAC has a period of 45 calendar days, or until November 24, 2023, to submit a plan to regain compliance. The notices described above are only notifications of deficiency, not of imminent delisting. While we are exercising diligent efforts to maintain the listing of our securities on Nasdaq, there can be no assurance that it will be able to regain or maintain compliance with Nasdaq’s listing standards. If our ordinary shares or warrants are delisted and we are not able to list our ordinary shares or warrants on another national securities exchange, our stockholders and warrantholders could face significant material adverse consequences, including limited availability of market quotations for our ordinary shares and warrants and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.
The market price and trading volume of the Pubco Common Shares may be volatile and could decline significantly following the Business Combination.
The stock markets, including Nasdaq, on which Pubco intends to list the Pubco Common Shares to be issued in the Business Combination, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Pubco Common Shares following the Business Combination, the market prices of the Pubco Common Shares may be volatile and could decline significantly. In addition, the trading volumes in the Pubco Common Shares may fluctuate and cause significant price variations to occur. If the market prices of the Pubco Common Shares decline significantly, you may be unable to resell your Pubco Common Shares at or above the market price of the Pubco Common Shares as of the date immediately following the consummation of the Business Combination. There can be no assurance that the market prices of the Pubco Common Shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
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the realization of any of the risk factors presented in this proxy statement/prospectus;

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actual or anticipated differences in our estimates, or in the estimates of analysts, for Pubco’s revenues, results of operations, cash flows, liquidity or financial condition;

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announcements by Pubco or its competitors of significant business developments;

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changes in customers;

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acquisitions or expansion plans;

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Pubco’s involvement in litigation;

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sale of Pubco Common Shares or other securities in the future;

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market conditions in Pubco’s industry;

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changes in key personnel;

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the trading volume of Pubco Common Shares;

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actual, potential or perceived control, accounting or reporting problems;

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changes in accounting principles, policies and guidelines;

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other events or factors, including but not limited to those resulting from infectious diseases, health epidemics and pandemics (including but not limited to the ongoing COVID-19 pandemic), natural disasters, war, acts of terrorism or responses to these events; and

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general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of the Pubco Common Shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If Pubco were involved in any similar litigation it could incur substantial costs and our management’s attention and resources could be diverted.
We do not know whether a market will develop for the Pubco Common Shares or what the market price of the Pubco Common Shares will be and, as a result, it may be difficult for holders of Pubco Common Shares to sell their Pubco Common Shares.
Before this offering, there was no public trading market for Pubco Common Shares. Although we have applied to list the Pubco Common Shares on the Nasdaq, an active trading market for the Pubco Common Shares may never develop or be sustained following the Business Combination. If a market for the Pubco Common Shares does not develop or is not sustained, it may be difficult for holders of Pubco Common Shares to sell their Pubco Common Shares at an attractive price, if at all. This risk will be exacerbated if there is a high level of redemptions of NCAC Public Shares in connection with the closing of the Business Combination.
There will be material differences between your current rights as a holder of NCAC Public Shares and the rights one will have as a holder of Pubco Common Shares, some of which may adversely affect you.
Upon completion of the Business Combination, NCAC shareholders will no longer be shareholders of NCAC, but will be shareholders of Pubco. There will be material differences between the current rights of NCAC shareholders and the rights you will have as a holder of the Pubco Common Shares, some of which may adversely affect you. For a more detailed discussion of the differences in the rights of NCAC shareholders and the Pubco shareholders, see the section of this proxy statement/prospectus titled “Comparison of Rights of Pubco Shareholders and NCAC Shareholders.”
Upon completion of the Business Combination, NCAC shareholders will become Pubco shareholders, NCAC warrant holders will become holders of Pubco Public Warrants and the market price for the Pubco Common Shares may be affected by factors different from those that historically have affected NCAC securities.
Upon completion of the Business Combination, NCAC shareholders will become Pubco shareholders and NCAC’s warrant holders will become holders of Pubco Public Warrants, which may be exercised to acquire Pubco Common Shares. Pubco’s business will materially differ from that of NCAC, and, accordingly, the results of operations of Pubco will be affected by numerous factors that are different from those currently affecting the results of operations of NCAC. NCAC is a special purpose acquisition company incorporated in the Cayman Islands that has not engaged in any operating activity, directly or indirectly. Pubco is a corporation incorporated in Canada and, after the consummation of the Business Combination, its subsidiaries will be engaged in the businesses of Psyence. Pubco’s business and results of operations will be affected by regional, country and industry risks and operating risks to which NCAC was not exposed. For a discussion of the future business of Pubco currently conducted and proposed to be conducted by Psyence, see the sections of this proxy statement/prospectus titled “Information about Psyence” and “Risk Factors — Risks Related to Psyence’s Business and Industry.”
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants (other than the NCAC Private Placement Warrants) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our shares equals or exceeds $18.00 per share (as adjusted for share sub-division, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
In addition, we have the ability to redeem the outstanding warrants (other than the NCAC Private Placement Warrants) at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that the last reported sales price of our shares equals or exceeds $10.00 per share and is less than $18.00 per share (as adjusted for share sub-division, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met, including that holders will be able to exercise their warrants on a “cashless” basis prior to redemption for a number of NCAC Public Shares determined based on the redemption date and the fair market value of the shares. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares received is capped at 0.361 shares per whole warrant (subject to adjustment) irrespective of the remaining life of the warrants.
For context regarding the thresholds above, historical trading prices for the NCAC Public Shares have varied between a low of approximately $      per share in      , to a high of approximately $      per share in       . For illustrative purposes, the closing price of NCAC Public Shares was $      on Nasdaq on   , the record date for the special meeting.
Notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the Redemption Date to the registered holders of the NCAC Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the warrants will be notified of such redemption by our posting of the redemption notice to DTC.
Pubco Public Warrants will become exercisable for Pubco Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.
An aggregate of 13,070,000 Pubco Common Shares (not including any NCAC Working Capital Warrants that may be issued as described further herein) will become issuable upon exercise of Pubco Public Warrants in accordance with the terms of the Warrant Agreement. Assuming the Business Combination closes, these warrants will become exercisable 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional Pubco Common Shares will be issued, which will result in dilution to the holders of Pubco Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Pubco Common Shares.
If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Pubco, its share price and trading volume could decline significantly.
The trading market for Pubco Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about Pubco or its business. Pubco may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of Pubco, or if these securities or industry analysts are not widely respected within the general investment community, the demand for Pubco Common Shares could decrease, which might cause its share price and trading volume to decline significantly. In the event that Pubco obtains securities or industry analyst coverage or, if one or more of the analysts who cover Pubco downgrade their assessment of Pubco or publish inaccurate or unfavorable research about Pubco’s business, the market price and liquidity for Pubco Common Shares could be negatively impacted.
The requirements of being a public company may strain Pubco’s resources, divert Pubco management’s attention and affect Pubco’s ability to attract and retain qualified board members.
Pubco will incur additional legal, accounting and other expenses following completion of the Business Combination. Pubco will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Nasdaq listing requirements and other applicable securities rules and regulations. These expenses may increase even more if Pubco no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that Pubco file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that Pubco maintains effective disclosure controls and procedures and internal control over financial reporting. Pubco may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Pubco expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Pubco is currently unable to estimate these costs with any degree of certainty.
Pubco’s management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Pubco’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent Pubco from improving its business, financial condition and results of operations. Furthermore, Pubco expects these rules and regulations to make it more difficult and more expensive for Pubco to obtain director and officer liability insurance, and consequently Pubco may be required to incur substantial costs to obtain such coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for Pubco to attract and retain qualified members of its board of directors, particularly to serve on Pubco’s audit committee, remuneration committee and nominating and corporate governance committee, and qualified executive officers.
As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, Pubco’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Pubco’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in Pubco’s favor, these claims, and the time and resources necessary to resolve them, could have an adverse effect on its business, financial condition, results of operations and prospects.
Pubco will be an “emerging growth company” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Pubco’s Ordinary Shares less attractive to investors, which could have a material and adverse effect on Pubco, including its growth prospects.
Upon consummation of the Business Combination, Pubco will be an “emerging growth company” as defined in the JOBS Act. Pubco will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Pubco has total annual gross revenue of at least $1.235 billion or (c) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco Common Shares held by non-affiliates exceeds $700 million as of the last business day of Pubco’s prior second fiscal quarter, and (ii) the date on which Pubco issued more than $1.0 billion in non-convertible debt during the prior three-year period. Pubco intends to take advantage of exemptions from various reporting requirements that are applicable to most other non “emerging growth companies” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Pubco’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Furthermore, even after Pubco no longer qualifies as an “emerging growth company,” as long as Pubco continues to qualify as a foreign private issuer under the Exchange Act, Pubco will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD
As a result, Pubco shareholders may not have access to certain information they deem important. Pubco cannot predict if investors will find Pubco Common Shares less attractive because it relies on these exemptions. If some investors do find Pubco Common Shares less attractive as a result, there may be a less active trading market and share price for Pubco Common Shares may be more volatile.
Pubco will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such Pubco is exempt from certain provisions applicable to United States domestic public companies.
Because Pubco will qualify as a foreign private issuer under the Exchange Act immediately following the consummation of the Business Combination, Pubco is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including, but not limited to: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.
Pubco will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Pubco is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, if you continue to hold Pubco Common Shares, you may receive less or different information about Pubco than you currently receive about NCAC or that you would receive about a U.S. domestic public company.
Pubco may lose its foreign private issuer status which would then require it to comply with the domestic reporting regime of the Exchange Act and cause us to incur significant additional legal, accounting and other expenses.
As discussed above, Pubco will be a foreign private issuer and therefore will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Pubco on September 30, 2023. In the future, Pubco would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Pubco loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Pubco would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Pubco would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.
Psyence currently reports and Pubco will report financial results under IFRS, which differs in certain significant respect from U.S. GAAP.
Psyence currently reports and Pubco will report financial results under IFRS. There are and there may in the future be certain significant material differences between IFRS and U.S. GAAP. As a result, financial information and reported earnings of Psyence and Pubco for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, Pubco does not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those of companies that prepare financial statements under U.S. GAAP.
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Pubco is incorporated under the laws of Canada, Pubco conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States.
Pubco is a corporation incorporated under the laws of Canada, and following the Business Combination, will conduct a majority of its operations through its subsidiary, Psyence, outside the United States. Substantially all of Pubco’s assets are located outside the United States. A majority of Pubco’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against Pubco or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise and it will be difficult to effect service of process within the United States upon Pubco’s officers or directors, or enforce judgments obtained in United States courts against Pubco’s officers or directors. Even if you are successful in bringing an action of this kind, the laws of Ontario could render you unable to enforce a judgment against Pubco’s assets or the assets of Pubco’s directors and officers.
The Proposed Articles and certain Canadian legislation contain provisions that may have the effect of delaying or preventing a change in control.
Certain provisions of the Proposed Articles, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares. For instance, our articles, to be effective upon the completion of the Business Combination, will contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings. The material differences between the OBCA and the Companies Act, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the OBCA generally requires the voting threshold to be a special resolution approved by 66 2∕3% of shareholders, which is similar to (in the case of mergers) the Companies Act which requires that merger be approved by a special resolution under Cayman Islands, being the affirmative vote of the holders of a majority of at least two-thirds of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at a general meeting; and (ii) under the OBCA a holder of 5% or more of our common shares can requisition a special meeting, whereas such right does not exist under the Companies Act.
In addition, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian Business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. Finally, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). The Competition Act (Canada) establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner. The Commissioner of Competition still retains the authority under the Competition Act (Canada) to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us, whether or not it is subject to mandatory notification. Otherwise, there are no limitations either under the laws of Canada or Ontario, or in our articles on the rights of non-Canadians to hold or vote our common shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.
It is not expected that Pubco will pay dividends in the foreseeable future after the Business Combination.
It is expected that Pubco will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. In addition, Pubco is a holding company and its subsidiaries after the consummation of the Business Combination will be located abroad. Part of Pubco’s primary internal sources of funds to meet its cash needs will be its share of the dividends, if any, paid by Pubco’s subsidiaries. The distribution of dividends to Pubco from the subsidiaries in certain markets where Pubco operates is subject to restrictions imposed by the applicable laws and regulations in these markets. As a result, it is not expected that Pubco will pay any cash dividends in the foreseeable future.
Following completion of the Business Combination, the Pubco Board will have complete discretion as to whether to distribute dividends. Even if the Pubco Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by Pubco from subsidiaries, Pubco’s financial condition, contractual restrictions and other factors deemed relevant by the Pubco Board. There is no guarantee that the Pubco Common Shares will appreciate in value after the Business Combination or that the trading price of the shares will not decline. Holders of the Pubco Common Shares should not rely on an investment in Pubco Common Shares as a source for any future dividend income.
If Pubco Common Shares are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in the Pubco Common Shares may be disrupted.
The facilities of DTC are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. Pubco expects that Pubco Common Shares will be eligible for deposit and clearing within the DTC system. DTC is not obligated to accept Pubco Common Shares for deposit and clearing within its facilities in connection with the listing and, even if DTC does initially accept Pubco Common Shares, it will generally have discretion to cease to act as a depository and clearing agency for Pubco Common Shares.
If DTC determines prior to the completion of the transactions that Pubco Common Shares are not eligible for clearance within the DTC system, then Pubco would not expect to complete the transactions and the listing contemplated by this proxy statement/prospectus in its current form. However, if DTC determines at any time after the completion of the transactions and the listing that Pubco Common Shares were not eligible for continued deposit and clearance within its facilities, then Pubco believes Pubco Common Shares would not be eligible for continued listing on a U.S. securities exchange and trading in the shares would be disrupted. While Pubco would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the market price of Pubco Common Shares.

Risks Related to NCAC and the Business Combination
NCAC may not be able to complete its initial business combination within the prescribed time frame, in which case it would cease all operations except for the purpose of winding up and it would redeem its NCAC Public Shares and liquidate, in which case its public shareholders would receive their pro rata portion of the Trust Account and its warrants will expire worthless.
NCAC’s Amended and Restated Articles provides that it must complete its initial business combination by January 22, 2024. NCAC may not be able complete its initial business combination within such time period. NCAC’s ability to complete its initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If NCAC has not completed its initial business combination within such time period, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the NCAC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to NCAC (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding NCAC Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and NCAC’s board of directors, liquidate and dissolve, subject in each case to NCAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, NCAC’s public shareholders may only receive their pro rata portion of the Trust Account, and its warrants will expire worthless.
If a shareholder fails to receive notice of NCAC’s offer to redeem its NCAC Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
This proxy statement/prospectus describes the various procedures that must be complied with in order for a Public Shareholder to validly redeem its NCAC Public Shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.
You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your NCAC Public Shares or warrants, potentially at a loss.
The NCAC Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (a) the completion of NCAC’s initial business combination, (b) the redemption of any NCAC Public Shares properly submitted in connection with a shareholder vote to amend NCAC’s Amended and Restated Articles (i) to modify the substance or timing of NCAC’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the NCAC Public Shares if it does not complete its initial business combination by January 22, 2024 or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity and (c) the redemption of NCAC Public Shares if NCAC is unable to complete its business combination by January 22, 2024, subject to applicable law. Shareholders who do not exercise their rights to the funds in connection with an amendment to NCAC’s Amended and Restated Articles would still have rights to the funds in connection with a subsequent business combination. In no other circumstances will a Public Shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your NCAC Public Shares or warrants, potentially at a loss.
The Sponsor and NCAC’s directors, officers, advisors or their affiliates may elect to purchase shares or warrants from Public Shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of NCAC Public Shares.
At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding NCAC or its securities, the Sponsor, NCAC’s directors, officers, advisors or their affiliates, Psyence and/or their respective affiliates may purchase NCAC Public Shares and/or NCAC

Public Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire NCAC Ordinary Shares. In such transactions, the purchase price for the NCAC Ordinary Shares will not exceed the redemption price. In addition, the persons described above will waive redemption rights, if any, with respect to the NCAC Ordinary Shares they acquire in such transactions. However, any NCAC Ordinary Shares acquired by the persons described above would not vote on the Business Combination Proposal.
The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, NCAC will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of NCAC Class A Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of NCAC Class A Ordinary Shares for which NCAC has received redemption requests.
Entering into any such incentive arrangements may have a depressive effect on the NCAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting. In addition, if such purchases are made, the public “float” of NCAC Ordinary Shares or warrants and the number of beneficial holders of NCAC securities may be reduced, possibly making it difficult for Pubco to obtain the quotation, listing or trading of its securities on a national securities exchange.
If a shareholder or a “group” of shareholders are deemed to hold in excess of 15% of NCAC Public Shares, such shareholder or group will lose the ability to redeem all such shares in excess of 15% of NCAC Public Shares.
NCAC’s Amended and Restated Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in NCAC’s IPO, which NCAC refers to as the “Excess Shares.” However, NCAC would not be restricting its shareholders’ ability to vote all of their shares (including Excess Shares) for or against its business combination. The inability of a shareholder to redeem the Excess Shares will reduce its influence over NCAC’s ability to complete its business combination and such shareholder could suffer a material loss on its investment in NCAC if it sells Excess Shares in open market transactions. Additionally, such shareholder will not receive redemption distributions with respect to the Excess Shares if NCAC completes its business combination. And as a result, such shareholder will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell its shares in open market transactions, potentially at a loss.
NCAC may not have sufficient funds to consummate the Business Combination.
As of March 31, 2023, NCAC had cash of $15,957 held outside of the Trust Account. If NCAC is required to seek additional capital, it may need to borrow funds from the Sponsor, directors, officers, their affiliates or other third parties to operate or may be forced to liquidate. NCAC believes that the funds available to it outside of the Trust Account, together with funds available from loans from Sponsor, its affiliates or members of NCAC’s management team, will be sufficient to allow it to operate for at least the period ending on January 22, 2024 or such later date as may be extended in accordance with the Amended and Restated Articles; however, NCAC cannot assure you that its estimate is accurate.

If, before distributing the proceeds in the Trust Account to the NCAC Public Shareholders, NCAC files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against NCAC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of NCAC’s shareholders and the per-share amount that would otherwise be received by NCAC’s shareholders in connection with NCAC’s liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to the NCAC Public Shareholders, NCAC files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against NCAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in NCAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of NCAC’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by NCAC’s shareholders in connection with NCAC’s liquidation may be reduced.
NCAC’s shareholders cannot be sure of the market value of the Pubco Common Shares to be issued upon completion of the Business Combination.
The holders of NCAC Ordinary Shares issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) will receive one Pubco Common Share in exchange for each NCAC Ordinary Shares held by them, rather than a number of shares with a particular fixed market value. The market value of NCAC Ordinary Shares at the time of the Business Combination may vary significantly from its price on the date the Business Combination Agreement was executed, the date of the Registration Statement of which this proxy statement/prospectus is a part or the date on which NCAC shareholders vote on the Business Combination. Because the exchange ratio of the shares will not be adjusted to reflect any changes in the market prices of NCAC Ordinary Shares, the market value of the Pubco Common Shares issued in the Business Combination and the NCAC Ordinary Shares surrendered in the Business Combination may be higher or lower than the value of these shares on earlier dates. 100% of the consideration to be received by NCAC’s shareholders will be Pubco Common Shares. Following consummation of the Business Combination, the market price of Pubco’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:
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changes in financial estimates by analysts;

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announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;

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fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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general economic conditions;

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changes in market valuations of similar companies;

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terrorist acts;

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changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

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future sales of Pubco Common Shares;

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regulatory developments in Canada, other foreign countries or both;

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litigation involving Pubco, its subsidiaries or its general industry; and

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additions or departures of key personnel.

In addition, it is possible that the Business Combination may not be completed until a significant period of time has passed after the special meeting. As a result, the market value of NCAC Ordinary Shares may vary significantly from the date of the special meeting to the date of the completion of the Business Combination. You are urged to obtain up-to-date prices for NCAC Ordinary Shares. There is no assurance that the Business Combination will be completed, that there will not be a delay in the completion of the Business Combination or that all or any of the anticipated benefits of the Business Combination will be obtained.

The process of taking a company public by means of a business combination with a SPAC is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors.
An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering. Before entering into the Business Combination Agreement, NCAC and Psyence each performed a due diligence review of each other’s business, operations and disclosure. However, in a typical initial public offering, the underwriters of the offering conduct independent due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability under Section 11 of the Securities Act to private investors for any material misstatements or omissions in the registration statement. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents, assessment of significant risks of the business operations, and independent analysis of the plan of business and any underlying financial assumptions. The lack of an independent due diligence review and investigation means that you must rely on the information included in this proxy statement/prospectus. Further, while potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any such material misstatements or omissions, there are no third-party underwriters of the Pubco Common Shares that will be issued pursuant to the Business Combination, and therefore no corresponding right of action is available to investors against any such third parties, including any financial advisors of NCAC, Psyence or Pubco for any material misstatements or omissions in this proxy statement/prospectus.
In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company and the SPAC. The process of establishing the value of a company in a SPAC business combination may be less effective than the book building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.
Further, we will not conduct a traditional “roadshow” with underwriters prior to the opening of initial post-closing trading of the Pubco Common Shares on Nasdaq. There can be no guarantee that any information made available in this proxy statement/prospectus and/or otherwise disclosed or filed with the SEC will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to the Pubco Common Shares or sufficient demand among potential investors immediately after the Business Combination, which could result in a more volatile price for the Pubco Common Shares.
Beginning in January 2022, there has been a precipitous drop in the market values of growth-oriented companies. Accordingly, securities of growth companies such as Psyence may be more volatile than other securities and may involve special risks.
Beginning in January 2022, there has been a precipitous drop in the market values of growth-oriented companies like NCAC and Psyence. In recent months, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, NCAC securities are subject to potential downward pressures, which may result in high redemptions of the cash available from the Trust Account. If there are substantial redemptions, there will be a lower float of Pubco Common Shares outstanding, which may cause further volatility in the price of Pubco securities and adversely impact Pubco’s ability to secure financing following the closing of the Business Combination. Moreover, a loss of investor confidence in the market for the stocks of other growth-oriented companies which investors perceive to be similar to Psyence could depress the prices of NCAC and Pubco securities, regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger.
As with most SPAC initial public offerings in recent years, NCAC issued shares for $10.00 per unit upon the closing of its initial public offering. As with other SPACs, the $10.00 per share price of NCAC reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following Closing, the shares outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of Pubco following the Business Combination, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than $10.00 per share.
The Pubco Common Shares to be received by NCAC’s shareholders as a result of the Business Combination will have different rights from NCAC Ordinary Shares.
Following completion of the Business Combination, the NCAC Public Shareholders will no longer be shareholders of NCAC but will instead be shareholders of Pubco. There will be important differences between your current rights as a NCAC shareholder and your rights as a Pubco shareholder. See “Comparison of Rights of Pubco Shareholders and NCAC Shareholders” for a discussion of the different rights associated with the securities.
NCAC’s Sponsor, officers and directors have agreed to vote in favor of the Business Combination, regardless of how the NCAC Public Shareholders vote.
Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the NCAC Public Shareholders in connection with an initial business combination, NCAC’s Sponsor, officers and directors have agreed to vote their NCAC Ordinary Shares in favor of the Business Combination, and own 84.8% of the outstanding NCAC Ordinary Shares. Accordingly, it is more likely that the necessary shareholder approval to complete the Business Combination will be received than would be the case if NCAC’s Sponsor, officers and directors agreed to vote their NCAC Ordinary Shares in accordance with the majority of the votes cast by the NCAC Public Shareholders.
The exercise of discretion by NCAC’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of NCAC shareholders.
In the period leading up to the Closing, other events may occur that, pursuant to the Business Combination Agreement, would require NCAC to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that NCAC is entitled to under those agreements. Such events could arise because of changes in the course of Psyence’s business, a request by Psyence to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Psyence’s business and would entitle us to terminate the Business Combination Agreement. In any of such circumstances, it would be in NCAC’s discretion, acting through its board of directors, to grant NCAC’s consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for NCAC and its securityholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, NCAC does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Business Combination has been obtained. While certain changes could be made without further shareholder approval, if there is a change to the terms of the transaction that would have a material impact on the shareholders, NCAC will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal.
The Sponsor and NCAC’s executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in the Registration Statement of which this proxy statement/prospectus is a part.
When you consider the recommendation of NCAC’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that NCAC’s directors and officers and the Sponsor have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
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The NCAC Class B Ordinary Shares were acquired in March 2021 for an aggregate purchase price of $25,000, and such shares would become worthless if NCAC does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares for no consideration. Following the closing of the Business Combination, members of the Sponsor will beneficially own an aggregate of 4,455,000 Pubco Common Shares upon conversion of their NCAC Class B Ordinary Shares and NCAC Private Placement Shares (assuming all Backstop Shares have been transferred or forfeited). Such shares have an aggregate market value of approximately $      and $      , respectively, based on the closing price of the NCAC Class A Ordinary Shares of $      on Nasdaq on           , the record date for the special meeting;

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Members of the Sponsor will own 460,000 Pubco Public Warrants following the closing of the Business Combination and the conversion of NCAC Private Placement Warrants, which will expire worthless if NCAC does not complete a business combination. Based on the closing price of NCAC Public Warrants of $      on Nasdaq on           , 2023, the record date for the special meeting, the Pubco Public Warrants held by the Sponsor would be valued at approximately $      ;

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NCAC’s Sponsor, affiliates of the Sponsor, officers and directors may make loans from time to time to NCAC to fund certain capital requirements. On January 17, 2023, NCAC issued the Promissory Note to the Sponsor, pursuant to which NCAC may borrow up to an aggregate principal amount of $1,000,000. The Promissory Note is non-interest bearing and payable upon the consummation of a business combination. Upon consummation of a business combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the Promissory Note into NCAC Working Capital Units at a price of $10.00 per NCAC Working Capital Unit. Additional loans may be made after the date of this proxy statement/prospectus. The Sponsor previously extended the period of time to consummate the Business Combination by six months (for a total of up to 21 months to complete a Business Combination, from January 22, 2023 to July 22, 2023) by contributing an aggregate of $495,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.055 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded the entire $495,000 amount of the First Extension Note as of the date hereof. The Sponsor (or its designees) has extended the period of time to consummate the Business Combination by an additional six months (for a total of up to 27 months to complete a Business Combination, from July 22, 2023 to January 22, 2024) by contributing an aggregate of approximately $200,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.03 per remaining NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded $133,562.52 of the Second Extension Note as of the date hereof. If the Business Combination is not consummated, any outstanding loans, including the Promissory Note, the First Extension Note and the Second Extension

Note, will not be repaid and will be forgiven except to the extent there are funds available to NCAC outside of the Trust Account;
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NCAC’s Sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them on NCAC’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of the record date, the Sponsor and NCAC’s officers and directors and their affiliates had incurred no unpaid reimbursable expenses;

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The appointment of Mr. Marc Balkin as a director of Pubco. As a director, in the future, Mr. Balkin may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors;

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The continued indemnification of current directors and officers of NCAC and the continuation of directors’ and officers’ liability insurance after the Business Combination;

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The Sponsor and its affiliates will lose their entire investment in NCAC with respect to the NCAC Class B Ordinary Shares and NCAC Private Placement Units they own if an initial business combination is not completed, which were collectively purchased by such parties for an aggregate purchase price of $25,000 and $9,200,000, respectively;

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If NCAC is unable to complete a business combination within the required time period, the Sponsor and its affiliates stand to lose up to $      , reflecting the market value (as of the record date) of the Class B Ordinary Shares detailed above, the market value (as of the record date) of the NCAC Private Placement Warrants detailed above and the amount loaned pursuant to the Promissory Note, First Extension Note and Second Extension Note; and

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CCM, an affiliate of the Sponsor, is acting as financial advisor to NCAC. In connection therewith, CCM will be paid (i) an advisory fee in an amount equal to $1,000,000 paid in full simultaneously with the closing of NCAC’s initial business combination transaction or an equivalent dollar amount of common stock or equivalent equity of the publicly listed post-business combination company which shares shall be delivered between sixty (60) and ninety (90) calendar days following the closing of the transaction as determined by NCAC (the “Advisory Fee”); and (ii) 5.0% of gross proceeds raised from investors or other third parties and received by NCAC or the target company simultaneously with or before the closing of the transaction, including but not limited to, proceeds released from the Trust Account with respect to any NCAC shareholder that (x) entered into a non-redemption or other similar agreement or (y) did not redeem NCAC Class A Ordinary Shares, in each instance to the extent such shareholder was identified to NCAC by CCM (the “Offering Fee”, and, together with the Advisory Fee, the “Transaction Fee”) which shall be payable by NCAC and due to CCM simultaneously with the closing of the business combination transaction; provided, however, that NCAC may apply up to 50% of the Offering Fee (but no more than $500,000) as a reduction to the Advisory Fee.

These financial interests may mean that the Sponsor (and accordingly NCAC’s officers and directors who are members of the Sponsor) may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow NCAC to wind up having failed to consummate a business combination and lose their entire investment. For example, if the share price of Pubco Common Shares declined to $5.00 per share after the close of the Business Combination, NCAC’s public shareholders that purchased shares in the IPO, would have a loss of $5.00 per share, while the Sponsor would have a gain because the Sponsor acquired its NCAC Class B Ordinary Shares for a nominal amount. In other words, the Sponsor can earn a positive rate of return on its investment even if public shareholders experience a negative rate of return in the post-combination company.
These interests may influence NCAC’s directors in making their recommendation to vote in favor of the Business Combination Proposal and the other proposals described in the Registration Statement of which this proxy statement/prospectus is a part. You should also read the section entitled “The Business Combination.”

Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Pubco’s financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although NCAC has conducted due diligence on Psyence, we cannot assure you that our diligence surfaced all material issues that may be present inside Psyence, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Psyence and outside of NCAC’s control will not later arise. As a result of these factors, Pubco may be forced to later write-down or write off assets, restructure its operations, or incur impairment or other charges that could result in Pubco reporting losses. Even if NCAC’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with NCAC’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on NCAC’s liquidity, the fact that NCAC reports charges of this nature could contribute to negative market perceptions about NCAC or its securities. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by NCAC’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.
NCAC’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.
After the completion of the Business Combination, NCAC’s shareholders will own a smaller percentage of Pubco than they currently own of NCAC. Upon completion of the Business Combination, it is anticipated that NCAC’s shareholders (including the holders of Class B Ordinary Shares), will own approximately 43.9%, of the Pubco Common Shares issued and outstanding immediately after the consummation of the Business Combination, assuming that none of the NCAC Public Shareholders exercise their redemption rights and excluding potential sources of dilution associated with the consummation of the Business Combination. Consequently, NCAC’s shareholders, as a group, will have reduced ownership and voting power in Pubco compared to their ownership and voting power in NCAC. For an illustrative summary of NCAC shareholder ownership under different redemption and dilution scenarios, please see the section titled “What happens if a substantial number of NCAC Public Shareholders vote in favor of the Business Combination and exercise their redemption rights?”
Subsequent to the completion of the Business Combination, Pubco may redeem unexpired NCAC Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your NCAC Public Warrants worthless.
The economic terms of the NCAC Private Warrants are identical to those of the NCAC Public Warrants. However, unlike the NCAC Public Warrants, the NCAC Private Warrants will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will not be redeemable by Pubco so long as they are held by the Sponsor, Cantor, CCM or their permitted transferees (which are, generally, officers, directors, or affiliates of NCAC, the Sponsor, Cantor or CCM, or any of their family members, or certain other related persons). In addition, for as long as the NCAC Private Placement Units are held by Cantor or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and the underlying NCAC Private Placement Warrants may not be exercised after five years from the commencement of sales of the IPO. The Sponsor, Cantor, CCM or their permitted transferees, have the option to exercise the NCAC Private Warrants on a cashless basis. If the NCAC Private Warrants are held by holders other than the Sponsor, Cantor, CCM or their permitted transferees, the NCAC Private Warrants will be redeemable by Pubco in all redemption scenarios and exercisable by the holders on the same basis as the NCAC Public Warrants.
Following the Business Combination, the Combined Entity may redeem the NCAC Warrants (other than the NCAC Private Warrants so long as they are held by the Sponsor, Cantor, CCM or a permitted transferee) prior to their exercise at a time that is disadvantageous to the holder, thereby significantly impairing the value of the NCAC Warrants. Pubco will have the ability to redeem outstanding NCAC Warrants (other than with respect to the NCAC Private Warrants as described herein) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Pubco Common Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period ending on the third trading day prior to the date on which a notice of redemption is sent to the holders of the NCAC Warrants. Pubco may not redeem the NCAC Warrants as described above unless a registration statement under the Securities Act covering the Pubco Common Shares issuable upon exercise of such NCAC Warrants is effective and a current prospectus relating to those Pubco Common Shares is available throughout the 30-day redemption period. If and when the NCAC Warrants become redeemable by Pubco, if Pubco has elected to require the exercise of NCAC Warrants on a cashless basis, Pubco may not redeem the NCAC Warrants as described above if the issuance of Pubco Common Shares issuable upon exercise of the NCAC Warrants is not exempt from registration or qualification under applicable state securities laws or Pubco is unable to effect such registration or qualification. Redemption of the outstanding NCAC Warrants could force you (i) to exercise your NCAC Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your NCAC Warrants at the then current market price when you might otherwise wish to hold your NCAC Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding NCAC Warrants are called for redemption, is likely to be substantially less than the market value of your NCAC Warrants. The closing price for the NCAC Class A Ordinary Shares as of        , 2023 was $       . To date, the closing price of the NCAC Class A Ordinary Shares has never exceeded the $18.00 threshold that, if exceeded for 20 trading days within any 30 trading-day period following the Closing, would trigger the right to redeem the NCAC Warrants.
Pubco may only call the NCAC Warrants for redemption upon a minimum of 30 days’ prior written notice of redemption to each registered holder pursuant to the terms of the Warrant Agreement, provided that holders will be able to exercise their NCAC Warrants prior to the time of redemption and, at the election of Pubco, any such exercise may be required to be on a cashless basis. In the event that Pubco elects to redeem all of the NCAC Warrants, Pubco will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by Pubco not less than 30 days prior to such date to the registered holders of the redeemable NCAC Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Pubco is not contractually obligated to notify investors when its warrants become eligible for redemption, and does not intend to so notify investors upon eligibility of the warrants for redemption.
The securities in which NCAC invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by NCAC Public Shareholders may be less than $10.20 per share.
The proceeds held in the Trust Account are invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that NCAC is unable to complete its initial business combination or make certain amendments to the Amended and Restated Articles, its Public Shareholders are entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income not released to us, net of taxes payable. Negative interest rates could impact the per-share redemption amount that may be received by NCAC Public Shareholders.
Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.
Lawsuits may be filed against NCAC or its directors and officers in connection with the Business Combination. Defending such additional lawsuits could require NCAC to incur significant costs and draw the attention of NCAC’s management team away from the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the Closing may adversely affect Pubco’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Closing from occurring within the contemplated timeframe.
There may be legal proceedings relating to payment of the Transaction Fee to CCM.
To date, NCAC has not paid its Sponsor, officers or directors, or any entities with which they are affiliated, any finder’s fee, consulting fee or other compensation prior to, or for any services they rendered in order to effectuate, the consummation of our initial business combination, other than as described in NCAC’s final IPO prospectus. Although inconsistent with the representations in NCAC’s final IPO prospectus concerning limitations on payments and compensation to the Sponsor and its affiliates, NCAC intends to issue the Transaction Fee to CCM, an affiliate of the Sponsor. NCAC intends to pay the Transaction Fee despite disclosure to the contrary in NCAC’s final IPO prospectus in consideration for services rendered by CCM in connection with the Business Combination. Shareholders may initiate legal proceedings due to the inconsistency between the disclosure in NCAC’s final IPO prospectus and the payment of the Transaction Fee at Closing.
The Committee on Foreign Investment in the United States (“CFIUS”) or other regulatory agencies may modify, delay or prevent our initial business combination.
CFIUS has authority to review direct or indirect investments whereby a foreign person acquires “control” over or, for more sensitive businesses involving critical technology, critical infrastructure, and sensitive personal data, certain types of non-controlling rights in U.S. businesses. Some transactions within the jurisdiction of CFIUS trigger a mandatory CFIUS filing requirement. Otherwise, notifying CFIUS of a transaction within its jurisdiction is voluntary. CFIUS can reach out to parties to transactions within its jurisdiction that did not notify CFIUS and request that the parties submit a CFIUS notice and can self-initiate national security reviews. If CFIUS identifies national security concerns in connection with its review of an investment, CFIUS has the power to impose measures to mitigate such concerns and, in extreme cases, require the foreign person to divest of the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, whether the investor/acquiror of the U.S. business is a “foreign person” or “foreign entity,” the nature and structure of the transaction, the level of beneficial ownership interest being acquired, and the nature of any information or governance rights acquired by the foreign investor.
Each of the Chairman of the Board, Chief Financial Officer and Chief Financial Officer of NCAC is a non-U.S. person. One of the directors of the Company may be deemed to be a non-U.S. person. Our Sponsor is controlled by its managing member, Tabula Rasa Limited, a British Virgin Islands company with limited liability, and certain of the Sponsor's non-controlling members are non-U.S. persons.
Our initial business combination may be subject to CFIUS review, depending on the ultimate share ownership of the combined company following our business combination and other factors. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. If we think the risk that our initial business combination will trigger a mandatory CFIUS filing is low and that our initial business combination otherwise does not raise sensitive national security concerns, we may determine to proceed with the transaction without notifying CFIUS and risk CFIUS intervention before or after closing the transaction. The time necessary for CFIUS review of the transaction or a decision to delay or prohibit the transaction may prevent our initial business combination from occurring within the applicable time period required under our Amended and Restated Articles. If we are unable to consummate our initial business combination within the applicable time period required under our Amended and Restated Articles, we will be required to wind up, redeem and liquidate. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment through our initial business combination. Additionally, there will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event of our winding up.
Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive approximately $11.01 per share, and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.
The Excise Tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including certain redemptions) of stock or shares by public U.S. corporations and certain U.S. subsidiaries of publicly-traded non-U.S. corporations occurring after December 31, 2022. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock or share issuances against the fair market value of stock or share repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.
On December 27, 2022, the U.S. Department of the Treasury issued a notice that provides interim operating rules for the excise tax, including rules governing the calculation and reporting of the excise tax, on which taxpayers may rely until the forthcoming proposed Treasury regulations addressing the excise tax are published. Subject to potential exceptions, such notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. Although such notice clarifies certain aspects of the excise tax, the interpretation and operation of other aspects of the excise tax remain unclear, and such interim operating rules are subject to change. It remains uncertain in some respects whether, and/or to what extent, the excise tax could apply to any redemptions of our public shares after December 31, 2022, including any redemptions in connection with the Extension, an initial business combination, or in the event we do not consummate an initial business combination by the appropriate date and liquidate.
Although the Company was incorporated in the Cayman Islands and the target company in the proposed Business Combination is not a U.S. corporation, there is a possibility that we may acquire a U.S. domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate. While not free from doubt, absent any further guidance, it is possible that the excise tax will apply to any redemptions of our shares after December 31, 2022, including redemptions made in connection with an initial business combination or redemptions made if we are unable to consummate a business combination by or before January 22, 2024. The application of the excise tax to any redemptions we make after December 31, 2022 could potentially reduce the per-share amount that our public shareholders would otherwise be entitled to received. In addition, the excise tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination.
The Company has agreed that, to mitigate the current uncertainty surrounding the implementation of the IR Act, funds held in the Trust Account, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with the Extension, an initial business combination or the liquidation of the Company.
Risks Related to the U.S. Federal Income Tax Treatment of the Merger
There may be tax consequences of the Merger that adversely affect holders of NCAC Public Shares and NCAC Public Warrants.
Subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Considerations” below, including the passive foreign investment company (or “PFIC”) rules discussed therein, the Merger, when taken together with the Company Exchange, is expected to qualify as a transaction described in Section 351 of the Code for U.S. federal income tax purposes. However, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination so qualifies for such tax-deferred treatment, and neither NCAC nor Pubco intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will agree with any position taken that the exchange of NCAC Public Warrants for Pubco Public Warrants in the Merger, taken together with the Company Exchange, qualifies for tax-deferred treatment or that a court will not sustain a challenge by the IRS to such position, if taken. You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Business Combination to you. See the section entitled “Material U.S. Federal Income Tax Considerations” below for a more detailed discussion of the tax consequences to holders of NCAC Public Shares and the NCAC Public Warrants.
If a U.S. person is treated as owning at least 10% of Pubco Common Shares, such person may be subject to adverse U.S. federal income tax consequences.
If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Pubco Common Shares, such person may be treated as a “U.S. shareholder” with respect to each of Pubco and its direct and indirect subsidiaries (the “Pubco Group”) that is a “controlled foreign corporation.” If the Pubco Group includes one or more U.S. subsidiaries certain of Pubco’s non-U.S. subsidiaries could be treated as controlled foreign corporations regardless of whether Pubco is treated as a controlled foreign corporation. Immediately following the Business Combination, the Pubco Group will include a U.S. subsidiary.
A U.S. shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of the controlled foreign corporation’s “Subpart F income” and (in computing its “global intangible low-taxed income”) “tested income” and a pro rata share of the amount of U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the U.S.) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such U.S. shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such U.S. shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due from starting. An individual that is a U.S. shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. shareholder that is a U.S. corporation. Pubco cannot provide any assurances that it will assist holders in determining whether any of its non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any holder is treated as a U.S. shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations. U.S. persons should consult with their tax advisor regarding the potential application of these rules.
If Pubco were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. holders of Pubco Common Shares or Pubco Public Warrants could be subject to adverse U.S. federal income tax consequences.
If Pubco is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”) holds Pubco Common Shares or Pubco Public Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations.
There can be no assurance that Pubco will not be treated as a PFIC for any taxable year. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.” U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the Pubco Common Shares or Pubco Public Warrants.

If Pubco were treated as a PFIC, a U.S. holder of Pubco Common Shares or Pubco Public Warrants may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a qualified electing fund (“QEF”) or a mark-to-market election) may be available to U.S. holders of Pubco Common Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, but U.S. holders will not be able to make similar elections with respect to the Pubco Public Warrants. U.S. holders should consult their tax advisors regarding the effect, if any, of the PFIC rules on the ownership of Pubco Common Shares or Pubco Warrant. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
NCAC is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.
The following unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of NCAC as of March 31, 2023 with the historical carve-out consolidated balance sheets of Psyence Biomed Corp. as of March 31, 2023, giving pro forma effect to the Business Combination, as if it had occurred as of March 31, 2023.
The following unaudited pro forma condensed combined statements of operations for the year ended March 31, 2023 combine the historical statement of operations of NCAC for the year ended December 31, 2022, and the historical carve-out consolidated statements of net loss and comprehensive loss of Psyence Biomed Corp. for the year ended March 31, 2023, giving pro forma effect to the Business Combination as if it had occurred on April 1, 2022, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial statements have been derived from:
•
the historical audited financial statements of NCAC as of December 31, 2022 and for the year ended December 31, 2022 and the related notes thereto included elsewhere in this proxy statement/ prospectus;

•
the historical unaudited financial statements of NCAC as of March 31, 2023 and for the three months ended March 31, 2023 and the related notes thereto included elsewhere in this proxy statement/prospectus; and

•
the historical audited carve-out consolidated financial statements of Psyence Biomed Corp. as of and for the years ended March 31, 2023 and 2022 (the “Carve-Out Consolidated Financial Statements”) and the related notes thereto included elsewhere in this proxy statement/prospectus.

This information should be read together with the Carve-Out Consolidated Financial Statements of Psyence Biomed Corp. and its related notes and NCAC’s audited financial statements and related notes, “Psyence Biomed Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “NCAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2023
(In USD)
	Target (IFRS, Historical) – USD (Note 4)	NCAC (U.S. GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)		Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
					Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$1,334,343	$15,957	$—		$12,316,814	A	$22,759,467	$(4,927,767)	E	$20,000,000
					(5,262,413)	B		1,132,409	B
					(965,891)	H		965,891	H
					(3,275,000)	I		70,000	N
					20,000,000	J
					(70,000)	N
					(1,334,343)	O
Restricted cash	29,557	—	—		(29,557)	O	—	—		—
Other receivables	149,376	—	—		—		149,376	—		149,376
Interest receivable	—	60,898	—		—		60,898	—		60,898
Prepaid expenses and other assets	77,053	211,743	—		—		288,796	—		288,796
Total current assets	1,590,329	288,598	—		21,379,610		23,258,537	(2,759,467)		20,499,070
Non-current assets
Investments held in Trust Account	—	16,115,127	—		(12,316,814)	A	—	—		—
					(4,310,372)	K
					280,891	L
					231,168	M
Total non-current assets	—	16,115,127	—		(16,115,127)		—	—		—
Total assets	$1,590,329	$16,403,725	$—		$5,264,483		$23,258,537	$(2,759,467)		$20,499,070
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$1,790,783	$632,503	$—		$(784,259)	B	$1,639,027	$1,132,409	B	$2,771,436
Deferred underwriting fee payable	—	13,100,000	—		(13,100,000)	I	—	—		—
Due to affiliate	—	70,000	—		(70,000)	N	—	70,000	N	70,000
Loan from Sponsor	—	685,000	—		(965,891)	H	—	965,891	H	965,891
					280,891	L
Derivative warrant liability	—	392,100	—		(392,100)	P	150,305	—		150,305
	—				150,305	Q
Common stock subject to possible redemption	—	—	16,176,025	(a)	(11,865,653)	E	—	—		—
					(4,310,372)	K
Total current liabilities	1,790,783	14,879,603	16,176,025		(31,057,079)		1,789,332	2,168,300		3,957,632
Total liabilities	1,790,783	14,879,603	16,176,025		(31,057,079)		1,789,332	2,168,300		3,957,632
Class A ordinary shares subject to possible redemption	—	16,176,025	(16,176,025)	(a)	—		—	—		—
EQUITY
Net parent investment	(200,454)	—	—		200,454	C	—	—		—
NCAC Class B ordinary shares	—	654	—		(654)	G	—	—		—
NCAC Class A ordinary shares	—	114	—		500	C	1,319	(44)	E	1,275
					8	B
					111	E
					353	G

	Target (IFRS, Historical) – USD (Note 4)	NCAC (U.S. GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
				Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
				200	J
				33	I
Additional paid-in capital	—	—	—	(2,150,227)	B	82,678,809	(4,927,723)	E	78,225,823
				4,888,232	C		474,737	F
				(7,479,403)	D
				11,865,542	E
				301	G
				3,274,967	I
				(1,363,900)	O
				19,999,800	J
				53,643,497	F
Accumulated deficit	—	(14,652,671)	—	(2,327,935)	B	(61,210,923)	(474.737)	F	(61,685,660)
				(5,089,186)	C
				7,479,403	D
				(53,643,497)	F
				392,100	P
				(150,305)	Q
				6,550,000	I
				231,168	M
Total equity	(200,454)	(14,651,903)	—	36,321,562		21,469,205	(4,927,767)		16,541,438
Total equity and liabilities	$1,590,329	$16,403,725	$—	$5,264,483		$23,258,537	$(2,759,467)		$20,499,070

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2023
(in USD)
	Target (IFRS, Historical) – USD (Note 4)	NCAC (U.S. GAAP Historical)(1)	IFRS Conversion and Presentation Alignment (Note 4)		Scenario 1: No Redemption Scenario			Scenario 2: Maximum Redemption Scenario
					Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Sales and marketing	$(7,024)	$—	$—		$—		$(7,024)	$—		$(7,024)
Research and development	(1,607,565)	—	—		—		(1,607,565)	—		(1,607,565)
General and administrative	(366,132)	(869,379)	—		220,000	BB	(56,986,943)	474,737	CC	(57,461,680)
					(55,971,432)	CC
Professional fees and consulting fees	(1,251,474)	(424,598)	—		—		(1,676,072)	—		(1,676,072)
Foreign exchange gain (loss)	26,890	—	—		—		26,890	—		26,890
Interest income	1,553	—	3,551,791	(b)	(3,551,791)	AA	1,553	—		1,553
Total operating expense	(3,203,752)	(1,293,977)	3,551,791		(59,303,223)		(60,249,161)	474,737		(60,723,898)
Other income and (expense)
Change in fair value of warrants	—	5,756,500	—		—		5,756,500	—		5,756,500
Interest income on marketable securities held in Trust Account	—	3,551,791	(3,551,791)	(b)	—		—	—		—
Profit (loss) before income tax	(3,203,752)	8,014,314	—		(59,303,223)		(54,492,661)	474,737		(54,967,398)
Income tax (expense) benefit	—	—	—		—		—	—		—
Net income (loss)	$(3,203,752)	$8,014,314	$—		$(59,303,223)		$(54,492,661)	$474,737		$(54,967,398)
Basic and diluted net loss per share, redeemable Class A ordinary shares		$0.38
Basic and diluted net loss per share, Class B ordinary shares		$0.25
Pro forma weighted average number of shares outstanding – basic and diluted							13,190,521			12,745,219
Pro forma loss per share – basic and diluted							$(4.13)			$(4.31)

(1)
Combine the historical statement of operations of NCAC for the year ended December 31, 2022

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Description of the Business Combination
On July 31, 2023, NCAC entered into the Amended and Restated Business Combination Agreement, by and among NCAC, the Sponsor, Parent, Pubco, Merger Sub, Psyence Biomed Corp. and Psyence. The Business Combination Agreement supersedes the Original Business Combination Agreement, entered into on January 9, 2023 by and among, NCAC, the Sponsor, Parent and Psyence Biomed Corp.
Pursuant to the Business Combination Agreement, among other things, (i) Parent will contribute all of its equity interest in Psyence to Pubco in a share for share exchange (the “Company Exchange”) and (ii) immediately following the Company Exchange, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger (the “Merger”) and each outstanding ordinary share of NCAC will convert into the right to receive one common share of Pubco (“Pubco Common Share”).
Merger Consideration
As consideration for all of the issued and outstanding Psyence Common Shares that Pubco shall receive in the Company Exchange, Pubco shall issue to Parent, 5,000,000 Pubco Common Shares.
Closing
In accordance with the terms and subject to the conditions of the Business Combination Agreement, the closing will take place on the date that is no later than the second business day after the satisfaction or waiver of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is mutually agreed to in writing by the parties.
For more information on the Business Combination, please see the section entitled “The Business Combination Agreement.”
Note 2 — Basis of Presentation
The adjustments presented on the pro forma combined financial statements have been identified and presented to provide an understanding of Pubco upon consummation of the Business Combination for illustrative purposes.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Psyence has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combination and the PIPE financing as described below.
Minimum Cash Closing Condition and Proposed PIPE Investment
NCAC is currently pursuing a PIPE financing in order to raise additional capital in an amount sufficient to ensure the Minimum Cash Condition (as defined below) is satisfied at Closing (the “PIPE Investment”). At the time of this filing, there is no commitment for the proposed additional financing from the PIPE Investment, but management believes it is probable that the estimated $20,000,000 needed to meet the Minimum Cash Condition will be raised through a PIPE Financing. The unaudited pro forma condensed combined financial information reflects the proceeds from the proposed PIPE Investment through the issuance of 2,000,000 shares of Class A common stock at $10.00 per share.

The obligation of NCAC to consummate the Transactions pursuant to the Business Combination Agreement is subject to a condition that the aggregate cash proceeds available to fund the balance sheet of Pubco, after giving effect to the payment in full of NCAC’s transaction related Expenses (as defined in the Business Combination Agreement), of at least $20,000,000 (the “Minimum Cash Condition”). The repayment of certain debt and member payables that is expected to be paid by Psyence immediately following the Closing does not impact the Minimum Cash Condition, and is expected to be funded with cash from Pubco balance sheet after satisfaction of the Minimum Cash Condition.
On July 11, 2023, NCAC held an extraordinary general meeting of shareholders (the “Second Extension EGM”) for the purpose of considering and voting on the Extension Amendment, the Redemption Limitation Amendment and the Trust Agreement Amendment and, if presented, the proposal to adjourn the Second Extension EGM to a later date. In connection with the Second Extension EGM, shareholders holding 389,511 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $4.3 million (approximately $11.07 per public share) have be removed from the Trust Account to pay such holders and approximately $12.3 million will remain in the Trust Account. Following redemptions, the Company had 1,113,021 public shares outstanding. The pro formas have been adjusted to reflect the Second Extension EGM redemptions.
The Business Combination Agreement provides that the parties will use commercially reasonable efforts to obtain commitments for the PIPE Investment prior to Closing and the parties are currently pursuing subscriptions for the PIPE Investment. The proposed PIPE Investment has been included in both the Maximum Redemption and No Redemption scenarios because management considers the PIPE Investment as probable, as NCAC anticipates entering into subscription agreements for the proposed PIPE Investment prior to mailing the prospectus/proxy statement in an amount sufficient to meet the Minimum Cash Condition at any level of redemptions. There is no assurance that NCAC will enter into subscriptions for the PIPE Investment on these terms or at all and NCAC will update this prospectus/proxy statement with additional information following the entry into any subscription agreements for the PIPE Investment.
Without giving effect to the receipt of proceeds from the PIPE Investment, the Minimum Cash Condition is not expected to be met under a no redemption scenario. As such, management believes the completion of the PIPE Investment will be necessary to meet the Minimum Cash Condition. In addition, in accordance with the terms of the Business Combination Agreement, the aggregate proceeds from, and the consummation of, the proposed PIPE Investments are not anticipated to be contingent upon the amount of actual redemptions. In the event that additional funding under a PIPE investment is not obtained, the merger would no longer be probable of completion as the Minimum Cash condition would not be met. As such the scenario has been omitted from the pro forma presentation.
The Minimum Cash Condition may be waived by Psyence, in its sole discretion; however, there can be no assurances that Psyence will waive the Minimum Cash Condition, or any other condition to Closing described elsewhere in this Prospectus/Proxy Statement.
The pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Pubco will experience. Psyence and NCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The historical carve-out consolidated financial statements of Psyence Biomed Corp. have been prepared in accordance with IFRS as issued by the IASB and in its presentation currency of the Canadian Dollar (“CDN” or “CDN$”). The historical financial statements of NCAC have been prepared in accordance with U.S. GAAP in its presentation currency of the U.S. dollar (“USD” or “$”). The condensed combined pro forma financial information reflects IFRS and in USD, the basis of accounting used by the registrant, Pubco, and no material accounting policy difference is identified in converting NCAC’s historical financial statements from U.S. GAAP to IFRS or Psyence from CDN to USD. The adjustments presented in the pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco after giving effect to the Business Combination.

The pro forma condensed combined financial information has been prepared assuming two alternative scenarios regarding redemption of the Public Shares into cash:
•
No Additional Redemption Scenario:   This scenario assumes that none of NCAC’s existing Public Shareholders exercise their redemption rights in connection with the Business Combination with respect to their Public Shares; and

•
Maximum Redemption Scenario:   This scenario assumes that 445,302 Public Shares (representing approximately 40.01% of the total Public Shares outstanding) are redeemed in connection with the Business Combination for an aggregate redemption payments of $4.9 million based on an assumed redemption price of $11.07 per share. The number of shares redeemed reflects the maximum number of the Public Shares that can be redeemed while still allowing for the Minimum Cash Condition to be met, assuming that the NTA Proposal is approved or, to the extent the NTA Proposal is not approved, the Net Tangible Assets Condition is waived. If NCAC’s Public Shareholders redeem more than 445,302 Public Shares and no additional funds are raised by NCAC or Pubco through other permitted financing, then we expect that the Minimum Cash Condition will not be satisfied and the Business Combination will not be consummated unless the Minimum Cash Condition is waived.

Each scenario below assumes that the parties secure $20 million of PIPE financing in order to ensure that there is sufficient funding to meet the $20 million Minimum Cash Condition. At this time, the parties do not have a firm commitment of such funding.
The following table sets out the share ownership of Pubco following Closing on a pro forma basis under the No Redemption Scenario and the Maximum Redemption Scenario:
	No Redemption Scenario		Maximum Redemption Scenario
	Number of Percent		Number of Percent
Pro Forma Ownership	Shares	Outstanding	Shares	Outstanding
Rollover equity shares of Target Group shareholders	5,000,000	37.9%	5,000,000	39.2%
NCAC Public Shareholders	1,113,021	8.5%	677,719	5.3%
NCAC Sponsor Private Placement	1,140,000	8.6%	1,140,000	8.9%
NCAC Sponsor(1)	3,535,000	26.8%	3,535,000	27.7%
PIPE Investors	2,000,000	15.2%	2,000,000	15.7%
Third Party shareholders	402,500	3.0%	402,500	3.2%
Total shares outstanding	13,190,521		12,754,219

(1)
Assumes the 3,000,000 Backstop Shares are not utilized and therefore forfeited by the Sponsor and cancelled.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 13.19 million and 12.75 million Pubco Common Shares to be issued to NCAC’s shareholders, Psyence’s shareholders, PIPE Investors and to Third Party shareholders under the No Redemption Scenario and the Maximum Redemption Scenario, respectively.
After the Business Combination, assuming no redemptions of Public Shares for cash, NCAC’s current public shareholders will own approximately 8.5% of the outstanding Pubco Common Shares, NCAC’s Sponsor will own approximately 35.4%, former shareholders of Psyence will own approximately 37.9%, PIPE Investors will own approximately 15.2% and other third party shareholders will own approximately 3.0% of the outstanding Pubco Common Shares.
Assuming redemption by holders of 445,302 Public Shares, NCAC’s current public shareholders will own approximately 5.3% of the outstanding Pubco Common Shares, the NCAC’ Sponsor and founder will own approximately 36.7%, former shareholders of Psyence will own approximately 39.2%, the PIPE investor will own approximately 15.7% and other third party shareholders will own approximately 3.2% of the outstanding Pubco Common Shares. (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants).
The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently nondeductible or nontaxable based on the laws of the relevant jurisdiction.
Note 3 — Accounting for the Business Combination
The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, NCAC will be treated as the “acquired” company for financial reporting purposes, and Psyence Biomed Corp. will be the accounting “acquirer.” This determination was primarily based on the assumption that Psyence shareholders will hold the largest minority of the voting power of Pubco, Psyence’s operations will substantially comprise the ongoing operations of Pubco, Psyence’s designees are expected to comprise a majority of the governing body of Pubco, and Psyence Biomed Corp.’s senior management will comprise the senior management of Pubco. However, NCAC does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization. The net assets of NCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The deemed costs of the shares issued by Psyence Biomed Corp., which represents the fair value of the shares that Psyence Biomed Corp. would have had to issue for the ratio of ownership interest in Pubco to be the same as if the Business Combination had taken the legal form of Psyence Biomed Corp. acquiring shares of NCAC, in excess of the net assets of NCAC will be accounted for as stock-based compensation under IFRS 2 Share-Based Payment.
Note 4 — U.S. GAAP to IFRS Conversion and Presentation Alignment
The historical financial information of NCAC has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. One adjustment required to convert NCAC’s balance sheet from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify NCAC Class A ordinary shares subject to redemption to non-current financial liabilities under IFRS 2, as shareholders have the right to require NCAC to redeem NCAC Public Shares and NCAC has an irrevocable obligation to deliver cash or another financial instrument for such redemption.
Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align NCAC’s historical financial information in accordance with the presentation of Psyence Biomed Corp.’s historical carve-out consolidated financial information, see below for effect of conversion on the financial statements.
In addition, as part of the preparation of the unaudited pro forma condensed combined financial information since the reporting currency will be in United States dollars (“USD”), Psyence Biomed Corp.’s historical carve-out consolidated financial information was converted from Canadian dollars (“CDN”) to USD in accordance with the presentation of functional currency of Psyence Australia Pty, Ltd.’s historical financial information and Pubco’s anticipated reporting currency, see below for effect of conversion on the financial statements.

NCAC’s Balance Sheet as of March 31, 2023
NCAC’s financial statements have been prepared in accordance with U.S. GAAP and in USD currency and converted to IFRS as follows:
As of March 31, 2023	U.S. GAAP	IFRS Conversion adjustment	Footnote reference	After conversion
ASSETS
Current assets:
Cash	$15,957			$15,957
Interest receivable	60,898			60,898
Prepaid expenses	211,743			211,743
Total current assets	288,598			288,598
Investments held in Trust Account	16,115,127			16,115,127
Total assets	$16,403,725			$16,403,725
LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$632,503			$632,503
Deferred underwriting commissions	13,100,000			13,100,000
Due to affiliate	70,000			70,000
Loan from sponsor	685,000			685,000
Derivative warrant liability	392,100			392,100
Class A ordinary shares subject to possible redemption,	—	16,176,025	(a)	16,176,025
Total current liabilities	14,879,603			31,055,628
Total liabilities	14,879,603			31,055,628
Commitments and contingencies
Class A ordinary shares subject to possible redemption,	16,176,025	(16,176,025)	(a)	—
Class A ordinary shares	114			114
Class B ordinary shares	654			654
Additional paid-in capital	—			—
Accumulated deficit	(14,652,671)			(14,652,671)
Total shareholders’ deficit	(14,651,903)			(14,651,903)
Total liabilities, ordinary shares subject to possible redemption and shareholders’ deficit	$16,403,725			$16,403,725

(a)
To reclassify and present redeemable NCAC Public Shares as other liabilities under IFRS, as shareholders have the right to require NCAC to redeem the NCAC Public Shares and NCAC has an irrevocable obligation to deliver cash or another financial instrument for such redemption.

U.S. GAAP to IFRS Conversion of NCAC’s Statement of Operations for the year ended December 31, 2022
NCAC’s financial statements have been prepared in accordance with U.S. GAAP and in USD currency and is converted to IFRS as follows:
For the Year Ended December 31, 2022	U.S. GAAP	IFRS Conversion adjustment	Footnote reference	After conversion
General and administrative	$(1,293,977)			$(1,293,977)
Interest earned on investments held in Trust Account	—	3,551,791	(b)	3,551,791
Income (loss) from operations	(1,293,977)			2,257,814
Other income (expense):
Interest earned on investments held in Trust Account	3,551,791	(3,551,791)	(b)	—
Change in fair value of warrant liabilities	5,756,500			5,756,500
Total other income (expense)	9,308,291			5,756,500
Net income (loss)	$8,014,314			$8,014,314

(b)
To reclassify and present interest earned on investments held in trust from non-operating income (expense) to other income from operating expenses.

Psyence Biomed Corp. Carve-Out Consolidated Statement of Financial Position as of March 31, 2023 and Carve-Out Statement of Net Loss and Comprehensive Loss for the year ended March 31, 2023
Psyence Biomed Corp.’s carve-out consolidated financial statements have been prepared in accordance CDN currency and is converted to USD to conform with the Pubco expected reporting currency as follows:
As of March 31, 2023	IFRS before conversion (in CDN)	USD to CDN Exchange Rate as of March 31, 2023	IFRS after conversion to (in USD)
ASSETS
Current assets:
Cash	$1,805,766	1.3533	$1,334,343
Restricted Cash	40,000	1.3533	29,557
Other receivables	202,150	1.3533	149,376
Prepaid expenses	104,276	1.3533	77,053
Total current assets	2,152,192		1,590,329
Total assets	$2,152,192		$1,590,329
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$2,423,467	1.3533	$1,790,783
Total current liabilities	2,423,467		1,790,783
Total liabilities	2,423,467		1,790,783
EQUITY
Net Parent investment	(271,275)		(200,454)
Total shareholders’ deficit	(271,275)		(200,454)
Total liabilities and equity	$2,152,192		$1,590,329

For the Year Ended March 31, 2023	IFRS before conversion (in CDN)	USD to CDN Average Exchange Rate for the year ended March 31, 2023	IFRS after conversion to (USD)
Operating expenses
Sales and marketing	$(9,292)	1.32297	$(7,024)
Research and development	(2,126,762)	1.32297	(1,607,565)
General and administrative	(484,382)	1.32297	(366,132)
Professional fees and consulting fees	(1,655,664)	1.32297	(1,251,474)
Foreign exchange gain (loss)	35,574	1.32297	26,890
Interest income	2,054	1.32297	1,553
Net loss	$(4,238,472)		$(3,203,752)
Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
(A)
Reflects the liquidation and reclassification of $12.3 million of funds held in the Trust Account to cash and bank balances that becomes available following the Business Combination.

(B)
Represents preliminary estimated transaction costs expected to be incurred by SPAC and Target Group of approximately $5.3 million for legal, accounting and printing fees incurred as part of the Business Combination.

For the SPAC transaction costs, $0.6 million have been accrued as of the pro forma balance sheet date.
An amount of $2.0 million is reflected as an adjustment to accumulated losses as these are attributed to the listing cost. In additional $1.5 million payable to CCM as a Transaction Fee is allocated to additional paid-in-capital as these are attributed to Business Combination.
For the Target Group transaction costs, $0.08 million of these fees have been paid and $0.17 million have been accrued as of the pro forma balance sheet date. An amount of $0.3 million is reflected as an adjustment to accumulated losses as these are attributed to the listing cost. The remaining amount of $1.4 million is included as an adjustment to additional paid-in capital as these are attributed to Business Combination, including approximately $0.25 million payable to Maxim Group LLC (“Maxim”). Approximately $0.75 million of transaction expenses to Maxim that are allocated to additional paid-in-capital were settled via the issuance of 75,000 shares at $10 per share. The potential 5% commission payable to Maxim on funds raised by Maxim have not been included in the adjustments as the amount cannot be determined or accurately quantified.
Under scenario 1 all transaction costs are assumed to be paid at closing. Under scenario 2, in order to ensure a minimum net cash balance of $20 million, approximately $1.13 million of transaction costs are included in accounts payable as amount owing to the parent of the target company.
(C)
Represents the exchange of outstanding Target Group shares into 5,000,000 Pubco Common Shares at par value of $0.0001 per share upon the Business Combination.

(D)
Represents the elimination of SPAC’s historical accumulated losses after recording the transaction costs to be incurred by SPAC as described in (B) above, the waiver of the underwriting fee described in (I) below and the derecognized warrant liability as described in (P) below.

(E)
In Scenario 1, reflects the no redemption scenario. In Scenario 2, reflects the maximum redemption of 445,302 SPAC shares for aggregate redemption payments of $4.9 million at a redemption price of approximately $11.07 per share. The Business Combination Agreement provides that consummating the Business Combination is conditioned on (i) SPAC having a minimum of $20.0 million of cash after giving effect to share redemptions and payment of SPAC transaction expenses and liabilities. The ending cash balance under scenario 2 is $20 million as approximately $1.13 million of transaction costs are included in accounts payable as amount owing to the parent of the target company.
(F)
In Scenario 1, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by Target Group and the fair value of SPAC’s identifiable net assets at the date of the Business Combination, resulting in a $53.6 million increase to accumulated loss. In Scenario 2, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by Target Group and the fair value of SPAC’s identifiable net assets at the date of the Business Combination, resulting in a $54.1 million increase to accumulated loss. The fair value of shares issued was estimated based on a market price of $10.00 per share (based on the expected transaction value) and the fair value of the warrants at $0.01 (NCACW as of July 26, 2023). The value is preliminary and will change based on fluctuations in the share price of the SPAC ordinary shares through the closing date. In Scenario 1, a one percent change in the market price per share would result in a change of $0.63 million in the estimated expense. In Scenario 2, a one percent change in the market price per share would result in a change of $0.59 million in the estimated expense.

	No Redemption Scenario		Maximum Redemption Scenario
NCAC shareholders	Shares	Dollars	Shares	Dollars
Public warrants	12,500,000		12,500,000
Private Placement warrants	570,000		570,000
Fair value of shares to be issued to NCAC shareholders		$150,305		$150,305
Public shareholders	1,113,021		677,719
Private Placement Shares	1,140,000		1,140,000
Founder shareholders	3,535,000		3,535,000
Fair value of shares to be issued to NCAC shareholders		57,880,210		53,427,180
Fair value of shares and warrants to be issued to NCAC shareholders		(58,030,515)		(53,577,485)
Net assets of SPAC as of March 31, 2023		(14,651,903)		(14,651,903)
Less: July redemptions		(4,310,372)		(4,310,372)
Less: SPAC warrant liabilities		392,100		392,100
Add: Release of redeemable Class A shares		16,176,025		16,176,025
Add: Release of Underwriting fee payable		6,550,000		6,550,000
Add: Interest earned in Trust Account		231,168		231,168
Less: Effect of maximum redemption of SPAC shares		—		(4,927,767)
Adjusted net assets of SPAC as of March 31, 2023		4,387,018		(540,749)
Difference – being IFRS 2 charge for listing services		$53,643,497		$54,118,234

(G)
Reflects the conversion of Class B common stock into Class A common stock on a one-for-one basis.

(H)
Reflect repayment of the Sponsor loan at the closing of the Business Combination under scenario 1. Under scenario, 2 in order to ensure a minimum cash balance of $20 million, amounts due to affiliate by NCAC will not be repaid at closing.

(I)
Reflects the email correspondence on July 5, 2023, from the underwriter agreeing to the settlement of deferred underwriting commissions upon the closing of the Business Combination. The underwriter has agreed to settle the fee of $13.1 million by waiving approximately 50% of the fee. The remaining portion will be split into cash and Pubco Common Shares at $10 per share. The waived portion of the fee reverses the original entry which was applied to the components of the unit issued at NCAC IPO. As a result, the reversal of the transaction was applied to Class A ordinary shares with the related accretion to redemption value effecting accumulated deficit. The transaction cost allocated to the warrants was applied to earnings as such the net impact of the waived fee of $6.55 million was to reverse the accumulated earning impact of both components included in the unit.
(J)
Reflects the proceeds from the proposed PIPE Investment of $20,000,000 upon the issuance of 2,000,000 shares of Common Stock at a price of $10 per share with $200 recorded to common stock based on a par value of $0.0001 and $19,999,800 recorded to additional paid-in capital. See Note 2 above.

(K)
Reflects the redemption of 389,511 Public Shares for a cash payment of $4.3 million, or $11.07 per share on July 7, 2023 to extend the date by which the Company has to close on a business combination from July 22, 2023 to January 22, 2024.

(L)
Reflect the borrowings from Sponsor of $280,891 in order to fund extension payments into the Trust Account.

(M)
Reflects the interest earned in the trust subsequent to March 31, 2023 through the July 2023 extension payment date.

(N)
Reflects the repayment of the due to affiliate of NCAC under scenario 1. Under scenario 2, in order to ensure a minimum cash balance of $20 million, amounts due to affiliate by NCAC will not be repaid at closing.

(O)
Reflects the removal of cash held by a subsidiary of Psyence Biomed Corp. that will not carry on to the Pubco.

(P)
To derecognize warrant liability that is not being assumed by Target Group, but rather re-issued as part of the consideration payable on closing of the RTO.

(Q)
To recognize the value of warrants re-issued by Target Group on closing of the RTO transaction based valued based on the fair value of the NCAC public warrants as of July 27, 2023.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2023
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
(AA)
Reflects the elimination of interest income generated from the investments held in the Trust Account.

(BB)
Represents the elimination of administrative service fees that will cease to be paid upon closing of the business combination.

(CC)
In Scenario 1, represents $53.6 million of expense recognized, in accordance with IFRS 2, for the difference between the deemed costs of the shares issued by Target Group and the fair value of SPAC’s identifiable net assets, as described in (F) above and $2.3 million of other cost incurred as described in (B) above. In Scenario 2, represents $54.1 million of expense recognized, in accordance with IFRS 2, for the difference between the deemed costs of the shares issued by Target Group and the fair value of SPAC’s identifiable net assets, as described in (F) above and $2.3 million of other cost incurred as described in (B) above. This cost is a nonrecurring item.

Note 6 — Net Earnings (Loss) per Share
Represents the earnings (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of Public Shares described under the Maximum Redemption Scenario are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption. The following table sets out the share ownership of Pubco following Closing on a pro forma basis under the No Redemption Scenario and the Maximum Redemption Scenario:
	For the Year Ended 31-Mar-23
	Minimum Redemption Scenario	Maximum Redemption Scenario
Weighted average shares outstanding – basic and diluted
Rollover equity shares of Target Group shareholders	5,000,000	5,000,000
NCAC Public Shareholders	1,113,021	667,719
NCAC Sponsor Private Placement	1,140,000	1,140,000
NCAC Sponsor and Founder shareholders(1)	3,535,000	3,535,000
PIPE Investors	2,000,000	2,000,000
Third Party shareholders	402,500	402,500
Total	13,190,521	12,745,219
	For the Year Ended 31-Mar-23
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(54,492,661)	$(54,967,398)
Weighted average shares of common stock outstanding – basic and diluted(2)	13,190,521	12,745,219
Net loss per share – basic and diluted	$(4.13)	$(4.31)
Excluded securities:(3)
Public Warrants	12,500,000	12,500,000
Private Placement Warrants	570,000	570,000

(1)
Assumes the 3,000,000 Backstop Shares are not utilized and therefore forfeited by the Sponsor and cancelled.

(2)
Assumes all issued and outstanding shares were outstanding for the entirety of the year.

(3)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

COMPARATIVE PER SHARE DATA
The following table sets forth the historical comparative share information for Psyence Biomed Corp. and NCAC on a stand-alone basis and pro forma combined per share information after giving effect to the Business Combination, (1) assuming no NCAC shareholders exercise redemption rights with respect to their NCAC Public Shares upon the consummation of the Business Combination and no additional equity securities of NCAC, Psyence, or Pubco are issued at or prior to Closing other than the shares in connection with the proposed PIPE investment and the third party shares to be issued at closing; and (2) assuming that NCAC shareholders exercise their redemption rights with respect to a maximum of 445,302 NCAC Public Shares upon consummation of the Business Combination and no additional equity securities of NCAC, Psyence, or Pubco are issued at or prior to Closing, other than the shares in connection with the proposed PIPE investment and the third party shares to be issued at closing.
The carve-out consolidated financial statements of Psyence Biomed Corp. have been prepared in accordance with IFRS as issued by the IASB and in its functional and presentation currency of CDN which have been converted to USD for pro forma purposes. The historical financial statements of NCAC have been prepared in accordance with U.S. GAAP in its functional and presentation currency of USD.
The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Data of NCAC” and “Selected Historical Financial Data of Psyence Biomed Corp.” and the historical financial statements of NCAC and historical carve-out consolidated financial statement of Psyence Biomed Corp. included elsewhere in this proxy statement/ prospectus. The pro forma combined per-share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project Pubco’s results of operations or earnings per share for any future date or period. The pro forma combined shareholders’ equity per share information below does not purport to represent what the value of NCAC and Psyence would have been had the companies been combined during the periods presented.
				Combined Pro Forma
In USD	Target (Historical)		NCAC (Historical)(1)	Assuming No Redemptions	Assuming Maximum Redemptions
March 31, 2023
Net Income (Loss)		$(3,203,752)	$8,014,314	$(54,492,661)	$(54,967,398)
Shareholders’ Equity (Deficit)		$(200,454)	$(14,651,903)	$21,469,205	$16,541,438
Shareholders’ Equity per Share*	$	N/A	$(0.45)	$1.63	$1.30
Cash dividends		$—	$—	$—	$—
Class A Weighted average shares – Basic			26,140,000
Class B Weighted average shares – Diluted			6,535,000
Weighted average shares – Basic				13,190,521	12,745,219
Weighted average shares – Diluted				13,190,521	12,745,219
Net income (loss) per share – Class A Basic and diluted			$0.38
Net income (loss) per share – Class B Basic and diluted			$0.25
Net income (loss) per share – Basic and diluted				$(4.13)	$(4.31)

Note: —
*
Shareholders’ equity per share = shareholders’ equity/shares outstanding

(1)
Combines the historical statement of operations of NCAC for the year ended December 31, 2022.

(2)
Weighted average of outstanding Public Shares represents weighted average of redeemable and non-redeemable Public Shares outstanding.

THE SPECIAL MEETING
The Special Meeting
NCAC is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by its board of directors for use at the special meeting to be held on           , 2023, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to NCAC’s shareholders on or about           , 2023. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.
Date, Time and Place of the Special Meeting
The special meeting will be held in person at           a.m., Eastern time, on           , 2023, at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017, or such other date, time and place to which such meeting may be adjourned or postponed, for the purpose of considering and voting upon the proposals. You may attend the special meeting and vote your shares electronically during the special meeting via live webcast by visiting   .
Purpose of the Special Meeting
At the NCAC special meeting, NCAC will ask the NCAC shareholders to vote in favor of the following proposals:
•
The Business Combination Proposal: a proposal, by ordinary resolution, to approve the adoption of the Business Combination Agreement and the Business Combination.

•
The Merger Proposal: a proposal, by special resolution, to approve the Merger and the Plan of Merger.

•
The Organizational Documents Proposal: to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the approval of the Proposed Articles of Pubco, which, if approved, would take effect at the time of the Closing (we refer to this proposal as the “Organizational Documents Proposal”)

•
The Advisory Articles Proposals: to consider and vote, on an advisory and non-binding basis, on three separate sub-proposals to approve certain governance provisions in the Proposed Articles. These separate votes are not otherwise required by under Cayman Islands law, separate and apart from the Organizational Documents Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions (we refer to these proposals as the “Advisory Articles Proposals”)

a.
Advisory Articles Proposal 4A: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish the authorized capital of Pubco to consist of an unlimited number of common shares.

b.
Advisory Articles Proposal 4B: To approve, on an advisory and non-binding basis, provisions to be included in the Proposed Articles which establish Pubco’s corporate name as “Psyence Biomedical Ltd.”

c.
Advisory Articles Proposal 4C: To approve, on an advisory and non-binding basis, the exclusion from the Proposed Articles of certain provisions related to NCAC’s status as a blank check company that will not apply to Pubco upon consummation of the Business Combination.

•
The Incentive Plan Proposal: to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, the Pubco 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex E (we refer to this proposal as the “Incentive Plan Proposal”);

•
The Director Proposal: to consider and vote upon the appointment of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of Pubco (we refer to this proposal as the “Director Proposal”);

•
The Shareholder Adjournment Proposal: a proposal, by ordinary resolution, to authorize the adjournment of the special meeting to a later date or dates, if necessary or appropriate as determined by the NCAC Board (the “Shareholder Adjournment Proposal”).

Recommendation of the NCAC Board of Directors
NCAC’s board of directors believes that each of the proposals to be presented at the special meeting is in the best interests of NCAC, its shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.
When you consider the recommendation of NCAC’s board of directors in favor of approval of the Business Combination Proposal, the Merger Proposal and the Shareholder Adjournment Proposal you should keep in mind that NCAC’s directors and officers and the Sponsor have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
•
The NCAC Class B Ordinary Shares were acquired in March 2021 for an aggregate purchase price of $25,000, and such shares would become worthless if NCAC does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares for no consideration. Following the closing of the Business Combination, members of the Sponsor will beneficially own an aggregate of 4,455,000 Pubco Common Shares upon conversion of their NCAC Class B Ordinary Shares and NCAC Private Placement Shares (assuming all Backstop Shares have been transferred or forfeited). Such shares have an aggregate market value of approximately $      and $      , respectively, based on the closing price of the NCAC Class A Ordinary Shares of $      on Nasdaq on           , the record date for the special meeting;

•
Members of the Sponsor will own 460,000 Pubco Public Warrants following the closing of the Business Combination and the conversion of NCAC Private Placement Warrants, which will expire worthless if NCAC does not complete a business combination. Based on the closing price of NCAC Public Warrants of $      on Nasdaq on           , 2023, the record date for the special meeting, the Pubco Public Warrants held by the Sponsor would be valued at approximately $      ;

•
NCAC’s Sponsor, affiliates of the Sponsor, officers and directors may make loans from time to time to NCAC to fund certain capital requirements. On January 17, 2023, NCAC issued the Promissory Note to the Sponsor, pursuant to which NCAC may borrow up to an aggregate principal amount of $1,000,000. The Promissory Note is non-interest bearing and payable upon the consummation of a business combination. Upon consummation of a business combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the Promissory Note into NCAC Working Capital Units at a price of $10.00 per NCAC Working Capital Unit. Additional loans may be made after the date of this proxy statement/prospectus. The Sponsor previously extended the period of time to consummate the Business Combination by six months (for a total of up to 21 months to complete a Business Combination, from January 22, 2023 to July 22, 2023) by contributing an aggregate of $495,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.055 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded the entire $495,000 amount of the First Extension Note as of the date hereof. The Sponsor (or its designees) has extended the period of time to consummate the Business Combination by an additional six months (for a total of up to 27 months to complete a Business Combination, from July 22, 2023 to January 22, 2024) by contributing an aggregate of approximately $200,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.03 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded $133,562.52 of the Second Extension Note as of the date hereof. If the Business Combination is not consummated, any outstanding loans, including the Promissory Note, the First Extension Note and the Second Extension Note, will not be repaid and will be forgiven except to the extent there are funds available to NCAC outside of the Trust Account;
•
NCAC’s Sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them on NCAC’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of the record date, the Sponsor and NCAC’s officers and directors and their affiliates had incurred no unpaid reimbursable expenses;

•
The appointment of Mr. Marc Balkin as a director of Pubco. As a director, in the future, Mr. Balkin may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors;

•
The continued indemnification of current directors and officers of NCAC and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•
The Sponsor and its affiliates will lose their entire investment in NCAC with respect to the NCAC Class B Ordinary Shares and NCAC Private Placement Units they own if an initial business combination is not completed, which were collectively purchased by such parties for an aggregate purchase price of $25,000 and $9,200,000, respectively. Such capital contributions would be lost if an initial business combination is not completed;

•
If NCAC is unable to complete a business combination within the required time period, the Sponsor and its affiliates stand to lose up to $      , reflecting the market value (as of the record date) of the Class B Ordinary Shares detailed above, the market value (as of the record date) of the NCAC Private Placement Warrants detailed above and the amount loaned pursuant to the Promissory Note and the Extension Note;

•
CCM, an affiliate of the Sponsor, is acting as financial advisor to NCAC. In connection therewith, CCM will be paid (i) an advisory fee in an amount equal to $1,000,000 paid in full simultaneously with the closing of NCAC’s initial business combination transaction or an equivalent dollar amount of common stock or equivalent equity of the publicly listed post-business combination company which shares shall be delivered between sixty (60) and ninety (90) calendar days following the closing of the transaction as determined by NCAC (the “Advisory Fee”); and (ii) 5.0% of gross proceeds raised from investors or other third parties and received by NCAC or the target company simultaneously with or before the closing of the transaction, including but not limited to, proceeds released from the Trust Account with respect to any NCAC shareholder that (x) entered into a non-redemption or other similar agreement or (y) did not redeem NCAC Class A Ordinary Shares, in each instance to the extent such shareholder was identified to NCAC by CCM (the “Offering Fee”, and, together with the Advisory Fee, the “Transaction Fee”) which shall be payable by NCAC and due to CCM simultaneously with the closing of the business combination transaction; provided, however, that NCAC may apply up to 50% of the Offering Fee (but no more than $500,000) as a reduction to the Advisory Fee.

These financial interests may mean that the Sponsor (and accordingly NCAC’s officers and directors who are members of the Sponsor) may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow NCAC to wind up having failed to consummate a business combination and lose their entire investment. For example, if the share price of Pubco Common Shares declined to $5.00 per share after the close of the Business Combination, NCAC’s public shareholders that purchased shares in the IPO, would have a loss of $5.00 per share, while the Sponsor would have a gain because the Sponsor acquired its NCAC Class B Ordinary Shares for a nominal amount. In other words, the Sponsor can earn a positive rate of return on its investment even if public shareholders experience a negative rate of return in the post-combination company.

These interests may influence NCAC’s directors in making their recommendation to vote in favor of the Business Combination Proposal and the other proposals described in the Registration Statement of which this proxy statement/prospectus is a part. You should also read the section entitled “The Business Combination.”
Interests of Certain Persons in the Business Combination
In addition to considering the factors described above, the NCAC’s board of directors also considered the following:
The Sponsor, shareholders of NCAC, certain directors and officers of NCAC, CCM and Cantor have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of NCAC shareholders (see section entitled “The Business Combination Proposal — Interests of NCAC’s Sponsor, Directors and Officers in the Business Combination”). NCAC’s board of directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving the Business Combination Agreement and the Business Combination.
The above discussion of the material factors considered by the NCAC Board is not intended to be exhaustive, but does set forth the principal factors considered by the NCAC Board.
Certain Other Benefits in the Business Combination
In addition to the interests of the Sponsor and NCAC’s directors and officers in the Business Combination, shareholders should be aware that certain financial advisors have financial interests that are different from, or in addition to, the interests of our shareholders.
Maxim Group LLC (“Maxim”) is acting as financial advisor to Psyence. In connection therewith and pursuant to the agreement dated April 28, 2023, by and between Maxim and Psyence, Maxim shall be entitled to receive, upon closing of the Business Combination, a financial advisory fee equal to (i) $250,000 in cash, (ii) the equivalent of $750,000 in common stock of the post-Business Combination entity (or successor to Psyence Biomed Corp.) and (iii) 5% of gross proceeds introduced by Maxim and received by Pubco (the cash fee, the Common Stock and the commission together, the “Success Fee”). The Success Fee will be due and payable upon the closing of the Business Combination. All common stock received by Maxim as part of its Success Fee shall be subject to a leakout agreement which will limit Maxim’s trading activity on any given day to represent no more than 5% of the aggregate volume of that trading day. Maxim shall furnish the Company with a weekly trading report of such transactions upon request.
Maxim therefore has an interest in NCAC completing a business combination that will result in the payment of such cash and equity fees upon the Closing. In considering the approval of the Business Combination, the NCAC shareholders should consider the roles of Maxim in light of these interests that Maxim would retain upon NCAC’s consummation of the Business Combination.
Record Date and Voting
You will be entitled to vote or direct votes to be cast at the special meeting if you owned NCAC Ordinary Shares at the close of business on           , 2023, which is the record date for the special meeting. You are entitled to one vote for each NCAC Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 8,788,021 NCAC Ordinary Shares outstanding, of which 2,253,021 are NCAC Class A Ordinary Shares and 6,535,000 NCAC are Class B Ordinary Shares, and 12,500,000 outstanding NCAC Public Warrants and 570,000 outstanding NCAC Private Placement Warrants.
NCAC’s Sponsor, officers and directors have agreed to vote all of their NCAC Ordinary Shares in favor of the Business Combination. NCAC’s issued and outstanding warrants do not have voting rights at the special meeting.

Voting Your Shares
Each NCAC Ordinary Share that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of Ordinary Shares that you own.
If you are a holder of record, there are two ways to vote your Ordinary Shares at the special meeting:
•
You can vote by completing, signing and returning the enclosed proxy card(s) in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting . If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Ordinary Shares will be voted as recommended by NCAC’s board of directors. With respect to proposals for the special meeting, that means: “FOR” the Business Combination Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Advisory Articles Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Director Proposal and “FOR” the Shareholder Adjournment Proposal.

•
You can attend the special meeting and vote in person. However, if your Ordinary Shares are held in the name of your broker, bank or other nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your Ordinary Shares.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may contact NCAC’s proxy solicitor:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
Quorum and Vote Required for the Proposals
A quorum of NCAC’s shareholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the NCAC Ordinary Shares outstanding and entitled to vote at the special meeting is represented in person or by proxy.
The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting, or an abstention from voting, will have the same effect as a vote “AGAINST” the Business Combination Proposal.
The approval of the Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote at the special meeting.
The approval of each of the Advisory Articles Proposals, the Incentive Plan Proposal, the Director Proposal and the Shareholder Adjournment Proposal, if presented, requires the affirmative vote of the holders of a majority of the Ordinary Shares that are voted thereon at the special meeting. Accordingly, a NCAC shareholder’s failure to vote by proxy or to vote in person at the special meeting, or an abstention from voting, will have no effect on the outcome of any vote on the Shareholder Adjournment Proposal.

Abstentions
Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. NCAC believes the proposals presented to its shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction.
Abstentions will be counted for purposes of determining the presence of a quorum at the special meeting of NCAC shareholders but will not constitute votes cast at the special meeting and therefore will have no effect on the approval of each of the proposals as a matter of Cayman Islands law.
Revocability of Proxies
If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Advantage Proxy, NCAC’s proxy solicitor, prior to the date of the special meeting or by voting in person at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Advantage Proxy, provided such revocation is received prior to the vote at the special meeting.
Redemption Rights
Pursuant to NCAC’s Amended and Restated Articles, any holders of NCAC Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the remaining proceeds of the IPO as of two business days prior to the consummation of the Business Combination, less taxes payable, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $      on           , 2023, the record date, the estimated per share redemption price would have been approximately $      .
Redemption rights are not available to holders of warrants in connection with the Business Combination.
In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on , 2023 (two business days before the special meeting), both:
•
Submit a request in writing that NCAC redeem your NCAC Public Shares for cash to Continental Stock Transfer & Trust Company, NCAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Mark Zimkind
Email: Mzimkind@continentalstock.com
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Deliver your NCAC Public Shares either physically or electronically through DTC to NCAC’s transfer agent. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is NCAC’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, NCAC does not have any control over this process and it may take longer than one week. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your NCAC Public Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with NCAC’s consent. If you delivered your shares for redemption to

NCAC’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that NCAC’s transfer agent return the shares (physically or electronically). You may make such request by contacting NCAC’s transfer agent at the phone number or address listed above.
Each redemption of NCAC Public Shares by the NCAC Public Shareholders will decrease the amount in the Trust Account.
Prior to exercising redemption rights, shareholders should verify the market price of their NCAC Public Shares as they may receive higher proceeds from the sale of their NCAC Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. NCAC cannot assure you that you will be able to sell your NCAC Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in NCAC Public Shares when you wish to sell your shares.
If you exercise your redemption rights, your NCAC Class A Ordinary Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.
If the Business Combination Proposal is not approved and NCAC does not consummate an initial business combination in the timeframe prescribed herein, or amend the Amended and Restated Articles to extend the date by which NCAC must consummate an initial business combination, it will be required to liquidate and dissolve and the NCAC Warrants will expire worthless.
Appraisal or Dissenters’ Rights
No appraisal or dissenters’ rights are available to holders of NCAC Ordinary Shares or NCAC Warrants in connection with the Business Combination.
In relation to the Merger and the holders of NCAC Ordinary Shares, the Companies Act prescribes when shareholder appraisal or dissent rights are available and sets limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, the holders of the NCAC Ordinary Shares are entitled to exercise the rights of redemption as set out herein, and the NCAC Board has determined that the redemption proceeds payable to the holders of the NCAC Ordinary Shares who exercise such redemption rights represent the fair value of those shares. Summaries of the relevant sections of the Companies Act follow:
Section 238. (1) provides that a member of a constituent company incorporated thereunder shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
Section 239. (1) provides that no rights under section 238 of the Companies Act shall be available in respect of the shares of any class for which an open market exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act, provided that such section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 of the Companies Act to accept for such shares anything except: (a) shares of a surviving or consolidated company, or depository receipts in respect thereof; (b) shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders; (c) cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or (d) any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).
Solicitation of Proxies
NCAC will pay the cost of soliciting proxies for the special meeting. NCAC has engaged         to assist in the solicitation of proxies for the special meeting. NCAC has agreed to pay        a fee of $       .

NCAC will reimburse        for reasonable out-of-pocket expenses and will indemnify         and its affiliates against certain claims, liabilities, losses, damages and expenses. NCAC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of NCAC Ordinary Shares and in obtaining voting instructions from those owners. NCAC’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Share Ownership
As of the record date, the Sponsor beneficially owns 84.8% of the outstanding NCAC Ordinary Shares. NCAC’s Sponsor, officers and directors have agreed to vote all of their NCAC Ordinary Shares in favor of the Business Combination.

THE BUSINESS COMBINATION
The Background of the Business Combination
During its search for a potential business combination target, NCAC kept an evolving list of high priority potential targets, which was revised and supplemented from time to time based on market factors. The list was updated as new potential targets were identified and evaluated. This list of potential opportunities was periodically shared with, and reviewed in detail by, the NCAC Board.
During such period, NCAC and its representatives:
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identified and evaluated 24 potential acquisition target companies (other than Psyence);

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participated in in-person or telephonic discussions with representatives of 19 potential acquisition targets (other than Psyence), one of which was in the biotech industry;

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signed or exchanged drafts of non-disclosure agreements with 20 potential acquisition targets (other than Psyence); and

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engaged in 7 due diligence investigations with potential acquisition targets (other than Psyence).

NCAC reviewed potential acquisition opportunities based on criteria that were the same or similar to the criteria that the NCAC Board used in evaluating the potential transaction with Psyence (as discussed below) which included, among other criteria, the criteria and guidelines to evaluate prospective business opportunities set by the NCAC’s management team in the NCAC’s IPO prospectus.
NCAC reviewed potential acquisition opportunities based primarily on the following material criteria:
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Emerging Markets: seek an organization in a sector with strong growth potential and exposure to emerging markets.

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Addressable Market: seek an entity with a large addressable market.

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Market Position: focus on identifying an organization with a defensible market position, with demonstrated advantages when compared to its competitors.

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Management Team: seek an organization that has a strong, experienced management team with long-term commitment, or provide a platform to assemble an effective management team with a track record of driving growth and profitability.

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Public Listing: seek an entity that can benefit from being publicly traded, is prepared to be a publicly traded company and can utilize access to broader capital markets.

NCAC initially focused on businesses in Emerging Markets which operated in the financial technology sector but given changes in the market since the date of IPO, the management team, in fulfilling their mandate, decided to broaden the search in Emerging Markets beyond the financial technology sector. These market changes include the virtually unprecedented increase in global interest rates and a collapse in valuation of fintech growth businesses since the NCAC IPO. Both of these, amongst other factors, resulted in many SPAC redemptions greater than 90% in 2023. Consequently, the management of NCAC sought opportunities where the cash required to fund the target business was less than $250 million.
NCAC’s Amended and Restated Articles provide that NCAC renounces its interest in any corporate opportunity offered to any director or officer to the fullest extent permitted by applicable law. NCAC is not aware of any such corporate opportunities not being offered to it, nor does NCAC believe that the limitation of the application of the corporate opportunity doctrine in NCAC’s Amended and Restated Articles had any impact on its search for a potential business combination. None of the Sponsor or NCAC’s officers or directors have any financial interest in Psyence.
Description of Negotiation Process with Candidates Other than Psyence
Following the completion of the IPO, representatives of NCAC engaged in extensive discussions with a number of financial advisors, consulting firms and companies with respect to potential acquisition opportunities. NCAC’s management remained primarily focused on NCAC’s search with targets operating principally in the fintech, and related financial services sector which carried on business primarily in one or more Emerging Markets, including Africa and India. Given the changes in the markets described above, the NCAC management team broadened their search beyond the financial technology sector as can be seen with Candidates F, G and Psyence. Candidates A-G, as described below, constitute parties with which NCAC had substantive discussions, including an expression of value.
On October 25, 2021, NCAC signed a non-disclosure agreement with a Dubai-based multinational Fintech and Data Analytics Platform that was established in 2012 (“Candidate A”). Led by the founder and chief executive officer, Candidate A had integrated its mobile financial services platform into the infrastructure of Mobile Network Operators operating in over 30 markets primarily in Africa and the Middle East. Candidate A’s business was profitable and its primary motivator to merge with a SPAC was to be able to attract new public shareholders who would support its international growth ambitions, an objective that aligned well with the objectives of NCAC. Candidate A and NCAC management held several rounds of discussions after signing the non-disclosure agreement. On November 15, 2021 the CEO of Candidate A sent an email containing expectations on valuation and a number of requirements in so far as transaction structure is concerned. NCAC management took into consideration comparable companies in similar markets. NCAC’s valuation incorporated various factors, including geographical discounts, emerging market discounts and the state of the capital market. Discussions were ongoing until January 31, 2022 when Candidate A informed NCAC that they had entered into an exclusivity agreement with another SPAC, at which point discussions with Candidate A were terminated.
On November 10, 2021, NCAC signed a non-disclosure agreement with a Netherlands domiciled Fintech company providing revenue-based motor vehicle finance to drivers primarily in Africa, Middle East and India backed by a number of top tier VCs and Sovereign Funds. (“Candidate B”). NCAC and Candidate B exchanged emails including a link to presentation deck (on December 2, 2021) on Candidate B and held a follow-up call on December 8, 2021 to discuss more about a potential business combination. On January 13, 2022, NCAC decided not to pursue a transaction with Candidate B, as in the opinion of the NCAC team, Candidate B was not sufficiently prepared to become a public company listed on Nasdaq.
On November 8, 2021, NCAC signed a non-disclosure agreement with a United Kingdom based Fintech company (“Candidate C”). Candidate C provides student loans to students originating from 139 different emerging market countries who obtain funding to attend university in the United States and other developed markets. Candidate C was founded in 2010 and has its back office in South Africa and has demonstrated fast growth with significant operating leverage. Candidate C has strong ESG credentials and was looking to continue its fast growth, an objective that resonated well with NCAC’S management, as it aligned well with NCAC’s investment thesis. Due diligence proceeded between January and March 2022, and on April 1, 2022 NCAC distributed a letter of intent together with an indicative valuation assessment prepared on its behalf by its advisor, Cohen Capital Markets (“CCM”), as a precursor to a definitive merger agreement. On April 5, 2022, the management of NCAC met with the board of Candidate C to discuss the transaction. The parties continued to negotiate transaction agreements, as financial market conditions continued to deteriorate. On May 18, 2022, Candidate C determined that a merger with a SPAC was not achievable under the then market conditions.
On June 23, 2022, NCAC was introduced to a private equity fund manager who held a 30% interest in a New Delhi, India based lending platform. The fund manager introduced NCAC to the management team at the lending platform. On July 4, 2022, NCAC signed a non-disclosure agreement with the private equity investor and the India-based lending platform (collectively “Candidate D”). Due diligence and negotiations proceeded with Candidate D through the months of July and August 2022. On August 25, 2022, tentative commercial terms were shared with Candidate D and on August 31, 2022, an updated indicative valuation assessment prepared by CCM on behalf of NCAC was forwarded to Candidate D. Negotiations proceeded with Candidate D, and tax advisors were engaged to advise on Indian tax concerns which could arise due to a cross border merger with NCAC. The tax advisors concluded that a SPAC merger would trigger adverse tax consequences for the Indian shareholders. In light of the tax issues and uncertainty around the timing of the proposed transaction, NCAC management and Candidate D determined that a business combination with a SPAC was not favorable at this time.
On October 21, 2022, NCAC was introduced to the CFO of a Middle East based tech-enabled mass transit solution company (“Candidate E”). Candidate E had been through a de-SPAC process and was seeking a further capital infusion to support further expansions, and NCAC management believed that Candidate E had a promising growth story. Since it was a Nasdaq listed company, on October 22, 2022, Candidate E forwarded to NCAC a range of investment banking research reports published on Candidate E. Discussions on possible valuations and deal structures were conducted with Candidate E’s management throughout October 2022. On October 27, 2022, NCAC delivered a draft LOI for consideration by Candidate E’s board. Following feedback from the board of Candidate E, NCAC believed that it would not be possible to agree commercial terms for a merger with Candidate E.
On July 26, 2022, NCAC management were introduced to the CEO of a South African based asset management firm (“Candidate F”), which was set to conclude a transaction to acquire a similar business in a new jurisdiction and required funding for such acquisition. Candidate F had previously been a publicly listed company and was open to becoming listed on the Nasdaq as part of its international growth plan. On July 29, 2022, an NDA was entered into between NCAC and Candidate F. During August 2022, NCAC management engaged with the CEO and CFO of Candidate F to gain an understating of the business and work through certain valuation issues. During October 2022, NCAC entered into discussions with the controlling shareholders of Candidate F and it was decided that given the decline in valuations of comparative firms and the uncertainty around SPAC investor redemptions, a merger with a SPAC was not an achievable transaction within the timelines on the NCAC SPAC.
On November 18, 2022, NCAC was introduced by one of its associates to a New York-based biotech firm which was pursuing a Psilocybin drug trial (“Candidate G”). NCAC signed a non-disclosure agreement with Candidate G on November 22, 2022. The sector and story behind Candidate G was attractive. In particular, the very large addressable market globally, the positive data emanating from publicly traded comparable companies as well as the strong public support for a new way to address mental health issues were all considered in evaluation of Candidate G. On November 23, 2023, NCAC submitted a letter of intent to the management of Candidate G and followed up with calls to negotiate the terms of a possible transaction. Present on the calls were the NCAC team, counsel for NCAC, Candidate G’s team and counsel for Candidate G. Candidate G is a direct competitor of Psyence. After consulting with the Biotech Consultant and the Psilocybin Consultant (as defined below), the NCAC team assessed that the ability of Psyence to successfully conclude a transaction was significantly higher than Candidate G and NCAC decided not to pursue this transaction with Candidate G, as NCAC management believed the prospective target did not have the necessary capital to conclude a merger transaction.
Description of Negotiation Process with Psyence
On November 16, 2022, the CEO of NCAC reached out to the executive chairman of Psyence. Psyence is a 100% held subsidiary of Canadian Securities Exchange listed Psyence Group (CNSX:PSYG). Psyence Group, through Psyence, was pursuing a psilocybin drug trial with the significant differentiation in utilizing natural psylocibin, as opposed to synthetic psilocybin. The sector and story behind Psyence were attractive, in particular the very large addressable market globally, the positive data emanating from publicly traded comparable companies as well as the strong public support for a new way to address mental health issues proliferating in the world. Psyence Group being listed in Canada was attractive for NCAC as it indicated that it had both the resources, infrastructure and experience to conclude a merger with NCAC. NCAC was particularly impressed with the management team at Psyence who had held senior leadership positions in a number of large publicly listed global pharmaceutical and Cannabis companies.
On November 17, 2022 the NCAC management team held an introductory call with the CEO and CFO of Psyence Group for the parties to better understand the Psyence business plan as well as the corporate structure of NCAC. Subsequent to the call, the Psyence Group CEO distributed by email a high-level presentation on Psyence Group which was distributed internally to the NCAC management team and Chris Ehrlich of Ehrlich Bioventures (the “Biotech Consultant”).
On November 18, 2022, the NCAC CEO spoke with the Biotech Consultant and requested that he assist in the assessment and due diligence of Psyence. The Biotech Consultant has over 22 years of experience in the biotech and drug discovery sector, including roles as head of business development and head of licensing at multiple large pharmaceutical companies, a biotech venture capitalist, and as the CEO of a biotech SPAC and agreed that he would attend a call with the Psyence team to assess whether he believed he could provide an opinion on Psyence as a target for NCAC.

On November 18, 2022, the Biotech Consultant introduced the CEO of NCAC to the Fairness Advisor who could be engaged to issue a fairness opinion to the NCAC Board. An initial introductory call was held with the Fairness Advisor on November 21, 2022.
On November 21, 2022, NCAC signed a non-disclosure agreement with Psyence.
On November 25, 2022, the NCAC CEO met with the Psyence Chairman and CFO to discuss expectations around valuation, as well as the capital required to fund Psyence’s business plan in respect of its UK MHRA Phase IIa drug trials. Psyence management expected the UK MHRA Phase IIa trial process to last approximately 12 to 18 months for top line results. Given the uncertainties inherent in a drug trial process, the parties agreed that a margin for error of an additional 3 – 6 months of funding should be built in to the minimum cash term. A $20 million minimum cash requirement was determined as being sufficient to fund the company for approximately 24 months following closing. Accordingly, should the Business Combination close during November 2023, it is estimated that the minimum cash would allow Psyence to operate through the end of Q3 2025.
On November 27, 2022, NCAC, with the assistance of NCAC’s legal counsel McDermott Will & Emery (“MWE”) sent a draft non-binding and non-exclusive LOI to Psyence, in which it was contemplated, inter alia, that Psyence merge into NCAC with NCAC as the surviving entity. NCAC proposed that Psyence be valued at $50 million in the transaction and that $20 million of minimum cash would be available for the merged company to utilize after the merger to further Psyence’s drug development business plan. Also attached to the LOI was a draft “sources and uses” calculation which was to be used as an illustrative example of the transaction’s commercial terms. The sources and uses table showed estimated total sources of $77 million, comprised of $50 million of seller rollover equity and $27 million of cash, and estimated total uses of $77 million, comprised of $50 million of seller rollover equity, $20 million cash to the company’s balance sheet and $7 million of transaction expenses.
On November 29, 2022, the NCAC team, together with CCM, met with the Psyence team, including its Chairman, CEO and representatives of Bayline Capital Partners Inc (the “Corporate Advisor”), to discuss market comparable companies, possible transaction process and a projected timeline.
On November 29, 2022, December 1 and December 16, 2022 the Biotech Consultant either held a telephone call or met in person with the leadership team at Psyence, including the CEO and at times, the CFO and Chief Medical Officer. Members of the NCAC team, including the CEO and CFO, were present on the calls of November 29, 2022.
On November 30, 2022, the Corporate Advisor to Psyence sent back comments on the LOI including a request that the LOI be made to allow for a 45-day exclusivity period.
On December 2, 2022, NCAC, with the assistance of MWE sent an updated LOI back to Psyence.
On December 6, 2022, NCAC entered into an NDA and Consulting Agreement with a medical expert with specific expertise in Psilocybin (“Psilocybin Consultant”). The Psilocybin Consultant has over 20 years’ experience in the discovery and clinical development of novel therapeutics for neurological disease. The purpose of engaging this consultant was to assist NCAC with the due diligence of Psyence, in confirming the technical ability of the Psyence management team and to express an opinion on the likelihood of success of a psilocybin drug trial based on the outline provided by the Psyence management team.
On December 6, 2022, the Psilocybin Consultant held a telephone call with the CEO of Psyence and provided the CEO of NCAC and the Biotech Consultant with a brief email outlining his initial views of Psyence.
On December 16, 2022, NCAC, the Sponsor and Psyence Group executed an exclusive but non-binding letter of intent (the “Psyence LOI”) LOI in terms of which:
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Psyence Group and NCAC indicated an intention to enter into a business combination agreement pursuant to which NCAC would acquire 100% of the shares held by Psyence Group in Psyence Biomed Corp., which houses the Psilocybin biotechnology business, and which has received approval for a Phase IIa clinical trial from the Medicines and Healthcare products Regulatory Agency (MHRA). The assets would include but not be limited to the intellectual property related to the clinical trial of the Psilocybin product being developed under the brand name “Pallicybin” including all data, records, applications, research documentation and other related assets in exchange for the consideration described below.
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The purchase price to be provided to Psyence Group’s equity holders (including holders of options, warrants and other convertible securities, which such convertible equity interests will roll into the Surviving Company and be included in the would calculation of the total consideration using the treasury stock method) would be based on a pre-money equity valuation of the Target (excluding the Excluded Assets), on a cash-free, debt-free basis, equal to $50,000,000

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The transaction consideration would consist of the issuance of common stock, or rollover options, RSUs, warrants and convertible securities (calculated on a treasury stock method basis for convertible instruments), of the surviving company to the company, having an aggregate value of $50,000,000 at $10.00 per share.

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The transaction shares and all founder shares held by the Sponsor at Closing (excluding the NCAC Private Placement Shares) would be subject to a lock-up until the earlier of (i) 180 days, or (ii) if the last reported sale price of the surviving company’s common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing, subject to exceptions mutually agreed by NCAC and Psyence Biomed Corp.

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The parties would enter an exclusivity period of 45 days after the date of the agreement; provided, however, that, absent a termination by mutual written agreement, the exclusivity period will automatically extend for consecutive 15-day periods thereafter so long as NCAC and Psyence Biomed Corp. continue to, as of such date, negotiate in good faith toward execution of the definitive agreement.

On December 29, 2022, NCAC CEO and CFO held a telephone discussion with NCAC’s auditors to seek guidance on technical accounting issues which might arise in a merger with Psyence.
On December 29, 2022 and February 9, 16 and 23, 2023 various members of the Psyence team including on occasion its CEO, Chief Medical Officer and Chief Financial Officer held calls with members of the Fairness Advisor.
During January 2023, the NCAC team, their advisors at CCM, the Biotech Advisor and the Psyence team held several calls to develop and refine a presentation to be made to potential PIPE investors in a merger.
On January 2, 2023, MWE distributed a draft business combination agreement to Psyence and their legal counsel at Morgan Lewis & Bockius (“MLB”) and their Canadian legal counsel WeirFoulds LLP (“WF”).
On January 3, 2023 the Psilocybin Consultant held a further telephone call with the CEO and Chief Medical officer of Psyence to understand the structure of the planned drug trial and the scientific/technical path forward that they had chosen to pursue.
On January 4, 2023, WF circulated an issues list and proposed that the business combination agreement be revised to reflect a “target-on-top structure” for Ontario law purposes.
On January 4, 2023 the CEO and CFO of NCAC held a call with the Psilocybin Consultant and on January 5, 2023, the Psylocibin consultant issued a report covering his discussions and findings on Psyence.
On January 5, 2023 the NCAC held a call with the team at CCM to discuss the proposed transaction financing structures as well establish CCM’s view on investor interest in a PIPE investment in the transaction.
On January 5, 2023, MWE held a call with MLB and WF and received written comments and suggested amendments from MLB on the draft business combination agreement. Included in the comments was a suggestion that the surviving entity no longer be NCAC but rather Psyence.

On January 6, 2023, NCAC held board and shareholders meetings required to extend the period of the SPAC to enable them to work through the Psyence transaction. NCAC decided to reduce the size of the cash held in trust to approximately $15 million which more appropriately reflected the capital required in terms of the Psyence LOI.
On January 6, 2023 the NCAC management team introduced the Psyence opportunity to the NCAC Board of Directors at a scheduled meeting. At this meeting, both a representative of MWE and the Biotech Consultant were present and available for discussions as well as answer any questions from the NCAC Board. It was resolved at that meeting that the NCAC management proceed with negotiations to merge with Psyence.
On January 6, 2023, MWE circulated a revised draft business combination agreement to MLB and WF reflecting the target-on-top structure, and other comments noted in the issues list. On the same day, this draft of the business combination agreement was circulated to the NCAC Board for review. The parties agreed to defer drafting and signing of the Ancillary Agreements until after the signing of the business combination agreement.
On January 7, 2023, WF sent a revised draft business combination agreement to MWE and MLB. Among the significant changes reflected were (i) the deletion of references to support agreements as exhibits to the business combination agreement; (ii) provision for a PIPE financing of at least $27 million (in order to ensure sufficient funding to meet the $20 million Minimum Cash Condition and $7 million of transaction expenses); (iii) addition of various Parent termination rights, including the right to terminate if the Business Combination will result in delisting of Parent’s common shares from the Canadian Securities Exchange and rights to terminate if, by March 31, 2023, (A) Parent has determined that the tax, accounting, legal, regulatory or commercial aspects of the Merger have not been adequately dealt with in an amendment; (B) a favorable fairness opinion has not been delivered to the SPAC; or (C) the parties are unable to agree on finalized forms of the Ancillary Documents.
On January 8, 2023, the NCAC team held a call with MWE to discuss final amendments to the draft business combination agreement, and MWE shared with WF and MLB a revised draft business combination agreement.
On January 8, 2023, WF shared a revised draft business combination agreement with MLB and MWE.
On January 9, 2023, MWE, MLB and WF held a call to discuss the proposed changes to the draft business combination agreement.
On January 9, 2023, MWE emailed NCAC team comments and suggested changes requested by MLB and WF.
On January 9, 2023, the NCAC team held a call with the Psyence team to negotiate and finalize outstanding commercial issues, and MWE sent a revised draft business combination agreement.
On January 9, 2023, NCAC, Newcourt SPAC Sponsor, Psyence Group and Psyence executed the Original Business Combination Agreement.
Between January 9 and 12, 2023 the CEO held several in person discussions with the Biotech Consultant during the course of the JP Morgan Annual Healthcare Conference in San Francisco. The Biotech Consultant introduced the Psyence CEO to a number of potential investors at the conference and participated in the discussions to gain an understanding of the initial investor view on Psyence.
On January 17, 2023, WF sent to MWE and MLB an initial draft amending agreement to amend the Original Business Combination Agreement, which reflected edits MWE sent prior to the execution of the Original Business Combination Agreement and a few other changes.
On January 20, 2023, MWE sent minor comments to the draft amending agreement to WF and MLB.
On January 20, 2023, WF sent a revised draft amending agreement to MWE and MLB and indicated that the date of the target balance sheet remained to be discussed.

On February 2, 2023, WF sent a draft amending agreement to MWE and MLB with clarifying revisions.
During February 2023, the team at Psyence set up a virtual data room to allow for further due diligence of Psyence.
On February 4, 2023, NCAC executed a new engagement letter with CCM to lead the PIPE capital raise. As of the date hereof, CCM continues to serve as financial adviser to NCAC and has no intention of ceasing its involvement in the transaction.
On February 8, 2023, WF sent a revised draft amending agreement, which draft did not include an amendment regarding delivery of target financial statements.
On February 15, 2023, NCAC, Newcourt SPAC Sponsor, Psyence Group and Psyence executed an amendment to Business Combination Agreement, which amended the Business Combination Agreement to, among other things, reflect the parties’ agreement to: (i) expand the list of companies named as Excluded Assets; (ii) revise the definition of PIPE Investment Amount; (iii) revise the definition of Liability or Liabilities; (iv) clarify the consents or approvals required by the Canadian Securities Exchange and applicable Canadian securities laws; (v) extend the date by which Psyence may terminate the Business Combination Agreement if unsatisfied with its due diligence of NCAC to February 13, 2023; and (vi) revise the list of ancillary agreements that, if not in finalized form by March 31, 2023, would give Psyence the right to terminate the Business Combination Agreement.
On March 7, 2023 the NCAC team together with the Psyence team engaged in a telephone discussion with the team at Fairness Advisor to assist them in refining their valuation model.
Between March 9 and 14, 2023, the NCAC and Psyence teams together with their respective counsel and bankers held calls to finalize a virtual data room and wall cross script for viewing by potential investors.
The Biotech Consultant assisted the CEO and CFO of NCAC to produce the board materials for the March 17, 2023 NCAC Board meeting described below. The Biotech Consultant was present in-person at the NCAC Board meeting, and he presented relevant industry data to the board and answered questions from the board.
On March 13, 2023, the Fairness Advisor provided NCAC with a draft of the presentation to be made at the NCAC Board meeting to be held on March 17, 2023. NCAC forwarded the draft opinion to MWE who provided comments on the wording to the Fairness Advisor.
On March 17, 2023, the NCAC Board met on a call to receive in person presentations on Psyence and the relevant market segment generally from the NCAC team, the Biotech Consultant and the Fairness Advisor. The board also discussed the terms of the Original Business Combination Agreement. MWE was also present at the meeting to answer any questions on the proposed transaction structure. The board unanimously approved the signing of the Original Business Combination Agreement but noted that such approval was subject to receiving an appropriate fairness opinion which had not been finalized and issued by the Fairness Advisor yet.
On March 18, 2023, the Fairness Advisor issued a fairness opinion to the NCAC Board.
On March 24, 2023, MWE sent to the NCAC Board a presentation by the Fairness Advisor, the fairness opinion delivered by the Fairness Advisor and a consent for signature acknowledging the fairness opinion condition to the resolution to enter into the Original Business Combination Agreement with Psyence had been met. On March 27, 2023, the board unanimously acknowledged by written resolution that the relevant condition to the Original Business Combination Agreement had been met, and NCAC forwarded a copy of such resolution to Psyence.
On May 3, 2023, the NCAC management consulted with representatives of MWE on potential tax issues in the transaction structure.
On May 21, 2023, MWE shared with NCAC management an alternative transaction structure proposal, which was produced in consultation with EGS. NCAC proposed to amend and restate the Original Business

Combination Agreement to reflect the updated transaction structure while maintaining the economic terms of the Original Business Combination Agreement.
On June 11, 2023, MWE circulated to EGS and NCAC management a draft amended and restated business combination agreement, which provided an amended transaction structure as follows: (i) Parent will contribute Psyence to Pubco in a share for share exchange and (ii) immediately following such exchange, newly-formed Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the Merger, and each outstanding NCAC Ordinary Shares will convert into the right to receive one Pubco Common Share.
On June 30, 2023, EGS sent MWE a revised draft amended and restated business combination agreement.
On July 7, 2023, MWE sent EGS a further revised draft amended and restated business combination agreement.
On July 11, 2023, representatives of MWE and representatives of EGS met via video conference to clarify terms in the draft amended and restated business combination agreement and discuss the requirement for an updated disclosure letter from Parent given the passage of time since the disclosure letter showing scheduled information about Psyence (including exceptions to certain representations and warranties) was prepared in connection with the Original Business Combination Agreement.
On July 12, 2023, MWE sent EGS an interim draft amended and restated business combination agreement, which incorporated the minor changes discussed on July 11, 2023.
On July 14, 2023, MWE circulated to the NCAC Board and management an interim draft amended and restated business combination agreement, which incorporated input from Maples and Calder (Cayman) LLP, NCAC's Cayman Islands counsel.
On July 17, 2023, the NCAC Board met with management and representatives of MWE to discuss the updated transaction structure, amended and restated business combination agreement and Form F-4 process. At this time, the NCAC Board approved NCAC’s entry into the amended and restated business combination agreement; provided that the final document be in substantially the same form as the version the NCAC Board had reviewed.
On July 17, 2023, EGS sent to MWE a revised draft amended and restated business combination agreement, which provided for an updated Parent disclosure letter to be delivered within 15 days following the signing of the agreement.
On July 27, 2023, MWE sent EGS and WF a revised draft amended and restated business combination agreement, which clarified the covenant that the Parent not pursue drug trials outside of Psyence and its subsidiaries between signing and closing. Because Parent is expected to continue to operate other subsidiaries apart from Psyence and its subsidiaries, NCAC management asked that this term be included to clarify that the drug trial business is conducted entirely by Psyence, the entity NCAC will purchase under the amended and restated business combination agreement.
On June 31, 2023, the NCAC Board signed a unanimous written consent to approve NCAC’s entry into the amended and restated business combination agreement.
On July 31, 2023, NCAC, Sponsor, Parent, Pubco, Merger Sub, Psyence Biomed Corp. and Psyence entered into the amended and restated business combination agreement, which we refer to as the "Business Combination Agreement".
On October 20, 2023, Sponsor, holding all of the issued and outstanding Class B ordinary shares of NCAC elected to convert its Class B ordinary shares into NCAC Class A Ordinary Shares on a one-for-one basis (the “Conversion”). As a result, 6,535,000 of Class B ordinary shares of NCAC were cancelled and 6,535,000 NCAC Class A Ordinary Shares were issued to Sponsor.
Certain Other Benefits in the Business Combination
In addition to the interests of the Sponsor and NCAC’s directors and officers in the Business Combination, shareholders should be aware that certain financial advisors have financial interests that are different from, or in addition to, the interests of our shareholders.

Maxim is acting as financial advisor to Psyence. In connection therewith and pursuant to the agreement dated April 28, 2023, by and between Maxim and Psyence, Maxim shall be entitled to receive, upon closing of the Business Combination, a financial advisory fee equal to (i) $250,000 in cash, (ii) the equivalent of $750,000 in common stock of the post-Business Combination entity (or successor to Psyence Biomed Corp.) and (iii) 5% of gross proceeds introduced by Maxim and received by Pubco. The Success Fee will be due and payable upon the closing of the Business Combination. All common stock received by Maxim as part of its Success Fee shall be subject to a leakout agreement which will limit Maxim’s trading activity on any given day to represent no more than 5% of the aggregate volume of that trading day. Maxim shall furnish the Company with a weekly trading report of such transactions upon request.
Maxim therefore has an interest in NCAC completing a business combination that will result in the payment of such cash and equity fees upon the Closing. In considering the approval of the Business Combination, the NCAC shareholders should consider the roles of Maxim in light of these interests that Maxim would retain upon NCAC’s consummation of the Business Combination.
Recommendation of the NCAC Board and Reasons for Approval of the Business Combination
The NCAC Board of Directors, in evaluating the Business Combination, consulted with NCAC management and its financial and legal advisors, as well as the Psilocybin Advisor, the Biotech Consultant and the Fairness Advisor. In reaching its unanimous resolution (i) that the Business Combination Agreement and the transactions contemplated thereby, including the merger and the domestication, are advisable and in the best interests of NCAC and (ii) to recommend that the NCAC shareholders adopt the Business Combination Agreement and approve the merger and the other transactions contemplated by the Business Combination Agreement, the NCAC Board considered the reports of the Psilocybin Advisor and the Biotech Consultant and a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, NCAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The NCAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by the NCAC Board. In addition, individual directors may have given different weight to different factors. This explanation of NCAC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
The NCAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:
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Psyence’s Market.   The opportunistic timing of entering a transaction with Psyence, at a time when regulatory support for psychedelic treatment for mental health conditions is rapidly rising. The Food and Drug Administration (“FDA”) has awarded Psilocybin “Break Through” status in the United Sates with press reports that psychedelic drugs may be approved in the U.S. by 2024. In January 2022, Canadian Health Care practitioners could obtain permission to prescribe Psilocybin through Health Canada’s Special Access Program. In 2023, regulators in Australia (the TGA) have rescheduled Psilocybin to enable prescribing by Psychiatrists and other authorized prescribers.

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The number of listed and unlisted U.S. businesses having progressed well in their trials controlled by the FDA for depression. Promising efficacy data being released in relation to most of these trials.

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Psyence’s capital efficient approach to drug trials which is designed to allow the company to operate on a capital light model as a result of:

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its agreement to outsource the Phase IIb trial process to a Contract Research Organization;

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its decision to proceed with the initial trial under the Australian regulatory environment;

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its decision to in license its leading pharmaceutical candidate, thereby avoiding development costs;

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its expectation that it will be able to reclaim up to 43.5% of the total cash cost of the Phase IIb trial through a rebate from the Australian Government; and

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its expectation that it may be able to proceed directly to a pivotal Phase III FDA trial should the outcome of the Phase IIb trial in Australia be positive, subject to FDA review and the opening of an IND; however, there is no guarantee that the FDA will accept data from trials conducted outside of the United States.

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Psyence’s exclusive agreements with its suppliers, who have 15 patents on the raw inputs into the production of their treatment which will trade under the brand “Pallicybin”.

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The deep industry knowledge and experience of Psyence’s management team, having held senior roles at global publicly listed pharmaceutical and cannabis companies.

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Due diligence discussions that Psyence’s management team, held with CCM, the Psilocybin Advisor, the Biotech Consultant and the NCAC team.

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The financial and other terms of the Business Combination Agreement, including the consideration deliverable to the security holders of Psyence thereunder, and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between NCAC and Psyence and that the terms of the Business Combination, including the valuation of Psyence for purposes for the transaction and other information about Psyence were evaluated carefully and unanimously approved by the independent members of the NCAC Board.

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RNA provided its opinion to the NCAC Board to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other conditions contained therein, Psyence’s implied valuation in the Business Combination of US$50,000,000 was fair, from a financial point of view, to NCAC.

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Reasonableness of Consideration.   Following legal and business due diligence review carried out by NCAC and the NCAC Board and their respective representatives and advisors, with respect to the information about Psyence made available to NCAC, including the market size projections of Psyence’s management, taking into account the opinion the NCAC Board received from RNA regarding the fairness of Psyence’s implied valuation in the Business Combination of US$50,000,000, the NCAC Board determined that the aggregate consideration to be delivered pursuant to the Business Combination Agreement was fair to NCAC.

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Other Alternatives.   Following a thorough review of other business combination opportunities reasonably available to NCAC since the time of the IPO, the NCAC Board believes that the proposed Business Combination with Psyence represents the most attractive opportunity for NCAC and for investors based upon the process utilized to evaluate and assess other potential acquisition targets.

The NCAC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:
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Macroeconomic Risks and Uncertainties:   Since access to psylocybin the availability of psylocybin-containing pharmaceuticals is currently limited due to the current regulatory environment, the extent of patient demand in the future is uncertain.

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Regulatory uncertainties:   While there is a clear trend towards liberalization of the use of psylocybin for psychiatric conditions, the timing and extent of any further regulatory liberalization is uncertain.

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Business Plan and Projections May Not Be Achieved.   The risk that Psyence’s trials may take longer than currently planned or may fail to succeed completely.

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Redemption Risk.   The potential that a significant number of NCAC’s shareholders elect to redeem their NCAC Public Shares prior to the consummation of the Business Combination which could impact cash proceeds to NCAC from the Business Combination.

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Shareholder Vote.   The risk that NCAC’s shareholders may fail to provide the votes necessary to approve the Business Combination.

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Closing Conditions.   The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions are not within NCAC’s control.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination

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Listing Risks.   The challenges associated with preparing Psyence, a private subsidiary of a Canadian listed entity, for the applicable disclosure and listing requirements to which Psyence will be subject as a publicly traded company on Nasdaq.

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Benefits May Not Be Achieved.   The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

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NCAC Shareholders Receiving a Minority Position in Psyence.   The risk that NCAC shareholders will hold a minority position in Psyence.

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Liquidation of NCAC.   The risks and costs to NCAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in NCAC being unable to effectuate a business combination within the timeline required by NCAC’s Amended and Restated Articles.

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Fees and Expenses.   The fees and expenses associated with completing the Business Combination could exceed expectations.

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Other Risks Factors.   Various other risk factors associated with the business of Psyence, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

Interests of Certain Persons in the Business Combination
When you consider the recommendation of NCAC’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that NCAC’s directors and officers and the Sponsor have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
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The NCAC Class B Ordinary Shares were acquired in March 2021 for an aggregate purchase price of $25,000, and such shares would become worthless if NCAC does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares for no consideration. Following the closing of the Business Combination, members of the Sponsor will beneficially own an aggregate of 4,455,000 Pubco Common Shares upon conversion of their NCAC Class B Ordinary Shares and NCAC Private Placement Shares (assuming all Backstop Shares have been transferred or forfeited). Such shares have an aggregate market value of approximately $      and $      , respectively, based on the closing price of the NCAC Class A Ordinary Shares of $      on Nasdaq on           , the record date for the special meeting;

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Members of the Sponsor will own 460,000 Pubco Public Warrants following the closing of the Business Combination and the conversion of NCAC Private Placement Warrants, which will expire worthless if NCAC does not complete a business combination. Based on the closing price of NCAC Public Warrants of $      on Nasdaq on           , 2023, the record date for the special meeting, the Pubco Public Warrants held by the Sponsor would be valued at approximately $      ;

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NCAC’s Sponsor, affiliates of the Sponsor, officers and directors may make loans from time to time to NCAC to fund certain capital requirements. On January 17, 2023, NCAC issued the Promissory Note to the Sponsor, pursuant to which NCAC may borrow up to an aggregate principal amount of $1,000,000. The Promissory Note is non-interest bearing and payable upon the consummation of a business combination. Upon consummation of a business combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the Promissory Note into NCAC Working Capital Units at a price of $10.00 per NCAC Working Capital Unit. Additional loans may be made after the date of this proxy statement/prospectus. The Sponsor previously extended the period of time to consummate the Business Combination by six months (for a total of up to 21 months to complete a Business Combination, from January 22, 2023 to July 22, 2023) by contributing an aggregate of $495,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.055 per

NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded the entire $495,000 amount of the First Extension Note as of the date hereof. The Sponsor (or its designees) has extended the period of time to consummate the Business Combination by an additional six months (for a total of up to 27 months to complete a Business Combination, from July 22, 2023 to January 22, 2024) by contributing an aggregate of approximately $200,000 to NCAC (with NCAC depositing such funds into the Trust Account ($0.03 per NCAC Public Share) for each additional month), in exchange for a non-interest bearing, unsecured promissory note payable at the consummation of the Business Combination. The Sponsor has funded $133,562.52 of the Second Extension Note as of the date hereof. If the Business Combination is not consummated, any outstanding loans, including the Promissory Note, the First Extension Note and the Second Extension Note, will not be repaid and will be forgiven except to the extent there are funds available to NCAC outside of the Trust Account;
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NCAC’s Sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them on NCAC’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of the record date, the Sponsor and NCAC’s officers and directors and their affiliates had incurred no unpaid reimbursable expenses;

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The appointment of Mr. Marc Balkin as a director of Pubco. As a director, in the future, Mr. Balkin may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors;

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The continued indemnification of current directors and officers of NCAC and the continuation of directors’ and officers’ liability insurance after the Business Combination;

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The Sponsor and its affiliates will lose their entire investment in NCAC with respect to the NCAC Class B Ordinary Shares and NCAC Private Placement Units they own if an initial business combination is not completed, which were collectively purchased by such parties for an aggregate purchase price of $25,000 and $9,200,000, respectively. Such capital contributions would be lost if an initial business combination is not completed;

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If NCAC is unable to complete a business combination within the required time period, the Sponsor and its affiliates stand to lose up to $      , reflecting the market value (as of the record date) of the Class B Ordinary Shares detailed above, the market value (as of the record date) of the NCAC Private Placement Warrants detailed above and the amount loaned pursuant to the Promissory Note, the First Extension Note and the Second Extension Note;

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CCM, an affiliate of the Sponsor, is acting as financial advisor to NCAC. In connection therewith, CCM will be paid (i) an advisory fee in an amount equal to $1,000,000 paid in full simultaneously with the closing of NCAC’s initial business combination transaction or an equivalent dollar amount of common stock or equivalent equity of the publicly listed post-business combination company which shares shall be delivered between sixty (60) and ninety (90) calendar days following the closing of the transaction as determined by NCAC (the “Advisory Fee”); and (ii) 5.0% of gross proceeds raised from investors or other third parties and received by NCAC or the target company simultaneously with or before the closing of the transaction, including but not limited to, proceeds released from the Trust Account with respect to any NCAC shareholder that (x) entered into a non-redemption or other similar agreement or (y) did not redeem NCAC Class A Ordinary Shares, in each instance to the extent such shareholder was identified to NCAC by CCM (the “Offering Fee”, and, together with the Advisory Fee, the “Transaction Fee”) which shall be payable by NCAC and due to CCM simultaneously with the closing of the business combination transaction; provided, however, that NCAC may apply up to 50% of the Offering Fee (but no more than $500,000) as a reduction to the Advisory Fee.

These financial interests may mean that the Sponsor (and accordingly NCAC’s officers and directors who are members of the Sponsor) may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow NCAC to wind up having failed to consummate a business combination and lose their entire investment. For example, if the share price of Pubco Common Shares declined to $5.00 per share after the close of the Business Combination, NCAC’s public shareholders that purchased shares in the IPO, would have a loss of $5.00 per share, while the Sponsor would have a gain because the Sponsor acquired their Class B Ordinary Shares for a nominal amount. In other words, the Sponsor can earn a positive rate of return on its investment even if public shareholders experience a negative rate of return in the post-combination company.
These interests may influence NCAC’s directors in making their recommendation to vote in favor of the Business Combination Proposal and the other proposals described in the Registration Statement of which this proxy statement/prospectus is a part.
Opinion of RNA Advisors, LLC
Engagement of Financial Advisor to the NCAC Board
NCAC retained RNA to provide a fairness opinion to the NCAC Board in connection with the Business Combination, for which it received certain fees, as described below. No portion of RNA’s fees were contingent upon the conclusion reached in its opinion.
In selecting RNA, the NCAC Board considered, among other things, the fact that RNA is a reputable financial and strategic advisory services firm with substantial experience advising companies and investors in the life sciences and healthcare industries. RNA is continuously engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions, financings and valuations for corporate and other purposes.
As of the date hereof, RNA continues to serve as financial adviser to the NCAC Board and has no intention of ceasing its involvement in the transaction.
Opinion of Financial Advisor to the NCAC Board
On March 17, 2023, RNA rendered its oral opinion to the NCAC Board (which was confirmed in writing by delivery of RNA’s written opinion dated as of March 18, 2023), to the effect that, as of said date, Psyence’s implied valuation in the Business Combination of US$50,000,000 was fair, from a financial point of view, to NCAC. For the avoidance of doubt, RNA was directed to assume that the aggregate value of the consideration to be issued by Psyence pursuant to the Business Combination Agreement was US$50,000,000.
The summary of RNA’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex F to this proxy statement/prospectus and sets forth certain procedures followed, assumptions made, qualifications and limitations on the review undertaken and other material matters considered by RNA in preparing its opinion. Neither RNA’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any NCAC shareholder as to how such shareholder should act or vote with respect to any matter relating to the proposed Business Combination or otherwise.
RNA’s opinion was addressed to the NCAC Board for the use of the members of the NCAC Board (in their capacities as such) in connection with the NCAC Board’s evaluation of the Business Combination, and was not intended to be, and does not constitute, a recommendation to the NCAC Board as to how any NCAC Board member, or any other person or entity, should act or vote with respect to the Business Combination or any other matter. RNA’s opinion was just one input of the several factors the NCAC Board took into account in making its determination to approve the Business Combination, including those described elsewhere in this proxy statement/prospectus.
RNA’s opinion only addressed whether, as of the date of the opinion, Psyence’s implied valuation in the Business Combination of US$50,000,000 was fair, from a financial point of view, to NCAC. RNA’s opinion did not address or express any view or opinion as to any other terms or aspects, or implications, of the Business Combination, including, without limitation, and among other things (and where applicable, other than assuming the consummation thereof), of any financing provided by third parties; the PIPE

Investment (as defined in the Business Combination Agreement); the Lock-Up Agreements; the Sponsor Support Agreement; the Parent Support Agreement; the form or structure of the Business Combination; what the value of Parent, Psyence, the NCAC Class A Ordinary Shares or the NCAC Class B Ordinary Shares (or any other securities of NCAC) actually will be upon the consummation of the Business Combination; the prices at which shares of Psyence, the NCAC Class A Ordinary Shares or the NCAC Class B Ordinary Shares (or any other securities of Parent, Psyence or NCAC) may trade, or be purchased or sold, at any time; or any transactions, agreements or arrangements between or among any SPAC Insiders (as defined in the Business Combination Agreement), on the one hand, and Parent and/or Psyence, on the other hand.
RNA’s opinion did not address the underlying decision by NCAC to engage in the Business Combination or the merits of the Business Combination in comparison to other strategies or transactions that might be available to NCAC or in which NCAC might engage. Further, the opinion did not consider the fairness of any aspect of the Business Combination to, or any consideration to be received in connection with the Business Combination by, (i) Sponsor, (ii) any officer, director or affiliate of NCAC or Sponsor, (iii) any holder of NCAC Class A Ordinary Shares, (iv) any holder of NCAC Class B Ordinary Shares, (v) Parent or its shareholders, or (vi) the creditors of NCAC.
RNA’s opinion was necessarily based on business, economic, monetary, market and other conditions as they were in effect on, and the information made available to RNA as of, the date of RNA’s opinion. Further, since financial markets are subject to volatility, RNA’s opinion did not purport to address potential developments in applicable financial markets. Accordingly, although subsequent developments could arise and could otherwise affect RNA’s opinion, RNA has no, and did not assume any, obligation to update, revise or reaffirm its opinion to the NCAC Board after the date of such opinion, or to deliver a new opinion with regard to the Business Combination.
In arriving at its opinion, RNA made such reviews, analyses, and inquiries, and considered certain factors and information, as RNA deemed appropriate under the circumstances, including, among other things:
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Reviewed the financial terms of the Business Combination Agreement;

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Reviewed certain historical and current financial and business information provided to RNA by the Parent, with the most recent financial statements that RNA reviewed being Parent’s audited financial statements for the year ended consolidated (a) income statements for the nine-month and three-month periods ended December 31, 2022, and (b) balance sheet as of December 31, 2022;

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Prepared certain financial analyses that were discussed with NCAC’s senior management and the Parent’s senior management, based on certain narrated assumptions, projections, forecasts and other information furnished to RNA, or otherwise adopted, by Parent’s senior management;

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Reviewed certain publicly available business and financial information concerning the industry in which Psyence operates;

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Compared the financial and operating performance of the Parent with publicly available information concerning certain other companies RNA deemed relevant; and

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Reviewed certain other information and data furnished by the Parent’s senior management relating to Psyence and its prospective business.

In arriving at its opinion, RNA, with the NCAC Board’s consent, (i) relied upon and assumed the accuracy and completeness of all information or data (financial or otherwise) that was publicly available or was furnished to, or discussed with, RNA by NCAC (with respect to information about NCAC only), the Parent or Psyence or otherwise reviewed by RNA without independent verification, (ii) relied upon the assurances of Parent’s senior management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect, (iii) with respect to clauses (i) and (ii) of this paragraph, assumed no responsibility for independently verifying any such information or data, or its accuracy or completeness, (iv) was not provided with any valuation or appraisal of any assets or liabilities (contingent, derivative, off-balance sheet or otherwise), and did not make any physical inspection, of Psyence’s properties or assets, (v) did not evaluate the solvency or fair value of NCAC or Psyence under any state or federal laws relating to bankruptcy, insolvency or similar matters, (vi) assumed the accuracy and completeness of narrated assumptions, projections, forecasts and other information that were furnished to RNA, or otherwise adopted, by the Parent for RNA’s use, and that such assumptions, projections, forecasts and other information have been reasonably prepared, considered or otherwise adopted by the Parent based on the best currently available estimates and good faith judgments by the Parent’s senior management, (vii) assumed that the Business Combination would be consummated as was described in the Business Combination Agreement, without waiver, modification or amendment of any material term, condition or agreement therein that was material to RNA’s analysis, (viii) assumed that the representations and warranties made by the parties to the Business Combination Agreement were and would be true and correct in all respects material to RNA’s analysis, (ix) assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination would be obtained without any adverse effect on NCAC, Psyence, or the contemplated benefits of the Business Combination, (x) assumed that the Business Combination would not violate any applicable federal or state statutes, rules or regulations, (xi) assumed that Psyence will execute on its business plan in accordance with the narrated assumptions, projections, forecasts and other information furnished to RNA, or otherwise adopted, by the Parent for RNA’s use, (xii) relied upon the assessments of Parent’s senior management as to the potential impact of market, governmental and regulatory trends and developments relating to, or affecting, Psyence and its business, (xiii) assumed that the conditions to consummation of the Business Combination as set forth in the Business Combination Agreement would be satisfied, including the condition requiring at least US$20,000,000 of Available Closing Date Cash (as defined in the Business Combination Agreement), (xiv) assumed that Psyence will continue to receive support from Parent in accordance with past practice and Psyence’s business plans, including with respect to manufacturing, information technology, administrative and related services, (xv) assumed that the appointment of a receiver with respect to Silicon Valley Bank by the U.S. Federal Deposit Insurance Corporation on March 10, 2023, would not have any material effect on the matters set forth in RNA’s opinion, and (xvi) assumed, at NCAC’s direction, that the consideration to be issued by Psyence as set forth in the Business Combination Agreement was at all times as defined in the manner set forth in the Business Combination Agreement. RNA is not responsible, and has not assumed any responsibility, for any conclusions based on erroneous or incomplete information provided to it.
RNA is not a legal, regulatory, accounting, tax, technology or science advisor or expert, and it relied on the assessments made by the other advisors to NCAC, if any, with respect to such issues. RNA assumed that the NCAC Board had obtained or would obtain such advice as it deemed necessary or appropriate from competent legal, regulatory, accounting, technology, science and other professionals, that such advice was sound and reasonable, and that each of the NCAC Board and NCAC acted or would act in accordance therewith.
The following is a summary of the material financial analyses presented by RNA to the NCAC Board in connection with its opinion. This summary is not a complete description of all of the financial analyses underlying the opinion or the presentation made by RNA to the NCAC Board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither RNA’s opinion nor the analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, RNA did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, RNA believes that its analyses and the summary of its analyses must be considered as a whole, and that selecting portions of its analyses and factors or focusing on the information presented below, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
The implied valuation reference ranges indicated by RNA’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Further, the usefulness of RNA’s analyses below is inherently limited given there is no guarantee that Psyence will successfully develop commercially viable products that will achieve FDA approval, commercialization or market acceptance. Much of the information used in, and accordingly the results of, RNA’s analyses are inherently subject to substantial uncertainty, including the inherent inaccuracy of any estimates of costs to be incurred in connection with obtaining regulatory approval included in such analyses.

Summary of Financial Analyses
RNA relied on two valuation approaches to support its opinion:
1.
Income Approach:

a.
Reflects a risk-adjusted net present value (“rNPV”) calculation based on projected cash flows of the business

b.
Assesses a range of performance scenarios based on changes to key assumptions

c.
Considers rNPV estimates for both:

i.
The lead indication: Cancer Palliative Care — Adjustment Disorder (“Cancer AjD”), and

ii.
The secondary indication: Alcohol Use Disorder (“AUD”)

2.
Market Approach:

Reflects the application of valuation metrics observed amongst comparable companies and/or transactions based on publicly available information
Income Approach
Based on information provided to RNA, or confirmed, by Psyence’s management, RNA developed an rNPV analysis using projected revenues and cashflows associated with each of the two planned indications of Cancer AjD and AUD. Projected revenues and cashflows were based on numerous assumptions, including:
Cancer — Adjustment Disorder (Cancer AjD)
•
The addressable market of 125,000 in the United States corresponds to the number of terminal cancer patients diagnosed with adjustment disorder and eligible for treatment annually;

•
Probabilities of technical success were applied at each clinical stage as follows: Phase 2: 32%; Phase 3: 61%; NDA: 91%, which such technical success rates were based on input from Psyence’s management team and the rates included in an industry study entitled “Clinical Development Success Rates, 2011 – 2020”, published by BIO, Informa Pharma Intelligence, and QLS Advisors (the “Industry Study”), and which such technical success rates reflect a 5% increase from the technical success rates in the Industry Study, as believed by Psyence management, based on two published studies in palliative care that suggest a relatively large efficacy of psilocybin;

•
Psyence’s management’s clinical development plan consists of a $3 million Phase 2 trial (net of Australia rebate) over 2023Q2 – 2024Q1; two $7.5 million Phase 3 trials over 2024Q2 – 2025Q4, reduced by 10% to account for an Australia rebate per Psyence’s management; in order to account for the possibility of receiving a Breakthrough Designation, the cost of one of the $7.5 million trials was reduced by 10%, with a 25% probability; NDA submission cost of $4.2 million applied over 2026Q1 – 2027Q1;

•
Psyence management projected a United States product launch date in 2027Q2;

•
A peak patient share of 15% within the addressable market within 5 years;

•
Psyence management indicated product pricing of $10,000 per administration / intervention, with 1.6 average administrations per patient per year; growing at 1.5% per year, and with a 15% gross-to-net discount; and

•
Psyence management projected loss of exclusivity to occur in 2041Q1.

Alcohol Use Disorder (AUD)
•
The addressable market of 657,000 in the United States corresponds to the number of adults receiving treatment at a facility for mild-moderate AUD annually with insurance (other than Medicaid or public assistance);

•
Probabilities of technical success were assumed to be the same as Cancer AjD;

•
Clinical development plan was assumed to be the same as Cancer AjD, but occurring a year later and without the possibility of a Breakthrough Designation;

•
Psyence management projected a United States product launch date in 2028Q2;

•
A peak patient share of 5% within the addressable market within 5 years;

•
Product pricing was assumed to be the same as Cancer AjD; and

•
Psyence management projected loss of exclusivity to occur in 2045Q1.

Across Both Indications
•
The estimated revenues for the United States were projected to represent 65% of the worldwide market opportunity;

•
Psyence’s management projected that one-time expenses will be incurred prior to launch in order to establish and scale the commercial infrastructure required to support sales: $2.5 million two years prior to launch, and an additional $5 million one year prior to launch;

•
Psyence management projected cost of goods of 2% of revenue for AUD only; the cost of goods for Cancer AjD was assumed to be covered by the economic terms of the licensing agreement with Filament, per the direction of Psyence’s management;

•
Psyence management projected sales and marketing expenses amount to 70% of revenue at launch, and decreases to a steady state of 30% by the fifth year post launch;

•
Psyence management projected general and administrative expenses amount to 10% of revenue; and

•
Royalty payments are paid by Psyence management in the amount of 10% of worldwide net sales for the Cancer AjD indication only.

In order to develop a range of valuation indications, RNA constructed two rNPV portrayals by adjusting selected assumptions as follows:
Portrayal 1
•
Assumptions as described above

•
Discount rate of 25%

Portrayal 2
•
Lower probabilities of technical success: Phase 2: 27%; Phase 3: 56%; NDA: 91%;

•
No possibility of Breakthrough Designation or Australia rebate, so Phase 3 development requires two $7.5 million trials for each indication;

•
Product pricing consists of $8,000 per administration / intervention, with 1.25 average administrations per patient per year;

•
Discount rate of 20% to reflect a set of more conservative assumptions; and

•
All other assumptions are the same as Portrayal 1.

The table below outlines the non-probability-adjusted and probability-adjusted projected revenues and cash flows associated with each of the rNPV portrayal over 2023 – 2031, corresponding to the first nine years of product commercialization:
Portrayal 1
	2023	2024	2025	2026	2027	2028	2029	2030	2031
Revenue	$—	$—	$—	$—	$33	$223	$623	$1,013	$1,207

	2023	2024	2025	2026	2027	2028	2029	2030	2031
Free cash flows	$(2)	$(9)	$(15)	$(16)	$(4)	$36	$138	$320	$465
Probability-adjusted free cash flows	$(2)	$(4)	$(3)	$(2)	$(0)	$2	$6	$11	$13
Portrayal 2
	2023	2024	2025	2026	2027	2028	2029	2030	2031
Revenue	$—	$—	$—	$—	$21	$139	$390	$633	$755
Free cash flows	$(2)	$(10)	$(18)	$(17)	$(5)	$23	$91	$200	$291
Probability-adjusted free cash flows	$(2)	$(4)	$(3)	$(2)	$(0)	$1	$4	$7	$9
In addition to the considerations outlined above, RNA acknowledged the following items that the Psyence management team believes may provide meaningful potential upside beyond the specific rNPV portrayals included in RNA’s valuation analysis:
•
Potential for an increased emphasis on how to treat palliative care, increased government funding, and increased awareness, which may lead to higher treatment rates;

•
Potential for Medicaid and other public assistance health insurance to cover psilocybin treatment for alcohol use disorder;

•
Potential for pursuing clinical development beyond the two indications considered above (e.g., cancer patients with 3 – 5 years life expectancy, non-cancer palliative care indications, treatment for other non-alcohol substance use disorders);

•
Potential for clinical development in AUD to only require a single Phase 3 registration study instead of two (if classified as an sNDA); and

•
The probabilities of technical success may be higher than the rates assumed above due to a number of factors: psilocybin may not be classified as a New Molecular Entity (“NME”) when Psyence submits its NDA, psilocybin has two published studies in palliative care that suggest a relatively large effect size in this population.

Market Approach
RNA identified private financing transactions for companies pursuing clinical development in a psychiatric indication with a psilocybin lead asset at a similar stage to Psyence (i.e., expected to commence Phase 2 trials within approximately 6 – 12 months). Companies with psilocybin-related assets were excluded from the analysis if: their business was focused on owning / operating treatment clinics, the company focused on commercial products / supplements rather than clinical pharmaceutical development, their assets consisted of discovery tools / platforms rather than drug assets, or the company was pursuing clinical indications outside of the psychiatric therapeutic area. The table below outlines the relevant private financing transactions:
Company Name	Transaction Date	Pre-Money Valuation (in millions of U.S. dollars)
ATAI Life Sciences	10-Oct-2018	$73.9
COMPASS Pathways	20-Sep-2018	$67.5

Source:   PitchBook Data, Inc

Fairness Analysis Summary
Below is a graph depicting these approaches relative to the assumed US$50 million value of the aggregate consideration to be issued by NCAC pursuant to the Business Combination:
Miscellaneous
Pursuant to RNA’s engagement letter, NCAC agreed to pay RNA a total cash fee of US$300,000.00, of which (i) US$125,000.00 became payable on the execution of the engagement letter (and was in fact paid), and (ii) US$175,000.00 will become due and payable upon the closing of the Business Combination. NCAC also agreed to reimburse RNA for its expenses, and to indemnify RNA against certain liabilities relating to or arising out of RNA’s engagement, all as more fully set forth in RNA’s engagement letter. In the past two years, RNA has not been engaged to provide services to Parent or Psyence.
Potential Actions to Secure Requisite Shareholder Approvals
In connection with the shareholder vote to approve the Business Combination, the Sponsor and NCAC’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase Ordinary Shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per-share pro rata portion of the Trust Account. None of the Sponsor or NCAC’s directors, officers, advisors or their affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase of shares may include a contractual acknowledgement that such shareholder, although still the record holder of the NCAC Class A Ordinary Shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or NCAC’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.
Listing of Pubco Common Shares
Approval of the listing on Nasdaq of the Pubco Common Shares to be issued in the Business Combination, subject to official notice of issuance, is a condition to each party’s obligation to complete the Business Combination.
Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, NCAC will be treated as the “acquired” company for financial reporting purposes, and Psyence Biomed Corp. will be the accounting “acquirer.” This determination was primarily based on the assumption that Psyence shareholders will hold the largest minority of the voting power of Pubco, Psyence’s operations will substantially comprise the ongoing operations of Pubco, Psyence’s designees are expected to comprise a majority of the governing body of Pubco, and Psyence Biomed Corp.’s senior management will comprise the senior management of Pubco. However, NCAC does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization. The net assets of NCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The deemed costs of the shares issued by Psyence Biomed Corp., which represents the fair value of the shares that Psyence Biomed Corp. would have had to issue for the ratio of ownership interest in Pubco to be the same as if the Business Combination had taken the legal form of Psyence Biomed Corp. acquiring shares of NCAC, in excess of the net assets of NCAC will be accounted for as stock-based compensation under IFRS 2 Share-Based Payment.
The carve-out consolidated financial statements presented are those of Psyence Biomed Corp., the business that will, as a consequence of the Canadian Reorganization and the Share Exchange, be contributed to Psyence Biomed II Corp., that will become a direct wholly-owned subsidiary of Pubco. Accordingly, for accounting purposes, the financial statements of Psyence Biomed Corp. will represent a continuation of the financial statements of Pubco with the Business Combination treated as the equivalent of Psyence issuing shares for the net assets of NCAC, accompanied by a recapitalization, which is accounted for within the scope of IFRS 2, Share-based payment. The net assets of NCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Psyence Biomed Corp. in future reports of Pubco.

THE BUSINESS COMBINATION AGREEMENT
The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. NCAC Public Shareholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination. Capitalized terms used but not otherwise defined in this section shall have the meanings ascribed to them in the Business Combination Agreement.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the Schedules referred to therein which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
Unless the context otherwise requires, all references in this subsection to the “Company” refers to Psyence prior to the consummation of the Business Combination. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Business Combination Agreement.
Business Combination
On July 31, 2023, NCAC entered into the Amended and Restated Business Combination Agreement, by and among NCAC, the Sponsor, Parent, Pubco, Merger Sub, Psyence Biomed Corp. and Psyence. The Business Combination Agreement supersedes a Business Combination Agreement, entered into on January 9, 2023 by and among, NCAC, the Sponsor, Parent and Psyence Biomed Corp.
Pursuant to the Business Combination Agreement, among other things, (i) Parent will contribute all of its equity interest in Psyence to Pubco in a share for share exchange (the “Company Exchange”) and (ii) immediately following the Company Exchange, Merger Sub will merge with and into NCAC, with NCAC being the surviving company in the merger (the “Merger”) and each outstanding ordinary share of NCAC will convert into the right to receive one common share of Pubco (“Pubco Common Share”).
Merger Consideration
As consideration for all of the issued and outstanding Psyence Common Shares that Pubco shall receive in the Company Exchange, Pubco shall issue to Parent, 5,000,000 Pubco Common Shares.
Closing
In accordance with the terms and subject to the conditions of the Business Combination Agreement, the closing will take place on the date that is no later than the second business day after the satisfaction or waiver of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is mutually agreed to in writing by the parties.
Representations and Warranties
The Business Combination Agreement contains representations and warranties that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the Business Combination Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations and warranties in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/ prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about NCAC, Psyence or any other matter.
The Business Combination Agreement contains representations and warranties of Psyence and its subsidiaries, Merger Sub, and Pubco (collectively, the “Target Companies”) and as applicable Parent, relating to, among other things, (i) corporate organization, authority and enforceability of the Business Combination Agreement and Ancillary Agreements, (ii) absence of dissolution, bankruptcy or insolvency of the Target Companies, (iii) corporate books and registers, (iv) non-contravention, (v) capitalization, (vi) financial statements and absence of undisclosed liabilities, (vii) absence of material adverse effect, (viii) absence of certain developments, (ix) real property, (x) tax matters, (xi) contracts, (xii) intellectual property, (xiii) data security and data privacy, (xiv) information supplied, (xv) litigation, (xvi) brokerage, (xvii) labor matters, (xviii) employee benefit plans, (xix) insurance, (xx) compliance with laws and permits, (xxi) title to and sufficiency of assets, (xxii) anti-corruption law compliance, (xxiii) anti-money laundering compliance, (xxiv) affiliate transactions, (xxv) environmental matters, (xxvi) healthcare laws and (xxvii) inspections.
The Business Combination Agreement contains representations and warranties of NCAC relating to, among other things, (i) corporate organization, authority and enforceability of the Business Combination Agreement and Ancillary Agreements, (ii) capitalization, (iii) brokerage, (iv) NCAC’s trust account, (v) SEC documents, (vi) information supplied, (vii) litigation, (viii) stock exchange listing, (ix) investment company, (x) non-contravention, (xi) business activities, (xii) material contracts, (xiii) undisclosed liabilities, (xiv) employees and benefit plans, (xv) tax matters, (xvi) compliance with laws, (xvii) compliance with anti- corruption laws, (xviii) compliance with anti-money laundering laws, (xix) subscription agreements, affiliate transactions, (xxi) minimum value of Psyence, (xxii) projections and (xxiii) inspections.
The Business Combination Agreement contains representations and warranties of the Sponsor relating to, among other things, (i) corporate organization, authority and enforceability of the Business Combination Agreement, (ii) brokerage and (iii) non-contravention.
None of the representations, warranties or covenants, including any rights upon breach of such representations, warranties or covenants will survive the Closing except for such covenants and agreements that by their terms expressly apply post-Closing.
Material Adverse Effect
Under the Business Combination Agreement, (i) certain representations and warranties of NCAC, Sponsor and Parent and the Target Companies are qualified in whole or in part by a Material Adverse Effect standard for purposes of determining whether a breach of such representations and warranties has occurred, (ii) the obligation of NCAC to consummate the Business Combination is conditioned on no Material Adverse Effect having occurred from the date of the Business Combination Agreement with respect to the Target Companies and (iii) the obligation of Parent and the Target Companies to consummate the Business Combination is conditioned on no SPAC Material Adverse Effect having occurred from the date of the Business Combination Agreement with respect to NCAC.
A Material Adverse Effect means any event, circumstance or state of facts that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (i) the business, results of operations or financial condition of the Target Companies, taken as a whole, or (ii) the ability of the Target Companies to perform its obligations and to consummate the transactions contemplated by the Business Combination Agreement; provided, that in determining whether a “Material Adverse Effect” has occurred pursuant to clause (i) described above none of the following changes, events, effects or occurrences shall be taken into account:
•
changes that are the result of factors generally affecting the industries or markets in which Psyence operates;

•
the public announcement or pendency of the transactions contemplated by the Business Combination Agreement, including the negotiation and execution of the Business Combination Agreement;

•
changes in law or IFRS or U.S. GAAP or the interpretation thereof, in each case effected after the date of the Business Combination Agreement;

•
changes that are the result of economic factors affecting the national, regional or world economy or financial markets;

•
any change in the financial, banking, or securities markets;

•
any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire, other weather-related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 measures), epidemic, disease outbreak or other natural disaster or act of god; or

•
any national or international political conditions in or affecting any jurisdiction in which Psyence conducts business;

provided that any event, circumstance or state of facts resulting from any matter described in the first, third, fifth, sixth and seventh bullet points above will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on Psyence, taken as a whole, relative to other comparable entities operating in the industries and markets in which Psyence operates.
A SPAC Material Adverse Effect means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of NCAC to perform its obligations and to consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements.
Conduct of Business by the Target Companies
The Target Companies have agreed that during the period between the date of the Business Combination Agreement and the earlier of the termination of the Business Combination Agreement and the Closing (such period, the “Interim Period”), each Target Company will, and will cause its subsidiaries to, subject to certain limited exceptions, (i) conduct and operate their business in all material respects in the ordinary course of business and (ii) use commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors.
During the Interim Period, each Target Company has also agreed not to, and to cause its subsidiaries not to, subject to certain limited exceptions:
•
amend or otherwise modify the governing documents of such Target Company in any manner that would be adverse to NCAC;

•
make any changes to its accounting policies, methods or practices;

•
sell, issue, redeem, assign, transfer, pledge, convey or otherwise dispose of any equity securities or any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating any Target Company to issue, deliver or sell any equity securities of such Target Company;

•
declare, make or pay any dividend, other distribution or return of capital (other than wholly in cash) to any equityholder of such Target Company;

•
adjust, split, combine or reclassify any of its equity securities;

•
incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness, make any advances or capital contributions to, or investments in, any person, other than Psyence or in the ordinary course of business, or amend or modify in any material respect any indebtedness;

•
commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $1,000,000;

•
enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any material contract or enter into any contract that, if entered into prior to the date of the Business Combination Agreement, would be a material contract, in each case other than in the ordinary course of business and solely to the extent such amendment, termination or waiver would not materially and adversely impact any Target Company;

•
other than inventory and other assets acquired in the ordinary course of business, acquire the business, properties or assets, including equity securities, of another person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than

•
$750,000 and the consideration for which is payable only in cash, so long as, based upon the advice of Psyence’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

•
propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material lien, any of the material rights or material assets owned by, or leased or licensed to, any Target Company;

•
compromise, commence or settle any pending or threatened proceeding:

•
involving payments (exclusive of attorney’s fees) by any Target Company not covered by insurance in excess of $75,000 in any single instance or in excess of $250,000 in the aggregate,

•
granting injunctive or other equitable remedy against any Target Company,

•
which imposes any material restrictions on the operations of businesses of any Target Company, taken as a whole or

•
by the equityholders of any Target Company or any other person which relates to the transactions contemplated by the Business Combination Agreement.

•
with respect to the terms of any employee benefit plan, except as required by applicable law:

•
increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of any Target Company,

•
become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any plan with or for the benefit of any current or former directors, officers, employees or individual consultants of any Target Company,

•
accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any plan,

•
grant any new awards under any plan,

•
amend or modify any outstanding award under any plan,

•
enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of any Target Company,

•
forgive any loans, or issue any loans to any directors, officers, contractors or employees, or

•
hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $200,000;

•
sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any liens, debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any Target Company, or subject any owned intellectual property to copyleft terms;

•
disclose any trade secrets and any other material confidential information of any Target Company;

•
fail to take any action required to maintain any material insurance policies of any Target Company in force, or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable;

•
make, change or revoke any material election relating to taxes, enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, consent to any extension or waiver of the statutory period of limitations applicable to any material tax matter, file any amended material tax return, fail to timely file (taking into account valid extensions) any material tax return required to be filed, fail to pay any material amount of tax as it becomes due, enter into any tax sharing agreement, or surrender any right to claim any refund of a material amount of taxes;

•
except as disclosed as a Parent transaction expense, incur any liability, in connection with the Business Combination Agreement or the Ancillary Agreements, or the transactions contemplated thereby, that would result in the obligation of any Target Company or NCAC to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; or

•
agree to commit to do any of the foregoing.

Conduct of Business of NCAC
NCAC has also agreed that, during the Interim Period, NCAC will, subject to certain limited exceptions, (i) conduct and operate its business in all material respects in the ordinary course of business and (ii) use commercially reasonable efforts to preserve its existing relationships with material customers, suppliers and distributors.
During the Interim Period, NCAC has also agreed not to, subject to certain limited exceptions:
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amend or otherwise modify its organizational documents in a manner that would be adverse to any Target Company;

•
make any changes to its accounting policies, methods or practices;

•
sell, issue, redeem, assign, transfer, pledge, mortgage, charge, convey or otherwise dispose of any equity securities or any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating NCAC to issue, deliver or sell any equity securities;

•
declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder, other than required redemptions from the Trust Account;

•
adjust, split, combine or reclassify any of its equity securities;

•
incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness;

•
fail to maintain its existence or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the business, properties or assets, including equity securities, of another person;

•
propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material lien, any of the material rights or material assets owned by, or leased or licensed to, NCAC;

•
amend the trust agreement or any other agreement related to the Trust Account;

•
make any material election relating to taxes, fail to timely file (taking into account valid extensions) any material tax return required to be filed, fail to pay any material amount of tax as it becomes due or settle or compromise any material U.S. federal, state, local or non-U.S. income tax liability;

•
incur any liability, in connection with the Business Combination Agreement or the Ancillary Agreements, or the transactions contemplated thereby, that would result in the obligation of any Target Company or NCAC to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;

•
increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of NCAC, become a party to, establish, amend, commence participation in, or terminate any share option plan or other share- based compensation plan, or any plan with or for the benefit of any current or former directors, officers, employees or individual consultants of NCAC, accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any plan, grant any new awards under any plan, amend or modify any outstanding award under any plan, enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of NCAC, forgive any loans, or issue any loans to any directors, officers, contractors or employees, or hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant; or

•
agree or commit to do any of the foregoing.

Exclusivity
Parent and the Target Companies have agreed, subject to certain limited exceptions, that from the date of the Business Combination Agreement until the closing or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, none of the Target Companies, Parent nor any of their respective officers, directors, employees, agents or representatives will, directly or indirectly:
•
solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any person or group of persons other than NCAC and its sponsor (and their respective representatives, acting in their capacity as such) that may constitute, or could reasonably be expected to lead to, a Competing Transaction;

•
enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any competing SPAC regarding a Competing Transaction;

•
furnish (including through any virtual data room) any information relating to a Target Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of a Target Company to a competing SPAC, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction;

•
approve, endorse or recommend any Competing Transaction; or

•
enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so.

NCAC has agreed, subject to certain limited exceptions, that from the date of the Business Combination Agreement until the closing or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, neither NCAC nor any of NCAC’s officers, directors, employees, agents or representatives will, directly or indirectly
•
solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any person or group of persons other than Psyence (and their respective representatives, acting in their capacity as such) that may constitute, or could reasonably be expected to lead to, a Competing Transaction;

•
enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any competing target regarding a Competing Transaction;

•
furnish (including through any virtual data room) any information relating to NCAC or any of its assets or businesses, or afford access to the assets, business, properties, books or records of NCAC to a competing target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction;
•
approve, endorse or recommend any Competing Transaction; or

•
enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so.

The term “Competing Transaction” means (a) any transaction involving, directly or indirectly, Psyence, which upon consummation thereof, would materially impede, interfere with or prevent the transactions contemplated by the Business Combination Agreement, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including intellectual property) or business of Psyence, taken as a whole, (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of Psyence, or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred shares or other equity-linked securities, (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), by Psyence of the equity or voting interests of, or a material portion of the assets or business of, a third party or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of Psyence, in all cases, either in one or a series of related transactions, where such transaction(s) is to be entered into with a competing SPAC (including any interested party or any representatives of any interested party).
Other Agreements of the Parties
The Business Combination Agreement contains certain additional covenants of the parties, including, but not limited to, covenants in connection with:
•
NCAC using commercially reasonable efforts to ensure NCAC remains listed as a public company on Nasdaq and apply for the listing of the common shares and public warrants of Pubco; and

•
NCAC taking certain actions so that amounts will be released from the Trust Account pursuant to the terms and subject to the terms and conditions of the trust agreement; and

•
cooperating in the preparation of this proxy statement/prospectus.

Closing Conditions
The consummation of the Business Combination is conditioned upon the satisfaction or waiver by the applicable parties to the Business Combination Agreement of the conditions set forth below. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provisions of the Business Combination Agreement.
Conditions to the Obligations of all of the Parties
The obligations of each party to the Business Combination Agreement to consummate the Business Combination are subject to the satisfaction of the following conditions:
•
there will not be any applicable law in effect that makes the consummation of the transactions contemplated by the Business Combination Agreement illegal or any order in effect enjoining or prohibiting the consummation of the transactions contemplated by the Business Combination Agreement;

•
this registration statement/prospectus shall have been declared effective under the Securities Act and remain effective as of the Closing;

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NCAC’s shareholders shall have approved the Proposals at the Meeting by the requisite vote required under law and the governing documents of NCAC;

•
Parent shareholders shall have approved the Merger, if required by the Canadian Stock Exchange;

•
any required stock exchange or regulatory review shall have been completed and the receipt of any mutually agreed required regulatory approvals shall have been obtained;

•
any consents or approvals required under applicable Canadian law shall have been obtained; and

•
each officer and director of NCAC shall have delivered a resignation.

Conditions to the Obligations of NCAC
The obligations of NCAC to consummate the Business Combination are subject to the satisfaction of the following conditions any one or more of which may be waived in writing:
•
all of the representations and warranties of Parent and the Target Companies contained in the Business Combination Agreement, shall be true and correct at and as of the date of the Business Combination Agreement, and be true and correct as of the Closing Date (other than, in each case, if the representations and warranties that speak as of a specific date, then such representations and warranties need only to be true and correct as of such date), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to Psyence.

•
Parent and each Target Company shall have performed or complied in all material respects with all of its covenants required by the Business Combination Agreement to be performed by it on or prior to the Closing Date in.

•
since the date the Business Combination Agreement was signed, there has been no Material Adverse Effect;

•
receipt by NCAC of a certificate signed by an authorized person of Parent certifying the satisfaction of certain closing conditions;

•
NCAC shall have received a copy of financial statements as described in the Business Combination Agreement;

•
each of the Ancillary Agreements to which Parent and each Target Company is a party, duly executed and delivered by such parties; and

•
The Canadian Restructuring shall have been completed.

Conditions to the Obligations of Parent and the Target Companies
The obligation of Parent and the Target Companies to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following conditions any one or more of which may be waived in writing by Psyence:
•
all of the representations and warranties of NCAC contained in the Business Combination Agreement shall be true and correct at and as of the date of the Business Combination Agreement and be true and correct as of the Closing Date (other than in each case except for representation and warranties that speak as of a specific date, in which case such representations and warranties need only to be true and correct as of such), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to NCAC;

•
NCAC shall have performed or complied in all material respects with all covenants required to be performed by NCAC at or prior to the closing date;

•
since the date of the Business Combination Agreement, there has been no Material Adverse Effect;

•
Parent shall have received a certificate signed by an authorized officer of NCAC and the Sponsor certifying the satisfaction of certain closing conditions.

•
From the date hereof until the Closing, NCAC shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to NCAC.

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NCAC shall have executed and delivered to Psyence each ancillary agreement to be executed in connection with the Business Combination to which it is a party.

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Available closing date cash shall not be less than twenty million dollars ($20,000,000), net of NCAC’s liabilities.

•
the listing of Pubco Common Shares to be issued in connection with the Business Combination shall have been approved by Nasdaq, and immediately following the closing, Pubco shall satisfy all applicable initial and continuing listing requirements of Nasdaq and shall not have received any notice of non-compliance therewith. As of the Closing Date, NCAC shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet Nasdaq’s initial or continued listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

•
Completion of the PIPE Investment in the amount of $27 million.

Termination; Effectiveness
The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned:
by the mutual written resolution of Parent and NCAC;
•
by NCAC, if there is a material breach in any of the representations or warranties of Parent set forth in the Business Combination Agreement, or if Parent has failed to perform any covenant or agreement on the part of the Parent set forth in the Business Combination Agreement (including an obligation to consummate the Closing), in each case such that the conditions to NCAC’s obligations to consummate the Business Combination with respect to the accuracy of Parent’s and the Target Companies’ representations and warranties or compliance with its covenants and agreements, in each as set forth in the Business Combination Agreement, would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by NCAC) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided, however, that NCAC shall not have the right to terminate the Business Combination Agreement if NCAC is then in material breach of any representation, warranty, covenant, or obligation under the Business Combination Agreement, which breach has not been cured;

•
by Parent, if there is a material breach in any of the representations or warranties of NCAC set forth in the Business Combination Agreement, or if NCAC has failed to perform any covenant or agreement on its part set forth in the Business Combination Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Parent’s and the Target Companies’ obligations to consummate the Business Combination with respect to the accuracy of NCAC’s representations and warranties or compliance with their covenants and agreements, in each case, as set forth in the Business Combination Agreement, would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to NCAC; provided, however, that Parent shall not have the right to terminate the Business Combination Agreement pursuant to this provision if Parent is then in material breach of any representation, warranty, covenant, or obligation under the Business Combination Agreement, which breach has not been cured;

by either Parent or NCAC:
•
on or after the Outside Date, if the Business Combination shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate will not be available to any party that has breached the Business Combination Agreement and such breach was the primary cause or has resulted in the failure of the transactions contemplated in the Business Combination Agreement; or

•
if any applicable law is in effect making the consummation of the transactions contemplated by the Business Combination Agreement illegal or any final any order prohibiting the consummation of the Business Combination is in effect and shall have become final and non-appealable; provided, however, that this right to terminate will not be available to any party whose breach of any representation, warranty and covenant in the Business Combination Agreement resulted in or caused such final, non-appealable order or action;

•
by Parent if the requisite approval of NCAC’s public shareholders at the Meeting is not obtained (unless the Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

•
by written notice of NCAC to Parent if the adoption of the Business Combination Agreement by Psyence shareholders is not obtained;

•
by Parent if subscription agreements evidencing indicative PIPE or non-redemption commitments for of $20 million or more in the aggregate have not been received by closing; or

•
by Parent if the SPAC’s transaction expenses exceed $7,000,000.

In the event of the termination of the Business Combination Agreement, written notice thereof will be given by the party desiring to terminate to the other party or parties, specifying the provision of the Business Combination Agreement pursuant to which such termination is made, and the Business Combination Agreement shall following such delivery become null and void (other than such termination provisions and certain miscellaneous provisions of the Business Combination Agreement), and there shall be no liability on the part of NCAC or Parent or any Target Company or their respective directors, officers and Affiliates; provided, however, that nothing in the Business Combination Agreement will relieve any party from liability for any fraud or willful breach.
Waiver; Amendments
No provision of the Business Combination Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is effective. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default of breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.
The Business Combination Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing that is executed in the same manner as the Business Combination Agreement.
Fees and Expenses
If the Closing does not occur, each party to the Business Combination Agreement will be responsible for and pay its own expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby, including all fees of its legal counsel, financial advisers and accountants. If the Closing occurs, Pubco will, upon the consummation of the Business Combination and release of proceeds from the Trust Account, pay or cause to be paid all accrued and unpaid transaction expenses of each party to the Business Combination Agreement. NCAC and Psyence will exchange written statements listing all accrued and unpaid transaction expenses not less than two business days prior to the Closing Date.
The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement and any related agreements. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been included as an annex to this proxy statement/prospectus to provide investors with information regarding its terms. It is not intended to provide any other factual information about NCAC, the Company, Pubco or any other party to the Business Combination Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in NCAC’s public disclosures.
A copy of the Business Combination Agreement is filed with this proxy statement/prospectus as Annex A and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and other interested parties are urged to read such Related Agreements in their entirety. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in each respective Related Agreement.
The parties intend to enter into certain Ancillary Agreements in connection with the Business Combination, including the Lock-up Agreements, the Sponsor Support Agreement, the Parent Support Agreement.
Lock-Up Agreements
In connection with the Closing, Pubco will enter into lock-up agreements with the NCAC initial shareholders (each, a “Lock-Up Party”), pursuant to which each Lock-Up Party will agree, from the Closing Date until six months after the Closing Date, not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (iii) publicly disclose the intention to do any of the foregoing. Approximately 3,535,000 Pubco Common Shares are anticipated to be subject to the Lock-Up Agreements.
Sponsor Support Agreement
Prior to the special meeting, NCAC will enter into a support agreement with the Sponsor Support Agreement, pursuant to which the Sponsor will agree to vote at the special meeting and any other meeting of the shareholders of NCAC, and in any action by written consent of the shareholders of NCAC related to any matters contemplated by the Business Combination Agreement and the Ancillary Agreements, all of the Shares in favor of proposals to approve (a) as an ordinary resolution, the adoption of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, (b) as a special resolution, the approval of the Proposed Articles in replacement of Amended and Restated Articles, (c) as an ordinary resolution, the changes to the authorized share capital of NCAC, (d) as an ordinary resolution, the adoption of the LTIP, the issuance of NCAC Class A Ordinary Shares, pursuant to the Business Combination Agreement, including any approval which may be reasonably required by the Nasdaq, (e) as an ordinary resolution, the appointment of the directors constituting the post-Closing board of directors of Pubco, (f) as an ordinary resolution, the adjournment of special meeting if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the shareholder proposals, (g) as a special resolution, the adoption of the Plan of Merger, (h) as a special resolution, the approval of the Merger, (i) as an ordinary resolution, the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to this proxy statement/prospectus or correspondence related thereto, and (j) as an ordinary resolution (or, if required by applicable law or the Amended and Restated Articles, as a special resolution), any other proposals that are submitted to, and require the vote of, NCAC shareholders in this proxy statement/prospectus.
In addition, the Sponsor agreed that the Sponsor may transfer up to 3,000,000 NCAC Class B Ordinary Shares held by the Sponsor for reduction of any deferred underwriting fees, or to transfer to non-affiliate third party investors providing backstop financing, non-redemption agreements or other financial support in connection with the transactions contemplated by the Business Combination Agreement, as determined by NCAC in consultation with the Parent (the “Backstop Shares”). Any of the 3,000,000 Backstop Shares not utilized as envisaged above will be subject to forfeiture by the Sponsor and cancelled.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Unless the context otherwise requires, all references in this section to “we,” “us” or “our” generally refer to NCAC.
In the opinion of MWE, the following are the material U.S. federal income tax considerations for holders of NCAC Class A Ordinary Shares and NCAC Public Warrants (collectively, the “NCAC Securities”) of (i) the Merger and the Company Exchange, (ii) electing to have NCAC Class A Ordinary Shares redeemed for cash if the Merger is completed, and (iii) the ownership and disposition of Pubco Common Shares and Pubco Public Warrants (collectively, the “Pubco Securities”) acquired pursuant to the Merger and related transactions. This discussion only applies to holders of NCAC Securities that hold their NCAC Securities, and will hold their Pubco Securities, as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders of NCAC Securities or Pubco Securities in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:
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banks, thrifts, mutual funds and other financial institutions or financial services entities;

•
insurance companies;

•
tax-exempt organizations, pension funds or governmental organizations;

•
regulated investment companies and real estate investment trusts;

•
U.S. expatriates and former citizens or former long-term residents of the U.S.;

•
persons that acquired securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•
dealers or traders subject to a mark-to-market method of tax accounting with respect to the NCAC Securities or Pubco Securities;

•
brokers or dealers in securities or foreign currency;

•
individual retirement and other deferred accounts;

•
persons holding their NCAC Securities or Pubco Securities as part of a “straddle,” hedge, conversion, constructive sale or other risk reducing transactions;

•
persons who purchase or sell their shares as part of a wash sale for tax purposes;

•
Sponsor or Sponsor Persons;

•
grantor trusts;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•
holders that are “controlled foreign corporations” or “passive foreign investment companies,” referred to as “PFICs,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons subject to the alternative minimum tax;

•
persons required to accelerate the recognition of any item of gross income with respect to NCAC Securities or Pubco Securities as a result of such income being recognized on an applicable financial statement;

•
U.S. holders that are holders of both NCAC Securities and Psyence Securities (as defined below) prior to the Business Combination;

•
U.S. holders actually or constructively owning 5% or more of the NCAC Ordinary Shares or the Pubco Common Shares; or

•
persons who own or are deemed to own 10% or more (by vote or value) of the equity of NCAC or Pubco.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities, or will hold Pubco Securities, through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of NCAC Securities, or will be the beneficial owner of Pubco Securities, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.
This discussion also does not address or consider the tax treatment of direct or indirect holders of Psyence Common Shares, Psyence Warrants, or Psyence options (collectively, “Psyence Securities”), Private Placement Warrant holders, Pubco Exchange Warrant holders, Pubco Exchange Option holders or NCAC Class B Ordinary Shares holders. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders of NCAC securities and of Pubco Securities are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
U.S. Holders
For purpose of this discussion, a “U.S. holder” is a beneficial owner of NCAC securities or Pubco Securities who or that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

ALL HOLDERS OF NCAC SECURITIES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTIONS TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
The Merger and the Company Exchange
Subject to the discussions below of NCAC Public Warrants and the PFIC rules discussed below, the surrender by holders of NCAC Public Shares (and, if such NCAC Public Shareholders also hold NCAC Public Warrants, the exchange of such NCAC Public Warrants into Pubco Public Warrants pursuant to the terms of the NCAC Public Warrants) and the acquisition of Pubco Common Shares by holders of NCAC Ordinary Shares in exchange therefor resulting from the Merger, taken together with the Company Exchange, is expected to qualify as a transfer of property to a corporation in exchange for stock qualifying for non-recognition of gain or loss under a Section 351 Exchange.
However, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination so qualifies for such tax-deferred treatment, and NCAC does not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Merger and the Company Exchange. Accordingly, no assurance can be given that the IRS will not assert that the Merger and the Company Exchange, taken together, do not qualify as either a Section 351 Exchange or that a court will not sustain a challenge by the IRS.

U.S. holders of NCAC Public Shares and NCAC Public Warrants are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Merger and the Company Exchange.
U.S. Holders Exchanging NCAC Class A Ordinary Shares for Pubco Common Shares
If the Merger, taken together with the Company Exchange, qualifies as a Section 351 Exchange, subject to the passive foreign investment company (or “PFIC”) rules discussed therein, a U.S. holder that owns only NCAC Class A Ordinary Shares but not Public Warrants and that exchanges such NCAC Class A Ordinary Shares for Pubco Common Shares as a result of the Merger and related transactions, generally, is not expected to recognize gain or loss. If so treated, the aggregate tax basis for U.S. federal income tax purposes of the Pubco Common Shares received by such U.S. holder should be the same as the aggregate adjusted tax basis of the NCAC Public Shares exchanged therefor. For U.S. federal income tax purposes, the holding period of the Pubco Common Shares received by such U.S. holder will include the period during which the NCAC Class A Ordinary Shares exchanged therefor were held by such U.S. holder.
U.S. Holders whose NCAC Public Warrants become Pubco Public Warrants
If the Merger, taken together with the Company Exchange, qualifies as a Section 351 Exchange, subject to the PFIC rules discussed below, a U.S. holder that owns only NCAC Public Warrants but not NCAC Public Shares and whose NCAC Public Warrants are exchanged into Pubco Public Warrants is expected to recognize gain or loss upon exchange of NCAC Public Warrants into Pubco Public Warrants equal to the difference between the fair market value of the Pubco Public Warrants received and such U.S. holder’s adjusted tax basis in such U.S. holder’s Public Warrants. A U.S. holder’s tax basis in Pubco Public Warrants deemed received in the Merger and the Company Exchange will equal the fair market value of such Pubco Public Warrants. A U.S. holder’s holding period in such U.S. holder’s Pubco Public Warrants should begin on the day after the Merger.
U.S. Holders exchanging NCAC Public Shares and NCAC Public Warrants for Pubco Common Shares and Pubco Public Warrants
Subject to the PFIC rules discussed below, if the Merger, taken together with the Company Exchange, qualifies as Section 351 Exchange, the treatment of a U.S. holder that receives Pubco Common Shares in exchange for such U.S. holder’s NCAC Public Shares and whose NCAC Public Warrants are exchanged into Pubco Public Warrants in the Merger and the Company Exchange is uncertain. It is possible that the outstanding Public Warrants, which are currently exercisable for one NCAC Class A Ordinary Share and will be exercisable for one Pubco Common Share following the Merger, are treated for U.S. federal income tax purposes as having been “exchanged” by the holders of such warrants for “new warrants.” In such case, a U.S. holder is required to recognize gain or loss in such deemed exchange in an amount equal to the difference between the fair market value of the Pubco Public Warrants held by such U.S. holder immediately following the Merger and the adjusted tax basis of the NCAC Public Warrants held by such U.S. holder immediately prior to the Merger.
Alternatively, it is also possible that a U.S. holder of NCAC Public Warrants could be treated as transferring its NCAC Public Warrants and NCAC Public Shares to Pubco in exchange for Pubco Public Warrants and Pubco Common Shares in a Section 351 Exchange. If so treated, a U.S. holder should be required to recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder (generally, the excess of (x) the sum of the fair market values of the Pubco Public Warrants treated as received by such holder and the Pubco Common Shares received by such holder over (y) such holder’s aggregate adjusted tax basis in the NCAC Public Warrants and NCAC Public Shares treated as having been exchanged therefor) and (ii) the fair market value of the Pubco Public Warrants treated as having been received by such holder in such exchange.
Gain, if any, described in the previous paragraph that is recognized by a U.S. holder will generally be long-term capital gain to the extent it is allocated to exchanged NCAC Public Shares or NCAC Public Warrants exchanged pursuant to their terms into Pubco Public Warrants that were held by such U.S. holder for more than one year at the time of the Merger. A U.S. holder should be able to “tack on” the U.S. holder’s holding period in the exchanged NCAC Public Shares to such U.S. holder’s holding period in its

Pubco Common Shares received in exchange therefor. A U.S. holder’s holding period in the Pubco Public Warrants received pursuant to the exchange of the NCAC Public Warrants should begin on the day after the Merger.
Redemption of NCAC Public Shares Pursuant to the NCAC Shareholder Redemption
Subject to the PFIC rules discussed below, in the event that a U.S. holder’s NCAC Public Shares are redeemed for cash pursuant to the NCAC Shareholder Redemption, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the NCAC Public Shares under Section 302 of the Code. Whether a redemption qualifies for sale treatment will depend largely on the total number of NCAC Ordinary Shares treated as held by the U.S. holder relative to all of the NCAC Ordinary Shares outstanding both before and after the redemption. For this purpose, the shares outstanding after the redemption should take into account shares owned by Pubco as a result of the Merger.
The redemption of NCAC Public Shares generally will be treated as a sale of the NCAC Public Shares (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. holder’s interest in NCAC, (ii) is “substantially disproportionate” with respect to the U.S. holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder generally should take into account not only NCAC Ordinary Shares actually owned by the U.S. holder, but also NCAC Ordinary Shares constructively owned by it including, as appropriate, shares owned by Pubco after the Merger. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include NCAC Class A Ordinary Shares or Pubco Common Shares which could be directly or constructively acquired pursuant to the exercise of NCAC Public Warrants or Pubco Public Warrants.
There will be a complete termination of a U.S. holder’s interest if either (i) all of the NCAC Ordinary Shares actually and constructively owned by the U.S. holder is redeemed or (ii) all of the NCAC Ordinary Shares actually owned by the U.S. holder is redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually or constructively owned by a U.S. holder immediately following the redemption generally must be less than 80% of our voting shares actually or constructively owned by such U.S. holder immediately prior to the redemption. The redemption of the NCAC Public Shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in NCAC. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in NCAC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. holders should consult with their tax advisors as to the tax consequences of a redemption.
If the redemption qualifies as a sale of stock by the U.S. holder under Section 302 of the Code, the U.S. holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the NCAC Public Shares redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. holder’s tax basis in such holder’s NCAC Class A Ordinary Shares generally will equal the acquisition cost of such shares.
If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce

(but not below zero) the U.S. holder’s adjusted tax basis in such U.S. holder’s NCAC Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the NCAC Class A Ordinary Shares.
Taxation of Distributions on Pubco Common Shares
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. holder generally will be required to include in gross income the amount of any cash distribution paid on the Pubco Common Shares treated as a dividend. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Pubco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by Pubco will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in such holder’s shares (but not below zero), and any excess will be treated as gain from the sale or exchange of such shares as described below under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Common Shares and Pubco Public Warrants.” It is not expected that Pubco will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” any dividends received by a U.S. holder (including any withheld taxes) will be includable in such U.S. holder’s gross income as ordinary income on the day actually or constructively received by such U.S. holder. Such dividends received by a non-corporate U.S. holder will not be eligible for the dividends received deduction allowed to corporations under the Code. With respect to non-corporate U.S. holders, certain dividends, referred to as “qualified dividend income,” received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. A foreign corporation is also treated as a “qualified foreign corporation” with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The U.S. Treasury Department guidance indicates that Pubco Common Shares, which are intended to be listed on the Nasdaq, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that Pubco Common Shares will be considered readily tradable on an established securities market in later years or that Pubco will be eligible for the benefits of such a treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of Pubco’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.
Non-corporate U.S. holders will not be eligible for reduced rates of taxation on any dividends received from Pubco if it is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “— Passive Foreign Investment Company Rules” below) or if Pubco is treated as a surrogate foreign corporation after the completion of the Merger (see “— Tax Treatment of Pubco — Treatment of Pubco as a Surrogate Foreign Corporation for U.S. Federal Income Tax Purposes” above).
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Common Shares and Pubco Public Warrants
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” upon a sale or other taxable disposition of Pubco Common Shares or Pubco Public Warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Pubco Common Shares or Pubco Public Warrants.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Pubco Common Shares or Pubco Public Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Pubco Common Shares or Pubco Public Warrants so disposed of.
Exercise or Lapse of a Pubco Public Warrant
Subject to the PFIC rules discussed below, and except as discussed below with respect to the cashless exercise of a Pubco Public Warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a Pubco Common Share on the exercise of a Pubco Public Warrant for cash. A U.S. holder’s tax basis in a Pubco Common Share received upon exercise of the Pubco Public Warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the NCAC Public Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for a Pubco Common Share received upon exercise of the Pubco Public Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Pubco Public Warrant and will not include the period during which the U.S. holder held the Pubco Public Warrant. If a Pubco Public Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in such Pubco Public Warrant.
The tax consequences of a cashless exercise of a Pubco Public Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Pubco Common Shares received would equal the holder’s basis in the Pubco Public Warrants exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Pubco Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Pubco Public Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Pubco Common Shares would include the holding period of the Pubco Public Warrants exercised therefore. It is also possible that a cashless exercise of a Pubco Public Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Pubco Public Warrants treated as converted to pay the exercise price of the Pubco Public Warrants (the “converted Warrants”). The U.S. holder would recognize capital gain or loss with respect to the converted Warrants in an amount generally equal to the difference between (i) the fair market value of the Pubco Common Shares that would have been received with respect to the converted Warrants in a regular exercise of the Pubco Public Warrants and (ii) the sum of the U.S. holder’s tax basis in the converted Warrants and the aggregate cash exercise price of such Warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the Pubco Common Shares received would equal the U.S. holder’s tax basis in the Pubco Public Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the converted Warrants. A U.S. holder’s holding period for the Pubco Common Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Pubco Public Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Pubco Public Warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Pubco Public Warrants.
Possible Constructive Distributions
The terms of each Pubco Public Warrant provide for an adjustment to the number of Pubco Common Shares for which the Pubco Public Warrant may be exercised or to the exercise price of the Pubco Public Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable.

A U.S. holder of a Pubco Public Warrant would, however, be treated as receiving a constructive distribution from Pubco if, for example, the adjustment increases the holder’s proportionate interest in the Pubco’s assets or earnings and profits (e.g., through an increase in the number of Pubco Common Shares that would be obtained upon exercise of such Pubco Public Warrant) as a result of a distribution of cash or other property to the holders of the Pubco Common Shares which is taxable to the U.S. holders of such shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such Pubco Public Warrant received a cash distribution from Pubco equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
Generally.   The treatment of U.S. holders of the Pubco Securities could be materially different from that described above if Pubco is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such non-U.S. corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a non-U.S. corporation is a PFIC is based upon the composition of such non-U.S. corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder or warrantholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder or warrantholder, regardless of whether it satisfied either of the qualification tests in subsequent years.
Based on the composition of Pubco’s income and assets (including goodwill), which will include Psyence’s income and assets (including goodwill), Pubco may be classified as a PFIC for its taxable year that includes the date of the Business Combination or in the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of Pubco is expected to depend, in part, upon (a) the market value of the Pubco Common Shares, and (b) the composition of the assets and income of Pubco. Further, because Pubco may value its goodwill based on the market value of the Pubco Common Shares, a decrease in the market value of the Pubco Common Shares and/or an increase in cash or other passive assets including as a result of the Business Combination) would increase the relative percentage of its passive assets. Moreover, Pubco may be classified as a PFIC for its taxable year that includes the date of the closing of the Business Combination as a result of interest income that Pubco earns on its deposits and foreign currency exchanges, which generally will be treated as passive income. The application of the PFIC rules is subject to significant factual and legal uncertainties in several respects and, therefore, no assurances can be provided that Pubco is not or will not be (or that the IRS will not assert that Pubco is) a PFIC for the taxable year that includes the date of the Business Combination or in any future taxable year, and no assurances can be provided that Psyence is not or will not be (or that the IRS will not assert that Psyence is) a PFIC for the taxable year that includes the date of the Business Combination or in any future taxable year. As a result of these legal and factual uncertainties, no opinion of counsel has been or will be provided regarding Pubco’s or Psyence’s status as a PFIC in any prior, current, or future taxable year. Moreover, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel with respect to the PFIC status of Pubco or Psyence for any taxable year. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership of Pubco Common Shares or Pubco Warrant.
If Pubco is or becomes a PFIC during any year in which a U.S. holder holds Pubco Common Shares or Pubco Public Warrants, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) QEF regime, and (iii) mark-to-market regime. A U.S. holder who holds (actually or constructively) stock in a

non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a corporation that is a PFIC, or a corporation that was a PFIC in the taxable year preceding the year in which the dividend is paid, are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.
Excess Distribution Regime.   If you do not make a QEF election or a mark-to-market election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your Pubco Common Shares, and (ii) any “excess distribution” you receive on your Pubco Common Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Pubco Common Shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:
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the gain or excess distribution will be allocated ratably over the period during which you held your Pubco Common Shares;

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the amount allocated to the current taxable year, will be treated as ordinary income; and

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the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your Pubco Common Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.
QEF Regime.   A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. holder. Thus, the U.S. holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Pubco Shareholders that are U.S. holders subject to U.S. federal income tax should not expect that they will receive cash distributions from Pubco sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, under current tax law U.S. holders of Pubco Public Warrants will not be able to make a QEF election with respect to their warrants.
The timely QEF election also allows the electing U.S. holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. holder may over time be taxed on amounts that as an economic matter exceed our net profits.
A U.S. holder’s tax basis in Pubco Common Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions may affect your allocable share of Pubco’s income and your basis in your Pubco Common Shares.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from Pubco. If Pubco determines that it is a PFIC for any taxable year, Pubco will endeavor to provide all of the information that a U.S. holder making a QEF election is required to obtain to make and maintain a QEF election upon request, but there is no assurance that Pubco will timely provide such information. There is also no assurance that Pubco will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Pubco holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Pubco holds an interest will not qualify as a PFIC, or that a PFIC in which Pubco holds an interest will provide the information necessary for a QEF election to be made by a U.S. holder (in particular if Pubco does not control that PFIC).
Mark-to-Market Regime.   Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities Exchange Commission or on the national market system established under Section 11A of the Securities and Exchange Act of 1934; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Pubco Common Shares, which are expected to be listed on Nasdaq will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Pubco Common Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Pubco Common Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Pubco) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise you to consult your own tax advisor to determine whether the mark-to-market tax election is available to you and the consequences resulting from such election. In addition, under current tax law U.S. holders of Pubco Public Warrants will not be able to make a mark-to-market election with respect to their warrants.
PFIC Reporting Requirements.   A U.S. holder of Pubco Common Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such Forms are properly filed.
Additional Reporting Requirements
Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Pubco Securities, subject to certain exceptions (including an exception for Pubco Securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Pubco Securities. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Pubco Securities.
THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH NCAC PUBLIC SHAREHOLDER. NCAC PUBLIC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in Pubco Common Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of Pubco Common Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Pubco Common Shares, as the case may be, nor will gains derived from the disposal of Pubco Common Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of Pubco Securities or on an instrument of transfer in respect of a Pubco Security.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Pubco levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
NCAC has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Act (As Revised) Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act (As Revised) with the following undertaking is hereby given to Newcourt Acquisition Corp (“the Company”).
1.
That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.
In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

•
On or in respect of the shares, debentures or other obligations of the Company;

OR
•
by way of the withholding in whole or part, of any relevant payment as defined in The Tax Concessions Act.

These concessions shall be for a period of twenty years from the 1st day of March 2021.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
As discussed in this proxy statement/prospectus, NCAC shareholders are being asked to consider and vote on the Business Combination Proposal. You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination. In particular, you are directed to the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus.
Vote Required for Approval
The Business Combination Proposal will be adopted only if approved by way of an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote “FOR” the Business Combination Proposal. Adoption of the Business Combination Proposal is conditioned upon the adoption of the Merger Proposal.
Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS
COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE MERGER PROPOSAL
The Merger Proposal, if approved, will authorize the Plan of Merger relating to the Merger.
A copy of the plan of merger relating to the Merger is attached to this proxy statement/prospectus as Annex D.
Reasons for the Merger Proposal
The Companies Act requires that the entry into the Plan of Merger relating to the Merger be authorized by special resolution of the NCAC shareholders.
The approval of the Merger Proposal is a condition to the consummation of the Business Combination.
Vote Required for Approval
The Merger Proposal will be adopted only if approved by way of special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the outstanding NCAC Ordinary Shares who, being present and entitled to vote thereon at the special meeting, vote “FOR” the Merger Proposal. Adoption of the Merger Proposal is conditioned upon the adoption of the Business Combination Proposal.
Full Text of Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as a special resolution, that:
a)
NCAC be authorized to merge with Merger Sub, so that NCAC be the surviving company and all undertaking, property and liabilities of Merger Sub vest in NCAC by virtue of the Merger in accordance with the Business Combination Agreement and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”);

b)
the Plan of Merger in the form attached to this proxy statement/prospectus as Annex D, pursuant to which NCAC will merge with Merger Sub, with NCAC being the surviving company, be approved; and

c)
that NCAC be authorized to enter into the Plan of Merger.”

Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

PROPOSAL NO. 3 — THE ORGANIZATIONAL DOCUMENTS PROPOSAL
As discussed in this proxy statement/prospectus, if the Business Combination Proposal is approved, then NCAC is asking its shareholders to approve the Organizational Documents Proposal. Under the Business Combination Agreement, the approval of the Organizational Documents Proposal is also a condition to the consummation of the Business Combination. If, however, the Organizational Documents Proposal is approved but the Business Combination Proposal is not approved, then the Business Combination will not be consummated and the Organization Documents Proposal will not be implemented.
If the Organizational Documents Proposal is approved and the Business Combination is to be consummated, then the Proposed Articles will be in the form set forth on Annex B and Annex C, and each of the matters contemplated by the Advisory Articles Proposals will be included in the Proposed Articles. The approval or lack thereof of any of the Advisory Articles Proposals will not affect the effectiveness of the Organizational Documents Proposal if the Organizational Documents Proposals is approved by NCAC’s shareholders.
Comparison of NCAC’s Amended and Restated Articles to Proposed Articles
The following summary of certain proposed changes between NCAC’s Amended and Restated Articles and the Proposed Articles is qualified by reference to the complete text of the Proposed Articles, copies of which is attached to this proxy statement/prospectus as Annex B and Annex C. All stockholders are encouraged to read the Proposed Articles in its entirety for a more complete description of its terms.
	NCAC Articles	Proposed Articles
Governing Statute	The Companies Act (As Revised) of the Cayman Islands	Business Corporations Act (Ontario)
Authorized Capital	US$11,100 divided into 100,000,000 Class A ordinary shares of a par value of US$0.0001 each, 10,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.
An unlimited number of common shares.
Holders of common shares will be entitled to one vote for each common share held on all matters on which shareholders are generally entitled to vote.
Holders of common shares are entitled to dividends as the directors of Pubco may declare from time to time.

Upon the liquidation, dissolution, or winding up of Pubco, or other distribution of assets of Pubco among its shareholders for the purpose of winding up its affairs, the holders of common shares shall be entitled to participate rateably in any distribution of the assets of the Corporation.
Directors; Classes	The board of directors shall consist of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.	The board of directors will consist of a minimum of three (3) and a maximum of ten (10) directors. The board of directors will not be divided into classes.
Notice of Shareholder Meetings	At least five clear days’ notice shall be given of any general meeting.	The time period to provide notice of the time and place of a meeting

	NCAC Articles	Proposed Articles
of shareholders is not contained in the Proposed Articles, but is governed by the OBCA, and is not less than twenty-one (21) days and not more than fifty (50) days before the meeting.
Quorum	The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.	A quorum is present at a meeting of shareholders if two holders of not less than 25% of shares entitled to vote at such meeting are present in person or represented by proxy.
Shareholder Vote; Casting Vote	In the case of an equality of votes, at either a meeting of shareholders or a meeting of directors, the chairman shall be entitled to a second or casting vote.	Unless otherwise required by the OBCA or the Proposed Articles, at all meetings of shareholders, every question shall be decided by the majority of the votes duly cast on the question. In the case of an equality of votes, at either a meeting of shareholders or a meeting of directors, the chair of the meeting is not entitled to a second or casting vote.
Shareholder Proposals; Director Nominations	Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver notice to the principal executive offices of NCAC not less than 120 calendar days before the date of NCAC’s proxy statement released to members in connection with the previous year’s annual general meeting or, if NCAC did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before NCAC begins to print and send its related proxy materials.	Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors by a nominating shareholder provided that the nomination is made, in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; and in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of Newco, not later than the close of business on the fifteenth (15th) day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made. To be in proper form, the notice of nomination must

	NCAC Articles	Proposed Articles
include certain prescribed information about the nominating shareholder and the proposed nominee. Shareholder proposals are governed by the provisions of the OBCA.
Other	NCAC’s Articles includes a number of provisions related to the NCAC IPO, the trusty account, NCAC’s business combination and other related matters.	These provisions will not be included the Proposed Articles as they will not be relevant to Pubco following the Closing.
Reasons for the Organizational Documents Proposal
The Board’s specific reasons for each of the Advisory Articles Proposals (each of which are included in the Proposed Articles) are set forth in the Section “The Advisory Articles Proposals.”
Full Text of Resolution
The full text of the resolution to be proposed is as follows:
“RESOLVED, as a special resolution, that the Proposed Articles (annexed to the proxy statement/prospectus as Annex B and Annex C) be approved and adopted as the articles of incorporation of Pubco.”
Vote Required for Approval
The Organizational Documents Proposal will be approved and adopted only if the holders of a majority of the outstanding NCAC Ordinary Shares entitled to vote thereon at the special meeting vote “FOR” the Organizational Documents Proposal. Adoption of the Organizational Documents Proposal is conditioned upon the adoption of the Business Combination Proposal.
Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

PROPOSAL NO. 4 — THE ADVISORY ARTICLES PROPOSALS
As required by SEC guidance requiring that shareholders have the opportunity to present their views on important corporate governance provisions, NCAC is requesting that NCAC’s shareholders vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions in Pubco’s Proposed Articles, which are separately being presented. These separate votes are not required by Cayman Islands law and are separate and apart from the Organizational Documents Proposal. Accordingly, the shareholder votes regarding the Advisory Articles Proposals are advisory votes and are not binding on NCAC, Pubco or NCAC’s or Pubco’s respective boards of directors. Furthermore, the Business Combination is not conditioned on the separate approval of the following Advisory Articles Proposals.
For a summary of the differences between the Companies Act and the OBCA, see the section entitled “Comparison of Rights of Pubco Shareholders and NCAC Shareholders.”
PROPOSAL 4A:
Unlimited Authorized Capital
The Proposed Articles would confirm the authorized capital of Pubco to consist of an unlimited number of common shares.
PROPOSAL 4C:
Corporate Name
The Proposed Articles would establish Pubco’s corporate name to “Psyence Biomedical Ltd.”.
PROPOSAL 4C:
Blank Check Provisions
The Proposed Articles do not contain provisions relating to blank check companies.
Reasons for the Advisory Articles Proposals
Unlimited Authorized Capital (Proposal 4A)
NCAC’s Amended and Restated Articles authorize 100,000,000 Class A ordinary shares, 10,000,000 Class B ordinary shares and 1,000,000 preference shares.
Proposal 4A approves capital stock, issuable as consideration for the Business Combination and the other transactions contemplated in this proxy statement/prospectus, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future share incentive plans.
Our board of directors believes that this capital structure is appropriate for a newly public company such as Pubco.
Corporate Name (Proposal 4B)
Our board of directors believes that establishing Pubco’s post-business combination corporate name as “Psyence Biomedical Ltd.” is desirable to reflect the Business Combination and to clearly identify Pubco as the publicly traded entity.
Removal of Blank Check Company Provisions (Proposal 4C)
Proposal 4C eliminates certain provisions related to status as a blank check company. For example, these Proposed Articles do not contain the requirement to dissolve NCAC and allow Pubco to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and we believe it is the most appropriate period for Pubco following the Business Combination. In addition, certain other provisions related to NCAC’s initial public offering and trust account will not apply to Pubco once the Business Combination is consummated.

Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the Proposed Articles are hereby approved as the articles and by-laws of Pubco.”
Vote Required for Approval
The approval of the Advisory Articles Proposals will require an Ordinary Resolution, being a resolution passed by a majority of the votes which are cast by those holders of NCAC Ordinary Shares who, being entitled to do so, vote in person or by proxy at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Advisory Articles Proposals. Adoption of the Advisory Articles Proposals is conditioned upon the adoption of the Business Combination Proposal.
Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ARTICLES PROPOSALS.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL
Overview
At the special meeting, NCAC’s shareholders will be asked to consider and vote upon a proposal to approve and adopt the Psyence Biomedical Ltd. 2023 Equity Incentive Plan, which is referred to herein as the “Incentive Plan,” a copy of which is attached to this proxy statement/ prospectus as Annex E (such proposal, the “Incentive Plan Proposal”).
The Pubco Board intends to adopt the Incentive Plan, subject to approval by NCAC’s shareholders.
If the Incentive Plan is approved by NCAC’s shareholders, then the Incentive Plan will be effective upon the consummation of the Business Combination.
If the Incentive Plan is not approved by NCAC’s shareholders, it will not become effective and no awards will be granted thereunder.
Summary of Material Terms of the Incentive Plan
The following is a summary of the material features of the Incentive Plan. This summary is qualified in its entirety by the full text of the Incentive Plan, a copy of which is attached to this proxy statement/ prospectus as Annex E.
Purpose
The purpose of the Incentive Plan is to enhance the ability of Pubco to attract, retain, and motivate persons who make (or are expected to make) important contributions to Pubco by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities that are intended to motivate high levels of performance and align the interests of directors, employees, and consultants with those of Pubco’s shareholders.
Eligibility
Persons eligible to participate in the Incentive Plan will be employees, non-employee directors, and consultants of Pubco and its subsidiaries as selected from time to time by the plan administrator in its discretion, including prospective employees, non-employee directors and consultants. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with Pubco or its subsidiaries. As of the date of this proxy statement/ prospectus, approximately 14 individuals will be eligible to participate in the Incentive Plan, which includes approximately 2 officers, 0 employees who are not officers, 4 non-employee directors, and 8 consultants.
Administration
The Incentive Plan will be administered by the Pubco Board, the Compensation Committee of the Pubco Board, or such other similar committee pursuant to the terms of the Incentive Plan. The plan administrator, which initially will be the Compensation Committee of the Pubco Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more officers of Pubco, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.
Share Reserve
The number of Pubco Common Shares that may be issued under the Incentive Plan is equal to 15% of the aggregate number of Pubco Common Shares issued and outstanding immediately after the Closing (calculated on a fully-diluted basis). All of the shares initially available under the Incentive Plan may be issued upon the exercise of incentive stock options.

The number of shares available for issuance under the Incentive Plan also will include an automatic annual increase, or the evergreen feature, on the first day of each calendar year, beginning January 1, 2025 and ceasing as described below, equal to the lesser of:

•
a number of Pubco Common Shares equal to 1% of the aggregate number of Pubco Common Shares issued and outstanding as of December 31 of the immediately preceding calendar year; or

•
such number of Pubco Common Shares as the plan administrator may determine.

Shares issuable under the Incentive Plan may be authorized, but unissued, or reacquired Pubco Common Shares.
Shares underlying any awards under the Incentive Plan that are forfeited, cancelled, held back upon exercise of a share option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of Pubco Common Shares or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Incentive Plan and, to the extent permitted under Section 422 of the Code and the Treasury Regulations promulgated thereunder, the shares that may be issued as incentive stock options.
Types of Awards
The Incentive Plan provides for the grant of share options, share appreciation rights, restricted shares, restricted share units, and other stock-based awards (collectively, “awards”). Unless otherwise set forth in an individual award agreement, each award shall vest over a three (3) year period, with one-third (1/3) of the award vesting on the first annual anniversary of the date of grant and the remaining portion of the award vesting annually thereafter.
Share Options. The Incentive Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Code and share options that do not so qualify. Share options granted under the Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Pubco and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the Incentive Plan.
The exercise price of each share option will be determined by the plan administrator, but such exercise price may not be less than 100% of the fair market value of one Pubco Common Share on the date of grant (which shall be the volume weighted average trading price during the thirty (30) preceding days) or, in the case of an incentive stock option granted to a 10% or greater shareholder, 110% of such share’s fair market value. The term of each share option will be fixed by the plan administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater shareholder). The plan administrator will determine at what time or times each share option may be exercised, including the ability to accelerate the vesting of such share options.
Upon exercise of a share option, the exercise price must be paid in full either in cash, check or, surrender of other Pubco Common Shares which meet the conditions established by the plan administrator to avoid adverse accounting consequences to Pubco. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.
Share Appreciation Rights. The plan administrator may award share appreciation rights subject to such conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to Pubco Common Shares or cash, equal to the value of the appreciation in Pubco’s share price over the exercise price, as set by the plan administrator. The term of each share appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each share appreciation right may be exercised, including the ability to accelerate the vesting of such share appreciation rights.

Restricted Shares. A restricted share award is an award of Pubco Common Shares that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted share awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which restricted share awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted share awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a shareholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.
Restricted Share Units. Restricted share units are the right to receive Pubco Common Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with Pubco or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted share units are made, the number of restricted share units to be awarded, the time or times within which awards of restricted share units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted share unit awards. The value of the restricted share units may be paid in Pubco Common Shares, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.
The holders of restricted share units will have no voting rights. Prior to settlement or forfeiture, restricted share units awarded under the Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Pubco Common Share while each restricted share unit is outstanding. Dividend equivalents may be converted into additional restricted share units. Settlement of dividend equivalents may be made in the form of cash, Pubco Common Shares, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the restricted share units to which they are payable.
Other Share-Based Awards. Other share-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Incentive Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which other share-based awards will be made, the amount of such other share-based awards, and all other conditions, including any dividend and/or voting rights.
Prohibition on Repricing
Except for an adjustment pursuant to the terms of the Incentive Plan or a repricing approved by shareholders, in no case may the plan administrator (i) amend an outstanding share option or share appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding share option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding share option or share appreciation right in exchange for a share option or share appreciation right with an exercise price that is less than the exercise price of the original award.
Tax Withholding
Participants in the Incentive Plan are responsible for the payment of any federal, state, or local taxes that Pubco or its subsidiaries are required by law to withhold upon the exercise of share options or share appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of Pubco or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from the Pubco Common Shares to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of Pubco or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of Pubco Common Shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Pubco or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments
In the event of a merger, consolidation, recapitalization, share split, reverse share split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting Pubco Common Shares, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of Pubco Common Shares covered by outstanding awards made under the Incentive Plan.
Change in Control
In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if Pubco is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). Unless determined otherwise by the plan administrator, in the event that the successor corporation refuses to assume or substitute for the award, a participant shall fully vest in and have the right to exercise the award as to all Pubco Common Shares covered by the award, including those that would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.
Transferability of Awards
Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.
Term
The Incentive Plan became effective when adopted by the Pubco Board, and, unless terminated earlier, the Incentive Plan will continue in effect for a term of ten (10) years.
Amendment and Termination
The Pubco Board may amend or terminate the Incentive Plan at any time. Any such termination will not affect outstanding awards. No amendment or termination of the Incentive Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and Pubco. Approval of the shareholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the Incentive Plan and (ii) to change the persons or class of persons eligible to receive awards under the Incentive Plan.
Form S-8
Pubco intends to file with the SEC a registration statement on Form S-8 covering the Pubco Common Shares issuable under the Incentive Plan.
Material United States Federal Income Tax Considerations
The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the Incentive Plan, based upon the current provisions of the Code and Treasury Regulations promulgated thereunder. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. It does not describe all U.S. federal tax consequences under the Incentive Plan, nor does it describe state, local, or foreign income tax consequences or employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended. The ability of Pubco or its subsidiaries to realize the benefit of any tax deductions described below depends on generation of taxable income as well as the requirement of reasonableness and the satisfaction of tax reporting obligations.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If Pubco Common Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither Pubco nor its subsidiaries will be entitled to any deduction for U.S. federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If Pubco Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Pubco Common Shares at exercise (or, if less, the amount realized on a sale of such Pubco Common Shares) over the option exercise price thereof, and (ii) Pubco or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Pubco Common Shares.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the share option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year, in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the Pubco Common Shares issued on the date of exercise, and Pubco or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Pubco Common Shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering Pubco Common Shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the Pubco Common Shares over the exercise price of the share option.
Share Appreciation Rights, Restricted Shares, Restricted Share Units, and Other Share-Based Awards. The current U.S. federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: (i) share appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted shares subject to a substantial risk of forfeiture result in income recognition equal to the excess of the fair market value of the Pubco Common Shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); and (iii) restricted share units, dividend equivalents, and other share or cash based awards are generally subject to tax at the time of payment. Pubco or its subsidiaries generally should be entitled to a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of Pubco Common Shares acquired from a share appreciation right, restricted share award, restricted share unit, or other share-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.
Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either Pubco or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% U.S. federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the Incentive Plan. In general, share options and share appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying share at the time the share option or share appreciation right was granted. Restricted share awards are not generally subject to Section 409A. Restricted share units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of Pubco’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.
New Plan Benefits
No awards have been previously granted under the Incentive Plan and no awards have been granted that are contingent on shareholder approval of the Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement/ prospectus because participation and the types of awards that may be granted under the Incentive Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this proxy statement/ prospectus.
Full Text of Resolution
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the Psyence Biomedical Ltd. 2023 Equity Incentive Plan, a copy of which is appended to the proxy statement/ prospectus in respect of the Special Meeting as Annex E be approved and adopted in all respects.”
Vote Required for Approval
The approval of the Incentive Plan Proposal will require an Ordinary Resolution, being a resolution passed by a majority of the votes which are cast by those holders of NCAC Ordinary Shares who, being entitled to do so, vote in person or by proxy at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Incentive Plan Proposal. Adoption of the Incentive Plan Proposal is conditioned upon the adoption of the Business Combination Proposal.
Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6 — THE DIRECTOR PROPOSAL
Effective upon the Closing, the Pubco Board will consist of five (5) directors, comprised of: one director designated by the Sponsor, one independent director (who shall be required to qualify as an independent director under Nasdaq rules) mutually designated by NCAC and Psyence, and the remaining directors designated by Psyence.
For more information on the experience of each of these director nominees, see the section entitled “Management of Pubco Following the Business Combination” in this proxy statement/prospectus.
Full Text of Resolution
“RESOLVED, as an Ordinary Resolution that, the five (5) persons listed below be appointed as directors of Pubco, effective upon the Closing of the Business Combination, to serve on the Pubco Board until the first annual meeting of shareholders of Pubco to be held following the date of Closing or until their earlier death, resignation, retirement or removal for cause:
•
Dr. Neil Maresky;

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Jody Aufrichtig;

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Christopher Bull;

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Marc Balkin; and

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Dr. Seth Feuerstein.

Vote Required for Approval
The approval of the Director Proposal will require an Ordinary Resolution, being a resolution passed by a majority of the votes which are cast by those holders of NCAC Ordinary Shares who, being entitled to do so, vote in person or by proxy at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the Director Proposal. Adoption of the Director Proposal is conditioned upon the adoption of the Business Combination Proposal.
Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF DIRECTOR PROPOSAL.

PROPOSAL NO. 7 — THE SHAREHOLDER ADJOURNMENT PROPOSAL
The Shareholder Adjournment Proposal
The Shareholder Adjournment Proposal, if adopted, will allow NCAC’s board of directors to adjourn the special meeting to a later date or dates, if necessary or appropriate, as determined by the NCAC Board. In no event will NCAC’s board of directors adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under NCAC’s Amended and Restated Articles and Cayman Islands law.
Consequences if the Shareholder Adjournment Proposal is Not Approved
If the Shareholder Adjournment Proposal is not approved by NCAC’s shareholders, NCAC’s board of directors may not be able to adjourn the special meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal or the other proposals.
Vote Required for Approval
The Shareholder Adjournment Proposal will be approved and adopted if the holders of a majority of the Ordinary Shares represented in person or by proxy and voted thereon at the special meeting vote “FOR” the Shareholder Adjournment Proposal. Adoption of the Shareholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.
Full Text of Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting, or to provide additional time for NCAC to continue to attempt to satisfy the conditions to consummation of the Business Combination, be approved.”
Recommendation of the Board
NCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SHAREHOLDER ADJOURNMENT PROPOSAL.

INFORMATION ABOUT PSYENCE
Unless the context otherwise requires, any reference in this section to “the Company,” “we,” “us” or “our” refers to Psyence prior to the consummation of the Business Combination and to Pubco following the Business Combination.
The following terms, as used in this section shall have the following meanings:
AjD	Adjustment Disorder
PEX010	Capsule containing 25mg naturally sourced psilocybin
PAP	Psilocybin Assisted Psychotherapy
API	Active Pharmaceutical Ingredient
Introduction and Corporate Structure
Psyence is the therapeutic division of Psyence Group Inc., a life science biotechnology company listed on the Canadian Securities Exchange (CSE:PSYG) and quoted on the OTCQB (OTCQB: PSYGF), with a focus on natural psychedelics. Psyence develops natural psilocybin products for the healing of psychological trauma and its mental health consequences in the context of palliative care. We have commenced the clinical trial process to evaluate the safety and efficacy of its product candidates. We refer to PSYG and its subsidiaries and affiliates prior to the consummation of the Business Combination as the “Psyence Group”.
The Psyence Group was created through various corporate transactions, including a prior business combination of Mindhealth Corp. with Cardinal Capital Partners Inc., a public company, in January 2021, resulting in PSYG’s public listing in Canada. MindHealth Biomed Corp. (“MindHealth”) was a private corporation incorporated under the laws of British Columbia on May 21, 2020. Mind Health (Pty) Ltd (“MindHealth Lesotho”) is a private entity incorporated under the laws of the Kingdom of Lesotho, which in May 2020, was granted permission by the Minister of Health (Lesotho) to import, cultivate, produce, manufacture and export psilocybin mushrooms. The governmentally licensed commercial psilocybin cultivation and production facilities operated by MindHealth Lesotho under the name “Psyence Production” are situated in the Kingdom of Lesotho. On May 22, 2020, MindHealth Lesotho became a subsidiary of MindHealth.
Psyence Group Overview
The Psyence Group has three key divisions: Psyence Therapeutics, Psyence Function and Psyence Production. The Psyence Group has received independent local legal opinions during the latter half of the 2021 calendar year in Canada, United Kingdom and Lesotho confirming the lawfulness of the Psyence Group’s activities in such jurisdictions, as well as its compliance with material legal, regulatory and governmental developments as they pertain to and affect the Psyence Group’s operations. The Psyence Group’s operations are conducted in compliance with local laws where such activities are permissible and either (a) do not require any specific legal or regulatory approvals, or (b) the Psyence Group has obtained all necessary legal and/or regulatory approvals. The three key divisions of the Psyence Group are described below:
Psyence Therapeutics
Psyence Therapeutics strives to set the global standard for excellence and consistency in drug development using nature-based psilocybin products. Psyence Therapeutics’ priority is developing pharmaceutical grade psilocybin to help heal psychological trauma and the diagnosable disorders that can result therefrom, including AjD, anxiety, depression, post-traumatic stress disorder (“PTSD”) , and grief and bereavement, especially in the context of palliative care. Our focus includes therapeutic protocols for medical and scientific research including observational studies.
Psyence Therapeutics has contracted, iNGENū Pty Ltd (“iNGENū”) , a contract research organization (“CRO”) in Australia that specializes in the study of psychedelics, to conduct a Phase IIb double-blind, randomized, low-dose controlled clinical trial to assess the efficacy and safety of PEX010 in psilocybin-assisted psychotherapy for the treatment of AjD due to incurable cancer. Outsourcing the study to a CRO assists the company in operating in a more capital efficient manner without the overhead of handling in-house.
If the Business Combination is completed, the Psyence Therapeutics business will be separated from the Psyence Group and included in the newly Nasdaq-listed Pubco, while the other two divisions of the Psyence Group (Psyence Production and Psyence Function) will remain under the PSYG Group. Following the Business Combination, we intend to utilize the funds raised in the Business Combination to provide Psyence with the capital to advance natural psilocybin into a Phase IIb clinical trial study to be conducted under an approved protocol in Australia (the “Phase IIb Study”).
The Phase IIb Study, along with its associated assets, contracts and intellectual property will constitute the business assets being held by Pubco following the Business Combination. The balance of Psyence Group’s business, being the Psyence Function and Psyence Production divisions, as described below, will be excluded from the Business Combination.
Psyence Function
Psyence Function is focused on the development, distribution and sale of legal over-the-counter non-psilocybin containing functional mushroom nutraceuticals. The team and its joint venture partner are experienced in building brands and in establishing a channel mix for global wellness products. Psyence’s first non-psilocybin containing functional mushroom product, GOODMINDTM, was launched online on August 18, 2021 through its South African-based joint venture, Good Psyence. Good Psyence is a 50/50 joint venture between Psyence Biomed and The Goodleaf Company (Pty) Ltd, a producer of wellness products based in South Africa with established distribution lines through retail stores, online, wholesale, and deli and coffee shops.
Psyence Production
The Psyence Group has built and operates one of the first government-issued licensed commercial psilocybin cultivation and production facilities in the world, located in Lesotho, Southern Africa. Our expertise is in the production of certified, pharmaceutical-quality psilocybin-yielding mushrooms. The Psyence production facility has been designed and constructed to The British Standards Institute (“BSI”) and Good Manufacturing Practice (“GMP”) standards. The facility was International Organization for Standardization (“ISO” ) 22000:2018 certified by the BSI in February 2022. It is equipped with technology and specialized equipment to ensure optimum growing conditions and efficient harvesting and packaging.
Psyence Production has a focus on extraction, production and research and development (“R&D”) with strategic partners. It is working towards providing standardized natural pharmaceutical grade psilocybin products to clinicians, research centers and universities undertaking research and clinical trials in the use of natural psilocybin for the treatment of a range of mental health disorders and other medical conditions.
Psyence Therapeutics Business
Palliative Care Clinical Trial
On January 9, 2023, Psyence and iNGENū signed a letter of intent to further develop Psyence’s licensed natural psilocybin drug product, starting with a Phase IIb Study in order to lead a pre-IND meeting with the FDA. The product to be used in this Phase IIb Study will be the proprietary botanical drug candidate PEX010 (25mg), which Psyence sources from Filament. The planned randomized double-blind study will evaluate the use of psilocybin-assisted psychotherapy versus psychotherapy alone and will test 84 patients utilizing the HAM A scale as the primary endpoint, which is an FDA validated endpoint, and safety data will be collected throughout the study.
For safety, there are no specific endpoints as all safety findings are captured as adverse events. The primary and secondary efficacy endpoints are all established in the protocol before it is reviewed and approved by the Ethics Committee before the study can start.

The HAM-A is a rating scale developed to measure the severity of anxiety symptoms and is widely used in both clinical and research settings. The scale consists of 14 items, each defined by a series of symptoms, and measures both psychic anxiety (mental agitation and psychological distress) and somatic anxiety (physical complaints related to anxiety). During the Phase II Study, the HAM-A scale will be used to measure change in anxiety levels over time as the primary endpoint.
The 84-patient Phase IIb Study being conducted by the CRO, iNGENū, in Australia is the one that has been referred to in discussions with the FDA in the pre-IND process, which is in the late planning stage, and estimated to commence enrollment in Q4 2023.
The estimated costs of this Phase IIb study were initially $5,575,000 made on the basis of milestones completed. Included in this original estimate were costs for 75 participants; an end of Phase II meeting preparation and attendance after the completion of the Phase IIb study with the FDA as well as psychotherapy training, psychotherapy sessions and therapist fees for participants. Subsequently, the Phase II Study was increased to 84 patients, and we anticipate the estimated cost of this study to be increased by approximately 5%.
On September 15, 2022, we received full approval of a study (the “UK Trial”) in the United Kingdom from the UK Medicines and Healthcare products Regulatory Agency (“MHRA”) using natural psilocybin in the field of palliative care with oncology patients. For this study, we had partnered with Clerkenwell Clinics Limited (“Clerkenwell Health”) , which would have been responsible for jointly designing and delivering the UK Trial. Following such approval, we opted to forego proceeding with the UK Trial in order to pursue the opportunity to conduct the Phase IIb Study in Australia, as Psyence could benefit from the Australian Federal Government’s Research & Development tax incentive program, which could provide up to a 43.5% rebate on Psyence’s R&D expenses in Australia, making it a more cost-effective endeavor. In addition, the Phase IIb Study adds a dose-finding arm, which allows us to accelerate our development strategy, seeking input from the FDA with our pre-IND application. If the outcome of the Phase II Study is positive, we believe we may be able to proceed directly to a Phase III trial in the United States, subject to FDA review and the opening of an IND; however, there is no guarantee that the FDA will accept data from trials conducted outside of the United States.
Licensing and commercialization of PEX010
In April 2022, Psyence entered into the Research IP Agreement with Filament for the licensing of PEX010 and its associated intellectual property, as well as for the supply of PEX010 for the specific intention of the clinical development of the product, and ultimately, for the marketing authorization for PEX010’s use in palliative care patients. Pursuant to the Research IP Agreement, Filament grants to Psyence an irrevocable, royalty free, worldwide license (with the right to sub-license, subject to certain restrictions) to use and distribute PEX010 and certain related intellectual property (such as delivery mechanism, preparation methods and know-how) solely for use in connection with pre-clinical and clinical studies and trials to be conducted in Canada, the UK and world-wide in the treatment of anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. This license is granted in respect of the clinical trial phase of Psyence’s activities, specifically phase II clinical trials. The license is granted on an exclusive basis solely within the territory of the UK with respect to the designated fields of use, and Psyence has a right of first refusal to extend its exclusive license beyond the territory of the UK. Psyence does not have any rights to use PEX010 for any profit-making or commercial purposes under the Research IP Agreement. Any results of testing, research, conduct of and any information derived from the clinical studies and trials using PEX010 shall be the sole property of Psyence. Under the Research IP Agreement, Filament is entitled to receive milestone payments of up to CAD$250,000 in aggregate based on four distinct phase II clinical trial milestones to be achieved by Psyence. Should Psyence pursue a second or multiple indications, such aggregate milestone payments will increase accordingly. For the year ended March 31, 2023, Psyence incurred costs of $170,072 under the Research IP Agreement related to milestone payments, which was account for as research and development costs.
In addition to the licensing rights described above, per the terms of the Research IP Agreement, Filament has undertaken to support Psyence’s clinical trial efforts through the supply of the required quantities of PEX010 to Psyence, for no additional charge, based on Psyence’s good faith forecasts of its needs. Filament will also create and provide such information, assistance and support for the execution of the dossiers, IMBP and other documents required to conduct Psyence’s clinical trials in accordance with the trial schedules. The license term is 5 years, expiring in April 2027, however the license may be terminated early (a) by either party upon notice to the other party, where Psyence notifies Filament in writing that all of its clinical trials have been completed or abandoned; (b) by a party upon notice to the other party, if the other party becomes subject to bankruptcy proceedings; (c) by a party if the other party commits a breach of a material term of the Research IP Agreement and fails to remedy such breach; or (d) by a party upon notice to the other party, if the other party has a licence, permit or approval revoked by competent authorities which compromises its ability to grant the licenses contemplated in the Research IP Agreement or its ability to perform under the Research IP Agreement.
In December 2022, Psyence entered into a royalty-bearing, binding term sheet for the commercial licensing of intellectual property (with the right to sub-license) from Filament, which is subject to the terms of a definitive license agreement, and grants Psyence the worldwide right to commercialize PEX010 within the designated fields of use, being anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care. The license is granted on an exclusive basis within the UK, the European Union and the United States, and Psyence has a right of first refusal to extend its exclusive license beyond such territories, including Australia. Such commercial licensing rights apply in respect of phase III clinical trials, as well as the commercialization phase of the development of PEX010. Upon the entry of a generic product for sale in a country, the parties shall, in good faith, re-negotiate (on a country-by-country basis) the royalty rate or determine a termination date for the definitive license agreement and the royalty payments.
Under the Commercial IP Term Sheet, Filament is entitled to receive milestone payments of up to CAD$3 million over the course of Psyence’s clinical development and marketing authorizations achieved by Psyence, however should Psyence pursue a second or multiple indications, such aggregate milestone payments will increase accordingly. The second of these milestone payments is based on the size of each jurisdiction in which marketing authorization is obtained and is subject to an overall cap. Filament will also receive a royalty of 10% of future net sales, as well as an annual exclusivity fee of CDN$250,000 per year (commencing on the date of Psyence’s Phase II clinical trial study report), which will be creditable against these future royalty fees.
In addition to the licensing rights described above, Filament has undertaken to support Psyence’s clinical trial efforts through the exclusive supply of the required quantities of PEX010 to Psyence based on Psyence’s good faith forecasts of its needs. Pursuant to the Commercial IP Term Sheet, Filament agrees to be the exclusive supplier to Psyence of any and all drug candidates within the designated fields of use and agrees not to supply PEX010 to any other clients pursuing a target indication within the designated fields of use in the territories in which Psyence has licensing exclusivity, subject to certain conditions. Filament will supply PEX010 to Psyence for no additional charge, subject to certain shared costs agreed upon on a case-by-case basis between the parties. Psyence agrees not to conduct research, development or analysis activities and agrees not to develop any products other than PEX010 within the designated fields of use, and Psyence and its representatives shall not solicit or engage in discussions with another supplier for the supply of drug candidates within the designated fields of use. Psyence has agreed to make clinical trial safety and efficacy data available to Filament for internal business use (among other things). Should Filament wish to use such data to pursue the commercialization of PEX010 outside of Psyence’s exclusive territories, Filament shall pay Psyence a percentage of future net sales in the low double digits, for a period no more than 8 (eight) years.
The term of Commercial IP Term Sheet expires on a country-by-country basis, based on the entry of a generic product into the affected market. The license may be terminated early (a) by a party if the other party commits a breach of a material term of or warranty in this agreement and fails to remedy such breach; (b) by a party upon notice to the other party, if the other party becomes subject to bankruptcy proceedings; or (c) by Psyence upon 60 days’ notice to Filament.
Psyence has not performed any pre-clinical or clinical trials on PEX010. PEX010 is owned and has undergone clinical trials directed by Filament. PEX010 has received regulatory approval to proceed into Phase I and II clinical trials in several jurisdictions worldwide. The FDA, Health Canada, MHRA, and the EMA have reviewed the chemistry, manufacturing, and controls and quality information of PEX010 through its associated filed DMFs/ IMPDs. The DMF for PEX010 is also on file with the Therapeutic Goods Administration (the “TGA”) in Australia. In addition to clinical trials, PEX010 is also already being administered to real-world patients via the Health Canada Special Access Program (“SAP”). Through the SAP, PEX010 is being prescribed for end of life distress as well as Major Depressive Disorder.
In addition to clinical trial exposures, PEX010 is also being administered to real-world patients via the Health Canada Special Access Program (SAP). Through the SAP, PEX010 is being prescribed for End of life Distress as well as Major Depressive Disorder. As of June 23, 2023, 79 doses of PEX010 have been administered to 67 patients. Despite the serious condition of many of these patients, no serious adverse events or unexpected adverse events have been reported in any SAP administration.
Relationships with Third Parties
Psyence’s UK-based research and development was to be conducted by way of its licensed partner, and its CRO partner, Clerkenwell Health, in the UK. Psyence’s Australian-based research and development will be conducted by its CRO partner, iNGENū, in Australia. As stated above, Filament’s PEX010 will serve as the product candidate under investigation during the Phase IIb Study.
Psyence’s R&D capabilities
Psyence’s CEO (Dr. Neil Maresky) and Medical Director (Dr. Clive Ward-Able) are both medically trained physicians with close to 60 years of experience between them within the pharmaceutical industry related to R&D and the commercialization of new products. This experience provides the foundations for an excellent understanding of the clinical development, regulatory and commercialization needs of various pharmaceutical markets to design the optimal development program.
Psyence plans on working with various CROs and consultancy agencies to prepare and operationalize their protocols for the various phases of the clinical development program.
Intellectual Property
Psyence engages a team of lawyers and advisors that helps strengthen the protection of its IP assets. As psilocybin is a naturally occurring substance, it cannot be patented. However, patents may be granted on formulations, methods of use, compositions of matter and formulation processes, provided that such items are novel, non-obvious and have significant improvements to existing inventions.
Psyence’s IP strategy is built around:
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Establishing and maintaining a competitive advantage on formulation, dosage and administration of psilocybin, as well as psychedelic-assisted therapy modules for palliative care indications; and

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Ensuring business flexibility through directing its research in areas which maintain freedom to operate (relative to third party patent positions) and secures the most favorable commercial terms in agreements with other companies in collaborating on later research, and the commercialization of Psyence’s IP assets.

Psyence has a specialist, experienced in-house team focused on delivery of this strategy, including internationally recognized patent professionals working directly with Psyence’s board on these issues.
Specific actions are being taken towards delivery of this strategy include:
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Ongoing patent landscaping on the competitor patent landscape. Psyence has completed a patent landscaping review and has ongoing patent watching searches in place on the back of this to identify any new filings made in this space;

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Actively considering potential patent filings, with the intention to identify, file, prosecute and eventually maintain Psyence’s patent portfolio. This patent portfolio is intended to be built out incrementally across the proprietary formulation and treatment technologies that are under development by Psyence;

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Active management of key know-how and trade secrets (in order to supplement the patent portfolio); and

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Thoughtful negotiation of in-licensing arrangements of third-party IP rights that can enhance or accelerate the building of our business.

Psyence does not currently hold any patents. PEX010 is protected by a portfolio of patents comprising five patent families. A patent family is a group of patent applications covering the same or similar technical content, or a group of patents registered in several countries to protect an invention. This occurs when a patent application is made in one country and then obtains priority. This priority is then extended to numerous countries. In other words, applications in a family are related to each other through priority claims. Filament holds a worldwide, exclusive, and sub-licensable license from its wholly-owned subsidiary, Psilo, for the intellectual property portfolio relating to PEX010, and Psilo is responsible for maintaining and defending the intellectual property currently being sub-licensed to Psyence under the Filament Licensing Agreements, and which is relevant for use in Psyence’s proposed Australian palliative care clinical trial. Below is a summary of the five patent families that are relevant to Psyence’s licenses granted by Filament.
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Filament patent family 1 is focused on extraction methods, and consists of eleven (11) total granted patents, of which six (6) were issued by the Canadian Intellectual Property Office (“CIPO”) and five (5) were issued by the United States Patent and Trademark Office (“USPTO”), as well as thirteen (13) pending patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in July of 2040.

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Filament patent family 2 is focused on purification processes, and consists of one (1) granted Canadian patent as well as five (5) patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in October of 2040.

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Filament patent family 3 is focused on the standardization processes, and consists of one (1) allowed patent application and five (5) pending patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in December of 2040.

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Filament patent family 4 is focused on chemical processes for stabilizing psychoactive alkaloids. This family consists of two (2) granted patents, of which one was issued by the CIPO and one was issued by the USPTO, as well as eleven (11) pending applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in December of 2040.

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Filament patent family 5 is focused on methods and formulations for delivering psychoactive alkaloids. This family consists of six granted patents, of which five (5) were issued by the CIPO and one (1) was issued by the USPTO, as well as four pending patent applications. Issued patents in this family are scheduled to expire twenty years from the earliest nonprovisional filing date, which in this case indicates an expiry date in March of 2041.

A summary table of Filament’s patent portfolio relevant to Psyence’s licenses is provided below:
• @	Internal Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date
1	PSU001a-AUNE	• 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	• AU	16-Dec-22; 2021291583	N/A
2	PSU001a-BRNE	• 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	• BR	16-Jul-21; 112022025777	N/A
3	PSU001a-CADIV1	• 1	3123908	Issued	Ethanol extraction of psychoactive compounds from psilocybin fungus	• CA	29-Jul-20 (exam requested 5-Jul-21); 3123908	22-Mar-22
4	PSU001a-CADIV2	• 1	3124367	Issued	Aqueous extraction of psychoactive compounds from psilocybin fungus	• CA	29-Jul-20 (exam requested 9-Jul-21); 3124367	26-Apr-22
5	PSU001a-CANE	• 1	3161623	Issued	Extraction of psychoactive compounds from psychedelic fungus	• CA	16-Jun-21 (exam requested 13-May-22); 3161623	4-Apr-23
6	PSU001a-CANP	• 1	3088384	Issued	Extraction of psychoactive compounds from psilocybin fungus	• CA	29-Jul-20; 3088384	3-Aug-21
7	PSU001a-EPNE	• 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	• EP	6-Jan-23; EP20210827107	N/A
8	PSU001a-ILNE	• 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	• IL	30-Oct-22; 297791	N/A
9	PSU001a-JMPC	• 1	N/A	Pending	Extraction of psychoactive compounds from psilocybin fungus	• JM	29-Sep-21; 18/2/000123	N/A
10	PSU001a-MXNE	• 1	N/A	Pending	Extraction of psychoactive compounds from psychedelic fungus	• MX	16-Dec-22; MX/a/2022/016531	N/A
11	PSU001a-USCON1	• 1	US11510952	Issued	Ethanol extraction of psychoactive compounds from psilocybin fungus	• US	28-Jan-22; 17587731	29-Nov-22;
12	PSU001a-USCON2	• 1	US11571450	Issued	Aqueous extraction of psychoactive compounds from psilocybin fungus	• US	17-Mar-22; 17697798	7-Feb-23;
13	PSU001a-USPC	• 1	US11382942	Issued	Extraction of psychoactive compounds from psilocybin fungus	• US	17-Jun-21; 17351149	12-Jul-22;
14	PSU001b-AUNE	• 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	• AU	16-Dec-22; 2021291726	N/A
15	PSU001b-BRNE	• 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	• BR	16-Dec-22; CA2021050823; BR112022025778	N/A
16	PSU001b-CADIV1	• 1	N/A	Pending	Hydro-methanol extraction of psychoactive compounds from fungus	• CA	16-Jun-21 (exam requested 28-Apr-23); 3198238	N/A
17	PSU001b-CANE	• 1	3163795	Issued	Methanol-based extraction of psychoactive alkaloids from fungus	• CA	13-Jun-23 (exam requested 3-Jun-22); 3163795	13-Jun-23
18	PSU001b-CANP	• 1	3089455	Issued	Methanol-based extraction of psychoactive compounds from fungus	• CA	7-Aug-20 (exam requested 5-Jul-21); 3089455	5-Jul-22
19	PSU001b-EPNE	• 1	N/A	Pending	Methanol-based	• EP	6-Jan-23; EP20210825822	N/A

• @	Internal Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date
extraction of psychoactive alkaloids from fungus
20	PSU001b-ILNE	• 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	• IL	24-Nov-22; 298561	N/A
21	PSU001b-MXNE	• 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	• MX	16-Dec-22; MX/a/2022/016530	N/A
22	PSU001b-USNE	• 1	N/A	Pending	Methanol-based extraction of psychoactive alkaloids from fungus	• US	15-Jun-22; 17841323	N/A;
23	PSU001c-USCON1	• 1	11642385	Issued	Basic extraction of psychoactive compounds from psychoactive organisms	• US	23-Mar-22; 17702701	9-May-23;
24	PSU001c-USNE	• 1	11331357	Issued	Methods and compositions comprising psychoactive compounds from psychoactive organisms	• US	15-Jun-21; 17348697	17-May-22
25	PSU002-AUNE	• 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	• AU	5-Dec-22; 2021290454	N/A
26	PSU002-BRNE	• 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	• BR	16-Dec-22; BR112022025782	N/A
27	PSU002-CANP	• 2	3097246	Issued	Process for obtaining a purified psychoactive alkaloid solution	• CA	23-Oct-20	28-Mar-23
28	PSU002-EPNE	• 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	• EP	6-Jan-23; EP20210881426	N/A
29	PSU002-ILNE	• 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	• IL	25-Dec-22; 299448	N/A
30	PSU002-MXNE	• 2	N/A	Pending	Process for obtaining a purified psychoactive alkaloid solution	MX	13-Apr-23; MX/a/2023/004350	N/A
31	PSU003-AUNE	• 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	• AU	19-Dec-22; 2022291410	N/A
32	PSU003-BRNE	• 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	• BR	16-Dec-22; CA2021050813; BR112022025780	N/A
33	PSU003-CANP	• 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	• CA	18-Dec-20; 3103707	N/A
34	PSU003-EPNE	• 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	• EP	6-Jan-23; EP20210825817	N/A
35	PSU003-ILNE	• 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	• IL	25-Dec-22; 299449	N/A
36	PSU003-MXNE	• 3	N/A	Pending	Standardized psychoactive alkaloid extract composition	• MX	16-Dec-22; MX/a/2022/016533	N/A
		•				•

• @	Internal Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date
37	PSU004-AUDIV1	4	N/A	Pending	Dephosphorylation-controlled extraction of phosphorylatable psychoactive alkaloids	AU	19-Dec-22; 2022291416	N/A
38	PSU004-AUDIV2	• 4	N/A	Pending	Predominantly phosphorylated psychoactive alkaloid extraction using alkali	• AU	19-Dec-22; 2022291413	N/A
39	PSU004-AUDIV3	• 4	N/A	Pending	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	• AU	19-Dec-22; 2022291414	N/A
40	PSU004-AUNE	• 4	N/A	Pending	Psychoactive alkaloid extraction and composition with inhibited dephosphorylation	• AU	19-Dec-22; 2022291411	N/A
41	PSU004-CADIV1	• 4	N/A	Pending	Dephosphorylation-controlled extraction of phosphorylatable psychoactive alkaloids	• CA	14-Jun-21 (exam requested 25-Jul-22); 3169140	N/A
42	PSU004-CADIV2	• 4	N/A	Pending	Predominantly phosphorylated psychoactive alkaloid extraction using alkali	• CA	14-Jun-21 (exam requested 7-Sep-22); 3173030	N/A
43	PSU004-CANE	• 4	3137016	Issued	Psychoactive alkaloid extraction and composition with inhibited dephosphorylation	• CA	16-Aug-22 (exam requested 29-Oct-21); 3137016	16-Aug-22
44	PSU004-CANP	• 4	N/A	Pending	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	• CA	4-Dec-20; 3101765	N/A
45	PSU004-ILDIV1	• 4	N/A	Pending	Dephosphorylation-controlled extraction of phosphorylatable psychoactive alkaloids	• IL	25-Dec-22; 299450	N/A
46	PSU004-ILDIV2	• 4	N/A	Pending	Predominantly phosphorylated psychoactive alkaloid extraction using alkali	• IL	25-Dec-22; 299451	N/A
47	PSU004-ILDIV3	• 4	N/A	Pending	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	• IL	25-Dec-22; 299452	N/A
48	PSU004-ILNE	• 4	N/A	Pending	Psychoactive alkaloid extraction and composition with inhibited dephosphorylation	• IL	25-Dec-22; 299453	N/A
49	PSU004-USNE	• 4	US11298388	Issued	Psychoactive alkaloid extraction and composition with controlled dephosphorylation	• US	23-Sep-21; 17483601	12-Apr-22

• @	Internal Reference Number	Family	Patent Number	Status	Title	Jurisdiction*	Filing Date/ Appl. No.	Issue Date
50	PSU005a-CADIV1	• 5	N/A	Pending	Process for transmucosal psychoactive alkaloid composition	• CA	24-Mar-21 (exam requested 18-Apr-23); 3197443	N/A
51	PSU005a-CANE	• 5	3152326	Issued	Preparation of transmucosal psychoactive alkaloid composition	• CA	29-Nov-21 (exam requested 12-Mar-22); 3152326	9-May-23
52	PSU005a-CANP	• 5	N/A	Pending	Transmucosal psychoactive alkaloid composition and preparation thereof	• CA	24-Mar-21; 3113240	N/A
53	PSU005a-USNE	• 5	N/A	Pending	Transmucosal psychoactive alkaloid composition and preparation thereof	• US	14-Jun-22; 17840482	N/A
54	PSU005b-CANP	• 5	3123774	Allowed	Transdermal psychoactive alkaloid composition and preparation thereof	• CA	1-Jul-21; 3123774	Forecasted Issue Date: 8-Aug-23
55	PSU005b-USNE	• 5	N/A	Pending	Transdermal psychoactive alkaloid composition and preparation thereof	• US	28-Jun-23; 18259697	N/A
56	PSU005c-CANE	• 5	3161491	Allowed	Vaporizable psychoactive alkaloid composition and preparation thereof	• CA	22-Dec-21 (exam requested 3-Jun-22); 3161491	25-Jul-23
57	PSU005c-USNE	• 5	N/A	Pending	Vaporizable psychoactive alkaloid composition and preparation thereof	• US	14-Jun-22; 17840502	N/A
58	PSU005d-CANE	• 5	3157550	Issued	Injectable psychoactive alkaloid composition and preparation thereof	• CA	17-Dec-21 (exam requested 27-Apr-22); 3157550	3-Jan-23
59	PSU005d-USNE	• 5	US11491138	Issued	Injectable psychoactive alkaloid composition and preparation thereof	• US	16-Mar-22; 17/696,584	18-Nov-22

*
Legend: CA: Canada; IL: Israel, AU: Australia; US: United States; BR: Brazil; MX: Mexico; EP: Europe; PCT: Patent Cooperation Treaty International Patent System; JM: Jamaica

Competitive Environment
There are currently no pharmaceutical agents with regulatory approval for the treatment of AjD within palliative care or any other arena. The current treatment of AjD is empirical, with either psychotherapy or off-label pharmacological agents, such as anti-depressants or anxiolytics, or a combination of both.
We believe that the competitive landscape analysis of other commercial psychedelic-assisted treatments in clinical trials strongly suggests that Psyence’s clinical asset has a first-mover advantage in both the palliative care and cancer-related AjD market upon approval. PEX010 and its associated IP has been licensed to Psyence, giving it exclusivity for the indications of anxiety and depression within the context of palliative care in the UK and exclusive commercialization rights in the same indications and fields of use in the UK, EU and US. Psyence plans to expand their targeted indication of cancer-related AjD to address different types of AjD and other secondary indications both in a palliative and non-palliative context.
This provides the possibility that PEX010 may be eligible for a number of processes that could result in expedited marketing approval of PEX010, such as Fast Track, Accelerated Approval, Priority Review and Breakthrough Status. Breakthrough therapy designation is intended to expedite the development and review of drugs for serious or life-threatening conditions. The criteria for breakthrough therapy designation require preliminary clinical evidence that demonstrates the drug may have substantial improvement on at least one clinically significant endpoint over available therapy.

Psyence intends to submit the NDA requesting assessment via the 505(b)(2) pathway. A 505(b)(2) application is an NDA that contains full reports of investigations of safety and effectiveness, where at least some of the information required for approval comes from studies not conducted by or for the applicant, and for which the applicant has not obtained a right of reference or use, including, for example, the agency’s finding of safety and/or effectiveness for a listed drug or published literature. This could potentially allow for a shorter development program along with less data that is developed by Psyence, as compared to a regular NDA submission. Despite the usage of psilocybin for decades, there have been relatively few studies pertaining to psilocybin products due to the ban on the research into psychedelics. However, recently, academic institutions have been allowed to conduct such studies.
A breakthrough therapy designation conveys all of the fast track program features (see below for more details on fast track designation), more intensive FDA guidance on an efficient drug development program, an organizational commitment involving senior managers, and eligibility for rolling review and priority review.
In 2019, the FDA designated psilocybin therapy as “breakthrough therapy” for the treatment of severe depressive disorder. This precedent provides the possibility that PEX010 may be eligible for a number of processes that could result in expedited marketing approval of PEX010, such as Fast Track, Accelerated Approval, Priority Review and Breakthrough Status. Breakthrough therapy designation is intended to expedite the development and review of drugs for serious or life-threatening conditions. The criteria for breakthrough therapy designation require preliminary clinical evidence that demonstrates the drug may have substantial improvement on at least one clinically significant endpoint over available therapy.
A breakthrough therapy designation conveys all of the fast track program features (see below for more details on fast track designation), more intensive FDA guidance on an efficient drug development program, an organizational commitment involving senior managers, and eligibility for rolling review and priority review, however there can be no guarantees as to how the FDA may assess PEX010.
Additionally, even if we are granted an accelerated approval pathway, that may or may not lead to a faster development or regulatory review or approval process and may or may not increase the likelihood that PEX010 or any other product candidate will receive marketing approval. The European Medicines Agency (EMA) PRIME program, similar to the Food and Drug Administration (FDA) breakthrough therapy designation program, was launched in March 2016 to enhance support for the development of medicines that target an unmet medical need. PRIME and the U.S. breakthrough therapy designation share the same objective (timely patient access to innovative medicines).
Business Objectives and Use of Proceeds:
Psyence intends to further expand the development of its product candidates for additional indications. While Psyence’s initial focus will be on the development of PEX010 for the treatment of AjD in patients with a recent diagnosis of cancer, indication expansion will focus on other causes of AjD potentially leading to an increased opportunity within the indication. Further indications will be considered once the AjD program is ongoing in areas such as Alcohol Use Disorder.
The proposed minimum available closing date cash of $20,000,000 from the Business Combination is estimated to be allocated as follows by Psyence over the 18 months from completion of the transaction: $8.4 million for research and development costs net of government rebates for the Phase IIb study and Phase III study initiation for the treatment of AjD; $3.1 million for research and development costs net of government rebates in areas such as Alcohol Use Disorder; $3.5 million for salaries and consulting fees business strategies, financial and administrative services; $1.3 million for professional fees and consulting fees; $1.1m for sales and marketing; $2.0 million for general and administration costs and $0.6 million for drug licensing fees. Assuming no redemptions, any available cash exceeding $20,000,000 would be allocated to advancing timelines and deliverables on the secondary indications were possible. Psyence projects that it will require an estimated $13.4 million for the first 12 months following the closing of the Business Combination.
Psyence’s Psilocybin Asset
In order to accelerate clinical development of a palliative care, psilocybin-based asset, Psyence has initially licensed Filament Health’s proprietary botanical drug candidate, PEX010, and its associated IP.

Filament has developed innovative technology to extract and standardize stable doses of natural compounds from mushrooms. PEX010 is currently covered by up to ten patents (five patents by the USPTO and five by the Canadian Intellectual Property Office). The product candidate has also previously received authorization from the FDA and Health Canada to enter into Phase 1 and Phase 2 human clinical trials. The license granted to Psyence in respect of the early trial phases grants Psyence exclusivity in the UK to use PEX010 in future clinical trials for the indications of depression and anxiety, including associated ailments, such as PTSD, stress, grief, and AjD within the context of palliative care. Pursuant to the license, Psyence will own all the data, results of testing, research, any information and any other IP derived or arising from any clinical trials, with the exclusion of IP related to the manufacture, processing or production of the Filament input material, which will vest in Filament.
PEX010 is a pharmaceutical-grade, natural psilocybin drug candidate. It is an oral capsule containing 25mg of naturally derived psilocybin. PEX010 will be used as an adjunct to psychotherapy for the treatment of AjD due to an incurable cancer diagnosis versus psychotherapy alone within a palliative care context.
Description of PEX010
PEX010 is extracted and purified from the psilocybes species of mushroom. Psilocybin is rapidly metabolized in the body to form psilocin, a psychoactive molecule. There has recently been a resurgence in the study of the use of psychedelics in a multitude of potential indications such as depression, anxiety disorders, PTSD, addictions and within palliative care, which is the focus area for Psyence’s development of PEX010.
PEX010 is being tested in patients with a recent terminal cancer diagnosis and who have developed AjD which can severely affect their quality of life as well as those closely related to them.
Natural versus synthetic psilocybin
Naturally extracting psychedelic compounds for medicinal use has the exciting opportunity of exploring the ‘entourage effect’, which refers to the synergistic interaction of two or more psychoactive molecules that are present in low concentrations in the final product after psilocybin extraction, resulting in a smoother, more tolerable onset and offset of the psychedelic experience. There are other active molecules within the mushrooms that have psychedelic effects, although less than psilocybin (see diagram below). A small amount of these additional active molecules is contained in the extracts derived from natural mushrooms, which contribute to the entourage effect. In the case of ‘magic mushrooms,’ psychedelic effects are achieved either by ingesting natural psilocybin-containing extracts or engineered formulations of psilocybin derivatives. It is important to note that the pharmacological properties of the psilocybin molecule remain unchanged whether the drug is synthetically or naturally derived. Current synthetic versions of psilocybin exist as distinct polymorphic structures and are synthesized via reactions using certain substrates and enzymes that direct the production of psilocybin. Naturally derived psilocybin is obtained by cultivating and processing psilocybin-containing mushrooms into a crude API for further use.
What distinguishes naturally derived psilocybin formulations from synthetic formulations is the potential to explore the ‘entourage effect’ by varying the amounts of different tryptamines yielded in the host mushroom during the growing process. The ‘entourage effect’ has important ramifications for the overall therapeutic effectiveness of psilocybin-assisted psychotherapy due to the potential of modulating the psychedelic effects and the neuroplastic processes, which help form connections between multiple neurons, typically induced by psilocybin. This is because the subjective effects derived from the type or intensity of ‘mystical experiences’ occasioned by psilocybin, might additionally contribute to the overall effectiveness of the treatment. Whilst this area of research is still largely unexplored, a few preclinical studies have shown that different species of magic mushrooms procure nuanced changes in psychedelic experiences due to their differing levels of psilocybin, psilocin and other tryptamine derivatives. As the psilocybin industry continues to evolve, we believe that it is likely that there will be demand for both naturally derived psilocybin formulations as well as synthetic psilocybin (and derivatives) due to both the increasing demand in psilocybin-based research and more importantly, patient accessibility of psilocybin medicines. Whole Psilocybe mushrooms contain tryptamine derivatives that may contribute to a synergistic therapeutic effect.

Psilocybin
Psilocin
Aeruginescin
Formulation
Potentially increased therapeutic effect
Norbaeocystin
Baeocystin

Figure 1 Source: ChemDraw
Psilocybin, 3-[2-(Dimethylamino)ethyl]-1 H-indol-4-yl dihydrogen phosphate is a naturally occurring tryptamine derivative found in over 100 species of mushrooms.1 Psilocybin quickly dephosphorylates into psilocin upon ingestion. Psilocin is a partial-agonist of serotonin receptors in the brain. Tryptamine derivatives and serotonin share many similarities in their chemical structure. Psilocin binds with high affinity to the serotonin 2A receptors (5-HT2A).2

1
Daniel J, Haberman M. Clinical potential of psilocybin as a treatment for mental health conditions. Ment Health Clin. 2017;7:24 – 28.

2
PubChem. Psilocybine. https://pubchem.ncbi.nlm.nih.gov/compound/Psilocybine. Accessed 25 February 2021.

Psilocybin reliably induces profound changes in sensory perception, emotion, thought, and sense of self, characterized by marked alterations in all mental functions, including perception, mood, volition, cognition and self-experience.3 These profound changes are often referred to as “mystical-type” experiences. Measures of mystical-type experience occurring during psilocybin treatment have been repeatedly observed to predict later effects on behavior and emotions, including reductions in depressive and anxious symptoms.4,5
Oral psilocybin has about a 50% bioavailability and psilocin is detectable in plasma within 15 minutes of administration of the parent compound.6,7 The half-life of psilocin in blood is 2-3 hours. Onset of noticeable psychoactive effects for a 25 mg dose typically occur within one hour, peaks at two hours after a dose and finishes at six hours after the dose.
The investigational medicinal product PEX010 is a capsule for oral administration that contains the herbal drug substance PYEX; a Psilocybe cubensis mushroom extract containing Psilocybin 9[3-[2-(dimethylamino)ethyl]-1H-indol-4-yl] dihydrogen phosphate). The drug product PEX010 is manufactured with the drug substance PYEX (12.5-14.0% psilocybin), excipients, and hydroxypropyl methylcellulose capsules.
Indication and Treatments
Adjustment Disorder
Incurable cancer is predictably associated with challenges and burdens that may lead to symptoms of depression, demoralization, and fears of suffering, dependency, and mortality.8 Up to 50% of individuals with advanced cancer report symptoms that are sufficiently severe to reach clinical levels, exacerbating physical symptoms and impairing quality of life.9,10 Multiple physical symptoms, dramatic alteration in support needs and personal relationships, difficulty navigating a complex health care system, and the threat of impending mortality all may constitute pathways to distress.11

3
Studerus E, Kometer M, Hasler F, Vollenweider FX. Acute, subacute and long-term subjective effects of psilocybin in healthy humans: a pooled analysis of experimental studies. J Psychopharmacol. 2011;25:1434 – 1452.

4
MacLean KA, Johnson MW, Griffiths RR. Mystical experiences occasioned by the hallucinogen psilocybin lead to increases in the personality domain of openness. J Psychopharmacol. 2011;25:1453 – 1461.

5
Ross S, Bossis A, Guss J, Agin-Liebes G, Malone T, Cohen B, et al. Rapid and sustained symptom reduction following psilocybin treatment for anxiety and depression in patients with life-threatening cancer: a randomized controlled trial. J Psychopharmacol. 2016;30:1165 – 1180.

6
Brown RT, Nicholas CR, Cozzi NV, Gassman MC, Cooper KM, Muller D, et al. Pharmacokinetics of Escalating Doses of Oral Psilocybin in Healthy Adults. Clin Pharmacokinet. 2017;56:1543–1554.

7
Hasler F, Bourquin D, Brenneisen R, Bär T, Vollenweider FX. Determination of psilocin and 4-hydroxyindole-3-acetic acid in plasma by HPLC-ECD and pharmacokinetic profiles of oral and intravenous psilocybin in man. Pharm Acta Helv. 1997;72:175 – 184.

8
Lo C, Zimmermann C, Rydall A, Walsh A, Jones JM, Moore MJ, et al. Longitudinal study of depressive symptoms in patients with metastatic gastrointestinal and lung cancer. J Clin Oncol. 2010;28:3084 – 3089.

9
Hopwood P, Stephens RJ. Depression in patients with lung cancer: prevalence and risk factors derived from quality-of-life data. J Clin Oncol. 2000;18:893 – 903.

10
Delgado-Guay M, Parsons HA, Li Z, Palmer JL, Bruera E. Symptom distress in advanced cancer patients with anxiety and depression in the palliative care setting. Support Care Cancer. 2009;17:573 – 579.

11
Rodin G, Lo C, Mikulincer M, Donner A, Gagliese L, Zimmermann C. Pathways to distress: the multiple determinants of depression, hopelessness, and the desire for hastened death in metastatic cancer patients. Soc Sci Med. 2009;68:562 – 569.

Adjustment to an incurable cancer diagnosis can be characterized as an ongoing process of trying to gain mastery or control over cancer-related and end-of-life events, and acceptance of death.12 Unsuccessful adjustment to these stressful events can be defined by disengagement, withdrawal, and helplessness to an incurable cancer diagnosis reflect an adjustment disorder, or AjD. AjD is the most common stress associated disorder observed in cancer patients, with an estimated prevalence of 19% of all diagnosed cancer patients.13
AjD is defined in International Classification of Diseases 11th Revision (ICD-11) as a maladaptive reaction, which usually emerges within one month of a significant life-stressor, such as illness, family or partnership problems, job-related issues, or financial difficulties.14 There are two core categories of symptoms that characterize AjD: a preoccupation with the stressor or its consequences, and failure to adapt. Preoccupation includes recurring distressing thoughts about the stressor, constant worry, and rumination. Failure to adapt describes a generalized stress-response (e.g., sleep disturbances or concentration problems) that results in significant impairment in social, interpersonal, occupational, educational, or other significant areas of functioning.
AjD is also defined in the Diagnostic and Statistical Manual of Mental Disorders (DSM) diagnostic criteria,15 and while there is great overlap with the definition and symptomatology compared to the ICD 11 classification, the DSM definition separates AjD into 6 different subtypes, Both the ICD and DSM have had substantial impact on global psychiatric practice and research. While the DSM has been used more often in research around the world,16 a study of nearly 5,000 psychiatrists in 44 countries demonstrated that the majority of psychiatrists outside the U.S. utilize ICD classifications in their daily clinical practice.17 The DSM-5 conceptualizes AjD as a stress-related syndrome in a separate chapter of “Trauma and Stress Related Disorders”,18 representing the most significant change from DSM-IV.19 However, the current diagnostic construct is crucially dependent on an exclusion criterion, so that a diagnosis of AjD is rarely applicable when another mental disorder is present.

12
Roth AJ, Kornblith AB, Batel-Copel L, Peabody E, Scher HI, Holland JC. Rapid screening for psychologic distress in men with prostate carcinoma: a pilot study. Cancer. 1998;82:1904 – 1908.

13
Mitchell AJ, Chan M, Bhatti H, Halton M, Grassi L, Johansen C, et al. Prevalence of depression, anxiety, and AjD in oncological, haematological, and palliative-care settings: a meta-analysis of 94 interview-based studies. Lancet Oncol. 2011;12:160 – 174.

14
Maercker A, Brewin CR, Bryant RA, Cloitre M, van Ommeren M, Jones LM, et al. Diagnosis and classification of disorders specifically associated with stress: proposals for ICD-11. World Psychiatry. 2013;12:198 – 206.

15
Casey P, Doherty A. AjD: implications for ICD-11 and DSM-5. Br J Psychiatry. 2012;201:90 – 92.

16
Clark LA, Cuthbert B, Lewis-Fernández R, Narrow WE, Reed GM. Three Approaches to Understanding and Classifying Mental Disorder: ICD-11, DSM-5, and the National Institute of Mental Health’s Research Domain Criteria (RDoC). Psychol Sci Public Interest. 2017;18:72 – 145.

17
Reed GM, Mendonça Correia J, Esparza P, Saxena S, Maj M. The WPA-WHO Global Survey of psychiatrists’ attitudes towards mental disorders classification. World Psychiatry. 2011;10:118 – 131.

18
Kangas M. DSM-5 Trauma and Stress-Related Disorders: Implications for Screening for Cancer-Related Stress. Front Psychiatry. 2013;4:122.

19
Strain JJ, Friedman MJ. Considering AjDs as stress response syndromes for DSM-5. Depress Anxiety. 2011;28:818 – 823.

Treatment Plans
Traditional Treatments
Evidence suggests that addressing psychosocial, emotional, and physical symptoms early in the cancer trajectory, through such steps as palliative care or psychological interventions, may positively influence survival outcomes.20,21,22,23 Comorbid depression with cancer leads to worsened quality of life, increased sensitivity to pain, difficulties with treatment, communication difficulties, caregiver burnout, increased risk of suicide, longer periods of hospitalization, and a reduced expectation of survival.24,25,26,27,28 The National Institute for Clinical Excellence Palliative Cancer Care Guidelines29 recommend that if experiencing more severe types of psychological distress — which would include moderate to severe AjD — patients should be offered specialist psychological interventions such as psychotherapy, including cognitive behavioral therapy (“CBT”) .

20
Temel JS, Greer JA, Muzikansky A, Gallagher ER, Admane S, Jackson VA, et al. Early palliative care for patients with metastatic non-small-cell lung cancer. N Engl J Med. 2010;363:733 – 742.

21
Bakitas MA, Tosteson TD, Li Z, Lyons KD, Hull JG, Li Z, et al. Early Versus Delayed Initiation of Concurrent Palliative Oncology Care: Patient Outcomes in the ENABLE III Randomized Controlled Trial. J Clin Oncol. 2015;33:1438 – 1445.

22
Giese-Davis J, Collie K, Rancourt KMS, Neri E, Kraemer HC, Spiegel D. Decrease in depression symptoms is associated with longer survival in patients with metastatic breast cancer: a secondary analysis. J Clin Oncol. 2011;29:413 – 420.

23
Spiegel D, Giese-Davis J. Depression and cancer: mechanisms and disease progression. Biol Psychiatry. 2003;54:269 – 282.

24
Skarstein J, Aass N, Fosså SD, Skovlund E, Dahl AA. Anxiety and depression in cancer patients: relation between the Hospital Anxiety and Depression Scale and the European Organization for Research and Treatment of Cancer Core Quality of Life Questionnaire. J Psychosom Res. 2000;49:27 – 34.

25
Depression as a predictor of disease progression and mortality in cancer patients: a meta-analysis. Centre for Reviews and Dissemination (UK); 2009.

26
Prieto JM, Blanch J, Atala J, Carreras E, Rovira M, Cirera E, et al. Psychiatric morbidity and impact on hospital length of stay among hematologic cancer patients receiving stem-cell transplantation. J Clin Oncol. 2002;20:1907 – 1917.

27
Misono S, Weiss NS, Fann JR, Redman M, Yueh B. Incidence of suicide in persons with cancer. J Clin Oncol. 2008;26:4731 – 4738.

28
Colleoni M, Mandala M, Peruzzotti G, Robertson C, Bredart A, Goldhirsch A. Depression and degree of acceptance of adjuvant cytotoxic drugs. Lancet. 2000;356:1326 – 1327.

29
Nice N. Improving supportive and palliative care for adults with cancer. London: NICE. 2004. 2004.

Psilocybin-assisted psychotherapy
CBT has been shown to improve anxiety in patients diagnosed with incurable cancer, but appears to be less effective at improving depressive symptoms.30 Several recently published trials have examined the efficacy of psilocybin, a classic serotonergic psychedelic drug that induces its acute subjective effects through the agonism of serotonin 2A (5-HT2A) receptors, to treat depression and anxiety in patients with life -threatening cancer, amongst other psychiatric conditions.31,32,33,34 Psilocybin-assisted psychotherapy is a course of therapy involving single or multiple sessions in which a dose of psilocybin is administered in conjunction with psychotherapy, delivered by a suitably trained therapist in a controlled setting. This intervention consists of three therapy stages: (1) preparation, (2) dosing session(s), and (3) integration, which allow for a more patient-centric approach compared to other therapy models. The pharmacological effects of psilocybin, in synergy with the psychotherapy, are considered to give rise to increased neuroplasticity, which facilitates rapid and deep psychological transformation that may accelerate and augment the effects of the psychotherapy process.34

30
Hayes SC, Luoma JB, Bond FW, Masuda A, Lillis J. Acceptance and commitment therapy: model, processes and outcomes. Behav Res Ther. 2006;44:1 – 25.

31
Carhart-Harris R, Giribaldi B, Watts R, Baker-Jones M, Murphy-Beiner A, Murphy R, et al. Trial of Psilocybin versus Escitalopram for Depression. N Engl J Med. 2021;384:1402 – 1411.

32
Grob CS, Danforth AL, Chopra GS, Hagerty M, McKay CR, Halberstadt AL, et al. Pilot study of psilocybin treatment for anxiety in patients with advanced-stage cancer. Arch Gen Psychiatry. 2011;68:71 – 78.

33
Griffiths RR, Johnson MW, Carducci MA, Umbricht A, Richards WA, Richards BD, et al. Psilocybin produces substantial and sustained decreases in depression and anxiety in patients with life-threatening cancer: A randomized double-blind trial. J Psychopharmacol. 2016;30:1181 – 1197.

34
Brouwer A, Carhart-Harris RL. Pivotal mental states. J Psychopharmacol. 2021;35:319 – 352.

PAP has been demonstrated in various academic studies to cause expeditious, substantial, and sustained improvements in cancer-related anxiety and depression, existential distress, quality of life, and orientation toward death.32,33 For example, in an academic study32 of 29 patients with cancer-related depression and anxiety, at the 6.5-month follow up, psilocybin was associated with enduring anxiolytic and anti-depressant effects (approximately 60-80% of participants continued with clinically significant reductions in depression or anxiety respectively), sustained benefits in existential distress and quality of life, as well as improved attitudes towards death.35 In another study of 51 patients,33 similar results were reported. At 6-month follow-up, these changes were sustained, with about 80% of participants continuing to show clinically significant decreases in depressed mood and anxiety. Participants attributed improvements in attitudes about life/self, mood, relationships, and spirituality to the “high” experience resulting from the psilocybin, with over 80% endorsing moderately or greater increased well-being/life satisfaction.36,37,38,39,40,41,42
A number of factors provide rationale for focusing on patients with AjD following a diagnosis of incurable cancer as the target population. The size of the cancer population, which generally makes up approximately 30% of target country palliative patients, provides justification for research, in regard to both the magnitude of needs and the access to participant recruitment. Additionally, previous clinical trials have demonstrated the feasibility and efficacy of PAP for people with depression and anxiety symptoms, both within and outside of the palliative care setting, highlighting the versatility and universality of this intervention. Moreover, the sustained reductions in anxiety and depression amongst palliative care patients suggest the longevity of positive outcomes mediated by PAP and the potential to dramatically improve patient quality of life, in what remains of their life.

35
Agin-Liebes GI, Malone T, Yalch MM, Mennenga SE, Ponté KL, Guss J, et al. Long-term follow-up of PAP for psychiatric and existential distress in patients with life-threatening cancer. J Psychopharmacol. 2020;34:155 – 166.

36
Carhart-Harris RL, Bolstridge M, Rucker J, Day CMJ, Erritzoe D, Kaelen M, et al. Psilocybin with psychological support for treatment-resistant depression: an open-label feasibility study. Lancet Psychiatry. 2016;3:619 – 627.

37
Carhart-Harris RL, Bolstridge M, Day CMJ, Rucker J, Watts R, Erritzoe DE, et al. Psilocybin with psychological support for treatment-resistant depression: six-month follow-up. Psychopharmacology. 2018;235:399 – 408.

38
Davis AK, Barrett FS, May DG, Cosimano MP, Sepeda ND, Johnson MW, et al. Effects of PAP on Major Depressive Disorder: A Randomized Clinical Trial. JAMA Psychiatry. 2021;78:481 – 489.

39
Bogenschutz MP, Forcehimes AA, Pommy JA, Wilcox CE, Barbosa PCR, Strassman RJ. Psilocybin- assisted treatment for alcohol dependence: a proof-of-concept study. J Psychopharmacol. 2015;29:289 – 299.

40
Johnson MW, Garcia-Romeu A, Cosimano MP, Griffiths RR. Pilot study of the 5-HT2AR agonist psilocybin in the treatment of tobacco addiction. J Psychopharmacol. 2014;28:983 – 992.

41
Moreno FA, Wiegand CB, Taitano EK, Delgado PL. Safety, tolerability, and efficacy of psilocybin in 9 patients with obsessive-compulsive disorder. J Clin Psychiatry. 2006;67:1735 – 1740.

42
Griffiths RR, Johnson MW, Carducci MA, Umbricht A, Richards WA, Richards BD, et al. Psilocybin produces substantial and sustained decreases in depression and anxiety in patients with life-threatening cancer: A randomized double-blind trial. J Psychopharmacol. 2016;30:1181 – 1197.

Classic psychedelics, a term referring to naturally -derived psychedelics including mescaline, lysergic acid diethylamide and psilocybin, all share a common mechanism of action via the serotonergic pathways. Psilocybin is a prodrug that, when ingested, is metabolized into the psychoactive compound psilocin. Psilocin acts as a partial agonist at the serotonergic 5-HT2A receptor, and research has demonstrated that activation of the 5-HT2A receptor subtype is integral to the mechanism of action leading to subjective psychedelic experience.43,44,45,46,47
The pharmacological effects of psilocybin, in synergy with psychotherapy, are considered to give rise to increased neuroplasticity and create a ‘pivotal mental state,’ which facilitates rapid and deep psychological transformation that may accelerate and augment the effects of the psychotherapy process.34 This is thought to underlie the transdiagnostic efficacy of PAP for a wide range of difficult to treat psychiatric conditions, including treatment-resistant depression, PTSD, substance use disorders, psychological distress with a life-threatening illness and obsessive-compulsive disorder.
Clinical Studies
In recent palliative care clinical trials conducted at New York School of Medicine and Johns Hopkins University School of Medicine, in which participants received PAP at doses of 22 mg/70 kg, 30 mg/70 kg, and 0.3 mg/kg, no serious adverse events (“SAEs”) were reported. Adverse effects of PAP amongst participants had all been previously described for psilocybin and were mild and transient, and included physical discomfort, psychological discomfort, increased systolic and diastolic blood pressure without criteria for medical intervention, increased heart rate with a mild sympathomimetic effect, nausea and vomiting, transient anxiety and headaches or migraines. None of the participants experienced prolonged psychosis or hallucinogen persisting perception disorder (“HPPD” ).
There are currently five registered studies investigating the efficacy of PAP to treat depression, anxiety and demoralization in patients with incurable illnesses:
Study	Study Design	Description
Yvan Beaussant from the Dana-Farber Cancer Institute (NCT04950608).	Open-label, single-arm pilot study — Recruiting	Safety and efficacy of a fixed 25 mg psilocybin dose and psychotherapy in hospice care patients with demoralization and existential distress
Maryland Oncology Hematology (NCT04593563).	Phase 2, open-label, single-arm study — Active, not recruiting	Safety and efficacy of a fixed 25 mg dose of psilocybin to treat MDD in 30 patients with malignant neoplasm
University of Utah (NCT04522804).	Open-label study, single-arm — Recruiting	Safety and tolerability of psilocybin in cancer patients assessed by the number and severity of Adverse Events (“AEs”), and the feasibility to

43
Willins DL, Meltzer HY. Direct injection of 5-HT2A receptor agonists into the medial prefrontal cortex produces a head-twitch response in rats. J Pharmacol Exp Ther. 1997;282:699 – 706.

44
Glennon RA, Teitler M, Sanders-Bush E. Hallucinogens and serotonergic mechanisms. NIDA Res Monogr. 1992;119:131 – 135.

45
Vollenweider FX, Vollenweider-Scherpenhuyzen MF, Bäbler A, Vogel H, Hell D. Psilocybin induces schizophrenia-like psychosis in humans via a serotonin-2 agonist action. Neuroreport. 1998;9:3897 – 3902.

46
Ray TS. Psychedelics and the human receptorome. PLoS One. 2010;5:e9019.

47
González-Maeso J, Weisstaub NV, Zhou M, Chan P, Ivic L, Ang R, et al. Hallucinogens Recruit Specific Cortical 5-HT2A Receptor-Mediated Signaling Pathways to Affect Behavior. Neuron. 2007;53:439 – 452.

Study	Study Design	Description
recruit, enroll and consent patients with a cancer diagnosis or hematologic malignancy to the study
St Vincent’s Hospital in Melbourne (U1111-1237-8914).	Phase 2 parallel 2-part study, where part 1 is a randomized, controlled trial comparing an active placebo of 100 mg Niacin with 25 mg psilocybin, and part 2 is an open-label single-arm study of 25 mg of psilocybin — Recruiting	Assess the efficacy of PAP to treat depression and/or anxiety associated with an incurable illness diagnosis
University of Nebraska.	Phase 1, open-label, single-arm study — Not yet recruiting	Exploratory pilot study of palliadelic treatment to reduce psychological distress and improve quality of life in persons with pancreatobiliary cancer, with a parallel assessment of healthcare utilization and family wellbeing
Known and Potential Risks of Psilocybin
Abuse Potential
To date, there have been no confirmed reports of an overdose of pharmaceutical psilocybin. Currently, psilocybin is placed in Schedule 1 in the UK Misuse of Drugs Regulations 2001, defined as having no medical use, possessing high abuse liability, and lack of accepted safety when used under medical supervision. However, in preclinical studies using non-human primates, psilocybin, mescaline and N,N-Dimethyltryptamine did not serve as positive reinforcers in 3,4-Methylenedioxy methamphetamine (MDMA) experienced rhesus monkeys. This suggests that non-human primates do not find the psychoactive effects of the 5-HT2A receptor agonists addictive.
Analysis of long-term follow-up data from eight pooled experimental trials with healthy volunteers indicated no subsequent drug abuse, no changes to overall drug consumption habits (including alcohol, nicotine, cannabis and MDMA) or functional impairment following exposure to psilocybin in the laboratory. Where changes in drug consumption habits were noted, most respondents described decreased consumption, particularly with reference to psilocybin use. Large-scale survey research indicates that hallucinogens are selected as a primary substance of abuse in only a fraction of responders.
In clinical studies with psilocybin, exposing individuals with either no history of hallucinogen use, or a history of minimal use (less than ten times in total and not within the previous five years) have not resulted in reported instances of subsequent illicit hallucinogen abuse. Additionally, studies have shown side effects that are potentially predictive of low abuse potential, such as elevations in fear and anxiety. Based on available literature, it is not expected that either psilocybin-naïve or experienced individuals will develop dependence after exposure.
Safety
Psilocybin has been found to be of very low toxicity in humans and research animals.
In recent palliative care clinical trials conducted at New York School of Medicine and Johns Hopkins University School of Medicine, in which participants received PAP at a dose of 22 mg/70 kg, 30 mg/70 kg, and 0.3 mg/kg, no serious adverse events (“SAEs” ) were reported. Adverse effects of PAP amongst participants had all been previously described for psilocybin and were mild and transient, and included physical discomfort, psychological discomfort, increased systolic and diastolic blood pressure without criteria for medical intervention, increased heart rate with a mild sympathomimetic effect, nausea and vomiting, transient anxiety and headaches or migraines. None of the participants experienced prolonged psychosis or hallucinogen persisting perception disorder (“HPPD” ).
The clinical safety of psilocybin has been extensively studied in open-label and double-blind, controlled trials, both as a single agent and as adjunctive treatment in a number of clinical and non-clinical adult populations. Dosing regimens used in previous clinical trials with psilocybin have ranged from 0.014 mg/kg to 0.6 mg/kg, administered orally as either a single dose, or multiple doses weeks apart. Thousands of participants have received psilocybin under controlled conditions in a clinical setting for various indications, with results published in peer-reviewed journals. Knowledge gained from previous clinical trials with psilocybin and discussions with researchers leading other randomized control trials in this area has directed the design of Psyence’s planned Phase IIb Study.
Psilocybin (also known as ‘magic mushrooms’) is rated as one of the least harmful recreational drugs. Commonly cited risks include prolonged psychotic reactions, flashback phenomena/HPPD, and bad trips. Prolonged psychotic responses are extremely rare in clinical studies with psilocybin (<1%), even at very high doses, and none have been reported in modern studies or studies with patients. The risk of flashback phenomena is minimal (or even negligible), and no cases have been observed in other studies with psilocybin. Periods of psychological challenge (for example, increased anxiety) are more commonly reported, but may be predictive of positive clinical outcomes.
Psilocybin Related Adverse Events by Incidence (at 25 mg)
Common >20%	Less common <15%	Rare < 2%

1)
Increased anxiety, particularly at the onset of the drug effects

2)
Mild-moderate increase in heart rate

3)
Visual hallucinations

4)
Transient headaches, lasting for one to two days (maximum) post-dosing

	1) Paranoia or suspiciousness. 2) Nausea 3) Dizziness 4) A ‘bad trip’ i.e. negative thoughts and mood during the acute drug effects	1) HPPD/flashbacks 2) Worsening of mental state after the drug experience
It is not uncommon for people to experience some negative psychological content during a psilocybin ‘trip’, particularly if they suffer from ongoing psychological distress, as is characteristic of depression. Typically, this is managed by ensuring good preparation before, support during, and integration after the experience. While challenging episodes have been relatively commonly reported in previous trials, some of these have contributed to a psychological ‘breakthrough’ on the part of the participant. Recent evidence indicates that challenging psychological experiences can produce therapeutic benefits, improving psychological well-being in the long-term.
Negative aftereffects of challenging psychological experiences under psychedelics are thought to be a consequence of inadequate ‘set and setting’ and post-session integration work — and they may also relate to the duration of the challenging period. In the Phase IIb Study and further studies, such risks will be reduced via thorough psychological preparation and integration, good patient-staff rapport and a positive, supportive environment. Challenging experiences/periods will be managed principally through psychological support, but oral and injectable lorazepam and olanzapine, as rescue medications, will be available. These would only be used in cases of severe panic that were unresponsive to psychological intervention, and where the patient’s behavior was putting themselves and/or staff in danger. Consent for such medication will be sought from the patient ahead of study participation.
Before, during and after the dosing session, patients will receive psychological support from therapists who have been specifically trained to deliver PAP in the context of research studies, including clinical trials.

An onsite psychiatrist will also be available to support where needed. Monitoring of participants’ vital signs, behavior and mood will be conducted prior to the psilocybin being administered, and prior to the participant being discharged. On the dosing day, patients will only be allowed to return home only once the study psychiatrist is confident they are fit to do so, and authorizes the patient’s release. 24-hour emergency contact numbers will be provided for a member of the study team, and localized support and crisis services will also be provided.
Due to the psychoactive nature of psilocybin, the safety of participants in clinical trials can be enhanced by testing psilocybin within a “set and setting” protocol. By addressing the set (the emotional, cognitive, behavioral states, mindset and expectations of study participants just prior to psilocybin exposure) and setting (the physical environment in which the exposure occurs) of the experience, the risk of the subject reporting an event which is distressing or injuring themselves can be reduced. This approach generally incorporates three components: (1) preparation, (2) drug session and (3) post -session meetings to integrate the classic psychedelic experience.
During the preparation phase, participants undergo pre-exposure sessions designed to build rapport with the therapist who will be present during the drug dosing session and to identify personal themes and struggles that might be especially likely to impact the session experience. The drug session itself is conducted by a trained therapist (the gender of which is selected by the participant) and an appropriately trained member of the study team, who are present throughout the session. Sessions are typically conducted in a room designed to be quiet, comfortable, and aesthetically pleasing, and participants are encouraged to wear eyeshades and listen to a program of music through headphones during the drug exposure to aid them in focusing their attention inwards. In the third phase, participants are engaged in a series of drug-free therapy sessions to discuss their dosing session experience thoroughly, with the goal of maximizing its therapeutic benefit.
Suicide
While most trials with psilocybin have demonstrated reduced suicidality following dosing, one recent large-scale study conducted by Compass Pathways with 233 participants on the efficacy of psilocybin in a treatment-resistant depression (TRD) population reported that suicidal ideation and intentional self-injury were seen in all treatment groups, as is common in TRD studies. Most cases occurred more than a week after the COMP360 psilocybin session. There was no mean worsening of suicidal ideation scores on the MADRS scale in any treatment group. Suicidal behaviors were reported at least one month after COMP360 administration for three non-responders in the 25mg arm.
It is important to note that subjects with AjD and patients with a terminal cancer diagnosis are also at increased risk of suicide. As such, in the Psyence Phase IIb Study, the risk of suicide and other AE’s will be assessed by thorough and regular screening using the Sheehan-Suicide Tracking Scale (S-STS) at every study visit. Participants with suicidal tendencies and histories of suicide attempts will be excluded from the study. The study psychiatrist and psychotherapist contact details will be provided to patients in case of emergency, in addition to providing localized information for support services and crisis management. A standard operating procedure for dealing with both AEs and any unexpected suicide attempt has been prepared. As such, we believe that the risk of suicide and other AEs will be reduced by thoroughly screening participants for any suicidal tendencies, by excluding patients with histories of suicide attempts and by regular monitoring of suicidal ideation and behavior.
Target Population and Market — Palliative Care Patients
Previous trials have demonstrated that PAP is well tolerated in samples of palliative care patients, with no SAEs. Recruitment of palliative care participants may require screening of large samples in order to achieve the intended sample size. In previous PAP trials with palliative care participants, 10%-27% of screened individuals were enrolled in the study. Recruitment for trials of psychiatric disorders is complex, as such conditions may affect motivation and adherence, relating to both the physical and mental health of participants with a cancer diagnosis. Moreover, there is an exogenous risk of participant death during the trial for clinical trials in the palliative care setting. Similarly, as cancer may metastasize further, diligence must be paid to exclude participants with metastatic cancer to the brain, considering the potential impact on cognitive function. Together, this indicates that the success of recruitment and screening relies on the selection of participants with appropriate life expectancy, extent of cancer, and post-diagnosis time for the inclusion/exclusion criteria in PAP trials with palliative care patients.
Targeted Market for First Indication (AjD in Patients with a Terminal Cancer Diagnosis)
The total Palliative Care Market is large, with an expected robust CAGR of 9.4% over the next 7 years. The figures below are drawn from commissioned market research performed by Insight Ace Analytic (insightaceanalytic.com) in September 2022.
The total market value was calculated using two approaches simultaneously; namely top-down and bottom-up approaches.
In the top-down approach, the total market revenue is calculated by conducting the parent market analysis for deducing the revenue for global palliative care market revenue. Analyst perspective and subject-matter-expert based heuristic form of market sizing also plays an integral role in this step. For forecasting the current estimates, the following key sources were considered:
•
American Cancer Society International Association for Hospice & Palliative Care,

•
UK Palliative Medicine Association National Hospice and Palliative Care Organization (NHPCO),

•
Worldwide Hospice Palliative Care Alliance (WHPCA),

•
International Association for Hospice & Palliative Care (IAHPC),

•
Investor presentation of palliative care providers,

•
Psychedelic drug development companies,

•
Hospice care providers and associations

•
Worldpopulationreview gco.,iarc.fr, webmed.com, acsjournals,.onlinelibrary.wiley.com, NCBI, www.cancer.org, ecancer.org, canadian-cancer-statistics-2021, www150.statcan.gc.ca cancer.ca, canceratlas.cancer.org, bmcmedicine, biomedcentral.com, www.who.int, ascopubs.org, www.jpsmjournal.com,OECD

In the bottom-up approach, we used different mathematical models to estimate the market sizes of different economies and segments, which we then summed up to define the total market. The key data points that enabled the estimation of global palliative care market are as follows:
•
Palliative Care Service Revenues from major service providers

•
Palliative care different disease and treatment penetration by region and key countries

As a part of the market engineering, both ‘top-down’ as well as ‘bottom-up’ approaches were extensively utilized along with data triangulation models to derive & verify the market sizes & forecast through 2028. Market forecast was performed through proprietary software that analyses various qualitative and quantitative factors. Growth rate and CAGR were estimated through intensive secondary and primary research. Data triangulation across various data points provided accuracy in different market segments in the report.
A holistic approach was used to ensure that the granular and uncommon parameters were taken into consideration to ensure accurate results. The information from the paid databases were further combined to the raw data in order to standardize it.
Data validation is the most crucial stage of the research process. Primary interviews were conducted to validate the data and analysis, which provides first-hand information on the market dynamics, outlook, and growth parameters. Industry experts validate the estimates, which helps the company to cement the on-going research study and primary research includes online surveys and telephonic interviews with different distributors and manufacturers.

Figure 2 The estimated year of launch of Pallicybin (PEX010) in the treatment of Adjustment Disorder in palliative care patients is 2027. Robust growth of the total palliative care market continues through 2030.
Figure 3 Robust growth in the palliative market across major regions of the world continue through 2030

Figure 4 The initial indication within the cancer segment of palliative care is about 37% of the total market which provides a large segment of other chronic illnesses to be targeted with label expansion opportunities.

Cancer Prevalence alone will provide an Attractive Market Potential

Global Palliative Care Market $28.6B
with 9.8% CAGR (2030)

Other Disease $18.2B
Cancer $10.4B

Cancer = 37% of Total PC Market

Number of Cancer Patients Globally
21.7M (2030)

Number of cancer patients globally with distress 7.4M
NA & EU 2.25M

Partial Accessible Market

Source: Custom research by *insight ace analytic*

Psyence™

CSE: PSYG | OTCQB: PSYGF

Corporate Presentation

4

Figure 5 There will be approximately 2.25 million patients in North America and Europe with distress related to cancer in 2030

Figure 6 This table gives a directional indication of what the size of the revenue could be with very conservative estimates of percentage of number of cancer patients with distress on PAP and the costs charged for PAP or just the psilocybin. Growth in percentage market obtained will be dependent on awareness and ability to provide PAP in sufficient clinics. Whichever scenario is considered, the Serviceable Obtainable Market could be three times higher when other chronic disease sources of distress are available.
Business Model
Psilocybin-assisted psychotherapy, once approved, will have to be delivered to patients in a guided manner over a period of 6 – 8 weeks, including the intention setting meetings, the psychedelic event (dosing session) and the subsequent integration meetings. This implies having trained guides who will spend a long time with patients over the course of the PAP, suitable clinic settings and psychologists’ oversight.
The final business model for the provision of PEX010 will depend on a number of aspects, including the final outcomes of the studies a, the indication(s) that will be allowed by the regulatory agencies and the state of the environment and market to provide psychedelic therapy at the time of approval. It is expected that the number of clinics available to be able to provide PAP will increase dramatically once the first psychedelic is approved for any indication.
Our possible business models will take into consideration of whether to merely supply the PEX010 product for clinics to administer, through including a premium price for the intellectual property of a proprietary PAP, to enter into partnerships with clinics to administer PAP, or even to own dedicated clinics for administration of PAP.
The target audience for the initial indication will be oncology sites, including their oncologists and other health care professionals to create awareness of the effectiveness of PAP for terminal cancer patients who have AjD. The principal marketing message will be to offer patients a better quality of life for their remaining years with a single administration of PEX010 within a PAP. It has been shown that patients in palliative care who are less anxious or depressed utilize fewer healthcare resources, which is an aspect that will help justify the costs of the PAP.
Legal and Regulatory Framework
Current Regulatory Landscape of Target Markets
Psyence will focus on the initial countries and regions to perform their clinical development and to commercialize the final product, being North America (US & Canada), EU, UK and Australia. Introductions into other regions will be contemplated at a later phase.

In the United States, foods, drugs and dietary supplements are subject to extensive regulation. The U.S. Food, Drug, and Cosmetic Act (the “FDCA” ) and other federal and state statutes and regulations govern, among other things, the research, development, testing, manufacturing, storage, recordkeeping, approval, labelling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. We must ensure that all promotion and marketing, distribution, and labeling of any pharmaceutical products comply with the U.S. regulations, including the FDCA and the U.S. Food and Drug Administration (the “FDA”).
Psilocybin and psilocin are strictly controlled under the U.S. Controlled Substances Act (“CSA” ) as Schedule I substances. By definition, Schedule I substances have no currently accepted medical use in the United States, a lack of accepted safety for use under medical supervision, and a high potential for abuse. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. Anyone wishing to conduct research on substances listed in Schedule I under the CSA must register with the DEA and obtain DEA approval of the research proposal. A majority of state laws in the United States also classify psilocybin and psilocin as Schedule I controlled substances. For any product containing psilocybin or any Schedule I substance to be available for commercial marketing in the United States, such substance must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance.
Prescription drugs are classified and regulated under the federal Food and Drugs Act (Canada). Labeling, marketing and selling of any prescription drug must comply with Health Canada. The regulations in the European Union are similar to those in the U.S. and Canada.
Psyence will focus the phase IIb portion of its clinical development program in Australia. The TGA is Australia’s government authority responsible for evaluating, assessing and monitoring products that are defined as therapeutic goods, and the use of therapeutic goods supplied in clinical trials in Australia under the therapeutic goods legislation. Such legislation includes The Therapeutic Goods Act 1989 (“TG Act”), Regulations and Orders which set out the requirements for inclusion of therapeutic goods in the Australian Register of Therapeutic Goods (ARTG).
For a prescription medicine to be registered in the ARTG, a sponsor of the product (usually a pharmaceutical company such as Psyence) is required to submit a dossier of evidence on the clinical efficacy, safety and manufacturing quality for evaluation by the TGA. Clinical trials of medicines and biologicals regulated under the Clinical Trial Notification (CTN) or Clinical Trial Approval (CTA) schemes are subject to the TGA’s Good Clinical Practice (GCP) Inspection Program. The TGA has issued a handbook which provides guidance on the legislative, regulatory and good clinical practice (GCP) requirements when conducting clinical trials in Australia using ‘unapproved’ therapeutic goods in order to assist trial sponsors, Human Research Ethics Committees (HRECs), investigators and approving authorities (institutions) in understanding their roles and responsibilities under the therapeutic goods legislation.
Until recently, psilocybin was included in Schedule 9 (Prohibited Substances) of the Poisons Standard which, because of interaction with state and territory regulation, largely restricted the lawful supply of goods containing psilocybin to clinical trial settings only. However, effective 1 July 2023, the TGA made the decision to down schedule psilocybin to Schedule 8 in the Poisons Standard when used in respect of certain conditions, namely for the treatment of treatment-resistant depression.
To import products that contain a controlled substance (such as psilocybin), the importer requires both an exemption, approval or authority under the TG Act and a license and/or permit to import from the Office of Drug Control under the Customs (Prohibited Imports) Regulations 1956. Licenses and permits to import psilocybin are only granted by the Office of Drug Control where the use of the substance is permitted by the relevant state or territory under their respective medicines and poisons legislation and the use of the of psilocybin is to be prescribed by an Authorised Prescriber or for an authorised clinical trial.
Psyence will monitor the evolution of Australia’s regulations as they pertain to psilocybin and the conduct of clinical trials in Australia.

Regulatory Changes on the Horizon for Therapeutic Psychedelics
With the reintroduction of the Breakthrough Therapies Act in March 2023, there appears to be momentum to develop a legal-regulatory framework for therapeutic psychedelics. Congress also announced on November 17, 2022, the bipartisan Congressional Psychedelics Advancing Clinical Treatments Caucus (the PACT Caucus). The PACT Caucus will focus on exploring psychedelic research to alleviate the U.S. mental health crisis.
Headquarters and Operational Office
Psyence’s headquarters address is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, M5H 2K1, Canada. The company has an operational office in South Africa at Unit A210 The Old Biscuit Mil, 373-375 Albert Road, Woodstock, Cape Town, 7925.

PSYENCE BIOMED CORP. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Psyence Biomed Corp. prior to the consummation of the Business Combination, which will be the business of Pubco and its subsidiaries following the consummation of the Business Combination.
You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the information under “Selected Historical Financial Data of Psyence Biomed Corp.” and our historical carve-out consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion and analysis should also be read together with the audited carve-out consolidated financial statements of Psyence Biomed Corp. for the years ended March 31, 2023 and 2022 and the pro forma financial information as of March 31, 2023 and the years ended March 31, 2023 and 2022 included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.
The numbers presented here have been translated to USD and are presented in USD.
Overview
Psyence Group Inc is a life science biotechnology company listed on the Canadian Securities Exchange (CSE: PSYG) and quoted on the OTCQB (OTCQB: PSYGF), with a focus on natural psychedelics. Psyence, also referred to as “Psyence Therapeutics”, is a division of PSYG, which is developing natural psilocybin medicinal formulations and treatment protocols for the treatment of adjustment disorder in patients with an incurable cancer diagnosis.
Recent Developments
Prior to the date of the Business Combination Agreement, (i) Parent formed Psyence and Pubco as wholly-owned subsidiaries, (ii) promptly after entering into the Business Combination Agreement, Parent and Psyence Biomed Corp., a corporation organized under the laws of British Columbia (and a party to the Original Business Combination Agreement) shall be amalgamated, and thereafter (iii) Parent (x) shall transfer the shares of Psyence Australia Pty Ltd. and its related business assets to Psyence while (y) retaining the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence UK Group Ltd., Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), and Psyence South Africa (Pty) Ltd (South Africa) (collectively, the “Excluded Assets”) (such transactions, collectively, the “Canadian Restructuring”).
Results of Operations
Sales and marketing costs
For the year ended March 31, 2023, we incurred sales and marketing costs of $7,024, consisting primarily of expenses for conferences, content, promotional materials and website design costs. For the year ended March 31, 2022, sales and marketing costs of $17,440 were incurred, consisting of costs to create awareness of the Company and its activities, due to its recent establishment.
Research and development
For the year ended March 31, 2023, we incurred research and development costs of $1,607,565. This consisted of $1,372,850 of costs related to the clinical trial for the treatment of adjustment disorder, $170,072 for the formulation and licensing of PEX010 and $64,644 for general research.
For the year ended March 31, 2022, we incurred research and development costs of $136,678 related to the clinical trial for the treatment of adjustment disorder.

The costs for both periods were incurred as we commenced clinical trials for the treatment of adjustment disorder. The increase in costs reflect the higher costs associated with the Company’s Phase IIb palliative care clinical trial, as opposed to costs related to Phase IIa palliative care clinical trial.
Professional and consulting fees
For the year ended March 31, 2023, professional and consulting fees totaled $1,251,474. This consisted of $825,866 paid to consultants for business strategies, financial and administrative services, legal fees of $250,523 paid to legal practitioners for various corporate matters, and $175,085 for accounting services and audit fees.
For the year ended March 31, 2022, professional and consulting fees totaled $1,309,527. This consisted of $982,955 paid to consultants for business strategies, financial, business strategies and administrative services, legal fees of $217,758 paid to legal practitioners for various corporate matters, and $108,814 for accounting services and audit fees.
The professional and consulting fees for the year decreased from the preceding period due to reduced consultant costs. This cost saving was offset by increased audit fees and legal fee due to audit and structuring costs in connection with the proposed Newcourt business combination.
Other gains and losses
For the year ended March 31, 2023 and 2022, the Company earned interest income of $1,553 and $0, respectively and had a foreign exchange gain of $26,890 and loss of $2,278, respectively.
Liquidity and Capital Resources
Since incorporation, our operation have been solely financed from investment by our parent, Psyence Group Inc. Our main use for liquidity is funding scientific research, clinical studies, salaries and professional and consulting fees. Our ability to fund operations and to make planned cash flows are subject to prevailing economic conditions, regulatory and financial, business, and other factors, some of which are beyond the Company’s control.
As of March 31, 2023, we had a cash balance of including restricted cash of $1,363,900 and negative working capital of $200,545. This is as result of the trade payables relating to the Phase IIb Clinical Study. Working capital represents the excess of current assets over current liabilities. The Company prioritizes expenditure, both capital and operational, by regularly reviewing its available cash and cash equivalent balances against the spend required to deliver on its key strategic objectives and milestones.
The Company’s current expenditure obligations include commitments for the Phase IIb palliative care clinical trial The Company expects to continue funding these projects with available cash and cash equivalents, and therefore, is subject to risks including, but not limited to, an inability to raise additional funds through the issuance of equity, debt instruments or similar means of financing to support the Company’s continued development, including operating requirements and to meet its liabilities and commitments at they become due.
The Company has experienced operating losses and cash outflows from operations since incorporation and by nature of its business, will require ongoing financing to continue its research and development operations. The Company’s ability to access both public and private capital is dependent upon, among other things, general and sectoral market conditions and the capital markets generally, market perceptions about the Company and its business operations, and the trading prices of the Company’s securities from time to time. There can be no assurance that additional funds can be raised upon terms acceptable to the Company, or at all, as funding for early-stage companies remain challenging generally.
The Company’s primary capital needs are funds to advance its research and development activities and for working capital purposes. These activities include staffing, pre-clinical studies, clinical trials, professional and consulting fees and general and administrative costs. There are uncertainties regarding the Company’s ability to continue as a going concern. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favorable for the Company as those previously obtained, or at all. See “Risk Factors”.
Critical Accounting Policies
The preparation of carve-out consolidated financial statements in conformity with IFRS requires management to make certain estimates, judgments and assumptions concerning the future. Actual results may differ from these estimates. The Company’s management reviews these estimates, judgments, and assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted prospectively in the period in which the estimates are revised. The following are deemed to be critical accounting policies by as these require a high level of subjectivity and judgement and could have a material impact on Psyence Biomed Corp.’s carve-out consolidated financial statements.
Going concern
Our audited financial statements included elsewhere in this proxy statement/prospectus have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.
Management routinely plans future activities including forecasting future cash flows and forming judgements collectively with directors of the Company.
Judgement is required in determining if the Company’s has sufficient cash reserves, together with all other available information, to continue as a going concern for a period of at least twelve months.
As of March 31, 2023 the Company has concluded that a material uncertainty exists that casts significant doubt about the Company’s ability to continue as a going concern.
Contingencies
From time to time, the Company is named as a party to claims or involved in proceedings, including legal, regulatory and tax related, in the ordinary course of its business. While the outcome of these matters may not be estimable at the reporting date, the Company makes provisions, where possible, for the estimated outcome of such claims or proceedings. Should a loss result from the resolution of any claims or proceedings that differs from these estimates, the difference will be accounted for as a charge to profit or loss in that period. The actual results may vary and may cause significant adjustments.
Share-based compensation
The allocation of the expenses associated with the options and warrants granted by Psyence Group to the Company is based on the proportion of services received from the employees and consultants who have been granted the options. However, determining the proportion of services received by the Company involves judgment. Additionally, estimating the fair value for share-based payment transactions requires judgement in determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This also requires estimation of the most appropriate inputs to the valuation model including the expected life of the share option or warrant, volatility, dividend yield and share price.
Quantitative and Qualitative Disclosures About Financial instruments and financial risk management
In the normal course of business, the Company is exposed to a variety of financial risks: credit risk, liquidity risk, foreign exchange risk and interest rate risk. These financial risks are subject to normal credit standards, financial controls, risk management, as well as monitoring. The Psyence Board has overall responsibility for the establishment and oversight of the Company’s risk management framework.
Credit risk
Credit risk arises from cash and cash equivalents held with banks. The maximum exposure to credit risk is equal to the carrying value of the financial assets. The objective of managing counterparty credit risk is to prevent losses on financial assets. The Company minimizes the credit risk of cash and cash equivalents by depositing with only reputable financial institutions. The Company also assesses the credit quality of counterparties, taking into account their financial position, past experience and other factors.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due.
The Company manages liquidity risk through an ongoing review of future commitments and cash balances available. Historically, the Company’s main source of funding has been through investments from its parent. The Company’s access to financing is always uncertain and there can be no assurance of continued access to significant equity or debt funding on terms satisfactory to the Company, or at all.
Foreign exchange risk
Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency.
The Company operates internationally and is exposed to foreign exchange risk from the South African Rand, Great British Pound, Australian Dollar and U.S. Dollar. Foreign exchange risk arises from transactions as well as recognized financial assets and liabilities denominated in foreign currencies.
A 10% adverse change in exchange rate would have resulted in a loss of $4,051 as of March 31, 2023.
Management mitigates the risk of adverse exchange rate movements by holding funds in Canadian and U.S. dollars.
Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has no significant interest-bearing assets or liabilities and therefore its income and operating cash flows are substantially independent of changes in market interest rates.
Capital management
The Company’s objectives when managing its capital are to safeguard its ability to continue as a going concern, to meet its capital expenditures for its continued operations, and to maintain a flexible capital structure which optimizes the cost of capital within a framework of acceptable risk. The Company manages its capital structure and adjusts it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issue new shares, issue debt, or acquire or dispose of assets. The Company is not subject to externally imposed capital requirements.
Management reviews its capital management approach on an ongoing basis. The Company considers its shareholders’ equity balance as capital.
Related Party Transactions
All related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments. The Company incurred the following transactions with related parties during the years ended March 31, 2023 and March 31, 2022:
Compensation to key management personnel
Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Directors.

Key Management Personnel	March 31, 2023	March 31, 2022
Short term benefits	593,717	610,233
Share based compensation	174,778	295,188
Total	768,495	905,421
Short term benefits consist of consulting fees, payroll and other benefits paid to key management personnel. Share based compensation is options granted to key management personnel. Accounts payable included balances for related parties of $74,156 ($17,610 – March 31, 2022 & $22,366 – March 31, 2021).
Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2023. We do not participate in transactions that create relationships with entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law.
We are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the carve-out consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of executive compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

CERTAIN PSYENCE AND PUBCO RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Psyence and Pubco Relationships and Related Party Transactions
There were no transactions that were required to be reported under the provisions of Item 404 of Regulation S-K.
Equity Incentive Plans
See “Management of Pubco following the Business Combination — Equity Incentive Plans.”
Employment Agreements and Indemnification Agreements
See “Management of Pubco following the Business Combination — Employment Agreements and Indemnification Agreements.”
Related Party Transaction Policy
Upon the closing of the Business Combination, it is anticipated that the Pubco board of directors will adopt a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification or related person transactions.

INFORMATION ABOUT NCAC
References in this section to “we”, “our”, “us”, the “Company”, or “NCAC” generally refer to NCAC.
Introduction
NCAC is a blank check company incorporated on February 25, 2021 as a Cayman Islands company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this Report as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to the IPO and searching for a potential target for the initial business combination.
Initial Public Offering
On October 22, 2021, we consummated our IPO of 25,000,000 NCAC Public Units, including 3,000,000 NCAC Public Units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each NCAC Public Unit consists of one NCAC Public Share, and one-half of one NCAC Public Warrant, with each whole NCAC Public Warrant entitling the holder thereof to purchase one NCAC Public Share for $11.50 per share. The NCAC Public Units were sold at a price of $10.00 per unit, generating gross proceeds of $250,000,000.
Simultaneously with the closing of the IPO, we completed the private sale of an aggregate 1,140,000 NCAC Private Placement Units to our sponsor, Cantor and CCM at a purchase price of $10.00 per NCAC Private Placement Unit, generating gross proceeds of $11,400,000.
A total of $255,000,000, comprised of the proceeds from the IPO, the underwriters’ exercise of partial over-allotment option and the sale of the NCAC Private Placement Units was placed in the Trust Account with Continental acting as trustee.
First Extension
On January 6, 2023, holders of NCAC Ordinary Shares approved an amendment to the Amended and Restated Articles to extend the date by which NCAC must consummate an initial business combination for an initial three months, from January 22, 2023 to April 22, 2023 and up to three times for an additional one month each time, from April 22, 2023 to July 22, 2023. If the Company’s initial business combination is not consummated by July 22, 2023 (or earlier, if the date by which the Company must consummate its initial business combination is not extended in full), then the Company’s existence will terminate, and the Company will distribute amounts in the Trust Account as provided in the Amended and Restated Articles. In connection with the First Extension, holders of 23,497,468 NCAC Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $247,000,000 (approximately $10.35 per public share) was removed from the Trust Account to pay such holders. In connection with the First Extension, on January 7, 2023, the Company issued the First Extension Note in the aggregate principal amount of up to $495,000 to the Sponsor, pursuant to which the Sponsor agreed to provide the Company with installments of the funds needed for the First Extension, to be deposited into the Trust Account for each month in which the date by which the Company must consummate its initial business combination is extended.
Second Extension
On July 11, 2023, holders of NCAC Ordinary Shares approved an amendment to the Amended and Restated Articles to extend the date by which NCAC must consummate an initial business combination up to six times for one month each time, from July 22, 2023 to January 22, 2024. If the Company’s initial business combination is not consummated by January 22, 2024 (or earlier, if the date by which the Company must consummate its initial business combination is not extended in full), then the Company’s existence will terminate, and the Company will distribute amounts in the Trust Account as provided in the Amended and Restated Articles. In connection with the Second Extension, holders of 389,511 NCAC Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $4.3 million (approximately $11.07 per public share) was removed from the Trust Account to pay such holders. In connection with the Second Extension, on July 13, 2023, the Company issued the Second Extension Note in the aggregate principal amount of up to $750,000 to the Sponsor, pursuant to which the Sponsor agreed to provide the Company with the funds needed for the Second Extension, to be deposited into the Trust Account for each month in which the date by which the Company must consummate its initial business combination is extended.
Initial Business Combination
Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.
We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.
Financial Position
With funds available for a business combination initially in the amount of approximately $9,041,814, assuming no redemptions and after payment of $3,275,000 of deferred underwriting fees to be paid in cash (after giving effect to the waiver of 50% of the original $13,100,000 deferred underwriting fee and $3,275,000 to be paid in shares of Pubco), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, there can be no assurance it will be available to us.

Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to the IPO that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their NCAC Public Shares in connection with any such vote. Our sponsor, officers and directors have agreed to waive any redemption rights with respect to their founder shares and NCAC Public Shares in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:
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prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) in each case subject to the limitations described herein;

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if we seek shareholder approval, we will consummate our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company;

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if our initial business combination is not consummated by January 22, 2024, then our existence will terminate and we will distribute all amounts in the trust account; and

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prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of a special resolution under Cayman Islands law, which requires the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association provide that we may consummate our initial business combination only if approved by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human capital and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. This may make it more difficult for us to consummate an initial business combination with a target business. Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Conflicts of Interest
Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Indemnity
The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Sponsor has sufficient funds to satisfy their indemnity obligations and believe that Sponsor’s only assets are securities of our company. We have not asked Sponsor to reserve for such obligations.
Legal Proceedings
From time to time, NCAC may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business.
Employees
We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.
Directors and Executive Officers
NCAC’s directors and executive officers are as follows:
Name	Age	Title
Michael Jordaan	54	Chairman of the Board of Directors
Marc Balkin	49	Chief Executive Officer, Director
Jurgen van de Vyver	34	Chief Financial Officer
Simran Aggarwal	50	Independent Director
Rohit Bodas	47	Independent Director
Nicole Farb	43	Independent Director

The experience of our directors and executive officers is as follows:
Michael Jordaan has served as Chairman of our board of directors since March 2021. Dr. Jordaan is a founder and since 2014 has served as the Chief Executive Officer of Montegray Capital, a venture capital firm invested in 25 businesses around the world that aim to operate disruptive business solutions enabled by technology. He has extensive experience navigating the regulatory environment of global emerging markets. Dr. Jordaan currently serves as the Chairman of Bank Zero, a digital bank in South Africa that he founded in 2018. He also invests in and advises innovative businesses such as 5G data network Rain, where he is a director, and serves as the Chairman of SA SME Fund Investment Committee, a R1.4 billion fund that invests in venture capital funds, growth funds and impact investment funds. From 2004 to 2014, Dr. Jordaan served as the CEO of First National Bank (“FNB”) (formerly Barclays Bank South Africa). During his tenure as CEO at FNB, the bank served 7.3 million customers and grew into eight African countries, India and the United Kingdom. He led FNB to be named the “World’s Most Innovative Bank” in the 2012 BAI-Finacle Global Banking Innovation Awards, as well as “Best Digital Bank” and “Coolest Bank”. He was also the recipient of the CNBC Africa Business Leader of the Year for Southern Africa Award and was voted Business Leader of the year in 2013 by the chief executives of the top 100 companies on the Johannesburg Stock Exchange. From 1999 to 2004, Dr. Jordaan served as the CEO for several lines of business within FNB, including FNB Home Loans, eBucks.com and FNB Customer Solutions Division. Prior to his work with FNB, Dr. Jordaan served as the CEO of Origin Bank where he established and led Origin, a merchant bank for individuals. Dr. Jordaan also served as a Commissioned Officer in the SA Navy. Dr. Jordaan graduated from Paul Roos Gymnasium, Stellenbosch, South Africa in 1985. He completed his M. Comm (Economics) in 1992 and PhD (Banking Supervision) at Stellenbosch University in 1997. We believe Dr. Jordaan is well-qualified to serve as a member of our board of directors due to his extensive investment and management experience and deep specific knowledge in the areas of fintech and financial services.
Marc Balkin has been our Chief Executive Officer and member of our board of directors since March 2021. Mr. Balkin is a founder of Balkin and Co, an advisory firm that has advised private equity firms and family offices on mergers, acquisitions and investments in Africa since 2015. Clients have included HP Bet (part of the family office of Dr. Hasso Plattner, a founder and current Chairman of SAP), Omidyar Network (part of the family office of Pierre Omidyar, the founder of eBay) and Rand Merchant Bank. Prior to founding Balkin and Co, Mr. Balkin was the Managing Partner of Hasso Plattner Ventures Africa, a Venture Fund in which Dr. Plattner was the key limited partner. Mr. Balkin also held responsibility for managing the Emerging Market portfolio of private equity and venture capital assets of Dr. Plattner’s family office. Mr. Balkin is currently a partner at DiGame, a growth fund focused on Africa and the Middle East in which the key investor is Abu Dhabi Investment Counsel (“ADIC”). Mr. Balkin represents DiGame on the board of direct-to-consumer asset manager 10X Investments. Since 2004, Mr. Balkin has served on and chaired a range of venture capital and private equity fund investment committees as the representative of the limited partners or investors. These include Enablis, First National Bank Vumela Fund, Telkom Future Makers and Alithea IDF. Between 2000 and 2007, Mr. Balkin was the founding partner of O2 Capital, a private equity fund manager for the Msele Nedventures Fund. The LPs in the fund included a range of development finance institutions such as Proparco (France), DEG (Germany) and IDC (South Africa) and the fund invested primarily in technology businesses in South Africa. Mr. Balkin obtained his BA in 1995 and his LLB in 1997 from University of Witwatersrand in Johannesburg.
Jurgen van de Vyver has been our Chief Financial Officer since June 2023. Mr. van de Vyver is a Partner at Launchpad Capital where he co-leads early-stage fintech investments and manages the firm’s finance and business operations. Before joining Launchpad Capital, Mr. van de Vyver was the head of finance and operations at Propel Venture Partners, a venture capital fund backed by BBVA Group from October 2017 to May 2021. Mr. van de Vyver also served as a consultant from 2015 to 2017 for CrossCountry Consulting, where his clients included Lending Club (NYSE: LC), Danaher (NYSE: DHR) and Marriott Vacations Worldwide Corp (NYSE: VAC). Mr. van de Vyver is a CA(SA) and obtained his bachelor’s in accounting from Stellenbosch University in 2010 and his Honors degree in Accounting in 2011 from Stellenbosch University.
Simran Rekhi Aggarwal has served as an independent director of NCAC since October 2021. Mrs. Aggarwal is the Founder and President of Fintech Meetup, a digital-first events company that connects the payments, banking and financial services community, and Personatech, an event-tech company.

Previously, she founded and led large scale events including Money20/20 (fintech) which was acquired by Ascential, as well as Shoptalk (retail and ecommerce) and Groceryshop (grocery and consumer packaged goods), which were acquired by Hyve Group. Mrs. Aggarwal received a Bachelor of Science degree in Economics and Finance from the New York University Stern School of Business. We believe Mrs. Aggarwal is well-qualified to serve as a member of our board of directors due to her significant direct experience working with financial technology companies.
Rohit Bodas has served as an independent director of NCAC since October 2021. Mr. Bodas brings over 20 years of experience as a venture capital investor, software engineer, startup advisor and angel investor in the technology and financial service industries. From September 2017 to May 2021, Mr. Bodas served as a General Partner at Propel Venture Partners Global SL, a $250 million venture capital fund backed by Banco Bilbao Vizcaya Argentaria (“BBVA”). Before joining Propel Venture Partners, from November 2011 to July 2017, Mr. Bodas was a founding member of Amex Ventures, the strategic investment group for American Express. Before American Express, Mr. Bodas was a founding member of Hartford Ventures, the strategic investment arm of The Hartford Financial Services Group. Over his career, Mr. Bodas has led investments in several high-growth and successful startups in the US, Mexico, UK, and India. Notable investments include Plaid, Groww, Trulioo, Clip, ChargePoint (NYSE: CHPT), inAuth (acquired by American Express), and Mezi (acquired by American Express), among others. Earlier in his career, Mr. Bodas held roles in engineering and product development at Motorola Research Labs, and he is an inventor of seven US patents. Mr. Bodas has a BE in Electronics and Telecommunications, MS in Computer Science, and received his MBA from the Kellogg School of Management. Mr. Bodas is also an advisor to FTOC and an active angel investor. He is the founder of Amara.vc, a private angel investment syndicate focusing on fintech and AI startups in the U.S. and India. We believe Mr. Bodas is well-qualified to serve as a member of our board of directors due to his extensive investment experience and deep specific knowledge in the areas of fintech and financial services.
Nicole Farb has served as an independent director of NCAC since October 2021. Mrs. Farb is an experienced entrepreneur, investor, company executive and advisor with deep expertise in the technology sector. She is currently a Venture Partner with Headline Ventures and advisor to SoFi and Joe Bike, a bicycle subscription service company, and has served on its board of directors since February 2021. Previously, Mrs. Farb served as an Advisor and Vice President to Grove Collaborative. From 2013 to 2019, Mrs. Farb was CEO, co-founder and a director of Darby Smart (acquired). From 2009 to 2013, Mrs. Farb worked at Goldman Sachs Technology Investment Banking Group, initially as an associate and later as a vice president and head of emerging private companies. Mrs. Farb received a Bachelor of Arts degree in Journalism from Loyola University Chicago and an MBA from University of Chicago. We believe Mrs. Farb is well-qualified to serve as a member of our board of directors due to her significant experience working on capital markets transactions and providing corporate leadership.
Number and Terms of Office of Officers and Directors
We currently have five directors. Holders of our founder shares have the right to elect all of our directors prior to consummation of our initial business combination and holders of our NCAC Public Shares will not have the right to vote on the election of directors during such time. These provisions of our Amended and Restated Articles may only be amended if approved by at least 90% of our ordinary shares voting at a shareholder meeting.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Simran Aggarwal, Rohit Bodas and Nicole Farb are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our audit committee is entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
As of the date hereof, none of our officers or directors has received any cash compensation for services rendered to us. We pay our sponsor a total of $20,000 per month for office space, utilities and secretarial and administrative support and we will continue to do so through the earlier of the consummation of our initial business combination and our liquidation. No compensation of any kind, including finder’s and consulting fees, has been or will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. As of the date hereof, our sponsor, officers and directors and their affiliates had incurred no unpaid reimbursable expenses.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination.
We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
Following a business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Committees of the Board of Directors
Our board of directors will have two standing committees: an audit committee and a compensation committee. Each committee will operate under a charter that has been approved by our board and will have the composition and responsibilities described below. We filed a copy of our audit committee charter and compensation committee charter as exhibits to the IPO registration statement. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Upon the effectiveness of the IPO, we established an audit committee of the board of directors. The initial members of our audit committee are Mr. Bodas, Mrs. Aggarwal and Mrs. Farb. Our board of directors has determined that Mr. Bodas is independent under Nasdaq listing standards and applicable SEC rules. Mr. Bodas serves as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each of Mr. Bodas, Mrs. Aggarwal and Mrs. Farb meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b) (1) of the Exchange Act. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Bodas qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We adopted an audit committee charter, which details the principal functions of the audit committee, including:
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the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent auditors;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Upon the effectiveness of the IPO registration statement, we established a compensation committee of the board of directors. The members of our Compensation Committee are Mrs. Aggarwal, Mrs. Farb and Mr. Bodas. Mrs. Aggarwal will serve as chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we generally would be required to have at least two members of the compensation committee, all of whom must be independent, subject to certain limited exceptions set forth under the rules of Nasdaq. Our board of directors have determined that Mrs. Aggarwal, Mrs. Farb and Mr. Bodas are independent.
We adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

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reviewing and approving the compensation of all of our other officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Director Nominations
We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will initially participate in the consideration and recommendation of director nominees are Mrs. Aggarwal, Mr. Bodas and Mrs. Farb. Any independent directors elected in the future will also participate in the consideration and recommendation of director nominees. In accordance with Rule 5605 of the Nasdaq rules, Mrs. Aggarwal, Mr. Bodas and Mrs. Farb are independent. As there is No standing nominating committee, we do not have a nominating committee charter in place.
Prior to our initial business combination, the board of directors will also consider director candidates recommended for appointment by holders of our founder shares during such times as they are seeking proposed nominees to stand for appointment at an annual general meeting (or, if applicable, an extraordinary general meeting). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board of directors.
Code of Ethics
Prior to the effectiveness of the IPO registration statement, we adopted a Code of Ethics applicable to our directors and officers, a copy of which is filed as an exhibit to this Report. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all reports applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act.
Officer and Director Compensation
None of our officers or directors have received any cash compensation from us for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we pay our sponsor or its affiliate a total of $20,000 per month for office space, administrative and shared personnel support services. Our sponsor allocated 15,000 founder shares to each independent director. Our sponsor, officers and directors, or entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviewed on a quarterly basis all payments that were made to our sponsor, officers, directors or any entity with which they are affiliated.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Principal Accountant Fees and Services
The following is a summary of fees paid or to be paid to Citrin Cooperman & Company, LLP (“Citrin”), for services rendered.
Audit Fees.   Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Citrin in connection with regulatory filings. The aggregate fees of Citrin for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-K for the respective periods and other required filings with the SEC for the year ended December 31, 2022 totaled approximately $84,900. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees.   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2022 we did not pay Citrin any audit-related fees.
Tax Fees.   We have not paid Citrin for tax services, planning or advice for the year ended December 31, 2022.
All Other Fees.   We did not pay Citrin for any other services for the year ended December 31, 2022.
Pre-Approval Policy
Our audit committee was formed upon the consummation of our IPO. The audit committee approved fees to be paid to Citrin for its service of year-end audit on the Company. Any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

NCAC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References in this section to “we”, “our”, “us”, the “Company”, or “NCAC” generally refer to NCAC.
The following discussion and analysis should be read in conjunction with the financial statements and related notes of NCAC included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to the “Company”, “we,” “us” or “our” refers to NCAC.
Overview
Newcourt Acquisition Corp was incorporated in the Cayman Island on February 25, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business transaction with one or more businesses that the Company has not yet identified (a “Business Combination”).
We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.
Results of Operations
As of March 31, 2023, the Company had not commenced any operations. All activity through March 31, 2023 relates to the Company’s formation, IPO and identifying a target company for a Business Combination. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO placed in the Trust Account (defined below).
For the three months ended March 31, 2023, we had a net loss of $24,489 which consisted of operating expenses of $771,493, interest income on investments held in trust account of $485,604 and change in fair value of warrants of $261,400.
For the three months ended March 31, 2022, we had a net income of $2,952,586 which consisted of operating expenses of $326,902, unrealized gain on investments held in trust account of $6,288 and change in fair value of warrants of $3,273,200.
Liquidity and Capital Resources
The registration statement for the Company’s IPO was declared effective on October 19, 2021. On October 22, 2021, the Company consummated the IPO of 22,000,000 units (“Units”) with respect to the Class A ordinary share included in the Units being offered (the “Public Shares”) at $10.00 per Unit generating gross proceeds of $220,000,000. The Company has selected December 31 as its fiscal year end.
Simultaneously with the closing of the IPO, the Company consummated the sale of 1,080,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Company’s sponsor, Newcourt SPAC Sponsor LLC (the “Sponsor” and underwriters Cantor Fitzgerald & Co. (“Cantor”), and Cohen & Company Capital Markets (“CCM”), generating gross proceeds of $10,800,000.
Simultaneously with the closing of the IPO, the Company consummated the closing of the sale of 3,000,000 additional Units upon receiving notice of the underwriters’ election to partially exercise their over-allotment option (“Over-allotment Units”), generating additional gross proceeds of $30,000,000 and incurring additional offering costs of $2,100,000 in underwriting fees all of which is deferred until completion of the Company’s Business Combination. Simultaneously with the exercise of the over-allotment, the Company consummated the Private Placement of an additional 60,000 Private Placement Units to the Sponsor, generating gross proceeds of $600,000.

Offering costs for the IPO and the exercise of the underwriters’ over-allotment option amounted to $18,037,545, consisting of $3,787,971 of underwriting fees, $13,100,000 of deferred underwriting fees payable (which are held in the Trust Account) and $1,149,574 of other costs.
Following the closing of the IPO and exercise of the over-allotment, $255,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.
For the three months ended March 31, 2023, cash used in operating activities was $550,221. Net cash used in investing activities was $242,863,794 and net cash provided by financing activities was 242,426,294.
At March 31, 2023, we had cash and marketable securities held in the trust account of $16,115,127. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest income earned on the Trust Account (less taxes payable), to complete our Business Combination. To the extent that our shares or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
At March 31, 2023, we had cash of $15,957 outside of the trust account. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant. The warrants would be identical to the Private Placement Warrants. As of March 31, 2023 and December 31, 2022, there were no Working Capital Loans outstanding.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.
Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2023. We do not participate in transactions that create relationships with entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.
The underwriter is entitled to deferred underwriting commissions of $6,550,000 of deferred underwriting fees in the aggregate (after giving effect to the waiver of 50% of the original $13,100,000 deferred underwriting fee). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. A portion of the deferred underwriting commission may be allocated to third parties at the discretion of the Sponsor.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of executive compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.
Critical Accounting Policies
The preparation of unaudited condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Warrant Liabilities
We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our own Class A ordinary share, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in-capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreement qualify as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement has been estimated using Black-Scholes pricing model at each measurement date.
Class A Ordinary Share Subject to Possible Redemption
We account for our ordinary share subject to possible redemption in accordance with the guidance in ASC 480 “Distinguishing Liabilities from Equity.” Class A ordinary share subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary share (including ordinary share that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, ordinary share is classified as shareholders’ equity. Our ordinary share features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary share subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary share to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary share are affected by charges against additional paid in capital and accumulated deficit.
Net income (loss) Per Ordinary Share
We apply the two-class method in calculating earnings per share. Net income (loss) per the redeemable shares, basic and diluted, is calculated by dividing the interest income earned on the Trust Account by the weighted average number of redeemable ordinary shares outstanding since original issuance. Net income (loss) per ordinary shares, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income (loss), less income attributable to redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods presented.
Recently Adopted Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our unaudited condensed financial statements.

CERTAIN NCAC RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
References in this section to “we”, “our”, “us”, the “Company”, or “NCAC” generally refer to NCAC.
In March 2021, our sponsor purchased 5,912,500 founder shares for a purchase price of $25,000, or approximately $0.004 per share. In September 2021, we effected a dividend of approximately 0.017 shares for each outstanding Class B ordinary share, resulting in there being an aggregate of 6,015,000 founder shares outstanding. On October 19, 2021, we effected a dividend of approximately 0.099 shares for each outstanding Class B ordinary share, resulting in there being an aggregate of 6,611,500 founder shares outstanding. In connection with the partial exercise of the over-allotment option by the underwriter, holders of found shares forfeited 76,500 Class B ordinary shares.
The Sponsor, Cantor, and CCM purchased an aggregate of 1,140,000 NCAC Private Placement Units, at a price of $10.00 per unit, or $11,400,000 in the aggregate, in a private placement that closed simultaneously with the closing of the IPO. The NCAC Private Placement Units are identical to the NCAC Public Units, except that if the NCAC Private Placement Warrants held by the Sponsor, Cantor, CCM or their permitted transferees, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) they (including the ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. There will be no redemption rights or liquidating distributions with respect to the NCAC Class B Ordinary Shares, NCAC Private Placement Shares or NCAC Warrants, which will expire worthless if we do not complete an initial business combination.
In addition, for as long as the NCAC Private Placement Units are held by Cantor or its designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales in the IPO.
Other than (i) repayment of loans made to us prior to the date of the prospectus of the IPO by the Sponsor to cover offering-relating and organization expenses, (ii) repayment of any incremental loans which the Sponsor, members of our management team or any of their respective affiliates or other third parties may make to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment), (iii) payments to the Sponsor or its affiliate of a total of $20,000 per month for office space, administrative and shared personnel support services, (iv) reimbursement for any out-of-pocket expenses related to identifying, investigation and completing an initial business combination and (v) payment of the Transaction Fee to CCM, there will be no finder’s fees, reimbursements or cash payments made to the Sponsor or any of our officers or directors, or any entities with which they are affiliated.
If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Our sponsor, officers and directors, or any entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or any entities with which they are affiliated and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
On March 11, 2021, the Company issued and on July 7, 2021, the Company amended and restated, an unsecured promissory note to the sponsor (as amended and restated, the “IPO Note”), pursuant to which, the Company could borrow up to an aggregate of $1,000,000 to cover expenses related to the IPO. These loans are non-interest bearing, unsecured and were paid off on October 22, 2021.

On January 6, 2023, the Company issued the First Extension Note to the sponsor pursuant to which the Company could borrow up to an aggregate of $495,000 in connection with the Trust Agreement Amendment. The First Extension Note is unsecured, non-convertible and bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. As of June 30, 2023, an aggregate of $495,000 has been drawn down on the First Extension Note and deposited into the Trust Account to cover the First Extension.
On January 17, 2023, the Company issued an unsecured promissory note (the “Note”), in the amount of up to $1,000,000 to the sponsor. The proceeds of the Note may be drawn down from time to time prior to the Maturity Date (as defined below) upon request by the Company. The Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). At the Maturity Date, by providing written notice to the Company, the Sponsor may elect to convert any portion or all of the amount outstanding under the Note, up to a maximum of $1,000,000, into securities of the Company. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.
On January 13, 2023, the Company issued the Second Extension Note to the sponsor, pursuant to which the Company could borrow up to an aggregate of $750,000 in connection with the Trust Agreement Amendment. The Second Extension Note is unsecured and bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. On such date, by providing written notice to the Company, the Sponsor may elect to convert any portion or all of the amount outstanding under the Second Extension Note, up to a maximum of $750,000, into securities of the Company. As of August 31, 2023, an aggregate of $66,781.26 has been drawn down on the Second Extension Note and deposited into the Trust Account to cover the Second Extension.
On February 9, 2023, NCAC engaged CCM, an affiliate of the Sponsor, to act as financial advisor to NCAC. Pursuant to the engagement letter, which is filed as exhibit 10.1 hereto, CCM will be paid (i) an advisory fee in an amount equal to $1,000,000 paid in full simultaneously with the closing of NCAC’s initial business combination transaction or an equivalent dollar amount of common stock or equivalent equity of the publicly listed post-business combination company which shares shall be delivered between sixty (60) and ninety (90) calendar days following the closing of the transaction as determined by NCAC (the “Advisory Fee”); and (ii) 5.0% of gross proceeds raised from investors or other third parties and received by NCAC or the target company simultaneously with or before the closing of the transaction, including but not limited to, proceeds released from the Trust Account with respect to any NCAC shareholder that (x) entered into a non-redemption or other similar agreement or (y) did not redeem NCAC Class A Ordinary Shares, in each instance to the extent such shareholder was identified to NCAC by CCM (the “Offering Fee”, and, together with the Advisory Fee, the “Transaction Fee”) which shall be payable by NCAC and due to CCM simultaneously with the closing of the business combination transaction; provided, however, that NCAC may apply up to 50% of the Offering Fee (but no more than $500,000) as a reduction to the Advisory Fee.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The NCAC Working Capital Units would be identical to the NCAC Private Placement Units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration rights agreement with respect to the founder shares, placement shares, placement warrants and warrants issued upon conversion of working capital loans (if any), which was filed as an exhibit to the registration statement for the Company’s IPO.
On March 28, 2022, the Company entered into an Administrative Service Agreement with our sponsor, dated as of October 19, 2021, pursuant to which the Company pays a $20,000 per month fee to our sponsor for office space, administrative and shared personnel support services.
Related Party Policy
In connection with the consummation of the IPO, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics was filed as an exhibit to the registration statement for the Company’s IPO.

INFORMATION RELATED TO PUBCO
The information provided below pertains to Pubco prior to the Business Combination. As of the date of this proxy statement/prospectus, Pubco has not conducted any material activities other than those incident to its formation and to the matters related to effectuating the Business Combination, such as the making of certain required SEC filings, the establishment of Merger Sub and the preparation of this proxy statement/prospectus. Upon the consummation of the Business Combination Agreement, Pubco will become the ultimate parent of Psyence. For information about Pubco’s management and corporate governance following the Business Combination, see the section titled “Management of Pubco Following the Business Combination.”
Incorporation
Pubco was incorporated as a corporation under the laws of Ontario on June 29, 2023, solely for the purpose of effectuating the Business Combination.
Pubco was incorporated with an unlimited authorized share capital. One such share is currently issued and outstanding. For descriptions of Pubco Common Shares, please see the section titled “Description of Pubco Securities.” At incorporation, its assets consisted of the par value contributed for its sole outstanding share.
Pubco’s corporate purpose is unrestricted.
Pubco will, immediately after the consummation of the Business Combination, qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.
Pubco will, immediately after the consummation of the Business Combination, be an “emerging growth company” as defined in the JOBS Act. Pubco will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Pubco has total annual gross revenue of at least $1.235 billion or (c) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco Common Shares held by non-affiliates exceeds $700 million as of the last business day of Pubco’s prior second fiscal quarter, and (ii) the date on which Pubco issued more than $1.0 billion in non-convertible debt during the prior three-year period. Pubco intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Pubco’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
Even after Pubco no longer qualifies as an “emerging growth company,” as long as Pubco continues to qualify as a foreign private issuer under the Exchange Act, Pubco will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events. In addition, Pubco will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Corporate Restructuring
Prior to the date of the Business Combination Agreement, (i) Parent formed Psyence and Pubco as wholly-owned subsidiaries, (ii) promptly after entering into the Business Combination Agreement, Parent and Psyence Biomed Corp., a corporation organized under the laws of British Columbia (and a party to the Original Business Combination Agreement) shall be amalgamated, and thereafter (iii) Parent (x) shall transfer the shares of Psyence Australia Pty Ltd. and its related business assets to Psyence while (y) retaining the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence UK

Group Ltd., Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), and Psyence South Africa (Pty) Ltd (South Africa) (collectively, the “Excluded Assets”) (such transactions, collectively, the “Canadian Restructuring”).
Memorandum and Articles of Association
At the consummation of the Business Combination, the Proposed Articles shall be substantially in the form attached to this proxy statement/prospectus as Annex B and Annex C. See section entitled “Description of Pubco Securities.”
Principal Executive Office
After the consummation of the Business Combination, the mailing address and principal executive office of Pubco will be 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario M5H 2K1 and its telephone number will be +1 (416) 346-7764.
Financial Year
Pubco has no material assets and does not operate any businesses. Accordingly, no financial statements of Pubco have been included in this proxy statement/prospectus.
Pubco’s financial year ends on March 31 of each year. Pubco’s auditor after the consummation of the Business Combination is expected to be MNP LLP.
Subsidiaries
Merger Sub is a newly incorporated Cayman Islands exempted company and direct, wholly-owned subsidiary of Pubco. As of the date of this proxy statement/prospectus, Merger Sub has not conducted any material activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement.
Sole Shareholder
Prior to the consummation of the Business Combination, the sole shareholder of Pubco is Parent. Upon the consummation of the Business Combination, Pubco will become a new public company owned by Parent and the prior shareholders of NCAC.
Board of Directors
Prior to the consummation of the Business Combination, the directors of Pubco are Jody Aufrichtig, Warwick Corden-Lloyd and Dr. Neil Maresky. As of the closing of the Business Combination, the number of directors of Pubco shall be increased to five persons, Warwick Corden-Lloyd will cease to be a director of Pubco, and Marc Balkin, Chris Bull and Dr. Seth Feuerstein are expected to become the directors of Pubco.
The NASDAQ listing rules permit a foreign private issuer like Pubco to follow the corporate governance practices of its home country. Under the corporate governance practices in the Cayman Islands, among other things, Pubco is not required to have a majority of the board of directors consist of independent directors.
Legal Proceedings
As of the date of this proxy statement/prospectus, Pubco was not party to any material legal proceedings. In the future, Pubco may become party to legal matters and claims arising in the ordinary course of business.
Properties
Pubco currently does not own or lease any physical property.
Employees
Pubco currently has no employees.

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION
Unless the context otherwise requires, references in this section to “we”, “us”, “our”, and the “Company” generally refer to Pubco from and after the Business Combination.
The following sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors and executive officers of Pubco following the consummation of the Business Combination. All executive officers will be appointed by the Board of Directors to serve in their roles. Each executive officer is appointed for such term as may be prescribed by the Board of Directors or until a successor has been chosen and qualified or until such officer’s death, resignation or removal.
Name	Age	Position(s)
Jody Aufrichtig	50	Chairman of the Board and Strategic Business Development Officer
Dr. Neil Maresky	59	Chief Executive Officer and Director
Warwick Corden-Lloyd	44	Chief Financial officer
Marc Balkin	49	Director
Christopher (Chris) Bull	55	Director
Dr. Seth Feuerstein	51	Director
Executive Officers
Dr. Neil Maresky has served as PSYG’s chief executive officer and director since July 1, 2021, and will serve as Pubco’s Chief Executive Officer and Director following the Business Combination. Dr. Maresky has more than 20 years of enterprise leadership and biopharmaceutical expertise and currently oversees the strategy and operations of Psyence. From 2010 to 2021, Dr. Maresky, spent more than a decade at AstraZeneca Canada as Vice President of Scientific Affairs. Dr. Maresky is a South African trained doctor. In Canada, he has held various executive leadership positions in “Big Pharma”, including leading research and development and driving scientific strategy at Bayer Pharmaceuticals (1998-2002) as well as Wyeth Pharmaceuticals (2002-2008), where he was interim President and general manager in 2008. In South Africa, Dr. Maresky was trained in emergency room medicine and cardiology, and practiced as a family physician. In the mid-1990s, Dr. Maresky emigrated to Canada and began his career in the pharmaceutical industry. During the course of his career, Dr. Maresky has positively impacted the health of millions of patients across Canada. With extensive experience and relationships with academic institutions, health authorities and decision-making bodies across Canada, Dr. Maresky has contributed to many innovative medical therapies and technologies, including over 50 approvals of new medicines and new indications. One of Dr. Maresky’s most recent achievements was the approval of the AstraZeneca Covid-19 vaccine by Health Canada. Dr. Maresky holds a Medical Degree M.B.,B.Ch.. from the University of Witwatersrand (1987).
Warwick Corden-Lloyd serves as Chief Financial Officer of PSYG since January 21, 2021 and will serve as the Chief Financial officer of Pubco following the Closing. Warwick Corden-Lloyd is a Chartered Accountant and Certified Project Manager. He has over 19 years of experience working in public accounting, consulting and listed financial services companies in the UK, US and South Africa. Mr. Corden-Lloyd has listed company financial and regulatory reporting experience in international and emerging markets. He has served as Chief Financial Officer and Company Secretary of Psyence Group Inc. (CSE: PSYG; OTCQB: PSYGF) since listing to date. From May 2020 to January 2021, Mr. Corden-Lloyd was the Corporate Finance Advisor and Chief Financial Officer of MindHealth Biomed Corp, the predecessor company prior to PSYG. Mr. Corden-Lloyd was previously the Vice President of Operations and Finance at Canopy Growth Africa, (a wholly owned subsidiary of Canopy Growth Corporation (NYSE: CGC / TSX: WEED) from May 2019 to May 2020. Whilst at Canopy Growth, he oversaw the Finance, Legal, Supply Chain, Human Resources, Quality Assurance and Regulatory, Project Management and Country Manager divisions. Prior to that he was Head of Financial Accounting at Capitec Bank, South Africa’s largest customer retail bank, from February 2015 to May 2019 where he was responsible for managing the financial and regulatory reporting, budgeting and financial accounting for the bank. Mr. Corden-Lloyd received a Bachelor of Accounting from the University of Stellenbosch, South Africa in 2002, a Bachelor of Accounting Honours

from the University of Natal, South Africa in 2003 and registered with the South African Institute of Chartered Accountants in 2006. He is also registered with The Institute of Chartered Accountants in England and Wales.
Board of Directors
Jody Aufrichtig has served as Strategic Business Development Officer and Director of PSYG since May 21, 2020 and will serve in the same roles at Pubco following the Business Combination. He will also serve as Chairman of the Board of Directors of Pubco following the Closing. Mr. Aufrichtig is a chartered accountant and experienced entrepreneur with extensive experience in emerging markets. Mr. Aufrichtig is the founder of MindHealth Biomed Corp and has built multiple award-winning businesses and created substantial shareholder value in cannabis, commercial and residential property, private equity, tourism, leisure and other industries. Prior to founding MindHealth Biomed Corp, he was the Managing Director of Canopy Growth Africa (a wholly owned subsidiary of Canopy Growth Corporation (NYSE: CGC / TSX: WEED)) from May 2018 until he led a management buyout of the African operations in April 2020. Mr. Aufrichtig founded Daddy Cann Lesotho (Pty) Limited in July 2017 and was granted a license by the Ministry of Health (Lesotho) to cultivate, manufacture, supply, hold, import, export and transport cannabis. Daddy Cann Lesotho (Pty) Limited was subsequently acquired by Canopy Growth Corporation in May 2018. In 2000, Mr. Aufrichtig co-founded Indigo Properties, a business is focused on commercial and residential property, tourism and leisure. Mr. Aufrichtig holds a Bachelor of Accounting and a Bachelor of Accounting Honours from the University of Cape Town, South Africa and is registered with the South African Institute of Chartered Accountants.
Chris Bull has served as a strategic advisor of PSYG since December 2022 and will serve as a director of Pubco following the Business Combination. Chris is a qualified chemical engineer, attorney, patent attorney and Certified Licensing Professional®. Over his thirty year career, Mr. Bull has been an investor, director, founder and advisor to a range of successful companies in Europe and North America with novel technologies in the fields of pharmaceuticals, biotechnology, food sciences, chemical processing, and extraction technologies. Mr. Bull has served as a Chairman and director of a venture capital firm (Knife Capital). Mr. Bull has also been recognized through receipt of a number of international awards, including IAM Strategy 300, IAM Patent 1000, IAM Licensing 250; Euromoney Expert Guides: World’s Leading Patent Attorneys; Chambers and Partners’ Global Guide to the World’s Leading Lawyers Legal 500 Guide to Outstanding Lawyers, in recognition of his skills in relation to the development and execution of venture capital investment, patent and intellectual property strategies for high-technology companies.
Dr. Seth Feuerstein will serve as a director of Pubco following the Business Combination. Dr. Feuerstein has expertise across multiple areas of medicine including Suicide Prevention, Technology and Suicide, Telehealth, Social Media and Mental Health, Digital Medicine, Suicide, Digital Health, Digital Therapeutics, Healthcare Innovation, Emerging Medical Technologies, forensic psychiatry, technology transfer, technology investment, intellectual property and the intersection of technology, law and medicine. He is a founding board member of the Center for Biomedical and Interventional Technology at Yale and Executive Director of the Center for Digital Health, Innovation and Excellence. He has been teaching at the Yale School of Medicine, Department of Psychiatry, since 2004 and is the faculty advisor for Innovation in Healthcare at the medical school. He works across multiple sectors in healthcare including health insurance, healthcare startups, healthcare investing, clinical care delivery innovation and early stage emerging medical technologies. He is the founder and CEO of Oui Therapeutics, Inc. SINCE 2019, which is developing a prescription digital therapeutic for suicide attempt reduction. Dr. Feuerstein has been appointed senior advisor/Highly Qualified Advisor (HQE) for the Department of Defense, advising on behavioral health innovation, since June 2019. From 2014 to August 2018, he was the chief medical and innovation officer at Magellan Healthcare. He has also co-founded and/or held leadership roles in a number of biotechnology and healthcare companies. Dr. Feuerstein received his Bachelor of Science from Cornell University, a J.D. from New York University School of Law, and an M.D. from New York University School of Medicine. We believe that Dr. Feuerstein is well-qualified to serve on Pubco's Board of Directors due to his extensive experience in the fields of psychiatry and biotechnology.
The description of the experiences of Marc Balkin, expected independent director of Pubco, is included in the section of this proxy statement/prospectus entitled “Information about NCAC – Directors and Executive Officers.”

Number and Terms of Office of Officers and Directors
Our officers are appointed by the board of directors. Our board of directors is authorized to appoint officers as it deems appropriate.
Corporate Governance
We will structure our corporate governance in a manner we believe will closely align our interests with those of our shareholders following the Business Combination. Notable features of this corporate governance include:
•
we will have a majority of independent directors on our board immediately following the consummation of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

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we will have an audit committee that consists of three independent directors, at least one of which will qualify as an “audit committee financial expert” as defined by the SEC; and

•
we will implement a range of other corporate governance practices, including implementing a robust director education program.

Independence of our Board of Directors
Pubco currently expects that upon consummation of the Business Combination, three of its five directors will be independent directors and Pubco’s Board will have an independent audit committee. We anticipate that Marc Balkin and Chris Bull will be “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules.
Committees of the Board of Directors
The Pubco Board will direct the management of its business and affairs and will conduct its business through meetings of the Board of Directors and standing committees. The Company will have audit, compensation and nominating and governance committees, each of which will operate under a written charter.
In addition, from time to time, special committees may be established under the direction of the Pubco Board when the Pubco Board deems it necessary or advisable to address specific issues. Following the Business Combination, current copies of Pubco’s committee charters will be posted on the Pubco website as required by applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this proxy statement/prospectus and does not form part of this proxy statement/prospectus.
Audit Committee
Pubco will adopt an audit committee charter, which details the principal functions of the audit committee, including:
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evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

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approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

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monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

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reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

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overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

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reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

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providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee
The Compensation Committee will be governed by a written charter approved by the Pubco Board. The charter of the Compensation Committee will permit the Compensation Committee to engage outside consultants and to consult with human resources consultants when appropriate to assist in carrying out its responsibilities. Compensation consultants have not been engaged by the Company to recommend or assist in determining the amount or form of compensation for any current executive officers or directors of the Company. The Committee may also obtain advice and assistance from internal or external legal, accounting, or other advisers selected by the Committee. Our Compensation Committee will be responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee will be governed by a written charter approved by the Pubco Board. Our Nominating and Corporate Governance Committee will be responsible for identifying and proposing new potential director nominees to the Pubco Board for consideration and reviewing our corporate governance policies.
Code of Ethics
Effective upon consummation of this Business Combination, we will adopt a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the Nasdaq and the SEC. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We have filed a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.
Limitation on Liability and Indemnification of Officers and Directors
Section 136 of the Business Corporations Act (Ontario) (the “OBCA”) governs the indemnification of directors and officers of a corporation and provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation shall not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. If the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, a corporation shall not indemnify an individual unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.
The Company will enter into indemnification agreements with each director and officer of the corporation in accordance with the provisions of the OBCA cited above, which are incorporated into such agreements. Under the indemnification agreements the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the individual did not act honestly and in good faith and with a view to the best interests of the corporation or that the individual had reasonable cause to believe that his or her conduct was unlawful. To the extent permissible by law, there shall be a presumption that the individual acted honestly and in good faith and with a view to the best interests of the corporation and that the individual had no reasonable cause to believe that his or her conduct was unlawful in the absence of fraud unless a question of law is involved.
Non-Employee Director Compensation
In connection with the consummation of the Business Combination, the Pubco Board intends to adopt a non-employee director compensation policy designed to align compensation with Pubco’s business objectives and the creation of shareholder value, while enabling Pubco to attract and retain directors to contribute to Pubco’s long-term success.
Cash Compensation
Each non-employee director will be entitled to a $      annual cash retainer and a grant of      . In addition, Pubco’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
Equity Compensation
Following the closing of the Business Combination, the compensation committee of Pubco intends to review and implement a non-employee director cash and equity compensation policy, which will include initial and annual equity awards.
Except as disclosed in the section entitled “— Employment Agreements and Indemnification Agreements” below, Psyence is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.
For information regarding share options granted to Psyence’s directors and executive officers, see the section entitled “— Equity Incentive Plans” below.
Employment Agreements and Indemnification Agreements
Each of Psyence’s executive officers is party to an employment agreement with Psyence. The employment of the executive officers under these employment agreements is for an indefinite period, but may be terminated by the employer for cause at any time without advance notice or for any other reason by giving prior written notice or by paying specified amounts of compensation, and the executive officer may terminate his or her employment at any time by giving the employer prior written notice. The employment agreements with the executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.
Pubco will enter into indemnification agreements with each of its directors. Under these agreements, Pubco may agree to indemnify its directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of Pubco.
Equity Incentive Plans
Pubco Equity Incentive Plan
Pubco anticipates that it will establish an equity incentive plan following the closing of the Business Combination (“Pubco Equity Incentive Plan”) on terms to be approved by Pubco’s board of directors and compensation committee. Since Pubco is a foreign private issuer, the establishment of such Pubco Equity Incentive Plan will not require the approval of Pubco’s shareholders and will only be approved by Pubco’s board of directors and compensation committee.

EXECUTIVE COMPENSATION OF PSYENCE
Unless the context otherwise requires, any reference in this section of this joint proxy statement/consent solicitation statement/prospectus to the “Company,” “we,” “us,” “our,” or “Psyence” refers to Psyence Biomed Corp. and its consolidated subsidiaries prior to the consummation of the Business Combination and to Pubco and its consolidated subsidiaries following the Business Combination.
The following tables and discussions relate to the compensation paid to or earned by our executive officers and directors who were serving during the financial year ended March 31, 2023.
Dr. Neil Maresky currently serves as chief executive officer of PSYG and following the Business Combination, will serve as chief executive officer for Pubco. Warwick Corden-Lloyd currently serves as chief financial officer of PSYG and will serve as Pubco’s chief financial officer. Jody Aufrichtig currently serves as Director and Executive Chairman of PBC and will serve as Pubco’s Director and Strategic Business Development Officer. Dr. Maresky, Mr. Corden-Lloyd and Mr. Aufrichtig are referred to collectively in this information statement as our “named executive officers.”
Psyence is currently part of PSYG and not an independent company and, as such, the historical compensation shown below was determined by PSYG and the PSYG Compensation Committee. Prior to the completion of this Business Combination, we will continue to be a part of PSYG, and therefore, compensation of our executives will continue to be determined based on the design and objectives of the PSYG executive compensation programs. Future compensation arrangements for Pubco’s executive officers will be determined based on the compensation policies, programs and procedures to be established by the compensation committee that Pubco’s board of directors will form in connection with the Business Combination. See the section entitled “Management of Pubco Following the Business Combination — Compensation Committee.” Accordingly, the amounts and forms of compensation reported below are not necessarily indicative of the compensation that our named executive officers will receive following the Business Combination, which could be higher or lower than the amounts shown below.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid to our named executive officers for the fiscal year ended March 31, 2023:
Name and principal position(1)	Year	Salary (US$)	Bonus (US$)	Option awards (US$)(2)	Stock Awards (US$)(3)	Nonequity incentive plan compensation (US$)	All other compensation (US$)	Total (US$)
Neil Maresky (Chief Executive Officer)	2023	256,997	—	39,218	126,231	—	—	442,446
Jody Aufrichtig (Executive Chairman)	2023	113,381	—	39,218	126,231	—	—	278,830
Warwick Corden Lloyd (Chief Financial Officer)	2023	113,381	—	14,661	58,845	—	—	186,887

(1)
The average exchange rate used to convert amounts in this table from, Canadian dollars to USD are reported above based on a rate of 1.3230.

(2)
The amounts reported in the “Option awards” column represent the aggregate grant date fair value of the stock options granted to the named executive officers during 2023 computed in accordance with IFRS. The option awards value was calculated using the Black-Scholes valuation model. The options vest as follows: 50% on March 31, 2023 and 50% on September 30, 2023. Note that the amounts reported in these columns reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers from the stock options.

(3)
The amounts reported in the “Stock awards” column represent the aggregate grant date fair value of the restricted stock units (RSUs) granted to the named executive officers during 2023 computed in accordance with IFRS. The stock awards value was based on the share price on the date of grant of RSUs. The RSUs vest as follows: 33.33% on March 31, 2024, 33.33% on March 31, 2025 and 33.34%

on March 31, 2026. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the named executive officers from the stock RSUs.
Other than as set forth in the foregoing table, the named executive officers and directors have not received, during the most recently completed financial year, compensation pursuant to any standard arrangement for the compensation of directors for their services in their capacity as directors, including any additional amounts payable for committee participation or special assignments, any other arrangement, in addition to, or in lieu of, any standard arrangement, for the compensation of directors in their capacity as directors, or any arrangement for the compensation of directors for services as consultants or experts.
Share Ownership
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our named executive officers as of March 31, 2023.
Name	Number of Securities Underlying Unexercised Options ((#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)/share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Neil Maresky	267,500	267,500	0.10	3/31/2028	—	—
	612,000	1,188,000	0.22	6/30/2026	—	—
	—	—	—	—	1,000,000	96,061
	—	—	—	—	247,900	23,814
	—	—	—	—	647,141	62,165
Jody Aufrichtig	267,500	267,500	0.10	3/31/2028	—	—
	643,333	321,667	0.22	12/31/2025	—	—
	—	—	—	—	1,000,000	96,061
	—	—	—	—	247,900	23,814
Warwick Corden-Lloyd	100,000	100,000	0.10	3/31/2028	—	—
	300,000	150,000	0.22	12/31/2025	—	—
	—	—	—	—	445,000	42,747
	—	—	—	—	134,000	12,872
The exchange rate used to convert the option exercise price from Canadian $ to USD is 1.3533. The market value of the restricted stock unit award is based on the closing price of Canadian $0.13 per share for Psyence’s common stock on March 31, 2023.
2021 Stock Option Plan
PSYG’s stock option plan (the “Stock Option Plan”) was adopted on November 9, 2021 and was confirmed by the PSYG’s shareholders on December 9, 2021.
The purpose of the Stock Option Plan is to provide PSYG with a share-related mechanism to enable PSYG to attract, retain and motivate qualified directors, officers, employees and other service providers, to reward directors, officers, employees and other service providers for their contribution toward the long-term goals of PSYG , and to enable and encourage such individuals to acquire shares of PSYG as long-term investments.
The Stock Option Plan is a “rolling” plan that limits the number of stock options that may be granted pursuant to the plan to a number equal to 10% of PSYG’s issued and outstanding common shares, calculated at the date of the stock option grant. Share incentives granted under any share incentive plans of PSYG will not have a bearing on the number of shares that may be subject to option under the Stock Option Plan.
Eligible Persons.   Only executives (including directors and officers) employees, and consultants of PSYG or its subsidiaries are eligible to receive stock options under the Stock Option Plan.
Limitations.   The Stock Option Plan contains the following limitations:
(a)
the maximum number of shares which may be reserved for issuance to any one person under the Stock Option Plan must not exceed five percent (5%) of the issued shares (determined at the date the option was granted) in a twelve (12) month period, unless PSYG first obtains any required disinterested shareholder approval of this plan;

the number of shares granted to any one Consultant (as defined in the Stock Option Plan) under the Stock Option Plan together with all other security based compensation arrangements in a twelve (12) month period must not exceed two percent (2%) of the issued shares of PSYG;
the aggregate number of options granted to an option holder providing services that include investor relations activities under the Stock Option Plan must not exceed two percent (2%) of the issued shares of PSYG in any twelve (12) month period, calculated at the date the option was granted; and
the aggregate number of shares (i) issued to insiders under the Stock Option Plan within a twelve-month period, and (ii) issuable to insiders of the Company at any time under the plan, together with all of PSYG’s other security based compensation arrangements, shall not exceed ten percent (10%) of the total number of shares then outstanding, unless PSYG has first obtained disinterested shareholder approval of the plan, pursuant to applicable law or stock exchange rules (but only if the law or stock exchange rules require such approval).
Term of the Options.   The expiry date of an option must be no later than the tenth anniversary of the grant date. Any shares subject to an option which for any reason is cancelled or terminated without having been exercised shall again be available for grants under the Stock Option Plan.
Exercise Price.   The exercise price at which an option holder may purchase a share upon exercising their option shall be determined by the price determined by PSYG and shall be set out in the option agreement.
Additional provisions included in the Stock Option Plan are as follows:
•
A provision permitting the personal representative of an option holder who has become disabled to exercise the option on or before the date which is the earlier of one year following the termination of employment, engagement or appointment as a director or officer and the applicable expiry date;

•
A provision permitting the personal representative of an option holder who ceased to be employed by PSYG by reason of a disability and who dies within six months after their termination to exercise the option on or before the date which is the earlier of one year following the death of such option holder and the applicable expiry date;

•
A broad ability for PSYG to cause stock options to terminate on an accelerated basis without the consent of option holders, in order to facilitate certain transactions that might be beneficial to PGI; and

•
An ability to grant stock options to investor relations consultants.

Black-out Period.   The Stock Option Plan provides that any options expiring during a disclosure “black-out period” will benefit from a 10-day extension beyond the end of the black-out period.
Transferability.   Options are generally non-assignable and non-transferable.
Powers of the Board.   The Stock Option Plan permits PSYG’s board of directors to appoint a committee (the “Committee”) whose purpose is to administer the plan. The Committee (or the Board if no Committee is in place) may also:

•
determine all questions arising in connection with the administration, interpretation and application of the plan;

•
correct any defect, supply any information or reconcile any inconsistency in the plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the plan;

•
prescribe, amend, and rescind rules and regulations relating to the administration of the plan;

•
do the following with respect to the granting of options:

•
determine the executives, employees or consultants to whom options shall be granted, based on the eligibility criteria set out in this plan;

•
determine the terms of the option to be granted to an option holder including, without limitation, the grant date, expiry dates, exercise price and vesting schedule (which need not be identical with the terms of any other option);

•
determine when options shall be granted;

•
determine the number of shares subject to each option; and

•
accelerate the vesting schedule of any option previously granted, subject to certain limitations.

Restricted Share Unit Plan
PSYG’s restricted share unit plan (the “RSU Plan”) was originally adopted on August 13, 2021 and underwent certain amendments on December 9, 2021. PSYG’s board of directors subsequently amended the plan on February 16, 2022, with effect from March 1, 2022. The RSU Plan is designed to provide certain directors, officers, consultants and other key employees (collectively, an “Eligible Person”) of PSYG and its related entities with the opportunity to acquire restricted share units (“RSUs”) of PGI. The acquisition of RSUs allows an Eligible Person to participate in the long-term success of the Company thus promoting the alignment of an Eligible Persons. The RSU Plan provides that the aggregate number of shares reserved for issuance pursuant to awards granted, at any time, shall not exceed 7.5% of the issued and outstanding shares in the capital of PSYG.
Eligible Persons.   All employees, officers, directors, management company employees or consultants (as defined in the RSU Plan) of PSYG and its related entities are eligible to participate in the RSU Plan (as “Participants”), and the Company reserves the right to restrict eligibility or otherwise limit the number of persons eligible for participation as Participants in the RSU Plan. Eligibility to participate as a Participant in the RSU Plan does not confer upon any person a right to receive an award of RSUs.
Subject to certain restrictions, the board of directors or its appointed Committee (as defined in the RSU Plan) can, from time to time, award RSUs to Eligible Persons. RSUs will be credited to an account maintained for each Participant on the books of PSYG as of the award date. The number of RSUs to be credited to each Participant’s account shall be determined at the discretion of the board of directors and pursuant to the terms of the RSU Plan.
Rolling Plan.   The aggregate number of shares that may be reserved for issuance under the RSU Plan at any time shall not exceed 7.5% of PSYG’s outstanding shares. This 7.5% limit shall not include the number of shares reserved for issuance under any other incentive plans of PSYG.
Vesting.   The Board or the Committee may, in its sole discretion, determine the time during which RSUs shall vest (except that no RSU, or portion thereof, may vest after the expiry date) and whether there shall be any other conditions or performance criteria to vesting. In the absence of any determination by the Board or the Committee to the contrary, RSUs will vest and be payable as to one third (1/3) of the total number of RSUs granted on each of the first, second and third anniversaries of the date or dates on which an award of RSUs is made to a Participant (computed in each case to the nearest whole RSU), provided that in all cases payment in satisfaction of a RSU shall occur prior to the Outside Payment Date (which, in respect of a RSU, means December 31 of the calendar year in which the expiry date of the RSUs occurs). Notwithstanding the foregoing, the Committee may, in its sole discretion at any time or in the RSU agreement in respect of any RSUs granted, accelerate, or provide for the acceleration of vesting (in whole or in part) of RSUs previously granted. The award value of any RSU shall be determined as of the applicable vesting date.
Transferability.   RSUs and all other rights, benefits or interests in the plan are non-transferable and may not be pledged or assigned or encumbered in any way and are not subject to attachment or garnishment, except that if a Participant dies the legal representatives of the Participant will be entitled to receive the amount of any payment otherwise payable to the Participant hereunder in accordance with the provisions of the RSU Plan.
Limitations.   Unless PSYG has first obtained disinterested shareholder approval of the plan, the RSU Plan limits the total number of shares issuable at any time to insiders of PGI, when combined with all other shares issuable to insiders under any security based compensation arrangement, to 10% of the total number of issued and outstanding equity securities of PSYG. Unless PSYG has first obtained disinterested shareholder approval of the plan, it further limits the total number of shares issuable to insiders during any one year period under the plan, when combined with all other shares issuable to insiders under any security based compensation arrangement, to 10% of the total number of issued and outstanding equity securities of PSYG.
No RSU may be issued to anyone engaged to perform investor relations activities for PSYG. In no event can the issuance of RSUs, when combined with any grant made pursuant to any other security based compensation arrangement, result in: (i) any one person being granted share-based compensation awards equaling or exceeding 5% of the issued shares, within a 12 month period; and (ii) any one consultant in a 12 month period being granted share-based compensation equaling or exceeding 2% of the issued shares.
Resignation, Termination, Engagement, Death or Disability.   Upon the voluntary resignation or the termination for cause of a Participant, all of the Participant’s RSUs which remain vested, but unexercised or unvested in the Participant’s Account shall be forfeited without any entitlement to such Participant.
Generally, if a Participant dies, or their employment or engagement terminates with the Company due to total disability, while employed or retained by the Company, or while an officer or director, the expiry date of any vested or unvested RSUs held by the Participant at the date of death or date of termination due to total disability, which have not yet been subject to an exercise notice and subsequent award payout, shall be amended to the earlier of (i) one (1) year after the date of death or date of termination due to total disability, and (ii) the expiry date of such award, except that in the event the expiration of the award is earlier than one (1) year after the date of death or date of termination due to total disability, the expiry date shall be up to one (1) year after the date of death or date of termination due to total disability as determined by the Board.
Change of Control.   Subject to any provision to the contrary contained in an RSU agreement or other written agreement (such as an agreement of employment) between the Company and a Participant, if a change of control takes place, all issued and outstanding RSUs shall vest (whether or not then vested) and the vesting date shall be the date which is immediately prior to the time such change of control takes place, or at such earlier time as may be established by the Board or the Committee, in its absolute discretion, prior to the time such change of control takes place.
Credit For Dividends.   Within ten (10) days following the declaration and payment of dividends on PGI’s common shares, the Board may determine to make a cash payment to a Participant in respect of outstanding RSUs credited to the Participant’s Account, which shall be calculated in accordance with the RSU Plan.
Terms of RSUs.   Subject to an earlier expiry date as may be determined by the Board and set out in the RSU agreement, RSUs will expire either at the earlier of the tenth anniversary of the date of the RSU grant and such earlier expiry date as may be determined by the Board, in its sole discretion, and set out in the applicable RSU Agreement.
Adjustments and Reorganizations.   In the event of any dividend paid in shares, share subdivision, combination or exchange of shares, merger, consolidation, spin-off, or other distribution of PGI assets to shareholders, or any other change in the capital of PGI affecting shares, the Board, in its sole and absolute discretion, will make, with respect to the number of RSUs outstanding under this Plan, any proportionate adjustments as it considers appropriate to reflect that change.
Employment, Consulting and Management Agreements
During the year ended March 31, 2023, the Company had the following agreements in place with its named executive officers:
Jody Aufrichtig
PSYG and Jody Aufrichtig entered into a consulting agreement dated January 1, 2021 (“First CEO Agreement”), pursuant to which he shall perform the services of Chief Executive Officer of PSYG in consideration for a base fee of approximately $9,448.42 per month ($113,381 per annum); rendering a significant number of hours a day or days a week to such services. This First CEO Agreement has been assigned to an entity controlled by Mr. Aufrichtig.
Either of Mr. Aufrichtig or PSYG may terminate this First CEO Agreement at any time upon no less than sixty (60) days’ written notice to the other party, save that PSYG may terminate the First CEO Agreement at any time without prior notice, for cause, provided that if the act, omission, event or breach giving rise to the cause is capable of being remedied, Mr. Aufrichtig shall be entitled to remedy same within 10 (ten) business days of written notice requiring such remediation.
PSYG may terminate the First CEO Agreement without cause or Mr. Aufrichtig may terminate the First CEO Agreement for good reason (as defined in the First CEO Agreement) at any time, in which case PSYG shall pay Mr. Aufrichtig an amount equal to one month’s base fee for every completed month worked, up to a maximum of 12 months (“Termination Pay”). If notice of such termination is served within 12 months of effective date of the agreement (i.e. January 1, 2021), 50% of the stock options granted to Mr. Aufrichtig (whether vested or not) to Mr. Aufrichtig shall immediately vest. If notice of termination is served on or after 12 months of the effective date of the agreement, 100% of the stock options granted (whether vested or not) to Mr. Aufrichtig shall immediately vest. In the event of termination by PSYG for any reason whatsoever (other than for cause) or by Mr. Aufrichtig for any reason whatsoever within sixty (60) days of a change of control event (as defined in the First CEO Agreement), PSYG shall pay Mr. Aufrichtig Termination Pay and 100% of his stock options granted (whether vested or not) shall immediately vest. PSYG may terminate the First CEO Agreement for cause or Mr. Aufrichtig may terminate the First CEO Agreement for convenience, in which case Mr. Aufrichtig shall not be entitled to Termination Pay (or any other severance payment) and all unvested stock options granted to him shall be forfeited.
On July 1, 2021 Mr. Aufrichtig resigned as Chief Executive Officer of PSYG to take up the role of Executive Chairman of the Board of Directors. Other than an amendment to Mr. Aufrichtig’s title and scope of service, the terms of the First CEO Agreement remain unchanged.
Warwick Corden-Lloyd
The Company and Warwick Corden-Lloyd entered into a consulting agreement dated February 1, 2021 (“CFO Agreement”), pursuant to which he shall perform the services of Chief Financial Officer and Secretary to PSYG in consideration for a base fee of approximately $9,448.42 per month ($113,381 per annum). The CFO Agreement has been assigned to an entity controlled by Mr. Corden-Lloyd.
The termination provisions, severance payments and entitlements and accelerated stock option vesting terms contained within the CFO Agreement are identical to those contained within the First CEO Agreement as set out in more detail above (mutatis mutandis).
Dr. Neil Maresky
PSYG and Dr. Neil Maresky entered into an employment agreement dated July 1, 2021 (“Second CEO Agreement”), pursuant to which he shall perform the services of Chief Executive Officer of PSYG in consideration for a base fee of approximately $21,416.42 per month ($256,997 per annum). Dr. Maresky’s compensation package included share-based incentives.

Either Dr. Maresky or PSYG may terminate this Second CEO Agreement at any time upon no less than sixty (60) days’ written notice to the other party.
PSYG may terminate the Second CEO Agreement without cause or Dr. Maresky may terminate the Second CEO Agreement for good reason (as defined in the Second CEO Agreement) at any time, in which case PSYG shall (subject to and inclusive of the minimum requirements of the Ontario Employment Standards Act, 2000 (“ESA”)) pay Dr. Maresky the following severance:
(a)
if termination occurs prior to the first anniversary of employment, one (1) week of notice, pay in lieu of notice or a combination thereof (with pay in lieu based on base fee) for every completed month worked;

(b)
if termination occurs after the first anniversary of employment but prior to the second anniversary of employment, notice, pay in lieu of notice or a combination thereof (with pay in lieu based on the base fee) equal to twelve (12) weeks plus two (2) additional weeks for each completed month of employment after the first anniversary of employment but prior to the second anniversary of employment, capped at a maximum of twenty-four (24) weeks; or

(c)
if termination occurs after the second anniversary of employment, an immediate lump sum payment of twenty-four (24) months of the base fee. In addition, Dr. Maresky shall be entitled to a prorated payment on account of the employee’s annual non-discretionary performance-based bonus for all active service rendered up to the date of termination (calculated at target).

In the event that PSYG terminates the Second CEO Agreement without cause or Dr. Maresky terminates the Second CEO Agreement for good reason (as defined in the Second CEO Agreement) after PSYG has secured a successful capital raise of not less than $6 million, Dr. Maresky’s severance terms will be more favorable than set out above.
Should PSYG terminate the Second CEO Agreement for cause, Dr. Maresky will shall not be entitled to any pay in lieu of notice or any other payments except as required to comply with the minimum requirements of the ESA in respect of the termination of employment.
Pension
PSYG does not have any pension, defined benefit, defined contribution or deferred compensation plans in place.
Director Compensation
Marvin Singer and Gavin Basserabie did not receive compensation during financial years ended March 31, 2023 and 2022 as non-executive directors of PSYG. Following the completion of the Business Combination, we expect to adopt a non-employee director compensation program, based on market and peer data, setting forth the compensation that members of our board of directors will be eligible to receive going forward in respect of their service to us.
Name(1)	Fees earned or paid in cash ($)	Option awards ($)	Stock awards ($)	Total ($)
Amza Ali	85,034	—	—	85,034
Marvin Singer	—	—	—	—
Gavin Basserabie	—	—	—	—
Alan Friedman	90,038	10,995	43,084	144,117
New Employment Agreements Between our Named Executive Officers and Pubco
In connection with the Business Combination, Pubco expects to enter into new employment agreements with each of its named executive officers, which will govern the terms of their continuing employment with Pubco. Pubco is still in the process of negotiating, approving and implementing these agreements.

DESCRIPTION OF PUBCO SECURITIES
The following description of the material terms of the securities of Pubco following the closing of the Business Combination includes a summary of specified provisions of the articles and by-laws of Pubco (the “Proposed Articles”) that will be in effect upon closing of the Business Combination. This description is qualified by reference to the Amended Pubco Articles as will be in effect upon consummation of the Business Combination, substantially in the form attached to this proxy statement/prospectus as Annex B and Annex C and incorporated in this proxy statement/prospectus by reference. In this section, the terms “we,” “our” or “us” refer to Pubco following the closing of the Business Combination, and all capitalized terms used in this section are as defined in the Proposed Articles, unless elsewhere defined herein.
General
The following is a summary of the rights of our ordinary shares as set forth in our articles and bylaws, as each will be amended and restated in connection with this transaction, and certain related sections of the OBCA. This summary does not purport to be complete and is qualified in its entirety by the full text of the Proposed Articles.
Upon the Closing of the Business Combination, our authorized share capital will consist of an unlimited number of Pubco Common Shares, each without par value. Immediately following the closing of this transaction (assuming no redemptions and no PIPE financing), we expect to have 11,190,521 issued and outstanding Pubco Common Shares. Immediately following the closing of this transaction we also expect to have no outstanding securities granted pursuant to our equity incentive plans, and securities available for grant under our equity incentive plans to acquire an aggregate of 1,678,578 Pubco Common Shares.
The following description of our share capital and provisions of our amended and restated articles and bylaws are summaries of material terms and provisions and are qualified by reference to our amended and restated articles and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this proxy statement/prospectus is a part. The description of our Pubco Common Shares reflects amendments to our amended and restated articles and bylaws that will become effective immediately prior to the closing of this transaction.
Ordinary shares
The holders of our Pubco Common Shares are entitled to one vote for each share held at any meeting of shareholders. The holders of our Pubco Common Shares are entitled to receive dividends as and when declared by our board of directors. In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our Pubco Common Shares are entitled to share pro rata in the distribution of the balance of our assets. There are no preemptive, redemption, purchase or conversion rights attaching to our Pubco Common Shares. There are no sinking fund provisions applicable to our Pubco Common Shares. Our Pubco Common Shares are issued in fully registered form. The Pubco Common Shares offered in this transaction, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.
Warrants
Each warrant is exercisable to purchase one Pubco Common Share. The warrants will expire on the date that is the fifth anniversary of the closing of the Business Combination.
Pubco Public Warrants
Upon consummation of the Business Combination, each existing holder of NCAC Public Warrant will receive one Pubco Public Warrant for each whole Pubco Public Warrant. Each Pubco Public Warrant shall entitle the registered holder thereof to purchase one whole Pubco Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on closing of the Transaction. The NCAC Pubco Public Warrants shall expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Unless the context requires otherwise, the words “warrant” or “warrants” in this “— Pubco Public Warrants” section are references to the Pubco Public Warrants.
Pubco will not be obligated to deliver any Pubco Common Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Pubco Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Pubco satisfying its obligations described below with respect to registration. No warrant will be exercisable and Pubco will not be obligated to issue Pubco Common Shares upon exercise of a warrant unless Pubco Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
We have agreed that as soon as practicable after the closing of the Business Combination, Pubco will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Pubco Common Shares issuable upon exercise of the warrants. Pubco will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Pubco Common Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pubco may, at its option, require holders of NCAC Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Pubco so elects, it will not be required to file or maintain in effect a registration statement, but Pubco will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, we may call the warrants for redemption:
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in whole and not in part;

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at a price of US$0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the reported last sale price of Pubco Common Shares equals or exceeds US$18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of Pubco Common Shares may fall below the US$18.00 redemption trigger price as well as the US$11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” This redemption feature may differ from the warrant redemption features used by other blank check companies. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Pubco Common Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Pubco Common Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”

(defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. As an example, if we elect to call the warrants for redemption on a “cashless basis” in accordance with the redemption criteria described above and the “fair market value” is determined to be US$18.00 per share, then a holder of warrants for the purchase of 100 shares of our Pubco Common Shares would receive 36 shares of our Pubco Common Shares upon such exercise. The “fair market value” for these purposes may be higher or lower than the US$18.00 redemption trigger price and will only be determinable when we elect to send a notice of redemption to holders of the warrants. If a holder does not exercise his or her warrants within the redemption period, then he or she will be forced to accept the nominal redemption price of US$0.01 per warrant which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. If we call our warrants for redemption and our NCAC Private Placement Warrants and their permitted transferees would still be entitled to exercise their NCAC Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the ordinary shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Pubco Common Shares is increased by a share dividend payable in Pubco Common Shares, or by a split-up of Pubco Common Shares or other similar event, then, on the effective date of such share dividend, sub-division or similar event, the number of Pubco Common Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Pubco Common Shares. A rights offering to holders of Pubco Common Shares entitling holders to purchase Pubco Common Shares at a price less than the fair market value will be deemed a share dividend of a number of Pubco Common Shares equal to the product of (i) the number of Pubco Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Pubco Common Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Pubco Common Shares, in determining the price payable for Pubco Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Pubco Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Pubco Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Pubco, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Pubco Common Shares on account of such Pubco Common Shares (or other shares of Pubco’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Pubco Common Shares in connection with a proposed initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Pubco Common Shares in respect of such event.
If the number of outstanding Pubco Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Pubco Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Pubco Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Pubco Common Shares.
Whenever the number of Pubco Common Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Pubco Common Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Pubco Common Shares (other than those described above or that solely affects the par value of such Pubco Common Shares), or in the case of any merger or consolidation of Pubco with or into another corporation (other than a consolidation or merger in which Pubco is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Pubco Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pubco as an entirety or substantially as an entirety in connection with which Pubco is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of its Pubco Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Pubco Common Shares in such a transaction is payable in the form of Pubco Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pubco. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding NCAC Public Warrants to make any change that adversely affects the interests of the registered holders of NCAC Public Warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Pubco, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Pubco Common Shares and any voting rights until they exercise their warrants and receive Pubco Common Shares. After the issuance of Pubco Common Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Pubco will, upon exercise, round down to the nearest whole number of Pubco Common Shares to be issued to the warrant holder.
NCAC Private Placement Warrants
The NCAC Private Placement Warrants will be assumed by Pubco upon the consummation of the Business Combination, and after the Business Combination, each warrant shall be exercisable for Pubco Common Shares. The NCAC Private Placement Warrants may be exercised on a cashless basis and will not be redeemable by Pubco so long as they are held by the initial holders thereof or their permitted transferees. Otherwise, the NCAC Private Placement Warrants have terms and provisions that shall be identical to those of the Pubco Public Warrants. If the NCAC Private Placement Warrants are held by holders other than the initial holders thereof or their permitted transferees, the NCAC Private Placement Warrants will be redeemable by Pubco and exercisable by the holders on the same basis as the Pubco Public Warrants.

If holders of the NCAC Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Pubco Common Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Certain Important Provisions of Our Proposed Articles and the OBCA
The following is a summary of certain important provisions of our articles and certain related sections of the OBCA. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles and the OBCA.
Stated Objects of Purpose
Our articles do not contain stated objects or purposes and do not place any limitations on the business in which we engage.
Directors
Power to vote on matters in which a director is materially interested.   The OBCA states that a director must disclose to us, in accordance with the provisions of the OBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.
A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless the contract or transaction (a) relates primarily to the director’s remuneration as a director, officer, employee or agent of us or an affiliate, (b) is for indemnity or insurance otherwise permitted under the OBCA or (c) is with an affiliate.
Directors’ power to determine the remuneration of directors.   The OBCA provides that the remuneration of our directors, if any, may be determined by our directors subject to our articles and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any of our employees who are also directors.
Retirement or non-retirement of directors under an age limit requirement.   Neither our articles nor the OBCA impose any mandatory age-related retirement or non-retirement requirement for our directors.
Number of shares required to be owned by a director.   Neither our articles nor the OBCA provide that a director is required to hold any of our shares as a qualification for holding his or her office.
Action Necessary to Change the Rights of Holders of Our Shares
Our shareholders can authorize the amendment of our articles to create or vary the special rights or restrictions attached to any of our shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by (a) not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting or (b) a resolution consented to in writing by all of the shareholders entitled to vote holding the applicable class or series of shares.
Shareholder Meetings
We must hold an annual general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting but no later than six months after the end of the preceding financial year. A meeting of our shareholders may be held anywhere in Canada, or provided that the shareholders agree, anywhere outside of Canada.
Our directors may, at any time, call a special meeting of our shareholders. Shareholders holding not less than 5% of our issued voting shares may also cause our directors to call a shareholders’ meeting. A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, must be sent to shareholders entitled to vote at that meeting, to each director and to the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer.
Under the OBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting; however, the notice requirements of applicable securities laws must be met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.
A quorum for meetings is two persons present or represented by proxy holding shares entitled to be voted at the meeting. If a quorum is not present at the opening of the meeting, the shareholders may adjourn the meeting to a fixed time and place but may not transact any further business.
Holders of our Pubco Common Shares are entitled to attend meetings of our shareholders. Our directors, our president, our secretary (if any), our auditor, the scrutineer and any other persons invited by our chairman or directors or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.
Limitations on Liability and Indemnification of Directors and Officers
Under the OBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with such a proceeding.
However, indemnification is prohibited under the OBCA unless the individual:
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acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

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in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
Under the OBCA, we are permitted to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.
Prior to the completion of the transaction we intend to enter into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify, including but not limited to the indemnity permitted under the OBCA, him or her for losses reasonably incurred by reason of being or having been a director or officer; provided that, we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful, and in so acting was in breach of the obligations under the indemnity agreement.
At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.
Listing
We intend to apply to list the Pubco Common Shares and the Pubco Public Warrants on the Nasdaq Capital Market under the symbol “PBM” and “PBMW”.
Transfer Agent and Registrar
The U.S. transfer agent and registrar for the Pubco Common Shares is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.
Exchange Controls
There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our Pubco Common Shares, other than withholding tax requirements.
There is no limitation imposed by Canadian law or by our articles of amendment on the right of a non-resident to hold or vote our Pubco Common Shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada).
Competition Act
Limitations on the ability to acquire and hold our Pubco Common Shares may be imposed by the Competition Act (Canada). The Competition Act (Canada) permits the Commissioner of Competition, or Commissioner, to review any direct or indirect acquisition or establishment, including through the acquisition of shares, of control over, or of a significant interest in, us. The Competition Act (Canada) grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to seek a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which order may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.
The Competition Act (Canada) also requires any person or persons who propose to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of voting our shares, to notify the Commissioner of Competition if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period.
Investment Canada Act
The Investment Canada Act requires each “non-Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business,” to file a notification in prescribed form with the responsible federal government department or departments within 30 days of closing, provided the acquisition of control is not a reviewable transaction by Canadian authorities. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act.
The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.
Under the national security review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” The federal government has broad discretion to determine whether an investor is a non-Canadian and therefore subject to national security review. Review on national security grounds is at the discretion of the Canadian government, and may occur on a pre- or post-closing basis.
Certain transactions relating to our Pubco Common Shares may be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national security review, including:
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the acquisition of our Pubco Common Shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

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the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

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the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of our Pubco Common Shares, remains unchanged.

COMPARISON OF RIGHTS OF PUBCO SHAREHOLDERS AND NCAC SHAREHOLDERS
General
NCAC is incorporated as a Cayman Islands exempted company and the rights of NCAC shareholders are currently governed by the laws of the Cayman Islands, including the Companies Act, and NCAC’s Amended and Restated Articles.
Pubco is incorporated as an Ontario corporation and the rights of Pubco shareholders will be governed by the laws of Canada, including the OBCA and by the Proposed Articles.
Following the Business Combination, the rights of the NCAC shareholders who become Pubco shareholders will be governed by the laws of Ontario and the Proposed Articles.
Comparison of Shareholder Rights
Upon the Business Combination, NCAC shareholders will hold shares of Pubco, a corporation governed by the OBCA. Although the rights and privileges of shareholders under the OBCA are in certain instances comparable to those under the Companies Act, there are several notable differences and shareholders are advised to review the information contained in this proxy statement/prospectus and to consult with their professional advisors. The following is a summary comparison of certain provisions of the Companies Act and the OBCA. This summary is not intended to be exhaustive and is qualified in its entirety by the full provisions of the Companies Act, the OBCA, and the governing documents of NCAC or Pubco, as applicable. The following summary does not generally reflect any of the rules of the Nasdaq or securities laws that may apply to NCAC or Pubco, as applicable.
	Companies Act	OBCA
Authorized Capital	No minimum capitalization requirement. Shares may be par value or no par value (but a company cannot have both). Bearer shares are not permissible.	No minimum capitalization requirements. Shares of a corporation must be in registered form and shall be without nominal or par value.
Pre-emptive Rights	The Companies Act does not contain provisions in respect of pre-emptive rights to receive additional shares. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A22.	Under the OBCA, shareholders of a corporation do not have pre-emptive rights to subscribe to an additional issue of shares or to any security convertible into such shares.
Declaration of Dividends, Distributions, Repurchases and Redemptions	Dividends, distributions may be paid out of profits. “Profits” is not defined by statute but by the articles of association and common law and may include income and realized and unrealized gains. The share premium account may be used to fund a bonus issue and a cash dividend, subject to the company being able to pay its debts as they fall due in the ordinary course of business immediately following the date of the dividend and the articles of association so permit.	Under the OBCA, subject to its articles and any unanimous shareholder agreement, the directors may declare and the corporation may pay a dividend (i) by issuing fully paid shares of the corporation, or options or rights to acquire fully-paid shares of the corporation, (ii) in money, or (iii) in property. The board may not declare, and the corporation may not pay, a dividend if there are reasonable grounds for believing that the corporation is, or after the payment would be, unable

	Companies Act	OBCA

Under the Companies Act, a company having a share capital may, if authorized to do so by its articles of association, purchase its own shares, including any redeemable
Under the Companies Act:
(a)   No share may be redeemed or purchased unless it is fully paid.
(b)   A company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any issued shares of the company other than shares held as treasury shares.
(c)   Redemption or purchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the company’s articles of association.
(d)   If the articles of association do not authorize the manner and terms of the purchase, a company shall not purchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the shareholders of the company.

to pay its liabilities as they become due; or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.
Further, under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends, as set out above.
Under the OBCA, a corporation may, subject to its articles, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a corporation may not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that it would not meet similar solvency tests as those set out above. Pursuant to the OBCA, except in limited circumstances set out in the OBCA, a corporation shall not hold shares in itself.
Shares issued by a corporation and purchased, redeemed or otherwise acquired by it shall be cancelled or, if the articles limit the number of authorized shares of a class or series, may be restored to the status of authorized but unissued shares of the class. Under the OBCA, except in limited circumstances, a corporation shall not hold shares in its holding body corporate, and a corporation shall not permit any of its subsidiary bodies corporate to hold shares of the corporation.

Compulsory Acquisitions	Under the Companies Act, an acquiring party may be able to compulsorily acquire the shares of minority holders by acquiring pursuant to a tender offer 90% of the shares not already owned by the acquiring party (the “offeror”). If an	The OBCA provides a right of compulsory acquisition for an offeror that, within 120 days of the bid, acquires not less than 90% of the target securities pursuant to a take-over bid or issuer bid, other than securities held at the date of

	Companies Act	OBCA
	offeror has, within four months after the making of an offer for all the shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince the court to order otherwise.	the bid by or on behalf of the offeror or an affiliate or associate of the offeror.
Size of Board of Directors	There are no minimum or maximum requirements specified under the Companies Act. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.
Under the OBCA, the board of directors of a corporation that is not an offering corporation (as such term is defined in the OBCA) must consist of at least one director. The board of directors of an offering corporation must consist of not fewer than three individuals.
Pursuant to the OBCA, where a minimum and maximum number of directors of a corporation is provided for in its articles, the number of directors of the corporation shall be such number as determined from time to time by special resolution of the corporation’s shareholders or, if a special resolution of the corporation’s shareholders empowers the directors to determine the number, by resolution of the directors. If no applicable special resolution has been passed by the shareholders, the number of directors of the corporation is to be the number of directors named in its articles.

Director Qualifications	No requirement to appoint Cayman Islands resident directors or officers, a resident representative or any other service providers in the	Pursuant to the OBCA, the following persons are disqualified from being a director:

	Companies Act	OBCA
Cayman Islands. Corporate directors permitted.

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Anyone who is less than 18 years of age;

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A person who has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere;

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A person who is not an individual; and

•
A person who has the status of bankrupt.

Election and Appointment of Directors	The Companies Act does not contain any provisions in respect of the appointment and election of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.
Pursuant to the OBCA, shareholders are to elect at each annual meeting of shareholders at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election.
Additionally, generally, a quorum of directors may fill a vacancy among the directors. A director appointed to fill a vacancy holds office for the unexpired term of the director’s predecessor.
Where a special resolution empowers the directors of a corporation the articles of which provide a minimum and maximum number of directors to determine the number of directors, the directors may appoint an additional director in between meetings of shareholders provided that the total number of directors following such appointment is not greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.
Pursuant to the OBCA, each director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor is elected, subject to prior death, resignation,

	Companies Act	OBCA
retirement, disqualification or removal from office.
Removal of Directors	A company’s memorandum and articles of association may provide that a director may be removed for any or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.	Pursuant to the OBCA, the shareholders may by ordinary resolution at an annual or special meeting of shareholders remove any director or directors from office.
Fiduciary Duties of Directors and Officers
A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.
In addition to fiduciary duties, directors owe a duty of care, diligence and skill.
Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Under the OBCA, in exercising their powers and discharging their duties, directors and officers must act honestly and in good faith, with a view to the best interests of the corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
Directors and officers of an OBCA corporation must comply with the OBCA, the regulations made under the OBCA, and the corporation’s articles and by-laws.

Conflicts of Interest of Directors	The Companies Act does not contain in provisions in respect of the conflict of interest of directors. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.	According to the OBCA, and applicable common law, directors of a corporation must exercise particular care with regard to the following: (i) directors must not act with self-interest or collateral or improper motives; (ii) directors must not appropriate corporate opportunities lest they be forced to disgorge profits or gains realized; and (iii) directors who vote for or consent to a resolution authorizing, among other things, a payment of a dividend or a purchase, redemption or other acquisition of shares of the corporation while the corporation is insolvent are jointly and severally liable to restore to the corporation any amounts distributed or paid and not otherwise recovered by the corporation.

	Companies Act	OBCA

The OBCA provides that a director of a corporation is required to disclose his or her interest with respect to a material contract or transaction or proposed material contract or transaction, with the corporation.
A director who is required to disclose a conflict of interest is prohibited from attending any part of a meeting of directors during which the contract or transaction is discussed and must refrain from voting on any resolution to approve it, unless the contract or transaction relates primarily to their remuneration as a director of the corporation or an affiliate, is for indemnity or insurance or is one with an affiliate of the corporation. The prohibition extends to any discussion with respect to the director’s compensation as an employee, officer or agent of the corporation and to arrangements by way of security for money lent to or obligations undertaken by the director for the benefit of the corporation or an affiliate.
If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting, the remaining directors will be deemed to constitute a quorum for the purposes of voting on the resolution. Where all of the directors are conflicted, the contract or transaction may be approved only by the shareholders of the corporation.

Indemnification of Directors and Officers	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.	Under the OBCA, a corporation may indemnify certain persons, including directors and officers of the corporation, against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the

	Companies Act	OBCA
corporation; provided that the individual acted honestly and in good faith with a view to the best interests of the corporation and provided that if the matter is a criminal or administrative action or proceeding enforced by a monetary penalty, the corporation may not indemnify the individual unless the individual has reasonable grounds for believing that the individual’s conduct was lawful.
Limitation on Director Liability	Liability of directors may be limited, except with regard to their own fraud or willful default.
Under the OBCA, directors, officers, and employees of corporations remain protected from personal liability unless it can be shown that their actions are tortious or exhibit an identity separate from that of the corporation so as to make the act or conduct complained of their own.
Under the common law, courts can impose liability on a director if they are found in breach of any of the aforementioned fiduciary and standard of care obligations. The common law can also hold directors personally liable for corporate actions should they have resulted from the negligence of the director or negligent misrepresentation to a third party by a director.
Generally, courts will not interfere in management decisions in the absence of fraud or illegality and directors and officers will not be held to be in breach of their duty of care if they acted prudently and on a reasonably informed basis.

Shareholder Meetings	A Cayman Islands exempted company is not required by law to hold an annual general meeting but may determine to do so pursuant to its articles of association. The location of the meeting is determined in accordance with the articles of association.
Directors of a corporation are required to call an annual meeting of shareholders not later than 15 months after the holding of the last preceding annual meeting.
The annual meeting is held for the purpose of receiving financial statements, electing directors and appointing auditors.
Pursuant to the OBCA, the directors must place before each annual meeting of shareholders, financial statements for the period that began

	Companies Act	OBCA

on the date the corporation came into existence and ended not more than six months before the annual meeting or, if the corporation has completed a financial year, the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting.
At any annual meeting of shareholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the meeting by or at the direction of the board, or (iii) properly brought before an annual meeting of shareholders by a shareholder. For business to be properly brought before an annual meeting by a shareholder it must be done in compliance with the procedures set forth in the OBCA.

Notice of Meetings	The Companies Act does not specify the manner that notice of meetings is to be served. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.	Notice of the time and place of a meeting of shareholders must be sent by the corporation, in the case of an offering corporation (as such term is defined in the OBCA) not less than twenty-one (21) days and, in the case of any other corporation not less than ten (10) days, but, in either case, not more than fifty (50) days before the meeting. The notice must be sent to each shareholder entitled to vote at the meeting, each director and the auditor of the corporation.
Special Meetings	The Companies Act does not specify the manner that special meetings may be called. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.	Under the OBCA, the directors may, at any time, call a special meeting of shareholders.

	Companies Act	OBCA
Requisition of Meetings by Shareholders	The Companies Act does not specify the manner that shareholders may requisition a meeting of the shareholders. The Companies Act contains default Table A provisions regarding the convening of a shareholder meeting by the directors or shareholders i.e. to the extent the company does not in its own articles of association modify or exclude Table A.
Under the OBCA, the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon receiving such a requisition, the directors must call a meeting of shareholders unless (i) a record date has been fixed and notice thereof has been given; (ii) the directors have called a meeting and notice thereof has been given; or (iii) the business of the proposed meeting includes certain matters enumerated in the OBCA whereby the directors are not required to call a meeting.
Subject to certain exceptions, if the directors fail to call a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

Record Date; Notice Provisions	The Companies Act does not specify requirements in respect the manner for setting a record date for determining the shareholders entitle to receive notice of a meeting or the manner that notice of a shareholders meeting is to be provided. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.	The OBCA provides that the directors can fix in advance a date as the record date for the purpose of determining shareholders (i) entitled to receive payment of a dividend; (ii) entitled to participate in a liquidation or distribution; or (iii) for any other purpose except the right to receive notice of or to vote at a meeting, provided that the record date cannot precede the particular action to be taken by more than fifty (50) days.

For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the OBCA provides that the directors can fix in advance a date as the record date for such determination of shareholders, but the record date cannot precede by more than sixty (60) days or by less than thirty (30) days the date on which the meeting is to be held.
Where no record date is fixed, the record date for the determination of shareholders for any purpose other than to establish a shareholder’s

	Companies Act	OBCA

right to receive notice of a meeting or to vote shall be the close of business on the day on which the directors pass the resolution relating thereto.
If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof must be given, not less than seven (7) days before the date so fixed (a) by advertisement in a newspaper; and (b) by written notice to each stock exchange in Canada on which the shares of the corporation are listed for trading.

Solicitation of Proxies	The Companies Act does not include provisions regulating the solicitation of proxies. The Companies Act provides that the regulations of Table A shall be the regulations of the company the extent the company does not in its own articles of association modify or exclude Table A.	Under the OBCA, solicitation by or on behalf of management of a corporation must be in the form of a management information circular, accompanying the notice of the meeting. A person who solicits proxies, other than by or on behalf of management of the corporation, must send a dissident’s information circular in the prescribed form stating the purposes of the solicitation to each shareholder whose proxy is solicited as well as to certain other recipients.
Pursuant to the OBCA, a person who solicits proxies, other than by or on behalf of management of the corporation, to a total number of shareholders whose proxies solicited is fifteen (15) or fewer, two (2) or more joint holders being counted as one (1) shareholder, or who conveys the solicitation by way of public broadcast, speech or publication does not need to send a dissident’s information circular.
Shareholder Proposals	The Companies Act does not specify the manner that a shareholder’s proposal would presented for a shareholder’s meeting. The Companies Act contains default Table A provisions regarding the	Under the OBCA, a shareholder entitled to vote at a meeting of shareholders may, subject to satisfaction of certain requirements, (i) submit to the corporation notice of a proposal; and (ii) discuss at the

	Companies Act	OBCA
convening of a shareholder meeting by the directors or shareholders i.e. to the extent the company does not in its own articles of association modify or exclude Table A.
meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. If so requested by a shareholder giving notice of a proposal, the corporation must, subject to certain exemptions, include in the management information circular or attach thereto a statement by the shareholder of not more than five hundred words in support of the proposal along with the name and address of the shareholder.
A proposal can include nominations for the election of directors if the proposal is signed by one or more shareholders representing in the aggregate not less than five percent (5%) of the shares or five percent (5%) of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but, subject to any advance notice requirements relating to the nomination of directors in the corporation’s by-laws, this does not preclude nominations being made at a meeting of shareholders.
Where a corporation refuses to include a proposal in a management information circular, the corporation must, within ten (10) days after receiving the proposal, send notice to the shareholder submitting the proposal of its intention to omit the proposal from the management information circular and send to the shareholder a statement of the reasons for the refusal.
Upon the application of a shareholder aggrieved by a corporation’s refusal, the court may restrain the holding of the meeting to which the proposal is sought to be presented and make any further order it thinks fit.

Quorum	The holders of a majority of the issued and outstanding ordinary shares of the company being individuals present in person or by	Pursuant to the OBCA, if a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed

	Companies Act	OBCA
proxy or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence at the Special Meeting) shall constitute a quorum.
with the business of the meeting even if a quorum is not present throughout the meeting.
Additionally, under the OBCA, if a quorum is not present at the time appointed for a meeting of shareholders, or within a reasonable time thereafter as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

Voting Rights	Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.
Generally, matters passed at a shareholder meeting are required to be passed by ordinary resolution, other than actions which are required by the OBCA or a corporation’s articles or by-laws to be passed by a greater number of the votes cast.
An ordinary resolution is a resolution submitted to a meeting of shareholders and passed by at least a majority of the votes cast.
A special resolution is a resolution submitted to a special meeting of shareholders and passed by at least two-thirds (2∕3) of the votes cast.

Amendments to Governing Documents	Under the Companies Act, any amendment to the memorandum and articles of association of a company generally requires the approval of shareholders by way of special resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution at a duly constituted meeting or a resolution signed by all of the shareholders entitled to vote on that resolution. The directors have no power to make, amend or repeal the memorandum and articles of association of a company
Pursuant to the OBCA and subject to certain exceptions, a change to a corporation’s articles, such as an alteration of the restrictions, if any, on the business able to be carried on by the corporation, a change in the name of the corporation or a change in the authorized capital of the corporation, requires approval by special resolution passed by the corporation’s shareholders.
The OBCA may also require the separate approval by special resolution of the holders of a class or series of shares for certain amendments to a corporation’s articles.
The OBCA also requires the creation, amendment or repeal of by-laws by the directors of a corporation to be approved by

	Companies Act	OBCA
ordinary resolution of the shareholders of the corporation at the next shareholder meeting.
Vote Required for Extraordinary Transactions	Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a general meeting. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a general meeting is required.
Under the OBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances and sales, leases or other disposals of all or substantially all a corporation’s property other than in the ordinary course of business, liquidations, dissolutions, and arrangements, are required to be approved by special resolution of the shareholders of the corporation.
In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Dissent Rights	Under the Companies Act, minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.
Pursuant to the OBCA, shareholders entitled to vote on certain matters who dissent to certain actions being taken by a corporation may exercise a right of dissent and require the corporation to purchase the shares held by such shareholder at the fair value of such shares. A right of dissent is for example available where the corporation proposes or is subject to:
•
alter the restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

•
alter the restrictions on the powers of the corporation or on the business it is permitted to carry on;

•
amalgamate with another corporation (other than with certain affiliated corporations);

•
sell, lease or exchange all or substantially all of the corporation’s property other than in the ordinary course of business;

	Companies Act	OBCA

•
continue under the laws of another jurisdiction;

•
undertake an arrangement, if the applicable court order for the arrangement provides dissent rights;

•
make certain amendments to the articles of the corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent, if in certain circumstances, the articles of the corporation prohibit such dissent; or

•
any court order that permits dissent.

Oppression Remedy	The Companies Act does not contain equivalent statutory provisions. However, a shareholder does have the right to petition the court to wind-up a company on just and equitable grounds.
The OBCA provides an oppression remedy to a shareholder (among others) that enables a court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon application of a complainant that:
•
any act or omission of the corporation or any of its affiliates effects or threatens to effect a result;

•
the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or

•
the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner,

that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation, the court may make an order to rectify the matters complained of.

	Companies Act	OBCA
Derivative Actions	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.
Under the OBCA, a shareholder, or other complainant recognized under the OBCA, may apply to the court for leave to bring an action in the name of and on behalf of the corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or a subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or its subsidiary.
Under the OBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the complainant has given the requisite notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.
Under the OBCA, the court may make any order it thinks fit including: (a) an order authorizing the complainant or any other person to control the conduct of the action; (b) an order giving directions for the conduct of the action; (c) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present securityholders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and (d) an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action

Right to Inspect	Shareholders generally do not have any rights to inspect or obtain copies of the register of	Pursuant to the OBCA, a shareholder has the right to inspect copies of the following free of

	Companies Act	OBCA
	shareholders or other corporate records of a company.	charge: (i) the articles and by-laws of the corporation and all amendments thereto and a copy of any unanimous shareholder agreement known to the directors; (ii) minutes of meetings and resolutions of shareholders; (iii) a register of directors in which are set out the names and residence addresses (while directors), including the street and number, if any, and an e-mail address if one is provided, of all persons who are or have been directors of the corporation with the several dates on which each became or ceased to be a director; (iv) a securities register; and (v) a register of the corporation’s ownership interests in land.
Voluntary Dissolution
A company may be wound up voluntarily in a number of ways:
(i)
Automatically, if its articles of association provide that on the termination of any period or the happening of any event, the company shall be wound up and dissolved;

(ii)
When the period fixed by the articles of association for the duration of the company expires, or when an event occurs which, under the articles of association, causes the company to be wound up and dissolved;

(iii)
If the shareholders of the company pass a special resolution requiring the company to be wound up voluntarily and appointing a liquidator of their choice; or

(iv)
If the shareholders of the company pass an ordinary resolution requiring it to be wound up voluntarily because it is unable to pay its debts as they fall due.

The commencement of voluntary liquidation is a simple procedure that does not require sanction or

Pursuant to the OBCA, the shareholders of a corporation may, by special resolution, require the corporation to be wound up voluntarily. Prior to a voluntary dissolution, the corporation must first pay or discharge its debts. Subsequently, it must transfer its remaining assets to its shareholders or liquidate its remaining assets into cash and distribute the cash to the shareholders based on the shareholders’ entitlements.
Corporations with ongoing legal proceedings are generally not permitted to dissolve voluntarily. Special conditions apply if an insolvent or a bankrupt corporation wishes to dissolve.
A corporation may be revived if someone seeks to bring a legal proceeding or enforce a debt against the dissolved corporation.
After revival, the dissolved corporation will once again become a legal person. If a corporation is successfully revived, then its revival will be applied retroactively so that the corporation will be responsible for all acts done by (and to) the corporation during the time period after the corporation was dissolved

	Companies Act	OBCA
	action by the court.	and before it was revived.
A company that has been liquidated and dissolved cannot be revived as a legal person.
Involuntary Dissolution	A company may be involuntary wound up by the Cayman Islands court. A petition to the Cayman Islands court for a winding up order may be made by the company itself, a creditor (including a contingent or prospective creditor) or a shareholder of the company (with some narrow exceptions).	A corporation may be involuntarily dissolved by order of the director appointed under the OBCA or by order of a court under the OBCA in certain circumstances.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the consummation of the Business Combination, Pubco will have, based on the assumptions set out elsewhere in this proxy statement/prospectus, 13,190,521 Pubco Common Shares issued and outstanding. In addition, Pubco is expected to have 13,070,000 Pubco Public Warrants issued and outstanding (not including any NCAC Working Capital Warrants that may be issued as described further herein), with each Pubco Public Warrant exercisable for one Pubco Common Share at $11.50 per share. All of the Pubco Common Shares issued to the NCAC shareholders in connection with the Business Combination will be freely transferable by persons other than by Pubco “affiliates” or NCAC’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of Pubco Common Shares in the public market could adversely affect prevailing market prices of Pubco Common Shares. Prior to the Business Combination, there has been no public market for Pubco Common Shares. Pubco intends to apply for listing of the Pubco Common Shares and Pubco Public Warrants on Nasdaq, but cannot assure you that a regular trading market will develop in the Pubco Common Shares and Pubco Public Warrants.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Pubco Common Shares or Pubco Public Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of Pubco’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Pubco is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Pubco Common Shares or Pubco Public Warrants for at least six months but who are Pubco’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of Pubco Common Shares then issued and outstanding; or

•
the average weekly reported trading volume of the Pubco Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Pubco’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Pubco.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•
at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of NCAC Ordinary Shares as of the date hereof based on information obtained from the persons named below, with respect to the beneficial ownership of NCAC Ordinary Shares, by:
•
each person known by NCAC to be the beneficial owner of more than 5% of NCAC Ordinary Shares;

•
each of NCAC’s executive officers and directors that beneficially owns NCAC Ordinary Shares; and

•
all of NCAC’s executive officers and directors as a group.

In the table below, percentage ownership is based on 8,788,021 NCAC Ordinary Shares, consisting of (i) 2,253,021 NCAC Class A Ordinary Shares and (ii) 6,535,000 NCAC Class B Ordinary Shares, issued and outstanding as of the date hereof.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the NCAC Warrants.
Class A Ordinary Shares Class B Ordinary Shares
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Outstanding Ordinary Shares
Newcourt SPAC Sponsor LLC(2)	920,000	40.8%	6,535,000	100.0%	84.8%
Michael Jordaan(3)	—	—	—	—	—
Marc Balkin(3)	—	—	—	—	—
Jurgen van de Vyver(3)	—	—	—	—	—
Simran Aggarwal(3)	—	—	—	—	—
Rohit Bodas(3)	—	—	—	—	—
Nicole Farb(3)	—	—	—	—	—
All directors and officers as a group (Six individuals)(3)	—	—	—	—	—
Polar Asset Management Partners Inc.(4)	330,000	16.6	—	—	3.8%

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Newcourt Acquisition Corp, 2201 Broadway, Suite 705, Oakland, CA 94612.

(2)
Sponsor, a limited liability company organized under the laws of the State of Delaware, is the record holder of such shares. Tabula Rasa Limited, a British Virgin Islands company with limited liability, is the sole manager of Sponsor. Carl Linde is the director of Fiducia Trustees Limited, the sole corporate director of Tabula Rasa Limited. Consequently, Mr. Linde be deemed the beneficial owner of the shares held by our sponsor and have voting and dispositive control over such securities. Mr. Linde disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. Each of NCAC’s officers and directors is a member of the Sponsor. The address for the principal business office of the sponsor is 2201 Broadway, Suite 705, Oakland, CA 94612.

(3)
Each of these officers and directors holds an interest in our sponsor and disclaims any beneficial interest other than to the extent of his or her pecuniary interest.

(4)
Based solely upon information contained in the Schedule 13G/A filed with the SEC on February 15, 2023 by Polar Asset Management Partners Inc. The business address is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

The following table sets forth information regarding the expected beneficial ownership of Pubco Common Shares immediately following the consummation of the Business Combination by:

•
each person who is expected to beneficially own 5.0% or more of the outstanding Pubco Common Shares;

•
each executive officer and director nominee of Pubco; and

•
all of those executive officers and director nominees of Pubco as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.
The beneficial ownership of Pubco Common Shares pre-Business Combination is based on one Pubco Common Share issued and outstanding as of the date of this proxy statement/prospectus.
The expected beneficial ownership of Pubco Common Shares immediately following the consummation of the Business Combination assumes three scenarios:
•
Scenario 1 — Assuming No Redemptions:   This presentation assumes that no shareholders of NCAC elect to have their NCAC Public Shares redeemed for cash in connection with the Business Combination as permitted by NCAC’s Amended and Restated Articles.

•
Scenario 2 — Assuming Maximum Contractual Redemptions (40% Redemptions):   This presentation assumes that NCAC shareholders exercise their redemption rights with respect to 445,302 NCAC Class A Ordinary Shares upon consummation of the Business Combination (at a redemption price of approximately $11.07 per share based on cash and marketable securities held in the trust account as of March 31, 2023 and adjusted for the redemptions that occurred on July 7, 2023;

The table below illustrates the ownership levels in Pubco (excluding the impact of (i) 3,000,000 of Sponsor’s Pubco Common Shares that will be unvested at the closing of the Business Combination and subject to certain vesting conditions as described further herein and (ii) the Pubco Common Shares underlying the Pubco Public Warrants. Based on the foregoing assumptions, there would be (a) 13,190,521 Pubco Common Shares issued and outstanding immediately following the consummation of the Business Combination in the No Redemptions scenario and (b) 12,745,219 Pubco Common Shares issued and outstanding immediately following the consummation of the Business Combination in the Maximum Redemptions (40% Redemptions) scenario. In these scenarios, Parent would receive an aggregate of 5,000,000 Pubco Common Shares.

If the actual facts are different from the foregoing assumptions, ownership figures in Pubco and the columns under Post-Business Combination in the table that follows will be different.
	Pre-Business Combination		Post-Business Combination(1)
			Assuming No Redemptions		Assuming Maximum Redemptions (100% Redemptions)
Name of Beneficial Owner(2)	Number of NCAC Ordinary Shares	% of NCAC Ordinary Shares	Number of Pubco Common Shares	% of Pubco Common Shares	Number of Pubco Common Shares	% of Pubco Common Shares
5% Holders
Newcourt SPAC Sponsor LLC(3)	7,455,000	84.8%	4,455,000	33.8%	4,455,000	35.0%
Psyence Group Inc(4).	—	0.0%	5,000,000	37.9%	5,000,000	39.2%
Directors Nominees and Executive Officers
Dr. Neil Maresky . . . . . .	—	—	—	—	—	—
Warwick Corden-Lloyd . . . . . .	—	—	—	—	—	—
Jody Aufrichtig . . . . . .	—	—	—	—	—	—
Marc Balkin . . . . . .	—	—	—	—	—	—
Christopher (Chris) Bull .	—	—	—	—	—	—
Dr. Seth Feuerstein . . . . . .	—	—	—	—	—	—
All Director Nominees and Executive Officers as a group (six individuals)	—	—	—	—	—	—

*
Less than 1%.

Notes:
(1)
Assumes the 3,000,000 Backstop Shares are not utilized and therefore forfeited by the Sponsor and cancelled.

(2)
Unless otherwise noted, the business address of each of those listed in the table above is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario M5H 2K1.

(3)
The Sponsor is the record holder of such shares. Tabula Rasa Limited, a British Virgin Islands company with limited liability, is the sole manager of Sponsor. Carl Linde is the director of Fiducia Trustees Limited, the sole corporate director of Tabula Rasa Limited. Consequently, Mr. Linde be deemed the beneficial owner of the shares held by our sponsor and have voting and dispositive control over such securities. Mr. Linde disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. Each of NCAC’s officers and directors is a member of the Sponsor. The address for the principal business office of the sponsor is 2201 Broadway, Suite 705, Oakland, CA 94612.

(4)
Reflects Pubco Common Shares issuable as consideration pursuant to the Business Combination Agreement.

PRICE RANGE OF SECURITIES AND DIVIDENDS
NCAC
Price Range of NCAC Securities
The NCAC Public Units, the NCAC Public Shares and the NCAC Public Warrants are each traded on Nasdaq under the symbols “NCACU,” “NCAC” and “NCACW,” respectively.
The closing price of the NCAC Public Units, NCAC Public Shares and NCAC Public Warrants on January 12, 2023, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.37, $10.37, and $0.06, respectively. As of       , 2023, the record date for the special meeting, the most recent closing price for each NCAC Public Unit, NCAC Public Share and NCAC Public Warrant was $      , $      and $      , respectively.
Holders of the NCAC Public Units, NCAC Public Shares and NCAC Public Warrants should obtain current market quotations for their securities. The market price of NCAC’s securities could vary at any time before the Business Combination.
Dividends
NCAC has not paid any cash dividends on the NCAC Public Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.
Psyence
Price Range of Psyence Securities
Historical market price information regarding Psyence is not provided because Psyence is a privately held company and there is no public market for Psyence’s securities.
Dividends
Psyence has not paid any cash dividends on its shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.
Pubco
Price Range of Pubco Securities
Historical market price information regarding Pubco is not provided because there is no public market for its securities. We are applying to list the Pubco Common Shares and Pubco Public Warrants on Nasdaq upon the Closing.
Dividends
The payment of cash dividends in the future will be dependent upon Pubco’s revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board.

ADDITIONAL INFORMATION
Annual Meeting Shareholder Proposals
If the Business Combination is consummated, you shall be entitled to attend and participate in Pubco’s annual meetings of shareholders. If Pubco holds a 2023 annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting shall be held. As a foreign private issuer, Pubco will not be subject to the SEC’s proxy rules.
Delivery of Documents to Shareholders
Pursuant to the rules of the SEC, NCAC and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement. Upon written or oral request, NCAC will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request delivery of single copies of the proxy statement in the future. Shareholders may notify NCAC of their requests by calling or writing NCAC at its principal executive offices at (657) 271-4617 and 2201 Broadway, Suite 705, Oakland, California 94612.
Transfer Agent; Warrant Agent and Registrar
The registrar and transfer agent for the ordinary shares of NCAC and the Pubco Common Shares and the warrant agent for NCAC’s warrants is Continental Stock Transfer & Trust Company. NCAC has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
LEGAL MATTERS
The validity of the Pubco Common Shares and Pubco Public Warrants to be issued in connection with the Business Combination will be passed upon by WeirFoulds LLP with respect to Canadian law, the validity of the Pubco Public Warrants in connection with the Business Combination will be passed upon by McDermott Will & Emery LLP, and the material U.S. federal income tax consequences of the Business Combination will be passed upon by McDermott Will & Emery LLP.
EXPERTS
The carve-out consolidated financial statements of Psyence Biomed Corp. as of March 31, 2023, 2022 and 2021 and for each of the years in the two-year period ended March 31, 2023 included in this proxy statement/prospectus have been audited by MNP LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Newcourt Acquisition Corp as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period February 25, 2021 through December 31, 2021 included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report (which contains an explanatory paragraph relating to Newcourt Acquisition Corp’s ability to continue as a going concern as described in Note 1 to the financial statements) of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
As a foreign private issuer, after the consummation of the Business Combination, Pubco will be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. NCAC files annual, quarterly and current reports, proxy statements and other information with the

SEC as required by the Exchange Act. You can read NCAC’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone, by email or in writing:
Newcourt Acquisition Corp
2201 Broadway
Suite 705
Oakland, California 94612
You may also obtain these documents by requesting them in writing or by telephone from NCAC’s proxy solicitation agent at the following address, telephone number and email:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
If you are a shareholder of NCAC and would like to request documents, please do so by       , 2023 to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information in this proxy statement/prospectus relating to NCAC has been supplied by NCAC, and all such information relating to Psyence has been supplied by Psyence. Information provided by either NCAC or Psyence does not constitute any representation, estimate or projection of any other party.
Psyence does not file any annual, quarterly and current reports, proxy statements and other information with the SEC.
None of NCAC, Pubco or Psyence has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.
The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS
Audited Financial Statements for Newcourt Acquisition Corp:
Page
Report of Independent Registered Public Accounting Firm (PCAOB Firm ID: 2468)	F-2
Balance Sheets as of December 31, 2022 and December 31, 2021	F-3
Statement of Operations for the year ended December 31, 2022 and for the period February 25, 2021 (inception) through December 31, 2021	F-4
Statement of Changes in Shareholders’ Deficit for the year ended December 31, 2022 and for the period February 25, 2021 (inception) through December 31, 2021	F-5
Statement of Cash Flows for the year ended December 31, 2022 and for the period February 25, 2021 (inception) through December 31, 2021	F-6
Notes to Financial Statements	F-7
Interim Unaudited Financial Statements for Newcourt Acquisition Corp:
Carve-Out Consolidated Financial Statements for Psyence Biomed Corp. as of and for the Years Ended March 31, 2023 and 2022
Page(s)
Report of Independent Registered Public Accounting Firm	F-64
Carved-Out Consolidated Statements of Financial Position as at March 31, 2023, March 31, 2022 and March 31, 2021	F-67
Carved-Out Consolidated Statements of Net Loss and Comprehensive Loss for the years ended March 31, 2023 and March 31, 2022	F-68
Carved-Out Consolidated Statements of Changes in Net Parent Investment for the years ended March 31, 2023 and March 31, 2022	F-69
Carved-Out Consolidated Statements of Cash Flows for the years ended March 31, 2023 and March 31, 2022	F-70
Notes to Financial Statements	F-71

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of Newcourt Acquisition Corp
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Newcourt Acquisition Corp (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and the period from February 25, 2021 (inception) through December 31, 2021, and the related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period from February 25, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by the close of business on April 22, 2023, unless extended through July 22, 2023, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Citrin Cooperman & Company, LLP
We have served as the Company’s auditor since 2021.
New York, New York
March 22, 2023, except for Note 2, as to which the date is September 19, 2023

Item 1.   Financial Statements
NEWCOURT ACQUISITION CORP
BALANCE SHEETS
	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$128,678	$648,282
Prepaid expenses	248,224	324,938
Interest receivable	828,810	—
Total current assets	1,205,712	973,220
LONG TERM ASSETS
Prepaid expenses-non current	—	248,649
Investments held in Trust Account	257,725,405	255,002,424
TOTAL ASSETS	$258,931,117	$256,224,293
LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$417,712	$68,702
Deferred underwriting fee payable	13,100,000	—
Due to related party	100,000	—
Derivative warrant liabilities	653,500	—
Total current liabilities	14,271,212	68,702
Derivative warrant liabilities	—	6,410,000
Deferred underwriting fee payable	—	13,100,000
Total liabilities	14,271,212	19,578,702
COMMITMENTS AND CONTINGENCIES (Note 6)
REDEEMABLE ORDINARY SHARES
Class A ordinary shares subject to possible redemption, $0.0001 par value, 25,000,000 shares at redemption value of $10.34 and $10.20 per share on December 31, 2022 and 2021	258,554,215	255,000,000
SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2022 and 2021	—	—
Class A ordinary shares; $0.0001 par value; 100,000,000 shares authorized; 1,140,000 shares issued and outstanding (excluding 25,000,000 shares subject to possible redemption at December 31, 2022 and 2021)	114	114
Class B ordinary shares; $0.0001 par value; 10,000,000 shares authorized; 6,535,000 shares issued and outstanding at December 31, 2022 and 2021	654	654
Additional paid-in capital	—	—
Accumulated deficit	(13,895,078)	(18,355,177)
TOTAL SHAREHOLDERS’ DEFICIT	(13,894,310)	(18,354,409)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$258,931,117	$256,224,293
The accompanying notes are an integral part of these financial statements.

NEWCOURT ACQUISITION CORP
STATEMENTS OF OPERATIONS
	For the year ended December 31, 2022	For the period February 25, 2021 (inception) through December 31, 2021
OPERATING EXPENSES
General and administrative	$1,293,977	$334,288
Total operating expenses	1,293,977	334,288
OTHER INCOME
Interest income on investments held in Trust Account	3,551,791	2,424
Change in fair value of warrant liabilities	5,756,500	9,671,800
Transaction costs allocated to warrant issuance	—	(1,109,496)
Total other income	9,308,291	8,564,728
NET INCOME	$8,014,314	$8,230,440
Weighted average shares outstanding of Class A Ordinary shares	26,140,000	6,146,343
Basic and diluted net income per share, Class A	$0.38	$6.72
Weighted average shares outstanding of Class B Ordinary shares	6,535,000	6,594,170
Basic and diluted net income per share, Class B	$0.25	$0.65
The accompanying notes are an integral part of these financial statements.

NEWCOURT ACQUISITION CORP
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022
	Ordinary shares				Additional paid-in capital	Accumulated deficit	Total Stockholders’ deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, December 31, 2021	1,140,000	$114	6,535,000	$654	$—	(18,355,177)	$(18,354,409)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(3,554,215)	(3,554,215)
Net income	—	—	—	—	—	8,014,314	8,014,314
Balance, December 31, 2022	1,140,000	$114	6,535,000	$654	$—	$(13,895,078)	$(13,894,310)
For the from period Feb 25, 2021 (Inception) through December 31, 2021
	Ordinary shares				Additional paid-in capital	Accumulated deficit	Total Stockholders’ deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, February 25, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Ordinary shares to initial shareholders	—	—	6,611,500	661	24,339	—	25,000
Sale of PPM units including over-allotment	1,140,000	114	—	—	11,399,886	—	11,400,000
Private Warrant Liability	—	—	—	—	(706,800)	—	(706,800)
Forfeiture of issued shares of initial shareholders	—	—	(76,500) (7)	7	—	—
Accretion for Class A Ordinary shares to redemption value	—	—	—	—	(10,717,432)	(26,585,617)	(37,303,049)
Net Income	—	—	—	—	—	8,230,440	8,230,440
Balance, December 31, 2021	1,140,000	$114	6,535,000	$654	$—	$(18,355,177)	$(18,354,409)
The accompanying notes are an integral part of these financial statements.

NEWCOURT ACQUISITION CORP
STATEMENTS OF CASH FLOWS
	For the year ended December 31, 2022	For the period February 25, 2021 (inception) through December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,014,314	$8,230,440
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on investments held in Trust Account	(2,722,981)	(2,424)
Change in fair value of warrant liabilities	(5,756,500)	(9,671,800)
Offering costs allocated to warrant issuance	—	1,109,496
Changes in operating assets and liabilities:
Prepaid expenses and other	325,363	(573,587)
Due to related party	100,000	—
Interest receivable	(828,810)	—
Accounts payable and accrued expenses	349,010	68,702
Net cash used in operating activities	(519,604)	(839,173)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash deposited to Trust Account	—	(255,000,000)
Net cash used in investing activities	—	(255,000,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of paid underwriters’ discount	—	246,212,029
Proceeds from private placement	—	11,400,000
Payment of offering costs	—	(1,149,574)
Proceeds from issuance of Class B common shares to Sponsor	—	25,000
Net cash flows used in financing activities	—	256,487,455
NET CHANGE IN CASH	(519,604)	648,282
CASH, BEGINNING OF YEAR	648,282	—
CASH, END OF YEAR	$128,678	$648,282
Supplemental disclosure of noncash activities:
Initial classification of warrant liability	$—	$16,081,800
Deferred underwriting commissions payable	$—	$13,100,000
Accretion for Class A ordinary shares to redemption value	$3,551,791	$26,585,617
The accompanying notes are an integral part of these financial statements.

NEWCOURT ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022
Note 1 — Description of Organization and Business Operations
Newcourt Acquisition Corp. (the “Company”) was incorporated in the Cayman Islands on February 25, 2021. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2022, the Company had not commenced any operations. All activity through December 31, 2022, relates to the Company’s formation and Initial Public Offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. The registration statement for the Company’s IPO was declared effective on October 19, 2021. On October 22, 2021, the Company consummated the IPO of 22,000,000 units (“Units”) with respect to the Class A ordinary shares included in the Units being offered (the “Public Shares”) at $10.00 per Unit generating gross proceeds of $220,000,000, which is discussed in Note 3. The Company has selected December 31 as its fiscal year end.
Simultaneously with the closing of the IPO, the Company consummated the sale of 1,080,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Company’s sponsor, Newcourt SPAC Sponsor LLC (the “Sponsor”) and underwriters Cantor Fitzgerald & Co. (“Cantor”), and Cohen & Company Capital Markets (“CCM”), generating gross proceeds of $10,800,000, which is described in Note 4.
Offering costs for the IPO and the exercise of the underwriters’ over-allotment option amounted to $15,937,545, consisting of $3,787,971 of underwriting fees, $11,000,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $1,149,574 of other costs. As described in Note 6, the $13,100,000 of deferred underwriting fee payable is contingent upon the consummation of a Business Combination by April 22, 2023, 18 months from the closing of the IPO or for further period of 3 months by July 22, 2023, 21 months from the closing of the IPO, subject to the terms of the underwriting agreement.
Simultaneously with the closing of the IPO, the Company consummated the closing of the sale of 3,000,000 additional Units upon receiving notice of the underwriters’ election to partially exercise their over-allotment option (“Over-allotment Units”), generating additional gross proceeds of $30,000,000 and incurring additional offering costs of $2,100,000 in underwriting fees all of which is deferred until completion of the Company’s Business Combination. Simultaneously with the exercise of the over-allotment, the Company consummated the Private Placement of an additional 60,000 Private Placement Units to the Sponsor, generating gross proceeds of $600,000.
Following the closing of the IPO and exercise of the over-allotment, $255,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants.
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and are classified as such on the balance sheet until such date that a redemption event takes place.
Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
On January 6, 2023, the Company’s shareholders approved an amendment (the “Extension Amendment”) to the amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial business combination for an initial three (3) months from January 22, 2023 to April 22, 2023 and up to three (3) times for an additional one (1) month each time from April 22, 2023 to July 22, 2023 (which is 21 months from the closing of our IPO). If the Company is unable to complete a Business Combination by July 22, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per shares held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of December 31, 2022, the Company had $128,678 in its operating bank accounts, $257,725,405 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Ordinary share in connection therewith and working capital deficit of $13,065,500. As of December 31, 2022 and 2021, approximately $3,551,791 and $2,424 respectively of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
Prior to the completion of the IPO, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its IPO at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since re-evaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations for at least one year from the date that the financial statement was issued, and therefore substantial doubt has been alleviated.
In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution described in the financial statements, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. If a Business Combination is not consummated by April 22, 2023, 18 months from the closing of the IPO or for further period of 3 months by July 22, 2023, 21 months from the closing of the IPO, there will be a mandatory liquidation and subsequent dissolution. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. It is uncertain that the Company will be able to consummate a Business Combination by the specified period.
Also, in connection with the Company’s assessment of going concern considerations in accordance with ASU No. 2014-15 management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by April 22, 2023, 18 months from the closing of the IPO or for further period of 3 months by July 22, 2023, 21 months from the closing of the IPO, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition as well as the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern.
These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The company did not have any cash equivalents as of December 31, 2022 and 2021.
Investments Held in Trust Account
At December 31, 2022 and 2021, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Interest receivable balance as at December 31, 2022 pertains to interest income on investments held in Trust and will be included in the investment balance when received by the Company. Interest income received is reinvested into the investments held in Trust account.
Offering Costs associated with the IPO
Offering costs, including additional underwriting fees associated with the underwriters’ exercise of the over-allotment option, consist principally of legal, accounting, underwriting fees and other costs directly related to the IPO. Offering costs, including those attributable to the underwriters’ exercise of the over-allotment option in full, amounted to $15,937,545, consisting of $3,787,971 of underwriting fees, $11,000,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $1,149,574 of other costs.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage and Securities Investor Protection Corporation Insurance coverage limits of $250,000 and $500,000 (including cash of $250,000). At December 31, 2022 the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
Income Taxes
ASC Topic 740, Income taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.
The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States of America. As such, the Company’s tax provision was zero for the period presented. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A ordinary share (including Class A ordinary share that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A ordinary share is classified as stockholders’ equity. The Company’s Class A ordinary share features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, 25,000,000 Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary share to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary share are affected by charges against additional paid in capital and accumulated deficit.

At December 31, 2022, the Class A ordinary share subject to possible redemption reflected in the balance sheet is reconciled in the following table:
Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(15,375,000)
Class A ordinary share issuance costs	(16,928,049)
Plus: Accretion of carrying value to redemption value	37,303,049
Class A ordinary share subject to possible redemption as on December 31, 2021	255,000,000
Plus: Accretion of carrying value to redemption value	3,554,215
Class A ordinary share subject to possible redemption as on December 31, 2022	$258,554,215
Net Income per Common Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares (the “Founder Shares”). Earnings and losses are shared pro rata between the two classes of shares. Public Warrants (see Note 3) and Private Placement Warrants (see Note 4) to purchase 13,070,000 ordinary shares at $11.50 per share were issued on October 22, 2021. At December 31, 2022 and 2021, no Public Warrants or Private Placement Warrants have been exercised. The 13,070,000 Class A ordinary shares issuable upon exercise of outstanding Public Warrants and Private Placement Warrants to purchase the Company’s stock were excluded from diluted earnings per share for the year ended December 31, 2022 and period ended December 31, 2021 because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of stock.
	For the year ended December 31, 2022
Basic and diluted net income per share:	Class A Ordinary share	Class B Ordinary share
Numerator:
Allocation of net income before accretion income	$6,411,451	$1,602,863
Accretion of Class A ordinary shares to redemption value	3,554,215	—
Net income including accretion of Class A Redeemable shares to redemption value	$9,965,666	$1,602,863
Denominator:
Weighted average shares outstanding	26,140,000	6,535,000
Basic and diluted net income per share	$0.38	$0.25
	For the period February 25, 2021 (inception) through December 31, 2021
Basic and diluted net income per share:	Class A Ordinary share	Class B Ordinary share
Numerator:
Allocation of net income before accretion income	$3,970,571	$4,259,869
Accretion of Class A ordinary shares to redemption value	37,303,049	—
Net income including accretion of Class A Redeemable shares to redemption value	$41,273,620	$4,259,869
Denominator:
Weighted average shares outstanding	6,146,343	6,594,170
Basic and diluted net income per share	$6.72	$0.65

Accounting for Warrants
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are free standing financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent period end date while the instruments are outstanding. Management has concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreement qualify as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement has been estimated using Black-Scholes pricing model at each measurement date.
Stock Compensation Expense
In connection with the Company’s IPO, Founder’s Shares were sold to certain independent directors from among the Sponsor’s pool of Founder’s Shares at the price paid by the Sponsor (par value of $0.0001). Although these Founder’s Shares were purchased by the independent directors for value, under ASC 718, “Compensation — Stock Compensation,” these Founder’s shares may be deemed stock-based compensation.
The Company accounts for stock-based compensation expense in accordance with ASC 718, under which stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.
As of October 6, 2021, the fair value of the 95,000 Founder Shares granted to certain independent directors by the Sponsor was $600,530 or $6.32 per share. The Company used a Monte Carlo Model simulation to arrive at the fair value of the stock compensation. The key assumptions in the option pricing model utilized are assumptions related to expected separation date of Units, anticipated business combination date, purchase price, share-price volatility, expected term, exercise date, risk-free interest rate and present value. The expected volatility as of the IPO closing date was derived based upon similar Special Purpose Acquisition Company (“SPAC”) warrants and technology exchange funds which with the Company’s stated industry target and terms until the exercise date. The Company’s Founder Shares sold to independent directors (see Note 5) was deemed within the scope of ASC 718 and are subject to a performance condition, namely the occurrence of a Business Combination. Compensation expense related to the Founder Shares transferred is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.
Note 3 — Initial Public Offering
Pursuant to the IPO, the Company sold 25,000,000 units (including 3,000,000 units as part of the underwriters’ partial exercise of the over-allotment option) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share (such Class A ordinary shares included in the Units being offered, the “Public Shares”), and one-half a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase three quarters of one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 4 — Private Placement
On October 22, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 1,140,000 Units (the “Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $11,400,000. The Placement Units were purchased by Cantor (187,000 Units), CCM (33,000 Units) and the Sponsor (920,000 Units). Each whole Private Placement Unit will consist of one Placement Share and one-half of a redeemable warrant (“Placement Warrant”). Each whole Placement Warrant will be exercisable to purchase one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.
Note 5 — Related Party Transactions
Founder Shares
On March 11, 2021, the Sponsor paid $25,000 to fund certain obligations of the Company in consideration for 5,912,500 Class B ordinary shares (the “Founder Shares”) of the Company par value $0.0001 (“Class B ordinary shares”) for an aggregate price of $25,000. In September 2021, the Company effected a dividend of approximately 0.017 shares for each Class B ordinary share outstanding, resulting in there being an aggregate of 6,015,000 Founder Shares outstanding. On October 19, 2021, the Company effected a dividend of approximately 0.099 shares for each outstanding Class B ordinary share, resulting in there being an aggregate of 6,611,500 Founder Shares outstanding. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment, at any time. The initial shareholders have agreed to forfeit up to 841,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. Since the underwriters exercised the over-allotment option only in part, the Sponsor did forfeit 76,500 Founder Shares.
The Initial Shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On March 11, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). On June 21, 2021 the Note was increased to $1,000,000. This loan is non-interest bearing and payable on the earlier of December 31, 2022, or the expiration of the 45-day over-allotment option. The Company had no borrowings on the Note as of December 31, 2022.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per warrant. The units would be identical to the Private Placement Units. As of December 31, 2022, there were no Working Capital Loans outstanding.
Support Services
The Company pays an affiliate of the Sponsor a fee of approximately $30,000 per month following the consummation of the IPO for office space, administrative and shared personnel support services. For the year ended December 31, 2022 and for the period February 25, 2021 (inception) through December 31, 2021, $220,000 and $45,000 was incurred respectively. $100,000 and $45,000 remains unpaid as of December 31, 2022 and 2021 respectively and is included on current liabilities in the balance sheet.
For the year ended December 31, 2022, an aggregate of $118,425 was paid to an entity related to the Chief Financial Officer for support services.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration rights agreement signed in connection with the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the IPO to purchase up to 3,300,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On October 22, 2021, the underwriters elected to partially exercise the over-allotment option purchasing 3,000,000 units.
The underwriters were paid a cash underwriting discount of $0.20 per unit net of reimbursements to the Company of $612,029 to pay for outside advisors, or $3,787,971 in the aggregate at the closing of the IPO. The underwriters have agreed to defer the cash underwriting discount of $0.20 per share related to the over-allotment to be paid at Business Combination ($600,000 in the aggregate). In addition, the underwriters are entitled to a deferred underwriting commission of $0.50 per unit, or $12,500,000 from the closing of the IPO. The total deferred fee is $13,100,000, consisting of the $12,500,000 deferred portion and the $600,000 cash discount agreed to be deferred until Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely if the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7 — Shareholders’ Equity
Ordinary shares
Class A Ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 1,140,000 (excluding 25,000,000 Class A Ordinary shares subject to possible redemption) Class A Ordinary shares issued and outstanding.

Class B Ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 6,535,000 Class B ordinary shares outstanding after giving effect to the forfeiture of 76,500 shares to the Company by the Sponsor for no consideration since the underwriters’ 45-day over-allotment option was not exercised in full.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, approximately 22.74% of the sum of the total number of all ordinary shares outstanding upon the completion of the Proposed Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time.
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. For the period presented, there were no preference shares issued or outstanding.
Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The Private Warrants are identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the Class A ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The exercise price and number of Class A ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional Class A ordinary shares or equity-linked securities.
Note 8 — Fair Value Measurements
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2022 and 2021, there were 13,070,000 warrants outstanding (12,500,000 Public Warrants and 570,000 Private Warrants).
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Fund held in Trust Account	$257,725,405	$257,725,405	—	—
Liabilities:
Warrant Liability – Public Warrants	$625,000	$625,000	—	—
Warrant Liability – Private Warrants	$28,500	—	—	$28,500
Description	December 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Fund held in Trust Account	$255,002,424	$255,002,424	—	—
Liabilities:
Warrant Liability – Public Warrants	$6,125,000	$6,125,000	—	—
Warrant Liability – Private Warrants	$285,000	—	—	$285,000
At December 31, 2022 and 2021, there were 13,070,000 warrants outstanding (12,500,000 Public Warrants and 570,000 Private Warrants).
The Company utilizes a Black-Scholes simulation model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a Black-Scholes pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on industry historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The following table provides quantitative information regarding Level 3 fair value measurements at December 31, 2022 and 2021:
	December 31, 2022	December 31, 2021
Share Price	$10.28	$9.91
Exercise Price	$11.50	$11.50
Term (years)	5.62	6.00
Volatility	4.10%	8.00%
Risk Free Rate	3.90%	1.35%
Dividend Yield	0.00%	0.00%
At December 31, 2022, the fair value of the Public and Private Warrants was $0.05 and December 31, 2021, the fair value of the Public Warrants was $0.49 and Private Warrants was $ 0.50.
The following table presents the changes in the fair value of Level 3 warrant liabilities:
Private Placement Warrants
Fair value as of December 31, 2021	$285,000
Change in fair value	(256,500)
Fair value as of December 31, 2022	$28,500
Public Placement Warrants
Fair value as of December 31, 2021	$6,125,000
Change in fair value	(5,500,000)
Fair value as of December 31, 2022	$625,000
There were no transfers in or out of Level 3 from other levels in the fair value hierarchy for the year ended December 31, 2022.
Note 9 — Subsequent Events
The Company has evaluated subsequent events through the date these financial statements were available for issuance and determined that other than the items disclosed below, there were no subsequent events that would require adjustment or disclosure:
Business Combination Agreement sponsor
On January 9, 2023, Newcourt Acquisition Corp, entered into a Business Combination Agreement with Newcourt SPAC Sponsor LLC, Psyence Group Inc., a corporation organized under the laws of Ontario, Canada, and Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada (“Psyence Biomed”). Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the Effective Time (as defined below), (a) a to-be-incorporated wholly-owned subsidiary of Psyence Biomed domiciled in the Cayman Islands (the “Merger Sub”) will be merged with and into Newcourt (the “Merger”), with Newcourt surviving the Merger as a direct wholly-owned subsidiary of Psyence Biomed (the “Combined Company”).
As consideration for the Merger, as of the effective time of the Merger (the “Effective Time”) (i) each Class B ordinary share, par value $0.0001 per share, of Newcourt (the “Newcourt Class B Stock”), issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and upon the terms set forth in the Business Combination Agreement, will be converted into the right to receive one common share of Psyence Biomed (each, a “Psyence Biomed Common Share”) (the “Per Share Merger Consideration”), and (ii) each Class A ordinary share, par value $0.0001 per share, of Newcourt (the “Newcourt Class A Stock”) issued and outstanding immediately prior to the Effective Time (after giving effect to the completion and payment of any redemptions of Newcourt Class A Stock (the “Redemption”)), other than shares owned by Newcourt, Merger Sub, Psyence Biomed or any of their respective subsidiaries, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Business Combination Agreement, will be converted into the right to receive the Per Share Merger Consideration. The aggregate number of Psyence Biomed Common Shares into which the Newcourt Class A Stock and Newcourt Class B Stock are converted into is the merger consideration (the “Merger Consideration”). Before or upon the Closing, Psyence Biomed intends to transfer the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), Psyence South Africa (Pty) Ltd (South Africa), and Pure Psyence Corp. (Canada) to an entity of the Psyence’s choice. In connection with the transactions contemplated by the Business Combination Agreement (the “Transaction”), Newcourt and Psyence Biomed also intend to enter into Subscription Agreements with certain investors, prior to the consummation of the Transaction (the “Closing”), to provide financing to Newcourt, Psyence Biomed or the Combined Company (the “PIPE Investment”).
Immediately prior to the consummation of the PIPE Investment, Psyence Biomed will effect a stock split, under which each Psyence Biomed Common Share that is issued and outstanding as of such time shall be split into a number of Psyence Biomed Common Shares determined by multiplying each such Psyence Biomed Common Share by a split factor, which is the quotient obtained by dividing the Per Share Psyence Biomed Value by $10.00. The “Per Share Psyence Biomed Value” is the quotient obtained by dividing $50,000,000 by the total number of issued and outstanding Psyence Biomed Common Shares immediately prior to the stock split.
Extension of time period
On January 6, 2023, the Company held an extraordinary general meeting of shareholders (the “EGM”) for the purpose of considering and voting on the Charter Amendment and the Trust Agreement Amendment. The shareholders of the Company approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination for an initial three (3) months from January 22, 2023 to April 22, 2023 and up to three (3) times for an additional one (1) month each time from April 22, 2023 to July 22, 2023 (which is 21 months from the closing of our IPO).
Trust Agreement Amendment
At the EGM, the shareholders of the Company also approved the amendment to the Company’s investment management trust agreement, dated as of October 19, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement Amendment”). Pursuant to the Trust Agreement Amendment, the Company will deposit into the Company’s trust account (the “Trust Account”), (i) as soon as practicable after the effective date of the Trust Agreement Amendment, for the initial three-month extension, the lesser of (a) $247,500 and (b) $0.165 for each Class A ordinary share outstanding after giving effect to the redemption, and (ii) for each additional one-month extension, the lesser of (a) $82,500 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption.
Redemption of Shares in Trust Account
In connection with the EGM held on January 6, 2023, shareholders holding 23,497,468 ordinary shares (the “public shares”) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $247 million (approximately $10.35 per public share) has been removed from the Trust Account to pay such holders and approximately $15.55 million remains in the Trust Account. Following redemptions, the Company has 1,502,532 public shares outstanding.
Issuance of unsecured Promissory note
On January 17, 2023, the Company issued an unsecured promissory note (the “Note”), in the amount of up to $1,000,000 to Newcourt SPAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). At the Maturity Date, by providing written notice to the Company, the Sponsor may elect to convert any portion or all of the amount outstanding under the Note, up to a maximum of $1,000,000, into securities of the Company.
Recent events relating to the disruption in the U.S. banking system
In March 2023, the shut-down of certain financial institutions raised economic concerns over disruption in the U.S. banking system. The U.S. government took certain actions to strengthen public confidence in the U.S. banking system. However, there can be no certainty that the actions taken by the U.S. government will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system. Additional financial institution failures may occur in the near term that may limit access to short-term liquidity or have adverse impacts to the economy. Given the uncertainty of the situation, the related financial impact cannot be reasonably estimated at this time.

NEWCOURT ACQUISITION CORP
CONDENSED BALANCE SHEETS
	March 31, 2023	December 31, 2022
	(Unaudited)
CURRENT ASSETS
Cash	$15,957	$128,678
Prepaid expenses	211,743	248,224
Interest income receivable	60,898	828,810
Total current assets	288,598	1,205,712
LONG TERM ASSETS
Investments held in Trust Account	16,115,127	257,725,405
TOTAL ASSETS	$16,403,725	$258,931,117
LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$632,503	$417,712
Deferred underwriting fee payable	13,100,000	13,100,000
Due to affiliate	70,000	100,000
Loan from Sponsor	685,000	—
Derivative warrant liabilities	392,100	653,500
Total current liabilities	14,879,603	14,271,212
COMMITMENTS AND CONTINGENCIES (Note 6)
REDEEMABLE ORDINARY SHARES
Class A ordinary shares subject to possible redemption, $0.0001 par value, 1,502,532 and 25,000,000 shares at redemption value of $10.77 and $10.34 per share on March 31, 2023 and December 31, 2022	16,176,025	258,554,215
SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Class A ordinary shares; $0.0001 par value; 100,000,000 shares authorized; 1,140,000 shares issued and outstanding (excluding 1,502,532 and 25,000,000 shares subject to possible redemption at March 31, 2023 and December 31, 2022)	114	114
Class B ordinary shares; $0.0001 par value; 10,000,000 shares authorized; 6,535,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	654	654
Additional paid-in capital	—	—
Accumulated deficit	(14,652,671)	(13,895,078)
TOTAL SHAREHOLDERS’ DEFICIT	(14,651,903)	(13,894,310)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$16,403,725	$258,931,117
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the three months ended March 31, 2023	For the three months ended March 31, 2022
OPERATING EXPENSES
General and administrative	$771,493	$326,902
Total operating expenses	771,493	326,902
OTHER INCOME
Interest income on investments held in Trust Account	485,604	6,288
Change in fair value of warrants	261,400	3,273,200
Total other income	747,004	3,279,488
NET INCOME (LOSS)	$(24,489)	$2,952,586
Weighted average shares outstanding of Class A ordinary shares	4,896,611	22,000,000
Basic and diluted net income per share, Class A	$0.15	$0.10
Weighted average shares outstanding of Class B ordinary shares	6,535,000	6,535,000
Basic and diluted net income (loss) per share, Class B	$(0.00)	$0.10
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 (UNAUDITED)
	Ordinary shares				Additional paid-in capital	Accumulated deficit	Total Shareholders’ deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, December 31, 2022	1,140,000	$114	6,535,000	$654	$—	(13,895,078)	$(13,894,310)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(733,104)	(733,104)
Net loss	—	—	—	—	—	(24,489)	(24,489)
Balance, March 31, 2023	1,140,000	$114	6,535,000	$654	$—	$(14,652,671)	$(14,651,903)
FOR THE THREE MONTHS ENDED MARCH 31, 2022 (UNAUDITED)
	Ordinary shares				Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, December 31, 2021	1,140,000	$114	6,535,000	$654	$—	$(18,355,177)	$(18,354,409)
Net income	—	—	—	—	—	2,952,586	2,952,586
Balance, March 31, 2022	1,140,000	114	6,535,000	654	—	(15,402,591)	(15,401,823)
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the three months ended March 31, 2023	For the three months ended March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(24,489)	$2,952,586
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest income on investments held in Trust Account	(1,253,516)	(6,288)
Change in fair value of warrants	(261,400)	(3,273,200)
Changes in operating assets and liabilities:
Prepaid expenses	36,481	36,554
Interest Receivable	767,912	—
Due to affiliate	(30,000)	20,000
Accounts payable and accrued expenses	214,791	53,971
Net cash flows used in operating activities	(550,221)	(216,377)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash deposited to Trust Account	(247,500)	—
Cash withdrawn from Trust account in connection with Class A ordinary shares redemption	243,111,294	—
Net cash flows provided by investing activities	242,863,794	—
CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of Class A ordinary shares	(243,111,294)	—
Advances from Sponsor	685,000	—
Net cash flows used in financing activities	(242,426,294)	—
NET CHANGE IN CASH	(112,721)	(216,377)
CASH, BEGINNING OF PERIOD	128,678	648,282
CASH, END OF PERIOD	$15,957	$431,905
Supplemental disclosure of noncash activities:
Accretion for Class A ordinary shares to redemption value	$733,104	$1,253,516
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2023
(UNAUDITED)
Note 1 — Description of Organization and Business Operations
Newcourt Acquisition Corp. (the “Company” or “Newcourt”) was incorporated in the Cayman Islands on February 25, 2021. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
On January 9, 2023, the Company entered into a Business Combination Agreement (as amended by the amending agreement dated as of February 15, 2023, the “Business Combination Agreement”) with Newcourt SPAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (“Parent”), and Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada.
As of March 31, 2023, the Company had not commenced any operations. All activity through March 31, 2023, relates to the Company’s formation and Initial Public Offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. On October 22, 2021, the Company consummated the IPO of 22,000,000 units (“Units”) with respect to the Class A ordinary shares included in the Units being offered (the “Public Shares”) at $10.00 per Unit generating gross proceeds of $220,000,000, which is discussed in Note 3. The Company has selected December 31 as its fiscal year end.
Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the Effective Time (as defined below), (a) a to-be-incorporated wholly-owned subsidiary of Psyence Biomed domiciled in the Cayman Islands (the “Merger Sub”) will be merged with and into Newcourt (the “Merger”), with Newcourt surviving the Merger as a direct wholly-owned subsidiary of Psyence Biomed (the “Combined Company”).
As consideration for the Merger, as of the effective time of the Merger (the “Effective Time”) (i) each Class B ordinary share, par value $0.0001 per share, of Newcourt (the “Newcourt Class B Stock”), issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and upon the terms set forth in the Business Combination Agreement, will be converted into the right to receive one common share of Psyence Biomed (each, a “Psyence Biomed Common Share”) (the “Per Share Merger Consideration”), and (ii) each Class A ordinary share, par value $0.0001 per share, of Newcourt (the “Newcourt Class A Stock”) issued and outstanding immediately prior to the Effective Time (after giving effect to the completion and payment of any redemptions of Newcourt Class A Stock (the “Redemption”)), other than shares owned by Newcourt, Merger Sub, Psyence Biomed or any of their respective subsidiaries, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Business Combination Agreement, will be converted into the right to receive the Per Share Merger Consideration. The aggregate number of Psyence Biomed Common Shares into which the Newcourt Class A Stock and Newcourt Class B Stock are converted into is the merger consideration (the “Merger Consideration”). Before or upon the Closing, Psyence Biomed intends to transfer the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence UK Group Ltd., Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), Psyence South Africa (Pty) Ltd (South Africa), and Pure Psyence Corp. (Canada) to an entity of the Psyence’s choice. In connection with the transactions contemplated by the Business Combination Agreement (the “Transaction”), Newcourt and Psyence Biomed also intend to enter into Subscription Agreements with certain investors, prior to the consummation of the Transaction (the “Closing”), to provide financing to Newcourt, Psyence Biomed or the Combined Company (the “PIPE Investment”).

Immediately prior to the consummation of the PIPE Investment, Psyence Biomed will effect a stock split, under which each Psyence Biomed Common Share that is issued and outstanding as of such time shall be split into a number of Psyence Biomed Common Shares determined by multiplying each such Psyence Biomed Common Share by a split factor, which is the quotient obtained by dividing the Per Share Psyence Biomed Value by $10.00. The “Per Share Psyence Biomed Value” is the quotient obtained by dividing $50,000,000 by the total number of issued and outstanding Psyence Biomed Common Shares immediately prior to the stock split.
Simultaneously with the closing of the IPO, the Company consummated the sale of 1,080,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Company’s sponsor, Newcourt SPAC Sponsor LLC (the “Sponsor”) and underwriters Cantor Fitzgerald & Co. (“Cantor”), and Cohen & Company Capital Markets (“CCM”), generating gross proceeds of $10,800,000, which is described in Note 4.
Offering costs for the IPO amounted to $15,937,545, consisting of $3,787,971 of underwriting fees, $11,000,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $1,149,574 of other costs.
Simultaneously with the closing of the IPO, the Company consummated the closing of the sale of 3,000,000 additional Units upon receiving notice of the underwriters’ election to partially exercise their over-allotment option (“Over-allotment Units”), generating additional gross proceeds of $30,000,000 and incurring additional offering costs of $2,100,000 in underwriting fees all of which is deferred until completion of the Company’s Business Combination. As described in Note 6, the $13,100,000 of deferred underwriting fee payable is contingent upon the consummation of a Business Combination by April 22, 2023, 18 months from the closing of the IPO, or for a further period of up to 3 months by July 22, 2023, 21 months from the closing of the IPO, subject to the terms of the underwriting agreement. Simultaneously with the exercise of the over-allotment, the Company consummated the Private Placement of an additional 60,000 Private Placement Units to the Sponsor, generating gross proceeds of $600,000.
Following the closing of the IPO and exercise of the over-allotment, $255,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust

Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants.
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (as amended from time to time, the “Certificate of Incorporation”). In accordance with Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and are classified as such on the balance sheet until such date that a redemption event takes place.
Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
On January 6, 2023, the Company’s shareholders approved an amendment (the “Extension Amendment”) to the amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial business combination for an initial three (3) months from January 22, 2023 to April 22, 2023 and up to three (3) times for an additional one (1) month each time from April 22, 2023 to July 22, 2023 (which is 21 months from the closing of our IPO). If the Company is unable to complete a Business Combination by July 22, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. On January 19, 2023, the Company deposited into the trust account, the extension payment of $247,500 for the initial three-month extension.
The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per shares held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of March 31, 2023, the Company had $15,957 in its operating bank accounts, $16,115,127 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary share in connection therewith and working capital deficit of $14,591,005. As of March 31, 2023, $485,604 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
Prior to the completion of the IPO, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its IPO at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since re-evaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations for at least one year from the date that the financial statement was issued, and therefore substantial doubt has been alleviated.
In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going

Concern,” management has determined that the mandatory liquidation and subsequent dissolution described in the financial statements, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. If a Business Combination is not consummated by April 22, 2023, 18 months from the closing of the IPO, or for a further period of up to 3 months by July 22, 2023, 21 months from the closing of the IPO, there will be a mandatory liquidation and subsequent dissolution. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. It is uncertain that the Company will be able to consummate a Business Combination by the specified period.
Also, in connection with the Company’s assessment of going concern considerations in accordance with ASU No. 2014-15 management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by April 22, 2023, 18 months from the closing of the IPO, or for a further period of up to 3 months by July 22, 2023, 21 months from the closing of the IPO, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition as well as the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern.
Recent events relating to the disruption in the U.S. banking system
In March 2023, the shut-down of certain financial institutions raised economic concerns over disruption in the U.S. banking system. The U.S. government took certain actions to strengthen public confidence in the U.S. banking system. However, there can be no certainty that the actions taken by the U.S. government will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system. Additional financial institution failures may occur in the near term that may limit access to short-term liquidity or have adverse impacts to the economy. Given the uncertainty of the situation, the related financial impact cannot be reasonably estimated at this time.
These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2023. The interim results for the period ended March 31, 2023 are not necessarily indicative of the results to be expected for any future periods.
Emerging Growth Company
The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2023 and December 31, 2022.
Investments Held in Trust Account
At March 31, 2023 and December 31, 2022, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Interest receivable balance as at March 31, 2023 pertains to interest income on investments held in Trust and will be included in the investment balance when received by the Company. Interest income received is reinvested into the investments held in Trust account.
Offering Costs associated with the IPO
Offering costs, including additional underwriting fees associated with the underwriters’ exercise of the over-allotment option, consist principally of legal, accounting, underwriting fees and other costs directly related to the IPO. Offering costs, including those attributable to the underwriters’ exercise of the over-allotment option in full, amounted to $18,037,545, consisting of $3,787,971 of underwriting fees, $13,100,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $1,149,574 of other costs.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage and Securities Investor Protection Corporation Insurance coverage limits of $250,000 and

$500,000 (including cash of $250,000). At March 31, 2023, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
Income Taxes
ASC Topic 740, Income taxes, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.
The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2023 and December 31, 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States of America. As such, the Company’s tax provision was zero for the period presented. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A ordinary shares is classified as stockholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

On January 6, 2023, shareholders holding 23,497,468 ordinary shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. Accordingly, on March 31, 2023, 1,502,532 Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheet.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary share to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary share are affected by charges against additional paid in capital and accumulated deficit.
At March 31, 2023, the Class A ordinary shares subject to possible redemption reflected in the balance sheet is reconciled in the following table:
Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(15,375,000)
Class A ordinary share issuance costs	(16,928,049)
Plus: Accretion of carrying value to redemption value	37,303,049
Class A ordinary share subject to possible redemption as on December 31, 2021	255,000,000
Plus: Accretion of carrying value to redemption value	3,554,215
Class A ordinary share subject to possible redemption as on December 31, 2022	$258,554,215
Less : Redemption of ordinary shares	(243,111,294)
Plus: Accretion of carrying value to redemption value	733,104
Class A ordinary share subject to possible redemption as on March 31, 2023	$16,176,025
Net Income (loss) per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares (the “Founder Shares”). Earnings and losses are shared pro rata between the two classes of shares. Public Warrants (see Note 3) and Private Placement Warrants (see Note 4) to purchase 13,070,000 Class A ordinary share at $11.50 per share were issued on October 22, 2021. At March 31, 2023 and December 31, 2022, no Public Warrants or Private Placement Warrants have been exercised. The 13,070,000 potential Class A ordinary shares for outstanding Public Warrants and Private Placement Warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three months ended March 31, 2023 and 2022 because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of stock.
	For the three months ended March 31, 2023
Basic and diluted net income (loss) per share:	Class A ordinary share	Class B ordinary share
Numerator:
Allocation of net loss before accretion income	$(10,490)	$(13,999)
Accretion of Class A ordinary shares to redemption value	733,104	—
Net income (loss) including accretion of Class A Redeemable shares to redemption value	$722,614	$(13,999)
Denominator:
Weighted average shares outstanding	4,896,611	6,535,000
Basic and diluted net income (loss) per share	$0.15	$(0.00)

	For the three months ended March 31, 2022
Basic and diluted net income per share:	Class A ordinary share	Class B ordinary share
Numerator:
Allocation of net income before accretion income	$2,276,393	$676,193
Accretion of Class A ordinary shares to redemption value	—	—
Net income including accretion of Class A Redeemable shares to redemption value	$2,276,393	$676,193
Denominator:
Weighted average shares outstanding	22,000,000	6,535,000
Basic and diluted net income per share	$0.10	$0.10
Accounting for Warrants
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are free standing financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent period end date while the instruments are outstanding. Management has concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreement qualify as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement has been estimated using Black-Scholes pricing model at each measurement date.
Stock Compensation Expense
In connection with the Company’s IPO, Founder Shares were sold to certain independent directors from among the Sponsor’s pool of Founder Shares at the price paid by the Sponsor (par value of $0.0001). Although these Founder Shares were purchased by the independent directors for value, under ASC 718, “Compensation — Stock Compensation,” these Founder Shares may be deemed stock-based compensation.
The Company accounts for stock-based compensation expense in accordance with ASC 718, under which stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.
As of October 6, 2021, the fair value of the 95,000 Founder Shares granted to certain independent directors by the Sponsor was $600,530 or $6.32 per share. The Company used a Monte Carlo Model simulation to arrive at the fair value of the stock compensation. The key assumptions in the option pricing model utilized are assumptions related to expected separation date of Units, anticipated business combination date, purchase price, share-price volatility, expected term, exercise date, risk-free interest rate and present value. The expected volatility as of the IPO closing date was derived based upon similar Special Purpose Acquisition Company (“SPAC”) warrants and technology exchange funds which with the Company’s stated

industry target and terms until the exercise date. The Company’s Founder Shares sold to independent directors (see Note 5) was deemed within the scope of ASC 718 and are subject to a performance condition, namely the occurrence of a Business Combination. Compensation expense related to the 95,000 Founder Shares is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized for the three months ended March 31, 2023.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.
Note 3 — Initial Public Offering
Pursuant to the IPO, the Company sold 25,000,000 units (including 3,000,000 units as part of the underwriters’ partial exercise of the over-allotment option) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share (such Class A ordinary shares included in the Units being offered, the “Public Shares”), and one-half a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase three quarters of one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 4 — Private Placement
On October 22, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 1,140,000 Units (the “Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $11,400,000. The Placement Units were purchased by Cantor (187,000 Units), CCM (33,000 Units) and the Sponsor (920,000 Units). Each whole Private Placement Unit will consist of one Placement Share and one-half of a redeemable warrant (“Placement Warrant”). Each whole Placement Warrant will be exercisable to purchase one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units was added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.
Note 5 — Related Party Transactions
Founder Shares
On March 11, 2021, the Sponsor paid $25,000 to fund certain obligations of the Company in consideration for 5,912,500 Class B ordinary shares (the “Founder Shares”) of the Company par value $0.0001 (“Class B ordinary shares”) for an aggregate price of $25,000. In September 2021, the Company effected a dividend of approximately 0.017 shares for each Class B ordinary share outstanding, resulting in there being an aggregate of 6,015,000 Founder Shares outstanding. On October 19, 2021, the Company effected a dividend of approximately 0.099 shares for each outstanding Class B ordinary share, resulting in there being an aggregate of 6,611,500 Founder Shares outstanding. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment, at any time. The initial shareholders have agreed to forfeit up to 841,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. Since the underwriters exercised the over-allotment option only in part, the Sponsor did forfeit 76,500 Founder Shares.
The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On March 11, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “2021 Note”). On June 21, 2021, the 2021 Note was increased to $1,000,000. This loan is non-interest bearing and payable on the earlier of March 31, 2023, or the expiration of the 45-day over-allotment option. The Company had no borrowings on the 2021 Note as of March 31, 2023.
On January 6, 2023, the Company issued an unsecured promissory note in the amount of up to $495,000 to the Sponsor (the “Extension Loan”). This loan is non-interest bearing, non-convertible and payable on the consummation of the Company’s initial business combination. $247,500 is outstanding under this loan and shown under Loan from Sponsor as of March 31, 2023.
On January 17, 2023, the Company issued an unsecured promissory note in the amount of up to $1,000,000 to the Sponsor (the “2023 Note”). This loan is non-interest bearing and payable on the consummation of the Company’s initial business combination. At maturity, the Sponsor may elect to convert any portion or all of the amount outstanding under the 2023 Note, up to a maximum of $1,000,000, into units of the entity surviving or resulting from the Initial Business Combination at a conversion price of $10.00 per unit. $437,500 is outstanding under this loan and shown under Loan from Sponsor as of March 31, 2023.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of March 31, 2023, there were no Working Capital Loans outstanding.
Support Services
The Company pays an affiliate of the Sponsor a fee of approximately $30,000 per month following the consummation of the IPO for office space, administrative and shared personnel support services. For the three months ended March 31, 2023 and for the period ended December 31, 2022, $60,000 and $220,000 was incurred respectively. $70,000 and $100,000 remains unpaid as of March 31, 2023 and December 31, 2022 respectively and is included on current liabilities in the balance sheet.
For the three months ended March 31, 2023, an aggregate of $32,755 was paid to an entity related to the Chief Financial Officer for support services.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the

Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration rights agreement signed in connection with the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the IPO to purchase up to 3,300,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On October 22, 2021, the underwriters elected to partially exercise the over-allotment option purchasing 3,000,000 units.
The underwriters were paid a cash underwriting discount of $0.20 per unit net of reimbursements to the Company of $612,029 to pay for outside advisors, or $3,787,971 in the aggregate at the closing of the IPO. The underwriters have agreed to defer the cash underwriting discount of $0.20 per share related to the over-allotment to be paid at Business Combination ($600,000 in the aggregate). In addition, the underwriters are entitled to a deferred underwriting commission of $0.50 per unit, or $12,500,000 from the closing of the IPO. The total deferred fee is $13,100,000, consisting of the $12,500,000 deferred portion and the $600,000 cash discount agreed to be deferred until Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely if the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7 — Shareholders’ Deficit
Ordinary shares
Class A ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of March 31, 2023 and December 31, 2022, there were 1,140,000 (excluding 1,502,532 Class A ordinary shares and 25,000,000 Class A ordinary shares subject to possible redemption, respectively) Class A ordinary shares issued and outstanding.
Class B ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of March 31, 2023 and December 31, 2022, there were 6,535,000 Class B ordinary shares outstanding after giving effect to the forfeiture of 76,500 shares to the Company by the Sponsor for no consideration since the underwriters’ 45-day over-allotment option was not exercised in full.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, approximately 22.74% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time.

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. For the period presented, there were no preference shares issued or outstanding.
Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the IPO, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Placement Warrants.
The exercise price and number of Class A ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional Class A ordinary shares or equity-linked securities.
Note 8 — Fair Value Measurements
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
At March 31, 2023 and December 31, 2022, there were 13,070,000 warrants outstanding (12,500,000 Public Warrants and 570,000 Private Placement Warrants).
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	March 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Fund held in Trust Account	$16,115,127	$16,115,127	—	—
Liabilities:
Warrant Liability – Public Warrants	$375,000	$375,000	—	—
Warrant Liability – Private Placement Warrants	$17,100	—	—	$17,100

Description	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Fund held in Trust Account	$257,725,405	$257,725,405	—	—
Liabilities:
Warrant Liability – Public Warrants	$625,000	$625,000	—	—
Warrant Liability – Private Placement Warrants	$28,500	—	—	$28,500
The Company utilizes a Black-Scholes simulation model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a Black-Scholes pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on industry historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The following table provides quantitative information regarding Level 3 fair value measurements at March 31, 2023 and December 31, 2022:
	March 31, 2023	December 31, 2022
Share Price	$10.60	$10.28
Exercise Price	$11.50	$11.50
Term (years)	5.31	5.62
Volatility	5.3%	4.10%
Risk Free Rate	3.53%	3.90%
Dividend Yield	0.00%	0.00%
At March 31, 2023, the fair value of the Public Warrants and Private Placement Warrants was $0.03. At December 31, 2022, the fair value of the Public Warrants and Private Placement Warrants was $0.05.
The following table presents the changes in the fair value of Level 3 warrant liabilities:
Private Placement Warrants
Fair value as of December 31, 2022	$28,500
Change in fair value	(11,400)
Fair value as of March 31, 2023	$17,100
There were no transfers in or out of Level 3 from other levels in the fair value hierarchy for the three months ended March 31, 2023.
Note 9 — Subsequent Events
The Company has evaluated subsequent events through the date these financial statements were available for issuance and determined that other than the items disclosed below, there were no subsequent events that would require adjustment or disclosure:
On April 3, 2023, the Company received a written notice (the “Letter”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(b)(2)(A), requiring the Company to maintain a Market Value of Listed Securities (“MVLS”) of $50,000,000 for the continued listing of its securities on The Nasdaq Global

Market. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.
The Letter states that the Company has 180 calendar days, or until October 2, 2023, to regain compliance with Listing Rule 5450(b)(2)(A). If at any time during this compliance period the Company’s MLVS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance, and this matter will be closed. If compliance is not achieved by October 2, 2023, the Letter states that the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Letter further notes that alternatively, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market).
The Company will continue to monitor its MVLS and consider its available options to regain compliance with the Nasdaq minimum MVLS requirements, but there can be no assurance that the Company will be able to do so.
On April 19, 2023, the Sponsor deposited $82,500 into the Trust Account, on behalf of the Company, to extend the time available to the Company to consummate its initial business combination to May 22, 2023.

NEWCOURT ACQUISITION CORP
CONDENSED BALANCE SHEETS
	June 30, 2023	December 31, 2022
	(Unaudited)
CURRENT ASSETS
Cash	$9,802	$128,678
Prepaid expenses	104,411	248,224
Interest income receivable	67,181	828,810
Total current assets	181,394	1,205,712
LONG TERM ASSETS
Investments held in Trust Account	16,544,189	257,725,405
TOTAL ASSETS	$16,725,583	$258,931,117
LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$725,834	$417,712
Deferred underwriting fee payable	13,100,000	13,100,000
Due to affiliate	130,000	100,000
Advances from Sponsor	1,177,770	—
Derivative warrant liabilities	130,700	653,500
Total current liabilities	15,264,304	14,271,212
COMMITMENTS AND CONTINGENCIES (Note 6)
REDEEMABLE ORDINARY SHARES
Class A ordinary shares subject to possible redemption, $0.0001 par value, 1,502,532 and 25,000,000 shares at redemption value of $11.06 and $10.34 per share on June 30, 2023 and December 31, 2022	16,611,370	258,554,215
SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Class A ordinary shares; $0.0001 par value; 100,000,000 shares authorized; 1,140,000 shares issued and outstanding (excluding 1,502,532 and 25,000,000 shares subject to possible redemption at June 30, 2023 and December 31, 2022)	114	114
Class B ordinary shares; $0.0001 par value; 10,000,000 shares authorized; 6,535,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	654	654
Additional paid-in capital	—	—
Accumulated deficit	(15,150,859)	(13,895,078)
TOTAL SHAREHOLDERS’ DEFICIT	(15,150,091)	(13,894,310)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$16,725,583	$258,931,117
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
OPERATING EXPENSES
General and administrative	$512,088	$293,016	$1,283,581	$619,918
Total operating expenses	512,088	293,016	1,283,581	619,918
OTHER INCOME
Interest income on investments held in Trust Account	187,845	115,545	673,449	121,833
Change in fair value of warrants	261,400	2,221,900	522,800	5,495,100
Total other income	449,245	2,337,445	1,196,249	5,616,933
NET (LOSS) INCOME	$(62,843)	$2,044,429	$(87,332)	$4,997,015
Weighted average shares outstanding of Class A ordinary shares	1,502,532	22,000,000	3,190,195	22,000,000
Basic and diluted net (loss) income per share, Class A	$0.28	$0.07	$0.36	$0.18
Weighted average shares outstanding of Class B ordinary shares	6,535,000	6,535,000	6,535,000	6,535,000
Basic and diluted net (loss) income per share, Class B	$(0.01)	$0.07	$(0.01)	$0.18
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 (UNAUDITED)
	Ordinary shares				Additional paid-in capital	Accumulated deficit	Total Shareholders’ deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, December 31, 2022	1,140,000	$114	6,535,000	$654	$—	(13,895,078)	$(13,894,310)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(733,104)	(733,104)
Net loss	—	—	—	—	—	(24,489)	(24,489)
Balance, March 31, 2023	1,140,000	114	6,535,000	654	—	(14,652,671)	(14,651,903)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(435,345)	(435,345)
Net loss	—	—	—	—	—	(62,843)	(62,843)
Balance, June 30, 2023	1,140,000	$114	6,535,000	$654	$—	$(15,150,859)	$(15,150,091)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)
	Ordinary shares				Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance,December 31, 2021	1,140,000	$114	6,535,000	$654	$—	$(18,355,177)	$(18,354,409)
Net income	—	—	—	—	—	2,952,586	2,952,586
Balance, March 31, 2022	1,140,000	114	6,535,000	654	—	(15,402,591)	(15,401,823)
Net income	—	—	—	—	—	2,044,429	2,044,429
Balance, June 30, 2022	1,140,000	$114	6,535,000	$654	$—	$(13,358,162)	$(13,357,394)
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(87,332)	$4,997,015
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income on investments held in Trust Account	(673,449)	(121,833)
Change in fair value of warrants	(522,800)	(5,495,100)
Changes in operating assets and liabilities:
Prepaid expenses	143,813	133,509
Due to affiliate	30,000	50,000
Accounts payable and accrued expenses	308,122	95,002
Net cash flows used in operating activities	(801,646)	(341,407)
CASH FLOWS FROM INVESTING ACTIVITIES
Deposits to Trust Account	(495,000)	—
Withdrawals from Trust account in connection with Class A ordinary shares redemption	243,111,294	—
Net cash flows provided by investing activities	242,616,294	—
CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of Class A ordinary shares	(243,111,294)	—
Advances from Sponsor	1,177,770	—
Net cash flows used in financing activities	(241,933,524)	—
NET CHANGE IN CASH	(118,876)	(341,407)
CASH, BEGINNING OF PERIOD	128,678	648,282
CASH, END OF PERIOD	$9,802	$306,875
Non-Cash investing and financing activities:
Accretion of Class A ordinary shares to redemption value	$1,168,449	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEWCOURT ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)
Note 1 — Description of Organization and Business Operations
Newcourt Acquisition Corp. (the “Company” or “Newcourt”) was incorporated in the Cayman Islands on February 25, 2021. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
On January 9, 2023, the Company entered into a Business Combination Agreement (as amended by the amending agreement dated as of February 15, 2023, the “Business Combination Agreement”) with Newcourt SPAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (“Psyence”), and Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada (“Psyence Biomed”).
As of June 30, 2023, the Company had not commenced any operations. All activity through June 30, 2023, relates to the Company’s formation and Initial Public Offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. On October 22, 2021, the Company consummated the IPO of 22,000,000 units (“Units”) with respect to the Class A ordinary shares included in the Units being offered (the “Public Shares”) at $10.00 per Unit generating gross proceeds of $220,000,000, which is discussed in Note 3. The Company has selected December 31 as its fiscal year end.
Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the Effective Time (as defined below), (a) a to-be-incorporated wholly-owned subsidiary of Psyence Biomed domiciled in the Cayman Islands (the “Merger Sub”) will be merged with and into Newcourt (the “Merger”), with Newcourt surviving the Merger as a direct wholly-owned subsidiary of Psyence Biomed (the “Combined Company”).
As consideration for the Merger, as of the effective time of the Merger (the “Effective Time”) (i) each Class B ordinary share, par value $0.0001 per share, of Newcourt (the “Newcourt Class B Stock”), issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and upon the terms set forth in the Business Combination Agreement, will be converted into the right to receive one common share of Psyence Biomed (each, a “Psyence Biomed Common Share”) (the “Per Share Merger Consideration”), and (ii) each Class A ordinary share, par value $0.0001 per share, of Newcourt (the “Newcourt Class A Stock”) issued and outstanding immediately prior to the Effective Time (after giving effect to the completion and payment of any redemptions of Newcourt Class A Stock (the “Redemption”)), other than shares owned by Newcourt, Merger Sub, Psyence Biomed or any of their respective subsidiaries, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Business Combination Agreement, will be converted into the right to receive the Per Share Merger Consideration. The aggregate number of Psyence Biomed Common Shares into which the Newcourt Class A Stock and Newcourt Class B Stock are converted into is the merger consideration (the “Merger Consideration”). Before or upon the Closing, Psyence Biomed intends to transfer the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence UK Group Ltd., Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), Psyence South Africa (Pty) Ltd (South Africa), and Pure Psyence Corp. (Canada) to an entity of the Psyence’s choice. In connection with the transactions contemplated by the Business Combination Agreement (the “Transaction”), Newcourt and Psyence Biomed also intend to enter into Subscription Agreements with certain investors, prior to the consummation of the Transaction (the “Closing”), to provide financing to Newcourt, Psyence Biomed or the Combined Company (the “PIPE Investment”).

Immediately prior to the consummation of the PIPE Investment, Psyence Biomed will effect a stock split, under which each Psyence Biomed Common Share that is issued and outstanding as of such time shall be split into a number of Psyence Biomed Common Shares determined by multiplying each such Psyence Biomed Common Share by a split factor, which is the quotient obtained by dividing the Per Share Psyence Biomed Value by $10.00. The “Per Share Psyence Biomed Value” is the quotient obtained by dividing $50,000,000 by the total number of issued and outstanding Psyence Biomed Common Shares immediately prior to the stock split.
Simultaneously with the closing of the IPO, the Company consummated the sale of 1,080,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Company’s sponsor, Newcourt SPAC Sponsor LLC (the “Sponsor”) and underwriters Cantor Fitzgerald & Co. (“Cantor”), and Cohen & Company Capital Markets (“CCM”), generating gross proceeds of $10,800,000, which is described in Note 4.
Offering costs for the IPO amounted to $15,937,545, consisting of $3,787,971 of underwriting fees, $11,000,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $1,149,574 of other costs.
Simultaneously with the closing of the IPO, the Company consummated the closing of the sale of 3,000,000 additional Units upon receiving notice of the underwriters’ election to partially exercise their over-allotment option (“Over-allotment Units”), generating additional gross proceeds of $30,000,000 and incurring additional offering costs of $2,100,000 in underwriting fees all of which is deferred until completion of the Company’s Business Combination. As described in Note 6, the $13,100,000 of deferred underwriting fee payable is contingent upon the consummation of a Business Combination by January 22, 2024, 27 months from the closing of the IPO, subject to the terms of the underwriting agreement. Simultaneously with the exercise of the over-allotment, the Company consummated the Private Placement of an additional 60,000 Private Placement Units to the Sponsor, generating gross proceeds of $600,000.
Following the closing of the IPO and exercise of the over-allotment, $255,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance the Company will be able to successfully effect a Business Combination.
The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (as amended from time to time, the “Certificate of Incorporation”). In accordance with Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and are classified as such on the balance sheet until such date that a redemption event takes place.
Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
On January 6, 2023, the Company’s shareholders approved an amendment (the “ First Extension Amendment”) to the amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial business combination for an initial three (3) months from January 22, 2023 to April 22, 2023 and up to three (3) times for an additional one (1) month each time from April 22, 2023 to July 22, 2023 (which is 21 months from the closing of our IPO). If the Company is unable to complete a Business Combination by July 22, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
On July 11, 2023, the Company held an extraordinary general meeting of shareholders (the “EGM”) for the purpose of considering and voting on the Second Extension Amendment, the Redemption Limitation Amendment and the Trust Agreement Amendment and, if presented, the proposal to adjourn the EGM to a later date. At the EGM, the shareholders of the Company also approved an amendment (the “Second Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination for six (6) months from July 22, 2023 to January 22, 2024 (which is 27 months from the closing of our IPO). At the EGM, the shareholders of the Company also approved an amendment (the “Redemption Limitation Amendment”) to the Charter to eliminate the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.
As of June 30, 2023, the Company has made deposits totaling $495,000 into the Trust Account. Subsequent to the issuance of this report the Company has made an additional $82,500 deposit to the Trust Account.
The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per shares held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On April 3, 2023, the Company received a written notice (the “Letter”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(b)(2)(A), requiring the Company to maintain a Market Value of Listed Securities (“MVLS”) of $50,000,000 for the continued listing of its securities on The Nasdaq Global Market. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.
The Letter states that the Company has 180 calendar days, or until October 2, 2023, to regain compliance with Listing Rule 5450(b)(2)(A). If at any time during this compliance period the Company’s MLVS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance, and this matter will be closed. If compliance is not achieved by October 2, 2023, the Letter states that the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Letter further notes that alternatively, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market).
The Company will continue to monitor its MVLS and consider its available options to regain compliance with the Nasdaq minimum MVLS requirements, but there can be no assurance that the Company will be able to do so.
During the three months ended June 30, 2023, the Sponsor made a monthly deposit of $82,500 into the Trust Account to extend the time available for the Company to consummate its initial business combination to July 22, 2023, totaling an additional $247,500. On July 17, 2023, the Sponsor deposited an additional $33,391, into the Trust Account to extend the time available to the Company to consummate its initial business combination to August 22, 2023.
Liquidity and Capital Resources
As of June 30, 2023, the Company had $9,802 in its operating bank accounts, $16,544,189 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary share in connection therewith and working capital deficit of $15,082,910. As of June 30, 2023, $1,218,362 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
Prior to the completion of the IPO, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its IPO at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since re-evaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations for at least one year from the date that the financial statement was issued, and therefore substantial doubt has been alleviated.
In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution described in the financial statements, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. If a Business Combination is not consummated by January 22, 2024, 27 months from the closing of the IPO, there will be a mandatory liquidation and subsequent dissolution. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. It is uncertain that the Company will be able to consummate a Business Combination by the specified period.
Also, in connection with the Company’s assessment of going concern considerations in accordance with ASU No. 2014-15 management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by January 22, 2024, 27 months from the closing of the IPO, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition as well as the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2023. The interim results for the period ended June 30, 2023 are not necessarily indicative of the results to be expected for any future periods.
Emerging Growth Company
The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2023 and December 31, 2022.

Investments Held in Trust Account
At June 30, 2023 and December 31, 2022, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Interest receivable balance as at June 30, 2023 pertains to interest income on investments held in Trust and will be included in the investment balance when received by the Company. Interest income received is reinvested into the investments held in Trust account.
Offering Costs associated with the IPO
Offering costs, including additional underwriting fees associated with the underwriters’ exercise of the over-allotment option, consist principally of legal, accounting, underwriting fees and other costs directly related to the IPO. Offering costs, including those attributable to the underwriters’ exercise of the over-allotment option in full, amounted to $18,037,545, consisting of $3,787,971 of underwriting fees, $13,100,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $1,149,574 of other costs.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage and Securities Investor Protection Corporation Insurance coverage limits of $250,000 and $500,000 (including cash of $250,000). At June 30, 2023, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
Income Taxes
ASC Topic 740, Income taxes, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2023 and December 31, 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States of America. As such, the Company’s tax provision was zero for the period presented. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A ordinary shares is classified as stockholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.
On January 6, 2023, shareholders holding 23,497,468 ordinary shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. Accordingly, on June 30, 2023, 1,502,532 shares of Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheet.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary share to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary share are affected by charges against additional paid in capital and accumulated deficit.
At June 30, 2023, the Class A ordinary shares subject to possible redemption reflected in the balance sheet is reconciled in the following table:
Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(15,375,000)
Class A ordinary share issuance costs	(16,928,049)
Plus: Accretion of carrying value to redemption value	37,303,049
Class A ordinary share subject to possible redemption as on December 31, 2021	255,000,000
Plus: Accretion of carrying value to redemption value	3,554,215
Class A ordinary share subject to possible redemption as on December 31, 2022	$258,554,215
Less : Redemption of ordinary shares	(243,111,294)
Plus: Accretion of carrying value to redemption value	1,168,449
Class A ordinary share subject to possible redemption as on June 30, 2023	$16,611,370
Net (Loss) Income per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares (the “Founder Shares”). Earnings and losses are shared pro rata between the two classes of shares. Public Warrants (see Note 3) and Private Placement Warrants (see Note 4) to purchase 13,070,000 Class A ordinary share at $11.50 per share were issued on October 22, 2021. At June 30, 2023 and December 31, 2022, no Public Warrants or Private Placement Warrants have been exercised. The 13,070,000 potential Class A ordinary shares for outstanding Public Warrants and Private Placement Warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three and six months ended June 30, 2023 and 2022 because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of stock.
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
	Class A ordinary share	Class B ordinary share	Class A ordinary share	Class B ordinary share	Class A ordinary share	Class B ordinary share	Class A ordinary share	Class B ordinary share
Basic and diluted net (loss) income per share:
Numerator:
Allocation of net (loss) income before accretion income	$(11,748)	$(51,095)	$1,576,222	$468,209	$(28,649)	$(58,683)	$3,852,614	$1,144,401
Accretion of Class A ordinary shares to redemption value	435,345	—	—	—	1,168,449	—	—	—
Net income (loss) including accretion of Class A Redeemable shares to redemption value	$423,597	$(51,095)	$1,576,222	$468,209	$1,139,800	$(58,683)	$3,852,614	$1,144,401
Denominator:
Weighted average shares outstanding	1,502,532	6,535,000	22,000,000	6,535,000	3,190,195	6,535,000	22,000,000	6,535,000
Basic and diluted net income (loss) per share	$0.28	$(0.01)	$0.07	$0.07	$0.36	$(0.01)	$0.18	$0.18
Accounting for Warrants
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are free standing financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of warrant issuance and as of each subsequent period end date while the instruments are outstanding. Management has concluded that the Public Warrants and Private Placement Warrants issued pursuant to the warrant agreement qualify as derivative warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement has been estimated using Black-Scholes pricing model at each measurement date.
Stock Compensation Expense
In connection with the Company’s IPO, Founder Shares were sold to certain independent directors from among the Sponsor’s pool of Founder Shares at the price paid by the Sponsor (par value of $0.0001). Although these Founder Shares were purchased by the independent directors for value, under ASC 718, “Compensation — Stock Compensation,” these Founder Shares may be deemed stock-based compensation.

The Company accounts for stock-based compensation expense in accordance with ASC 718, under which stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.
As of October 6, 2021, the fair value of the 95,000 Founder Shares granted to certain independent directors by the Sponsor was $600,530 or $6.32 per share. The Company used a Monte Carlo Model simulation to arrive at the fair value of the stock compensation. The key assumptions in the option pricing model utilized are assumptions related to expected separation date of Units, anticipated business combination date, purchase price, share-price volatility, expected term, exercise date, risk-free interest rate and present value. The expected volatility as of the IPO closing date was derived based upon similar Special Purpose Acquisition Company (“SPAC”) warrants and technology exchange funds which with the Company’s stated industry target and terms until the exercise date. The Company’s Founder Shares sold to independent directors (see Note 5) was deemed within the scope of ASC 718 and are subject to a performance condition, namely the occurrence of a Business Combination. Compensation expense related to the 95,000 Founder Shares is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized for the six months ended June 30, 2023.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.
Note 3 — Initial Public Offering
Pursuant to the IPO, the Company sold 25,000,000 units (including 3,000,000 units as part of the underwriters’ partial exercise of the over-allotment option) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share (such Class A ordinary shares included in the Units being offered, the “Public Shares”), and one-half a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase three quarters of one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 4 — Private Placement
On October 22, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 1,140,000 Units (the “Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $11,400,000. The Placement Units were purchased by Cantor (187,000 Units), CCM (33,000 Units) and the Sponsor (920,000 Units). Each whole Private Placement Unit will consist of one Placement Share and one-half of a redeemable warrant (“Placement Warrant”). Each whole Placement Warrant will be exercisable to purchase one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units was added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.
Note 5 — Related Party Transactions
Founder Shares
On March 11, 2021, the Sponsor paid $25,000 to fund certain obligations of the Company in consideration for 5,912,500 Class B ordinary shares (the “Founder Shares”) of the Company par value $0.0001 (“Class B ordinary shares”) for an aggregate price of $25,000. In September 2021, the Company effected a dividend of approximately 0.017 shares for each Class B ordinary share outstanding, resulting in there being an aggregate of 6,015,000 Founder Shares outstanding. On October 19, 2021, the Company effected a dividend of approximately 0.099 shares for each outstanding Class B ordinary share, resulting in there being an aggregate of 6,611,500 Founder Shares outstanding. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment, at any time. The initial shareholders have agreed to forfeit up to 841,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. Since the underwriters exercised the over-allotment option only in part, the Sponsor did forfeit 76,500 Founder Shares.
The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On January 6, 2023, the Company issued an unsecured promissory note in the amount of up to $495,000 to the Sponsor (the “Extension Loan”). This loan is non-interest bearing, non-convertible and payable on the consummation of the Company’s initial business combination. $495,000 is outstanding under this loan and shown under Advances from Sponsor as of June 30, 2023.
On January 17, 2023, the Company issued an unsecured promissory note in the amount of up to $1,000,000 to the Sponsor (the “2023 Note”). This loan is non-interest bearing and payable on the consummation of the Company’s initial business combination. At maturity, the Sponsor may elect to convert any portion or all of the amount outstanding under the 2023 Note, up to a maximum of $1,000,000, into units of the entity surviving or resulting from the Initial Business Combination at a conversion price of $10.00 per unit. $682,770 is outstanding under this loan and shown under Advances from Sponsor as of June 30, 2023.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of June 30, 2023, there were no Working Capital Loans outstanding.
Support Services
The Company pays an affiliate of the Sponsor a fee of approximately $20,000 per month following the consummation of the IPO for office space, administrative and shared personnel support services. For the three and six months ended June 30, 2022, aggregate of $95,000 and $185,000 was incurred and $112,296 and $132,296 was paid, respectively, to an entity related to the chief financial officer for support services. For the three and six months ended June 30, 2023, $60,000 and $120,000 was incurred respectively. $130,000 and $100,000 remains unpaid as of June 30, 2023 and December 31, 2022 respectively and is presented as due to affiliate in the balance sheet.
For the six months ended June 30, 2023, an aggregate of $32,755 was paid to an entity related to the Chief Financial Officer for support services.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration rights agreement signed in connection with the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the IPO to purchase up to 3,300,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On October 22, 2021, the underwriters elected to partially exercise the over-allotment option purchasing 3,000,000 units.
The underwriters were paid a cash underwriting discount of $0.20 per unit net of reimbursements to the Company of $612,029 to pay for outside advisors, or $3,787,971 in the aggregate at the closing of the IPO. The underwriters have agreed to defer the cash underwriting discount of $0.20 per share related to the over-allotment to be paid at Business Combination ($600,000 in the aggregate). In addition, the underwriters are entitled to a deferred underwriting commissions of $0.50 per unit, or $12,500,000 from the closing of the IPO. The total deferred fee is $13,100,000, consisting of the $12,500,000 deferred portion and the $600,000 cash discount agreed to be deferred until Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely if the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7 — Shareholders’ Deficit
Ordinary shares
Class A ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2023 and December 31, 2022, there were 1,140,000 (excluding 1,502,532 Class A ordinary shares and 25,000,000 Class A ordinary shares subject to possible redemption, respectively) Class A ordinary shares issued and outstanding.
Class B ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of June 30, 2023 and December 31, 2022, there were 6,535,000 Class B ordinary shares outstanding after giving effect to the forfeiture of 76,500 shares to the Company by the Sponsor for no consideration since the underwriters’ 45-day over-allotment option was not exercised in full.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination,the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, approximately 22.74% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time.
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. For the period presented, there were no preference shares issued or outstanding.
Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the IPO, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the

Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Placement Warrants.
The exercise price and number of Class A ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional Class A ordinary shares or equity-linked securities.
Note 8 — Fair Value Measurements
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
At June 30, 2023 and December 31, 2022, there were 13,070,000 warrants outstanding (12,500,000 Public Warrants and 570,000 Private Placement Warrants).
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2023 (unaudited) and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	June 30, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Fund held in Trust Account	$16,544,189	$16,544,189	—	—
Liabilities:
Warrant Liability – Public Warrants	$125,000	$125,000	—	—
Warrant Liability – Private Placement Warrants	$5,700	—	—	$5,700
Description	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Fund held in Trust Account	$257,725,405	$257,725,405	—	—
Liabilities:
Warrant Liability – Public Warrants	$625,000	$625,000	—	—
Warrant Liability – Private Placement Warrants	$28,500	—	—	$28,500
The Company utilizes a Black-Scholes simulation model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a Black-Scholes pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on industry historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The following table provides quantitative information regarding Level 3 fair value measurements at June 30, 2023 (unaudited) and December 31, 2022:
	June 30, 2023	December 31, 2022
Share Price	$10.95	$10.28
Exercise Price	$11.50	$11.50
Term (years)	5.38	5.62
Volatility	5.1%	4.10%
Risk Free Rate	4.02%	3.90%
Dividend Yield	0.00%	0.00%
At June 30, 2023, the fair value of the Public Warrants and Private Placement Warrants was $0.01. At December 31, 2022, the fair value of the Public Warrants and Private Placement Warrants was $0.05.
The following table presents the changes in the fair value of Level 3 warrant liabilities:
Private Placement Warrants
Fair value as of December 31, 2022	$28,500
Change in fair value	(11,400)
Fair value as of March 31, 2023 (unaudited)	$17,100
Change in fair value	(11,400)
Fair value as of June 30, 2023 (unaudited)	$5,700

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy for the six months ended June 30, 2023.
Note 9 — Subsequent Events
The Company has evaluated subsequent events through the date these financial statements were available for issuance and determined that other than the items disclosed below, there were no subsequent events that would require adjustment or disclosure.
On July 11, 2023, the Company held an EGM for the purpose of considering and voting on the Second Extension Amendment, the Redemption Limitation Amendment and the Trust Agreement Amendment and, if presented, the proposal to adjourn the EGM to a later date.
At the EGM, the shareholders of the Company approved the amendment to the Company’s investment management trust agreement, dated as of October 19, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement Amendment”). Pursuant to the Trust Agreement Amendment, the Company will deposit into the Company’s trust account (the “Trust Account”), for each one-month extension, the lesser of (a) $45,000 and (b) $0.03 for each public share outstanding after giving effect to the redemption. In connection with the Trust Agreement Amendment, the Sponsor has agreed to make available to the Company an aggregate amount of up to $750,000, pursuant to a promissory note in favor of the Sponsor (the “July 2023 Note”). The July 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination (the “Maturity Date”). At the Maturity Date, by providing written notice to the Company, the Sponsor may elect to convert any portion or all of the amount outstanding under the July 2023 Note, up to a maximum of $1,000,000, into securities of the Company. The issuance of the July 2023 Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.
At the EGM, the shareholders of the Company also approved an amendment (the “Second Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company must consummate an initial business combination for six (6) months from July 22, 2023 to January 22, 2024 (which is 27 months from the closing of our IPO). At the EGM, the shareholders of the Company also approved an amendment (the “Redemption Limitation Amendment”) to the Charter to eliminate the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.
In connection with the EGM, shareholders holding 389,511 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $4.3 million (approximately $11.07 per public share) will be removed from the Trust Account to pay such holders and approximately $12.3 million will remain in the Trust Account. Following redemptions, the Company has 1,113,021 public shares outstanding.

Psyence Biomed Corp.
Carve-Out Consolidated Financial Statements
For the Years ended March 31, 2023
and 2022
Expressed in Canadian Dollars
(CAD $)

Management’s Responsibility for Financial Reporting
The accompanying carve-out consolidated financial statements of the Company have been prepared by management in accordance with International Financial Reporting Standards. These carve-out financial statements contain estimates based on management’s judgment. Management maintains an appropriate system of internal controls to provide reasonable assurance that transactions are authorized, assets safeguarded, and proper records maintained.
The Audit Committee of the Board of Directors reviews the results of the audit and the carve-out consolidated financial statements prior to submitting the carve-out consolidated financial statements to the Board for approval.
The Company’s auditors, MNP LLP, are appointed by the shareholders to conduct an audit and their report follows.
“Dr. Neil Maresky”
Chief Executive Officer
Toronto, Canada
July 28, 2023

Report of Independent Registered Public Accounting Firm
To the Shareholder and Board of Directors of Psyence Biomed Corp.:
Opinion on the Carve-Out Consolidated Financial Statements
We have audited the accompanying carve-out consolidated statements of financial position of Psyence Biomed Corp. (the Company) as of March 31, 2023, March 31, 2022 and March 31, 2021, and the related carve-out consolidated statements of net loss and comprehensive loss, changes in net parent investment, and cash flows for each of the years in the two-year period ended March 31, 2023, and the related notes (collectively referred to as the carve-out consolidated financial statements).
In our opinion, the carve-out consolidated financial statements present fairly, in all material respects, the carve-out consolidated financial position of the Company as of March 31, 2023, March 31, 2022 and March 31, 2021, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended March 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Material Uncertainty Related to Going Concern
The accompanying carve-out consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the carve-out consolidated financial statements, the Company has not yet achieved profitable operations and has accumulated losses that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The carve-out consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These carve-out consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s carve-out consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the carve-out consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve-out consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve-out consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

Toronto, Canada	Chartered Professional Accountants
July 28, 2023	Licensed Public Accountants
MNP LLP 1 Adelaide Street East, Suite 1900, Toronto ON, M5C 2V9	1.877.251.2922 T: 416.596.1711 F: 416.596.7894

Carve-Out Consolidated Statements of Financial Position
As at March 31, 2023, March 31, 2022 and March 31, 2021
CAD $	Note	As at March 31, 2023	As at March 31, 2022	As at March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	5	1,805,766	2,191,095	6,006,436
Restricted cash	5	40,000	40,000	—
Other receivables		202,150	49,372	174,283
Prepaids		104,276	6,729	6,889
Total current assets		2,152,192	2,287,196	6,187,608
TOTAL ASSETS		2,152,192	2,287,196	6,187,608
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	6	2,423,467	164,500	127,590
Total current liabilities		2,423,467	164,500	127,590
TOTAL LIABILITIES		2,423,467	164,500	127,590
EQUITY
Net parent investment		(271,275)	2,122,696	6,060,018
NET PARENT INVESTMENT		(271,275)	2,122,696	6,060,018
TOTAL LIABILITIES AND NET PARENT INVESTMENT		2,152,192	2,287,196	6,187,608
Nature of operations and going concern (note 1)
Approved on behalf of Board of Directors
“Dr. Neil Maresky” Chief Executive Officer and Director	“Jody Aufrichtig” Executive Chairman and Director
The accompanying notes are an integral part of the Carve-Out Consolidated Financial Statements

Carve-Out Consolidated Statements of Net Loss and Comprehensive Loss
For the years ended March 31, 2023 and March 31, 2022
CAD $	Year ended March 31, 2023	Year ended March 31, 2022
Expenses
Sales and marketing	9,292	21,862
Research and development	2,126,762	171,335
General and administrative	484,382	482,305
Professional fees and consulting fees	1,655,664	1,641,574
Foreign exchange (gain)/loss	(35,574)	2,856
Interest Income	(2,054)	—
NET LOSS	4,238,471	2,319,932
TOTAL COMPREHENSIVE LOSS	4,238,471	2,319,932
The accompanying notes are an integral part of the Carve-Out Consolidated Financial Statements

Carve-Out Consolidated Statements of Changes in Net Parent Investment
For the years ended March 31, 2023 and March 31, 2022
Net parent investment
Opening balance as at April 1, 2021	6,060,018
Net investment returned to parent in the year	(1,617,390)
Net loss	(2,319,932)
Balance, March 31, 2022	2,122,696
Opening balance as at April 1, 2022	2,122,696
Net investment by parent in the year	1,844,500
Net loss	(4,238,471)
Balance, March 31, 2023	(271,275)
The accompanying notes are an integral part of the Carve-Out Consolidated Financial Statements

Carve-Out Consolidated Statements of Cash Flows
For the years ended March 31, 2023 and March 31, 2022
	Note	Year ended March 31, 2023	Year ended March 31, 2022
Net loss		(4,238,471)	(2,319,932)
Non-cash adjustment:
Share based compensation	10	292,756	414,574
Changes in working capital:
Other receivables		(152,778)	124,911
Prepaids		(97,547)	160
Accounts payable and accrued liabilities	6	2,258,967	36,910
Cash used in operating activities		(1,937,073)	(1,743,377)
Increase in restricted cash	5	—	(40,000)
Cash used in investing activities		—	(40,000)
Amounts advanced from/(to) parent		1,551,744	(2,031,964)
Cash provided from/(used in) financing activities		1,551,744	(2,031,964)
Change in cash and cash equivalents		(385,329)	(3,815,341)
Cash and cash equivalents, beginning of year		2,191,095	6,006,436
Cash and cash equivalents, end of year		1,805,766	2,191,095
The accompanying notes are an integral part of the Carve-Out Consolidated Financial Statements

Notes to the Carve-Out Consolidated Financial Statements
1.   Nature of operations and going concern
Psyence Biomed Corp. (the “Company” or “PBC”) is a life science biotechnology company owned by Psyence Group Inc. (“Psyence Group”). It is pioneering the use of natural psychedelics in the treatment of psychological trauma and mental health disorders. It was incorporated under the laws of the province of British Columbia, Canada on May 21, 2020. The Company’s registered office is at 121 Richmond Street West, PH Suite 1300, Toronto, Ontario M5H 2K1.
The Company is currently conducting clinical trials to evaluate the safety and effectiveness of natural psilocybin in treating adjustment disorder in patients with an incurable cancer diagnosis in a palliative care context (the “Clinical Trials”).
The UK Medicines and Healthcare products Regulatory Agency (MHRA) granted full approval for the Company’s Stage I clinical study, including ethics review board approval, on September 15, 2022.
In January 2023, the Company signed a letter of intent with iNGENū Pty Ltd to conduct a Phase IIb study in Australia to further develop the Company’s licensed natural psilocybin drug product. The study will evaluate the safety and efficacy of psilocybin-assisted psychotherapy versus psychotherapy alone for the treatment of adjustment disorder due to an incurable cancer diagnosis in a palliative care context.
84 patients will participate in the study, which will use FDA-recommended primary endpoints. The investigational product will be the proprietary botanical drug candidate PEX010 sourced from Filament Health Corp. Upon successful completion of the study, Psyence intends to conduct a multinational Phase III registrational study.
On February 15, 2023, the Company incorporated a wholly-owned subsidiary by the name of Psyence Australia Pty Ltd., registered in Victoria, Australia.
On January 9, 2023 Psyence Group announced that it had entered into a definitive business combination agreement (the “Business Combination Agreement”) with Newcourt Acquisition Corp (NASDAQ: NCAC), a special purpose acquisition company (“SPAC”) formed for the purpose of acquiring or merging with one or more businesses (“Newcourt”). Newcourt has entered into the Business Combination Agreement with the Company, in order to create a public company leveraging natural psilocybin in the treatment of palliative care (the “Pubco”).
The Business Combination is anticipated to conclude in the second half of 2023, with the Pubco to go public. The Business Combination is expected to be completed by the Company acquiring the SPAC through the merger of the SPAC with a to-be-incorporated subsidiary of PBC. As a consequence of the Business Combination, the SPAC will become a wholly-owned subsidiary of PBC, the SPAC shareholders will become shareholders of PBC, and PBC would complete filings to become a public company in the United States in which Psyence Group would retain a significant ownership stake. The actual level of Psyence Group ownership of PBC upon conclusion of the Business Combination will depend on the ultimate size of the PIPE financing the SPAC intends to complete in conjunction with the Business Combination, the extent of redemptions by SPAC shareholders and the impact of such redemptions on the SPAC shareholder base.
The purpose of these carve-out consolidated financial statements (the “Financial Statements”) is to provide historical financial information of PBC, to reflect PBC as if it had been operating separately from Psyence Group and its subsidiaries that do not partake in the Clinical Trials. Pursuant to the Business Combination Agreement, Newcourt is acquiring only the Clinical Trial related assets and liabilities of PBC, which are considered to be less than substantially all of PBC’s key operating assets. Therefore, the Financial Statements have been prepared on a “carve-out basis” from the consolidated financial statements of Psyence Group for the purposes of presenting the financial position, results of operations and cash flows of the Company and investments and operations relevant to the Clinical Trials on a stand-alone basis, excluding the continuing operations retained by PBC that are not being acquired by Newcourt. Accordingly, the Financial Statements reflect all the costs of business associated with the Clinical Trials, including both direct and indirect expenses allocable to the business. The carve-out consolidated Financial Statements represents the assets and liabilities of the Clinical Trials business that are specifically identifiable, and a reasonable basis exists to allocate items that are not specifically identifiable to the acquired business. Assets and liabilities excluded from the Financial Statements that are not considered to be relevant, both directly and indirectly, to the Clinical Trials include investments in subsidiaries, joint ventures, inter-company loans and website costs previously held by PBC that are not being acquired as part of the Business Combination Agreement. No assets or liabilities exist outside of PBC that are being acquired by Newcourt.
These Financial Statements are prepared on a going concern basis, which contemplates that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. During the year ended March 31, 2023, the Company incurred a net loss and comprehensive loss of $4,238,471 (Year ended March 31, 2022: $2,319,932) and the Company has no sources of revenue. The ability of the Company to continue operations is dependent on the Company’s ability to raise additional financing. There is no certainty that additional financing at terms that are acceptable will be available, and an inability to obtain financing would have a direct impact on the Company’s ability to continue as a going concern. These conditions indicate a material uncertainty that cast substantial doubt on the Company’s ability to continue as a going concern.
These Financial Statements do not reflect the adjustments to the carrying values and classifications of assets and liabilities that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.
2.   Basis of presentation
Statement of compliance
The Financial Statements of the Company have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).
The Financial Statements were authorized for issue on July 28, 2023 by the directors of the Company.
Carve-Out Consolidated Statements of Financial Position
The carve-out consolidated statements of financial position include the assets and liabilities that are the Clinical Trial related assets and liabilities, which have been determined in the following manner:
•
Cash is comprised of cash and cash equivalents which the Company utilizes for working capital purposes.

•
Restricted cash is held in a guaranteed investment certificate with a bank as collateral for a credit facility agreement.

•
Other receivables are comprised of sales tax receivable from the Canadian Revenue Agency and the Australian Taxation Office.

•
Prepaids consists of a research report retainer and accounting fees prepaid.

•
Accounts payable and accrued liabilities consists of audit, consulting fees and legal fees related to the Company and its Clinical Trials.

•
Investments in subsidiaries and joint ventures of the Company that do not contain Clinical Trial related assets and liabilities have been excluded.

Carve-Out Consolidated Statements of Net Loss and Comprehensive Loss
•
The carve-out statements of net loss and comprehensive loss include operating expenses that are related to the Company and its Clinical Trials.

•
Psyence Group issued share-based compensation which has been included in the Company’s carve-out consolidated statements of loss and comprehensive loss based on the proportionate share of services received by the Company from the holder.

Basis of consolidation
These Financial Statement incorporate the accounts of PBC and its subsidiaries relevant to the Clinical Trials. A subsidiary is an entity controlled by PBC and its results are consolidated into the financial results of the Company from the effective date of control up to the effective date of loss of control.
Control exists when an investor is exposed, or has the rights, to variable returns from the involvement with the investee and has liability to affect those returns through its power over the investee.
The subsidiaries of PBC relevant to the Clinical Trials that have been consolidated for the purpose of these Financial Statements are as follows:
Name of entity	Place of incorporation	% ownership	Accounting method
Psyence Australia Pty Ltd.	Australia	100%	Consolidated
Inter-company balances and transactions are eliminated upon consolidation.
Basis of measurement
These Financial Statements have been prepared on an accrual basis, are based on historical costs and are presented in Canadian dollars, unless otherwise noted.
Functional and presentation currency
These Financial Statements are presented in Canadian Dollars (“CAD $”), which is also PBC’s functional currency. The functional currency of Psyence Australia Pty Ltd. is determined to be United States Dollars (“USD”).
3.   Significant accounting policies
IFRS 9 Financial instruments
The Company recognizes a financial asset or a financial liability when, and only when, it becomes a party to the contractual provisions of the instrument. Such financial assets or financial liabilities are initially recognized at fair value plus or minus transaction costs that are directly attributable to the acquisition or issue of financial instruments that are not classified as fair value through profit or loss.
The classification and measurement approach for financial assets reflect the business model in which assets are managed and their cash flow characteristics. Financial assets are classified and measured based on these categories: amortized cost, fair value through other comprehensive income (“FVOCI”) and fair value through profit and loss (“FVTPL”). Financial assets are not reclassified subsequent to their initial recognition unless the Company identifies changes in its business model in managing financial assets.
A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as FVTPL:
•
The financial asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows; and

•
The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to measure the investment at FVOCI whereby changes in the investment’s fair value (realized and unrealized) will be recognized permanently in OCI with no reclassification to profit or loss. The election is made on an investment-by-investment basis.

A financial asset shall be measured at FVTPL unless it is measured at amortized cost or at FVOCI.
Financial liabilities are classified and measured based on two categories — amortized cost or FVTPL:
Amortized cost
Financial liabilities are classified as measured at amortized cost unless they fall into one of the following categories: financial liabilities at FVTPL, financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition, financial guarantee contracts, commitments to provide a loan at a below-market interest rate, or contingent consideration recognized by an acquirer in a business combination.
FVTPL
Financial liabilities are classified as FVTPL if they fall into one of the five exemptions detailed above.
Classification and measurement of the financial instruments is as follows:
Financial instrument	Classification
Cash and cash equivalents	Amortized cost
Restricted cash	Amortized cost
Accounts payable and accrued liabilities	Amortized cost
Under IFRS 9, the Company applies a forward-looking expected credit loss (“ECL”) model, at each balance sheet date, to financial assets measured at amortized cost or those measured at FVOCI, except for investments in equity instruments.
The three-stage approach to recognizing ECL under IFRS 9 is intended to reflect the increase in credit risk of a financial instrument and are:
•
Stage 1 is comprised of all financial instruments that have not had a significant increase in credit risk since initial recognition or that have low credit risk at the reporting date. The Company recognizes an impairment loss for those financial instruments at an amount equal to the twelve-month expected credit loss following the balance sheet date.

•
Stage 2 is comprised of all financial instruments that have had a significant increase in credit risk since initial recognition but that do not have objective evidence of a credit loss event. The Company recognizes an impairment loss for those financial instruments at an amount equal to the lifetime expected credit losses.

•
Stage 3 is comprised of all financial instruments that have objective evidence of impairment at the reporting date. The Company recognizes an impairment loss for those financial instruments at an amount equal to the lifetime expected credit losses.

Impairment losses are recorded in the carve-out statements of net loss and comprehensive loss with the carrying amount of the financial assets reduced through the use of impairment allowance accounts.
The Company reverses impairment losses on financial assets carried at amortized cost when the decrease in impairment can be objectively related to an event occurring after the impairment loss was initially recognized.
Cash and cash equivalents
Cash and cash equivalents include cash on hand and, when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months at the date of their acquisition.
Related party transactions
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or entities. A transaction is considered to be a related party transaction when there is transfer of resources or obligations between related parties.
Provisions
Provisions are recognized when the Company has a present obligation, legal or constructive as a result of a previous event, if it is probable that the Company will be required to settle the obligation and a reliable estimate can be made of the obligation. The amount recognized is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligations. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cash flows.
Share based compensation
The proportionate share of the fair value of the options and warrants granted by Psyence Group shall be recognized as an expense in the Carve-Out Financial Statements of the Company. The expense shall be recognized over the vesting period of the options. The fair value of the options shall be determined using the Black-Scholes model.
The expense associated with the options and warrants shall be allocated to the Company based on the proportion of services received by the Company from the employees and consultants who have been granted the options.
Net parent investment
The net parent investment represents the net financings that the Company received from Psyence Group to fund its operations through contributions to the Clinical Trials, cash extended to the Company’s subsidiaries and joint ventures that were not related to the Clinical Trials, and the net effect of cost allocations from transactions with Psyence Group, all of which did not require repayments.
Research and development
Expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in the carve-out statements of net loss and comprehensive loss as incurred.
Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to complete development and has sufficient resources to complete development and to use or sell the asset. Other development expenditures are expensed as incurred. Research and development expenses include all direct and indirect operating expenses supporting the products in development. The costs incurred in establishing and maintaining patents are expensed as incurred.
Foreign currency translation
The Financial Statements are presented in CAD $ which is PBC’s functional currency. The functional currency of its subsidiary consolidated within these Financial Statements is USD.
In each individual entity, a foreign currency transaction is initially recorded in the functional currency of the entity, by applying the exchange rate between the functional currency and the foreign currency at the date of the transaction.
At the end of the reporting period, monetary assets and liabilities of the Company which are denominated in foreign currencies are translated at the period-end exchange rate. Non-monetary assets and liabilities are translated at rates in effect at the date the assets were acquired, and liabilities incurred.
The resulting exchange gains or losses arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition, are included in profit or loss in the period in which they arise.

For the purpose of presenting these Financial Statements, the assets and liabilities of the subsidiary are translated into CAD $ at the exchange rates prevailing at the end of the reporting period. Income and expenses are translated at the average rates for the period. Exchange differences arising are recognized in net parent investment.
4.   Critical accounting estimates and judgements
The preparation of financial statements in conformity with IFRS requires management to make certain estimates, judgments and assumptions concerning the future. Actual results may differ from these estimates. The Company’s management reviews these estimates, judgments, and assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted prospectively in the period in which the estimates are revised. The following are deemed to be critical accounting policies by as these require a high level of subjectivity and judgement and could have a material impact on PBC’s financial statements.
Going concern
These Financial Statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.
Management routinely plans future activities including forecasting future cash flows and forming judgements collectively with directors of the Company.
Judgement is required in determining if the Company’s has sufficient cash reserves, together with all other available information, to continue as a going concern for a period of at least twelve months.
As at March 31, 2023 the Company has concluded that a material uncertainty exists that casts significant doubt about the Company’s ability to continue as a going concern.
Contingencies
From time to time, the Company is named as a party to claims or involved in proceedings, including legal, regulatory and tax related, in the ordinary course of its business. While the outcome of these matters may not be estimable at the reporting date, the Company makes provisions, where possible, for the estimated outcome of such claims or proceedings. Should a loss result from the resolution of any claims or proceedings that differs from these estimates, the difference will be accounted for as a charge to profit or loss in that period. The actual results may vary and may cause significant adjustments.
Share based compensation
The allocation of the expenses associated with the options and warrants granted by Psyence Group to the Company is based on the proportion of services received from the employees and consultants who have been granted the options. However, determining the proportion of services received by the Company involves judgment. Additionally, estimating the fair value for share-based payment transactions requires judgement in determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This also requires estimation of the most appropriate inputs to the valuation model including the expected life of the share option or warrant, volatility, dividend yield and share price.

5.   Cash, restricted cash and cash equivalents
Cash and cash equivalents include the following amounts:
	March 31, 2023	March 31, 2022	March 31, 2021
Unrestricted cash held with chartered banks	1,800,539	2,185,868	6,001,436
Held in trust for brokerage account	5,227	5,227	5,000
Restricted Cash	40,000	40,000	—
Total	1,845,776	2,231,095	6,006,436

•
an amount held in trust by a brokerage firm as security for foreign currency exchanges;

•
unrestricted cash held with chartered banks and

•
the Company entered into a cash collateral agreement with a major chartered bank in Canada with regards to a credit facility against which the Company deposited $40,000 in a guaranteed investment certificate with the bank. Amounts are held in restricted cash on the carve-out statements of financial position.

6.   Accounts payable and accrued liabilities
Accounts payable and accrued liabilities include the following amounts:
	March 31, 2023	March 31, 2022	March 31, 2021
Trade payables	2,203,468	46,054	16,976
Accrued liabilities	219,999	118,446	110,614
Total	2,423,467	164,500	127,590
7.   Income taxes
The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% (March 31, 2022 – 26.5%) to the effective tax rate is as follows:
	March 31, 2023	March 31, 2022
Net Loss before recovery of income taxes	(4,238,471)	(2,319,932)
Expected income tax (recovery)/expense	(1,123,195)	(614,782)
Stock based compensation	77,580	109,862
Difference in tax rates	(60,111)	—
Change in tax benefits not recognized	1,105,726	504,920
Income tax (recovery)/expense	—	—

Deferred tax
Unrecognized deferred tax asset
Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amounts of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:
Unrecognized deferred tax	March 31, 2023	March 31, 2022
Non-capital losses carried forward – Canada	5,137,001	2,883,658
Non-capital losses carried forward – Australia	1,717,450	—
Intangible assets	148,955	2,749
Share issuance costs – 20(1)(e)	380,888	547,172
	7,384,294	3,433,580
The Company’s Canadian non-capital income tax losses expire as follows:
Expiry	Amount $
2041	827,846
2042	2,055,812
2043	2,253,343
Total	5,137,001
The Company’s Australian non-capital income tax losses can be carried forward indefinitely.
8.   Capital management
The Company manages its cash and net parent investment as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of natural health business, to maintain a flexible capital structure which optimizes the cost of capital at an acceptable risk level.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may obtain additional funding from its parent, issue new debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents on hand.
In order to facilitate the management of its capital requirements, the Company prepares annual budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual and updated budgets are approved by the Board of Directors.
Management considers its approach to capital management to be appropriate given the relative size of the Company. There were no changes in the Company’s approach to capital management during the year.

9.   Transactions with related parties
All related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments. The Company incurred the following transactions with related parties during the years ended March 31, 2023 and March 31, 2022:
Compensation to key management personnel
Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Directors.
Key Management Personnel	March 31, 2023	March 31, 2022
Short term benefits	785,487	764,965
Share based compensation	231,231	370,037
Total	1,016,718	1,135,002
Short term benefits consist of consulting fees, payroll and other benefits paid to key management personnel. Share based compensation is options granted to key management personnel. Accounts payable included balances for related parties of $100,355 ($22,005 – March 31, 2022 & $28,125 – March 31, 2021).
10.   Share based compensation
During the year ended March 31, 2023 $292,756 (Year ended March 31, 2022 – $414,574) was recognized for options and restricted stock units (“RSU’s”) granted by Psyence Group under professional fees and consulting expenses and general and administrative expenses on the carve-out consolidated statements of net loss and comprehensive loss.
The allocation of share based compensation expense to the Company was comprised of a total of 2,558,401 (year ended March 31, 2022 – 1,350,000) options granted by Psyence Group during the year ended March 31, 2023 with a weighted average fair value of $0.09 (year ended March 31, 2022 – $0.19) and a total of 3,528,750 (year ended March 31, 2022 – 735,387) RSUs granted by Psyence Group during the year ended March 31, 2023 with a weighted average fair value of $0.12 (year ended March 31, 2022 – $0.16).
Options and RSUs granted were subject to various time-based vesting terms. This allocation was based on services received from consultants and employees who were granted options in Psyence Group.
The fair value of the RSU’s was based on the Company’s share price at the date of grant.
The fair value of the options was determined at the grant date based on the Black Scholes pricing model, using the following weighted average assumptions:
	Options granted during year ended March 31, 2023	Options granted during year ended March 31, 2022
Numbers issued	2,558,401	1,350,000
Share price	$0.09 – $0.14	$0.26
Expected dividend yield	Nil	Nil
Exercise price	$0.14 – $0.20	$0.30
Risk-free interest rate	2.78% – 3.49%	0.96%
Expected life	3.00 – 5.00	5.00
Expected volatility	100%	100%

11.   Advances from Psyence Group
During the year ended March 31, 2023, the Company received cash advances from Psyence Group in the amount of $1,551,744 (March 31, 2022 - $2,031,964), that have been utilized by the Company to conduct its Clinical Trial operations to date. As the advances made by Psyence Group are not expected to be repaid in future periods, the advances have been classified as part of the Company’s net parent investment from Psyence Group in the Clinical Trials.
Advances from (repayments to) Psyence Group	March 31, 2023	March 31, 2022
Opening balance	5,060,331	7,092,295
Amounts advanced (repaid)	1,551,744	(2,031,964)
Ending Balance	6,612,075	5,060,331
12.   Financial instruments and financial risk management
In the normal course of business, the Company is exposed to a variety of financial risks: credit risk, liquidity risk, foreign exchange risk and interest rate risk. These financial risks are subject to normal credit standards, financial controls, risk management as well as monitoring. The Company’s Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework.
Credit risk
Credit risk arises from cash and cash equivalents held with banks. The maximum exposure to credit risk is equal to the carrying value of the financial assets. The objective of managing counterparty credit risk is to prevent losses on financial assets. The Company minimizes the credit risk of cash and cash equivalents by depositing with only reputable financial institutions.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due.
The Company manages liquidity risk through an ongoing review of future commitments and cash balances available. Historically, the Company’s main source of funding has been through investments from its parent. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity or debt funding.
Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has no significant interest-bearing assets or liabilities and therefore its income and operating cash flows are substantially independent of changes in market interest rates.
Foreign exchange risk
Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency.
As at March 31, 2023, a 10% fluctuation in foreign exchange rates would result in a $5,482 impact to profit or loss.

Annex A
AMENDED AND RESTATED
BUSINESS COMBINATION AGREEMENT
by and among
NEWCOURT ACQUISITION CORP,
NEWCOURT SPAC SPONSOR LLC,
PSYENCE (CAYMAN) MERGER SUB,
PSYENCE GROUP INC. ,
PSYENCE BIOMED II CORP.,
PSYENCE BIOMED CORP.,
and
PSYENCE BIOMEDICAL LTD.
DATED AS OF JULY 31, 2023

AMENDED AND RESTATED
BUSINESS COMBINATION AGREEMENT
THIS AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT is made and entered into as of July 31, 2023 (the “Effective Date”), by and among Newcourt Acquisition Corp, a Cayman Islands exempted company (“SPAC”), Newcourt SPAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Psyence (Cayman) Merger Sub, a newly incorporated Cayman Islands exempted company (“Merger Sub”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (the “Parent”), Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada (the “Target”), Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada (the “Original Target”) and Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada and a wholly-owned subsidiary of the Parent (“NewCo”). Each of SPAC, Sponsor, Merger Sub, the Parent, the Target, the Original Target, NewCo and the Original Parent (as defined below), are also referred to herein as a “Party” and, collectively, as the “Parties”. The term “Agreement” as used herein refers to this Amended and Restated Business Combination Agreement, as the same may be amended from time to time.
RECITALS
WHEREAS SPAC, Sponsor, Parent (prior to the amalgamation described below, referred to as the “Original Parent”), and the Original Target, entered into that certain Business Combination Agreement dated as of January 9, 2023 (as amended by the Amending Agreement (defined below), the “Original Business Combination Agreement”);
WHEREAS SPAC, Sponsor, the Original Parent, and the Original Target amended the Original Business Combination Agreement by an amending agreement dated February 15, 2023, (the “Amending Agreement”);
WHEREAS, (i) prior to the date of this Agreement, the Original Parent formed the Target and Newco as a wholly-owned subsidiaries, (ii) promptly after the date of this Agreement, the Original Parent and the Original Target shall be amalgamated to create the Parent, and (iii) the Parent (x) shall transfer the shares of Psyence Australia Pty Ltd. and its related business assets to the Target while (y) retaining the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence UK Group Ltd., Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), and Psyence South Africa (Pty) Ltd (South Africa)(collectively, the “Excluded Assets”) (such transactions, the “Canadian Restructuring”);
WHEREAS, as a result of the Canadian Restructuring, the Parent shall directly own 100% of the equity interests of Target, and in turn, Target shall own 100% of the equity interests of Psyence Australia Pty Ltd.;
WHEREAS, the Parties (including the Parent as the successor to the Original Parent and the Original Target), in accordance with Section 12.1 of the Original Business Combination Agreement, desire to amend and restate the Original Business Combination Agreement in its entirety;
WHEREAS, SPAC is a blank check special purpose acquisition company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more operating businesses or entities;
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth herein, the Parent will contribute Target to NewCo in exchange for shares of NewCo common stock (the “Share Exchange”);
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth herein, immediately after the Share Exchange and as part of the same Plan, at the Effective Time (as defined below), (a) Merger Sub will be merged with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct wholly-owned subsidiary of NewCo, and (b) (i) each outstanding SPAC Class B Share (as defined below) issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and upon the terms set forth in this Agreement, will be converted into the right to receive the Per Share Merger

Consideration (as defined below) and (ii) each SPAC Class A Share (as defined below) issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption (as defined below)), other than Excluded Shares, by virtue of the Merger and upon the terms and subject to the conditions set forth in this Agreement, will be converted into the right to receive the Per Share Merger Consideration;]
WHEREAS, in connection with the transactions contemplated by this Agreement, SPAC and NewCo intend to enter into Subscription Agreements (as defined below) prior to the Closing with certain PIPE Investors (as defined below) providing for aggregate gross proceeds to SPAC and/or NewCo (the “PIPE Investment”) of at least $27 million (the “PIPE Investment Amount”);
WHEREAS, at the Closing, the Parties intend to amend and restate the Registration and Shareholder Rights Agreement to apply to the securities of NewCo, in form and substance reasonably acceptable to the Parties (the “A&R Registration and Shareholder Rights Agreement”);
WHEREAS, the board of directors of the Parent and Target, and the Parent, as the sole shareholder of the Target, have approved this Agreement, the Share Exchange, the Merger and other transactions contemplated hereby;
WHEREAS, the SPAC Board has unanimously determined that this Agreement, the Share Exchange, the Merger, and the other transactions contemplated hereby are fair and advisable to, and in the best interests of SPAC and its shareholders;
WHEREAS, the SPAC Board has unanimously approved this Agreement, the Share Exchange, the Merger, and the other transactions contemplated hereby and has determined to recommend that the SPAC Shareholders adopt, authorize and approve this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, following the execution and delivery of this Agreement, Sponsor, and the officers and directors of SPAC, in their capacities as shareholders of SPAC, will enter into a support agreement with SPAC and the Target, in form and substance reasonably acceptable to the Parties (the “Sponsor Support Agreement”), pursuant to which such shareholders of SPAC will agree to, among other things, vote in favor of the Merger and each of SPAC Shareholder Voting Matters; and
WHEREAS, following the execution and delivery of this Agreement, the Parties will negotiate and execute and deliver the other Ancillary Agreements, in form and substance reasonably acceptable to the Parties.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.1   Certain Definitions.   For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.
“A&R Registration and Shareholder Rights Agreement” has the meaning set forth in the Recitals.
“Additional SPAC Filings” has the meaning set forth in Section 9.8(e).
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.
“Affiliated Transactions” has the meaning set forth in Section 5.24(a).
“Agreement” has the meaning set forth in the Preamble.

“Amending Agreement” has the meaning set forth in the Recitals.
“Ancillary Agreements” means the A&R Registration and Shareholder Rights Agreement, the Lock-up Agreements, the Sponsor Support Agreement and each other agreement, instrument and certificate required by, necessary or appropriate to, or contemplated in connection with, this Agreement to be executed by any of the Parties or their Affiliates as contemplated by this Agreement, in each case, only as is applicable to the relevant Party or Parties to such Ancillary Agreement, as indicated by the context in which such term is used.
“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments (including, without limitation, any applicable Law of the Cayman Islands).
“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the Currency and Foreign Transaction Reporting Act of 1970, as amended (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986, as amended, and any other applicable Law related to money laundering of any jurisdictions in which the Parent conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act (including, without limitation, any applicable Law of the Cayman Islands).
“Antitrust Laws” has the meaning set forth in Section 9.7(c).
“Audited Financial Statements” has the meaning set forth in Section 5.6(a).
“Available Closing Date Cash” means, as of the Closing Date, no less than $20,000,000, net of all Liabilities of SPAC (such liabilities shall exclude derivative warrant liabilities).
“Backstop Shares” has the meaning set forth in Section 9.17.
“Business Combination” has the meaning ascribed to such term in SPAC Existing Memorandum and Articles.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of Delaware, the Province of Ontario, Canada, or the Cayman Islands.
“Canadian Disclosure Documents” has the meaning set forth in Section 6.6.
“Canadian Restructuring” has the meaning set forth in the Recitals.
“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.
“Closing” has the meaning set forth in Section 2.5.
“Closing Date” has the meaning set forth in Section 2.5.
“Closing Form 8-K” has the meaning set forth in Section 9.8(f).
“Closing Press Release” has the meaning set forth in Section 9.8(f).
“Closing Statement” has the meaning set forth in Section 3.6(b).
“Code” means the Internal Revenue Code of 1986, as amended.
“Competing SPAC” has the meaning set forth in Section 9.15(a).
“Competing Target” has the meaning set forth in Section 9.15(b).
“Competing Transaction” means (a) any transaction involving, directly or indirectly, the Target, which upon consummation thereof, would materially impede, interfere with or prevent the transactions contemplated hereby, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including Intellectual Property) or business of the Target, taken as a whole (but excluding the sale of assets in the Ordinary Course of Business that in the aggregate could not reasonably be expected to impede, interfere with, prevent, or would reasonably be expected to materially delay the transactions contemplated hereby), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of the Target, or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred shares or other equity-linked securities (except, in each case, as contemplated by this Agreement), (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), but excluding procurement of assets in the Ordinary Course of Business (but not the acquisition of a Person or business via an asset transfer), by the Target of the equity or voting interests of, or a material portion of the assets or business of, a third party (except, in each case, as contemplated or permitted by this Agreement), or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Target (except to the extent contemplated by the terms of this Agreement), in all cases of clauses (a) through (e), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing SPAC (including any Interested Party or any representatives of any Interested Party).
“Confidentiality Agreement” means the non-disclosure agreement between the Parent and SPAC dated as of November 21, 2022.
“Contract” means any written or oral contract, agreement, license or lease.
“Copyleft Terms” has the meaning set forth in Section 5.12(d).
“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemic, pandemic or disease outbreaks.
“COVID-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order, directive, guidelines or recommendations by an applicable Governmental Entity in connection with or in response to the COVID-19 pandemic, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).
“CSE” has the meaning set forth in Section 4.1(a)(iv).
“D&O Provisions” has the meaning set forth in Section 9.11(a).
“Disclosure Letters” means SPAC Disclosure Letter and the Parent Disclosure Letter.
“Effective Date” has the meaning set forth in the Preamble.
“Effective Time” has the meaning set forth in Section 2.7(b).
“Environmental Laws” means any Laws relating to Hazardous Materials, pollution, the environment, natural resources, endangered or threatened species, or human health and safety.
“Equity Securities” means, with respect to any Person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Agent” has the meaning set forth in Section 3.4(a).
“Excluded Assets” has the meaning set forth in the Recitals.
“Exchange Consideration” has the meaning set forth in Section 2.2(b).
“Exchange Shares” has the meaning set forth in Section 2.2(b).
“Excluded Shares” has the meaning set forth in the Section 3.2(b).
“Executives” means SPAC Executives and the Target Executives, as the case may be.
“Financing Certificate” has the meaning set forth in Section 3.6(a).
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Governing Documents” means (a) in the case of a corporation or company, its certificate of incorporation (or analogous document), bylaws and/or its memorandum and articles of association; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement (and any amendment and restatement thereof); or (c) in the case of an exempted limited partnership, its certificate of registration and exempted limited partnership agreement; (d) in the case of a Person other than a corporation, company, exempted limited partnership or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.
“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, or local jurisdiction. in the United States, Canada and the Cayman Islands
“Hazardous Materials” means any substance that is listed, defined, designated, characterized, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant, waste or a contaminant, or words of similar import, under or pursuant to any Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, petroleum byproducts, petroleum breakdown products, asbestos, asbestos-containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law at any time prior to, on or after the Closing Date.
“Healthcare Laws” means the laws and regulations of any authority that regulates, evaluates and monitors the safety, efficacy, and quality of therapeutic and diagnostic products (including licensing, disclosure and reporting requirements) in the jurisdictions where the Target operates.
“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, consistently applied.
“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.
“Indebtedness” means, with respect to a Party, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which such Party has guaranteed payment; (d) all capitalized lease obligations or obligations required to be capitalized in accordance with GAAP or IFRS (as applicable); (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (f) reimbursement obligations under any drawn letters of credit; and (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments.
“Indemnified Persons” has the meaning set forth in Section 9.11(a).
“Insurance Policies” has the meaning set forth in Section 5.19.
“Intellectual Property” means all intellectual property, including any and all rights, title, and interest, in any jurisdiction throughout the world, in or to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all published and unpublished applications for any of the foregoing (and any patents, utility models, and industrial design that issue as a result of those applications), together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals, substitutions, and reexaminations thereof, or any counterparts and foreign equivalents thereof; (b) all registered and unregistered trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, taglines, corporate and business names, and all applications, registrations, and renewals in connection therewith, and other indicia of source, together with all goodwill symbolized or associated therewith; (c) Internet domain names, IP addresses, and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, registered and unregistered copyrights, all copyrights and rights in databases, mask works and design rights, and all applications, registrations, and renewals in connection therewith, and all moral rights associated with any of the foregoing; (e) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, research, clinical and regulatory data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively “Trade Secrets”); (f) all rights in Software; (g) rights of publicity and privacy; and (h) rights recognized under applicable Law that are equivalent or similar to any of the foregoing.
“Interested Party” means (i) any direct equityholder of any Target Company or any of its respective Affiliates (excluding the Parent), and (ii) any Immediate Family or Affiliate of the Target Executives.
“IT Assets” means any and all information technology systems, Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by the Target or leased, licensed, outsourced, and used, or held for use in or necessary for the operation of the Target.
“Knowledge” (a) as used in the phrase “to the Knowledge of the Parent” or phrases of similar import means the actual knowledge of the Target Executives after reasonable inquiry of the respective direct reports of such Target Executives, and (b) as used in the phrase “to the Knowledge of SPAC” or phrases of similar import means the actual knowledge of SPAC Executives after reasonable inquiry of the direct reports of such SPAC Executives.
“Latest Balance Sheet” has the meaning set forth in Section 5.6(a).
“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations or rulings issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of the federal or a state government, in the United States, the federal or a provincial government in Canada and the Cayman Islands including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including, for avoidance of doubt, the SPAC Transaction Expenses.
“Liens” means, with respect to any specified asset, any and all liens, mortgages, charges, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“Lock-up Agreements” means the agreements by which the SPAC Insiders will agree that all SPAC Class B Shares (and all shares of NewCo acquired in respect thereof) are locked-up until the earlier of (i) the date that is six (6) months after the Closing and (ii) subsequent to the Closing, the date on which NewCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in NewCo’s public shareholders having the right to exchange their common shares for cash, securities or other property.
“Lookback Date” means the date of incorporation of the relevant Target Companies.
“Lost Certificate Affidavit” has the meaning set forth in Section 2.3(b).
“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the Target Companies, taken as a whole, or (b) the ability of any of the Target Companies to perform its respective obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the Target operates; (ii) the public announcement or pendency of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement; (iii) changes in Law or IFRS or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any change in the financial, banking, or securities markets; (vi) any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather- related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; or (vii) any national or international political conditions in or affecting any jurisdiction in which the Target conducts business; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi) and (vii) will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Target, taken as a whole, relative to other comparable entities operating in the industries and markets in which the Target operates.
“Material Supplier” means each sole-source or long-lead time supplier to the Target that provides services or products to the Target for which the Target incurred in excess of $500,000 in accounts payable in the fiscal year ended December 31, 2022, if any.
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 3.2(c)(ii).
“Merger Sub” has the meaning set forth in the Recitals.
“Nasdaq” means the Nasdaq Stock Market.
“NewCo” has the meaning set forth in the Recitals.
“NewCo Common Share” means a common share without par value in the capital of NewCo.
“NewCo Warrants” has the meaning set forth in Section 3.2(d)(i).
“Non-Party Affiliate” has the meaning set forth in Section 12.14.
“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.
“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other action taken or not taken by such Person in response to the actual or anticipated effect on such Person’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (b) in connection with or in response to COVID-19.
“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.
“Original Business Combination Agreement” has the meaning set forth in the Recitals.
“Original Parent” has the meaning set forth in the Recitals.
“Original Target” has the meaning set forth in the Recitals.
“Outside Date” has the meaning set forth in Section 11.1(c).
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Target.
“Parent” has the meaning set forth in the Preamble.
“Parent Disclosure Letter” means the Disclosure Letter delivered by the Original Parent to SPAC concurrently with the execution and delivery of the Original Business Combination Agreement; as such Parent Disclosure Letter may be amended and restated pursuant to Section 9.20.
“Parent Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability), Section 5.4 (Noncontravention), and Section 5.16 (Brokerage).
“Parent Transaction Expenses” means, without duplication, all out-of-pocket expenses of the Parent and the Target Companies incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, including costs related to the Canadian Restructuring, costs, fees, expenses and disbursements of the Parent’s and the Target Companies’ financial advisors, attorneys, accountants and other advisors and service providers and excluding any change in control payments, transaction bonuses, retention payments, termination payments, severance, retention bonuses and any other similar compensatory payments payable to any current or former employee, officer or director of the Parent or any of the Target Companies solely as a result of the transactions contemplated under this Agreement (and not subject to any subsequent event or condition, such as a termination of employment), including any Taxes relating to such payments to be paid and/or borne by the Parent or any Target Company. For the avoidance of doubt, Parent Transaction Expenses shall exclude Indebtedness.
“Party” or “Parties” has the meaning set forth in the Recitals.
“PCAOB” means the Public Company Accounting Oversight Board.
“PCAOB Financial Statements” has the meaning set forth in Section 9.8(g).
“Permits” has the meaning set forth in Section 5.20(b).
“Permitted Liens” means (a) Liens securing obligations under capital leases; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects, irregularities in and other similar Liens of record affecting title to the property which do not materially impair the use or occupancy of such real property in the operation of the business of the Target as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to IFRS have been made in respect thereof on the books and records of the Target); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to IFRS have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to IFRS have been made in respect thereof); (f) Liens arising under workers’

compensation Laws or similar legislation, unemployment insurance or similar Laws; (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the Target’s current use of its real property; and (h) other Liens that are not material in amount and that do not in any material respect restrict the operation or value of the Target’s assets, properties or business.
“Per Share Merger Consideration” has the meaning set forth in Section 3.2(c)(i).
“Person” means any natural person, sole proprietorship, partnership, exempted limited partnership, joint venture, trust, unincorporated association, corporation, company, exempted company, limited liability company, entity or Governmental Entity.
“Personal Information” means information that relates to an identified or identifiable natural person.
“PIPE Investment” has the meaning set forth in the Recitals.
“PIPE Investment Amount” has the meaning set forth in the Recitals.
“PIPE Investor” means those certain investors participating with the Parent’s approval in the PIPE Investment pursuant to the Subscription Agreements.
“Plan of Merger” has the meaning set forth in Section 2.7(a).
“Pre-Closing Period” has the meaning set forth in Section 8.1(a).
“Privacy and Security Requirements” means (a) all applicable Privacy Laws, (b) all applicable Security Laws; (c) all applicable information, network and technology security laws and contractual requirements, (d) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, (e) all applicable Privacy Policies and (f) the Payment Card Industry Data Security Standard.
“Privacy Contracts” means all Contracts between the Target and any Person that govern the Processing of Personal Information.
“Privacy Laws” means all Laws pertaining to the collection, storage, use, access, disclosure, processing, security, modification, destruction, and transfer of Personal Information.
“Privacy Policies” means all written, external-facing policies of the Target relating to the Processing of Personal Information, including all website and mobile application privacy policies.
“Private Placement Unit” means a private placement unit of SPAC sold to Sponsor and certain other private investors in a private placement substantially concurrently with SPAC’s initial public offering, consisting of one SPAC Class A Share and one Private Placement Warrant.
“Private Placement Warrant” means a warrant of SPAC to acquire one-half of one SPAC Class A Share issued to Sponsor and certain other private investors as part of the Private Placement Units.
“Proceeding” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.
“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).
“Prohibited Affiliate Transactions” means any of the following transactions not in the ordinary course of business, except for (i) those Prohibited Affiliate Transactions consented to (not to be unreasonably withheld, conditioned or delayed) in writing by SPAC after the Effective Date, (ii) the dividend, distribution or transfer of the Excluded Assets, and the transactions incidental thereto, and (iii) the transactions contemplated by this Agreement or the Ancillary Agreements:

(a)   the declaration, making or payment of any dividend, other distribution or return of capital (other than wholly in cash) by any Target Company to any holder of shares in the relevant Target Company;
(b)   any payment by any Target Company to any Interested Party in connection with any redemption, purchase or other acquisition of shares in the capital, partnership interests or other securities of the relevant Target Company;
(c)   any (i) loan made or owed by any Target Company to any Interested Party, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by any Target Company to, or on behalf of, or for the benefit of, any Interested Party or any payments made to any officer, director, employee or independent contractor of an Interested Party solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or independent contractor of an Interested Party, other than compensation, benefits or expense reimbursement (in each case, of the types available to the Executives or otherwise on arms’ length terms) paid or provided in the Ordinary Course of Business to individuals who are officers, directors or employees of the relevant Target Company;
(d)   any Lien made, created or granted over any asset of any Target Company in favor of any Interested Party;
(e)   any guarantee by any Target Company of any Liability of any Interested Party;
(f)   any discharge, forgiveness or waiver by any Target Company of any Liability owed by any Interested Party to the relevant Target Company;
(g)   material increases in the compensation or bonus payable by any Target Company to any Interested Party;
(h)   the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Intellectual Property or material equipment owned by any Target Company to or in favor of an Interested Party;
(i)   the sale, purchase, transfer or disposal of any material asset or right of any Target Company not referenced in clause (h) above to or in favor of an Interested Party, other than in the Ordinary Course of Business; and
(j)   any commitment or agreement to do any of the foregoing.
“Proxy Clearance Date” has the meaning set forth in Section 9.8(b).
“Proxy/Registration Statement” means the registration statement Form F-4 (the “Form F-4”) to be filed with the SEC, which shall also include proxy materials in the form of a Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.
“Proxy Statement” means the proxy statement on Schedule 14A to be filed with the SEC by SPAC in connection with SPAC Shareholder Meeting.
“Publicly Available Software” means any Software (or portion thereof) (i) that is distributed (A) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (B) pursuant to open source, copy left or similar licensing and distribution models, or (ii) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.
“Public Warrant” or “SPAC Warrant” means the warrants partially comprising the public units of SPAC, each such whole warrant exercisable to acquire one SPAC Class A Share.
“Purchased Shares” has the meaning set forth in Section 2.2(a).

“Registrar” means the Registrar of Companies of the Cayman Islands.
“Registration and Shareholder Rights Agreement” means that certain Registration and Shareholder Rights Agreement, dated as of July 13, 2021, by and among, SPAC, Sponsor and the holders signatory thereto.
“Released Claims” has the meaning set forth in Section 12.10.
“Required Vote” means the vote of SPAC Shareholders required to approve SPAC Shareholder Voting Matters, as determined in accordance with applicable Law, SPAC Existing Memorandum and Articles and the Nasdaq rules and regulations.
“Sanctioned Country” means any country or region that is, or has been in the past five (5) years, the subject or target of a comprehensive embargo under Sanctions in effect at the time.
“Sanctioned Person” shall mean (i) any Person listed in any Sanctions-related list maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any European Union member state or any Persons or entities listed as “Enemy Countries” pursuant to the Israeli Trade with the Enemy Ordinance, 1939 or any similar list maintained by any Governmental Entity in a jurisdiction in which Target or SPAC (respectively) operates and which would be applicable to Target or SPAC (respectively); (ii) any Person located, organized, or resident in a Sanctioned Country; or (iii) any Person 10% or more owned, directly or indirectly, or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) and (ii).
“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by any relevant Governmental Entity.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.
“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy and Security Requirements or any other applicable Laws.
“Security Incident” means any unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets that impacts the confidentiality, integrity or availability of such information and IT Assets.
“Security Laws” means all Laws pertaining to the policies, methods, means and standards required to protect data from unauthorized access, use, disclosure, modification or destruction, and to ensure the confidentiality, availability and integrity of such data and IT Assets.
“Share Exchange” has the meaning set forth in the Recitals.
“Signing Form 8-K” has the meaning set forth in Section 9.8(a).
“Signing Press Release” has the meaning set forth in Section 9.8(a).
“Software” means all computer software, applications, and programs (and all versions, releases, fixes, patches, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“SPAC” has the meaning set forth in the Preamble.
“SPAC Board” means, at any time, the board of directors of SPAC.
“SPAC Board Recommendation” means the unqualified recommendation of the SPAC Board to SPAC Shareholders that they vote in favor of all the SPAC Shareholder Voting Matters at the SPAC Shareholder Meeting.
“SPAC Cash” means the amount in the Trust Account of SPAC.
“SPAC Class A Shares” means the Class A Ordinary Shares, par value $0.0001 per share, in the capital of SPAC.
“SPAC Class B Shares” means the Class B Ordinary Shares, par value $0.0001 per share, in the capital of SPAC.
“SPAC Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with, or other transaction that would constitute a Business Combination with or involving SPAC and a third party, other than the Target.
“SPAC Disclosure Letter” means the Disclosure Letter delivered by SPAC to the Original Parent concurrently with the execution and delivery of the Original Business Combination Agreement.
“SPAC Employee Benefit Plan” means each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by SPAC or under or with respect to which SPAC has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.
“SPAC Executives” means each of the executive officers of SPAC, including without limitation each of the “named executive officers” of SPAC (as such term is used in applicable SEC regulations).
“SPAC Existing Memorandum and Articles” means the Amended and Restated Memorandum of Association of the SPAC adopted by special resolution dated October 18, 2021 and effective on October 19, 2021, as it may be amended and restated from time to time.
“SPAC Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization; Authority; Enforceability), Section 6.2 (Capitalization), and Section 6.4 (Trust Account).
“SPAC Governing Documents” means, at any time prior to the Closing, the certificate of incorporation issued by the Registrar and the SPAC Existing Memorandum and Articles, as amended from time to time.
“SPAC Insider Letter” means that certain Letter Agreement, dated October 19, 2021, by and among SPAC and SPAC’s security holders named therein, and the officers and directors of SPAC.
“SPAC Insiders” means the Sponsor, the directors and officers of SPAC as of immediately prior to the Closing, and the other persons party to the SPAC Insider Letter.
“SPAC Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of SPAC to perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.
“SPAC Material Contracts” has the meaning set forth in Section 6.12.
“SPAC Pre-Closing Notice of Disagreement” has the meaning set forth in Section 3.6(b).

“SPAC Preferred Shares” has the meaning set forth in Section 6.2(a).
“SPAC Public Unit” means a unit of the securities of SPAC issued and sold by SPAC to the public in SPAC’s initial public offering, constituted of one SPAC Class A Share and a warrant of SPAC to purchase one-half of one SPAC Class A Share.
“SPAC SEC Documents” has the meaning set forth in Section 6.5(a).
“SPAC Share Price” means $10.00 per share.
“SPAC Share Redemption” means the election of an eligible holder of SPAC Class A Shares (as determined in accordance with the SPAC Existing Memorandum and Articles and the Trust Agreement) to redeem all or a portion of such holder’s SPAC Class A Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the SPAC Existing Memorandum and Articles and the Trust Agreement), by tendering SPAC Class A Shares of such holder for redemption.
“SPAC Shareholder Meeting” means an extraordinary general meeting of SPAC Shareholders to be called for the purpose of voting on the SPAC Shareholder Voting Matters.
“SPAC Shareholder Voting Matters” means, collectively, proposals to approve (a) as an ordinary resolution, the adoption of this Agreement and the transactions contemplated by this Agreement, (b) as a special resolution, the adoption of the proposed SPAC A&R Memorandum and Articles in replacement of SPAC Existing Memorandum and Articles, (c) as an ordinary resolution, the changes to the authorized share capital of SPAC, (d) as an ordinary resolution, the adoption of the LTIP, the issuance of SPAC Class A Shares, pursuant to this Agreement, including any approval which may be reasonably required by the Nasdaq, (e) as an ordinary resolution, the appointment of the directors constituting the post-Closing SPAC Board, (f) as an ordinary resolution, the adjournment of SPAC Shareholder Meeting if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of SPAC Shareholder Voting Matters, (g) as a special resolution, the adoption of the Plan of Merger, (h) as a special resolution, the approval of the Merger, (i) as an ordinary resolution, the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, and (h) as an ordinary resolution (or, if required by applicable Law or the SPAC Existing Memorandum and Articles, as a special resolution), any other proposals that are submitted to, and require the vote of, SPAC Shareholders in the Proxy/Registration Statement.
“SPAC Shareholders” means the holders of SPAC Class A Shares and SPAC Class B Shares as of immediately prior to the Closing.
“SPAC Shares” means SPAC Class A Shares and SPAC Class B Shares.
“SPAC Surrender Documents” has the meaning set forth in Section 3.4(d).
“SPAC Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of SPAC (i) incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the Proxy/Registration Statement and the consummation of the transactions contemplated hereby and thereby, including fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of SPAC’s financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including any deferred underwriting fees or any other accrued and unpaid fees incurred by SPAC in connection with its initial public offering) and (ii) all operating costs, including without limitation all fees and expenses paid to Sponsor, tax liabilities and the premiums paid for directors’ and officers’ liability insurance; provided that SPAC Transaction Expenses shall not exceed seven million dollars ($7,000,000).
“Sponsor” has the meaning set forth in the Preamble.
“Sponsor Support Agreement” has the meaning set forth in the Recitals.
“Subscription Agreement” means a subscription or similar investment agreement executed by a PIPE Investor for the PIPE Investment after the date hereof.

“Subsidiaries” means, of any Person, any corporation, company, exempted company, association, partnership, exempted limited partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.
“Surviving Company” has the meaning set forth in Section 2.4(a).
“Surviving Company A&R Memorandum and Articles” has the meaning set forth in Section 2.9.
“Target” has the meaning set forth in the Preamble.
“Target Certificate” has the meaning set forth in Section 2.3(b).
“Target Common Shares” means the common shares of Target, without par value.
“Target Companies” has the meaning set forth in Article V of this Agreement.
“Target Company Employee Benefit Plan” means each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by a Target Company or under or with respect to which a Target Company has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.
“Target Convertible Securities” means, collectively, any other options, warrants or rights to subscribe for or purchase any capital shares of the Target or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of Target.
“Target Executives” means each of the executive officers of the Target.
“Target Pre-Closing Notice of Disagreement” has the meaning set forth in Section 3.6(a).
“Target Securities” means, collectively, Target Common Shares, and the Target Convertible Securities.
“Tax” or “Taxes” means all federal, state, local, non-U.S., and other net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, environmental or other taxes, social security contributions of any kind, charges, duties, fees, levies or other governmental charges of any kind whatsoever, including all interest, penalties, assessments and additions imposed with respect to the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return.
“Tax Proceeding” means any audit, examination, claim or Proceeding with respect to Taxes, Tax matters, or Tax Returns.
“Tax Returns” means all federal, state, and local returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.
“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which the Target is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.
“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.
“Trade Secrets” has the meaning given to such term in the definition of “Intellectual Property”.
“Transactions” means the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.
“Transfer Taxes” means transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement that are payable by SPAC, the Parent, or any Target Company.
“Trust Account” means the trust account established by SPAC pursuant to the Trust Agreement.
“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 19, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as amended and supplemented from time to time.
“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.
“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by the Target or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Target.
“Unit Separation” has the meaning set forth in Section 3.2(a).
“U.S. dollar,” “USD,” “US$” and “$” mean the legal currency of the United States of America.
“Warrant Agent” means Continental Stock Transfer & Trust Company, the “Warrant Agent” under that certain Warrant Agreement dated October 19, 2021, to which SPAC is a party, or any successor such “Warrant Agent” pursuant to the terms of such Warrant Agreement.
ARTICLE II
PRE-CLOSING TRANSACTIONS, SHARE EXCHANGE AND MERGER
Section 2.1   PIPE Investment.   Immediately prior to the Effective Time, SPAC will consummate the PIPE Investment.
Section 2.2   Share Exchange.
(a)   Upon the terms and subject to the conditions of this Agreement, at the Closing, immediately before the Effective Time, the Parent shall sell, transfer, convey, assign and deliver to NewCo, and NewCo shall purchase, acquire and accept from the Parent, all of the issued and outstanding Target Common Shares and other Equity Securities of Target (the “Purchased Securities”) free and clear of all liens (other than potential restrictions on resale under applicable securities Laws). At or prior to the Closing, the Target will terminate any issued and outstanding Target Convertible Securities (if any), without any consideration, payment or Liability therefor.
(b)   Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Securities, NewCo shall issue and deliver to the Parent an aggregate number of NewCo Common Shares (the “Exchange Shares”) with an aggregate deemed value equal to Fifty Million Dollars ($50,000,000) (the “Exchange Consideration”), with each NewCo Common Share valued at the SPAC Share Price, and immediately thereafter NewCo shall purchase for cancellation the one share of Newco that was outstanding prior to the issuance of the Exchange Shares, for a purchase price of Ten Dollars ($10).

(c)   The Parent and NewCo covenant and agree to jointly execute an election as required under subsection 85(1) of the Income Tax Act (Canada) (the “Tax Act”) with respect to the disposition by the Parent to NewCo of the Purchased Securities. The elected amount in such election, representing the Parent’s proceeds of the disposition and the NewCo’s cost of the Purchased Securities for purposes of the Tax Act, shall be that amount chosen by the Parent within the limits set out in the Tax Act.
Section 2.3   Surrender of Company Securities and Disbursement of Exchange Shares
(a)   At the Closing, NewCo shall cause the Exchange Shares to be issued and delivered to the Parent in exchange for the Purchased Securities in accordance with Section 2.2.
(b)   At the Closing, the Parent will deliver to NewCo the Purchased Securities, including any certificates representing Target shares (each a “Target Certificate”), along with applicable share power or transfer forms reasonably acceptable to NewCo. In the event that any Target Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Target Certificate to NewCo, the Parent may instead deliver to NewCo an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to NewCo (a “Lost Certificate Affidavit”), which at the reasonable discretion of NewCo may include a requirement that the owner of such lost, stolen or destroyed Target Certificate deliver a bond in such sum as NewCo may reasonably direct as indemnity against any claim that may be made against NewCo or the Target with respect to the shares of Target stock represented by such Target Certificate alleged to have been lost, stolen or destroyed.
(c)   Notwithstanding anything to the contrary contained herein, no fraction of a NewCo Common Share will be issued by NewCo by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a NewCo Common Share (after aggregating all fractional NewCo Common Shares that would otherwise be received by such Person) shall instead have the number of NewCo Common Shares issued to such Person rounded down in the aggregate to the nearest whole NewCo Ordinary Share.
Section 2.4   Merger.
(a)   Following the consummation of the PIPE Investment, if any, and the Share Exchange, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub and SPAC shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into SPAC, following which the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the surviving company of the Merger. SPAC, as the surviving company after the Merger, is hereinafter sometimes referred to as the “Surviving Company” (provided that references to SPAC for periods after the Effective Time shall include the Surviving Company).
(b)   From and after the Effective Time, the Surviving Company will possess all the rights, powers, privileges and franchises, and will be subject to all of the obligations, liabilities and duties, of SPAC and Merger Sub.
Section 2.5   Closing.   Unless this Agreement has been terminated and the Transactions have been abandoned pursuant to Article XI of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Article IV of this Agreement, the consummation of the Merger (the “Closing”) will occur by electronic exchange of documents contemplated by this Agreement to be executed and delivered at the Closing at (a) a time and date to be specified in writing by the Parties which will be no later than two (2) Business Days after the satisfaction or waiver of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each such condition) or (b) such other time, date and place as SPAC and the Parent may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date”.
Section 2.6   Closing Actions.
(a)   At the Closing, SPAC shall:
(i)   make any payments required to be made by SPAC or on SPAC’s behalf in connection with the SPAC Share Redemptions;

(ii)   pay, or cause to be paid, all SPAC Transaction Expenses to the applicable payees, to the extent not paid prior to the Closing; and
(iii)   deliver to the Target an executed resignation from each director and officer of SPAC except for those listed on Section 2.5(a)(iii) of the SPAC Disclosure Letter.
(b)   At the Closing, NewCo shall deliver to SPAC a copy of the Articles of NewCo in form and substance reasonably acceptable to SPAC as filed with the corporations registrar for the Province of Ontario.
Section 2.7   Plan of Merger; Effective Time.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the Parties will cause the Merger to be consummated by (a) executing a plan of merger in form and substance reasonably acceptable to the Target, Merger Sub, NewCo, and SPAC (the “Plan of Merger”) and (b) filing the Plan of Merger and such other documents as required by the Cayman Companies Act with the Registrar as provided in Section 233 of the Cayman Companies Act and SPAC’s and Merger Sub’s Governing Documents.
(b)   The Merger shall become effective at the time the Plan of Merger is filed with the Registrar or at such other date as may be agreed in writing by the Target and SPAC and specified in the Plan of Merger, provided that such date shall not be a date later than the 90th day following the date of such registration (the “Effective Time”).
Section 2.8   Effect of Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time, and the Surviving Company shall continue its existence as a wholly-owned Subsidiary of NewCo.
Section 2.9   Memorandum and Articles of Association of the Surviving Company.   At the Effective Time, the Surviving Company shall adopt an amended and restated memorandum and articles of association (the “Surviving Company A&R Memorandum and Articles”) which are substantially in the form of the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, as the amended and restated memorandum of association and articles of association of the Surviving Company; provided, that at the Effective Time, (a) references therein to the name of the Surviving Company shall be amended to be such name as reasonably determined by the Target and (b) references therein to the authorized share capital of the Surviving Company shall be amended to refer to the authorized share capital of the Surviving Company as approved in the Plan of Merger, if necessary.
Section 2.10   Directors and Officers.   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Laws and the Governing Documents of the Surviving Company, the directors and officers of the Surviving Company shall be the directors and officers of Merger Sub immediately prior to the Effective Time.
Section 2.11   Parent Consent.   The Parent, as the sole shareholder of Newco and Target, hereby approves, authorizes and consents to Newco and Target’s execution and delivery of this Agreement and the Ancillary Agreements to which Target is or is required to be a party or otherwise bound, the performance by Newco and Target of their respective obligations hereunder and thereunder and the consummation by Newco and Target of the transactions contemplated hereby and thereby. The Parent acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Parent as may be required (and shall, if applicable, operate as a written shareholder resolution of Newco and Target) pursuant to the Newco and Target’s respective Governing Documents, any other agreement in respect of Newco and Target to which the Parent is a party or bound and all applicable Laws.

Section 2.12   Termination of Certain Agreements.   Target and the Parent hereby agree that, effective at the Closing, (a) any shareholders, voting or similar agreement among Target and the Parent, and (b) any registration rights agreement between Target and the Parent, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect.
ARTICLE III
EFFECT OF MERGER ON EQUITY SECURITIES
Section 3.1   Effect of Merger on Merger Sub and NewCo Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any shareholder of SPAC, NewCo or Merger Sub: (a) each outstanding ordinary share of Merger Sub shall be converted into one ordinary share of the Surviving Company, with the same rights, powers and privileges as the shares so converted, which shall constitute the only outstanding equity interests of the Surviving Company, and (b) all of the shares of NewCo issued and outstanding immediately prior to the Effective Time, other than the Exchange Shares, shall be canceled and extinguished without any conversion thereof or payment therefor.
Section 3.2   Effect on SPAC Shares and SPAC Warrants.   At the Effective Time, by virtue of the Merger and without any action on the part of SPAC or any holders of SPAC Shares:
(a)   SPAC Units.   The SPAC Class A Shares and the Public Warrants comprising each issued and outstanding SPAC Public Unit immediately prior to the Effective Time and the SPAC Class A Shares and the Private Placement Warrants comprising each issued and outstanding Private Placement Unit immediately prior to the Effective Time, in each case, shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one share of SPAC Class A Shares and one-half of one Public Warrant or Private Placement Warrant, as applicable; provided that no fractional Public Warrants or Private Placement Warrants, as applicable will be issued in connection with the Unit Separation such that if a holder of SPAC Public Units would be entitled to receive a fractional Public Warrant or Private Placement Units would be entitled to receive a fractional Private Placement Warrant upon the Unit Separation, then the number of Public Warrants or Private Placement Warrants, as applicable, to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Public Warrants or Private Placement Warrants, as applicable.
(b)   Cancellation of Certain SPAC Shares.   All SPAC Shares that are owned by SPAC as treasury shares immediately prior to the Effective Time (“Excluded Shares”) shall automatically be cancelled, and no Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.
(c)   Treatment of SPAC Shares.
(i)   Each outstanding SPAC Class B Share issued and outstanding immediately prior to the Effective Time other than Excluded Shares, by virtue of the Merger and upon the terms and subject to the conditions set forth in this Agreement, shall be converted into and shall for all purposes represent only the right to receive one NewCo Common Share (the “Per Share Merger Consideration”).
(ii)   Each SPAC Class A Share issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption) other than Excluded Shares, by virtue of the Merger and upon the terms and subject to the conditions set forth in this Agreement, shall be converted into and shall for all purposes represent only the right to receive the Per Share Merger Consideration. The aggregate number of NewCo Common Shares into which SPAC Class A Shares and SPAC Class B Shares are converted into pursuant to this Section 3.2(c) is referred to herein as the “Merger Consideration”.
(iii)   All of the SPAC Class A Shares and SPAC Class B Shares converted into the right to receive the Merger Consideration shall no longer be outstanding and shall cease to exist, and each holder of any SPAC Class A Shares or SPAC Class B Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable portion of the Merger Consideration into which such SPAC Class A Shares and SPAC Class B Shares shall have been converted.
(iv)   As consideration for the NewCo Common Shares issued pursuant to this Section 3.2(c), SPAC shall issue such number of ordinary shares of SPAC to NewCo as SPAC reasonably determines has an aggregate fair market value equal to the aggregate fair market value of such NewCo Common Shares, which the Parties agree is $10 per NewCo Common Share.
(v)   In respect of the issuance of the NewCo Common Shares issued pursuant to this Section 3.2(c), NewCo shall add an amount to the stated capital account maintained for the NewCo Common Shares equal to the fair market value of the SPAC Shares received as consideration therefor.
(d)   Treatment of SPAC Warrants.
(i)   Each Public Warrant that is outstanding and unexercised immediately prior to the Effective Time shall be converted into and become a warrant to purchase NewCo Common Shares (“NewCo Warrants”), and NewCo shall assume each such Public Warrant in accordance with its terms (as in effect as of the date of this Agreement). All rights with respect to SPAC Shares under Public Warrants assumed by NewCo shall thereupon be converted into rights with respect to the NewCo Common Shares underlying the NewCo Warrants. Accordingly, from and after the Effective Time: (A) each NewCo Warrant assumed by NewCo may be exercised solely for NewCo Common Shares; (B) the number of NewCo Common Shares subject to each NewCo Warrant assumed by NewCo shall be the same number of SPAC Shares that were subject to such Public Warrant immediately prior to the Effective Time; (C) the exercise price for the NewCo Common Shares issuable upon exercise of each NewCo Warrant shall be the same as the applicable exercise price in effect immediately prior to the Effective Time; and (D) any restriction on the exercise of any Public Warrant assumed by NewCo shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Public Warrant shall otherwise remain unchanged; provided, however, that to the extent provided under the terms of a Public Warrant, such Public Warrant assumed by NewCo in accordance with this Section 3.2(d)(i) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to NewCo Common Shares subsequent to the Effective Time.
(ii)   Notwithstanding anything in this Agreement, in accordance with the Sponsor Support Agreement, effective upon the Closing, any and all Private Placement Warrants held by the Sponsors and outstanding as of the date hereof will be cancelled and forfeited, and shall cease to exist, effective upon the Closing, and no consideration shall be delivered in exchange therefor.
(iii)   As consideration for the NewCo Warrants issued pursuant to this Section 3.2(d) hereof, SPAC shall issue such number of ordinary shares of SPAC to NewCo as SPAC reasonably determines has an aggregate fair market value equal to the aggregate fair market value of such NewCo Warrants.
Section 3.3   Extension by Mutual Agreement.   The Parties agree that, the Effective Time for the Merger may be extended with the agreement of the Parties as deemed necessary to comply with or take account of applicable law, or as may otherwise be considered economically beneficial for the Parties.
Section 3.4   Exchange Procedures.
(a)   Prior to the Effective Time, NewCo shall engage Continental Stock Transfer & Trust Company as an exchange agent, or such other exchange agent as selected by NewCo and reasonably acceptable to SPAC (the “Exchange Agent”) and enter into an exchange agent agreement reasonably acceptable to NewCo and SPAC with the Exchange Agent for the purpose of (i) exchanging each SPAC Share that is issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption and excluding the Excluded Shares and all SPAC Shares being forfeited pursuant to the Sponsor Support Agreement) for the Per Share Merger Consideration issuable in respect of such SPAC Shares pursuant to Section 3.2(c)(ii) (subject to any required Tax withholding as provided under Section 3.8) and on the terms and subject to the other conditions set forth in this Agreement and (ii) exchanging each Public Warrant that is issued and outstanding immediately prior to the Effective Time for the NewCo Warrants issuable in respect of such Public Warrants pursuant to Section 3.2(d)(i) and on the terms and subject to the other conditions set forth in this Agreement.
(b)   At the Closing, NewCo and SPAC shall, and shall use commercially reasonable best efforts to cause Warrant Agent to, enter into an assignment and assumption agreement in customary form and substance reasonably acceptable to the Parent, SPAC and Warrant Agent, pursuant to which SPAC will assign to NewCo all of its rights, interests, and obligations in and under the Warrant Agreement as of the Effective Time to reflect the assumption of the SPAC Warrants by NewCo as set forth in Section 3.2(d).
(c)   At the Effective Time, NewCo shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of SPAC Shares that are entitled to receive any portion of the Merger Consideration or NewCo Warrants in accordance with the terms of this Agreement and for exchange through the Exchange Agent, (i) evidence of NewCo Common Shares in book-entry form representing the Per Share Merger Consideration issuable pursuant to Section 3.2(c)(ii) in exchange for the applicable SPAC Shares and (ii) evidence of NewCo Warrants in book-entry form representing the NewCo Warrants issuable pursuant to Section 3.2(d) in exchange for the applicable SPAC Warrants.
(d)   If the Exchange Agent requires that, as a condition to receive the Merger Consideration, any holder of SPAC Shares (other than any Excluded Shares) deliver a letter of transmittal to the Exchange Agent, then (i) as promptly as practicable after the Effective Time (or prior thereto if, and to the extent, reasonably practicable and reasonably agreed between the Parent and SPAC, such agreement not to be unreasonably withheld), NewCo shall direct the Exchange Agent to mail to such holder of SPAC Shares that are issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption and excluding the Excluded Shares and all SPAC Shares being forfeited pursuant to the Sponsor Support Agreement) that have been converted at the Effective Time into the right to receive the applicable portion of the Merger Consideration pursuant to Section 3.2(c)(ii) a letter of transmittal, and shall specify that delivery of such SPAC Shares shall be effected, and risk of loss and title to such SPAC Shares shall pass, only upon proper delivery of (A) a duly completed letter of transmittal and (B) such other applicable surrender documentation referenced in such letter of transmittal as reasonably required by the Exchange Agent ((A)-(B), the “SPAC Surrender Documents”) to the Exchange Agent and instructions for use in effecting the surrender of the SPAC Shares in exchange for the applicable portion of the Merger Consideration set forth in Section 3.2(c)(ii), (ii) from and after the Effective Time, such holder of any SPAC Shares that have been converted into the right to receive a portion of the Merger Consideration shall be entitled to receive such portion of the Merger Consideration only upon delivery to the Exchange Agent of all properly completed SPAC Surrender Documents, duly executed by such holder, at which point such holder shall be entitled to receive the applicable portion of the Merger Consideration in book-entry form or, at such holder’s option, certificates representing such portion of the Merger Consideration.
(e)   If the Per Share Merger Consideration is to be issued to a Person other than the SPAC Shareholder in whose name the transferred SPAC Share is registered, it shall be a condition to the issuance of the Per Share Merger Consideration to such Person that the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.
(f)   If the NewCo Warrants to be issued to a Person other than the SPAC Shareholder in whose name the transferred SPAC Warrant is registered, it shall be a condition to the issuance of the NewCo Warrants to such Person that the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.

(g)   No interest will be paid or accrued on the Merger Consideration or the NewCo Warrants to be issued pursuant to this Agreement (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 3.4, each SPAC Share that has been converted into the right to receive a portion of the Merger Consideration shall solely represent the right to receive the Per Share Merger Consideration, and each SPAC Warrant that has been converted into the right to receive a NewCo Warrant shall solely represent the right to receive the applicable NewCo Warrant.
(h)   At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no transfers of SPAC Shares or SPAC Warrants that were outstanding immediately prior to the Effective Time.
(i)   Any portion of the Merger Consideration that remains unclaimed by the applicable SPAC Shareholders twelve (12) months following the Closing Date shall be delivered to NewCo or as otherwise instructed by NewCo, and any SPAC Shareholder who has not exchanged his, her or its SPAC Shares or SPAC Warrants, as applicable, for the Per Share Merger Consideration or the NewCo Warrants, as applicable, in accordance with this Section 3.4 prior to that time shall thereafter look only to NewCo for the issuance of the Per Share Merger Consideration or the NewCo Warrants, as applicable, without any interest thereon. None of NewCo, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar law. Any portion of the Merger Consideration remaining unclaimed by the applicable SPAC Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Laws, the property of NewCo free and clear of any claims or interest of any Person previously entitled thereto.
(j)   All NewCo Common Shares or NewCo Warrants delivered upon the exchange of SPAC Shares and SPAC Warrants, as applicable, in accordance with the terms of this Article III shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such SPAC Shares or SPAC Warrants, as applicable. From and after the Effective Time, holders of SPAC Shares and SPAC Warrants shall cease to have any rights as SPAC Shareholder, except as provided in this Agreement or by applicable Laws.
Section 3.5   Certain Adjustments.   The number of NewCo Common Shares that each shareholder of SPAC is entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into NewCo Common Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to SPAC Class A Shares occurring on or after the date hereof and prior to the Closing.
Section 3.6   Financing Certificate and Closing Calculations.
(a)   Not later than two (2) Business Days prior to the Closing Date, SPAC shall deliver to the Target written notice (the “Financing Certificate”) setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the SPAC Share Redemptions; (ii) the estimated amount of SPAC Cash and SPAC Transaction Expenses as of the Closing; and (iii) the number of SPAC Class A Shares to be outstanding as of the Closing after giving effect to the SPAC Share Redemptions. The Target shall be entitled to rely in all respects on the Financing Certificate. If the Target in good faith disagrees with any portion of the Financing Certificate, then the Target may deliver a notice of such disagreement to SPAC until and including the first (1st) Business Day prior to the Closing Date (the “Target Pre-Closing Notice of Disagreement”).
(b)   Not later than three (3) Business Days prior to the Closing Date, the Target shall provide to SPAC a written notice setting forth the Target’s good faith estimate of the amount of the Parent Transaction Expenses (the “Closing Statement”). If SPAC in good faith disagrees with any portion of the Closing Statement, then SPAC may deliver a notice of such disagreement to the Target until and including the first (1st) Business Day prior to the Closing Date (the “SPAC Pre-Closing Notice of Disagreement”).

(c)   The Target and SPAC shall seek in good faith to resolve any differences they have with respect to the matters specified in the Target Pre-Closing Notice of Disagreement or SPAC Pre-Closing Notice of Disagreement, as applicable. If Target and SPAC fail to agree upon the Target Pre-Closing Notice of Disagreement or SPAC Pre-Closing Notice of Disagreement, as applicable by 12:00 p.m. Eastern Time one (1) Business Day prior to the Closing Date, then, subject to the satisfaction or, to the extent permitted by applicable Laws, waiver of the conditions set forth in Article IV, the Closing shall proceed on the date and at the time contemplated by Section 2.4.
Section 3.7   Withholding.   Notwithstanding anything in this Agreement to the contrary, the Parent, the Target, NewCo, Merger Sub, the Exchange Agent and any other Person making a payment under this Agreement (each, a “Payor”), shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Laws. Each Party shall expend commercially reasonable efforts to (i) avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions, refunds, credits or other recovery and (ii) eliminate or minimize the amount of any such Tax deductions and withholdings. If any such withholding is so required in connection with any such payments, the Party required to so withhold shall use commercially reasonable efforts to provide written notice to the Party in respect of whom such withholding is required to be paid of the amounts to be deducted and withheld as soon as practicable prior to such payment. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made; provided that the Payor provides to such Person evidence that such amounts have been paid to the applicable Tax authority or other Governmental Entity. The Parties will work together reasonably and in good faith to implement the foregoing requirements of this Section 3.7, and may by mutual agreement vary or waive such requirements (subject to compliance with Laws).
Section 3.8   Taking of Necessary Action; Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub, the officers, directors, managers and members, as applicable, (or their designees) of SPAC, Merger Sub, Newco and the Target are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
ARTICLE IV
CLOSING CONDITIONS
Section 4.1   Conditions to the Obligations of the Parties at Closing.
(a)   Conditions to the Obligations of Each Party.   The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:
(i)   No Orders or Illegality.   There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.
(ii)   Required Vote.   The Required Vote shall have been obtained.
(iii)   Regulatory Review.   Any required stock exchange or regulatory review, including by the SEC, Nasdaq and the Canadian Securities Exchange (the “CSE”), shall have been completed and the receipt of any mutually agreed required regulatory approvals shall have been obtained.
(iv)   Joint Proxy/Registration Statement.   NewCo shall have filed a joint Proxy/Registration Statement with the SEC on Form F-4 and such Proxy/Registration Statement shall have been declared effective by the SEC and remain effective as of the Closing.

(v)   Consents.   Any consents or approvals required by the CSE and applicable Canadian securities laws shall have been obtained.
(vi)   Resignations of Directors & Officers.   Each officer and director of SPAC shall have delivered a resignation.
(b)   Conditions to Obligations of SPAC.   The obligations of SPAC to consummate the transactions to be performed by SPAC in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:
(i)   Representations and Warranties.
(A)   The representations and warranties of the Parent and the Target Companies set forth in Article V of this Agreement (other than the Parent Fundamental Representations) shall be true and correct as of the date of this Agreement and as of the Closing Date in all respects as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; and
(B)   The Parent Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date).
(ii)   Performance and Obligations of Parent and the Target Companies.   The Parent and each Target Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it, on or prior to the Closing Date.
(iii)   Material Adverse Effect.   Since the Effective Date, there has been no Material Adverse Effect.
(iv)   Officer’s Certificate.   (A) The Parent shall deliver to SPAC, a duly executed certificate from an authorized Person of the Parent, dated as of the Closing Date, certifying that the conditions set forth in Section 4.1(b)(i), Section 4.1(b)(ii), and Section 4.1(b)(iii) with respect to the Parent have been satisfied.
(v)   Ancillary Agreements.   The Parent and each Target Company shall have executed and delivered a copy of each Ancillary Agreement to which they are a party.
(vi)   PCAOB Financial Statements.   NewCo shall have delivered to SPAC the PCAOB Financial Statements of NewCo.
(vii)   Canadian Restructuring.   SPAC shall have received evidence, reasonably acceptable to SPAC, that the Canadian Restructuring shall have been completed.
(viii)   Drug Trials.   SPAC shall have received evidence, reasonably acceptable to SPAC, that the entire palliative care and the selected second indicator of Alcohol Use Disorder trial business of the Target Companies shall be operated and controlled by Target or Psyence Australia Pty Ltd, and Parent shall not carry out, nor cause any entity other than the Target Companies (which Target Companies may subcontract works to a contract research organization (CRO)) to carry out, trials in the conduct of such business.
(c)   Conditions to Obligations of the Parent and the Target Companies.   The obligation of the Parent and the Target Companies, including NewCo to consummate the transactions to be performed by them, in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)   Representations and Warranties.
(A)   The representations and warranties of SPAC set forth in Article VI of this Agreement (other than SPAC Fundamental Representations) and the representations of the Sponsor set forth in Article VII of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect; and
(B)   SPAC Fundamental Representations, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).
(ii)   Performance and Obligations of SPAC and Sponsor.   SPAC and Sponsor shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by SPAC and Sponsor, respectively, on or prior to the Closing Date.
(iii)   SPAC Material Adverse Effect.   Since the Effective Date there has been no SPAC Material Adverse Effect.
(iv)   Officer’s Certificate.   SPAC and Sponsor shall deliver to the Parent, a duly executed certificate from an officer of SPAC and of Sponsor, respectively, dated as of the Closing Date, certifying that the conditions set forth in Section 4.1(c)(i), Section 4.1(c)(ii), and Section 4.1(c)(iii) have been satisfied.
(v)   Available Closing Date Cash.   SPAC shall have the Available Closing Date Cash as of the Closing Date.
(vi)   SPAC Closing Deliveries.   The SPAC shall have executed and delivered a copy of each Ancillary Agreement to which it is a party.
(vii)   Stock Exchange Listing.   NewCo Common Shares to be issued in connection with the Merger have been approved for listing on Nasdaq, subject only to official notice of issuance thereof, and immediately following the Closing, NewCo shall satisfy all applicable initial and continuing listing requirements of Nasdaq and shall not have received any notice of non-compliance therewith.
(viii)   PIPE.   Completion of the PIPE Investment in the PIPE Investment Amount shall have occurred or shall be ready to occur substantially concurrently with the Closing
(d)   Frustration of Closing Conditions.   None of the Parent, any Target Company or SPAC may rely on the failure of any condition set forth in this Section 4.1 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the closing conditions of such other Party to be satisfied.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND THE TARGET COMPANIES
As an inducement to SPAC to enter into this Agreement and consummate the transactions contemplated by this Agreement, except as set forth in the applicable section of the Parent Disclosure Letter, Target on behalf of itself and its subsidiaries (including Psyence Australia Pty Ltd.), Merger Sub and NewCo (collectively, the “Target Companies” and each individually, a “Target Company”) and the Parent hereby represent and warrant to SPAC, the following:
Section 5.1   Organization; Authority; Enforceability.   The Parent and each Target Company is (a) duly incorporated or formed, validly existing, and in good standing (or the equivalent), if applicable, under the Laws of its jurisdiction of incorporation or formation (or, if continued in another jurisdiction, under the Laws of its current jurisdiction of registration (as applicable)), (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to any Target Company and (c) has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Parent and each Target Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby and has taken all corporate or other legal entity action necessary in order to execute, deliver and except with respect to any Target Company the obtaining of the Parent shareholder approval, perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Parent and each Target Company has duly approved this Agreement and the Ancillary Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby and each has duly authorized the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Parent and such Target Company and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Parent and each Target Company and constitutes the valid and binding agreement of the Parent each Target Company, enforceable against such Party in accordance with its terms, except as such may be limited by bankruptcy, insolvency, winding-up, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Correct and complete copies of the Governing Documents of each Target Company, as in effect on the date hereof, have been made available to SPAC.
Section 5.2   No Dissolution, Bankruptcy or Insolvency.   No measures have been taken or threatened for the dissolution and liquidation or declaration of bankruptcy of any Target Company and no events have occurred which would justify any such measures to be taken, in particular (i) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of any Target Company and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings, nor are any such proceedings threatened; and (ii) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of any Target Company and no step has been taken for or with a view to the appointment of such a person. No Target Company is over-indebted, insolvent or unable to pay its debts as they fall due pursuant to the respective applicable Law.
Section 5.3   Corporate Books and Registers.   The corporate books, registers, accounts, ledgers, records and supporting documents of each Target Company are up to date and contain complete and accurate records in all material respects of all matters since the Lookback Date, which were required to be dealt with in such documents pursuant to the relevant applicable Law.
Section 5.4   Noncontravention.   Except for the filings pursuant to Section 9.8, the consummation by the Parent and the Target Companies of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon any Target Company’s assets, (f) require any approval from, or (g) require any filing with, (i) any Material Contract, (ii) any Governing Document of the Parent or any Target

Company or (iii) any Law or Order to which any Target Company is bound or subject, with respect to clauses (d) through (g), which would reasonably be expected to be material to Parent or such Target Company.
Section 5.5   Capitalization.
(a)   Section 5.5(a) of the Parent Disclosure Letter sets forth with respect to each of the Target and NewCo as of the Effective Date, (i) its name and jurisdiction of incorporation or formation, (ii) its form of organization or formation and (iii) the Equity Securities issued by each of the Target and NewCo (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 5.5(a) of the Parent Disclosure Letter comprise all of the share capital, limited liability company interests or other Equity Securities, as applicable, of each of the Target and NewCo that are issued and outstanding as of the Effective Date and the holders of the Equity Securities are the registered and sole legal and beneficial owners of the Equity Securities free from any Liens.
(b)   Except as set forth on Section 5.5(b) of the Parent Disclosure Letter, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the Target Companies:
(i)   there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any Target Company is a party or which is binding upon any Target Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;
(ii)   (iii)   no Target Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;
(iii)   no Target Company is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;
(iv)   there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of any Target Company to which any Target Company is a party;
(v)   no Target Company has violated any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and
(vi)   other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by any Target Company.
(c)   Except as set forth on Section 5.5(c) of the Parent Disclosure Letter, all of the issued and outstanding Equity Securities of each Target Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.
(d)   At Closing, no Target Company will own, directly or indirectly, any Equity Securities in any Person, and no Target Company has agreed to acquire any Equity Securities of any Person or, except through Subsidiaries that will be disposed of prior to Closing, has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).
Section 5.6   Financial Statements; No Undisclosed Liabilities.
(a)   The audited consolidated balance sheets of the Target Companies as of March 31, 2023 (the “Latest Balance Sheet”), March 31, 2022 and March 31, 2021 and the related audited consolidated statements of operations for the fiscal periods ended March 31, 2023 and March 31, 2022 (together, the “Audited Financial Statements”) have been delivered to SPAC.

(b)   The Audited Financial Statements have been, and the PCAOB Financial Statements will be, when delivered to SPAC, derived from the books and records of the Target Companies. The Audited Financial Statements have been, and the PCAOB Financial Statements will be, when delivered to SPAC, prepared in all material respects in accordance with IFRS applied on a consistent basis throughout the periods indicated therein, and the Audited Financial Statements fairly presents and the PCAOB Financial Statements will, when delivered to SPAC, fairly present, in all material respects, the combined assets, liabilities, and financial condition as of the respective dates thereof and the operating results of the Target Companies for the periods covered thereby, subject to normal, year-end audit adjustments (none of which will be material) and the absence of footnotes and other presentation items.
(c)   The Target Companies have no material Liabilities that are required to be disclosed on a balance sheet in accordance with IFRS, other than (i) Liabilities set forth in or reserved against in the Audited Financial Statements; (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); or (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by Target of its obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement, including the Parent Transaction Expenses.
(d)   Target has no outstanding indebtedness.
(e)   Target does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities and Exchange Commission.
Section 5.7   No Material Adverse Effect.   Since the date of the Latest Balance Sheet through the Effective Date, there has been no Material Adverse Effect.
Section 5.8   Absence of Certain Developments.   Since the date of the Latest Balance Sheet, each Target Company has conducted its business in all material respects in the Ordinary Course of Business. Other than as set forth in Section 5.8 of the Parent Disclosure Letter no Target Company has taken any action that would, if taken after the Effective Date, require SPAC’s consent under Section 8.1(a) of this Agreement.
Section 5.9   Real Property.   No Target Company owns or leases any real property.
Section 5.10   Tax Matters.   Each Target Company has timely filed any income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All income and other material Tax Returns filed by each Target Company, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by any Target Company for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).
(a)   Each Target Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.
(b)   No Target Company is currently or has been since the Lookback Date the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to any Target Company and to the Knowledge of the Parent no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. No Target Company has commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against any Target Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and to the Knowledge of the Parent, no such deficiency has been threatened or proposed in writing against any Target Company.

(c)   There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to any Target Company or extending a period of collection, assessment or deficiency for Taxes due from or with respect to such Target Company, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. No Target Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.
(d)   There is no Lien for Taxes on any of the assets of any Target Company, other than Permitted Liens.
(e)   No Target Company has material Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No Target Company is a party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.
(f)   Any unpaid Taxes of any Target Company (i) did not, as of the date of the Latest Balance Sheet, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the Latest Balance Sheet and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of such Target Company in filing its Tax Returns.
Section 5.11   Contracts.
(a)   Except as set forth on Section 5.11(a) of the Parent Disclosure Letter, no Target Company is a party to, or bound by, any (other than any Contracts that are no longer in effect and under which such Target Company has no continuing or potential material Liability):
(i)   collective bargaining agreement;
(ii)   leases, subleases, licenses, concessions and other Contracts pursuant to which any Target Company holds any leased real property;
(iii)   (x) Contract for the employment or engagement of any directors, officers, employees or individual independent contractors providing for an annual base compensation in excess of $100,000, (y) Contract providing for severance payments in excess of $250,000, in the aggregate or (z) Contract requiring the payment of any compensation by any Target Company that is triggered as a result of the consummation of the transactions contemplated by this Agreement;
(iv)   Contract under which any Target Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $250,000;
(v)   written license or royalty Contract licensing-in or granting to any Target Company right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $250,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; or (y) whereby Intellectual Property is implicitly licensed;
(vi)   written license or royalty Contract licensing out or granting any rights in or immunity under any Owned Intellectual Property to any Person, other than Contracts (w) pursuant to which any Target Company grants non-exclusive licenses that are immaterial to the business of any Target Company; or (x) whereby Owned Intellectual Property is non-exclusively implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of any Target Company solely to the extent necessary for such Person to provide services thereto;

(vii)   Contract that any Target Company reasonably expects will require aggregate future payments to or from any Target Company in excess of $500,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by any Target Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business;
(viii)   joint venture, partnership or similar Contract;
(ix)   other than this Agreement, Contract for the sale or disposition of any material assets or Equity Securities of any Target Company (other than those providing for sales or dispositions of (x) assets and inventory in the Ordinary Course of Business, and (y) assets no longer used in the businesses of any Target Company, in each case, under which there are material outstanding obligations of any Target Company) (including any sale or disposition agreement that has been executed, but has not closed);
(x)   Contract that materially limits or restricts, or purports to limit or restrict, any Target Company (or after the Closing, SPAC or the Surviving Company) from engaging or competing in any line of business or material business activity in any jurisdiction;
(xi)   Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person;
(xii)   Contract involving the payment of any earnout or similar contingent payment;
(xiii)   Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $75,000 in any single instance or in excess of $250,000 in the aggregate, or (z) that by its terms limits or restricts any Target Company from engaging or competing in any line of business in any jurisdiction;
(xiv)   Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by any Target Company in an amount in excess of $250,000 annually or $500,000 over the life of the Contract;
(xv)   Contract that relates to the future acquisition of material business, assets or properties by any Target Company (including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business; or
(xvi)   Contract pursuant to which any Person (other than any Target Company) has guaranteed the Liabilities of any Target Company.
(b)   each Contract listed on Section 5.11(a) of the Parent Disclosure Letter (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against any Target Company and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Target Companies have made available to SPAC a copy of each Material Contract. With respect to all Material Contracts, to the Knowledge of the Parent, no other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the Knowledge of the Parent, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by any Target Company thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material). No Target

Company has received any written claim or notice, or, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material).
(c)   Set forth on Section 5.11(c) of the Parent Disclosure Letter is a list of the Material Suppliers. Since the date of the Latest Balance Sheet, no such Material Supplier has canceled, terminated or, materially and adversely altered its relationship with any Target Company (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with any Target Company (in each case, would be or reasonably be expected to be material). There have been no disputes between any Target Company and any Material Supplier since the date of the Latest Balance Sheet which would be or reasonably be expected to be material.
(d)   Other than as set forth in their Governing Documents, no Target Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise retire any Equity Securities of another Person.
Section 5.12   Intellectual Property.
(a)   As of the date of this Agreement, there is not and, to the Knowledge of the Parent, since the Lookback Date there have not been, any Proceedings pending (or, to the Knowledge of the Parent, threatened, and, since the Lookback Date, no Target Company has received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that such Target Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property. To the Knowledge of the Parent, none of the Target Companies, their products or services, nor the conduct of the business does or did infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.
(b)   As of the date of this Agreement, (i) to the Knowledge of the Parent, no Person is, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in a manner that is material to any Target Company; and (ii) no Target Company has sent to any Person any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of any Target Company.
(c)   The Target Companies are the exclusive owners of all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and the Target Companies own, or have the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Target Companies as currently conducted, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby.
(d)   All Publicly Available Software used by the Target Companies in connection with the Target Companies’ businesses have been used in all material respects in accordance with the terms of its governing license. The Target Companies have not used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Target Companies to use, distribute or enforce Owned Intellectual Property in any manner (the terms of such Publicly Available Software giving rise to the events in clauses (i) and (ii), “Copyleft Terms”).
(e)   No current or former director, officer, manager, employee, agent or third-party representative of the Target Companies has any right, title or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Target Companies, in each case except as would not be material. Except as disclosed in Section 5.12(e) of the Parent Disclosure Letter, the Target

Companies have obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to the Target Companies, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in the Target Companies by operation of Law, in each case except where the failure to do so is not material to the Target Companies. To the Knowledge of the Parent, no Person is in violation of any such written assignment agreements.
(f)   Each Target Company has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by such Target Company (and any confidential information owned by any Person to whom such Target Company has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such Trade Secret or confidential information has been disclosed by any Target Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. To the Knowledge of the Parent, no Person is in violation of any such written confidentiality agreements.
(g)   No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Target in the development of any Intellectual Property owned by the Target nor does any such Person have any rights, title, or interest in or to any Owned Intellectual Property. The Target is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Target is obligated to grant any license, rights, or immunity in or to any Owned Intellectual Property to any Person.
(h)   The IT Assets are sufficient in all material respects for the current business operations of the Target. The Target has in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the IT Assets owned by the Target and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Target has maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Target as currently conducted.
(i)   Each item of Intellectual Property owned or used by each Target Company immediately prior to the Closing will be owned or available for use by such Target Company immediately subsequent to the Closing on identical terms and conditions as owned or used by such Target Company immediately prior to the Closing.
Section 5.13   Data Security; Data Privacy.
(a)   No Target Company has experienced any material Security Breaches or material Security Incidents or a material failure of the IT Assets since the Lookback Date, and no Target Company has received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material Security Incident or material failure of the IT Assets since the Lookback Date. Since the Lookback Date, no Target Company has received any uncured written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity or self- regulatory authority or entity) regarding any Target Company’s Processing of Personal Information or compliance with applicable Privacy and Security Requirements.
(b)   Except as would not be or reasonably be expected to be material, to the Knowledge of the Parent, each Target Company is, and since the Lookback Date has been, in compliance with all applicable Privacy and Security Requirements. To the Knowledge of the Parent, each Target Company has a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of such Target Company in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by such Target Company except where the failure to have such right would not be material. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit such Target Company’s right to own or process any Personal Information used in or necessary for the conduct of the business of such Target Company, except where such termination, impairment or limitation would not be material.
Section 5.14   Information Supplied.   The information supplied in writing by each Target Company expressly for inclusion in the Proxy/Registration Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release), shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by each Target Company for inclusion in the Proxy/Registration Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy/Registration Statement is first mailed, to the extent such initially included information does not result in Liabilities to SPAC under the Securities Act or the Securities Exchange Act, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to SPAC Shareholders, or (c) the time of SPAC Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by each Target Company or that are included in such filings and/or mailings), except that no warranty or representation is made by each Target Company with respect to statements made or incorporated by reference therein based on information supplied by SPAC or its Affiliates for inclusion in such materials.
Section 5.15   Litigation.   There are no Proceedings (or to the Knowledge of the Parent, investigations by a Governmental Entity) pending or threatened in writing against any Target Company or any director or officer of any Target Company (in their capacity as such), and since the Lookback Date no Target Company has been subject to or bound by any material outstanding Orders. There are no Proceedings pending or threatened by any Target Company against any other Person. There are no ongoing internal investigations by any Target Company with respect to any current employee.
Section 5.16   Brokerage.   None of the Parent or any Target Company has Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Parent, any Target Company or SPAC to pay any finder’s fee, brokerage or agent’s commissions or other like payments.
Section 5.17   Labor Matters.
(a)   Section 5.17(a) of the Parent Disclosure Letter sets forth a complete list of all employees of each Target Company as of the date hereof and title and/or job description, job location and base compensation and any bonuses paid with respect to the last fiscal year. As of the date hereof, all employees of each Target Company are legally permitted to be employed by such Target Company in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.
(b)   Except for Neil Maresky, no Target Company has any employees. No Target Company retains, or has retained in the past, any consultants or freelancers that could be requalified as employees under applicable Laws.
(c)   As of the date of this Agreement, no material salary increases have been resolved but not yet implemented by any Target Company. Any claims of current or former employees of any Target Company, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Audited Financial Statement as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the Ordinary Course of Business.
(d)   No Target Company is a party to or negotiating any collective bargaining agreement with respect to its employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Parent, threatened against the a Target Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback

Date. Since the Lookback Date, (i) no labor union or other labor organization, or group of employees of any Target Company, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Parent, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the Knowledge of the Parent, threatened, material unfair labor practice charges against any Target Company.
(e)   Each Target Company is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, no Target Company has implemented any mass layoff of their employees.
(f)   Except as set forth on Section 5.17(f) of the Parent Disclosure Letter, the no Target Company has in existence any share or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and no Target Company has any obligation to pay any bonus or similar payments to any present or former employee or consultant. No Target Company has any obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.
(g)   Except as would not reasonably be expected to result in material Liabilities to the relevant Target Company, since the Lookback Date, (i) each Target Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) each Target Company is not liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) each Target Company has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) each individual who since the Lookback Date has provided or is providing services to any Target Company, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.
(h)   To the Knowledge of the Parent, no employee or individual independent contractor of any Target Company is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to any Target Company; or (ii) owed to any third party. No senior executive has provided, to the Knowledge of the Parent, oral or written notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with any Target Company within the first twelve (12) months following the Closing.
(i)   Since the Lookback Date, each Target Company has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by such Target Company. With respect to each such allegation with potential merit, each Target Company has taken such corrective action that is reasonably calculated to prevent further improper conduct. No Target Company reasonably expects any material Liabilities with respect to any such allegations.
Section 5.18   Employee Benefit Plans.
(a)   Section 5.18(a) of the Parent Disclosure Letter sets forth a list of each material Target Company Employee Benefit Plan. The Parent has made available to SPAC correct and complete copies of the constituting documents of the Target Employee Benefit Plans. The Target Company Employee

Benefit Plans comply in all material respects with applicable Laws. There are no other pension plans, benefit plans or similar health or welfare commitments of any Target Company. All premiums, benefits, contributions due to be paid to, and all other liabilities relating to, the Target Company Employee Benefit Plans or social security have been paid when due or have been adequately provisioned for in the Audited Financial Statements. All Target Company Employee Benefit Plans that are required to be funded and/or book reserved under applicable Laws or pursuant to the Target Company Employee Benefit Plans are funded and/or book reserved based upon reasonable actuarial assumptions.
(b)   None of the Target Company Employee Benefit Plans has any accumulated funding deficiency on a projected benefit obligations basis.
(c)   Except as set forth on Section 5.18(c) of the Parent Disclosure Letter, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Target Company Employee Benefit Plan or otherwise, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Target Company Employee Benefit Plan or otherwise, (iii) result in (either alone or in conjunction with any other event including any termination of employment), or cause the acceleration of the time of payment, vesting or funding, delivery of, forfeiture, or increase the amount or value, of any such payment, benefit or compensation under a Target Company Employee Benefit Plan or otherwise to any employees of any Target Company or director of any Target Company, (iv) result in the forgiveness in whole or in part of any outstanding loans made by any Target Company to any current or former officer, employee, director or individual independent contractor, or (v) result in the payment of any amount that could, individually, or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code or any comparable Law).
(d)   All accrued pension claims of any of the any Target Company’s employees are either covered by funds of a special foundation, by insurance contracts or provisions that such Target Company has specifically established for such purpose, all pursuant to applicable laws and actuarial principles consistently applied since the Lookback Date. Each Target Company has and will have complied up to the Closing Date with all relevant social security regulations and have and will have made up to the Closing Date all deductions and payments required to be made and due under such regulations for all social security, employment related insurance premiums and pension plan contributions in respect of its employees.
Section 5.19   Insurance.   Each Target Company has in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the business of such Target Company) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which such Target Company operates (the “Insurance Policies”). As of the date of this Agreement: (a) all of the material Insurance Policies held by, or for the benefit of, any Target Company as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) no Target Company has received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of any Target Company as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. No Target Company is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Since the Lookback Date, there have been no claims by or with respect to any Target Company under any Insurance Policy as to which coverage has been denied or disputed in any respect by the underwriters of such Insurance Policy.
Section 5.20   Compliance with Laws; Permits.
(a)   Each Target Company is, and since the Lookback Date has been, in material compliance with all Laws applicable to the conduct of its business and, since the Lookback Date, no uncured written notices have been received by any Target Company, with respect to any Target Company, or by any Target Company from any Governmental Entity or any other Person alleging a material violation of any such Laws.
(b)   Each Target Company holds all permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, exemptions, identification numbers and authorizations of any Governmental Entity, required for the ownership and use of its assets and properties or the conduct of their businesses as currently conducted (collectively, “Permits”) and are in compliance in all material respects with all terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. No Target Company is in material default under any such Permit and to the Knowledge of the Parent, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Parent, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of such Target Company to use such Permit or conduct its business.
(c)   Since the Lookback Date, each Target Company and each of its respective directors, officers and, to the Knowledge of the Parent, each of its Affiliates, employees and other Persons acting on its behalf (i) is not and has not been a Sanctioned Person, (ii), in connection with the operation of the business of such Target Company, is and has been in material compliance with all applicable Sanctions, and (iii) is not and has not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations in connection with any actual or alleged violation of any applicable Sanctions. Since the Lookback Date, there have been no actual or threatened claims or requests for information by a Governmental Entity received by any Target Company with respect to compliance with applicable Sanctions and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance by any Target Company or its business with applicable Sanctions. Each Target Company has in place adequate controls and systems reasonably designed to ensure compliance with applicable Sanctions.
Section 5.21   Title to and Sufficiency of Assets.   Each Target Company has good title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible assets, properties and rights free and clear of all Liens other than Permitted Liens (collectively, the “Assets”). All such Assets that are material to the operation of the business of any Target Company are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. All such tangible Assets comprise all the material assets used or held by any Target Company for the carrying on of its business as currently conducted and such Assets comprise all material assets necessary for the carrying on of the business such Target Company as currently conducted.
Section 5.22   Anti-Corruption Law Compliance.
(a)   Since the Lookback Date, in connection with or relating to the business of each Target Company, and to the Knowledge of the Parent, no director, officer, manager, employee, agent or third-party representative of any Target Company (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Parent, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b)   The transactions of each Target Company are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.
Section 5.23   Anti-Money Laundering Compliance.
(a)   Each Target Company maintains and implements (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required any Target Company to correct since the Lookback Date.
(b)   Neither the Target nor, to the Knowledge of the Parent, any of its respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.
(c)   There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Parent, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by the Target or any of its respective directors, officers, managers, or employees.
Section 5.24   Affiliate Transactions.
(a)   (x) There are no Contracts (except for the Governing Documents) between any Target Company, on the one hand, and any Interested Party (other than the Parent) on the other hand and (y) no Interested Party (other than the Parent) (i) owes any amount to any Target Company, (ii) owns any material assets, tangible or intangible, necessary for the conduct of the business of any Target Company as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of any Target Company (other than in connection with ownership of less than five percent (5%) of the stock of a publicly traded company) (such Contracts or arrangements described in clauses (x) and (y), “Affiliated Transactions”).
(b)   There have been no Prohibited Affiliate Transactions since the date of the Latest Balance Sheet.
Section 5.25   Environmental Matters.
(a)   Each Target Company has obtained, hold and are, and have been, in material compliance with all Permits required under Environmental Laws.
(b)   No material Proceeding or Order is pending or, to the Knowledge of the Parent, threatened with respect to any Target Company’s compliance with or Liability under Environmental Laws, and, to the Knowledge of the Parent, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.
Section 5.26   Healthcare Laws.
(a)   Each Target Company is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, and has not received written notification of any pending Proceeding from the any applicable regulatory authority, agency or Governmental Entity alleging that any operation or activity of such Target Company is in violation of any applicable Healthcare Law. There have been no inspections of any Target Company or any Target Company’s contract research organization(s) by any applicable regulatory authority.
(b)   All preclinical and clinical (if any) investigations conducted or sponsored by any Target Company, or in which any Target Company has participated, and, to the Knowledge of the Parent, intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Entity.

(c)   All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to any regulatory authority, agency or Governmental Entity by any Target Company have been so filed, maintained or furnished. To the Knowledge of the Parent, all such reports, documents, claims, permits and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). No Target Company has (i) made an untrue statement of a material fact or any fraudulent statement any regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed any regulatory authority, agency or Governmental Entity. No Target Company officer, employee or agent has been convicted of any crime or engaged in any conduct for which debarment is mandated by any Healthcare Law. No Target Company officer, employee or agent has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs of any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against any Target Company or any of its respective officers, employees, contractors, suppliers (in their capacities as such), agents or other entities or individuals performing research or work on behalf of such Target Company. No Target Company is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.
(d)   No Target Company has received any written notice, correspondence or other communication from any regulatory authority, agency or Governmental Entity or from any institutional review board requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, such Target Company.
(e)   No data generated by any Target Company with respect to its products are the subject of any written regulatory Proceeding, either pending or, to the Knowledge of the Parent, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.
(f)   Neither any Target Company nor, any director, officer or, any agent, employee, Affiliate or other Person acting on behalf of any Target Company, has committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.
Section 5.27   No Other Representations and Warranties.   Except for the representations and warranties contained in Article V and in any certificate or agreement delivered pursuant hereto, no Target Company nor any other Person on behalf of any Target Company or any of their respective Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to any Target Company or with respect to any other information provided to SPAC and each Target Company disclaims any such representation or warranty. Except for the specific representations and warranties contained in this Article V (as modified by the Parent Disclosure Letter) and in any certificate or agreement delivered pursuant hereto, each Target Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to SPAC or their respective Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC by any director, officer, employee, agent, consultant, or Representative of any Target Company, their Subsidiaries or any of their respective Affiliates), and neither any Target Company nor any other Person will have or be subject to any liability or obligation to SPAC or any other Person resulting from the distribution to SPAC or any such party’s use of, or reliance upon any such information.
Section 5.28   Inspections; SPAC’s Representations.   The Parent and each Target Company has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Parent and each Target Company agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of SPAC and on the accuracy of the representations and warranties set forth in Article VI by SPAC pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by SPAC or its Affiliates or representatives, except for those set forth in Article VI by SPAC pursuant to this Agreement. The Parent and each Target Company specifically acknowledges and agrees to SPAC’s disclaimer of any representations or warranties other than those set forth in Article VI by SPAC pursuant to this Agreement, whether made by either SPAC or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Parent, any Target Company their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Parent, any Target Company or their Affiliates or representatives by SPAC or any of its Affiliates or representatives), other than those set forth in Article VI by SPAC pursuant to this Agreement. The Parent and each Target Company specifically acknowledges and agrees that, without limiting the generality of this Section 5.28, neither SPAC nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Parent and each Target Company specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI, SPAC has not made any other express or implied representation or warranty with respect to SPAC, its assets or Liabilities, the businesses of SPAC or the transactions contemplated by this Agreement or the Ancillary Agreements.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SPAC
As an inducement to the Parent and the Target Companies to enter into this Agreement and consummate the transactions contemplated hereby, except (a) for all representations and warranties of SPAC, as set forth in the applicable section of SPAC Disclosure Letter, or (b) as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by SPAC and publicly available prior to the Effective Date, and excluding disclosures referred to in “Forward Looking Statement”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward looking statements, SPAC hereby represents and warrants to the Parent and each Target Company as follows:
Section 6.1   Organization; Authority; Enforceability.   SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a SPAC Material Adverse Effect. Subject to receipt of the Required Vote, SPAC has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which SPAC is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite SPAC Board action on the part of SPAC. No other proceedings on the part of SPAC (including any action by SPAC Board or SPAC Shareholders), except for the receipt of the Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which SPAC is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by SPAC at Closing will be, duly executed and delivered by SPAC and constitute valid and binding agreement of SPAC, enforceable against SPAC in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. SPAC is not the subject of any bankruptcy, dissolution, liquidation, winding-up, reorganization or similar proceeding.
Section 6.2   Capitalization.
(a)   As of the date of this Agreement, the authorized share capital of SPAC is $10,100, which consists of (i) 100,000,000 SPAC Class A Shares, (ii) 10,000,000 SPAC Class B Shares, and (iii) 1,000,000 preference shares, par value $0.0001 per share (“SPAC Preferred Shares”). As of the date hereof and as of immediately prior to the Closing (1) 2,642,232 SPAC Class A Shares are and will be issued and outstanding, (2) 6,535,000 SPAC Class B Shares are and will be issued and outstanding, (3) no SPAC Preferred Shares are and will be issued and outstanding, (4) 1,140,000 Private Placement Units are and will be issued and outstanding; (5) 12,500,000 Public Warrants are and will be issued and outstanding; and (6) 570,000 private warrants are and will be issued and outstanding. The Equity Securities set forth in this Section 6.2(a) comprise all of the Equity Securities of SPAC that are issued and outstanding (without giving effect to SPAC Share Redemptions and the PIPE Investment).

(b)   Except as (x) set forth in the SPAC SEC Documents, or (y) set forth in this Agreement (including as set forth in Section 6.2(a)), the Ancillary Agreements or SPAC Governing Documents:
(i)   there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which SPAC is a party or which are binding upon SPAC providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;
(ii)   SPAC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;
(iii)   SPAC is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and
(iv)   there are no contractual shareholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of SPAC.
(c)   All of the issued and outstanding Equity Securities of SPAC, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.
(d)   SPAC does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.
Section 6.3   Brokerage.   Except as set forth on Section 6.3 of SPAC Disclosure Letter, SPAC has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Parent, any Target Company or SPAC to pay a finder’s fee, brokerage or agent’s commissions or other like payments.
Section 6.4   Trust Account.   As of July 12, 2023, SPAC has approximately $16,627,184.76 in the Trust Account, with such funds invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by SPAC or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by SPAC, except in connection with the extension of the date by which SPAC must consummate an initial business combination. SPAC is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in SPAC SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) SPAC Shareholders who shall have exercised their rights to participate in SPAC Share Redemptions, (ii) the underwriters of SPAC’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) SPAC with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of SPAC, investigations) pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account.
Section 6.5   SPAC SEC Documents; Controls.
(a)   SPAC has filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of SPAC’s securities to the Effective Date, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “SPAC SEC Documents”). As of their respective dates, each of SPAC SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPAC SEC Documents. None of SPAC SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of SPAC, as of the date hereof, (i) none of SPAC SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any SPAC SEC Document.
(b)   The financial statements of SPAC contained or incorporated by reference in SPAC SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in shareholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to, in such financial statements. SPAC has no off-balance sheet arrangements that are not disclosed in SPAC SEC Documents. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.
(c)   No notice of any SEC review or investigation of SPAC or SPAC SEC Documents has been received by SPAC. Since the consummation of its initial public offering, all comment letters received by SPAC from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of SPAC are publicly available on the SEC’s EDGAR website.
(d)   Since the consummation of the initial public offering of SPAC’s securities, SPAC has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SPAC SEC Document. Each such certification is true and correct. SPAC maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act. As used in this Section 6.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(e)   SPAC has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
Section 6.6   Information Supplied; Proxy/Registration Statement.   None of the information supplied or to be supplied by SPAC for inclusion in the Proxy/Registration Statement or in any information circular, listing statement, or news release required to be published by the Parent in connection with the transactions contemplated by this Agreement (“Canadian Disclosure Documents”), will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available with the SEC or the securities commissions in the Provinces of Canada, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) or the Canadian Disclosure Documents, as applicable, are first mailed to SPAC Shareholders or the Parent shareholders, or (c) the time of SPAC Shareholder Meeting (subject to the qualifications and limitations set forth in the materials provided by SPAC or that are included in such filings and/or mailings) l, except that no warranty or representation is made by SPAC with respect to (i) statements made or incorporated by reference therein based on information supplied by the Parent or any Target Company for inclusion therein or (ii) any projections or forecasts included in such materials.
Section 6.7   Litigation.   As of the date of this Agreement, there are no Proceedings (or to the Knowledge of SPAC, investigations by any Governmental Entity) pending or, to the Knowledge of SPAC, threatened against SPAC or, to the Knowledge of SPAC, any director, officer or employee of SPAC (in their capacity as such) and since SPAC’s date of incorporation there have not been any such Proceedings and SPAC is not subject to or bound by any material outstanding Orders. There are no Proceedings pending or threatened by SPAC against any other Person.
Section 6.8   Listing.   The issued and outstanding SPAC Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and listed for trading on Nasdaq. There is no Proceeding or investigation pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Shares or prohibit or terminate the listing of SPAC Class A Shares on Nasdaq. SPAC has taken no action that is designed to terminate the registration of SPAC Class A Shares under the Securities Exchange Act. SPAC has not received any written or, to the Knowledge of SPAC, oral deficiency notice from Nasdaq relating to the continued listing requirements of SPAC Class A Shares.
Section 6.9   Investment Company.   SPAC is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
Section 6.10   Noncontravention.   Except for the filings pursuant to Section 9.8, the consummation by SPAC of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which SPAC is a party, (ii) any Governing Document of SPAC, or (iii) any Law or Order to which SPAC is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to SPAC. SPAC is not in material violation of any of its Governing Documents.
Section 6.11   Business Activities.
(a)   Since its incorporation, SPAC has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in SPAC Governing Documents, there is no Contract, commitment, or Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to SPAC.
(b)   Except for this Agreement and the transactions contemplated by this Agreement, SPAC has no interests, rights, obligations or Liabilities with respect to, and SPAC is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.
Section 6.12   SPAC Material Contracts.   Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SPAC is a party (the “SPAC Material Contracts”) is an exhibit to the SPAC SEC Documents, is in full force and effect, and neither SPAC nor any third party is in breach or default thereof.
Section 6.13   Undisclosed Liabilities.   There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of SPAC of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, SPAC’s financial statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in SPAC’s financial statements in the ordinary course of the operation of business of SPAC that constitute SPAC Transaction Expenses or in connection with the extension of the date by which SPAC must consummate an initial business combination.
Section 6.14   Employees; Benefit Plans.   Other than as described in the SPAC SEC Documents, SPAC has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee or individual independent contractor. SPAC does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers or employees. Neither the execution and delivery of this Agreement or the other Ancillary Agreements to which it is a party nor the consummation of the Transactions: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.
Section 6.15   Tax Matters.
(a)   SPAC has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material amounts of Tax Returns filed by SPAC, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes and all income and other material amounts of Tax liabilities due and payable by SPAC for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).
(b)   SPAC has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.
(c)   No written claim has been made by a Taxing Authority in a jurisdiction where SPAC does not file a particular type of Tax Return, or pay a particular type of Tax, that SPAC is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved. The income Tax Returns of SPAC made available to the Parent, if any, reflect all of the jurisdictions in which SPAC is required to remit material income Tax.
(d)   SPAC is not currently the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to SPAC, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. SPAC has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against SPAC have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against SPAC.
(e)   There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to SPAC or extending a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. SPAC is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of SPAC.

(f)   SPAC will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the Ordinary Course of Business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date; (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (vii) election under Section 108(i) of the Code made on or before the Closing Date, (viii) SPAC or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued prior to the Closing Date, (ix) “global intangible low-taxed income” of SPAC or its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing Date, or (x) election made pursuant to Section 965(h) of the Code.
(g)   There is no Lien for Taxes on any of the assets of SPAC, other than Permitted Liens.
(h)   SPAC has not been a member of an affiliated, combined, consolidated or similar Tax group and does not have any material liability for Taxes of any other Person as a result of any successor liability, transferee liability, joint or several liability, by contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Agreements, if any). SPAC is not party to or bound by any Tax Sharing Agreement except for any Ordinary Course Tax Sharing Agreement.
(i)   Any unpaid Taxes of SPAC (i) did not, as of the Effective Date, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of SPAC in filing its Tax Returns.
(j)   At all times since its incorporation, SPAC has been properly classified as a C corporation within the meaning of Section 1361(a)(2) of the Code for U.S. federal income Tax purposes.
Section 6.16   Compliance with Laws.   SPAC is, and has been since its incorporation, in compliance in all material respects with all Laws, and no uncured written notices have been received by SPAC from any Governmental Entity or any other Person alleging a material violation of any such Laws. Since the incorporation of SPAC, each of SPAC and its directors, officers and, to the Knowledge of SPAC, each of its Affiliates, employees and other Persons acting on its behalf (i) is not and has not been a Sanctioned Person, (ii), in connection with the operation of the business of SPAC, is and has been in material compliance with all applicable Sanctions, and (iii) is not and has not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations in connection with any actual or alleged violation of any applicable Sanctions. Since inception of SPAC, there have been no actual or threatened claims or requests for information by a Governmental Entity received by the Sponsor or SPAC with respect to compliance with applicable Sanctions and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance by SPAC or its business with applicable Sanctions. SPAC has in place adequate controls and systems reasonably designed to ensure compliance with applicable Sanctions.
Section 6.17   Anti-Corruption Law Compliance.
(a)   To the Knowledge of SPAC, no director, officer, manager, employee, agent or third-party representative of SPAC (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of SPAC, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.
(b)   The transactions of SPAC are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.
Section 6.18   Anti-Money Laundering Compliance.
(a)   SPAC maintains and implements procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required SPAC to correct.
(b)   None of SPAC or any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.
(c)   There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of SPAC, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by SPAC or any of their respective directors, officers, managers, or employees.
Section 6.19   Subscription Agreements.   When entered into and delivered, each of the Subscription Agreements will be in full force and effect and not withdrawn or terminated, or otherwise amended or modified, in any respect, and to the Knowledge of SPAC no withdrawal, termination, amendment or modification is contemplated. Each Subscription Agreement will be when delivered a legal, valid and binding obligation of SPAC and, to the Knowledge of SPAC, each PIPE Investor. Each such Subscription Agreement will provide when delivered that the Parent is a third-party beneficiary thereunder, entitled to enforce such agreements against the PIPE Investor. As of the date hereof, SPAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to SPAC, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of any such Subscription Agreement and SPAC has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any such Subscription Agreement. Such Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Ancillary Agreements) to the obligations of the PIPE Investors to contribute to SPAC the applicable portion of the PIPE Investment Amount set forth in such Subscription Agreements on the terms therein.
Section 6.20   Affiliate Transactions.   Except as set forth in Section 6.20 of SPAC Disclosure Letter, there are no Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, director or indirect equityholder of SPAC or Sponsor, or to the Knowledge of SPAC, any family member of any of the foregoing Persons, on the other hand.
Section 6.21   Minimum Value of Target.   As of the Effective Date, SPAC has conducted a valuation of the Target supporting SPAC’s board of directors’ determination, in accordance with its fiduciary duties, that the Target has a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account).
Section 6.22   Acknowledgement Regarding Projections.   SPAC acknowledges that it has received from the Parent certain projections, forecasts and prospective or third-party information relating to the Target. SPAC acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts and in such information; (ii) it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and information so furnished; and (iii) neither SPAC nor any other Person shall have any claim against the Parent or any of its respective directors, officers, Affiliates, agents or other representatives with respect thereto. Accordingly, SPAC acknowledges that none of the Parent, the Target Companies nor any other Person makes any representations or warranties with respect to such projections, forecasts or information (it being understood that this acknowledgment does not cover any underlying facts or information which are addressed by any of the representations and warranties made by the Parent in Article V of this Agreement).
Section 6.23   Inspections; the Parent and Target Company Representations.   SPAC has undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. SPAC agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Target Companies and on the accuracy of the representations and warranties set forth in Article V by the Parent and the Target Companies pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by the Parent, the Target Companies, or their respective Affiliates or representatives, except for those set forth in Article V by the Parent and Target Companies pursuant to this Agreement. SPAC specifically acknowledges and agrees to the Parent and Target Companies’ disclaimer of any representations or warranties other than those set forth in Article V by the Parent and the Target Companies pursuant to this Agreement, whether made by either the Parent, any Target Company or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to SPAC or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC or its Affiliates or representatives by the Parent, any Target Company or any of their respective Affiliates or representatives), other than those set forth in Article V by the Parent and the Target Companies pursuant to this Agreement. SPAC specifically acknowledges and agrees that, without limiting the generality of this Section 6.23, none of the Parent, any Target or any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. SPAC specifically acknowledges and agrees that except for the representations and warranties set forth in Article V, the Parent and the Target Companies have not made any other express or implied representation or warranty with respect to the Target Companies, its assets or Liabilities, the businesses of the Target Companies or the transactions contemplated by this Agreement or the Ancillary Agreements.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF SPONSOR
As an inducement to Parent and the Target Companies to enter into this Agreement and consummate the transactions contemplated hereby, Sponsor hereby represents and warrants to the Parent and each Target Company as follows:
Section 7.1   Organization; Authority; Enforceability.   Sponsor is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Sponsor is qualified to do business and is in good standing in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a Material Adverse Effect. SPAC has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which Sponsor is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite board of directors and shareholder action on the part of Sponsor. No other proceedings on the part of Sponsor (including any action by Sponsor board of directors or Sponsor shareholders) are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which Sponsor is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by Sponsor at Closing will be, duly executed and delivered by Sponsor and constitute valid and binding agreement of Sponsor, enforceable against Sponsor in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Sponsor is not the subject of any bankruptcy, dissolution, liquidation, winding-up, reorganization or similar proceeding.
Section 7.2   Brokerage.   Sponsor has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Parent or any Target Company or SPAC to pay a finder’s fee, brokerage or agent’s commissions or other like payments.
Section 7.3   Noncontravention.   The consummation by SPAC of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its equity securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which Sponsor is a party, (ii) any Governing Document of Sponsor, or (iii) any Law or Order to which Sponsor is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to Sponsor. Sponsor is not in material violation of any of its Governing Documents.
ARTICLE VIII
INTERIM OPERATING COVENANTS
Section 8.1   Interim Operating Covenants.
(a)   From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article XI and (2) the Closing Date (such period, the “Pre-Closing Period”), unless SPAC shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, or (y) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v), (x) or (xiv), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on any of the Target’s businesses of COVID-19 or any COVID-19 Measures in each case with respect to this clause (y) in connection with or in response to COVID-19, or (z) actions taken with respect to the Excluded Assets, the Target Companies shall conduct and operate their business in all material respects in the Ordinary Course of Business and use commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors, and no Target Company shall:
(i)   amend or otherwise modify any of its Governing Documents in any manner that would be adverse to SPAC, except as otherwise required by Law;
(ii)   make any changes to its accounting policies, methods or practices, other than as permitted under IFRS or applicable Law;
(iii)   sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities, (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating any Target Company to issue, deliver or sell any Equity Securities of any Target Company;
(iv)   declare, make or pay any dividend, other distribution or return of capital (other than wholly in cash) to any equityholder as of the date hereof of any Target Company;
(v)   adjust, split, consolidate or reclassify any of its Equity Securities (except for any conversion of shares into deferred shares in accordance with the provisions of its Governing Documents);
(vi)   (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the Ordinary Course of Business, and

(C) other Indebtedness not to exceed $250,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any Person, other than the Target or in the Ordinary Course of Business, or (z) amend or modify in any material respect any Indebtedness;
(vii)   commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $1,000,000;
(viii)   enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or enter into any Contract that if entered into prior to the Effective Date would be a Material Contract, in each case other than in the Ordinary Course of Business and solely to the extent such amendment, termination or waiver would not materially and adversely impact any Target Company;
(ix)   other than inventory and other assets acquired in the Ordinary Course of Business, acquire the business, properties or assets, including Equity Securities of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $750,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Target’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);
(x)   propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, any Target Company;
(xi)   compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by any Target Company not covered by insurance in excess of $75,000 in any single instance or in excess of $250,000 in the aggregate, (x) granting injunctive or other equitable remedy against any Target Company, (y) which imposes any material restrictions on the operations of businesses of any Target Company, taken as a whole or (z) by the equityholders of any Target Company or any other Person which relates to the transactions contemplated by this Agreement;
(xii)   except as required under applicable Law, the terms of any Target Company Employee Benefit Plan existing as of the date hereof with SPAC’s prior agreement (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of any Target Company, (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any Target Company Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of any Target Company, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any Target Company Employee Benefit Plan, (D) grant any new awards under any Target Company Employee Benefit Plan, (E) amend or modify any outstanding award under any Target Company Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of any Target Company, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of SPAC, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $200,000;
(xiii)   (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any Target Company, other than (w) inventory or products in the Ordinary Course of Business, or (x) assets with an aggregate fair market value less than $500,000; or (B) subject any Owned Intellectual Property to Copyleft Terms;
(xiv)   disclose any Trade Secrets and any other material confidential information of any Target Company to any Person other than the Parent;
(xv)   fail to take any action required to maintain any material insurance policies of any Target Company in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (3) actions in the Ordinary Course of Business;
(xvi)   except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, (G) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), or (H) surrender any right to claim any refund of a material amount of Taxes;
(xvii)   except as included as a Parent Transaction Expense, incur any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Target Company or SPAC to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; or
(xviii)   agree or commit to do any of the foregoing.
(b)   From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article XI and (2) the Closing Date, unless any Target Company shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, or (y) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v) or (ix), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on SPAC’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (y) in connection with or in response to COVID-19, SPAC conduct and operate its business in all material respects in the Ordinary Course of Business and use commercially reasonable efforts to preserve its existing relationships with material customers, suppliers and distributors, and SPAC shall not:
(i)   amend or otherwise modify any of its Governing Documents in any manner that would be adverse to any Target Company, except as otherwise required by Law; provided, however, that SPAC may amend its Governing Documents in connection with the extension of the date by which SPAC must consummate an initial business combination;
(ii)   make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;
(iii)   sell, issue, redeem, assign, transfer, pledge, mortgage, charge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of SPAC (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating SPAC to issue, deliver or sell any Equity Securities of SPAC;

(iv)   declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of SPAC other than redemptions from the Trust Account that are required pursuant to the SPAC Governing Documents;
(v)   adjust, split, combine or reclassify any of its Equity Securities;
(vi)   incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (including under any borrowings from Sponsor or its Affiliates commonly referred to as “working capital loans”);
(vii)   fail to maintain its existence or, without prior notice to the Parent, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the business, properties or assets, including Equity Securities of another Person;
(viii)   propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, SPAC except for (x) Permitted Liens, (y) Liens under existing credit facilities and (z) as required or contemplated by this Agreement;
(ix)   amend the Trust Agreement or any other agreement related to the Trust Account, except in connection with the extension of the date by which SPAC must consummate an initial business combination;
(x)   except to the extent required by applicable Law, make any material election relating to Taxes (subject to changes in applicable Law), fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, fail to pay any material amount of Tax as it becomes due or settle or compromise any material U.S. federal, state, local or non-U.S. income Tax Liability, except in the Ordinary Course of Business;
(xi)   except as set forth on Section 6.3 of the SPAC Disclosure Letter or as included as a SPAC Transaction Expense, incur any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Target Company or SPAC to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;
(xii)   (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of SPAC, (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any SPAC Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of SPAC, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any SPAC Employee Benefit Plan, (D) grant any new awards under any SPAC Employee Benefit Plan, (E) amend or modify any outstanding award under any SPAC Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of SPAC, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of the Parent, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant; or
(xiii)   agree or commit to do any of the foregoing.
(c)   Nothing contained in this Agreement shall be deemed to give SPAC, directly or indirectly, the right to control or direct the Parent or any operations of any Target Company prior to the Closing. Prior to the Closing, the Target Companies shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

(d)   Nothing contained in this Agreement shall be deemed to give the Parent or Target, directly or indirectly, the right to control or direct SPAC or any operations of SPAC prior to the Closing. Prior to the Closing, SPAC shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.
ARTICLE IX
PRE-CLOSING AGREEMENTS
Section 9.1   Commercially Reasonable Efforts; Further Assurances.   Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including settling, executing and delivering any Ancillary Agreements, documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable (giving effect to the timing of the delivery of the PCAOB Financial Statements), the transactions contemplated by this Agreement. The Parent and each Target Company shall use its commercially reasonable efforts, and SPAC shall cooperate in all commercially reasonable respects, to solicit and obtain the consents of the Persons who are parties to the Contracts listed on Section 5.11 of the Parent Disclosure Letter prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent).
Section 9.2   Trust & Closing Funding.   Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and SPAC Governing Documents, at the Closing, SPAC shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) cause the Trustee to pay as and when due (x) all amounts payable to SPAC Shareholders who shall have validly elected to redeem their SPAC Class A Shares pursuant to SPAC Existing Memorandum and Articles and direct and use its reasonable best efforts to cause the Trustee to pay as and when due the Deferred Discount (as defined in the Trust Agreement) pursuant to the terms of the Trust Agreement, except to the extent that such Deferred Discount is waived, and (y) SPAC Transaction Expenses at the Closing.
Section 9.3   Listing.   During the Pre-Closing Period, SPAC shall use its commercially reasonable efforts to ensure SPAC remains listed as a public company on Nasdaq or other national securities exchange acceptable to the Parent and keep SPAC Class A Shares listed for trading on Nasdaq or other national securities exchange acceptable to the Parent.
Section 9.4   Confidential Information.   During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of SPAC, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 9.5   Access to Information.
(a)   During the Pre-Closing Period, upon reasonable prior written notice, the Parent shall afford the representatives of SPAC reasonable access, during normal business hours, to the properties, books and records of the Target Companies and furnish to the representatives of SPAC such additional financial and operating data and other information regarding the business of the Target Companies as SPAC or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent the Parent and the Target Companies may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which the Parent and each Target Company is a party; provided that the Parent and the Target Companies shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that SPAC shall abide by the terms of the Confidentiality Agreement. SPAC shall coordinate its access rights pursuant to this Section 9.5 with the Parent and the Target Companies to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Parent and the Target Companies.
(b)   During the Pre-Closing Period, upon reasonable prior written notice, SPAC shall afford the representatives of Target Companies reasonable access, during normal business hours, to the properties, books and records of SPAC and furnish to the representatives of Target Companies such additional financial and operating data and other information regarding the business of SPAC as such Target Company or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent SPAC may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which SPAC is a party; provided that SPAC shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that the Target Companies shall abide by the terms of the Confidentiality Agreement. Each Target Company shall coordinate its access rights pursuant to this Section 9.5 with SPAC to reasonably minimize any inconvenience to or interruption of the conduct of the business of SPAC.
Section 9.6   Notification of Certain Matters.   Each Party shall notify the other Parties of (a) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the Knowledge of the Parent, threatened, against any of the Parties, (b) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article IV, Article V, or Article VI not to be satisfied, or (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.
Section 9.7   Regulatory Approvals; Efforts.
(a)   If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the Antitrust Laws, the Parties will (i) cause the notices required pursuant to the Antitrust Laws with respect to the transactions contemplated by this Agreement to be filed as promptly as practicable after the execution of this Agreement, (ii) request early termination of the waiting period relating to such Antitrust Laws filings, if early termination is being granted at the time of such filing, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a regulatory authority pursuant to applicable Laws or a Governmental Entity pursuant to the Antitrust Laws and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the Antitrust Laws with respect to the transactions contemplated by this Agreement as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated by this Agreement. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.
(b)   The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Party (including their respective Affiliates and representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each Party agrees not to participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.
(c)   Each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, constituting anticompetitive conduct, or restricting foreign investment into a jurisdiction (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 9.7(c), each Party shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.
(d)   SPAC shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement as a result of the application of any Antitrust Law.
(e)   Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 9.4, nothing in this Section 9.7 shall require SPAC, the Sponsor, the Parent, any Target Company or any of their respective Affiliates to take any action with respect to any of their respective Affiliates (other than, with respect to SPAC and Sponsor, and the Parent), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of SPAC, Sponsor, or the Parent, the Target Companies or their respective Affiliates (other than, with respect to SPAC and Sponsor, and the Parent ), or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of SPAC, Sponsor, the Parent, the Target Companies or their respective Affiliates (other than, with respect to SPAC, Sponsor, and the Parent), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of SPAC, Sponsor, the Parent, the Target Companies or their respective Affiliates (other than the Parent), or any interests therein.
Section 9.8   Communications; Press Release; SEC Filings.
(a)   As promptly as practicable following the Effective Date (and in any event within four (4) Business Days thereafter), SPAC shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). SPAC shall provide the Parent with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith. SPAC shall not file any such documents with the SEC without the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed).
(b)   As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by the Parent pursuant to this Section 9.8, (i) the

Parties shall prepare and SPAC shall file with the SEC a preliminary Proxy/Registration Statement (which shall comply as to form with, as applicable, the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder) in connection with SPAC Shareholder Meeting for the purpose of (A) providing SPAC Shareholders with the opportunity to participate in SPAC Share Redemption and (B) soliciting proxies from SPAC Shareholders to vote at SPAC Shareholder Meeting in favor of SPAC Shareholder Voting Matters. Each of SPAC and the Parent shall use its reasonable best efforts to cause the Proxy/Registration Statement to comply with the rules and regulations promulgated by the SEC. SPAC shall file the definitive Proxy/Registration Statement with the SEC and cause the Proxy/Registration Statement to be mailed to its shareholders of record, as of the record date to be established by SPAC Board in accordance with Section 9.8(h), at such time as reasonably agreed by SPAC and the Parent promptly (and in any event within five (5) Business Days) following (x) in the event the preliminary Proxy/Registration Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy/Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Clearance Date”).
(c)   Prior to filing with the SEC, SPAC and the Parent will make available to each other, respectively, drafts of the Proxy/Registration Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy/Registration Statement or such other document and will provide the Parent with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. SPAC will advise the Parent promptly after it receives notice of (i) the time when the Proxy/Registration Statement has been filed, (ii) in the event the preliminary Proxy/Registration Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act, (iii) in the event the preliminary Proxy/Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy/Registration Statement, (v) any request by the SEC for amendment of the Proxy/Registration Statement, (vi) any comments, written or oral, from the SEC relating to the Proxy/Registration Statement and responses thereto and (vii) requests by the SEC for additional information in connection with the Proxy/Registration Statement. SPAC shall promptly respond to any comments of the SEC on the Proxy/Registration Statement, and shall use its reasonable best efforts to have the Proxy/Registration Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, SPAC will make available to the Parent drafts of any such response, will provide the Parent with reasonable opportunity to comment on such drafts.
(d)   If at any time prior to the Closing (including prior to SPAC Shareholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Proxy/Registration Statement so that the Proxy/Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties hereto and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to SPAC Shareholders) any such amendment or supplement to the Proxy/Registration Statement containing such information; provided that no information received by SPAC pursuant to this Section 9.8(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Schedules hereto.
(e)   The Parties acknowledge that a substantial portion of the Proxy/Registration Statement and certain other forms, reports and other filings required to be made by SPAC under the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional SPAC Filings”) shall include disclosure regarding the Target and the business of the Target. Accordingly, the Parent agrees to, as promptly as reasonably practicable, to use commercially reasonable efforts to provide SPAC with all information concerning the Target, and its business, management, operations and financial condition, in each case, that is reasonably requested by SPAC to be included in the Proxy/

Registration Statement, Additional SPAC Filings or any other SPAC filing with the SEC. The Parent shall use commercially reasonable efforts to make and shall cause its Affiliates, directors, officers, managers and employees to make, available to SPAC and its counsel, auditors and other representatives in connection with the drafting of the Proxy/Registration Statement and Additional SPAC Filings, as reasonably requested by SPAC, and responding in a timely manner to comments thereto from the SEC. SPAC shall make all required filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, and the Parent shall reasonably cooperate in connection therewith.
(f)   At least five (5) days prior to Closing, SPAC shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). SPAC shall provide the Parent with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently or promptly following with the Closing, NewCo shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.
(g)   Target will deliver to SPAC prior to Closing (i) audited standalone balance sheet of Target as of March 31, 2023, March 31, 2022 and March 31, 2021, and related audited statements of operations, partners’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Parent’s independent auditors (which reports shall be unqualified), prepared in accordance with IFRS, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB (the “PCAOB Financial Statements”), and (ii) all other audited and unaudited financial statements of Target and any company or business units acquired by Target, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy/Registration Statement and/or the Closing Form 8-K (including pro forma financial information).
(h)   SPAC shall, prior to or as promptly as practicable following the Proxy Clearance Date (and in no event later than the date the Proxy/Registration Statement is required to be mailed in accordance with Section 9.8(b)), establish a record date in accordance with the terms of SPAC Existing Memorandum and Articles (which date shall be mutually agreed with the Parent) for, duly call and give notice of, SPAC Shareholder Meeting. SPAC shall convene and hold SPAC Shareholder Meeting, for the purpose of obtaining the requisite approval of SPAC Shareholder Voting Matters, which meeting shall be held as promptly as practicable after the date on which SPAC commences the mailing of the Proxy/Registration Statement to its shareholders; provided that in no event shall such meeting be held more than forty-five (45) days after such mailing date (unless the meeting has been adjourned as set out in the Proxy/Registration Statement). SPAC shall take all actions necessary to obtain the approval of SPAC Shareholder Voting Matters at SPAC Shareholder Meeting, including as such SPAC Shareholder Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of SPAC Shareholder Voting Matters. Except as otherwise required by applicable Law (including, for the avoidance of doubt, the fiduciary duties of the members of SPAC Board), SPAC Board shall include the SPAC Board Recommendation in the Proxy/Registration Statement and any amended or supplemental statement sent to SPAC Shareholders and shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, SPAC Board Recommendation, (ii) adopt, approve, endorse or recommend any SPAC Competing Transaction, (iii) following a request in writing by the Parent that SPAC Board Recommendation be reaffirmed publicly, fail to reaffirm publicly SPAC Board Recommendation within ten (10) days after the Parent made such request (it being agreed that the Parent may only make one (1) request per calendar month pursuant to this clause (iii); provided that SPAC (A) has not already publicly reaffirmed such SPAC Board Recommendation or (B) has made a change in SPAC Board Recommendation or is reasonably likely to do so in such ten (10) day period), or

(iv) agree to take any of the foregoing actions. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold SPAC Shareholder Meeting for the purpose of seeking approval of SPAC Shareholder Voting Matters shall not be affected by intervening events or circumstances, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold SPAC Shareholder Meeting and submit for the approval of SPAC Shareholders SPAC Shareholder Voting Matters, in each case as contemplated by this Section 9.8(h), regardless of whether or not there shall have occurred any intervening events or circumstances. Notwithstanding anything to the contrary contained in this Agreement, SPAC only shall be entitled to postpone or adjourn SPAC Shareholder Meeting: (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy/Registration Statement that SPAC Board has determined in good faith after consultation with outside legal counsel is required under applicable Law, which supplement or amendment shall be promptly disseminated to SPAC’s shareholders prior to SPAC Shareholder Meeting; (B) if, as of the time for which SPAC Shareholder Meeting is originally scheduled (as set forth in the Proxy/Registration Statement), there are insufficient shares of SPAC represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at SPAC Shareholder Meeting; (C) to seek withdrawals of redemption requests from SPAC Shareholders; or (D) in order to solicit additional proxies from shareholders for purposes of obtaining approval of SPAC Shareholder Voting Matters; provided that in the event of any such postponement or adjournment, SPAC Shareholder Meeting shall be reconvened as promptly as practicable following such time, and in no event later than ten (10) Business Days following such time, as the matters described in such clauses have been resolved.
Section 9.9   Expenses.   The Parent and the Target shall be solely liable for and pay all of the Parent Transaction Expenses incurred up to Closing and SPAC shall be solely liable for and pay the SPAC Transaction Expenses incurred up to Closing, including in connection with the negotiation, execution and performance of this Agreement and the Ancillary Agreements, the performance of each Party’s obligations hereunder and under the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; provided, that if the Closing shall occur, each Party’s reasonable and documented costs and expenses will be paid by NewCo without reduction to the applicable transaction consideration. If this Agreement is terminated, each party will bear their own expenses.
Section 9.10   PIPE Investment.
(a)   SPAC shall take, or use its reasonable best efforts to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to obtain the PIPE Investment and consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its commercially reasonable efforts to (x) comply with its obligations under the Subscription Agreements, (y) in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that SPAC controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (z) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that SPAC controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), to cause the applicable PIPE Investor to contribute to SPAC the applicable portion of the PIPE Investment Amount set forth in the applicable Subscription Agreement at or prior to Closing. SPAC shall give the Parent prompt written notice upon (i) becoming aware of any breach or default by any party to any of the Subscription Agreements or any termination (or purported termination) of any of the Subscription Agreements, (ii) the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (iii) if SPAC does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements. SPAC shall not permit, without the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed), any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements.

(b)   Parent, NewCo and Target shall, and shall cause the appropriate officers and employees thereof to, use commercially reasonable efforts to cooperate in connection with (x) the arrangement of any PIPE Investment, and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing shareholders of SPAC (including in the case of clauses (x) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by SPAC, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials, (iii) providing the financial statements and such other financial information regarding NewCo as is reasonably requested in connection therewith, subject to confidentiality obligations reasonably acceptable to the Parent, (iv) taking all corporate actions that are necessary or customary to obtain the PIPE Investment and market the transactions contemplated by this Agreement, and (v) otherwise reasonably cooperating in SPAC’s efforts to obtain the PIPE Investment and market the transactions contemplated by this Agreement.
(c)   The indicative commitments of the PIPE Investment Amount shall be received by the Parties prior to Closing.
Section 9.11   Directors and Officers.
(a)   Indemnification.   Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, neither the Surviving Company nor NewCo shall amend, repeal or modify in a manner adverse to the Indemnified Persons any rights to indemnification, advancement of expenses, exculpation and other limitations on Liability relating to a state of facts existing prior to the Closing to the extent provided in SPAC Governing Documents and the Governing Documents of SPAC in effect as of the Effective Date (“D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable D&O Provisions, any employee, agent or representative of SPAC (whether before or after Closing), the Target Companies (the “Indemnified Persons”). After the Closing, in the event that the Surviving Company, NewCo or any of their successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, the Surviving Company or NewCo, as applicable, shall cause proper provision to be made so that the successors of the Surviving Company or NewCo, as applicable, shall succeed to and be bound by the obligations set forth in this Section 9.11.
(b)   Tail Policy.   At or prior to the Closing Date, Target shall, to the extent reasonably available in the market, purchase and maintain in effect for a period of six (6) years thereafter, policies of directors’ and officers’ liability insurance covering those Persons on the date hereof who are covered by such policies of the Target and SPAC (including, for the avoidance, directors, officers, etc. of SPAC after the Closing Date and directors, officers etc. of the Target prior to and after the Closing Date) with respect to claims arising from facts or events that occurred on or before the Closing and with no less favorable coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, (i) the coverage currently provided by such policy held by SPAC and (ii) the coverage provided by a policy held by a similarly situated company, as such coverage is mutually agreed to by SPAC and the Target.
(c)   Directors and Officers Insurance.   At or prior to the Closing Date, the Parties shall arrange a directors and officers liability insurance policy to take effect as of the Closing in aggregate amount of not less than $3,000,000 insuring each director and officer of NewCo in the amount of at least $700,000, or at such other aggregate and individual amounts as mutually agreed to by SPAC and the Company.

Section 9.12   Post-Closing Directors and Officers of NewCo.   NewCo shall take or cause to be taken all actions as may be necessary or appropriate to ensure that as soon as practical following the Closing:
(a)   The board of directors NewCo shall consist of five directors, comprised of:
(i)   one (1) director, Marc Balkin, or any other such person to be designated prior to Closing by the Sponsor and reasonably acceptable to the Parent;
(ii)   at least one (1) director mutually agreed upon by the Parent and SPAC, which director(s) shall qualify as independent director under Nasdaq rules; and
(iii)   Jody Aufrichtig and Neil Maresky, or any other such person to be designated prior to Closing by the Parent.
(b)   The officers of NewCo shall be as set forth on Schedule 8.12(b)hereto, who shall serve in such capacity in accordance with the terms of the Governing Documents of NewCo following the Closing.
(c)   If any Person nominated pursuant to Section 9.12(a) is not duly appointed, the Parties shall take all necessary action to fill any such vacancy on the board of directors of NewCo with an alternative Person designated pursuant to Section 9.12(a).
Section 9.13   Share Transactions.   During the Pre-Closing Period, except as otherwise contemplated by this Agreement, neither the Target, the Parent, nor any of their Subsidiaries or controlled Affiliates shall engage in any transactions involving the securities of SPAC (other than this Agreement and the Ancillary Agreements).
Section 9.14   Equity Incentive Plan.   Prior to the Closing, the SPAC Board and the board of directors of NewCo will adopt and approve an (i) equity incentive plan of NewCo with (a) an award pool equal to 15% of NewCo’s fully-diluted outstanding stock immediately following the Closing and (b) an annual “evergreen” increase of not more than 1% of the NewCo Common Shares as of each December 31 immediately prior to the day prior to the date of such increase and (ii) employee stock purchase plan that provides employees of NewCo with (a) purchase rights with respect to NewCo Common Shares, with an award pool of up to 5% of NewCo’s fully-diluted outstanding stock immediately following the Closing and (b) an annual “evergreen” increase of not more than 1% of the shares of common stock of NewCo as of each December 31 immediately prior to the day prior to the date of such increase. The terms of such plans shall be mutually agreed upon between the parties. Unless otherwise determined by the Parent, all existing stock options and other equity-linked securities issued by or related to the Parent, including those issued by the Parent for certain employees of the Parent, will be assumed by NewCo and be converted into the right to acquire capital stock of NewCo (preserving the value of such stock options and other securities) separate from such new equity incentive plan.
Section 9.15   Exclusivity.
(a)   Parent and the Target Companies.   From the Effective Date, until the earlier of the Closing and the termination of this Agreement in accordance with Article XI, none of the Target Companies, the Parent, or any of their officers, directors, employees, agents or representatives (including, without limitation, their respective attorneys and accountants), directly or indirectly, shall (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than SPAC and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing SPAC”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing SPAC regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to a Target Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of a Target Company to a Competing SPAC, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit the Parent from taking the actions permitted by the exceptions set forth in Section 8.1(a)(xi) of this Agreement or the related sections of the Parent Disclosure Letter, and any such action shall not be deemed a violation of this Section 9.15(a).
(b)   SPAC.   From the Effective Date, until the earlier of the Closing and the termination of this Agreement in accordance with Article XI, none of SPAC, nor any of their officers, directors, employees, agents or representatives (including, without limitation, their respective attorneys and accountants), directly or indirectly, shall (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Parent and the Target Companies (and their respective representatives, acting in their capacity as such) (a “Competing Target”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Target regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to SPAC or any of its assets or businesses, or afford access to the assets, business, properties, books or records of SPAC to a Competing Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit SPAC from taking the actions permitted by the exceptions set forth in Section 8.1(a)(xi) of this Agreement or the related sections of the SPAC Disclosure Letter, and any such action shall not be deemed a violation of this Section 9.15(b).
Section 9.16   Due Diligence.   Prior to Closing, the parties shall agree on the scope of, and complete, any due diligence.
Section 9.17   Backstop Shares.   Prior to Closing,the Sponsor may transfer up to 3,000,000 SPAC Class B Shares held by Sponsor for reduction of any deferred underwriting fees, or to transfer to non-Affiliate third investors providing backstop financing, non-redemption agreements or other financial support in connection with the transactions contemplated by this Agreement, as determined by SPAC in consultation with the Parent (the “Backstop Shares”). Any of the 3,000,000 Backstop Shares not utilized as envisaged above will be subject to forfeiture by the Sponsor and cancelled, as to be further described and agreed in the Sponsor Support Agreement.
Section 9.18   Sponsor Approval.   Sponsor, by execution and delivery hereof, hereby approves this Agreement, the Merger and the transactions contemplated hereby, consistent with and as required by Section 1(a) of the SPAC Insider Letter.
Section 9.19   Extension Proxy Payments.   Sponsor and SPAC shall prior to Closing, as and when, and in the amount, due from time to time, make the additional deposits into the Trust Account required pursuant to proxy statement and shareholder vote of SPAC completed to extend the date by which SPAC must consummate an initial business combination.
Section 9.20   Parent Disclosure Letter.   SPAC and the Target agree that the Target may deliver an updated Parent Disclosure Letter to SPAC no later than fifteen (15) Business Days after the date of this Agreement (or such later date prior to the Closing as mutually agreed by SPAC and the Target).
ARTICLE X
TAX MATTERS
Section 10.1   Tax Matters.   The Party required by Law to file any Tax Returns with respect to Transfer Taxes shall, at its expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the other Party will cooperate and join in the execution of any such Tax Returns. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

Section 10.2   Tax Cooperation.   SPAC and the Parent agree to retain and furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Target as is reasonably necessary for the filing of all Tax Returns of or with respect to the Target, the making of any election related to Taxes of or with respect to the Target, the preparation for any audit by any Taxing Authority and the prosecution or defense of any claim or other disputes relating to any Tax Return of or with respect to the Target.
ARTICLE XI
TERMINATION
Section 11.1   Termination.   This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows:
(a)   by the mutual written consent of the Parent and SPAC;
(b)   by the Parent or SPAC by written notice to the other Party if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement resulted in or caused such final, non-appealable Order or other action (including, with respect to the Parent, any breach by Target);
(c)   by the Parent or SPAC by written notice to the other Party if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before January 22, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement if such material breach is the primary cause of or has resulted in the failure of the transactions contemplated by this Agreement to be consummated on or before such date;
(d)   by the Parent if SPAC breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Parent obligations to consummate the transactions set forth in Section 4.1(a) or Section 4.1(c) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to SPAC by the Parent, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after receipt of such written notice and the Parent has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to the Parent if it is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;
(e)   by SPAC, if the Parent breaches in any material respect any of its representations or warranties contained in this Agreement or the Parent breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to SPAC’s obligations to consummate the transactions set forth in Section 4.1(a) or Section 4.1(b) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Parent by SPAC, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after the delivery of such written notice and SPAC has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to SPAC if SPAC is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;
(f)   by the Parent or SPAC by written notice to the other Party if the Required Vote is not obtained at the SPAC Shareholder Meeting (subject to any adjournment or postponement thereof); and
(g)   by Parent if Subscription Agreements for PIPE Investment evidencing indicative commitments for (or funding of) and non-redemption agreements totaling at least $20 million in the aggregate have not been received by Closing; or

(h)   by Parent or SPAC if SPAC Transaction Expenses exceeds seven million dollars ($7,000,000).
Section 11.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the agreements contained in Section 9.8, Section 9.9, this Section 11.2 and Article XI of this Agreement survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its fraud or its material breach of this Agreement.
ARTICLE XII
MISCELLANEOUS
Section 12.1   Amendment and Waiver.   No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Sponsor, SPAC, the Parent, the Target and NewCo. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment or waiver may occur after the approval of SPAC Shareholder Voting Matters at SPAC Shareholder Meeting so long as such amendment or waiver would not require the further approval of SPAC Shareholders under applicable Law without such approval having first been obtained.
Section 12.2   Non-Survival of Representations and Warranties.   None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing.
Section 12.3   Notices.   All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 12.3, notices, demands and other communications to the Parent, the Target, Merger Sub, NewCo and SPAC shall be sent to the addresses indicated below:
Notices to the Parent, Merger Sub, NewCo and Target	with copies to (which shall not constitute notice):
Psyence Biomed II Corp. 121 Richmond Street West, Penthouse Suite, 1300 Toronto, Ontario M5H 2K1 Attn: Taryn Vos, General Counsel Telephone No: +27 744 604 171 Email: Taryn@Psyence.com	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Fl.,
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
       Lloyd N. Steele, Esq.
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com
lsteele@egsllp.com
Psyence Group Inc. 121 Richmond Street West, Penthouse Suite, 1300	— and to — WeirFoulds LLP

Toronto, Ontario M5H 2K1 Attn: Taryn Vos, General Counsel Telephone No: +27 744 604 171 Email: Taryn@Psyence.com	66 Wellington Street West, Suite 4100 Toronto, ON M5K 1B7 Attn: Rob Eberschlag T: 416-365-1110 Email: reberschlag@weirfoulds.com
Notices to SPAC:	with copies to (which shall not constitute notice):
Newcourt Acquisition Corp. 2201 Broadway, Suite 705 Oakland, CA 94612 Attention: Marc Balkin, CEO E-mail: marc@balkinand.co	McDermott Will & Emery LLP One Vanderbilt Avenue New York, New York 10017 Attn: Ari Edelman, Esq. Telephone No.: (212) 547-5372 Email: aedelman@mwe.com
Section 12.4   Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 12.4 shall be null and void.
Section 12.5   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
Section 12.6   Interpretation.   The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure Letter, Schedule or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Letter, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Disclosure Letter, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 12.6 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Letters, all material amendments and modifications thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate section of the applicable Disclosure Letter. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP (with respect to SPAC) or IFRS (with respect to Parent or NewCo). Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.
Section 12.7   Entire Agreement.   This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including that certain non-binding letter of intent among SPAC and the Parent, dated as of December 16, 2022, as amended and the Original Business Combination Agreement), whether written or oral, relating to such subject matter in any way, and upon the effectiveness of this Agreement, the Original Business Combination Agreement shall no longer have any force or effect. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary SPAC and an ordinary seller in an arm’s-length transaction.
Section 12.8   Counterparts; Electronic Delivery.   This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.
Section 12.9   Governing Law; Jurisdiction; Waiver of Jury Trial.   This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any other state court of the State of Delaware or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any other state court of the State of Delaware or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this

Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in any other state court of the State of Delaware or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 12.3. Nothing in this Section 12.9 shall affect the right of any Party to serve legal process in any other manner permitted by Law. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9.
Section 12.10   Trust Account Waiver.   The Parent and the Target Companies acknowledge that SPAC has established the Trust Account for the benefit of its public SPAC Shareholders, which contains the proceeds of its initial public offering and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders and certain other parties (including the underwriters of the initial public offering). For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parent and the Target Companies each hereby agrees they do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Parent and the Target Companies each hereby irrevocably waives any Released Claims that they may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with SPAC, Sponsor or any of their Affiliates and will not seek recourse against the Trust Account for any reason whatsoever; provided that (a) nothing in this Agreement shall serve to limit or prohibit the Parent’s or Target’s right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to redemptions by SPAC’s public shareholders) to the Parent in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing herein shall serve to limit or prohibit any claims that the Parent or the Target Companies may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).
Section 12.11   Specific Performance.   Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.11 shall not be required to provide any bond or other security in connection with any such injunction.
Section 12.12   No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Indemnified Persons and Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder).
Section 12.13   Disclosure Letters and Exhibits.   The Disclosure Letters and any exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of a Disclosure Letter shall be deemed disclosed in each other Section of the applicable Disclosure Letter to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Letter. The headings contained in the Disclosure Letters are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Letters or this Agreement. The Disclosure Letters are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Letters shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Letters shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Letters in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Disclosure Letters is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Disclosure Letters relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Letters, the Parent does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Letters shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.
Section 12.14   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a corporation, company, partnership, exempted limited partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 12.14.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
NEWCOURT ACQUISITION CORP
By:
/s/ Marc Balkin

Name: Marc Balkin
Title:   Chief Executive Officer

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
NEWCOURT SPAC SPONSOR LLC
By:
Tabula Rasa Ltd

Its:
Manager

By:
Fiducia Trustees Ltd.

Its:
Sole Corporate Director

By:
/s/ Carl Linde

Name: Carl Linde
Title:   Director

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
PSYENCE GROUP INC.
By:
/s/ Neil Maresky

Name: Neil Maresky
Title:   CEO and Director

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
PSYENCE BIOMED II CORP.
By:
/s/ Neil Maresky

Name: Neil Maresky
Title:   CEO and Director

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
PSYENCE BIOMED CORP.
By:
/s/ Neil Maresky

Name: Neil Maresky
Title:   CEO and Director

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
PSYENCE BIOMEDICAL LTD.
By:
/s/ Neil Maresky

Name: Neil Maresky
Title:   CEO and Director

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Business Combination Agreement to be duly executed as of the date first above written.
PSYENCE (CAYMAN) MERGER SUB
By:
/s/ Neil Maresky

Name: Neil Maresky
Title:   Sole Director

Annex B
Ministry of Public and Business Service Delivery
Articles of Incorporation
Business Corporations Act
1. Corporation Name
PSYENCE BIOMEDICAL LTD.
2. Registered Office Address
121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
3. Number of Directors
Minimum/Maximum	Min 3 / Max 10
4. The first director(s) is/are:
Full Name Resident Canadian Address for Service	JODY AUFRICHTIG No 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
Full Name Resident Canadian Address for Service	WARWICK RON CORDEN-LLOYD No 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
Full Name Resident Canadian Address for Service	NEIL SHANE MARESKY Yes 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”:
None
6. The classes and any maximum number of shares that the corporation is authorized to issue:
The Corporation is authorized to issue an unlimited number of common shares.
The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.
Director/Registrar, Ministry of Public and Business Service Delivery

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors’ authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter “Not Applicable”:
COMMON SHARES
1. The rights, privileges, restrictions and conditions attaching to the common shares are as follows:
(a) Dividends. Subject to the provisions of the Business Corporations Act (Ontario) (the “Act”) and the rights of the holders of any class of shares entitled to receive dividends in priority to the common shares, the holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.
(b) Participation upon Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.
(c) Voting Rights. The holders of the common shares shall be entitled to receive notice of and to attend any meeting of shareholders of the Corporation, other than meetings of the holders of another class or series of shares, at which meeting each holder shall be entitled to one (1) vote for each common share held.
8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”:
Nil
9. Other provisions, if any. Enter other provisions, or if no other provisions enter “None”:
Nil
10. The name(s) and address(es) of incorporator(s) are:
Full Name Address for Service	JODY AUFRICHTIG 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
Full Name Address for Service	NEIL SHANE MARESKY 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
Full Name Address for Service	WARWICK RON CORDEN-LLOYD 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, Canada, M5H 2K1
The articles have been properly executed by the required person(s).

Supporting Information — Nuans Report Information
Nuans Report Reference #	121938495
Nuans Report Date	June 23, 2023

Ministry of Public and Business Service Delivery Ministère des Services au public et aux entreprises
Certificate of Incorporation	Certificat de constitution
Business Corporations Act	Loi sur les sociétés par actions
PSYENCE BIOMEDICAL LTD.

Corporation Name / Dénomination sociale
1000582144

Ontario Corporation Number / Numéro de société de l’Ontario
This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le
June 29, 2023 / 29 juin 2023
Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions
The Certificate of Incorporation is not complete without the Articles of Incorporation.	Le certificat de constitution n’est pas complet s’il ne contient pas les statuts constitutifs.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.	Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Director/Registrar	Directeur ou registrateur

Annex C
BY-LAW NO. 1A
A by-law relating generally to the transaction of the business and affairs of
PSYENCE BIOMEDICAL LTD.
Contents
Section	Subject
1	Interpretation
2	Directors
3	Protection of Directors, Officers and Others
4	Shareholders
5	Advance Notice of Nomination of Directors
6	Effective Date
7	Repeal

IT IS HEREBY ENACTED as By-law No. 1A of Psyence Biomedical Ltd. (the Corporation) as follows:

1
Interpretation

1.1
Statutory References

In the by-laws of the Corporation, Act means the Business Corporations Act (Ontario) and the regulations made thereto, as from time to time amended, and every statute that may be substituted therefor, and in the case of such amendment or substitution, any reference to the Act in the by- laws of the Corporation refers to the amended or substituted provisions therefor.

1.2
Conflict with the Act and Articles

To the extent that there is any conflict or inconsistency between by-laws and the Act or the Articles of the Corporation, the Act or Articles will govern.

1.3
Number and Gender

Any reference in this Agreement to gender includes all genders and words importing the singular include the plural and vice versa.

1.4
Defined Terms:

“Affiliate” when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person. For purpose of this definition: (a) “control”, as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise, and (b) “controlled by” or under “common control with” have correlative meanings.
“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, each state of the United States of America, and the United States of America, as amended from time to time, the rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each such jurisdiction.
“Articles” has the meaning given to it in the Act.
“Associate” has the meaning given to it in the Act.
“Close of Business” means 5:00 p.m. (Toronto time) on a business day in that city.
“Meeting Notice Date” means the date on which the first notice to the shareholders or first Public Announcement of the date of the meeting of shareholders was issued by the Corporation.
“meeting of shareholders” means an annual, an annual and special meeting or a special meeting (which is not an annual and special meeting) of shareholders.
“Nominating Shareholder” has the meaning given to it in Section 5.1(c).
“Nomination Notice” has the meaning given to it in Section 5.3.
“person” means any individual or entity.
“Proposed Nominee” has the meaning given to it in Section 5.4(a).
“Public Announcement” means disclosure in (a) a press release reported in a national news service in the jurisdiction of the securities exchange or other trading market on which the Corporation’s shares are primarily listed on, or quoted for trading, or (b) a document publicly filed by the Corporation or its transfer agent and registrar under the Corporation’s profile on EDGAR.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval System at https://www.sec.gov/edgar/.
“special meeting” includes a meeting of any class or classes of shareholders, and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

2
Directors

2.1
Place

Meetings of directors may be held at the registered office of the Corporation or any other place within or outside Canada. In any financial year of the Corporation, a majority of the meetings of the board of directors (the board) need not be held within Canada.

2.2
Notice

Subject to any resolution of the board, meetings of the board may be called at any time by the executive chair of the board, the chair of the board or the president or any vice-president who is a director, or any two directors. Notice of the time and place for holding any meeting of the board and the general nature of the business to be transacted thereat will be given by the secretary of the Corporation at least 24 hours prior to the time fixed for the meeting.

2.3
Quorum.

The board may, from time to time, fix by resolution the quorum for meetings of the board, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be. Where the Corporation has fewer than three directors, all directors must be present to constitute a quorum. Until otherwise fixed, a majority of directors in office, from time to time, will constitute a quorum.

2.4
First Meeting of the New Board

For the first meeting of the board to be held following the election of directors at an annual or special meeting of the shareholders, or for a meeting of the board at which a director is appointed to fill a vacancy on the board, no notice of such meeting need be given to the newly elected or appointed director(s) in order for the meeting to be duly constituted, provided a quorum of the directors is present.

2.5
Chair

The chair of any meeting of the board shall be the first mentioned of the following officers who is a director and present at the meeting: the executive chair of the board, the chair of the board, the chief executive officer or the president. If such officer is not present, the directors present will choose one of their number to be chair of the meeting.

2.6
Votes to Govern

All questions arising at any meeting of the board will be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote in addition to his original vote.

3
Protection of Directors, Officers and Others

3.1
Indemnity

Subject to the Act and any other applicable law, the Corporation shall indemnify each director and officer of the Corporation, each former director and officer of the Corporation, and each other individual who acts or acted at the Corporation’s request as a director or officer or in a similar capacity of another entity against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party or involved in by reason of being or having been a director or officer of the Corporation or such other entity at the request of the Corporation or in a similar capacity (excluding any proceeding initiated by such individual other than to establish a right of indemnification) provided:

(a)
the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that his conduct was lawful.

3.2
Advances for Costs

The Corporation shall, to the full extent permitted by law, advance monies to an individual referred to in section 3.1 for costs, charges, and expenses of a proceeding referred to in section 3.1 provided such individual shall repay the monies advanced if the individual does not fulfill the conditions of indemnification set out in the Act.

3.3
Indemnification Agreements

The Corporation is authorized to enter into any agreement evidencing and setting out the terms and conditions of, an indemnity in favour of any of the persons referred to in section 3.1.

3.4
Director and Officer Insurance

The Corporation may purchase, maintain or participate in insurance against the risk of its liability to indemnify pursuant to this by-law or otherwise.

3.5
Right not Exclusive

The right of any person to indemnification granted by this by-law is not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors, at law or otherwise.

4
Shareholders

4.1
Chair, Secretary and Scrutineer

The chair of any meeting of shareholders will be the first mentioned of such of the following officers who is present at the meeting: executive chair of the board, chair of the board, chief executive officer, president, chief financial officer or a vice-president. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote thereat will choose one of their number to be chair of the meeting. If present, the secretary of the Corporation shall be secretary of the meeting. If the secretary is absent, the chair of the meeting shall appoint another person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more persons, who need not be shareholders, may be appointed to act as scrutineers by the chair of the meeting.

4.2
Quorum

A quorum of shareholders is present at a meeting of shareholders if two holders of issued and outstanding shares holding in the aggregate not less than 25% of shares entitled to vote at the meeting are present in person or represented by proxy at the start of any meeting of shareholders.

4.3
Adjournment

The chair of any meeting of shareholders may, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting from time to time and place to place, subject to conditions as such persons may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

4.4
Votes to Govern

Unless otherwise required by the provisions of the Act, the Articles, or these By-laws, at all meetings of shareholders every question shall be decided by the majority of the votes duly cast on the question. In the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

4.5
Meeting Held by Electronic Means

A meeting of shareholders may be held by telephonic or electronic means and a shareholder, proxyholder or shareholder’s representative who, through those means, votes at a meeting or establishes a communications link to the meeting shall be deemed to be present at that meeting.

5
Advance Notice of Nomination of Directors

5.1
Nomination Procedures.

Subject to the Act, Applicable Securities Laws, and the Articles, only those individuals nominated in accordance with the procedures set out in this Section 5 shall be eligible for the election to the board. Nominations of persons for election to the board may only be made at any annual meeting of shareholders, or at a special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, as follows:

(a)
by or at the direction of the board, including pursuant to a notice of meeting;

(b)
by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of shareholders meeting by one or more shareholders made in accordance with the Act; or

(c)
by any person (a “Nominating Shareholder”) who:

(i)
at the close of business on the date of giving the Nomination Notice set out in Section 5.3, and on the record date for determining shareholders entitled to vote at such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting [and provides evidence of such beneficial ownership to the Corporation]; and

(ii)
complies with the notice procedures set forth in this Section 5.

5.2
Exclusive Means.

For the avoidance of doubt, the procedures set forth in this Section 5 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual or special meeting of shareholders of the Corporation.

5.3
Timely Notice.

A Nominating Shareholder must give written notice of its director nomination (the contents of such notice are set out in this Section 5 (such notice, a “Nomination Notice”)) to the secretary of the Corporation even if such matter is already the subject of a notice to the shareholders or a Public Announcement. The Nomination Notice must be received by the Corporation:

(a)
in the case of an annual meeting of shareholders, not less than 30 days before the date of such meeting;

(b)
in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for the purpose of conducting other business), not later than the close of business on the 15th day after the Meeting Notice Date.
In the event of an adjournment or postponement of an annual meeting or special meeting of shareholders or any announcement thereof, a new time period shall commence for the giving of a timely notice under this Section 5.3.

5.4
Nomination Notice Information.

To be in proper written form, a Nomination Notice must comply with this Section 5 and must disclose or include, as applicable:

(a)
as to each person whom the Nominating Shareholder proposes to nominate for election as a director (each a “Proposed Nominee”):

(i)
the name, age and business and residential address of the Proposed Nominee;

(ii)
the principal occupation, business or employment of the Proposed Nominee, both at present and within the five years preceding the notice;

(iii)
the number of securities of each class of securities of the Corporation beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee,

as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such Nomination Notice;

(iv)
a description of any relationship, agreement, arrangement or understanding (including financial, compensatory or indemnity related) between the Nominating Shareholder and the Proposed Nominee, or any Affiliates or Associates of, or any person acting jointly or in concert with the Nominating Shareholder or the Proposed Nominee, in connection with the Proposed Nominee’s nomination and election as a director;

(v)
whether the Proposed Nominee is a party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Corporation or its Affiliates or any other third party which may give rise to a real or perceived conflict of interest between the interests of the Corporation and the interests of the Corporation and the interests of the Proposed Nominee;

(vi)
a duly completed personal information form in respect of the Proposed Nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Corporation are then listed for trading;

(vii)
any other information relating to the Proposed Nominee that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to the Act or Applicable Securities Laws; and

(b)
as to each Nominating Shareholder:

(i)
the name, business and, if applicable, residential address of such Nominating Shareholder;

(ii)
the number of securities of each class of securities of the Corporation (or any of its subsidiaries) beneficially owned, or controlled or directed, directly or indirectly, by such Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert (and, for each such person, any options or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the value or delivery, payment or settlement obligations are derived from, referenced to or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) with respect to the Corporation or any of its securities, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such Nomination Notice;

(iii)
the interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which may be to alter, directly or indirectly, such Nominating Shareholder’s economic interest in a security of the Corporation or such Nominating Shareholder’s economic exposure to the Corporation;

(iv)
full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the board;

(v)
a representation and proof that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(vi)
a representation as to whether such Nominating Shareholder intends to deliver a proxy circular and form of proxy to any shareholder of the Corporation in connection with the election of directors or otherwise solicit proxies of votes from shareholders of the Corporation in support of such nomination; and

(vii)
any other information relating to such Nominating Shareholder that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to the Act or Applicable Securities Laws; and

(c)
a written consent duly signed by each Proposed Nominee to being named as a nominee for election to the board and to serve as a director of the Corporation, if elected.

Reference to “Nominating Shareholder” in this Section 5.4 shall be deemed to refer to each shareholder that nominates or seeks to nominate a person for election as a director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

5.5
Additional Information.

The Corporation may require any Proposed Nominee to furnish such other information, including completion of a director’s questionnaire, as may be reasonably required by the Corporation to determine whether the Proposed Nominee would be considered “independent” under the relevant standards contemplated by Applicable Securities Laws or any stock exchange rules that may be applicable to the Corporation in the same manner as such standards are applicable to the Corporation’s other directors.

5.6
Compliance.

In addition to the provisions of this Section 5, a Nominating Shareholder and any Proposed Nominee shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth in this Section 5.

5.7
Currency of Notice.

All information to be provided in a Nomination Notice shall be provided as of the date of such Nomination Notice. To be considered timely and in proper form, a Nomination Notice shall be promptly updated and supplemented, if necessary, by the Nominating Shareholder so that the information provided or required to be provided in such Nomination Notice shall be true and correct as of the record date for the meeting.

5.8
Delivery of Notice.

Notwithstanding any other provision of this By-law, a Nominating Shareholder shall deliver the Nomination Notice to the Corporation’s registered office. A Nomination Notice shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid).

5.9
Power of the Chair.

The chair of any meeting of shareholders of the Corporation shall have the power to determine whether a nomination was made in accordance with the provisions of this Section 5 and, if any proposed nomination is not in compliance with this Section 5, to declare that such defective nomination shall not be disregarded.

5.10
Waiver

The board may, in its sole discretion, waive any requirement in this By-law.

6
Effective Date

This by-law will come into force on the date when made by the board in accordance with the Act.

7
Repeal

Upon this by-law coming into force, a general by-law of the Corporation is repealed providing that such repeal shall not affect the previous operations of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.
The foregoing resolutions are, by the signatures below of the directors of the Corporation, passed by the Board of Directors of the Corporation pursuant to the provisions of Section 129(1) of the Business Corporations Act (Ontario).
DATED as of the 23rd day of October, 2023.

Jody Aufrichtig

Warwick Ron Corden-Lloyd

Neil Shane Maresky

The undersigned being the sole shareholder of the Corporation entitled to vote in respect of the foregoing by-law, by its signature below resolves pursuant to Section 104(1)(a) and (b) of the Business Corporations Act (Ontario) that the foregoing by-law shall be and it is hereby confirmed as a by-law of the Corporation.
DATED as of the 23rd day of October, 2023.
PSYENCE GROUP INC.

per:

Name:
Neil Maresky

Title:
Director

Annex D
Plan of Merger
Between
Psyence (Cayman) Merger Sub (Company Number: 401873)
and
Newcourt Acquisition Corp (Company Number: 372114)
the surviving company of the merger being
Newcourt Acquisition Corp

This plan of merger (Plan) is dated [                 ]
PARTIES:

1
Newcourt Acquisition Corp, an exempted company incorporated in the Cayman Islands and having its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Surviving Company); and

2
Psyence (Cayman) Merger Sub, an exempted company incorporated in the Cayman Islands and having its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Merging Company), (the Merging Company and the Surviving Company are together the Companies).

RECITALS:

A
On the date of this Plan, the Surviving Company has an authorised share capital of US$11,100 divided into 100,000,000 class A ordinary shares of US$0.0001 par value per share, 10,000,000 class B ordinary shares of US$0.0001 par value per share and 1,000,000 preference shares of US$0.0001 par value per share, of which 2,253,021 class A ordinary shares are in issue, 6,535,000 class B ordinary shares are in issue and no preference shares are in issue.

B
On the date of this Plan, the Merging Company has an authorised share capital of US$50,000 divided into 50,000 ordinary shares of US$1.00 each, of which one (1) ordinary share is in issue, which is held by Psyence Biomedical Ltd. (NewCo).

C
The directors of the Companies deem it advisable that, and have resolved that, the Companies merge, pursuant to Part XVI of the Companies Act (Revised) (the Companies Act) and upon the terms and subject to the conditions of this Plan and that certain Amended and Restated Business Combination Agreement, dated as of 31 July 2023 by and among the Companies, NewCo, Newcourt SPAC Sponsor LLC (Sponsor), Psyence Group Inc., Psyence Biomed Corp. and Psyence Biomed II Corp. (as may be further amended and/or amended and restated, the Business Combination Agreement), intending that the business carried on by the Merging Company shall, from the Effective Date (as defined below), be carried on by the Surviving Company.

AGREEMENT:

1
Definitions and interpretation

1.1
Terms not otherwise defined in this Plan shall have the meanings given to them in the Business Combination Agreement, a copy of which is annexed hereto at Annex A.

2
Merger

Upon the terms and subject to the conditions set forth below, at the Effective Date (as defined in clause 3), the Merging Company shall be merged with and into the Surviving Company (the Merger), after which the separate existence of the Merging Company shall cease and the Surviving Company shall be the surviving entity and shall continue to operate under its current name.

3
Effective Date

The Merger shall be effective on the date that the Plan is registered by the Registrar of Companies for the Cayman Islands (such date being the Effective Date).

4
Terms and conditions

4.1
Upon the Effective Date (but not before), the rights, property, business, undertaking, goodwill, benefits, immunities and privileges of the Merging Company shall vest in the Surviving Company in accordance with Section 236(1)(b) of the Companies Act, and the Surviving Company shall become liable for and subject, in the same manner as the Merging Company, to all mortgages, charges and security interests, and all contracts, obligations, claims, debts and liabilities of the Merging Company in accordance with Section 236(1)(c) of the Companies Act.

4.2
Upon the Effective Date, the Merging Company shall be struck from the Register of Companies.

5
Shares

5.1
On the Effective Date, each ordinary share issued and outstanding immediately in the Merging Company prior to the Merger shall be, by virtue of the Merger, automatically and without any action on the part of the holder thereof, cancelled in exchange for the right to receive one ordinary share of par value US$0.0001 per share in the Surviving Company.

5.2
On the Effective Date:

(a)
all the class A ordinary shares issued and outstanding immediately prior to the Merger in the Surviving Company shall, automatically and without any action on the part of the holder thereof, be cancelled in exchange for the right to receive NewCo Common Shares in accordance with the terms and conditions of the Business Combination Agreement; and

(b)
all the class B ordinary shares issued and outstanding immediately prior to the Merger in the Surviving Company shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be cancelled in exchange for the right to receive NewCo Common Shares in accordance with the terms and conditions of the Business Combination Agreement.

5.3
From the Effective Date, the rights and restrictions attaching to the shares of the Surviving Company are set out in the M&A (as defined below).

6
Memorandum and articles of the Surviving Company

From the Effective Date, the existing amended and restated memorandum and articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and the substitution in their place of the memorandum and articles of association in the form annexed hereto as Annex B (M&A).

7
Directors

7.1
The name and address of the sole director of the Surviving Company is:

Name	Address
[ ]	[ ]

7.2
No director of the Surviving Company or the Merging Company has received or will receive any benefit consequent upon the Merger.

8
Secured creditors

8.1
Neither the Surviving Company nor the Merging Company has any secured creditors.

9
Termination / amendment

At any time before the Effective Date this Plan may be:

(a)
terminated by the directors of the Surviving Company or the Merging Company; or

(b)
amended by the directors of the Surviving Company or the Merging Company to change the Effective Date (provided that the new Effective Date complies with the Act) or to change any other matter permitted by Section 235(1) of the Companies Act.

[Signature page follows.]

Signed for and on behalf of Newcourt Acquisition Corp

Signature
Director
Signed for and on behalf of Psyence (Cayman) Merger Sub

Signature
Director

Annex A
Business Combination Agreement

Annex B
Memorandum and Articles of Association of Surviving Company

Annex E
PSYENCE BIOMEDICAL LTD.
2023 EQUITY INCENTIVE PLAN

1.
Purpose.   The purposes of this Plan are to:

(a)
attract, retain, and motivate Employees, Directors, and Consultants,

(b)
provide additional incentives to Employees, Directors, and Consultants, and

(c)
promote the success of the Company’s business,

by providing Employees, Directors, and Consultants with opportunities to acquire the Company’s Shares, or to receive monetary payments based on the value of such Shares. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s Employees, Directors, and Consultants to those of its shareholders.

2.
Definitions.   As used herein, the following definitions will apply:

(a)
“Administrator” means a committee of at least one Director of the Company as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(b)
“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under corporate laws, securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)
“Award” means, individually or collectively, a grant under the Plan of Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, or Other Share-Based Awards.

(d)
“Award Agreement” means the written or electronic agreement, consistent with the terms of the Plan, between the Company and the Participant, setting forth the terms, conditions, and restrictions applicable to each Award granted under the Plan.

(e)
“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a committee to whom the Board has delegated authority to administer any aspect of this Plan.

(f)
“Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, consulting, severance, or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance, or similar agreement containing such definition, “Cause” means:

(i)
any willful, material violation by the Participant of any law or regulation applicable to the business of the Company, a Subsidiary, or other affiliate of the Company;

(ii)
the Participant’s conviction for, or guilty plea to, a felony (or crime of similar magnitude under Applicable Laws) or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, act of material dishonesty, embezzlement, or misappropriation or similar conduct against the Company, a Subsidiary, or other affiliate of the Company;

(iii)
the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, a Subsidiary, other affiliate of the Company, or any other entity having a business relationship with any of the foregoing;

(iv)
any material breach or violation by the Participant of any fiduciary duties or duties of care to the Company or provision of any agreement or understanding between the Company, a  Subsidiary, or other affiliate of the Company and the Participant regarding the terms of the Participant’s service as an Employee, officer, Director, or Consultant to the Company, a Subsidiary, or other affiliate of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, officer, Director, or Consultant of the Company, a Subsidiary, or other affiliate of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment, confidentiality, non-competition, non-solicitation, restrictive covenant, or similar agreement between the Company, a Subsidiary, or other affiliate of the Company and the Participant;

(v)
the Participant’s gross misconduct or incompetence in the performance of the Participant’s duties or obligations to the Company, a Subsidiary, or other affiliate of the Company;

(vi)
any refusal by the Participant to carry out a reasonable directive of the chief executive officer, the Board or the Participant’s direct supervisor, which involves the business of the Company, a Subsidiary, or other affiliate of the Company and was capable of being lawfully performed;

(vii)
the Participant’s violation of the code of ethics of the Company or any Subsidiary;

(viii)
the Participant’s disregard of the policies of the Company, a Subsidiary, or other affiliate of the Company so as to cause loss, harm, damage, or injury to the property, reputation, or employees of the Company, a Subsidiary, or other affiliate of the Company;

(ix)
any other misconduct by the Participant that is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company, a Subsidiary, or other affiliate of the Company; or

(x)
any other act, omission, or circumstance that constitutes cause at law to terminate the employment of an employee without notice or compensation in lieu of notice.

(g)
“Change in Control” means the occurrence of any of the following events:

(i)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)
the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)
a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)
the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(h)
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)
“Company” means Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada, or any successor thereto.

(j)
“Consultant” means a consultant or adviser who provides bona fide services to the Company, its Parent, or any Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(k)
“Director” means a member of the Board.

(l)
“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of an Award other than an Incentive Share Option, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(m)
“Effective Date” shall have the meaning set forth in Section 24.

(n)
“Employee” means any person, including officers and Directors, employed by the Company, its Parent, or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p)
“Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i)
if the Shares are readily tradable on an established securities market, its Fair Market Value will be the volume weighted average trading price for such shares during the thirty (30) days immediately preceding the day of determination;

(ii)
if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)
if the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A. The Administrator’s determination shall be conclusive and binding on all persons.

(q)
“Incentive Share Option” means a Share Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(r)
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

(s)
“Nonqualified Share Option” means a Share Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Share Option.

(t)
“Other Share-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 11.

(u)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(v)
“Participant” means the holder of an outstanding Award granted under the Plan.

(w)
“Period of Restriction” means the period during which the transfer of Restricted Shares is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

(x)
“Plan” means this Psyence Biomedical Ltd. 2023 Equity Incentive Plan, as amended and restated.

(y)
“Restricted Shares” means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 or issued pursuant to the early exercise of a Share Option.

(z)
“Restricted Share Unit” or “RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 10.

(aa)
“Service” means service as a Service Provider. In the event of any dispute over whether and when Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(bb)
“Service Provider” means an Employee, Director, or Consultant, including any prospective Employee, Director, or Consultant who has accepted an offer of employment or service and will be an Employee, Director, or Consultant after the commencement of their service.

(cc)
“Share Appreciation Right” or “SAR” means an Award pursuant to Section 8 that is designated as a SAR.

(dd)
“Shares” means the Company’s common shares without par value.

(ee)
“Share Option” means an option granted pursuant to the Plan to purchase Shares, whether designated as an Incentive Share Option or a Nonqualified Share Option.

(ff)
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(gg)
“Substitute Award” has the meaning set forth in Section 3(d).

3.
Awards.

(a)
Award Types.   The Plan permits the grant of Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, and Other Share-Based Awards.

(b)
Award Agreements.   Awards shall be evidenced by Award Agreements (which need not be identical) in such forms as the Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreements, the provisions of the Plan shall prevail.

(c)
Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with Applicable Laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(d)
Substitute Awards.   In connection with an entity’s merger or consolidation with the Company, any Subsidiary, or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other shares or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Plan Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided below in Section 4(c), (d), or (e) below), except that Shares acquired by exercise of substitute Incentive Share Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Share Options under Section 4(f). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan (so long as not adopted in contemplation of such acquisition or combination), the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan, and shall not reduce the Plan Share Limit (and Shares available for Awards under the Plan as provided below in Section 4(c), (d), or (e) below); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.
Shares Available for Awards.

(a)
Basic Limitation.   Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is                   (1) (the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

(b)
Annual Increase in Available Shares.   On the first day of each calendar year during the term of the Plan, commencing on January 1, 2025 and continuing until (and including) January 1, 2034, the number of Shares available under the Plan Share Limit shall automatically increase by a number equal to the lesser of (i) one percent (1%) of the total number of Shares issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of Shares determined by the Board.

(c)
Awards Not Settled in Shares Delivered to Participant.   Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of the Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Share Options.

(d)
Cash-Settled Awards.   Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(e)
Lapsed Awards.   If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(1)
15% of the fully-diluted outstanding stock immediately following the Closing.

(f)
Code Section 422 Limitations.   No more than [           ] Shares (subject to adjustment pursuant to Section 14) may be issued under the Plan upon the exercise of Incentive Share Options.

(g)
Share Reserve.   The Company, during the term of the Plan, shall at all times keep available such number of Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

5.
Administration.   The Plan will be administered by the Administrator.

(a)
Powers of the Administrator.   Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion to:

(i)
determine Fair Market Value;

(ii)
select the Service Providers to whom Awards may be granted;

(iii)
determine the type or types of Awards to be granted to Participants under the Plan and number of the Shares to be covered by each Award;

(iv)
approve forms of Award Agreements for use under the Plan;

(v)
determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting criteria or Periods of Restriction, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)
construe and interpret the terms of the Plan, any Award Agreement, and Awards granted pursuant to the Plan;

(vii)
prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable tax laws;

(viii)
modify or amend each Award (subject to Section 18(c)), including (A) the discretionary authority to extend the post-termination exercisability period of Awards and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix)
allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of the Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)
authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)
allow a Participant to defer the receipt of the payment of cash or the delivery of the Shares that would otherwise be due to such Participant under an Award, subject to compliance (or exemption) from Code Section 409A;

(xii)
determine whether Awards will be settled in cash, Shares, other securities, other property, or in any combination thereof;

(xiii)
determine whether Awards will be adjusted for dividend equivalents;

(xiv)
create Other Stock-Share Awards for issuance under the Plan;

(xv)
impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvi)
make all other determinations and take any other action deemed necessary or advisable for administering the Plan and due compliance with Applicable Laws, stock market or exchange rules or regulations or accounting or tax rules or regulations.

(b)
Prohibition on Repricing.   Notwithstanding anything to the contrary in Section 5(a) and except for an adjustment pursuant to Section 14 or a repricing approved by shareholders, in no case may the Administrator (i) amend an outstanding Share Option or SAR Award to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Share Option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Share Option or SAR in exchange for a Share Option or SAR with an exercise price that is less than the exercise price of the original Award.

(c)
Section 16.   To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a committee of two or more Non-Employee Directors.

(d)
Delegation of Authority.   Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with Applicable Law (except that such delegation shall not apply to any Award for a Participant then covered by Section 16 of the Exchange Act), and the Administrator may delegate to one or more committees of the Board (which may consist solely of one Director) some or all of its authority under this Plan, including the authority to grant all types of Awards, in accordance with Applicable Law. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

(e)
Effect of Administrator’s Decision.   The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including Participants and any other holders of Awards.

6.
Eligibility.   The Administrator has the discretion to select any Service Provider to receive an Award, although Incentive Share Options may be granted only to Employees. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.
Share Options.   The Administrator, at any time and from time to time, may grant Share Options under the Plan to Service Providers. Each Share Option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:

(a)
Exercise Price.   The per share exercise price for Shares to be issued pursuant to exercise of a Share Option will be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant, subject to Section 7(e). Notwithstanding the foregoing, in the case of a Share Option that is a Substitute Award, the exercise price for Shares subject to such Share Option may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A.

(b)
Exercise Period.   Share Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Share Option shall be exercisable later than ten (10) years after the date it is granted. Share Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition.

(c)
Payment of Exercise Price.   To the extent permitted by Applicable Laws, the Participant may pay the Share Option exercise price by:

(i)
cash;

(ii)
check;

(iii)
surrender of other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

(iv)
if approved by the Administrator, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Share Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

(v)
if approved by the Administrator for a Nonqualified Share Option, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Share Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Share Option divided by the Fair Market Value on the date of exercise;

(vi)
such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)
any combination of the foregoing methods of payment.

(d)
Exercise of Share Option.

(i)
Procedure for Exercise.   Any Share Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Share Option may not be exercised for a fraction of a Share. Exercising a Share Option in any manner will decrease the number of Shares thereafter available for purchase under the Share Option, by the number of Shares as to which the Share Option is exercised.

(ii)
Exercise Requirements.   A Share Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement)

from the person entitled to exercise the Share Option, and (B) full payment of the exercise price (including provision for any applicable tax withholding).

(iii)
Non-Exempt Employees.   If a Share Option is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Share Option will not be first exercisable for any Shares until at least six (6) months following the date of grant of the Share Option (although the Share Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (A) if such non-exempt Employee dies or suffers a Disability, (B) upon a Change in Control in which such Share Option is not assumed, continued, or substituted, or (C) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company or a Subsidiary, or, if no such definition, in accordance with the then current employment policies and guidelines of the Company or employing Subsidiary), the vested portion of any Share Option may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Share Option will be exempt from the Participant’s regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting, or issuance of any Shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 7(d)(iii) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

(iv)
Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, the Participant may exercise the Share Option within such period of time as is specified in the Award Agreement to the extent that the Share Option is vested on the date of termination (but in no event later than the expiration of the term of such Share Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Share Option will remain exercisable for three (3) months (or twelve (12) months in the case of termination on account of Disability or death) following the Participant’s termination. If a Participant commits an act of Cause, all vested and unvested Share Options shall be forfeited as of such date. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to a Share Option, the Shares covered by the unvested portion of the Share Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination, the Participant does not exercise a Share Option as to all of the vested Shares within the time specified by the Administrator, the Share Option will terminate, and remaining Shares covered by such Share Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.

(v)
Extension of Exercisability.   A Participant may not exercise a Share Option at any time that the issuance of Shares upon such exercise would violate Applicable Laws. Except as otherwise provided in the Award Agreement, if a Participant ceases to be a Service Provider for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-termination exercise period: (A) the exercise of the Participant’s Share Option would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Laws, or (B) the immediate sale of any Shares issued upon such exercise would violate the Company’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term.

(vi)
Beneficiary.   If a Participant dies while a Service Provider, the Share Option may be exercised following the Participant’s death by the Participant’s designated beneficiary, provided such beneficiary has been designated and received by the Administrator prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been properly designated by the Participant, then such Share Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Share Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(vii)
Shareholder Rights.   Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent or depositary of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Share Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 or the applicable Award Agreement.

(e)
Incentive Share Option Limitations.

(i)
Each Share Option will be designated in the Award Agreement as either an Incentive Share Option or a Nonqualified Share Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Share Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds US$100,000, such Share Options will be treated as Nonqualified Share Options. For purposes of this Section 7(e)(i), Incentive Share Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Share Option is granted.

(ii)
In the case of an Incentive Share Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Share Option granted to a Participant who, at the time the Incentive Share Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent, or any Subsidiary, the term of the Incentive Share Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii)
No Share Option shall be treated as an Incentive Share Option unless this Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Share Option intended to be an Incentive Share Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Share Option shall be treated as a Nonqualified Share Option unless and until such approval is obtained.

(iv)
In the case of an Incentive Share Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason a Share Option intended to be an Incentive Share Option (or any portion thereof) shall not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Share Option or portion thereof shall be regarded as a Nonqualified Share Option appropriately granted under this Plan.

8.
Share Appreciation Rights.   The Administrator, at any time and from time to time, may grant SARs to Service Providers. Each SAR shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a)
SAR Award Agreement.   Each SAR Award will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)
Number of Shares.   The Administrator will have complete discretion to determine the number of Shares subject to any SAR Award.

(c)
Exercise Price and Other Terms.   The per share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a SAR will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the exercise price for Shares subject to such SAR may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d)
Expiration of Share Appreciation Rights.   A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d) relating to the maximum term and exercise also will apply to SARs.

(e)
Payment of Share Appreciation Right Amount.   Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)
The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)
The number of Shares with respect to which the SAR is exercised.

(f)
Payment Form.   At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, other securities, or other property of equivalent value, or in some combination thereof.

(g)
Tandem Awards.   Any Share Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Share Options under this Plan). The Administrator also may award SARs to a Service Provider independent of any Share Option.

9.
Restricted Shares.   The Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the following limitations:

(a)
Restricted Share Agreement.   Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Shares may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company, its Parent, or any Subsidiary, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

(b)
Removal of Restrictions.   Unless the Administrator determines otherwise, Restricted Shares will be held by the Company as escrow agent until the restrictions on such Award have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)
Voting Rights.   During the Period of Restriction, a Participant holding Restricted Shares may exercise the voting rights applicable to those Shares, unless the Administrator determines otherwise.

(d)
Dividends and Other Distributions.   During the Period of Restriction, a Participant holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Restricted Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(e)
Transferability.   Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(f)
Return of Restricted Shares to Company.   On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

10.
Restricted Share Units (RSUs).   The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a)
RSU Award Agreement.   Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)
Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or Service), or any other basis determined by the Administrator in its discretion.

(c)
Earning Restricted Share Units.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)
Form and Timing of Payment.   Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in cash, Shares, other securities, other property, or a combination of both.

(e)
Voting and Dividend Equivalent Rights.   The holders of RSUs shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

(f)
Cancellation.   On the date set forth in the Award Agreement, all unearned RSUs will be forfeited to the Company.

11.
Other Share-Based Awards.   Other Share-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Share-Based Awards shall be made, the amount of such Other Share-Based Awards, and all other conditions of the Other Share-Based Awards including any dividend and/or voting rights.

12.
Vesting.

(a)
Vesting Conditions.   Each Award may or may not be subject to vesting, a Period of Restriction, and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. Vesting conditions may include Service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. An Award Agreement may provide for accelerated vesting upon certain specified events.

(b)
Performance Criteria.   The Administrator may establish performance-based conditions for an Award which may be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Subsidiaries as a whole or any business unit(s) of the Company and/or one or more Subsidiaries or any combination thereof, as the Administrator may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph. Any performance criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(c)
Default Vesting.   Unless otherwise set forth in an individual Award Agreement, each Award shall vest over a three (3) year period, with one-third (1/3) of the Award vesting on the first annual anniversary of the date of grant and the remaining portion vesting annually thereafter.

(d)
Leaves of Absence.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence and will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the employing Subsidiary, although any leave of absence not provided for in the applicable employee manual of the Company or employing Subsidiary needs to be approved by the Administrator, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Share Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or employing Subsidiary is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Share Option held by the Participant will cease to be treated as an Incentive Share Option and will be treated for federal tax purposes as a Nonqualified Share Option.

(e)
In the event a Service Provider’s regular level of time commitment in the performance of services for the Company, its Parent, or any Subsidiary is reduced (for example, and without limitation, if the Service Provider is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Service

Provider, the Administrator has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Service Provider will have no right with respect to any portion of the Award that is so reduced or extended.

13.
Non-Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant, although the Administrator, in its discretion, may permit Award transfers for purposes of estate planning or charitable giving. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.
Adjustments; Dissolution or Liquidation; Change in Control.

(a)
Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding awards, and the numerical limits in Section 4. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)
Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)
Change in Control.

(i)
In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the acquiring or successor corporation or a parent of the acquiring or successor corporation.

(ii)
Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including those as to which it would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. If a Share Option is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Share Option shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Share Option shall terminate upon the expiration of such period.

(iii)
For the purposes of this Section 14(c), the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common shares of the acquiring or successor corporation or its parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received, for each Share subject to the Award, to be solely common shares of the acquiring or successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks, or any other contingencies. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.
Taxes.

(a)
General.   It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan unless such obligations are satisfied.

(b)
Share Withholding.   To the extent that Applicable Laws subject a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company, its Parent, or a Subsidiary withhold all or a portion of any Share that otherwise would be issued to such Participant or by surrendering all or a portion of any Share that the Participant previously acquired. Such Share shall be valued on the date withheld or surrendered. Any payment of taxes by assigning Shares to the Company, its Parent, or a Subsidiary may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting, or other rules.

(c)
Discretionary Nature of Plan.   The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of Service for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

(d)
Code Section 409A.   Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled, or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

(e)
Deferral of Award Settlement.   The Administrator, in its discretion, may permit selected Participants to elect to defer distributions of Restricted Shares or RSUs in accordance with procedures established by the Administrator to assure that such deferrals comply with applicable requirements of the Code. Any deferred distribution, whether elected by the Participant or specified by the Award Agreement or the Administrator, shall comply with Code Section 409A, to the extent applicable.

(f)
Limitation on Liability.   Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

16.
No Rights as a Service Provider.   Neither the Plan, nor an Award Agreement, nor any Award shall confer upon a Participant any right with respect to continuing a relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company, its Parent, or any Subsidiary to terminate such relationship at any time, with or without cause.

17.
Recoupment Policy.   All Awards granted under the Plan, all amounts paid under the Plan and all Shares issued under the Plan shall be subject to recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, the U.S. Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards.

18.
Amendment and Termination of the Plan.

(a)
Amendment and Termination.   The Board may at any time amend, alter, suspend, or terminate the Plan.

(b)
Shareholder Approval.   The Company may obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards.

(c)
Effect of Amendment or Termination.   No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.
Conditions Upon Issuance of Shares.

(a)
Legal Compliance.   Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
Investment Representations.   As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

20.
Severability.   Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

21.
Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.
Shareholder Approval.   The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. All Awards hereunder are contingent on approval of the Plan by shareholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the shareholders within twelve (12) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.

23.
Choice of Law.   The Plan will be governed by and construed in accordance with the internal laws of Province of Ontario, Canada, without reference to any choice of law principles.

24.
Effective Date.

(a)
The Plan shall be effective as of                   , 20  , the date on which the Plan was adopted by the Board and the Company’s shareholders (the “Effective Date”).

(b)
Unless terminated earlier under Section 18, this Plan shall terminate on             , 20  , ten years after the Effective Date.

Annex F
PRIVATE AND CONFIDENTIAL
March 18, 2023
Board of Directors
Newcourt Acquisition Corp.
2201 Broadway, Suite 705
Oakland, CA 94612
Dear Members of the Board:
We understand that Newcourt Acquisition Corp. (the “Company” or the “SPAC”) has entered into a Business Combination Agreement dated as of January 9, 2023, as amended by that certain Amending Agreement dated as of February 15, 2023 (as so amended, the “Agreement”), by and among the Company, Newcourt SPAC Sponsor LLC (the “Sponsor”), Psyence Group Inc. (the “Parent” or the “Seller”) and Psyence Biomed Corp. (the “Target”) whereby (i) a wholly owned subsidiary of the Target will merge with and into the Company, and (ii) certain of the Class A Ordinary Shares of the Company (the “SPAC Class A Stock”) and certain of the Class B Ordinary Shares of the Company (the “SPAC Class B Stock”) will be converted into common shares of the Target (the “Transaction”).
We further understand that you (the “Board”) (i) will be considering certain financial aspects of the proposed Transaction, among other matters, and (ii) have requested our opinion (“Opinion”) for the Board’s consideration, in connection with its decision as to whether or not the Company should consummate the Transaction, as to whether the Target’s implied valuation in the Transaction of USD$50,000,000 (as also defined in the Agreement, the “Target Value”) is fair, from a financial point of view, to the Company. We have not been engaged to serve as the financial advisor to the Company or the Board, and we were not involved in the negotiation or structuring of the Transaction.
In connection with preparing this Opinion, we have (i) reviewed the financial terms of the Agreement, (ii) reviewed certain historical and current financial and business information provided to us by the Parent, with the most recent financial statements that we reviewed being the Parent’s audited consolidated (a) income statements for the nine-month and three-month periods ended December 31, 2022, and (b) balance sheet as of December 31, 2022, (iii) discussed the Target’s historical, current and projected operations, financial condition and prospects with the Parent’s senior management, (iv) prepared certain financial analyses that were discussed with the Company’s senior management and the Parent’s senior management, based on certain narrated assumptions, projections, forecasts and other information furnished to us, or otherwise adopted, by the Parent’s senior management, (v) reviewed certain publicly available business and financial information concerning the industry in which the Target operates, (vi) compared the financial and operating performance of the Parent with publicly available information concerning certain other companies we deemed relevant, (vii) reviewed certain other information prepared by the Parent’s senior management relating to the Target and its prospective business, and (viii) performed such other financial analyses and inquiries, and considered such other factors and information, as we deemed appropriate for the purposes of this Opinion.
In arriving at our opinion, we have, with your consent, (i) relied upon and assumed the accuracy and completeness of all information or data (financial or otherwise) that was publicly available or was furnished to, or discussed with, us by the SPAC (with respect to information about the SPAC only), the Parent or the Target or otherwise reviewed by us without independent verification, (ii) relied upon the assurances of the Parent’s senior management that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect, (iii) with respect to clauses (i) and (ii) of this paragraph, assumed no responsibility for independently verifying any such information or data, or its accuracy or completeness, (iv) not been provided with any valuation or appraisal of any assets or

F-1

liabilities (contingent, derivative, off-balance sheet or otherwise), nor have we made any physical inspection of the Target’s properties or assets, (v) not evaluated the solvency or fair value of the SPAC or the Target under any state or federal laws relating to bankruptcy, insolvency or similar matters, (vi) assumed the accuracy and completeness of all narrated assumptions, projections, forecasts and other information that were furnished to us, or otherwise adopted, by the Parent for our use, and that such assumptions, projections, forecasts and other information have been reasonably prepared, considered or otherwise adopted by the Parent based on the best currently available estimates and good faith judgments by the Parent’s senior management, (vii) assumed that the Transaction will be consummated as described in the Agreement, without waiver, modification or amendment of any material term, condition or agreement therein that is material to our analysis, (ix) assumed that the representations and warranties made by the parties to the Agreement are and will be true and correct in all respects material to our analysis, (x) assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the SPAC, the Target or the contemplated benefits of the Transaction, (xi) assumed that the Transaction will not violate any applicable federal or state statutes, rules or regulations, (xii) assumed that the Target will execute on its business plan in accordance with the narrated assumptions, projections, forecasts and other information furnished to us, or otherwise adopted, by the Parent for our use, (xiii) relied upon the assessments of the Parent’s senior management as to the potential impact of market, governmental and regulatory trends and developments relating to, or affecting, the Target and its business, (xiv) assumed that the conditions to consummation of the Transaction as set forth in Article IV of the Agreement will be satisfied, including the condition requiring at least $20,000,000 of Available Closing Date Cash (as defined in the Agreement), (xv) assumed that the Target will continue to receive support from the Parent in accordance with past practice and the Target’s business plans, including with respect to manufacturing, information technology, administrative and related services, and (xvi) assumed that the appointment of a receiver with respect to Silicon Valley Bank by the U.S. Federal Deposit Insurance Corporation on March 10, 2023, will not have any material effect on the matters set forth in this Opinion. We are not legal, regulatory, accounting, tax, technology or science advisors or experts, and have relied on the assessments made by the other advisors to the SPAC, if any, with respect to such issues. We have assumed that the Board has obtained or will obtain such advice as it deems necessary or appropriate from competent legal, regulatory, accounting, technology, science and other professionals, that such advice is sound and reasonable, and that each of the Board and the SPAC has acted or will act in accordance therewith. Further, we are not responsible for any conclusions based on erroneous or incomplete information provided to us.
Our Opinion is necessarily based on business, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that (i) financial markets are subject to volatility, (ii) this Opinion does not purport to address potential developments in applicable financial markets, (iii) subsequent developments may affect this Opinion, and (iv) we do not have any obligation to update, revise or reaffirm this Opinion, or to deliver a new opinion with regard to the Transaction, except to the extent set forth in our engagement letter with the SPAC (which such engagement letter governs the terms of our services to the SPAC) (as may be amended, the “Engagement Letter”). We express no view or opinion as to any terms or other aspects, or implications, of the Transaction, including, without limitation (and where applicable, other than assuming the consummation thereof), of any financing provided by third parties; the PIPE Investment (as defined in the Agreement); the Lock-Up Agreements (as defined in the Agreement); the Sponsor Support Agreement (as defined in the Agreement); the Parent Shareholder Support Agreement (as defined in the Agreement); the form or structure of the Transaction; what the value of the Parent, the Target, the SPAC Class A Stock or the SPAC Class B Stock (or any other securities of the SPAC) actually will be upon the consummation of the Transaction; the prices at which shares of the Target, the SPAC Class A Stock or the SPAC Class B Stock (or any other securities of the Parent, the Target or the SPAC) may trade, or be purchased or sold, at any time; or any transactions, agreements or arrangements between or among any SPAC Insiders (as defined in the Agreement), on the one hand, and the Parent and/or the Target, on the other hand.
We express no opinion as to the fairness of any aspect of the Transaction to, or any consideration to be received in connection with the Transaction by, (i) the Sponsor, (ii) any officer, director or affiliate of the SPAC or the Sponsor, (iii) any holder of SPAC Class A Stock, (iv) any holder of SPAC Class B Stock, (v) the Parent or its shareholders, or (vi) the creditors of the SPAC. Further, we express no opinion as to the underlying decision by the SPAC to engage in the Transaction or the merits of the Transaction in comparison to other strategies or transactions that might be available to the SPAC or in which the SPAC might engage.

F-2

We have taken the foregoing facts and assumptions into account when determining the meaning of “fairness” for purposes of this Opinion.
We have provided certain services to the SPAC with respect to the proposed Transaction and will receive certain fees from the SPAC in connection with this Opinion, a portion of which was paid to us in connection with the execution of the Engagement Letter, another portion of which shall be paid to us upon distribution of the proxy or registration statement to the SPAC’s shareholders, and the balance of which shall be paid to us upon the closing of the Transaction. In addition, (i) the SPAC has agreed to indemnify us for certain liabilities, and reimburse us for certain expenses, arising out of our engagement and this Opinion, and (ii) we may seek or be requested to provide certain services to the SPAC, the Parent, the Target and their respective affiliates in the future, for which we would expect to receive compensation. As of the date of this Opinion, however, we are not engaged to provide any services to the Parent or the Target in connection with the Transaction or any other matter, and during the two years preceding the date of this Opinion, we have not had provided any services to the Parent or the Target. The SPAC’s obligations to pay our fees, reimburse our expenses and indemnify us are not contingent upon the conclusions set forth in this Opinion.
This Opinion is provided to the Board as only one input in connection with, and for the purpose of its evaluation of, the Transaction. This Opinion does not constitute a recommendation to the Board or any holder of the SPAC’s securities as to how any Board member or such holder, or any other person, should act or vote with respect to the Transaction or any other matter. Further, this Opinion should not be construed as creating any fiduciary duty on our part to the Board, the SPAC, any holder of the SPAC’s securities, any creditor of the SPAC or any other party. This Opinion is being provided to the Board subject to the express understanding that our obligations are solely corporate obligations, and that no officer, director, employee or owner of RNA Advisors, LLC shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by, or on behalf of, the SPAC or its affiliates. This Opinion may not be disclosed, referred to, quoted or communicated (in whole or in part) to any third party for any purpose whatsoever, except in accordance with the terms of our Engagement Letter. For the avoidance of doubt, in accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.
On the basis of, subject to and in reliance on the foregoing, it is our opinion that, as of the date hereof, the Target Value is fair, from a financial point of view, to the SPAC.
Very truly yours,

F-3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers

The OBCA governs the indemnification of directors and officers of a corporation and provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation shall not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. If the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, a corporation shall not indemnify an individual unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.
The Company will enter into indemnification agreements with each director and officer of the corporation in the form filed as Exhibit 10.6 to this registration statement in accordance with the provisions of the OBCA cited above, which are incorporated into such agreements. Under the indemnification agreements the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the individual did not act honestly and in good faith and with a view to the best interests of the corporation or that the individual had reasonable cause to believe that his or her conduct was unlawful. To the extent permissible by law, there shall be a presumption that the individual acted honestly and in good faith and with a view to the best interests of the corporation and that the individual had no reasonable cause to believe that his or her conduct was unlawful in the absence of fraud unless a question of law is involved.
In addition, we maintain, and are obligated to establish and maintain for at least six years, standard and tail policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21.   Exhibits and Financial Statement Schedules
Exhibit Number	Description
2.1#	Business Combination Agreement, dated as of January 9, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc. and Psyence Biomed Corp. (incorporated by reference to Exhibit 2.1 to Newcourt Acquisition Corp’s Form 8-K, File No. 001-40929, filed with the SEC on January 13, 2023).
2.2#	Amended and Restated Business Combination Agreement, dated as of July 31, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (included as Annex A to the proxy statement/prospectus).
3.1*	Articles of Incorporation of Pubco, as registered on June 29, 2023.
3.2	Certificate of Incorporation of Pubco (included as Annex B to the proxy statement/prospectus).
3.3	Amended and Restated By-laws of Pubco (included as Annex C to this proxy statement/prospectus).
3.4**	Specimen Share Certificate of Pubco.
4.1**	Specimen Warrant Certificate of Pubco.
5.1**	Legal Opinion of WeirFoulds LLP.
5.1A**	Legal Opinion of McDermott Will & Emery LLP.
8.1**	Opinion of McDermott Will & Emery LLP regarding certain U.S. federal income tax matters.
10.1*	Letter Agreement, dated as of February 9, 2023, by and between Newcourt Acquisition Corp. and J.V.B. Financial Group LLC.
10.2**	Form of Lock-up Agreement.
10.3**	Sponsor Support Agreement.
10.4**	Parent Support Agreement.
10.5##	Research IP Agreement, by and between Psyence and Filament.
10.6##	Commercial IP Term Sheet, by and between Psyence and Filament.
23.1**	Consent of MNP LLP.
23.2**	Consent of Citrin Cooperman & Company, LLP.
23.3**	Consent of WeirFoulds LLP (to be included in Exhibit 5.1).
23.4**	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1A).
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
99.1**	Form of Proxy Card for Newcourt Acquisition Corp’s Special Meeting of Shareholders.
99.2*	Consent of Marc Balkin (Director nominee) to be named as a director.
99.3*	Consent of Chris Bull (Director nominee) to be named as a director.
99.4**	Consent of Seth Feuerstein (Director nominee) to be named as a director.
99.5*	Consent of RNA Advisors, LLC.
107*	Filing Fee Table.

*
Previously filed.

**
Filed herewith.

***
To be filed by amendment.

#
Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

##
Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario on November 3, 2023.
PSYENCE BIOMEDICAL LTD
By:	/s/ Dr. Neil Maresky
	Name:	Dr. Neil Maresky
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Dr. Neil Maresky Dr. Neil Maresky	Director and Chief Executive Officer (Principal Executive Officer)	November 3, 2023
/s/ Warwick Corden-Lloyd Warwick Corden-Lloyd	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2023
/s/ Jody Aufrichtig Jody Aufrichtig	Director	November 3, 2023

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this registration statement on Form F-4 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on November 3, 2023.
PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative